PROSPECTUS SUPPLEMENT
(To Prospectus dated July 11, 2007)

$2,800,313,000 (Approximate)
LEHMAN XS TRUST
Mortgage Pass-Through Certificates, Series 2007-15N

[AURORA LOGO]

Lehman Brothers Holdings Inc.	Aurora Loan Services LLC
Sponsor and Seller	Master Servicer

Lehman XS Trust, Series 2007-15N	Structured Asset Securities Corporation
Issuing Entity	Depositor

Consider carefully the risk factors beginning on page [S-27] of this prospectus supplement and on page 6 of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page [S-137] in this prospectus supplement and the index of principal terms beginning on page 187 in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

The trust fund will issue certificates including the following classes offered hereby:

●      Multiple classes of senior certificates including interest-only and exchangeable certificates

●      Multiple classes of subordinate certificates, including principal-only certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts (or class notional amounts) and interest rates, in the table under “The Offered Certificates” on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-1 and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

Principal and interest will be payable monthly on the certificates, as described in this prospectus supplement. The first expected distribution date will be August 27, 2007. Credit enhancement for the offered certificates includes excess interest, overcollateralization, subordination, loss allocation and limited cross-collateralization features. The Class 1-A1, Class 1-A2, Class 1-A3, Class 1C-A1, Class 1C-A2, Class 1C-A3, Class 2-A1, Class 2-A2 and Class 2-A3 Certificates will have the benefit of an interest rate swap agreement provided by HSBC Bank USA, National Association. Amounts payable under the interest rate swap agreement will be available to pay certain interest shortfalls, maintain overcollateralization and repay certain losses of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1C-A1, Class 1C-A2, Class 1C-A3, Class 2-A1, Class 2-A2 and Class 2-A3 Certificates. The Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates will each have the benefit of a deferred interest cap agreement provided by Lehman Brothers Special Financing Inc. The Class 1-A1, Class 1-A2, Class 1-A3, Class 1C-A1, Class 1C-A2, Class 1C-A3, Class 2-A1, Class 2-A2 and Class 2-A3 Certificates will have the benefit of an interest rate cap agreement provided by HSBC Bank USA, National Association, as described in this prospectus supplement. The Class 3-A2 and Class 4-A3 Certificates will have the benefit of a certificate guaranty insurance policy issued by Ambac Assurance Corporation.

The assets of the trust fund will consist primarily of five pools of conventional, first lien, adjustable rate and hybrid, fully amortizing and balloon, negative amortization residential mortgage loans that were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc., as underwriter, from Structured Asset Securities Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be 100.00% of their initial total class principal amount before deducting expenses.

On or about July 31, 2007, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, and upon request, through Clearstream Banking Luxembourg and the Euroclear System.

Underwriter:
LEHMAN BROTHERS
The date of this prospectus supplement is July 30, 2007.

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized, or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than ˆ43,000,000 and (3) an annual net turnover of more than ˆ50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

S-i

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S-ii

TABLE OF CONTENTS

Summary of Terms	S-5
Parties	S-5
The Certificates	S-6
The Mortgage Loans	S-24
Financing	S-34
Tax Status	S-34
ERISA Considerations	S-34
Legal Investment Considerations	S-35
Ratings of the Certificates	S-35
Risk Factors	S-36
Glossary of Defined Terms	S-73
Description of the Certificates	S-73
General	S-73
Book-Entry Registration	S-75
Distributions of Interest	S-76
Determination of LIBOR	S-81
Distributions of Principal	S-82
Exchangeable Certificates	S-89
The Interest Rate Cap Agreement	S-91
HSBC Bank USA, National Association	S-91
The Deferred Interest Cap Agreements	S-92
Lehman Brothers Special Financing Inc.	S-93
Distributions Related to the Deferred Interest Cap Agreements	S-93
The Class AP-I and Class AP-II Certificates	S-93
Credit Enhancement	S-94
The Supplemental Interest Trust	S-103
Optional Purchase of the Mortgage Loans	S-106
Fees and Expenses of the Trust Fund	S-107
Description of the Mortgage Pools	S-108
General	S-108
The Pool 1 Mortgage Loans	S-113
The Pool 1C Mortgage Loans	S-114
The Pool 2 Mortgage Loans	S-114
The Pool 3 Mortgage Loans	S-115
The Pool 4 Mortgage Loans	S-115
Static Pool Information	S-116
Material Legal Proceedings	S-117
Affiliations and Relationships	S-117
Additional Information	S-118
The Sponsor	S-118
The Depositor	S-118
The Custodians	S-118
Origination of the Mortgage Loans and Underwriting Guidelines	S-119
GreenPoint Mortgage Funding, Inc.	S-120
American Home Mortgage Corp.	S-123
Lehman Brothers Bank, FSB.	S-127
Countrywide Home Loans, Inc.	S-131
Residential Funding Company, LLC.	S-138
The Master Servicer	S-143
The Servicers	S-143
Aurora Loan Services LLC	S-144
GreenPoint Mortgage Funding, Inc.	S-144
GMAC Mortgage, LLC	S-146
Countrywide Home Loans Servicing LP.	S-148
Residential Funding Company, LLC.	S-151
American Home Mortgage Servicing, Inc.	S-161
Administration of the Trust Fund	S-163
Servicing and Administrative Responsibilities	S-163
Trust Accounts	S-166
Example of Distributions	S-167
Mortgage Loan Servicing	S-168
General	S-168
Servicing Accounts	S-169
Servicing Compensation and Payment of Expenses	S-169
Waiver or Modification of Mortgage Loan Terms	S-170
Prepayment Interest Shortfalls	S-170
Advances	S-170
Collection of Taxes, Assessments and Similar Items	S-171
Insurance Coverage	S-171
Evidence as to Compliance	S-171
Master Servicer Default; Servicer Default	S-172
Amendment of the Servicing Agreements	S-172
Custody of the Mortgage Files	S-172
The Trust Agreement	S-173
General	S-173
The Issuing Entity	S-173
The Trustee	S-174
Assignment of Mortgage Loans	S-175
Representations and Warranties	S-176
Certain Matters Under the Trust Agreement	S-177
Reports to Certificateholders	S-181
Voting Rights	S-183
Yield, Prepayment and Weighted Average Life	S-184
General	S-184
Sensitivity of the Class 3-AX, Class 4-AX, Class M8-I and Class M9-I Certificates.	S-189
Overcollateralization	S-191
Subordination of Certain Certificates	S-191
Weighted Average Life	S-191
The Certificate Insurance Policy	S-193
The Policy	S-193
Payment of Preference Amounts	S-195
The Certificate Insurer.	S-195
Ambac Assurance Corporation and Subsidiaries	S-196
Material Federal Income Tax Considerations	S-197
General	S-197
Tax Treatment of the Offered Certificates	S-198
Additional Considerations for the Exchangeable Certificates	S-201
Legal Investment Considerations	S-202
ERISA Considerations	S-202
Use of Proceeds	S-204
Underwriting	S-204
Experts	S-205
Legal Matters	S-205
Ratings	S-205
Glossary of Defined Terms	S-207
Annex A: Certain Characteristics of the Mortgage
Loans	S-A-1
Annex B-1: Assumed Mortgage Loan
Characteristics	S-B-1-1
Annex B-2: Principal Amount Decrement Tables	S-B-2-1
Annex C: Prepayment Curves	S-C-1
Annex D: Interest Rate Cap Agreement Schedule	S-D-1
Annex E: Swap Agreement Scheduled Notional Amounts
and Rates of Payment	S-E-1
Annex F: Available Exchange Combinations	S-F-1

S-iii

The Offered Certificates

The certificates consist of the classes of certificates listed in the tables below, together with the Class X-I, Class X-II, Class AP-I, Class AP-II, Class C-I, Class C-II and Class R Certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	Related Mortgage Pool	Related Mortgage Group	Class Principal Amount or Class Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(4)	Principal Type	Interest Rate Type	Initial Certificate Ratings(5)
									S&P	Fitch	Moody’s

1-A1	1	I	$150,189,000	5.620%	LIBOR plus 0.300%(6)	LIBOR plus 0.600%(6)	Super Senior	Variable	AAA	N/A	Aaa
1-A2(9)	1	I	$55,609,000	5.720%	LIBOR plus 0.400%(6)	LIBOR plus 0.800%(6)	Senior Support	Variable	AAA	N/A	Aaa
1-A3(9)	1	I	$22,866,000	5.820%	LIBOR plus 0.500%(6)	LIBOR plus 1.000%(6)	Senior Support	Variable	AAA	N/A	Aaa
1C-A1	1C	I	$154,841,000	5.620%	LIBOR plus 0.300%(6)	LIBOR plus 0.600%(6)	Super Senior	Variable	AAA	N/A	Aaa
1C-A2(9)	1C	I	$57,331,000	5.720%	LIBOR plus 0.400%(6)	LIBOR plus 0.800%(6)	Senior Support	Variable	AAA	N/A	Aaa
1C-A3(9)	1C	I	$23,574,000	5.820%	LIBOR plus 0.500%(6)	LIBOR plus 1.000%(6)	Senior Support	Variable	AAA	N/A	Aaa
2-A1	2	I	$380,868,000	5.570%	LIBOR plus 0.250%(6)	LIBOR plus 0.500%(6)	Super Senior	Variable	AAA	N/A	Aaa
2-A2(9)	2	I	$141,018,000	5.720%	LIBOR plus 0.400%(6)	LIBOR plus 0.800%(6)	Senior Support	Variable	AAA	N/A	Aaa
2-A3(9)	2	I	$57,987,000	5.820%	LIBOR plus 0.500%(6)	LIBOR plus 1.000%(6)	Senior Support	Variable	AAA	N/A	Aaa
AF2	1, 1C & 2	I	$253,958,000	5.720%	LIBOR plus 0.400%(6)	LIBOR plus 0.800%(6)	Senior, Exchangeable	Variable	AAA	N/A	Aaa
AF3	1, 1C & 2	I	$104,427,000	5.820%	LIBOR plus 0.500%(6)	LIBOR plus 1.000%(6)	Senior, Exchangeable	Variable	AAA	N/A	Aaa
3-A1	3	II	$332,519,000	5.570%	LIBOR plus 0.250%(6)	LIBOR plus 0.500%(6)	Super Senior	Variable	AAA	AAA	Aaa
3-A2	3	II	$221,679,000	5.570%	LIBOR plus 0.250%(6)	LIBOR plus 0.500%(6)	Senior Support	Variable	AAA	AAA	Aaa
3-AX(7)	3	II	$277,099,000	(7)	(7)	(7)	(7)	Variable	AAA	AAA	Aaa
4-A1(9)	4	II	$649,329,000	6.220%	LIBOR plus 0.900%(6)	LIBOR plus 1.800%(6)	Super Senior	Variable	AAA	AAA	Aaa
4-A2A	4	II	$166,970,000	5.770%	LIBOR plus 0.450%(6)	LIBOR plus 0.900%(6)	Senior Support	Variable	AAA	AAA	Aaa
4-A2B	4	II	$18,552,000	5.920%	LIBOR plus 0.600%(6)	LIBOR plus 1.200%(6)	Senior Support	Variable	AAA	AAA	Aaa
4-A3	4	II	$92,761,000	5.720%	LIBOR plus 0.400%(6)	LIBOR plus 0.800%(6)	Senior Support	Variable	AAA	AAA	Aaa
4-AX(7)	4	II	$463,806,000	(7)	(7)	(7)	(7)	Variable	AAA	AAA	Aaa
4-A1A	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1B	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1C	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1D	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1E	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1F	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1G	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1H	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1IA(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1IB(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1IC(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1ID(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1IE(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1IF(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1IG(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1IH(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
M1-I	1, 1C & 2	I	$17,147,000	6.320%	LIBOR plus 1.000%(6)	LIBOR plus 1.500%(6)	Subordinated	Variable	AA+	N/A	Aa1
M2-I	1, 1C & 2	I	$14,861,000	6.570%	LIBOR plus 1.250%(6)	LIBOR plus 1.875%(6)	Subordinated	Variable	AA	N/A	Aa2
M3-I	1, 1C & 2	I	$8,573,000	6.820%	LIBOR plus 1.500%(6)	LIBOR plus 2.250%(6)	Subordinated	Variable	AA-	N/A	Aa3
M4-I	1, 1C & 2	I	$8,573,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	A+	N/A	A1
M5-I	1, 1C & 2	I	$7,430,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	A	N/A	A2
M6-I	1, 1C & 2	I	$6,859,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	A-	N/A	A3
M7-I	1, 1C & 2	I	$6,859,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	BBB+	N/A	Baa1
M8-I	1, 1C & 2	I	$6,859,000	(8)	(8)	(8)	Subordinated	(8)	BBB	N/A	Baa2
M9-I	1, 1C & 2	I	$12,574,000	(8)	(8)	(8)	Subordinated	(8)	BB-	N/A	Baa3
M1-II	3 & 4	II	$66,551,000	6.120%	LIBOR plus 0.800%(6)	LIBOR plus 1.200%(6)	Subordinated	Variable	N/A	AA+	Aa1
M2-II	3 & 4	II	$26,114,000	6.320%	LIBOR plus 1.000%(6)	LIBOR plus 1.500%(6)	Subordinated	Variable	N/A	AA	Aa2
M3-II	3 & 4	II	$14,321,000	6.820%	LIBOR plus 1.500%(6)	LIBOR plus 2.250%(6)	Subordinated	Variable	N/A	AA-	Aa3
M4-II	3 & 4	II	$16,005,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	N/A	A+	A1
M5-II	3 & 4	II	$18,533,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	N/A	A	A2
M6-II	3 & 4	II	$13,478,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	N/A	A-	A3
M7-II	3 & 4	II	$11,793,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	N/A	BBB+	Baa1
M8-II	3 & 4	II	$9,266,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	N/A	BBB	Baa2
M9-II	3 & 4	II	$8,424,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	N/A	BBB-	Baa3

(1)    These balances are approximate, as described in this prospectus supplement.

(2)    Reflects the interest rate as of the closing date.

(3)   Reflects the summary interest rate formula up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans in pool 1, pool 1C and pool 2 (in the aggregate) or in pool 3 and pool 4 (in the aggregate) as described in this prospectus supplement under “Description of the Certificates—Optional Purchase of the Mortgage Loans.”

(4)    Reflects the summary interest rate formula after the option to purchase the applicable mortgage loans is not exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement under “Description of the Certificates—Optional Purchase of the Mortgage Loans.”

(5)    The designation “N/A” means that the specified rating agency will not publicly rate this class of certificates.

(6)    Subject to the applicable net funds cap, as described in this prospectus supplement under “Summary of Terms—The Certificates—Interest Payments—Amounts Available for Interest Payments.”

(7)    The Class 3-AX and Class 4-AX Certificates are interest-only certificates that will bear interest at a variable rate, as described in this prospectus supplement. The Class 3-AX Certificates are not entitled to payments of principal and will accrue interest on a notional amount equal to 50% of the aggregate outstanding class principal amount of the Class 3-A1 and Class 3-A2 Certificates immediately preceding such distribution date. Interest on the Class 3-AX Certificates will accrue at a rate equal to the product of (A) (x) the weighted average of the net mortgage rates for the pool 3 mortgage loans as of the first day of the related collection period minus (y) the sum of (a) the product of (i) LIBOR plus 0.31% per annum through the pool 3-4 initial optional termination date or LIBOR + 0.62% per annum after the pool 3-4 initial optional termination date and (ii) a fraction, the numerator of which is the actual number of days in the related accrual period for the pool 3 senior certificates and the denominator of which is 30 and (b) a fraction, the numerator of which is (I) the product of (A) a fraction, the numerator of which is the actual number of days in the related accrual period for the pool 3 senior certificates and the denominator of which is 30 and (B) the applicable premium percentage multiplied by the class principal amount of the Class 3-A2 Certificates, and the denominator of which is (II) the aggregate class principal amount of the pool 3 senior certificates (B) 100% through and including the distribution date in July 2009 or 20% following the distribution date in July 2009. The Class 4-AX Certificates are not entitled to payments of principal and will accrue interest on a notional amount equal to 50% of the aggregate outstanding class principal amount of the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates (calculated for such purpose for the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates assuming the class principal amount of each such class has been increased by the cap deferred interest amount with respect to such classes, notwithstanding the reimbursement of such amount from the related deferred interest cap agreement) immediately preceding such distribution date. Interest on the Class 4-AX Certificates will accrue at a rate equal to the product of (A) (x) the weighted average of the net mortgage rates for the pool 4 mortgage loans as of the first day of the related collection period minus (y) the sum of (a) the product of (i) LIBOR plus 0.83% per annum through the pool 3-4 initial optional termination date or LIBOR + 1.66% per annum after the pool 3-4 initial optional termination date and (ii) a fraction, the numerator of which is the actual number of days in the related accrual period for the pool 4 senior certificates and the denominator of which is 30 and (b) a fraction, the numerator of which is (I) the product of (A) a fraction, the numerator of which is the actual number of days in the related accrual period for the pool 4 senior certificates and the denominator of which is 30 and (B) the applicable premium percentage multiplied by the class principal amount of the Class 4-A3 Certificates, and the denominator of which is (II) the aggregate class principal amount of the pool 4 senior certificates and (B) 100% through and including the distribution date in July 2009 or 20% following the distribution date in July 2009.

(8)    The Class M8-I and Class M9-I Certificates are principal-only certificates and will not be entitled to any distributions of interest.

(9)    These classes of certificates are exchange certificates. Certain combinations of exchange certificates can be exchanged for corresponding exchangeable certificates, as described in this prospectus supplement.

(10)   These classes of certificates are exchangeable certificates for which certain combinations of exchange certificates can be exchanged.

(11)   These classes of certificates are interest-only exchangeable certificates for which certain combinations of exchange certificates can be exchanged.

The offered certificates will also have the following characteristics:

Class	Related Mortgage Pool	Related Mortgage Group	Class Principal Amount or Class Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(4)	Principal Type	Interest Rate Type	Initial Certificate Ratings(5)
									S&P	Fitch	Moody’s

1-A1	1	I	$150,189,000	5.620%	LIBOR plus 0.300%(6)	LIBOR plus 0.600%(6)	Super Senior	Variable	AAA	N/A	Aaa
1-A2(9)	1	I	$55,609,000	5.720%	LIBOR plus 0.400%(6)	LIBOR plus 0.800%(6)	Senior Support	Variable	AAA	N/A	Aaa
1-A3(9)	1	I	$22,866,000	5.820%	LIBOR plus 0.500%(6)	LIBOR plus 1.000%(6)	Senior Support	Variable	AAA	N/A	Aaa
1C-A1	1C	I	$154,841,000	5.620%	LIBOR plus 0.300%(6)	LIBOR plus 0.600%(6)	Super Senior	Variable	AAA	N/A	Aaa
1C-A2(9)	1C	I	$57,331,000	5.720%	LIBOR plus 0.400%(6)	LIBOR plus 0.800%(6)	Senior Support	Variable	AAA	N/A	Aaa
1C-A3(9)	1C	I	$23,574,000	5.820%	LIBOR plus 0.500%(6)	LIBOR plus 1.000%(6)	Senior Support	Variable	AAA	N/A	Aaa
2-A1	2	I	$380,868,000	5.570%	LIBOR plus 0.250%(6)	LIBOR plus 0.500%(6)	Super Senior	Variable	AAA	N/A	Aaa
2-A2(9)	2	I	$141,018,000	5.720%	LIBOR plus 0.400%(6)	LIBOR plus 0.800%(6)	Senior Support	Variable	AAA	N/A	Aaa
2-A3(9)	2	I	$57,987,000	5.820%	LIBOR plus 0.500%(6)	LIBOR plus 1.000%(6)	Senior Support	Variable	AAA	N/A	Aaa
AF2	1, 1C & 2	I	$253,958,000	5.720%	LIBOR plus 0.400%(6)	LIBOR plus 0.800%(6)	Senior, Exchangeable	Variable	AAA	N/A	Aaa
AF3	1, 1C & 2	I	$104,427,000	5.820%	LIBOR plus 0.500%(6)	LIBOR plus 1.000%(6)	Senior, Exchangeable	Variable	AAA	N/A	Aaa
3-A1	3	II	$332,519,000	5.570%	LIBOR plus 0.250%(6)	LIBOR plus 0.500%(6)	Super Senior	Variable	AAA	AAA	Aaa
3-A2	3	II	$221,679,000	5.570%	LIBOR plus 0.250%(6)	LIBOR plus 0.500%(6)	Senior Support	Variable	AAA	AAA	Aaa
3-AX(7)	3	II	$277,099,000	(7)	(7)	(7)	(7)	Variable	AAA	AAA	Aaa
4-A1(9)	4	II	$649,329,000	6.220%	LIBOR plus 0.900%(6)	LIBOR plus 1.800%(6)	Super Senior	Variable	AAA	AAA	Aaa
4-A2A	4	II	$166,970,000	5.770%	LIBOR plus 0.450%(6)	LIBOR plus 0.900%(6)	Senior Support	Variable	AAA	AAA	Aaa
4-A2B	4	II	$18,552,000	5.920%	LIBOR plus 0.600%(6)	LIBOR plus 1.200%(6)	Senior Support	Variable	AAA	AAA	Aaa
4-A3	4	II	$92,761,000	5.720%	LIBOR plus 0.400%(6)	LIBOR plus 0.800%(6)	Senior Support	Variable	AAA	AAA	Aaa
4-AX(7)	4	II	$463,806,000	(7)	(7)	(7)	(7)	Variable	AAA	AAA	Aaa
4-A1A	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1B	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1C	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1D	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1E	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1F	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1G	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1H	4	II	$649,329,000	(10)	(10)	(10)	Senior, Exchangeable	Variable	AAA	AAA	Aaa
4-A1IA(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1IB(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1IC(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1ID(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1IE(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1IF(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1IG(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
4-A1IH(11)	4	II	$649,329,000	(11)	(11)	(11)	(11)	Variable	AAA	AAA	Aaa
M1-I	1, 1C & 2	I	$17,147,000	6.320%	LIBOR plus 1.000%(6)	LIBOR plus 1.500%(6)	Subordinated	Variable	AA+	N/A	Aa1
M2-I	1, 1C & 2	I	$14,861,000	6.570%	LIBOR plus 1.250%(6)	LIBOR plus 1.875%(6)	Subordinated	Variable	AA	N/A	Aa2
M3-I	1, 1C & 2	I	$8,573,000	6.820%	LIBOR plus 1.500%(6)	LIBOR plus 2.250%(6)	Subordinated	Variable	AA-	N/A	Aa3
M4-I	1, 1C & 2	I	$8,573,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	A+	N/A	A1
M5-I	1, 1C & 2	I	$7,430,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	A	N/A	A2
M6-I	1, 1C & 2	I	$6,859,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	A-	N/A	A3
M7-I	1, 1C & 2	I	$6,859,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	BBB+	N/A	Baa1
M8-I	1, 1C & 2	I	$6,859,000	(8)	(8)	(8)	Subordinated	(8)	BBB	N/A	Baa2
M9-I	1, 1C & 2	I	$12,574,000	(8)	(8)	(8)	Subordinated	(8)	BB-	N/A	Baa3
M1-II	3 & 4	II	$66,551,000	6.120%	LIBOR plus 0.800%(6)	LIBOR plus 1.200%(6)	Subordinated	Variable	N/A	AA+	Aa1
M2-II	3 & 4	II	$26,114,000	6.320%	LIBOR plus 1.000%(6)	LIBOR plus 1.500%(6)	Subordinated	Variable	N/A	AA	Aa2
M3-II	3 & 4	II	$14,321,000	6.820%	LIBOR plus 1.500%(6)	LIBOR plus 2.250%(6)	Subordinated	Variable	N/A	AA-	Aa3
M4-II	3 & 4	II	$16,005,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	N/A	A+	A1
M5-II	3 & 4	II	$18,533,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	N/A	A	A2
M6-II	3 & 4	II	$13,478,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	N/A	A-	A3
M7-II	3 & 4	II	$11,793,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	N/A	BBB+	Baa1
M8-II	3 & 4	II	$9,266,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	N/A	BBB	Baa2
M9-II	3 & 4	II	$8,424,000	7.070%	LIBOR plus 1.750%(6)	LIBOR plus 2.625%(6)	Subordinated	Variable	N/A	BBB-	Baa3

(1)   DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)    0 day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or July 25, 2007, in the case of the first interest accrual period or July 31, 2007, in the case of the first accrual period with respect to the Class 3-AX and Class 4-AX Certificates) and ending on the calendar day immediately preceding the related distribution date.

(3)    The expected final distribution date is based upon (a) an assumed rate of prepayments equal to 25% CPR (for the group I certificates) or 100% PPC (for the group II certificates), (b) the modeling assumptions used in this prospectus supplement, as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life” and (c) assuming the option to purchase the mortgage loans in the related mortgage pool or pools is exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement under “Description of the Certificates—Optional Purchase of the Mortgage Loans.”

(4)    With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

Summary of Terms

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This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

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While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•
Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

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Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of July 1, 2007, unless we specify otherwise. We explain in this prospectus supplement under “Glossary of Defined Terms” how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.

Parties

Sponsor and Seller

Lehman Brothers Holdings Inc. will sell the mortgage loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the Lehman XS Trust, Series 2007-15N. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

Lehman XS Trust, Series 2007-15N, a common law trust formed under the laws of the state of New York.

Trustee

U.S. Bank National Association, a national banking association organized under the laws of the United States.

Master Servicer

Aurora Loan Services LLC, an affiliate of the seller, the depositor, Lehman Brothers Inc. and the cap counterparty, will oversee the servicing of the mortgage loans by the servicers.

Servicers

On the closing date, GreenPoint Mortgage Funding, Inc. will service approximately 42.03% of the mortgage loans in pool 1, 44.27% of the mortgage loans in pool 1C, 43.08% of the mortgage loans in pool 2, 20.17% of the mortgage loans in pool 3 and 13.83% of the mortgage loans in pool 4, American Home Mortgage Servicing Inc. will service approximately 32.74% of the mortgage loans in pool 1, 35.33% of the mortgage loans in pool 1C and 26.78% of the mortgage loans in pool 2, Aurora Loan Services LLC will service approximately 25.23% of the mortgage loans in pool 1, 20.41% of the mortgage loans in pool 1C and 30.14% of the mortgage loans in pool 2, Countrywide Home Loans Servicing LP will service approximately 32.93% of the mortgage loans in pool 3 and 37.59% of the mortgage loans in pool 4, Residential Funding Company, LLC will service approximately 25.41% of the mortgage loans in pool 3 and 26.37% of the mortgage loans in pool 4, GMAC Mortgage, LLC will service approximately 14.15% of the mortgage loans in pool 3 and 8.27% of the mortgage loans in pool 4, IndyMac Bank F.S.B. will service approximately 7.18% of the mortgage loans in pool 3 and 9.98% of the mortgage loans in pool 4, Bank of America, National Association will service approximately 0.17% of the mortgage loans in pool 3 and 0.05% of the mortgage loans in pool 4 and SunTrust Mortgage, Inc. will service approximately 3.92% of the mortgage loans in pool 4. It is expected that (i) the servicing of the mortgage loans in pool 1, pool 1C and pool 2 serviced by GreenPoint Mortgage Funding, Inc. on the closing date will transfer to Aurora Loan Services LLC on August 1, 2007 and (ii) the servicing of the mortgage loans in pool 3 and pool 4 serviced by GreenPoint Mortgage Funding, Inc. and SunTrust Mortgage, Inc. on the closing date will transfer to GMAC Mortgage, LLC on August 1, 2007.

Originators

GreenPoint Mortgage Funding, Inc., American Home Mortgage Corp., Lehman Brothers Bank, FSB and Quicken Loans, Inc. originated approximately 42.29%, 32.74%, 20.72% and 4.25%, respectively, of the mortgage loans in pool 1. GreenPoint Mortgage Funding, Inc., American Home Mortgage Corp., Lehman Brothers Bank, FSB and Quicken Loans, Inc. originated approximately 44.27%, 35.33%, 18.45% and 1.96%, respectively, of the mortgage loans in pool 1C. GreenPoint Mortgage Funding, Inc., Lehman Brothers Bank, FSB, American Home Mortgage Corp. and Quicken Loans, Inc. originated approximately 43.18%, 28.08%, 26.78% and 1.97%, respectively, of the mortgage loans in pool 2. GreenPoint Mortgage Funding, Inc., Countrywide Home Loans, Inc., Residential Funding Company, LLC, IndyMac Bank F.S.B. and Bank of America, National Association originated approximately 34.32%, 32.93%, 25.41%, 7.18% and 0.17%, respectively, of the mortgage loans in pool 3. Countrywide Home Loans, Inc., Residential Funding Company, LLC, GreenPoint Mortgage Funding, Inc., IndyMac Bank F.S.B., SunTrust Mortgage, Inc. and Bank of America, National Association originated approximately 37.59%, 26.37%, 22.10%, 9.98%, 3.92% and 0.05%, respectively, of the mortgage loans in pool 4.

Custodians

Deutsche Bank National Trust Company, U.S. Bank National Association, LaSalle Bank National Association and Wells Fargo Bank, N.A. will act as custodians of the mortgage loan files.

Swap Counterparty

The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with HSBC Bank USA, National Association for the benefit of the holders of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1C-A1, Class 1C-A2, Class 1C-A3, Class 2-A1, Class 2-A2 and Class 2-A3 Certificates.

Cap Counterparties

The trustee, on behalf of the trust, will enter into four separate deferred interest cap agreements with Lehman Brothers Special Financing Inc. for the benefit of the holders of each class of Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates.

The trustee, on behalf of the trust, will also enter into an interest rate cap agreement with HSBC Bank USA, National Association for the benefit of the holders of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1C-A1, Class 1C-A2, Class 1C-A3, Class 2-A1, Class 2-A2 and Class 2-A3 Certificates.

Certificate Insurer

Ambac Assurance Corporation will provide a certificate guaranty insurance policy solely for the benefit of the Class 3-A2 and Class 4-A3 Certificates.

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-1.

The offered certificates will be issued in book-entry form. The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-3.

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of five pools of conventional, first lien, adjustable rate and hybrid, fully amortizing and balloon, negative amortization residential mortgage loans having a total principal balance as of the cut-off date, which is July 1, 2007, of approximately $2,828,002,465. The trust fund will also consist of four separate deferred interest cap agreements for the benefit, respectively, of the holders of each class of Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates and an interest rate cap agreement for the benefit of the holders of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1C-A1, Class 1C-A2, Class 1C-A3, Class 2-A1, Class 2-A2 and Class 2-A3 Certificates. In addition, the supplemental interest trust will hold an interest rate swap agreement for the benefit of the holders of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1C-A1, Class 1C-A2, Class 1C-A3, Class 2-A1, Class 2-A2 and Class 2-A3 Certificates.

The mortgage loans to be included in the trust fund will be divided into five mortgage pools: “pool 1,” “pool 1C,” “pool 2,” “pool 3” and “pool 4.” The mortgage loans in pool 1, pool 1C and pool 2 bear adjustable interest rates based on (i) the 6-month LIBOR index, (ii) the 1-year MTA index, which is a 12-month moving average of the monthly yields on U.S. Treasury securities, adjusted to a constant maturity of one year, (iii) the 1-month LIBOR index or (iv) the 1-year LIBOR index. The mortgage loans in pool 3 and pool 4 bear adjustable interest rates based on (i) the 1-year MTA index, (ii) the 1-month LIBOR index, (iii) the 1-month LIBOR Annual Monthly Average (“LAMA”) or (iv) the COFI index, which is equal to the weighted average cost of funds for certain member institutions of the Federal Home Loan Bank of San Francisco, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco.

Each class of certificates will have different characteristics, some of which are reflected in the following general designations:

•	pool 1 senior certificates: the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates.

•	pool 1C senior certificates: the Class 1C-A1, Class 1C-A2 and Class 1C-A3 Certificates.

•	pool 2 senior certificates: the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates.

•	group I senior certificates: the pool 1 senior certificates, pool 1C senior certificates, pool 2 senior certificates, Class AF2 and Class AF3 Certificates.

•	pool 3 senior certificates: the Class 3-A1, Class 3-A2 and Class 3-AX Certificates.

•
pool 4 senior certificates: the Class 4-A1, Class 4-A2A, Class 4-A2B, Class 4-A3, Class 4-AX, Class 4-A1A, Class 4-A1B, Class 4-A1C, Class 4-A1D, Class 4-A1E, Class 4-A1F, Class 4-A1G, Class 4-A1H, Class 4-A1IA, Class 4-A1IB, Class 4-A1IC, Class 4-A1ID, Class 4-A1IE, Class 4-A1IF, Class 4-A1IG and Class 4-A1IH Certificates.

•	group II senior certificates: the pool 3 senior certificates and pool 4 senior certificates.

•	group I subordinate certificates: the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates.

•	group II subordinate certificates: the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates.

•	group I certificates: the group I senior certificates and group I subordinate certificates.

•	group II certificates: the group II senior certificates and group II subordinate certificates.

•	senior certificates: the group I senior certificates and group II senior certificates.

•	subordinate certificates: the group I subordinate certificates and group II subordinate certificates.

•	offered certificates: the group I certificates and group II certificates.

Payments of principal and interest on the senior certificates will be based primarily on collections on the mortgage loans in the related mortgage pool, as described herein. Payments of principal and interest on the group I subordinate certificates will be based on collections from the mortgage loans in pool 1, pool 1C and pool 2, as described herein. Payments of principal and interest on the group II subordinate certificates will be based on collections from the mortgage loans in pool 3 and pool 4 as described herein.

The rights of holders of the group I subordinate certificates to receive payments of principal and interest will be subordinate to the rights of holders of the group I senior certificates. The rights of the group II subordinate certificates to receive payments of principal and interest will be subordinate to the rights of holders of the group II senior certificates.

The Class X-I Certificates will be entitled to receive any amounts allocated to three components, the C-X component, the S-X component and the X component, which are used solely for purposes of determining distributions with respect to the Class X-I Certificates. The holder of the Class X-I Certificates will not have a severable interest in any of the components, but will have an undivided interest in the entire class. The components described above will not be separately transferable by a holder of such Class X-I Certificates.

The Class X-II Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans in pool 3 and pool 4 remaining after required distributions are made to the group II certificates.

The C-X component of the Class X-I Certificates will be entitled to receive any excess amounts remaining from the interest rate cap agreement after any payments of basis risk shortfalls and unpaid basis risk shortfalls owed to the pool 1, pool 1C and pool 2 certificates on such distribution date have been paid.

The S-X component of the Class X-I Certificates will be entitled to receive any excess amounts remaining on deposit in the supplemental interest trust on each distribution date after all other payments are made pursuant to the priorities described under “Description of the Certificates—The Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust.”

The X component of the Class X-I Certificates will be entitled to receive any pool 1, pool 1C and pool 2 monthly excess cashflow remaining after required distributions are made to the group I certificates and certain expenses of the trust have been paid.

The Class AP-I Certificates will be entitled to receive prepayment penalties paid by borrowers upon certain full or partial prepayment of the mortgage loans in pool 1, pool 1C and pool 2 to the extent the trust is entitled to such prepayment penalties. These amounts will not be available for distribution to the related servicers or to holders of other classes of certificates.

The Class AP-II Certificates will be entitled to receive prepayment penalties paid by borrowers upon certain full or partial prepayment of the mortgage loans in pool 3 and pool 4 to the extent the trust is entitled to such prepayment penalties. These amounts will not be available for distribution to the related servicers or to holders of other classes of certificates.

The Class C-I and Class C-II Certificates will be entitled to receive all amounts on deposit in accounts that may be established as part of the trust fund but which are not assets of any of the REMICs together with reinvestment income on the amounts on deposit in such accounts on the distribution date as described in the trust agreement. These amounts will not be available for distribution to other classes of certificates.

The Class AP-I, Class AP-II, Class X-I, Class X-II, Class C-I, Class C-II and Class R Certificates are not offered by this prospectus supplement.

The offered certificates will have an approximate total initial principal amount of $2,800,313,000. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

In the event that the borrower, in the first three, five, seven or ten years after origination, under a mortgage loan in pool 1, pool 1C or pool 2 makes the minimum payment that is less than the monthly interest accruing on that loan or if an increase in the mortgage index causes interest to accrue on a mortgage loan in pool 3 or pool 4 for a given month in excess of the minimum monthly payment due for that mortgage loan, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of negative amortization. For any distribution date, the excess, if any, of (i) the negative amortization with respect to all of the mortgage loans in a mortgage pool for the calendar month prior to that distribution date, over (ii) the aggregate amount of all scheduled monthly principal payments received with respect to all mortgage loans in such mortgage pool during the related collection period, prepayments in full and partial prepayments received with respect to all mortgage loans in such mortgage pool during the related prepayment period (including principal received in connection with the repurchase of a mortgage loan from the trust fund and all other principal received other than scheduled monthly payments) and recoveries in respect of the mortgage loans in such mortgage pool received during the related prepayment period (referred to herein as the “net negative amortization”), will be deducted from interest payments to the related senior certificates and the related subordinate certificates as described in this prospectus supplement. The amount deducted from the interest payable to such class of certificates will be added to the principal balance of that class (other than the Class 3-AX and Class 4-AX Certificates). The interest due on the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates will only be affected by net negative amortization if there is a default in payment under the applicable deferred interest cap agreement.

Payments on the Certificates

Principal and/or interest on the certificates will be distributed on the 25th day of each month, beginning in August 2007. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered certificates (other than the Class 3-AX and Class 4-AX Certificates) at the applicable annual rates described below:

•	pool 1 senior certificates: the lesser of (1) the applicable annual rate as described in the table on page S-1 for each such class of certificates and (2) the pool 1 net funds cap.

•	pool 1C senior certificates: the lesser of (1) the applicable annual rate as described in the table on page S-1 for each such class of certificates and (2) the pool 1C net funds cap.

•	pool 2 senior certificates: the lesser of (1) the applicable annual rate as described in the table on page S-1 for each such class of certificates and (2) the pool 2 net funds cap.

•	group I subordinate certificates: the lesser of (1) the applicable annual rate as described in the table on page S-1 for each such class of certificates and (2) the group I subordinate net funds cap.

•	pool 3 senior certificates: the lesser of (1) the applicable annual rate as described in the table on page S-1 for each such class of certificates and (2) the pool 3 net funds cap.

•	pool 4 senior certificates: the lesser of (1) the applicable annual rate as described in the table on page S-1 for each such class of certificates and (2) the pool 4 net funds cap.

•
group II subordinate certificates: the lesser of (1) the applicable annual rate as described in the table on page S-1 for each such class of certificates and (2) the group II subordinate net funds cap.

If the option to purchase the mortgage loans in pool 1, pool 1C and pool 2 (in the case of the group I certificates) or pool 3 and pool 4 (in the case of the group II certificates) is not exercised by the master servicer on the applicable initial optional termination date as described under “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below, then with respect to the next distribution date and each distribution date thereafter, the annual rate in clause (1) of each interest rate formula set forth above will be increased for the group I certificates or group II certificates, as applicable, to the applicable annual rate as described in the table on page S-1, subject in each case to the applicable net funds cap.

See “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below.

The pool 1 net funds cap is a limitation generally based on the weighted average mortgage rates of the pool 1 mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund (expressed as a per annum rate) and any swap payments or swap termination payments owed to the swap counterparty not due to a breach by the swap counterparty allocable to pool 1. The pool 1C net funds cap is a limitation generally based on the weighted average mortgage rates of the pool 1C mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund (expressed as a per annum rate) and any swap payments or swap termination payments owed to the swap counterparty not due to a breach by the swap counterparty allocable to pool 1C. The pool 2 net funds cap is a limitation generally based on the weighted average mortgage rates of the pool 2 mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund (expressed as a per annum rate) and any swap payments or swap termination payments owed to the swap counterparty not due to a breach by the swap counterparty allocable to pool 2. The group I subordinate net funds cap is a limitation generally based on the weighted average of the pool 1 net funds cap, pool 1C net funds cap and the pool 2 net funds cap (weighted in proportion to the results obtained from subtracting the aggregate certificate amount of the related senior certificates from the aggregate pool balance of each mortgage pool) multiplied by a factor, the numerator of which is the beginning class principal amounts of the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, and the denominator of which is the sum of the beginning class principal amounts of the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I and Class M7-I Certificates for such distribution date. The pool 3 net funds cap is a limitation generally based on the weighted average mortgage rates of the pool 3 mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund (expressed as a per annum rate) allocable to pool 3. The pool 4 net funds cap is a limitation generally based on the weighted average mortgage rates of the pool 4 mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund (expressed as a per annum rate) allocable to pool 4. The group II subordinate net funds cap is a limitation generally based on the weighted average of the pool 3 net funds cap and the pool 4 net funds cap (weighted in proportion to the results obtained from subtracting the aggregate certificate amount of the related senior certificates from the aggregate pool balance of each mortgage pool).

Interest on the Class 3-AX Certificates will accrue at a rate equal to the product of (A) (x) the weighted average of the net mortgage rates for the pool 3 mortgage loans as of the first day of the related collection period minus (y) the sum of (a) the product of (i) LIBOR plus 0.31% per annum through the pool 3-4 initial optional termination date or LIBOR + 0.62% per annum after the pool 3-4 initial optional termination date and (ii) a fraction, the numerator of which is the actual number of days in the related accrual period for the pool 3 senior certificates and the denominator of which is 30 and (b) a fraction, the numerator of which is (I) the product of (A) a fraction, the numerator of which is the actual number of days in the related accrual period for the pool 3 senior certificates and the denominator of which is 30 and (B) the applicable premium percentage multiplied by the class principal amount of the Class 3-A2 Certificates, and the denominator of which is (II) the aggregate class principal amount of the pool 3 senior certificates (B) 100% through and including the distribution date in July 2009 or 20% following the distribution date in July 2009.

Interest on the Class 4-AX Certificates will accrue at a rate equal to the product of (A) (x) the weighted average of the net mortgage rates for the pool 4 mortgage loans as of the first day of the related collection period minus (y) the sum of (a) the product of (i) LIBOR plus 0.83% per annum through the pool 3-4 initial optional termination date or LIBOR + 1.66% per annum after the pool 3-4 initial optional termination date and (ii) a fraction, the numerator of which is the actual number of days in the related accrual period for the pool 4 senior certificates and the denominator of which is 30 and (b) a fraction, the numerator of which is (I) the product of (A) a fraction, the numerator of which is the actual number of days in the related accrual period for the pool 4 senior certificates and the denominator of which is 30 and (B) the applicable premium percentage multiplied by the class principal amount of the Class 4-A3 Certificates, and the denominator of which is (II) the aggregate class principal amount of the pool 4 senior certificates and (B) 100% through and including the distribution date in July 2009 or 20% following the distribution date in July 2009.

The Class M8-I and Class M9-I Certificates are principal-only certificates and will not be entitled to any distributions of interest.

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement for the priority of payment of interest and “Glossary of Defined Terms” in this prospectus supplement for a description of the defined terms relevant to the payment of interest.

Priority of Interest Payments

The key payment concept for distributions of interest is the “interest remittance amount,” which is, generally, for any distribution date and any mortgage pool, the amount of interest collected or advanced by the servicers on the mortgage loans in that mortgage pool during the related collection period, plus other amounts collected or recovered (such as insurance proceeds) allocated to interest, but minus the servicing fee or general servicing fee, as applicable, and certain costs reimbursable to the trustee, the servicers, the master servicer, the certificate insurer or the custodian and as increased by the lesser of (i) the aggregate of all scheduled monthly principal payments received during the related collection period for such mortgage pool, prepayments in full and partial prepayments received with respect to all mortgage loans in such mortgage pool during the related prepayment period (including principal received in connection with the repurchase of a mortgage loan from the trust fund and all other principal received other than scheduled monthly payments) and recoveries in respect of the mortgage loans in such mortgage pool received during the related prepayment period and (ii) the aggregate amount of negative amortization for such mortgage pool during the related collection period.

See “Glossary of Defined Terms” in this prospectus supplement for a description of the Interest Remittance Amount.

On each distribution date, the interest remittance amount for each mortgage pool will be distributed in the following order of priority:

I. In the case of pool 1, pool 1C or pool 2:

first, the interest remittance amount for each mortgage pool will be distributed in the following order of priority:

(a) for deposit into the supplemental interest trust account, any swap payments or swap termination payments (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty for that mortgage pool;

(b)  for deposit into the supplemental interest trust account, any swap payments or swap termination payments (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty for the other mortgage pools;

(c) to the senior certificates relating to that mortgage pool, current interest due and any interest unpaid from previous months for each class for that distribution date; subject to the allocations set forth under “Description of the Certificates—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” in this prospectus supplement, including with respect to any amounts in respect of deferred interest and net negative amortization; and

(The interest remittance amount for any mortgage pool will be distributed as described above at the same time as the related interest remittance amount for the other mortgage pool.)

second, any interest remittance amount remaining undistributed for each mortgage pool after distribution pursuant to priority “first” above, will be aggregated and distributed in the following order of priority:

(a) to the senior certificates relating to pool 1, pool 1C and pool 2, current interest due and any interest unpaid from previous months for each class for that distribution date to the extent not paid on that distribution date pursuant to priority “first” above;

(b) to each class of Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I and Class M7-I Certificates, in that order, current interest due and any interest unpaid from previous months for each class for that distribution date; subject to the allocations set forth under “Description of the Certificates—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” in this prospectus supplement, including with respect to any amounts in respect of deferred interest and net negative amortization;

(c) to the trustee, certain unreimbursed extraordinary costs; and

(d) any remaining amount of aggregate interest remittance amount will be applied as part of monthly excess cashflow for pool 1, Pool 1C and pool 2 for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

II. In the case of pool 3 or pool 4:

first, the interest remittance amount for each mortgage pool will be distributed in the following order of priority:

(a) to the certificate insurer, the monthly premium in respect of the Class 3-A2 and Class 4-A3 Certificates;

(b) to the senior certificates relating to that mortgage pool, current interest due and any interest unpaid from previous months for each class for that distribution date; subject to the allocations set forth under “Description of the Certificates—Distributions of Interest—Interest Payment Priorities for Pool 3 and Pool 4” in this prospectus supplement, including with respect to any amounts in respect of deferred interest and net negative amortization; and

(c) to the certificate insurer, unreimbursed payments made by the certificate insurer to the trustee, together with interest thereon, in respect of the Class 3-A2 and Class 4-A3 Certificates;

(The interest remittance amount for either mortgage pool will be distributed as described above at the same time as the related interest remittance amount for the other mortgage pool.)

second, any interest remittance amount remaining undistributed for each mortgage pool after distribution pursuant to priority “first” above, will be aggregated and distributed in the following order of priority:

(a) to the certificate insurer, the monthly premium in respect of the Class 3-A2 and Class 4-A3 Certificates, to the extent not paid on that distribution date pursuant to priority “first” above;

(b) to the senior certificates relating to pool 3 and pool 4, current interest due and any interest unpaid from previous months for each class for that distribution date to the extent not paid on that distribution date pursuant to priority “first” above;

(c) to the certificate insurer, unreimbursed payments made by the certificate insurer to the trustee, together with interest thereon, in respect of the Class 3-A2 and Class 4-A3 Certificates, to the extent not paid on that distribution date pursuant to priority “first” above;

(d) to each class of Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates, in that order, current interest due and any interest unpaid from previous months for each class for that distribution date; subject to the allocations set forth under “Description of the Certificates—Distributions of Interest—Interest Payment Priorities for Pool 3 and Pool 4” in this prospectus supplement, including with respect to any amounts in respect of deferred interest and net negative amortization;

(e) to the trustee, certain unreimbursed extraordinary costs; and

(f) any remaining amount of the interest remittance amount will be applied as part of monthly excess cashflow for pool 3 and pool 4 for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

(The interest remittance amount for either mortgage pool will be distributed as described above at the same time as the related interest remittance amount for the other mortgage pool.)

On each distribution date, each class of Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates will receive current interest due and any interest unpaid from previous months, which amounts will be paid, after payment of any payments due to the cap counterparty under the related deferred interest cap agreement out of interest accruing on the principal balance of such class of senior certificates (calculated for such purpose assuming the class principal amount of each such class of Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates has been increased by the amount of any net negative amortization allocated to such class, notwithstanding the reimbursement of such amount from the related deferred interest cap agreement but net of any such amounts previously repaid to the cap counterparty), as described under “Description of the Certificates” and “Risk Factors—Risks Related to the Deferred Interest Cap Agreements” in this prospectus supplement.

See “Description of the Certificates—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” and “—Interest Payment Priorities for Pool 3 and Pool 4” in this prospectus supplement for a complete description of the priority of payment of interest.

The Interest Rate Swap Agreement

The trustee, on behalf of the supplemental interest trust and for the benefit of the group I senior certificates, will enter into an interest rate swap agreement with HSBC Bank USA, National Association, as swap counterparty.

Under the interest rate swap agreement, one business day prior to each distribution date, beginning in September 2007 and ending in July 2012, the supplemental interest trust will be obligated to make fixed payments at the applicable rate of payment owed by the trust fund, which will range from 5.15% to 5.68% annually, as described in this prospectus supplement, and the swap counterparty will be obligated to make floating payments at 1-month LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to a monthly basis. To the extent that a fixed payment exceeds the floating payment relating to any distribution date, amounts otherwise available to holders of group I certificates will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment on any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

Any amounts received under the interest rate swap agreement will be deposited into the supplemental interest trust account and generally distributed on each distribution date in the following order of priority; provided that payments received by the supplemental interest trust pursuant to the interest rate swap agreement will not be available for distribution to the group II certificates:

first, to the swap counterparty, any net swap payments owed to the swap counterparty,

second, to the swap counterparty, any unpaid swap termination payments not due to a breach by the swap counterparty or certain termination payments where the swap counterparty is the sole affected party owed to the swap counterparty;

third, to the group I senior certificates, any interest that is unpaid under the interest payment priorities;

fourth, to the group I senior certificates an amount equal to the lesser of (A) the remaining amount available for distribution and (B) the product of (i) the scheduled notional amount, (ii) the excess, if any, of (x) the lesser of (1) 1-month LIBOR and (2) 6.72% over (y) the rate of payment for such distribution date and (iii) a fraction, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360, to pay certain amounts of principal necessary to restore any required overcollateralization targets;

fifth, to the group I senior certificates, any basis risk shortfalls pro rata in proportion to such shortfalls;

sixth, to each class of group I senior certificates pro rata by need any “deferred amounts,” which generally are amounts in respect of any realized losses previously allocated to those certificates;

seventh, for the purchase of any replacement interest rate swap agreement (if necessary);

eighth, to the swap counterparty, any unpaid swap termination payment owed to the swap counterparty that was due to a breach by the swap counterparty; and

ninth, to certain certificates not offered hereby, as specified in the trust agreement.

See “Description of the Certificates—The Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement for the priority of payment of interest and “Glossary of Defined Terms” in this prospectus supplement for a description of the defined terms relevant to the payment of interest.

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable to the group I certificates will be determined by (1) priorities and formulas that allocate portions of principal payments received on the pool 1, pool 1C and pool 2 mortgage loans among the different related certificate classes, (2) funds received on the pool 1, pool 1C and pool 2 mortgage loans that are available to make principal payments on the related certificates and (3) the application of excess interest from each such mortgage pool to pay principal on the related certificates.

The amount of principal payable to the group II certificates (other than the Class 3-AX and Class 4-AX Certificates) will be determined by (1) priorities and formulas that allocate portions of principal payments received on the pool 3 and pool 4 mortgage loans among the different related certificate classes, (2) funds received on the pool 3 and pool 4 mortgage loans that are available to make principal payments on the related certificates and (3) the application of excess interest collected from pool 3 and pool 4 to pay principal on the related certificates.

Funds received on the mortgage loans may consist of (1) scheduled payments or (2) unscheduled payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the mortgage loans in each pool among the related certificates will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

I. In the case of group I certificates:

•
whether a distribution date occurs before or on or after the “stepdown date,” which is the later of (1) the payment date in August 2010 and (2) the first payment date on which the ratio of (a) the total principal balance of the group I subordinate certificates plus any overcollateralization amount related to the mortgage loans in pool 1, pool 1C and pool 2 to (b) the total principal balance of the mortgage loans in pool 1, pool 1C and pool 2 (in the aggregate) equals or exceeds the applicable percentage specified in this prospectus supplement;

•
whether a “cumulative loss trigger event” occurs when cumulative losses on the mortgage loans in pool 1, pool 1C and pool 2 (in the aggregate) are higher than certain levels specified in this prospectus supplement; and

•
whether a “delinquency event” occurs when the rate of delinquencies of the mortgage loans in pool 1, pool 1C and pool 2 (in the aggregate) over any three-month period is higher than certain levels set forth in this prospectus supplement.

II. In the case of group II certificates:

•
whether a distribution date occurs before or on or after the “stepdown date,” which is the later of (1) the payment date in August 2010 and (2) the first payment date on which the ratio of (a) the total principal balance of the group II subordinate certificates plus any overcollateralization amount related to the mortgage loans in pool 3 and pool 4 to (b) the total principal balance of the mortgage loans in pool 3 and pool 4 (in the aggregate) equals or exceeds the applicable percentage specified in this prospectus supplement;

•	whether a “cumulative loss trigger event” occurs when cumulative losses on the mortgage loans in pool 3 and pool 4 are higher than certain levels specified in this prospectus supplement; and

•
whether a “delinquency event” occurs when the rate of delinquencies of the mortgage loans in pool 3 and pool 4 over any three-month period is higher than certain levels set forth in this prospectus supplement.

  The Class AP-I and Class AP-II Certificates will not receive any distributions of principal except, in the case of each such class, for a distribution of $100 on the distribution date in September 2010 (in the case of the Class AP-I and Class AP-II Certificates).

See “Description of the Certificates—Distributions of Principal” in this prospectus supplement for the priority of payment of principal and “Glossary of Defined Terms” in this prospectus supplement for a description of the defined terms relevant to the payment of principal.

Priority of Principal Payments

The key payment concept for distributions of principal is the “principal distribution amount,” which is, generally, for any distribution date and any mortgage pool, the amount of principal collected or advanced by the servicers on the mortgage loans in that mortgage pool during the related collection period, including any prepayments in full or in part collected during the related prepayment period reduced by the aggregate amount of negative amortization with respect to the related mortgage loans, plus other amounts collected or recovered (such as insurance proceeds) which are to be allocated to principal, but minus certain costs reimbursable to the trustee, the servicers, the master servicer, the certificate insurer or the custodian and minus any overcollateralization release amount related to such pool of mortgage loans for such distribution date.

See “Glossary of Defined Terms” in this prospectus supplement for a description of the Principal Distribution Amount.

I. In the case of pool 1, pool 1C and pool 2:

A. On each distribution date that occurs (i) before the stepdown date related to pool 1, pool 1C and pool 2 or (ii) when a trigger event related to pool 1, pool 1C and pool 2 is in effect, the principal distribution amount for pool 1, pool 1C and pool 2 will be paid in the following order of priority:

(a) any swap payments or swap termination payments (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty (to the extent those amounts were not paid previously, or not paid from the interest remittance amount for pool 1, pool 1C and pool 2);

(b) to the group I senior certificates relating to that mortgage pool in the priorities as set forth under “Description of the Certificates—Distributions of Principal—Principal Payment Priorities for Pool 1, Pool 1C and Pool 2” in this prospectus supplement, until the related group I senior certificates have been paid to zero;

(c) to the group I senior certificates relating to the other mortgage pools, after giving effect to any distributions pursuant to clause (b) above in respect of the principal distribution amount for the related mortgage pool in the priorities as set forth under “Description of the Certificates—Distributions of Principal—Principal Payment Priorities for Pool 1, Pool 1C and Pool 2” in this prospectus supplement, until the group I senior certificates related to the other mortgage pools have been paid to zero;

(d) to each class of Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, in that order, until each such class has been paid to zero; and

(e) any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

(In each case, the principal distribution amount for any mortgage pool will be paid as described above at the same time as the principal distribution amount for the other mortgage pools.)

B. On each distribution date which occurs (i) on or after the stepdown date related to pool 1, pool 1C and pool 2 and (ii) when a trigger event related to pool 1, pool 1C and pool 2 is not in effect, the principal distribution amount for pool 1, pool 1C and pool 2 will be paid in the following order of priority:

(a) any swap payments or swap termination payments (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty (to the extent those amounts were not paid previously, or not paid from the interest remittance amount for pool 1, pool 1C and pool 2);

(b) to the group I senior certificates relating to that mortgage pool in the priorities as set forth under “Description of the Certificates—Distributions of Principal—Principal Payment Priorities for Pool 1, Pool 1C and Pool 2” in this prospectus supplement, until the related group I senior certificates have been paid to meet certain credit enhancement targets;

(c) to the group I senior certificates relating to the other mortgage pools, after giving effect to any distributions pursuant to clause (b) above in respect of the principal distribution amount for the related mortgage pool in the priorities as set forth under “Description of the Certificates—Distributions of Principal—Principal Payment Priorities for Pool 1, Pool 1C and Pool 2” in this prospectus supplement, until the group I senior certificates related to such other mortgage pools have met certain credit enhancement targets;

(d) to each class of Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, in that order, until each such class has been paid to meet certain credit enhancements targets; and

(e) any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

II. In the case of pool 3 and pool 4:

A. On each distribution date that occurs (i) before the stepdown date related to pool 3 and pool 4 or (ii) when a trigger event related to pool 3 and pool 4 is in effect, the principal distribution amount for pool 3 and pool 4 will be paid in the following order of priority:

(a) to the group II senior certificates (other than the Class 3-AX and Class 4-AX Certificates) relating to that mortgage pool in the priorities as set forth under “Description of the Certificates—Distributions of Principal—Principal Payment Priorities for Pool 3 and Pool 4” in this prospectus supplement, until the related group II senior certificates have been paid to zero;

(b) to the certificate insurer, unreimbursed payments made by the certificate insurer to the trustee and other amounts due to the certificate insurer under the trust agreement, together with interest thereon, to the extent not paid out of the interest remittance amount for pool 3 and pool 4, as applicable;

(c) to the group II senior certificates (other than the Class 3-AX and Class 4-AX Certificates) relating to the other mortgage pool, after giving effect to any distributions pursuant to clause (a) above in respect of the principal distribution amount for the related mortgage pool in the priorities as set forth under “Description of the Certificates—Distributions of Principal—Principal Payment Priorities for Pool 3 and Pool 4” in this prospectus supplement, until the group II senior certificates related to such other mortgage pool have been paid to zero;

(d) to each class of Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates, in that order, until each such class has been paid to zero; and

(e) any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

(In each case, the principal distribution amount for either mortgage pool will be paid as described above at the same time as the principal distribution amount for the other mortgage pool.)

B. On each distribution date which occurs (i) on or after the stepdown date related to pool 3 and pool 4 and (ii) when a trigger event related to pool 3 and pool 4 is not in effect, the principal distribution amount for pool 3 and pool 4 will be paid in the following order of priority:

(a) to the group II senior certificates (other than the Class 3-AX and Class 4-AX Certificates) relating to that mortgage pool in the priorities as set forth under “Description of the Certificates—Distributions of Principal—Principal Payment Priorities for Pool 3 and Pool 4” in this prospectus supplement, until the related group II senior certificates have been paid to meet certain credit enhancement targets;

(b) to the certificate insurer, unreimbursed payments made by the certificate insurer to the trustee and other amounts due to the certificate insurer under the trust agreement, together with interest thereon, to the extent not paid out of the interest remittance amount for pool 3 and pool 4, as applicable;

(c) to the group II senior certificates (other than the Class 3-AX and Class 4-AX Certificates) relating to the other mortgage pool, after giving effect to any distributions pursuant to clause (a) above in respect of the principal distribution amount for the related mortgage pool in the priorities as set forth under “Description of the Certificates—Distributions of Principal—Principal Payment Priorities for Pool 3 and Pool 4” in this prospectus supplement, until the group II senior certificates related to such other mortgage pool have met certain credit enhancement targets;

(d) to each class of Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates, in that order, until each such class has been paid to meet certain credit enhancements targets; and

(e) any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

On each distribution date, each class of Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates will receive payments of principal after the payment of any net amounts owed to the cap counterparty on the related deferred interest cap agreement and the payment of interest on such certificates, as described under “Description of the Certificates” and “Risk Factors—Risks Related to the Deferred Interest Cap Agreements” in this prospectus supplement.

In the event that certificates comprising an allowable combination of certificates are exchanged for their related exchangeable certificates, those exchangeable certificates will be entitled to a proportionate share of the principal distributions on each such class of exchanged certificates.

The Class 3-AX and Class 4-AX Certificates are interest-only certificates and will not be entitled to receive distributions of principal.

See “Risk Factors—Special Risks For the Class 3-AX, Class 4-AX, Class M8-I and Class M9-I Certificates”, “Description of the Certificates—Distributions of Principal—Principal Payment Priorities for Pool 1, Pool 1C and Pool 2,” “—Principal Payment Priorities for Pool 3 and Pool 4” and “Glossary of Defined Terms” in this prospectus supplement for a complete description of the priority of payment of principal and for a description of the terms relating to the payment of principal, respectively.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no source of cash other than (i) collections and recoveries of the mortgage loans through insurance or otherwise and (ii) the payments received under the cap agreements and the swap agreement. In addition, a certificate guaranty insurance policy will be issued by Ambac Assurance Corporation solely for the benefit of the Class 3-A2 and Class 4-A3 Certificates. No other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes excess interest, overcollateralization, subordination, loss allocation and limited cross-collateralization (in the case of pool 1, pool 1C and pool 2 and in the case of pool 3 and pool 4) features to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. In addition, the Class 3-A2 and Class 4-A3 Certificates will have the benefit of the certificate guaranty insurance policy issued by Ambac Assurance Corporation.

The Class M9-I Certificates are more likely to experience losses than the Class M8-I, Class M7-I, Class M6-I, Class M5-I, Class M4-I, Class M3-I, Class M2-I, Class M1-I and the group I senior certificates. The Class M8-I Certificates are more likely to experience losses than the Class M7-I, Class M6-I, Class M5-I, Class M4-I, Class M3-I, Class M2-I, Class M1-I and the group I senior certificates. The Class M7-I Certificates are more likely to experience losses than the Class M6-I, Class M5-I, Class M4-I, Class M3-I, Class M2-I, Class M1-I and the group I senior certificates. The Class M6-I Certificates are more likely to experience losses than the Class M5-I, Class M4-I, Class M3-I, Class M2-I, Class M1-I and the group I senior certificates. The Class M5-I Certificates are more likely to experience losses than the Class M4-I, Class M3-I, Class M2-I, Class M1-I and the group I senior certificates. The Class M4-I Certificates are more likely to experience losses than the Class M3-I, Class M2-I, Class M1-I and the group I senior certificates. The Class M3-I Certificates are more likely to experience losses than the Class M2-I, Class M1-I and the group I senior certificates. The Class M2-I Certificates are more likely to experience losses than the Class M1-I and the group I senior certificates. The Class M1-I Certificates are more likely to experience losses than the group I senior certificates.

Similarly, the Class M9-II Certificates are more likely to experience losses than the Class M8-II, Class M7-II, Class M6-II, Class M5-II, Class M4-II, Class M3-II, Class M2-II, Class M1-II and the group II senior certificates. The Class M8-II Certificates are more likely to experience losses than the Class M7-II, Class M6-II, Class M5-II, Class M4-II, Class M3-II, Class M2-II, Class M1-II and the group II senior certificates. The Class M7-II Certificates are more likely to experience losses than the Class M6-II, Class M5-II, Class M4-II, Class M3-II, Class M2-II, Class M1-II and the group II senior certificates. The Class M6-II Certificates are more likely to experience losses than the Class M5-II, Class M4-II, Class M3-II, Class M2-II, Class M1-II and the group II senior certificates. The Class M5-II Certificates are more likely to experience losses than the Class M4-II, Class M3-II, Class M2-II, Class M1-II and the group II senior certificates. The Class M4-II Certificates are more likely to experience losses than the Class M3-II, Class M2-II, Class M1-II and the group II senior certificates. The Class M3-II Certificates are more likely to experience losses than the Class M2-II, Class M1-II and the group II senior certificates. The Class M2-II Certificates are more likely to experience losses than the Class M1-II and the group II senior certificates. The Class M1-II Certificates are more likely to experience losses than the group II senior certificates.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and “Description of the Certificates—Credit Enhancement” in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, subordination, loss allocation and cross-collateralization features.

Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the mortgage loans in pool 1, pool 1C or pool 2 may be distributed to holders of the senior certificates corresponding to one of the other two pools. Under certain limited circumstances, principal payments on the mortgage loans in pool 3 or pool 4 may be distributed to holders of the senior certificates corresponding to the other pool.

If the senior certificates relating to pool 1, pool 1C or pool 2 have been retired, then the principal payments on the mortgage loans relating to the retired senior certificates will be distributed to the remaining senior certificates of the other mortgage pools, before being distributed to the group I subordinate certificates. If the senior certificates relating to pool 3 or pool 4 have been retired (and if the certificate insurer has received all amounts due and owing to it), then the principal payments on the mortgage loans relating to the retired senior certificates will be distributed to the remaining senior certificates of the other mortgage pool, before being distributed to the group II subordinate certificates.

No such cross-collateralization, however, will exist between (i) pool 1 and pools 3 and 4, (ii) pool 1C and pools 3 and 4 or (ii) pool 2 and pools 3 and 4.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support,” “—Limited Cross- Collateralization,” “—No Cross-Collateralization between the Mortgage Groups” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement.

The Interest Rate Cap Agreement

The trustee, on behalf of the trust fund, will enter into an interest rate cap agreement with HSBC Bank USA, National Association, as cap counterparty, for the benefit of the holders of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1C-A1, Class 1C-A2, Class 1C-A3, Class 2-A1, Class 2-A2 and Class 2-A3 Certificates. Under the interest rate cap agreement, the cap counterparty will be required to make monthly payments to the trust fund from the distribution date in August 2010 until and including the distribution date in July 2012 if 1-month LIBOR moves above a specified rate. The interest rate cap agreement will provide only temporary, limited protection against upward movements in 1-month LIBOR, and, to the extent described in this prospectus supplement, will diminish the amount of basis risk shortfalls experienced by the Class 1-A1, Class 1-A2, Class 1-A3, Class 1C-A1, Class 1C-A2, Class 1C-A3, Class 2-A1, Class 2-A2 and Class 2-A3 Certificates as a consequence of the net funds cap limitation described herein during the 24-month period that it is in effect.

See “Description of the Certificates—Distributions of Interest—The Interest Rate Cap Agreement” in this prospectus supplement.

The Deferred Interest Cap Agreements

The trustee will enter into four deferred interest cap agreements on behalf of the trust fund with Lehman Brothers Special Financing Inc., as cap counterparty. Each deferred interest cap agreement will be solely for the benefit of the applicable class of senior certificates and will not affect distributions to the other certificates. Under each deferred interest cap agreement, the cap counterparty will pay an amount equal to any deferred interest allocated to the related certificates one business day prior to each distribution date. Such amounts will be available to make payments on the related certificates. In the event of the termination of any deferred interest cap agreement because of a default or other event of termination by either party to that agreement, an amount may become due and payable either from the cap counterparty to the trust fund (for payment to the related certificates) or to the cap counterparty; provided, however, that any such termination payment owed to the cap counterparty resulting from the cap counterparty’s default will be subordinate to payments to the related certificates. In addition, such termination of a deferred interest cap agreement would subject the related certificates to allocations of deferred interest. Each deferred interest cap agreement will be terminated following the earlier to occur of (i) the distribution date on which the class principal amount of the related certificates is reduced to zero or (ii) the distribution date in August 2047.

See “Description of the Certificates—The Deferred Interest Cap Agreements” and “Risk Factors—Risks Related to the Deferred Interest Cap Agreements” in this prospectus supplement.

Subordination of Payments

The group I senior certificates will have a payment priority over the group I subordinate certificates. The Class M1-I Certificates will have a payment priority over the Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates. The Class M2-I Certificates will have a payment priority over the Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates. The Class M3-I Certificates will have a payment priority over the Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates. The Class M4-I Certificates will have a payment priority over the Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates. The Class M5-I Certificates will have a payment priority over the Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates. The Class M6-I Certificates will have a payment priority over the Class M7-I, Class M8-I and Class M9-I Certificates. The Class M7-I Certificates will have a payment priority over the Class M8-I and Class M9-I Certificates. The Class M8-I Certificates will have a payment priority over the Class M9-I Certificates. Each class of group I senior certificates and group I subordinate certificates will have a payment priority over the Class X-I and Class R Certificates (which are not offered hereby).

Similarly, the group II senior certificates will have a payment priority over the group II subordinate certificates. The Class M1-II Certificates will have a payment priority over the Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates. The Class M2-II Certificates will have a payment priority over the Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates. The Class M3-II Certificates will have a payment priority over the Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates. The Class M4-II Certificates will have a payment priority over the Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates. The Class M5-II Certificates will have a payment priority over the Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates. The Class M6-II Certificates will have a payment priority over the Class M7-II, Class M8-II and Class M9-II Certificates. The Class M7-II Certificates will have a payment priority over the Class M8-II and Class M9-II Certificates. The Class M8-II Certificates will have a payment priority over the Class M9-II Certificates. Each class of group II senior certificates and group II subordinate certificates will have a payment priority over the Class X-II and Class R Certificates (which are not offered hereby).

See “Description of the Certificates—Credit Enhancement—Subordination” in this prospectus supplement.

Allocation of Losses by Group and by Pool

As described in this prospectus supplement, amounts representing losses on the mortgage loans in pool 1, pool 1C and pool 2 (to the extent that those losses exceed any monthly excess interest, net swap payments made to the supplemental interest trust and any overcollateralization generated by pool 1, pool 1C and pool 2 in the aggregate) will be applied to reduce the principal amount of the class of group I subordinate certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, when losses are in excess of overcollateralization related to pool 1, pool 1C and pool 2 (in the aggregate), net swap payments made to the supplemental interest trust and excess interest related to pool 1, pool 1C and pool 2, additional losses from pool 1, pool 1C and pool 2 will first be allocated in reduction of the principal amount of the Class M9-I Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M8-I Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M7-I Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M6-I Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M5-I Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M4-I Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M3-I Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M2-I Certificates until it is reduced to zero and then in reduction of the principal amount of the Class M1-I Certificates until it is reduced to zero. If the applicable subordination is insufficient to absorb losses, then (x) additional losses on mortgage loans in pool 1 will reduce the principal amounts of first, the Class 1-A3 Certificates, second, the Class 1-A2 Certificates and third, the Class 1-A1 Certificates, until the respective principal amount of each such class has been reduced to zero, (y) additional losses on mortgage loans in pool 1C will reduce the principal amounts of first, the Class 1C-A3 Certificates, second, the Class 1C-A2 Certificates and third, the Class 1C-A1 Certificates, until the respective principal amount of each such class has been reduced to zero, and (z) additional losses on mortgage loans in pool 2 will reduce the principal amounts of first, the Class 2-A3 Certificates, second, the Class 2-A2 Certificates and third, the Class 2-A1 Certificates, until the respective principal amount of each such class has been reduced to zero.

As described in this prospectus supplement, amounts representing losses on the mortgage loans in pool 3 and pool 4 (to the extent that those losses exceed any monthly excess interest and any overcollateralization generated by pool 3 and pool 4 in the aggregate) will be applied to reduce the principal amount of the class of group II subordinate certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, when losses on mortgage loans in pool 3 and pool 4 are in excess of overcollateralization related to pool 3 and pool 4 (in the aggregate) and excess interest related to pool 3 and pool 4, additional losses from pool 3 and pool 4 will first be allocated in reduction of the principal amount of the Class M9-II Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M8-II Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M7-II Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M6-II Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M5-II Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M4-II Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M3-II Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M2-II Certificates until it is reduced to zero and then in reduction of the principal amount of the Class M1-II Certificates until it is reduced to zero. If the applicable subordination is insufficient to absorb losses, then (x) additional losses on mortgage loans in pool 3 will reduce the principal amounts of first, the Class 3-A2 Certificates and second, the Class 3-A1 Certificates, until the respective principal amount of each such class has been reduced to zero; provided, however, that any losses allocated to the Class 3-A2 Certificates will be covered by the certificate insurance policy, and (y) additional losses on mortgage loans in pool 4 will reduce the principal amounts of first, the Class 4-A3 Certificates, second, pro rata, the Class 4-A2A and Class 4-A2B Certificates and third, the Class 4-A1 Certificates, until the respective principal amount of each such class has been reduced to zero; provided, however, that any losses allocated to the Class 4-A3 Certificates will be covered by the certificate insurance policy.

Reductions in the class principal amount of the Class 3-A1 and Class 3-A2 Certificates will reduce the class notional amount of the Class 3-AX Certificates and reductions in the class principal amount of the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates (calculated for such purpose for the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates assuming the class principal amount of each such class has been increased by the cap deferred interest amount with respect to such classes, notwithstanding the reimbursement of such amount from the related deferred interest cap agreement) will reduce the class notional amount of the Class 4-AX Certificates.

There will be no cross-collateralization between (i) the mortgage loans in pool 1, pool 1C and pool 2 and (ii) the mortgage loans in pool 3 and pool 4.

See “Description of the Certificates—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.

Overcollateralization

On the closing date, the total principal balance of the mortgage loans in pool 1, pool 1C and pool 2 is expected to exceed the total principal amount of the group I certificates by approximately $9,148,991, which represents approximately 0.80% of the aggregate principal balance of the mortgage loans in pool 1, pool 1C and pool 2 as of the cut-off date. Similarly, the total principal balance of the mortgage loans in pool 3 and pool 4 on the closing date is expected to exceed the total principal amount of the group II certificates by approximately $18,540,474, which represents approximately 1.10% of the aggregate principal balance of the mortgage loans in pool 3 and pool 4 as of the cut-off date. This condition is generally referred to as “overcollateralization” in this prospectus supplement and as “pool 1-2 overcollateralization,” in the case of pool 1, pool 1C and pool 2 and “pool 3-4 overcollateralization,” in the case of pool 3 and pool 4. Thereafter, if necessary to maintain overcollateralization at a level set by the rating agencies, any interest received on the mortgage loans related to the group I certificates or group II certificates, as applicable, in excess of the amount needed to pay interest on the related offered certificates, net swap payments owed to the swap counterparty (in the case of the group I senior certificates) and the fees and expenses of the trust fund allocated to the group I certificates or group II certificates, as applicable, (including the monthly premium due under the certificate insurance policy with respect to the Class 3-A2 and Class 4-A3 Certificates) will be used to reduce the total principal amount of the group I certificates or group II certificates, as applicable, until the applicable level of overcollateralization equals the level set by the rating agencies. The required level of overcollateralization for the group I certificates or group II certificates, as applicable, will exist whenever the related mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the group I certificates or group II certificates, as applicable (calculated for such purpose by assuming the class principal amount of each class of Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates has been increased by the amount of net negative amortization allocated to such certificates hereunder, notwithstanding the reimbursement of such amount from the related deferred interest cap agreement), by an amount equal to (i) approximately $9,145,536 (0.80% of the aggregate principal balance of the mortgage loans in pool 1, pool 1C and pool 2 as of the cut-off date) for any distribution date occurring prior to the stepdown date related to pool 1, pool 1C and pool 2 or (ii) an amount equal to the greater of the amount specified in this prospectus supplement and approximately $5,715,835 (0.50% of the aggregate principal balance of the mortgage loans in pool 1, pool 1C and pool 2 as of the cut-off date) for any distribution date occurring on or after the stepdown date related to pool 1, pool 1C and pool 2 in the case of the group I certificates or, in the case of the group II certificates, by an amount equal to (i) approximately $18,533,190 (1.10% of the aggregate principal balance of the mortgage loans in pool 3 and pool 4 as of the cut-off date) for any distribution date occurring prior to the stepdown date related to pool 3 and pool 4 or (ii) an amount equal to the greater of the amount specified in this prospectus supplement and approximately $8,424,177 (0.50% of the aggregate principal balance of the mortgage loans in pool 3 and pool 4 as of the cut-off date) for any distribution date occurring on or after the stepdown date related to pool 3 and pool 4. We cannot, however, assure you that sufficient interest will be generated by the mortgage loans related to the group I certificates or group II certificates, as applicable, to maintain any level of overcollateralization.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Excess Interest

The mortgage loans in each mortgage pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related certificates, any net swap payments owed to the swap counterparty (in the case of the group I senior certificates) and such pool’s allocable portion of certain fees and expenses of the trust fund, including the monthly premium due on the certificate insurance policy. This “excess interest” received from the mortgage loans in pool 1, pool 1C and pool 2 each month will be aggregated and will be available to absorb realized losses on the mortgage loans in pool 1, pool 1C and pool 2 and to maintain the required level of overcollateralization with respect to pool 1, pool 1C and pool 2. Similarly, any “excess interest” received from the mortgage loans in pool 3 and pool 4 will be available to absorb realized losses on the mortgage loans in pool 3 and pool 4 and to create and maintain overcollateralization with respect to pool 3 and pool 4.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

Application of Excess Cashflow

Pool 1, Pool 1C and Pool 2

The amount of any excess interest for pool 1, pool 1C and pool 2, together with (a) any excess amounts of the principal remittance amount not needed to maintain the required level of overcollateralization for pool 1, pool 1C and pool 2 as specified by the rating agencies and (b) certain amounts of the principal distribution amount related to such pools and not paid to the certificates related to pool 1, pool 1C and pool 2 on any distribution date, will be applied as “excess cashflow” in order to pay certain interest shortfalls, principal, basis risk shortfalls and deferred amounts on the group I certificates and to make other payments as described in this prospectus supplement.

Any excess cashflow for pool 1, pool 1C and pool 2 will be paid on each distribution date in the following order of priority:

first, the excess cashflow will pay, to the extent unpaid, current interest and carryforward interest to the group I senior certificates, pro rata, and to the group I subordinate certificates (other than the Class M8-I and Class M9-I Certificates), sequentially;

second, the excess cashflow will be paid as principal to the group I certificates, generally in accordance with the priorities summarized under “—Payments of the Certificates—Principal Payments—Priority of Principal Payments” above;

third, any remaining excess cashflow will be paid to the group I certificates, to pay any basis risk shortfalls, sequentially (a) to the group I senior certificates pro rata in proportion to such shortfalls and (b) sequentially to the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I and Class M7-I, Certificates;

fourth, any remaining excess cashflow will be paid first to the group I senior certificates pro rata by need and second to the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, in that order, as “deferred amounts,” which generally are amounts in respect of any realized losses previously allocated to those certificates;

fifth, certain amounts will be paid to the supplemental interest trust; and

sixth, any remaining excess cashflow will be paid to various certificates not offered by this prospectus supplement, including residual certificates.

Pool 3 and Pool 4

The amount of any excess interest for pool 3 and pool 4, together with (a) any excess amounts of the principal remittance amount not needed to maintain the required level of overcollateralization for pool 3 and pool 4 as specified by the rating agencies and (b) certain amounts of the principal distribution amount not paid to the certificates related to pool 3 and pool 4 on any distribution date, will be applied as “excess cashflow” in order to pay certain interest shortfalls, principal, deferred amounts and basis risk shortfalls on the group II certificates and to make other payments as described in this prospectus supplement.

Any excess cashflow for pool 3 and pool 4 will be paid on each distribution date in the following order of priority:

first, the excess cashflow will pay, to the extent unpaid, sequentially, (i) to the group II senior certificates, pro rata, current interest and carryforward interest (ii) to the certificate insurer and (iii) to the group II subordinate certificates, sequentially, current interest and carryforward interest;

second, the excess cashflow will be paid as principal to the group II certificates (other than the Class 3-AX and Class 4-AX Certificates), generally in accordance with the priorities summarized under “—Payments of the Certificates—Principal Payments—Priority of Principal Payments” above;

third, any remaining excess cashflow will be paid first to the group II senior certificates pro rata by need and second to the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates, in that order, as “deferred amounts,” which generally are amounts in respect of any realized losses previously allocated to those certificates;

fourth, any remaining excess cashflow will be paid to the group II certificates, to pay any basis risk shortfalls, sequentially (a) to the group II senior certificates pro rata in proportion to such shortfalls and (b) sequentially to the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates;

fifth any remaining excess cashflow will be paid to various certificates not offered by this prospectus supplement, including residual certificates.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and “Description of the Certificates—Credit Enhancement—Application of Pool 1-2 Monthly Excess Cashflow” and “—Application of Pool 3-4 Monthly Excess Cashflow” in this prospectus supplement for a complete description of the priority of payment of excess cashflow.

Exchangeable Certificates

As described in this prospectus supplement, certain classes of certificates may be exchanged into other classes (“exchangeable classes”). Investors interested in exchanging their certificates must carefully follow the instructions for such exchanges. Annex F shows the available combinations of certificates.

See “Description of the Certificates—Exchangeable Certificates—Procedures” in this prospectus supplement and “Description of the Securities—Exchangeable Securities” in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

The Certificate Insurance Policy

  The Ambac Assurance Corporation certificate guaranty insurance policy will guarantee certain interest and principal payments to holders of the Class 3-A2 and Class 4-A3 Certificates under the instances described in this prospectus supplement. No other classes of certificates will benefit from the certificate guaranty insurance policy.

  For information about Ambac Assurance Corporation and for a more detailed discussion of the Ambac Assurance Corporation certificate guaranty insurance policy, see “The Certificate Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, the related servicers will be paid either (i) a monthly fee calculated on the principal balance of the mortgage loans currently serviced by that servicer at a rate of 0.375% per annum (or 0.425% per annum in the case of mortgage loans serviced by Residential Funding Company, LLC) or (ii) a monthly fee out of a general servicing fee calculated as 0.375% per annum on the total principal balance of the mortgage loans, subject to reduction as described in this prospectus supplement.

Expenses of the servicers, the custodians, the trustee, the certificate insurer and the master servicer will be reimbursed before payments are made on the certificates.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-3. The final scheduled distribution date for the senior certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing mortgage loan in the respective pool, the final scheduled distribution date for the group I subordinate certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing mortgage loan in pool 1, pool 1C or pool 2 and the final scheduled distribution date for the group II subordinate certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing mortgage loan in pool 3 and pool 4. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

The NIMS Insurer

One or more insurance companies, referred to in this prospectus supplement collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the Class X-I, Class X-II, Class AP-I and Class AP-II Certificates. In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

See “Risk Factors—Rights of the NIMS Insurer May Affect Certificates” in this prospectus supplement for additional information concerning the NIMS Insurer.

The Mortgage Loans

On the cut-off date, which is July 1, 2007, the assets of the trust fund will consist primarily of five pools of mortgage loans with a total principal balance of approximately $2,828,002,465. The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

The mortgage loans will consist of five pools of fully amortizing and balloon, adjustable rate (in the case of pool 3 and pool 4) and hybrid (in the case of pool 1, pool 1C and pool 2), conventional, negative amortization residential mortgage loans that have original terms to stated maturity of 30 or 40 years and that are secured by first liens on one-to-four family residential properties.

Pool 1, Pool 1C and Pool 3 will consist of mortgage loans that have original principal balances which do not exceed the applicable current Fannie Mae maximum original loan amount limitations for one- to four-family residential mortgaged properties and that are secured by first liens on one-to-four family residential properties.

The depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:

Group I Mortgage Pool Summary

	Range or Total	Weighted Average

Number of Mortgage Loans	2,453	-
Total Scheduled Principal Balance	$630,130,360	-
Scheduled Principal Balances	$33,191 to $764,839	$256,881*
Original Mortgage Rates	0.990% to 10.000%	2.760%
Current Mortgage Rates	1.000% to 10.250%	8.338%
Original Terms to Maturity (in months)	360 to 480	391
Remaining Terms to Maturity (in months)	338 to 480	388
Original Loan-to-Value Ratios	15.20% to 95.00%	77.68%
FICO Scores	640 to 840	711
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
California	34.64%	-
Florida	14.29%	-
Maximum Single Zip Code Concentration	0.44%	-
Mortgage Loans with Prepayment Penalties at Origination	88.01%	-
Gross Margins	1.400% to 5.000%	3.395%
Maximum Mortgage Rates	8.990% to 12.000%	10.667%
Minimum Mortgage Rates	1.400% to 9.950%	3.409%
Months to Next Mortgage Rate Adjustment	1 to 2	1
Months to Next Payment Adjustment	1 to 60	13
Initial Caps	N/A	N/A
Periodic Caps	N/A	N/A
Initial Fixed Rate Period
One month	98.37%	-
Two months	0.06%	-
Three months	1.48%	-
Four months	0.08%	-
Initial Fixed Payment Period
12 months	91.54%	-
24 months	1.22%	-
36 months	2.33%	-
60 months	4.92%	-
Negative Amortization Limit
110%	44.09%	-
115%	55.91%	-
Index
1-Year MTA	87.40%	-
1-Month LIBOR	11.80%	-
COFI	0.62%	-
LAMA	0.17%	-
Payment Cap	7.50%	-
Original Months to Recast	60 to 120	75

*	This is the average, not the weighted average, of the Scheduled Principal Balances.

**	Non-zero weighted average.

***	Approximately 30.01% of the Mortgage Loans in Group I do not have Initial or Periodic Rate Caps.

Pool 1 Mortgage Pool Summary

	Range or Total	Weighted Average

Number of Mortgage Loans	898	-
Total Scheduled Principal Balance	$250,315,848	-
Scheduled Principal Balances	$27,067 to $729,658	$278,748*
Initial Payment Interest Rates	0.850% to 6.250%	3.353%
Current Mortgage Rates	5.500% to 9.625%	7.348%
Original Terms to Maturity (in months)	360	-
Remaining Terms to Maturity (in months)	352 to 360	359
Original Loan-to-Value Ratios	20.30% to 95.00%	74.71%
FICO Scores**	620 to 817	720
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
California	40.81%	-
Florida	11.12%	-
Maximum Single Zip Code Concentration	0.50%	-
Mortgage Loans with Prepayment Penalties at Origination	77.76%	-
Gross Margins	2.250% to 4.375%	2.853%
Maximum Mortgage Rates	10.500% to 14.625%	12.627%
Minimum Mortgage Rates	2.250% to 4.375%	2.854%
Months to Next Mortgage Rate Adjustment	33 to 120	61
Months to Next Payment Adjustment	34 to 121	62
Initial Caps***	5.000% to 6.000%	5.294%
Periodic Caps***	1.000% to 2.000%	1.308%
Initial Fixed Payment Period
36 months	0.59%	-
60 months	93.80%	-
84 months	3.47%	-
120 months	2.14%	-
Negative Amortization Limit
110%	11.13%	-
115%	60.13%	-
120%	28.74%	-
Index
6-Month LIBOR	66.29%	-
1-Year MTA	27.69%	-
1-Month LIBOR	5.05%	-
1-Year LIBOR	0.97%	-

*	This is the average, not the weighted average, of the Scheduled Principal Balances.

**	Non-zero weighted average.

***	Approximately 32.74% of the Mortgage Loans in Pool 1 do not have Initial or Periodic Rate Caps.

Pool 1C Mortgage Pool Summary

	Range or Total	Weighted Average

Number of Mortgage Loans	979	-
Total Scheduled Principal Balance	$258,069,555	-
Scheduled Principal Balances	$30,753 to $781,950	$263,605*
Initial Payment Interest Rates	1.250% to 6.375%	3.532%
Current Mortgage Rates	5.875% to 9.750%	7.631%
Original Terms to Maturity (in months)	360	-
Remaining Terms to Maturity (in months)	356 to 360	359
Original Loan-to-Value Ratios	10.09% to 95.00%	82.62%
FICO Scores	620 to 822	720
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
California	35.78%	-
Florida	12.62%	-
Maximum Single Zip Code Concentration	0.67%	-
Mortgage Loans with Prepayment Penalties at Origination	81.85%	-
Gross Margins	2.250% to 4.625%	3.027%
Maximum Mortgage Rates	10.875% to 14.500%	12.749%
Minimum Mortgage Rates	2.250% to 4.625%	3.028%
Months to Next Mortgage Rate Adjustment	35 to 120	61
Months to Next Payment Adjustment	36 to 121	62
Initial Caps**	5.000% to 6.000%	5.268%
Periodic Caps**	1.000% to 2.000%	1.285%
Initial Fixed Payment Period
36 months	0.43%	-
60 months	93.28%	-
84 months	4.15%	-
120 months	2.14%	-
Negative Amortization Limit
110%	26.76%	-
115%	45.82%	-
120%	27.43%	-
Index
6-Month LIBOR	63.54%	-
1-Year MTA	28.74%	-
1-Month LIBOR	6.59%	-
1-Year LIBOR	1.13%	-

*	This is the average, not the weighted average, of the Scheduled Principal Balances.

**	Approximately 35.33% of the Mortgage Loans in Pool 1C do not have Initial or Periodic Rate Caps.

Pool 2 Mortgage Pool Summary

	Range or Total	Weighted Average

Number of Mortgage Loans	1,029	-
Total Scheduled Principal Balance	$634,781,586	-
Scheduled Principal Balances	$121,302 to $2,599,548	$616,891*
Initial Payment Interest Rates	1.250% to 5.875%	3.479%
Current Mortgage Rates	5.500% to 9.515%	7.287%
Original Terms to Maturity (in months)	360	-
Remaining Terms to Maturity (in months)	351 to 360	359
Original Loan-to-Value Ratios	24.44% to 95.00%	76.38%
FICO Scores	620 to 819	722
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
California	63.15%	-
Maximum Single Zip Code Concentration	0.70%	-
Mortgage Loans with Prepayment Penalties at Origination	78.76%	-
Gross Margins	2.250% to 4.600%	2.849%
Maximum Mortgage Rates	10.500% to 14.500%	12.625%
Minimum Mortgage Rates	2.250% to 4.600%	2.850%
Months to Next Mortgage Rate Adjustment	35 to 119	60
Months to Next Payment Adjustment	36 to 120	61
Initial Caps**	5.000% to 6.000%	5.367%
Periodic Caps**	1.000% to 2.000%	1.384%
Initial Fixed Rate Period
36 months	0.24%	-
60 months	95.24%	-
84 months	3.61%	-
120 months	0.91%	-
Negative Amortization Limit
110%	17.59%	-
115%	61.34%	-
120%	21.07%	-
Index
6-Month LIBOR	72.05%	-
1-Year MTA	22.91%	-
1-Month LIBOR	3.86%	-
1-Year LIBOR	1.17%	-

*	This is the average, not the weighted average, of the Scheduled Principal Balances.

**	Approximately 26.78% of the Mortgage Loans in Pool 2 do not have Initial or Periodic Rate Caps.

Group II Mortgage Pool Summary

	Range or Total	Weighted Average

Number of Mortgage Loans	4,595	-
Total Scheduled Principal Balance	$1,684,835,474	-
Scheduled Principal Balances	$33,191 to $2,940,701	$366,667*
Original Mortgage Rates	0.990% to 10.000%	2.886%
Current Mortgage Rates	1.000% to 10.375%	8.212%
Original Terms to Maturity (in months)	360 to 480	394
Remaining Terms to Maturity (in months)	338 to 480	391
Original Loan-to-Value Ratios	5.53% to 95.00%	76.72%
FICO Scores**	620 to 840	711
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
California	46.76%	-
Florida	12.24%	-
Maximum Single Zip Code Concentration	0.39%	-
Mortgage Loans with Prepayment Penalties at Origination	85.44%	-
Gross Margins	0.900% to 5.500%	3.320%
Maximum Mortgage Rates	7.450% to 16.939%	10.515%
Minimum Mortgage Rates	0.900% to 9.950%	3.329%
Months to Next Mortgage Rate Adjustment	1 to 2	1
Months to Next Payment Adjustment	1 to 61	12
Initial Caps	N/A	N/A
Periodic Caps	N/A	N/A
Initial Fixed Rate Period
One month	98.07%	-
Two months	0.02%	-
Three months	1.88%	-
Four months	0.03%	-
Initial Fixed Payment Period
12 months	94.25%	-
24 months	0.72%	-
36 months	1.46%	-
60 months	3.56%	-
Negative Amortization Limit
110%	39.85%	-
115%	60.15%	-
Index
1-Year MTA	90.66%	-
1-Month LIBOR	8.71%	-
COFI	0.54%	-
LAMA	0.09%	-
Payment Cap	7.50%	-
Original Months to Recast	60 to 120	77

*	This is the average, not the weighted average, of the Scheduled Principal Balances.

**	Non-zero weighted average.

Pool 3 Mortgage Pool Summary

	Range or Total	Weighted Average

Number of Mortgage Loans	2,453	-
Total Scheduled Principal Balance	$630,130,360	-
Scheduled Principal Balances	$33,191 to $764,839	$256,881*
Original Mortgage Rates	0.990% to 10.000%	2.760%
Current Mortgage Rates	1.000% to 10.250%	8.338%
Original Terms to Maturity (in months)	360 to 480	391
Remaining Terms to Maturity (in months)	338 to 480	388
Original Loan-to-Value Ratios	15.20% to 95.00%	77.68%
FICO Scores	640 to 840	711
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
California	34.64%	-
Florida	14.29%	-
Maximum Single Zip Code Concentration	0.44%	-
Mortgage Loans with Prepayment Penalties at Origination	88.01%	-
Gross Margins	1.400% to 5.000%	3.395%
Maximum Mortgage Rates	8.990% to 12.000%	10.667%
Minimum Mortgage Rates	1.400% to 9.950%	3.409%
Months to Next Mortgage Rate Adjustment	1 to 2	1
Months to Next Payment Adjustment	1 to 60	13
Initial Caps	N/A	N/A
Periodic Caps	N/A	N/A
Initial Fixed Rate Period
One month	98.37%	-
Two months	0.06%	-
Three months	1.48%	-
Four months	0.08%	-
Initial Fixed Payment Period
12 months	91.54%	-
24 months	1.22%	-
36 months	2.33%	-
60 months	4.92%	-
Negative Amortization Limit
110%	44.09%	-
115%	55.91%	-
Index
1-Year MTA	87.40%	-
1-Month LIBOR	11.80%	-
COFI	0.62%	-
LAMA	0.17%	-
Payment Cap	7.50%	-
Original Months to Recast	60 to 120	75

*	This is the average, not the weighted average, of the Scheduled Principal Balances.

Pool 4 Mortgage Pool Summary

	Range or Total	Weighted Average

Number of Mortgage Loans	2,142	-
Total Scheduled Principal Balance	$1,054,705,113	-
Scheduled Principal Balances	$38,044 to $2,940,701	$492,392*
Original Mortgage Rates	0.990% to 9.750%	2.960%
Current Mortgage Rates	1.000% to 10.375%	8.137%
Original Terms to Maturity (in months)	360 to 480	396
Remaining Terms to Maturity (in months)	340 to 480	393
Original Loan-to-Value Ratios	5.53% to 95.00%	76.14%
FICO Scores**	620 to 822	710
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
California	54.01%	-
Florida	11.01%	-
Maximum Single Zip Code Concentration	0.56%	-
Mortgage Loans with Prepayment Penalties at Origination	83.91%	-
Gross Margins	0.900% to 5.500%	3.274%
Maximum Mortgage Rates	7.450% to 16.939%	10.424%
Minimum Mortgage Rates	0.900% to 8.125%	3.281%
Months to Next Mortgage Rate Adjustment	1 to 2	1
Months to Next Payment Adjustment	1 to 61	11
Initial Caps	N/A	N/A
Periodic Caps	N/A	N/A
Initial Fixed Rate Period
One month	97.89%	-
Three months	2.11%	-
Initial Fixed Payment Period
12 months	95.88%	-
24 months	0.42%	-
36 months	0.95%	-
60 months	2.75%	-
Negative Amortization Limit
110%	37.31%	-
115%	62.69%	-
Index
1-Year MTA	92.61%	-
1-Month LIBOR	6.86%	-
COFI	0.48%	-
LAMA	0.05%	-
Payment Cap	7.50%	-
Original Months to Recast	60 to 120	78

*	This is the average, not the weighted average, of the Scheduled Principal Balances.

**	Non-zero weighted average.

The mortgage loans in the trust fund were generally originated or acquired in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, such mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

The interest rates and monthly payments due on the mortgage loans in pool 1, pool 1C and pool 2 are fixed for the first three, five, seven or ten years following origination and thereafter adjust monthly, semi-annually or annually, but, in the case of the interest rates, subject to the applicable initial periodic cap and subsequent periodic cap, if applicable. The initial required minimum monthly payment for each of the mortgage loans in pool 1, pool 1C and pool 2 is equal to the interest that will accrue on the beginning principal balance of such mortgage loan at a rate generally equal to a certain number of basis points less than the interest rate on such mortgage loan. As such, the required minimum monthly payment during the initial three, five, seven or ten years following origination for these mortgage loans will be less than the accrued interest for such mortgage loan. If the borrower makes only the minimum monthly payment during the initial three, five, seven or ten year period, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that mortgage loan in the form of negative amortization.

After the initial fixed rate period, and continuing through the 120th payment (other than for mortgage loans with a ten year initial fixed rate period), the minimum payment on each mortgage loan in pool 1, pool 1C and pool 2 is equal to the amount of interest that accrues on the outstanding principal balance of such mortgage loan at the then-current interest rate on such mortgage loan. After this second “interest-only” period, the monthly payment on each pool 1, pool 1C and pool 2 mortgage loan is equal to an amount that will amortize fully the outstanding principal balance over its remaining term.

While the interest rate on each mortgage loan in pool 3 or 4 will adjust monthly (after any initial fixed-rate period), the minimum monthly payments made by the related mortgagors adjust annually; however, approximately 1.22%, 2.33% and 4.92% of the mortgage loans in pool 3 and approximately 0.42%, 0.95% and 2.75% of the mortgage loans in pool 4 have an initial fixed monthly payment for a period of two, three or five years, respectively, and thereafter adjust annually. On each annual payment adjustment date, the monthly payment on mortgage loans in pool 3 and pool 4 generally will not increase by more than 7.50%. As a result, the interest due with respect to a mortgage loan in pool 3 or pool 4 for any given month may, under certain circumstances, exceed the monthly payment for that month. In that case, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that mortgage loan in the form of negative amortization.

In addition, beginning initially on the fifth anniversary (in the case of approximately 74.83% of the mortgage loans in pool 3 and 69.42% of the mortgage loans in pool 4), sixth anniversary (in the case of approximately 0.06% of the mortgage loans in pool 4) or tenth (in the case of approximately 25.17% of the mortgage loans in pool 3 and 30.52% of the mortgage loans in pool 4) anniversary of the first payment date of a mortgage loan in pool 3 or pool 4 and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan’s maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the increased principal balances.

See “Description of the Mortgage Pools” in this prospectus supplement and “The Trust Funds—The Mortgage Loans” in the prospectus for a general description of the mortgage loans.

None of the mortgage loans in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Mortgage Loan Representations and Warranties

The originators of the mortgage loans have made certain representations and warranties concerning the mortgage loans. The sponsor’s rights to the benefit of these representations and warranties will be assigned to the depositor under a sale and assignment agreement and, in turn, will be assigned by the depositor to the trustee for the benefit of certificateholders and the certificate insurer under the trust agreement. In addition, the sponsor will represent that none of the mortgage loans in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws and, for certain mortgage loans, will make additional representations and warranties.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, or receipt of notice of that breach, the originators or the sponsor will be required either to (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty, (a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

See “The Trust Agreement—Representations and Warranties” in this prospectus supplement.

Mortgage Loan Servicing

The mortgage loans will be master serviced by Aurora Loan Services LLC. The master servicer will oversee the servicing of the mortgage loans by the servicers. Initially, the primary loan servicers will be GreenPoint Mortgage Funding, Inc., American Home Mortgage Servicing Inc., Aurora Loan Services LLC, Countrywide Home Loans Servicing LP, Residential Funding Company, LLC, GMAC Mortgage, LLC, IndyMac Bank F.S.B., Bank of America, National Association and SunTrust Mortgage, Inc. Servicing of the pool 1, pool 1C and pool 2 mortgage loans currently serviced by GreenPoint Mortgage Funding, Inc. will subsequently be transferred to Aurora Loan Services LLC and servicing of the pool 3 and pool 4 mortgage loans currently serviced by GreenPoint Mortgage Funding, Inc. and SunTrust Mortgage, Inc. will subsequently be transfered to GMAC Mortgage, LLC on August 1, 2007, in accordance with the trust agreement and the servicing agreements, as described in this prospectus supplement.

Lehman Brothers Holdings Inc. will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the trust agreement and the applicable servicing agreement, which, among other things, generally requires payment of a termination fee payable from its own funds and not from the assets of the trust fund.

See “The Master Servicer,” “The Servicers” and “Mortgage Loan Servicing” in this prospectus supplement.

Optional Purchase of the Mortgage Loans

Pool 1, Pool 1C and Pool 2. The master servicer, with the prior written consent of the seller and the NIMS Insurer, which consent may not be unreasonably withheld, may purchase the mortgage loans in pool 1, pool 1C and pool 2 (in the aggregate) on or after the pool 1-2 initial optional termination date, which is the distribution date following the month in which the total principal balance of the mortgage loans in pool 1, pool 1C and pool 2 (determined in the aggregate rather than by mortgage pool) declines to less than 10% of the initial total principal balance of such mortgage loans as of the cut-off date. If the master servicer fails to exercise this option, the NIMS Insurer will have the right to direct the master servicer to exercise this option so long as it is insuring the net interest margin securities related to those pools or any amounts payable to the NIMS Insurer in respect of the insurance remain unpaid.

Pool 3 and Pool 4. The master servicer, with the prior written consent of the seller and the NIMS Insurer and the Certificate Insurer (to the extent that such optional purchase will result in a draw on the financial guaranty insurance policy), which consent may not be unreasonably withheld, may purchase the mortgage loans in pool 3 and pool 4 (in the aggregate) on or after the pool 3-4 initial optional termination date, which is the distribution date following the month in which the total principal balance of the mortgage loans in pool 3 and pool 4 (determined in the aggregate rather than by mortgage pool) declines to less than 10% of the initial total principal balance of such mortgage loans as of the cut-off date. If the master servicer fails to exercise this option, the NIMS Insurer will have the right to direct the master servicer to exercise this option so long as it is insuring the net interest margin securities related to those pools or any amounts payable to the NIMS Insurer in respect of the insurance remain unpaid.

If the mortgage loans in pool 1, pool 1C and pool 2 (in the aggregate) or pool 3 and pool 4 (in the aggregate), as applicable, are purchased, the related certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price and the certificate insurer will receive all amounts due and owing to it under the trust agreement.

If the option to purchase the mortgage loans in pool 1, pool 1C and pool 2 (in the aggregate) or pool 3 and pool 4 (in the aggregate), as applicable, is not exercised on the applicable initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on certain of the related offered certificates will be increased as described in the table on page S-1.

See “Description of the Certificates—Optional Purchase of the Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase. See “Summary of Terms—The Certificates—Interest Payments—Amounts Available for Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.

Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay the financing.

Tax Status

The trustee will elect to treat a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the senior certificates and subordinate certificates (other than the exchange certificates and the exchangeable certificates) will represent ownership of “regular interests” in a REMIC. The exchange certificates and the exchangeable certificates will represent beneficial ownership of interests in the underlying REMIC regular interests and other arrangements corresponding to those certificates. The Class R Certificate will be designated as the sole class of “residual interest” in each of the REMICs.

In addition to representing REMIC regular interests, (i) each class of the group I certificates (other than the Class M8-I and Class M9-I Certificates) will also be treated for federal income tax purposes as representing rights to receive, and each class of the group I certificates will also be treated for federal income tax purposes as representing the obligation to make, certain non-REMIC payments, (ii) each class of the group II certificates will also be treated for federal income tax purposes as representing rights to receive, and each class of the group II senior certificates will also be treated for federal income tax purposes as representing the obligation to make, certain non-REMIC payments.

Further, each class of the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates will also be treated for federal income tax purposes as representing rights and obligations under their respective deferred interest cap agreements.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Generally, the Senior certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.

However, such employee benefit plans or plans subject to Section 4975 may not acquire the group I senior certificates or the Pool 4 Senior Certificates unless such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. Prospective investors should consult with legal counsel regarding the consequences of the acquisition and holding of the offered certificates by such retirement or other employee benefit plans.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

Generally, the senior certificates and the Class M1-I, Class M2-I, Class M3-I, Class M1-II, Class M2-II and Class M3-II Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth in the table on page S-1.

These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

•	The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

•	The ratings do not address the payment of any basis risk shortfalls with respect to the certificates.

•	The ratings do not address any payments made by the cap counterparty.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependant on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus. In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the prospectus occur in combination.

Risks Related to Higher Expected Delinquencies of the Mortgage Loans

The mortgage loans were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so such mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

See “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans in each mortgage pool and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in the borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties including bankruptcy. Originators that originate prime and Alt-A mortgage loans have also recently experienced serious financial difficulties. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.

On July 27, 2007, American Home Mortgage Investment Corp. (“AHMIC”) announced that it was delaying payment of its quarterly cash dividend. AHMIC has also had significant margin calls with respect to its credit facilities. On July 30, 2007, trading in shares of AHMIC was delayed on the New York Stock Exchange following a substantial decline in its share price in pre-market trading. AHMIC is the parent company of American Home Mortgage Corp., one of the originators of the mortgage loans in the trust fund, and of American Home Mortgage Servicing, Inc., one of the servicers of the mortgage loans in the trust fund. No assurances can be given as to American Home Mortgage Corporation's ability to repurchase mortgage loans in the trust fund in the event of breaches of representations and warranties.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered certificates.

The mortgage loans in the trust fund do not include subprime mortgage loans; however, you should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates

The group I certificates will accrue interest at an interest rate that adjusts monthly based on the 1-month LIBOR index plus a specified margin. However, the interest rates on these certificates are subject to a limitation, generally based on the weighted average interest rate of the related mortgage loans, net of certain fees and expenses of the trust fund and any swap payments or swap termination payments not due to a breach by the swap counterparty owed by the supplemental interest trust. All of the mortgage loans in pool 1, pool 1C and pool 2 have interest rates that are fixed for the first three, five, seven or ten years and adjust monthly, semi-annually or annually based on a 6-month LIBOR index (in the case of approximately 66.29% of the mortgage loans in pool 1, 63.54% of the mortgage loans in pool 1C and 72.05% of the mortgage loans in pool 2), 1-year MTA index (in the case of approximately 27.69% of the mortgage loans in pool 1, 28.74% of the mortgage loans in pool 1C and 22.91% of the mortgage loans in pool 2), 1-month LIBOR index (in the case of approximately 5.05% of the mortgage loans in pool 1, 6.59% of the mortgage loans in pool 1C and 3.86% of the mortgage loans in pool 2) or 1-year LIBOR index (in the case of approximately 0.97% of the mortgage loans in pool 1, 1.13% of the mortgage loans in pool 1C and 1.17% of the mortgage loans in pool 2) thereafter, subject to periodic maximum limitations on adjustments to their interest rates, as described in “Description of the Mortgage Pools—The Indices.”

The group II certificates (other than the Class 3-AX and Class 4-AX Certificates) will accrue interest at an interest rate that adjusts monthly based on the 1-month LIBOR index plus a specified margin. However, the interest rates on these certificates are subject to a limitation, generally based on the weighted average interest rate of the related mortgage loans, net of certain fees and expenses of the trust fund including the monthly premium due to the certificate insurer under the certificate guaranty insurance policy with respect to the Class 3-A2 and Class 4-A3 Certificates. Approximately 87.40% and 92.61% of the mortgage loans in pool 3 and pool 4, respectively, will have interest rates that adjust monthly based on the 1-year MTA index, approximately 11.80% and 6.86% of the mortgage loans in pool 3 and pool 4, respectively, will have interest rates that adjust monthly based on a 1-month LIBOR index, approximately 0.62% and 0.48% of the mortgage loans in pool 3 and pool 4, respectively, will have interest rates that adjust monthly based on the COFI index and approximately 0.17% and 0.05% of the mortgage loans in pool 3 and pool 4 will have interest rates that adjust monthly based on the LAMA index, as described in “Description of the Mortgage Pools—The Indices.”

A variety of factors could limit the interest rates and adversely affect the yield to maturity on the certificates. Some of these factors are described below.

• The 1-year MTA index, 6-month LIBOR, 1-year LIBOR and COFI index may respond to economic and market factors that differ from those that affect the 1-month LIBOR index. It is possible that the interest rates on certain of the mortgage loans may decline while the interest rates on the related certificates (other than the Class 3-AX and Class 4-AX Certificates) are stable or rising.

• The mortgage rates on all of the pool 1, pool 1C and pool 2 mortgage loans will be set at a fixed rate for a period of three, five, seven or ten years. Thereafter, the mortgage rates on 66.29%, 63.54% and 72.05% the mortgage loans in pool 1, pool 1C and pool 2, respectively, will be based on the 6-month LIBOR index, the mortgage rates on approximately 27.69%, 28.74% and 22.91% of the mortgage loans in pool 1, pool 1C and pool 2, respectively, will be based on the 1-year MTA index and approximately 0.97%, 1.13% and 1.17% of the mortgage loans in pool 1, pool 1C and pool 2, respectively, will be based on the 1-year LIBOR index. Therefore, a lack of correlation exists between the level of the index used to determine the interest rates on the group I certificates and the fixed mortgage rate (during the initial fixed rate period) or the index used to determine the mortgage rates (for subsequent periods) on the related mortgage loans. We cannot assure you as to the level, rate or timing of changes in any index.

• The mortgage rates on the majority of the mortgage loans in pool 3 and pool 4 will be based on the level of 1-year MTA, which is a 12 month moving average of the monthly yields on U.S. Treasury securities, adjusted to a constant maturity of one year. Therefore, a lack of correlation exists between the level of the index used to determine the interest rates on the group II certificates and the index used to determine the mortgage rates on the majority of the related mortgage loans. Generally, the nature of the mortgage index will cause it to rise or fall more slowly than 1-month LIBOR, and the indices may move in opposite directions. We cannot assure you as to the level, rate or timing of changes in either index.

• An increase in 1-month LIBOR, without a corresponding increase in the interest rates on the mortgage loans, will have an adverse effect on the yield on the Class 3-AX and Class 4-AX Certificates.

• To the extent that the mortgage loans are subject to default or prepayment, the interest rates on the certificates may be reduced as a result of the applicable net funds cap limitation described in this prospectus supplement.

• If the interest rates on the offered certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of those certificates on future distribution dates, but only if there is enough cashflow generated from excess interest (and in limited circumstances, principal) on the related mortgage loans to fund these shortfalls. In addition, with respect to the group I senior certificates, any payments received from the interest rate cap agreement or interest rate swap agreement may be available to cover basis risk shortfall.

See “Summary of Terms—The Certificates—Interest Payments—Amounts Available for Interest Payments,” “Description of the Certificates—Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement. For a general description of the interest rates of the mortgage loans, see “Description of the Mortgage Pools” in this prospectus supplement.

Special Risks For the Class 3-AX, Class 4-AX, Class M8-I and Class M9-I Certificates

The Class 3-AX and Class 4-AX Certificates are interest-only certificates. The Class M8-I and Class M9-I Certificates are principal-only certificates. These certificates have yields to maturity—the yield you will receive if you hold a certificate until it has been paid in full—that are highly sensitive to prepayments on the mortgage loans.

If you purchase a Class 3-AX or Class 4-AX Certificate, you should consider the risk that you may receive a lower than expected yield in the case of a faster than expected rate of prepayments on the related mortgage loans. If you purchase a Class M8-I and Class M9-I Certificate, you should consider the risk that you may receive a lower than expected yield in the case of a slower than expected rate of prepayments on the related mortgage loans.

Prepayments on the mortgage loans could result in the failure of investors in the interest-only certificates to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

See “Yield, Prepayment and Weighted Average Life—General” and “—Weighted Average Life” in this prospectus supplement.

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The certificates (other than the Class 3-A2 and Class 4-A3 Certificates) are not insured by any financial guaranty insurance policy. The excess interest, overcollateralization, subordination, loss allocation and limited cross-collateralization features and the swap agreement (in the case of the group I senior certificates only), all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

Excess Interest and Overcollateralization. In order to maintain overcollateralization, it will be necessary that the mortgage loans in each mortgage pool generate more interest than is needed to pay interest on the related senior certificates and subordinate certificates, as well as that mortgage pool’s allocable portion of fees and expenses of the trust fund including, in the case of pool 3 and pool 4, the monthly premium due to the certificate insurer under the certificate guaranty insurance policy and, in the case of pool 1, pool 1C and pool 2, any swap payments owed to the swap counterparty. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans in each mortgage pool is expected to be higher than the weighted average of the interest rates on the related senior certificates and subordinate certificates plus the servicing fee rate, the monthly premium due under the certificate insurance policy with respect to the Class 3-A2 and Class 4-A3 Certificates and, in the case of pool 1, pool 1C and pool 2, any swap payments owed to the swap counterparty. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. On the closing date, the total principal balance of the mortgage loans in pool 1, pool 1C and pool 2 is expected to exceed the total principal amount of the group I certificates by approximately $9,148,991, which is equal to approximately 0.80% of the aggregate principal balance of the mortgage loans in pool 1, pool 1C and pool 2 as of the cut-off date. Similarly, the total principal balance of the mortgage loans in pool 3 and pool 4 on the closing date is expected to exceed the total principal amount of the group II certificates by approximately $18,540,474, which is equal to approximately 1.10% of the aggregate principal balance of the mortgage loans in pool 3 and pool 4 as of the cut-off date. Thereafter, if necessary to maintain overcollateralization at a level set by the rating agencies, any interest received on the mortgage loans in excess of the amount needed to pay interest on the related certificates and, in the case of pool 3 and pool 4, the certificate insurance premium, and, in the case of pool 1, pool 1C and pool 2, any related swap payments owed to the swap counterparty, will be used to reduce the total principal amount of the related certificates until the applicable level of overcollateralization equals the level set by the rating agencies. The required level of overcollateralization for the group I certificates or group II certificates, as applicable, will exist whenever the related mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the group I certificates or group II certificates, as applicable (calculated for such purpose by assuming the class principal amount of each class of Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates has been increased by the amount of net negative amortization allocated to such certificates hereunder, notwithstanding the reimbursement of such amount from the related deferred interest cap agreement), by an amount equal to (i) approximately $9,145,336 (0.80% of the aggregate principal balance of the mortgage loans in pool 1, pool 1C and pool 2 as of the cut-off date) for any distribution date occurring prior to the stepdown date or (ii) an amount equal to the greater of the amount specified in this prospectus supplement and approximately $5,715,835 (0.50% of the aggregate principal balance of the mortgage loans in pool 1, pool 1C and pool 2 as of the cut-off date) for any distribution date occurring on or after the related stepdown date in the case of the group I certificates or, in the case of the group II certificates, by an amount equal to (i) approximately $18,533,190 (1.10% of the aggregate principal balance of the mortgage loans in pool 3 and pool 4 as of the cut-off date) for any distribution date occurring prior to the stepdown date or (ii) an amount equal to the greater of the amount specified in this prospectus supplement and approximately $8,424,177 (0.50% of the aggregate principal balance of the mortgage loans in pool 3 and pool 4 as of the cut-off date) for any distribution date occurring on or after the related stepdown date.

This excess is referred to in this prospectus supplement as “pool 1-2 overcollateralization,” in the case of pool 1, pool 1C and pool 2 and the “pool 3-4 overcollateralization,” in the case of pool 3 and pool 4, and will be available to absorb losses. We cannot assure you, however, that the mortgage loans in pool 1, pool 1C and pool 2 (in the aggregate) or pool 3 and pool 4 (in the aggregate), as applicable, together with payments from the interest rate swap agreement in the case of pool 1, pool 1C and pool 2, will generate enough excess interest to maintain the applicable overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

•  Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest generated by the related mortgage pool after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect on the related certificates to that mortgage pool of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•  Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest generated by the related mortgage pool will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because that mortgage loan will no longer be outstanding and generating interest.

•  Increases in LIBOR. All of the mortgage loans in pool 1, pool 1C and pool 2 have interest rates that are fixed for the first three, five, seven or ten years following origination and adjust monthly, semi-annually or annually based on a 1-month LIBOR index, 6-month LIBOR index, 1-year MTA index or 1-year LIBOR index thereafter, subject to periodic maximum limitations on adjustments to their interest rates. Increases in the 1-month LIBOR index used to determine the interest rates on the offered certificates will require that more of the interest generated by the mortgage loans in pool 1, pool 1C and pool 2 be applied to cover interest on the group I certificates. Approximately 87.40% of the mortgage loans in pool 3 and 92.61% of the mortgage loans in pool 4 have interest rates that adjust based on the 1-year MTA index and not the 1-month LIBOR index used to determine the interest rates on the offered certificates. As the 1-year MTA index is a 12 month moving average, it is likely to rise or fall more slowly than the 1-month LIBOR index. As a result of an increase in 1-month LIBOR, the interest rates on the group II certificates (other than the Class 3-AX and Class 4-AX Certificates) may increase relative to interest rates on the majority of the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on these classes of certificates. Furthermore, the interest rates on the majority of the mortgage loans in pool 3 and pool 4 may not rise while 1-month LIBOR is rising or may not rise as rapidly as 1-month LIBOR.

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement

•  The Interest Rate Swap Agreement. Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses on the group I senior certificates. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the amount owed by the swap counterparty on a distribution date exceeds the amount owed to the swap counterparty. This will not occur except in periods when 1-month LIBOR (as determined pursuant to the related interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from 5.15% to 5.68% per annum on the scheduled notional amount and adjusted on a monthly basis as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls of the group I senior certificates or repay losses on the mortgage loans.

See “Description of the Certificates—The Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.

Subordination and Allocation of Losses

If the applicable subordination is insufficient to absorb losses on the mortgage loans in pool 1, pool 1C and pool 2, then holders of group I certificates will likely incur losses and may never receive all of their principal payments. You should consider the following:

•  if you buy a Class M9-I Certificate and losses on the mortgage loans in pool 1, pool 1C and pool 2 exceed excess interest for pool 1, pool 1C and pool 2, net swap payments made to the supplemental interest trust and any pool 1-2 overcollateralization, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M9-I Certificates by the amount of that excess;

•  if you buy a Class M8-I Certificate and losses on the mortgage loans in pool 1, pool 1C and pool 2 exceed excess interest for pool 1, pool 1C and pool 2, net swap payments made to the supplemental interest trust and any pool 1-2 overcollateralization, plus the total principal amount of the Class M9-I Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M8-I Certificates by the amount of that excess;

•  if you buy a Class M7-I Certificate and losses on the mortgage loans in pool 1, pool 1C and pool 2 exceed excess interest for pool 1, pool 1C and pool 2, net swap payments made to the supplemental interest trust and any pool 1-2 overcollateralization, plus the total principal amount of the Class M8-I and Class M9-I Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M7-I Certificates by the amount of that excess;

•  if you buy a Class M6-I Certificate and losses on the mortgage loans in pool 1, pool 1C and pool 2 exceed excess interest for pool 1, pool 1C and pool 2, net swap payments made to the supplemental interest trust and any pool 1-2 overcollateralization, plus the total principal amount of the Class M7-I, Class M8-I and Class M9-I Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M6-I Certificates by the amount of that excess;

•  if you buy a Class M5-I Certificate and losses on the mortgage loans in pool 1, pool 1C and pool 2 exceed excess interest for pool 1, pool 1C and pool 2, net swap payments made to the supplemental interest trust and any pool 1-2 overcollateralization, plus the total principal amount of the Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M5-I Certificates by the amount of that excess;

•  if you buy a Class M4-I Certificate and losses on the mortgage loans in pool 1, pool 1C and pool 2 exceed excess interest for pool 1, pool 1C and pool 2, net swap payments made to the supplemental interest trust and any pool 1-2 overcollateralization, plus the total principal amount of the Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M4-I Certificates by the amount of that excess;

•  if you buy a Class M3-I Certificate and losses on the mortgage loans in pool 1, pool 1C and pool 2 exceed excess interest for pool 1, pool 1C and pool 2, net swap payments made to the supplemental interest trust and any pool 1-2 overcollateralization, plus the total principal amount of the Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M3-I Certificates by the amount of that excess;

•  if you buy a Class M2-I Certificate and losses on the mortgage loans in pool 1, pool 1C and pool 2 exceed excess interest for pool 1, pool 1C and pool 2, net swap payments made to the supplemental interest trust and any pool 1-2 overcollateralization, plus the total principal amount of the Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M2-I Certificates by the amount of that excess;

•  if you buy a Class M1-I Certificate and losses on the mortgage loans in pool 1, pool 1C and pool 2 exceed excess interest for pool 1, pool 1C and pool 2, net swap payments made to the supplemental interest trust and any pool 1-2 overcollateralization, plus the total principal amount of the Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M1-I Certificates by the amount of that excess;

•  if you buy a pool 1 senior certificate and losses on the mortgage loans in pool 1, pool 1C and pool 2 exceed excess interest for pool 1, pool 1C and pool 2, net swap payments made to the supplemental interest trust and any pool 1-2 overcollateralization, plus the total principal amount of the group I subordinate certificates, then such additional losses from pool 1 will reduce the principal amounts of the pool 1 senior certificates, sequentially, first, to the Class 1-A3 Certificates, second, to the Class 1-A2 Certificates and third, to the Class 1-A1 Certificates, until the respective principal amount of each such class has been reduced to zero;

•  if you buy a pool 1C senior certificate and losses on the mortgage loans in pool 1, pool 1C and pool 2 exceed excess interest for pool 1, pool 1C and pool 2, net swap payments made to the supplemental interest trust and any pool 1-2 overcollateralization, plus the total principal amount of the group I subordinate certificates, then such additional losses from pool 1C will reduce the principal amounts of the pool 1C senior certificates, sequentially, first, to the Class 1C-A3 Certificates, second, to the Class 1C-A2 Certificates and third, to the Class 1C-A1 Certificates, until the respective principal amount of each such class has been reduced to zero; and

•  if you buy a pool 2 senior certificate and losses on the mortgage loans in pool 1, pool 1C and pool 2 exceed excess interest for pool 1, pool 1C and pool 2, net swap payments made to the supplemental interest trust and any pool 1-2 overcollateralization, plus the total principal amount of the group I subordinate certificates, then such additional losses from pool 2 will reduce the principal amounts of, first, the Class 2-A3 Certificates, second, the Class 2-A2 Certificates and third, the Class 2-A1 Certificates, until the principal amount of each such class has been reduced to zero.

If pool 1-2 overcollateralization is maintained at the required amount and the mortgage loans in pool 1, pool 1C and pool 2 generate interest in excess of the amount needed to pay interest and principal on the group I certificates, and the allocable portion of the fees and expenses of the trust fund including any payments owed to the swap counterparty, then excess interest generated by such mortgage loans will be used to pay the holders of the related certificates the amount of any reduction in the principal amounts of such certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated by the mortgage loans in pool 1, pool 1C and pool 2 and, in any event, if you own a group I subordinate certificate, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

If the applicable subordination is insufficient to absorb losses on the mortgage loans in pool 3 and pool 4, then holders of group II certificates will likely incur losses and may never receive all of their principal payments. You should consider the following:

•  if you buy a Class M9-II Certificate and losses on the mortgage loans in pool 3 and pool 4 exceed excess interest for pool 3 and pool 4 and any pool 3-4 overcollateralization, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M9-II Certificates by the amount of that excess;

•  if you buy a Class M8-II Certificate and losses on the mortgage loans in pool 3 and pool 4 exceed excess interest for pool 3 and pool 4 and any pool 3-4 overcollateralization, plus the total principal amount of the Class M9-II Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M8-II Certificates by the amount of that excess;

•  if you buy a Class M7-II Certificate and losses on the mortgage loans in pool 3 and pool 4 exceed excess interest for pool 3 and pool 4 and any pool 3-4 overcollateralization, plus the total principal amount of the Class M8-II and Class M9-II Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M7-II Certificates by the amount of that excess;

•  if you buy a Class M6-II Certificate and losses on the mortgage loans in pool 3 and pool 4 exceed excess interest for pool 3 and pool 4 and any pool 3-4 overcollateralization, plus the total principal amount of the Class M7-II, Class M8-II and Class M9-II Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M6-II Certificates by the amount of that excess;

•  if you buy a Class M5-II Certificate and losses on the mortgage loans in pool 3 and pool 4 exceed excess interest for pool 3 and pool 4 and any pool 3-4 overcollateralization, plus the total principal amount of the Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M5-II Certificates by the amount of that excess;

•  if you buy a Class M4-II Certificate and losses on the mortgage loans in pool 3 and pool 4 exceed excess interest for pool 3 and pool 4 and any pool 3-4 overcollateralization, plus the total principal amount of the Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M4-II Certificates by the amount of that excess;

•  if you buy a Class M3-II Certificate and losses on the mortgage loans in pool 3 and pool 4 exceed excess interest for pool 3 and pool 4 and any pool 3-4 overcollateralization, plus the total principal amount of the Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M3-II Certificates by the amount of that excess;

•  if you buy a Class M2-II Certificate and losses on the mortgage loans in pool 3 and pool 4 exceed excess interest for pool 3 and pool 4 and any pool 3-4 overcollateralization, plus the total principal amount of the Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M2-II Certificates by the amount of that excess;

•  if you buy a Class M1-II Certificate and losses on the mortgage loans in pool 3 and pool 4 exceed excess interest for pool 3 and pool 4 and any pool 3-4 overcollateralization, plus the total principal amount of the Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M1-II Certificates by the amount of that excess;

•  if you buy a pool 3 senior certificate and losses on the mortgage loans in pool 3 and pool 4 exceed excess interest for pool 3 and pool 4 and any pool 3-4 overcollateralization, plus the total principal amount of the group II subordinate certificates, then such additional losses from pool 3 will reduce the principal amounts of, first, the Class 3-A2 Certificates and second, the Class 3-A1 Certificates, until the principal amount of each such class has been reduced to zero (and such reductions in the class principal amounts of the pool 3 senior certificates will reduce the class notional amount of the Class 3-AX Certificates); provided, however, that any losses allocated to the Class 3-A2 Certificates will be covered by the certificate insurance policy; and

•  if you buy a pool 4 senior certificate and losses on the mortgage loans in pool 3 and pool 4 exceed excess interest for pool 3 and pool 4 and any pool 3-4 overcollateralization, plus the total principal amount of the group II subordinate certificates, then such additional losses from pool 4 will reduce the principal amounts of, first, the Class 4-A3 Certificates, second, pro rata, the Class 4-A2A and Class 4-A2B Certificates and third, the Class 4-A1 Certificates, until the principal amount of each such class has been reduced to zero (and such reductions in the class principal amounts of the pool 4 senior certificates will reduce the class notional amount of the Class 4-AX Certificates); provided, however, that any losses allocated to the Class 4-A3 Certificates will be covered by the certificate insurance policy.

As losses reduce the class principal amounts of the group II senior certificates (other than the Class 3-AX and Class 4-AX Certificates), the class notional amount of the Class 3-AX and Class 4-AX Certificates on any distribution date will be reduced. The class notional amount of the Class 3-AX will equal, for any distribution date, 50% of the aggregate outstanding class principal amount of the Class 3-A1 and Class 3-A2 Certificates immediately preceding such distribution date. The class notional amount of the Class 4-AX will equal, for any distribution date, 50% of the aggregate outstanding class principal amount of the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates immediately preceding such distribution date (calculated for such purpose for the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates assuming the class principal amount of such class has been increased by the cap deferred interest amount with respect to such class, notwithstanding the reimbursement of such amount from the related deferred interest cap agreement).

If pool 3-4 overcollateralization is maintained at the required amount and the mortgage loans in pool 3 and pool 4 generate interest in excess of the amount needed to pay interest and principal on the group II certificates and the fees and expenses of the trust fund (including the allocable portion of the monthly premium due to the certificate insurer under the certificate guaranty insurance policy with respect to the Class 3-A2 and Class 4-A3 Certificates), then excess interest generated by such mortgage loans will be used to pay the holders of the related certificates the amount of any reduction in the principal amounts of such certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated by the mortgage loans in pool 3 and pool 4 and, in any event, if you own a group II subordinate certificate, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

Exchangeable certificates will be subject to the same investment considerations and risks of the related exchange certificates.

Limited Cross-Collateralization
If you hold a group I senior certificate, your principal payments will depend, for the most part, on collections on the mortgage loans in the pool that relates to your class of certificates. However, your certificates will have the benefit of credit enhancement in the form of pool 1-2 overcollateralization and subordination from the crossed subordinate certificates. If you hold a group II senior certificate, your principal payments will depend, for the most part, on collections on the mortgage loans in the pool that relates to your class of certificates. However, your certificates will have the benefit of credit enhancement in the form of pool 3-4 overcollateralization and subordination from the crossed subordinate certificates. That means that even if the rate of losses on the mortgage loans in the pool that relates to your class of certificates is low, losses in the unrelated pool or pools may reduce the loss protection for your certificates.

No Cross-Collateralization between the Mortgage Groups

Interest and principal on the group I certificates will be payable solely from amounts collected on the mortgage loans in pool 1, pool 1C and pool 2. Interest and principal on the group II certificates will be payable solely from amounts collected on the pool 3 and pool 4 mortgage loans. Pool 1, pool 1C and pool 2 will not be “cross-collateralized” with pool 3 or pool 4, which is to say that interest and principal received on mortgage loans in pool 1, pool 1C and pool 2 will not be available for distribution to the group II certificates under any circumstances and interest and principal payments received on the pool 3 and pool 4 mortgage loans will not be available for distribution to the group I certificates under any circumstances. As a result, a disproportionately high rate of delinquencies or defaults in pool 3 and pool 4 may result in shortfalls or losses affecting the group II subordinate certificates or the group II senior certificates at the same time amounts from pool 1, pool 1C and pool 2 are being distributed in respect of certificates relating to those pools with lower seniority.

For example, on any distribution date, the class principal amount of the Class M9-II Certificates may be reduced because of excessive losses on the pool 3 and pool 4 mortgage loans, even though the Class M8-I Certificates related to pool 1, pool 1C and pool 2 are still outstanding and continue to receive distributions relating to such pools. Moreover, in the case of extremely high losses experienced by pool 3 and pool 4, it is possible that the group II senior certificates may not be receiving distributions and may be allocated losses even though the group I subordinate certificates are still outstanding and receiving distributions.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.

The Interest Rate Swap Agreement

Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to holders of group I certificates, and may reduce payments of interest on the group I certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of the mortgage loans in pool 1, pool 1C and pool 2, thereby increasing the relative proportion of interest collections on the mortgage loans in pool 1, pool 1C and pool 2 that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing level of LIBOR could adversely affect the yields on the group I certificates.

In the event that the trust fund, after application of all interest and principal received on the mortgage loans in pool 1, pool 1C and pool 2, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement may be owed to the swap counterparty. Certain termination payments payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to the group I certificateholders.

As of the cut-off date, the swap counterparty will have an aggregate “significance percentage” of the amount of the aggregate cut-off date balance of all of the mortgage loans in pool 1, pool 1C and pool 2 of less than 10%. The “significance percentage” for purposes of Item 1115 of Regulation AB is a percentage that is a reasonable, good faith estimate of the proportion that the maximum probable exposure of the interest rate swap agreement, on the one hand, bears to the cut-off date balance, on the other hand.

See “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—The Supplemental Interest Trust” in this prospectus supplement.

Effect of Creditworthiness of Swap Counterparty on Ratings on Certificates

As of the date of this prospectus supplement, the swap counterparty currently has the ratings described under ‘‘Description of the Certificates—The Supplemental Interest Trust—The Swap Counterparty.’’ The ratings of the certificates are dependent in part upon the credit ratings of the swap counterparty. If a credit rating of the swap counterparty is qualified, reduced or withdrawn and the swap counterparty does not post collateral securing its obligations under the interest rate swap agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—The Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.

Lack of Primary Mortgage Insurance

Approximately 16.57% of the mortgage loans in pool 1, 36.12% of the mortgage loans in pool 1C, 12.41% of the mortgage loans in pool 2, 15.18% of the mortgage loans in pool 3 and 8.85% of the mortgage loans in pool 4 have original loan-to-value ratios in excess of 80%.

Approximately 98.25% of the mortgage loans in pool 1, 97.78% of the mortgage loans in pool 1C, 93.57% of the mortgage loans in pool 2 and all of the mortgage loans in pool 3 and pool 4 with original loan-to-value ratios in excess of 80% are covered by a primary mortgage insurance policy. If borrowers without primary mortgage insurance default on their mortgage loans, there is a greater likelihood of losses than if the mortgage loans were insured. We cannot assure you that the available credit enhancement will be adequate to cover those losses.

Default Risk on High Balance Mortgage Loans

The principal balances of approximately $65,420,473 of the mortgage loans in pool 2 (representing approximately 10.31% of the mortgage loans in pool 2) and $128,448,736 of the mortgage loans in pool 4 (representing approximately 12.18% of the mortgage loans in pool 4) were in excess of $1,000,000 on the cut-off date. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the respective mortgage pools.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the current activation and any additional activation of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for distribution to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and none of the servicers, the master servicer or any other party will be required to fund any interest shortfall caused by any reduction.

Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 77.76% of the mortgage loans in pool 1, 81.85% of the mortgage loans in pool 1C, 78.76% of the mortgage loans in pool 2, 88.01% of the mortgage loans in pool 3 and 83.91% of the mortgage loans in pool 4 require the payment of a prepayment penalty in connection with substantially all prepayments occurring during periods that range from four months to three years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. No prepayment penalties will be available to make distributions on the offered certificates. The prepayment penalties from each mortgage loan in pool 1, pool 1C and pool 2 will be distributed to the Class AP-I Certificates and the prepayment penalties from each mortgage loan in pool 3 and pool 4 will be distributed to the Class AP-II Certificates.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the master servicer and the servicers, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement. The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman Brothers Holdings Inc., as the seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the related certificates:

•  If investors purchase certificates at a discount and principal is repaid slower than anticipated, then the yield on those certificates may be lower than anticipated.

•  If investors purchase certificates at a premium and principal is repaid faster than anticipated, then the yield on those certificates may be lower than anticipated.

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans included in each servicer’s portfolio.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May be Less Than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by the servicers and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to certificateholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Delinquencies Due to Servicing Transfer

It is possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the trust agreement and the related servicing agreement as a result of, among other things, (i) the occurrence of unremedied events of default in the servicer’s performance under the related servicing agreement or (ii) the exercise by the seller of its right to terminate a servicer without cause upon written notice as described in the servicing agreement.

On July 27, 2007, American Home Mortgage Investment Corp. (“AHMIC”) announced that it was delaying payment of its quarterly cash dividend. AHMIC has also had significant margin calls with respect to its credit facilities. On July 30, 2007, trading in shares of AHMIC was delayed on the New York Stock Exchange following a substantial decline in its share price in pre-market trading. AHMIC is the parent company of American Home Mortgage Corp., one of the originators of the mortgage loans in the trust fund, and of American Home Mortgage Servicing, Inc., one of the servicers of the mortgage loans in the trust fund. No assurances can be given that such events will not affect the ability of American Home Mortgage Servicing Inc. to service the mortgage loans in the trust fund.

It is expected that the servicing of all of the mortgage loans in pool 1, pool 1C and pool 2 serviced by GreenPoint Mortgage Funding, Inc. on the closing date will transfer to Aurora Loan Services LLC on August 1, 2007 and the servicing of the mortgage loans in pool 3 and pool 4 serviced by GreenPoint Mortgage Funding, Inc. and SunTrust Mortgage, Inc. on the closing date will transfer to GMAC Mortgage, LLC on August 1, 2007.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the certificates.

See “The Servicers” and “Mortgage Loan Servicing” in this prospectus supplement.

Changes in Mortgage Indices May Reduce the Yields on the Certificates

Beginning with the initial distribution date, the offered certificates (other than the Class 3-AX, Class 4-AX, Class M8-I and Class M9-I Certificates) will each bear interest at a rate equal to the lesser of (i) LIBOR plus the applicable margin indicated in the table on page S-1 and (ii) the applicable net funds cap. Following the respective initial fixed interest rate period of the mortgage loans, the gross mortgage rates for such mortgage loans will be calculated on the basis of an index plus the applicable margin, as described in this prospectus supplement. All of the mortgage loans in pool 1, pool 1C and pool 2 have rates that are fixed for three, five, seven or ten years and approximately 66.29%, 63.54% and 72.05% of the mortgage loans in pool 1, pool 1C and pool 2, respectively, subsequently have variable rates that are based on the 6-month LIBOR index, approximately 27.69%, 28.74% and 22.91% of the mortgage loans in pool 1, pool 1C and pool 2, respectively, subsequently have variable rates that are based on the 1-year MTA index, approximately 0.97%, 1.13% and 1.17% of the mortgage loans in pool 1, pool 1C and pool 2, respectively, subsequently have variable rates that are based on the 1-year LIBOR index and approximately 87.40% and 92.61% of the mortgage loans in pool 3 and pool 4, respectively, have rates that are based on the 1-year MTA index, while the offered certificates (other than the Class M8-I and Class M9-I Certificates) have rates based on 1-month LIBOR. As a result, beginning with the expiration of the shortest fixed rate periods (approximately three years) for the group I certificates and beginning with the initial distribution date for the group II certificates, any decline in the index on which the net mortgage rates are based may result in a lower yield on the related certificates, including the Class 3-AX and Class 4-AX Certificates. In addition, all of the mortgage loans in pool 3 and pool 4 have an initial fixed mortgage rate for the first one to four months following origination that may be lower than the sum of the index and the applicable margin and that may also result in a lower yield on the related certificates.

Repurchase Obligations of Certain Transferors Could Result In Prepayment of Certificates

With respect to approximately 6.02%, 35.29% and 29.78% of the mortgage loans in pool 1, pool 1C and pool 2, respectively, which were originated by Lehman Brothers Bank FSB, the first monthly payment following the initial sale of the mortgage loans to the seller has not been made and is not yet due. With respect to these mortgage loans, the seller will be obligated to repurchase any such mortgage loan if the borrower fails to make the first payment within the first calendar month following the date on which that first payment was due.

With respect to approximately 4.85%, 20.98% and 16.82% of the mortgage loans in pool 1, pool 1C and pool 2, respectively, which were originated by Lehman Brothers Bank FSB, the first monthly payment following the initial sale of the mortgage loans to the seller has not been made and is not yet due. With respect to these mortgage loans, the seller will be obligated to repurchase any such mortgage loan if the borrower fails to make the first or second payment within the first or second calendar month respectively, following the date on which that first payment was due.

Any such repurchase will result in a payment of principal to the holders of the pool 1, pool 1C or pool 2 certificates. As a result, any such repurchase will have a negative effect on the yield of any related offered certificate purchased at a premium.

See "The Trust Agreement—Assignment of Mortgage Loans" in this prospectus supplement.

Risks Associated With Forty Year Mortgage Loans

Approximately 26.06% and 29.24% of the mortgage loans in pool 3 and pool 4, respectively, have an original term to maturity of 480 months. These mortgage loans are a relatively new product and there is little statistical information or history with respect to defaults and prepayment experience for mortgage loans of this type. These mortgage loans may have a higher risk of default due to the fact that the borrowers of these mortgage loans may have significantly higher debt-to-income ratios than borrowers who would qualify for a conventional 360 month mortgage loan. It may be difficult to judge prospective defaults on these mortgage loans based on examination of the credit score used in determining the credit-worthiness of a prospective borrower because the borrower’s credit is subject to a greater possible fluctuation due the extended payment period. Furthermore, a term to maturity of 480 months permits the borrower to have a lower monthly payment than would be the case with the same down payment under a mortgage loan with a 360 month term to maturity.

Geographic Concentration of Mortgage Loans

Approximately 40.81%, 35.78%, 63.15%, 34.64% and 54.01% of the mortgage loans in pool 1, pool 1C, pool 2, pool 3 and pool 4, respectively, are secured by mortgaged properties located in California and approximately 11.12%, 12.62%, 6.17%, 14.29% and 11.01% of the mortgage loans in pool 1, pool 1C, pool 2, pool 3 and pool 4, respectively, are secured by mortgaged properties located in Florida. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states because certain conditions in these states will have a disproportionate impact on the mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors — Geographic Concentration of Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Limited Ability to Resell Certificates

The underwriter is not required to assist in resales of the offered certificates, although it may do so. A secondary market for any class of offered certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

Rights of the NIMS Insurer May Affect Certificates

It is anticipated that one or more insurance companies, referred to herein as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on the net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the Class AP-I, Class AP-II, Class X-I and Class X-II Certificates. If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the certificates, and the holders of the certificates may exercise these rights only with the prior written consent of the NIMS Insurer: (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by the master servicer or the servicers; (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement; and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement. In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer’s consent will be required prior to, among other things, (1) the waiver of any default by the master servicer, the servicers or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or the servicing agreements. The NIMS Insurer will also have additional rights in the trust agreement and in the servicing agreements.

Investors in the certificates should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those certificates. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of the certificates. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the certificates in connection with the exercise or non-exercise of the NIMS Insurer’s rights.

The NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the certificates and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

Application of the Net Funds Caps and Timing of Interest Rate and Monthly Payment Adjustments May Reduce Interest Payments

The yields on the offered certificates (other than the Class M8-I and Class M9-I Certificates) will be sensitive to changes in the level of LIBOR and may be adversely affected by application of the related net funds caps, which are the maximum rates of interest for the offered certificates for any distribution date. The net funds caps may be applied on any distribution date because, for example:

•  all of the mortgage loans in pool 1, pool 1C and pool 2 have rates that are fixed for three, five, seven or ten years and subsequently have interest rates that will generally adjust monthly, semi-annually or annually based on the 1-month LIBOR index, 6-month LIBOR index, 1-Year LIBOR index or 1-Year MTA index, while the interest accrued on the related offered certificates adjusts monthly based on 1-month LIBOR; and the interest rates on approximately 87.40% and 92.61% of the mortgage loans in pool 3 and pool 4, respectively, will generally adjust monthly based on the 1-year MTA index, approximately 0.62% and 0.48% of the mortgage loans in pool 3 and pool 4, respectively, will generally adjust monthly based on the COFI index and approximately 0.17% and 0.05% of the mortgage loans in pool 3 and pool 4, respectively, will generally adjust monthly based on the LAMA index, while the interest accrued on the related offered certificates adjusts monthly based on 1-month LIBOR;

•  in a rising interest rate environment, the interest accrued on the offered certificates (other than the Class 3-AX and Class 4-AX Certificates) may be greater than the interest accrued on the related mortgage loans (net of amounts having a higher priority of payment);

•  mortgage loans with relatively higher interest rates may prepay at a more rapid rate than loans having relatively lower rates;

•  the initial interest rates on the mortgage loans may be lower than the sum of the 1-year MTA index, the 1-year LIBOR index, the 6-month LIBOR index, the COFI index, the LAMA index or the 1-month LIBOR index and the related margin at origination;

•  the interest rates and monthly payments due on the mortgage loans in pool 1, pool 1C and pool 2 are fixed for the first three, five, seven or ten years following origination and thereafter adjust monthly, semi-annually or annually. The initial required minimum monthly payment for each of the mortgage loans in pool 1, pool 1C and pool 2 is equal to the interest that will accrue on the beginning principal balance of such mortgage loan at a rate generally equal to a certain number of basis points less than the interest rate on such mortgage loan. As such, the required minimum monthly payment during the initial three, five, seven or ten years following origination for these mortgage loans will be less than the accrued interest for such mortgage loan, resulting in negative amortization; and

•  the interest rates on the mortgage loans in pool 3 and pool 4 may adjust monthly (after the initial fixed-rate period) but their payments adjust annually (other than approximately 8.46% of the mortgage loans in pool 3 and 4.12% of the mortgage loans in pool 4, which have an initial fixed payment period of two, three or five years) and are not subject to periodic caps at the time of every adjustment as described herein. As such, the required minimum monthly payment may be less than the accrued interest for such mortgage loan, resulting in negative amortization.

Further, to the extent that the related mortgage loan index decreases and thus the weighted average interest rate on the mortgage loans decreases, this will have a negative impact on the yield on the Class 3-AX and Class 4-AX Certificates.

Changes in LIBOR May Reduce the Yields on the Certificates

The amount of interest payable on the offered certificates (other than the Class M8-I and Class M9-I Certificates) is calculated by reference to the London Interbank Offered Rate, known as LIBOR. If LIBOR falls, the yields on these certificates (other than the Class 3-AX and Class 4-AX Certificates) will be lower. However, if LIBOR increases, the yield on these certificates (other than the Class 3-AX and Class 4-AX Certificates) will be limited by application of the related net funds cap as described in this prospectus supplement. The interest rate on the pool 1 senior certificates will not exceed the pool 1 net funds cap. The interest rate on the pool 1C senior certificates will not exceed the pool 1C net funds cap. The interest rate on the pool 2 senior certificates will not exceed the pool 2 net funds cap. The interest rate on the pool 3 senior certificates will not exceed the pool 3 net funds cap. The interest rate on the pool 4 senior certificates will not exceed the pool 4 net funds cap. The interest rate on the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I and Class M7-I Certificates will not exceed the group I subordinate net funds cap. The interest rate on the group II subordinate certificates will not exceed the group II subordinate net funds cap.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement for more information on the yield sensitivity of these certificates.

The Yield and Weighted Average Maturity of the Certificates will be Subject to any Negative Amortization on the Mortgage Loans

The interest rates and monthly payments due on the mortgage loans in pool 1, pool 1C and pool 2 are fixed for the first three, five, seven or ten years following origination and thereafter adjust monthly, semi-annually or annually, but, in the case of the interest rates, not by more than 6.000% on the first rate adjustment date or by more than 2.000% on any rate adjustment date thereafter. The initial required minimum monthly payment for each of the mortgage loans in pool 1, pool 1C and pool 2 is equal to the interest that will accrue on the beginning principal balance of such mortgage loan at a rate generally equal to a certain number of basis points less than the interest rate on such mortgage loan.

If the borrower under a pool 1, pool 1C or pool 2 mortgage loan makes only the minimum monthly payment during the initial three, five, seven or ten year period, the portion of the accrued interest on the related mortgage loan that is not paid will become deferred interest that will be added to the principal balance of that mortgage loan and will also bear interest at the applicable interest rate.

If during the initial three, five, seven or ten year period the unpaid principal balance of a mortgage loan in pool 1, pool 1C or pool 2 exceeds the original principal balance of that mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that mortgage loan will be equal to the amount of interest that accrues on a monthly basis.

After the initial fixed rate period, and continuing through the 120th payment (other than for mortgage loans with a ten year initial fixed rate period), the minimum payment on each mortgage loan in pool 1, pool 1C and pool 2 is equal to the amount of interest that accrues on the outstanding principal balance of such mortgage loan at the then-current interest rate on such mortgage loan. After this second “interest-only” period, the monthly payment on each pool 1, pool 1C and pool 2 mortgage loan is equal to an amount that will amortize fully the outstanding principal balance over its remaining term.
After the expiration of each of these fixed rate periods, the minimum monthly payment on the mortgage loans in pool 1, pool 1C and pool 2 may increase substantially, which may create a greater risk of default if the borrower is unable to pay the increased monthly payments on the related principal balance.
After one to four months following their origination, the interest rates on the mortgage loans in pool 3 and pool 4 adjust monthly but their monthly payments and amortization schedule adjust annually (other than approximately 8.46% of the mortgage loans in pool 3 and 4.12% of the mortgage loans in pool 4, which have an initial fixed payment period of two, three or five years) and are subject to maximum interest rates and payments caps (with the exception of each fifth, sixth or tenth anniversary of the first payment date or the final payment adjustment date). The initial interest rates on some of the mortgage loans in pool 3 and pool 4 used in determining the minimum monthly payments on the mortgage loans may be lower than the sum of the index applicable at origination and the related gross margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the mortgagor, the amount of interest accruing on the principal balance of the mortgage loans in pool 3 and pool 4 may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the mortgage loans in pool 3 and pool 4 may become deferred interest that will be added to their respective principal balances and will also bear interest at the applicable interest rates. Negative amortization loans with initial fixed payment periods of five years could result in significant amounts of deferred interest if borrowers continue to make only the minimum scheduled monthly payment.
In addition, the amount by which a monthly payment on a mortgage loan in pool 3 or pool 4 may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. If the interest rates on the mortgage loans in pool 3 and pool 4 decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on the mortgage loans in pool 3 and pool 4 increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more slowly.

If the unpaid principal balance of a mortgage loan in pool 3 or pool 4 exceeds the original principal balance of that mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that mortgage loan will be recast without regard to any related payment cap in order to provide for the payment of the outstanding balance of the mortgage loan at its maturity by the payment of equal monthly installments. However, approximately 1.01% and 0.78% of the mortgage loans in pool 3 and pool 4, respectively, will be “flex pay” mortgage loans originated by IndyMac Bank, F.S.B. For such “flex pay” mortgage loans, if the unpaid principal balance exceeds the original principal balance by the amount specified in the related mortgage note prior to the tenth anniversary of the first payment date, then the related borrower will owe a monthly payment equal to the interest accrued for the applicable payment period on the mortgage loan. After the tenth anniversary of the first payment date, if such condition occurs, the amortization schedule of the “flex pay” mortgage loans will recast in the same manner as the other mortgage loans in pool 3 and pool 4.

In addition, on the fifth, sixth or tenth anniversary, as applicable, of the first payment date of a mortgage loan in pool 3 or pool 4, every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan’s maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the payment of the outstanding balance of the mortgage loan at its maturity by the payment of equal monthly installments. This may result in a minimum monthly payment that is significantly higher than the monthly payments previously due on such mortgage loans. These features may affect the rate at which principal on the mortgage loans is paid and may create a greater risk of default if the borrower is unable to pay the monthly payments on the related increased principal balance.

The amount of deferred interest, if any, with respect to the mortgage loans for a given month will reduce the amount of interest collected on the mortgage loans and available to be distributed as a distribution of interest to the related certificates. The reduction in interest collections will be offset, in part, by applying principal received on the mortgage loans in a mortgage pool to interest distributions on the related certificates. For any distribution date, the excess, if any, of negative amortization on the mortgage loans in a mortgage pool over the aggregate amount of all scheduled monthly principal payments received with respect to all mortgage loans in such mortgage pool during the related collection period, prepayments in full and partial prepayments received with respect to all mortgage loans in such mortgage pool during the related prepayment period (including principal received in connection with the repurchase of a mortgage loan from the trust fund and all other principal received other than scheduled monthly payments) and recoveries in respect of the mortgage loans in such mortgage pool received during the related prepayment period, or net negative amortization, will be deducted from the interest payable to the related certificates as described in “Description of the Certificates—Distributions of Interest” in this prospectus supplement. The amount of the reduction of accrued interest distributable to each class of subordinate certificates attributable to net negative amortization will be allocated to each such class of certificates as described hereunder and will be added to the certificate principal amount of that class (other than the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates as described below and other than the Class 3-AX and Class 4-AX Certificates). Any increase in the certificate principal amount of any class of certificates will have the effect of increasing the applicable investors’ exposure to realized losses on the mortgage loans. The 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates will not be affected by allocations of deferred interest to such certificates unless there is a default in payment under the related deferred interest cap agreement.

See “Risk Factors—Risks Related to Mortgage Loans that Provide for Negative Amortization,” “—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” in the prospectus.

Negative Amortization May Increase Losses Applied to Your Certificates

All of the mortgage loans provide for negative amortization. When interest due on a mortgage loan is added to the principal balance of the mortgage loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the mortgage loan. Therefore, if the mortgagor defaults on the mortgage loan there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been recognized in the absence of negative amortization. Holders of the certificates will bear these losses as described in “Description of the Certificates” in this prospectus supplement.

Risks Related to the Deferred Interest Cap Agreements

The deferred interest cap agreements relating to the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates require the cap counterparty to pay, one business day prior to each distribution date, an amount equal to the deferred interest allocated to the related class of certificates on that date.

The ability of the trust fund to make payments on the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates with respect to a distribution date may therefore be subject to the credit risk of the cap counterparty. The cap counterparty’s obligations under each deferred interest cap agreement will be guaranteed by Lehman Brothers Holdings Inc. If the cap counterparty defaults under the related deferred interest cap agreement and its obligations are not honored by Lehman Brothers Holdings Inc. as required under Lehman Brothers Holdings Inc.’s guarantee, another party may succeed to the cap counterparty's obligations in accordance with the terms of the applicable deferred interest cap agreement.

Assuming there is no default in payment under the related deferred interest cap agreement, the amount of any deferred interest allocated to the senior certificates will be paid as interest on such certificates out of payments received from the cap counterparty. Such deferred interest will not reduce current interest on and will not be applied to increase the class principal amount of the related certificates.

Subsequently, and for so long as any amount of deferred interest paid by the cap counterparty to the trustee for the benefit of any class of the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates has not been reimbursed to the cap counterparty, interest will accrue on such class of certificates on a principal balance equal to the class principal amount of such class plus the amount of such deferred interest paid by but not reimbursed to the cap counterparty. Any interest paid to such certificates in excess of the amount accruing on the class principal amount of such certificates will not be allocated to such certificates but will instead be paid to the cap counterparty.

Similarly, for so long as any amount of deferred interest paid by the cap counterparty to the trustee for the benefit of any class of the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates has not been reimbursed to the cap counterparty, any amounts received as principal on such class of certificates will be applied to reimburse the cap counterparty for deferred interest previously paid by the cap counterparty for the benefit of such class of certificates.

A Declining Interest Rate Environment May Accelerate the Payment on the Certificates

If a decline in the index causes the interest due on a mortgage loan to be less than the current monthly payment, the amount of that difference will be subtracted from the outstanding principal balance of the mortgage.

Information Regarding Historical Performance of Other Mortgage Loans May Not be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•  differences in loan type;

•  the relative seasoning of the pools;

•  differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•  the extent to which the loans in a pool have prepayment penalties;

•  whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•  whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.

Violations of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of Mortgage Loans” in the prospectus.

Limited Obligations
The assets of the trust fund and the supplemental interest trust are the sole source of payments on the offered certificates (except that the Class 3-A2 and Class 4-A3 Certificates have the benefit of a certificate guaranty insurance policy issued by Ambac Assurance Corporation). The certificates are not the obligations of any other entity. None of the seller, the depositor, the underwriter, the trustee, the master servicer, the servicers or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the ratings of the certificates. If credit enhancement is not available, holders of certificates may suffer losses on their investments.

Risks Related to Simultaneous Second Liens and other Borrower Debt

With respect to any mortgage loan, the borrower may have also obtained a second mortgage loan which is not included in the trust fund. This additional indebtedness may increase the likelihood of default by such borrower. See “Risk Factors—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.

Glossary of Defined Terms

A glossary of defined terms used in this prospectus supplement begins on page S-207. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

The Series 2007-15N Lehman XS Trust Mortgage Loan Pass-Through Certificates will consist of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1C-A1, Class 1C-A2, Class 1C-A3, Class 2-A1, Class 2-A2, Class 2-A3, Class AF2, Class AF3, Class 3-A1, Class 3-A2, Class 3-AX, Class 4-A1, Class 4-A2A, Class 4-A2B, Class 4-A3, Class 4-AX, Class 4-A1A, Class 4-A1B, Class 4-A1C, Class 4-A1D, Class 4-A1E, Class 4-A1F, Class 4-A1G, Class 4-A1H, Class 4-A1IA, Class 4-A1IB, Class 4-A1IC, Class 4-A1ID, Class 4-A1IE, Class 4-A1IF, Class 4-A1IG, Class 4-A1IH, Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I, Class M9-I, Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II, Class M9-II, Class AP-I, Class AP-II, Class X-I, Class X-II, Class C-I, Class C-II and Class R Certificates. The Certificates represent beneficial ownership interests in the Trust Fund, the assets of which consist primarily of (1) five pools of conventional, adjustable rate and hybrid, fully amortizing, first lien, negative amortization residential Mortgage Loans, (2) such assets as from time to time are deposited in respect of the Mortgage Loans in the Servicing Accounts, the Collection Account and the Certificate Account, (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) primary mortgage insurance and other insurance policies covering certain of the Mortgage Loans or the related Mortgaged Properties, (5) the rights of the Depositor under the Sale and Assignment Agreement, as described under “The Trust Agreement—Assignment of Mortgage Loans,” (6) the Pool 1-2 Basis Risk Reserve Fund and the Pool 3-4 Basis Risk Reserve Fund as described under “—Distributions of Interest—Basis Risk Shortfalls,” (7) four Deferred Interest Cap Agreements (each solely for the benefit of the related class of Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates), (8) an Interest Rate Cap Agreement for the benefit of the Group I Senior Certificates only, (9) the Class AP-I Reserve Fund (for the benefit of the Class AP-I Certificates only) and the Class AP-II Reserve Fund (for the benefit of the Class AP-II Certificates only), (10) the Certificate Insurance Policy (solely for the benefit of the Class 3-A2 and Class 4-A3 Certificates) and (11) all proceeds of the foregoing assets. In addition, the Group I Senior Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under “—The Supplemental Interest Trust—Interest Rate Swap Agreement,” and all proceeds thereof.

Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount or Class Notional Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Certificates—Interest Payments—Amounts Available for Interest Payments.”

The Class AP-I, Class AP-II, Class X-I, Class X-II, Class C-I, Class C-II and Class R Certificates will be entitled to amounts set forth in the Trust Agreement and will be issued without interest rates. The initial total Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Mortgage Loans is correspondingly increased or decreased as described under “Description of the Mortgage Pools” herein.

For purposes of allocating distributions of principal and interest among the Group I Senior Certificates, (1) the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates will relate to, and generally will be limited to collections from, the Pool 1 Mortgage Loans, (2) the Class 1C-A1, Class 1C-A2 and Class 1C-A3 Certificates will relate to, and generally will be limited to collections from, the Pool 1C Mortgage Loans and (3) the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates will relate to, and generally will be limited to collections from, the Pool 2 Mortgage Loans. However, the holders of each class of Group I Senior Certificates will receive the benefit of Pool 1-2 Monthly Excess Interest contributed by Pool 1, Pool 1C and Pool 2 and, to a limited extent, certain principal payments generated by the Mortgage Pools (other than Pool 3 and Pool 4) unrelated to that class. Holders of the Group I Subordinate Certificates will be entitled to receive distributions based upon principal and interest collections from Pool 1, Pool 1C and Pool 2, but such rights to distributions will be subordinate to the rights of the holders of the Group I Senior Certificates to the extent described therein. In no event will the Group I Certificates have the benefit of collections from Pool 3 or Pool 4. For purposes of allocating distributions of principal and interest among the Group II Senior Certificates, (1) the Class 3-A1, Class 3-A2 and Class 3-AX Certificates will relate to, and generally will be limited to collections from, the Pool 3 Mortgage Loans and (2) the Class 4-A1, Class 4-A2A, Class 4-A2B, Class 4-A3 and Class 4-AX Certificates will relate to, and generally will be limited to collections from, the Pool 4 Mortgage Loans. However, the holders of each class of Group II Senior Certificates will receive the benefit of Pool 3-4 Monthly Excess Interest contributed by Pool 3 and Pool 4 and, to a limited extent, certain principal payments generated by the Mortgage Pool (other than Pool 1, Pool 1C and Pool 2) unrelated to that class. Holders of the Group II Subordinate Certificates will be entitled to receive distributions based upon principal and interest collections from Pool 3 and Pool 4, but such rights to distributions will be subordinate to the rights of the holders of the Group II Senior Certificates to the extent described therein. In no event will the Group II Certificates have the benefit of collections from Pool 1, Pool 1C or Pool 2.

The Class X-I Certificates will be entitled to Pool 1-2 Monthly Excess Cashflow, if any, remaining after required distributions are made to the Group I Certificates and to pay certain expenses of the Trust Fund (including payments to the Swap Counterparty). The Class X-II Certificates will be entitled to Pool 3-4 Monthly Excess Cashflow, if any, remaining after required distributions are made to the Group II Certificates and to pay certain expenses of the Trust Fund. The Class R Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interest in the REMICs. Prepayment Penalty Amounts received with respect to the Pool 1, Pool 1C and Pool 2 Mortgage Loans will be distributed to the Class AP-I Certificateholders and will not be available to make distributions on the other classes of Certificates. Prepayment Penalty Amounts received with respect to the Pool 3 and Pool 4 Mortgage Loans (except for Prepayment Penalty Amounts received with respect to the Mortgage Loans serviced by Countrywide Servicing, which will be retained by Countrywide Servicing) will be distributed to the Class AP-II Certificateholders and will not be available to make distributions on the other classes of Certificates. The Class C-I and Class C-II Certificates will be entitled to receive all amounts on deposit in accounts that may be established as part of the Trust Fund but which are not assets of any of the REMICs together with reinvestment income on the amounts on deposit in such accounts on the Distribution Date as described in the Trust Agreement.

Lehman Pass-Through Securities Inc., an affiliate of the Sponsor, the Depositor, Aurora Loan Services LLC and Lehman Brothers Inc., will initially hold the Class C-I, Class C-II, Class AP-I, Class AP-II, Class X-I and Class X-II Certificates and intends to enter into a NIMS Transaction. The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement and each Servicing Agreement as described herein.

Distributions on the Certificates will be made on each Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-3. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by (a) wire transfer in immediately available funds if the Certificateholder has provided to the Trustee wire instructions for such Certificateholder or (b) by check mailed to the address of the Certificateholder as it appears on the books of the Trustee if the Certificateholder has not provided wire instructions; provided that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the applicable Corporate Trust Office of the Trustee. See “The Trust Agreement—The Trustee” herein.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-3. With respect to initial European investors only, the Underwriter will only sell Offered Certificates in minimum total investment amounts of $100,000.

Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as set forth under “Book Entry Procedures—Definitive Securities” in Annex A of the prospectus, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments—Foreign Persons” and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in the prospectus.

Distributions of Interest

Calculation of Interest. The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates (other than the Class M8-I and Class M9-I Certificates) will equal the sum of (1) Current Interest for such class and for such date and (2) any Carryforward Interest for such class and for such date. Interest will accrue on the Offered Certificates (other than the Class 3-AX and Class 4-AX Certificates and the Class M8-I and Class M9-I Certificates) on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period. Interest will accrue on the Class 3-AX and Class 4-AX Certificates on the basis of a 360-day year consisting of twelve 30-day months (or, in the case of the first Distribution Date, beginning on July 31, 2007 and ending on the day immediately preceding the first Distribution Date). The Class M8-I and Class M9-I Certificates are principal-only certificates; no interest will accrue or be distributable on the Class M8-I and Class M9-I Certificates.

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under “Summary of Terms—The Certificates—Interest Payments—Amounts Available for Interest Payments.”

Any Net Negative Amortization will be allocated to the related Senior Certificates (other than the Class 3-AX and Class 4-AX Certificates) and the related Subordinate Certificates (other than the Class M8-I and Class M9-I Certificates), pro rata, according to the Class Principal Amount of each such class of Senior Certificates or Apportioned Principal Balance of the related Subordinate Certificates (calculated for such purpose for each class of Negative Amortization Protected Certificates assuming the Class Principal Amount of such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement), in reduction of the amount of interest otherwise distributable to such classes of Certificates; provided, however, that to the extent the amount of Net Negative Amortization allocated to such Certificates exceeds the amount of Current Interest accrued on such Senior Certificates or Apportioned Principal Balance thereof, in the case of the related Subordinate Certificates (other than the Class M8-I and Class M9-I Certificates), then such excess Net Negative Amortization shall be allocated to the Class X-I or Class X-II Certificates, as applicable, to the extent payments would otherwise be made to the Class X-I or Class X-II Certificates, as applicable, and then, if necessary, among such related Certificates (other than the Class M8-I and Class M9-I Certificates) in proportion to, and up to, the amount of any remaining interest otherwise distributable on such related Senior Certificates or Apportioned Principal Balance in the case of the related Subordinate Certificates (calculated for such purpose for each class of Negative Amortization Protected Certificates assuming the Class Principal Amount of such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement).

The amount of the reduction of Current Interest distributable to each class of Certificates attributable to Net Negative Amortization will be added to the Class Principal Amount of that class (other than the Negative Amortization Protected Certificates to the extent such amounts are paid to such certificates from payments related to the applicable Deferred Interest Cap Agreement). As a result of Net Negative Amortization, a portion of the interest accrued on the Certificates will be distributed to such Certificates later than otherwise anticipated. In the case of each class of Negative Amortization Protected Certificates, the related Deferred Interest Cap Agreement will provide for payment to the Trust Fund on each Distribution Date an amount equal to the Net Negative Amortization allocated to that class. As a result, unless there is a default in payment under the applicable Deferred Interest Cap Agreement, the Class Principal Amount of the Negative Amortization Protected Certificates will not be increased by any amount of Net Negative Amortization allocated to such Certificates and such Certificates will not have a reduction in Current Interest due to Net Negative Amortization. See “Description of the Certificates—The Deferred Interest Cap Agreements” in this prospectus supplement.

Basis Risk Shortfalls. With respect to each Distribution Date and any class of Offered Certificates (other than the Class 3-AX, Class 4-AX, Class M8-I and Class M9-I Certificates), such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap limitation), before the holders of the Class X-I Certificates (in the case of distributions from Pool 1, Pool 1C and Pool 2) or the Class X-II Certificates (in the case of distributions from Pool 3 and Pool 4) are entitled to any distributions.

The Group I Certificates (other than the Class M8-I and Class M9-I Certificates) will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Pool 1-2 Monthly Excess Cashflow and, in the case of the Group I Senior Certificates, any amounts received under the Swap Agreement and the Interest Rate Cap Agreement. See “—Credit Enhancement—Application of Pool 1-2 Monthly Excess Cashflow,” and “—The Supplemental Interest Trust—Interest Rate Swap Agreement” below. The source of funds on deposit in the Pool 1-2 Basis Risk Reserve Fund will be limited to certain amounts that would otherwise be distributed to the X Component of the Class X-I Certificates.

The amount of Pool 1-2 Monthly Excess Cashflow otherwise distributable with respect to the Class X-I Certificates on any Distribution Date will be reduced by the amount of any Pool 1-2 Basis Risk Payment not satisfied from amounts, if any, otherwise on deposit in the Pool 1-2 Basis Risk Reserve Fund.

The Group II Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Pool 3-4 Monthly Excess Cashflow. See “—Credit Enhancement—Application of Pool 3-4 Monthly Excess Cashflow” below. The source of funds on deposit in the Pool 3-4 Basis Risk Reserve Fund will be limited to certain amounts that would otherwise be distributed to the Class X-II Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of Group II Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Pool 3-4 Monthly Excess Cashflow otherwise distributable with respect to the Class X-II Certificates on any Distribution Date will be reduced by the amount of any Pool 3-4 Basis Risk Payment not satisfied from amounts, if any, otherwise on deposit in the Pool 3-4 Basis Risk Reserve Fund.

The Certificate Insurance Policy for the benefit of the Class 3-A2 and Class 4-A3 Certificates does not cover Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls incurred by such classes.

Interest Payment Priorities for Pool 1, Pool 1C and Pool 2. The Interest Remittance Amount for Pool 1, Pool 1C and Pool 2 will be distributed on each Distribution Date as follows:

A. On each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for such date will be distributed concurrently as follows:

(i) For Pool 1. On each Distribution Date, the Interest Remittance Amount for Pool 1 for such date will be distributed in the following order of priority:

(a) for deposit into the Supplemental Interest Trust Account, the Pool 1 Swap Allocation Payment Amount not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

(b) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty to the extent not paid previously or from the Interest Remittance Amount from Pool 1C and Pool 2 in accordance with clauses A.(ii)(a) and A.(iii)(a) below;

(c) concurrently, to each class of Pool 1 Senior Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date; provided, however, that if funds available are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such classes on such Distribution Date; and

(d) for application pursuant to clause B. below, any such Interest Remittance Amount remaining undistributed for such Distribution Date;

(ii) For Pool 1C. On each Distribution Date, the Interest Remittance Amount for Pool 1C for such date will be distributed in the following order of priority:

(a) for deposit into the Supplemental Interest Trust Account, the Pool 1C Swap Allocation Payment Amount not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

(b) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty to the extent not paid previously or from the Interest Remittance Amount from Pool 1 and Pool 2 in accordance with clause A.(i)(a) above and clause A.(iii)(a) below;

(c) concurrently, to each class of Pool 1C Senior Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date; provided, however, that if funds available are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such classes on such Distribution Date; and

(d) for application pursuant to clause B. below, any such Interest Remittance Amount remaining undistributed for such Distribution Date;

(iii) For Pool 2. On each Distribution Date, the Interest Remittance Amount for Pool 2 for such date will be distributed in the following order of priority:

(a) for deposit into the Supplemental Interest Trust Account, the Pool 2 Swap Allocation Payment Amount not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

(b) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty to the extent not paid previously or from the Interest Remittance Amount from Pool 1 and Pool 1C in accordance with clauses A.(i)(a) and clause A.(ii)(a) above;

(c) concurrently, to each class of Pool 2 Senior Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date; provided, however, that if funds available are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such classes on such Distribution Date; and

(d) for application pursuant to clause B. below, any such Interest Remittance Amount remaining undistributed for such Distribution Date;

B. On each Distribution Date, the Trustee will distribute the aggregate of any remaining Interest Remittance Amounts from clauses A.(i)(d), A.(ii)(d) and A.(iii)(d) above, as applicable, in the following order of priority:

(i) concurrently, to each class of Group I Senior Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon) to the extent not paid on such Distribution Date pursuant to clauses A.(i)(c), A.(ii)(c) and A.(iii)(c) above;

(ii) to each class of Group I Subordinate Certificates (other than the Class M8-I and Class M9-I Certificates), in accordance with the Group I Subordinate Priority, Current Interest and any Carryforward Interest for such classes for such Distribution Date;

(iii) to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

(iv) for application as part of Pool 1-2 Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Pool 1-2 Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.

The Class M8-I and Class M9-I Certificates are principal-only Certificates; no interest will accrue or be distributable on the Class M8-I and Class M9-I Certificates.

Interest Payment Priorities for Pool 3 and Pool 4. The Interest Remittance Amount for Pool 3 and Pool 4 will be distributed on each Distribution Date as follows:

A. On each Distribution Date, the Interest Remittance Amount for such date will be distributed concurrently as follows:

(i) For Pool 3. On each Distribution Date, the Interest Remittance Amount for Pool 3 for such date will be distributed in the following order of priority:

(a) to the Certificate Insurer, the monthly premium due under the Certificate Insurance Policy with respect to the Class 3-A2 Certificates;

(b) concurrently, to each class of Pool 3 Senior Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date; provided, however, that if funds available are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such classes on such Distribution Date;

(c) to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class 3-A2 Certificates, plus all amounts due to the Certificate Insurer under the Commitment Letter, together with interest thereon at the rate specified in the Commitment Letter; and

(d) for application pursuant to clause B. below, any such Interest Remittance Amount remaining undistributed for such Distribution Date;

(ii) For Pool 4. On each Distribution Date, the Interest Remittance Amount for Pool 4 for such date will be distributed in the following order of priority:

(a) to the Certificate Insurer, the monthly premium due under the Certificate Insurance Policy with respect to the Class 4-A3 Certificates;

(b) concurrently, to each class of Pool 4 Senior Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date; provided, however, that if funds available are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such classes on such Distribution Date;

(c) to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class 4-A3 Certificates, plus all amounts due to the Certificate Insurer under the Commitment Letter, together with interest thereon at the rate specified in the Commitment Letter; and

(d) for application pursuant to clause B. below, any such Interest Remittance Amount remaining undistributed for such Distribution Date;

B. On each Distribution Date, the Trustee will distribute the aggregate of any remaining Interest Remittance Amounts from clauses A.(i)(d) and A.(ii)(d) above, as applicable, in the following order of priority:

(i) to the Certificate Insurer, the monthly premium due under the Certificate Insurance Policy with respect to the Class 3-A2 and Class 4-A3 Certificates to the extent not paid pursuant to clauses A.(i)(a) and A.(ii)(a) above;

(ii) concurrently, to each class of Group II Senior Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon) to the extent not paid on such Distribution Date pursuant to clauses A.(i)(b) and A.(ii)(b) above;

(iii) to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class 3-A2 and Class 4-A3 Certificates, plus all amounts due to the Certificate Insurer under the Commitment Letter, together with interest thereon at the rate specified in the Commitment Letter, to the extent not paid pursuant to clauses A.(i)(c) and (A)(ii)(c) above;

(iv) to each class of Group II Subordinate Certificates, in accordance with the Group II Subordinate Priority, Current Interest and any Carryforward Interest for such classes for such Distribution Date;

(v) to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

(vi) for application as part of Pool 3-4 Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Pool 3-4 Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.

For purposes of calculating the above distributions, the Class Principal Amount of each class of the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates shall be deemed to have been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement.

Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to Certificateholders on the Distribution Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make distributions of one month’s interest on the related Certificates could result. In contrast, in the case of a prepayment in full on a Mortgage Loan serviced by Aurora made in the same month in which such prepayment is distributed to Certificateholders, Prepayment Interest Excess could result.

With respect to prepayments in full or in part, each Servicer will be obligated to pay Compensating Interest. The Master Servicer is not obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by a Servicer (other than GMACM, GreenPoint and SunTrust). With respect to prepayments in full or in part on Mortgage Loans serviced by GMACM, GreenPoint and SunTrust, the Master Servicer will be obligated to pay Compensating Interest. See “Mortgage Loan Servicing—Prepayment Interest Shortfalls” herein. Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount for the related Mortgage Pool available for distribution on the related Distribution Date.

Any Net Prepayment Shortfalls and any Relief Act Reduction allocated to the Guaranteed Certificates will not be covered by the Certificate Insurance Policy.

Determination of LIBOR

On each LIBOR Determination Date, the Trustee will determine LIBOR based on (1) the offered rates for U.S. dollar deposits of one month maturity, as such rates appear on the Designated Telerate Page set by the BBA as of 11:00 a.m. (London time) on such LIBOR Determination Date or (2) if such offered rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time), the Trustee will obtain such rate from the Reuters Monitor Money Rates Service page “LIBOR01,” and if the offered rate does not appear therein, from the Bloomberg L.P. page “BBAM.”

If any such offered rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published offered rate on the Designated Telerate Page. In the event that the BBA no longer sets such offered rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA’s offered rate. The Trustee will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund’s expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the Interest Rate applicable to each class of Offered Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

LIBOR for the first Accrual Period will be 5.320%.

Distributions of Principal

General. Distributions of principal on the Group I Certificates will be made from the Principal Distribution Amounts for Pool 1, Pool 1C and Pool 2 and from Pool 1-2 Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Pool 1-2 Monthly Excess Cashflow” and from the Supplemental Interest Trust Amount, if any, as described under “—The Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below. Similarly, distributions of principal on the Group II Certificates (other than the Class 3-AX and Class 4-AX Certificates) will be made primarily from the Principal Distribution Amount for Pool 3 and Pool 4 and from Pool 3-4 Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Pool 3-4 Monthly Excess Cashflow” below.

The Class AP-I and Class AP-II Certificates will not receive any distributions of principal except, in the case of each such class, for a distribution of $100 on the Distribution Date in September 2010 (in the case of the Class AP-I Certificates) or September 2010 (in the case of the Class AP-II Certificates).

Principal Payment Priorities for Pool 1, Pool 1C and Pool 2. The Principal Distribution Amount for Pool 1, Pool 1C and Pool 2 will be distributed on each Distribution Date as follows:

I. On each Distribution Date (a) prior to the Pool 1-2 Stepdown Date or (b) on or after the Pool 1-2 Stepdown Date and with respect to which a Pool 1-2 Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Group I Certificates equals the Pool 1-2 Target Amount for such Distribution Date, the Principal Distribution Amount for Pool 1, Pool 1C and Pool 2 will be distributed, concurrently, as follows:

(A) For Pool 1: The Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

(i) for deposit into the Supplemental Interest Trust Account, the Pool 1 Swap Allocation Payment Amount not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” above);

(ii) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty (to the extent not paid previously from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” above or from the Principal Distribution Amount for Pool 1C and Pool 2 in accordance with clauses I.(B)(i) and I.(C)(i) below);

(iii) to the Pool 1 Senior Certificates, in accordance with the Pool 1 Senior Priority, in each case until the Class Principal Amount of each such class has been reduced to zero;

(iv) concurrently, according to Excess Principal Allocation Percentages for Pool 1C and Pool 2: (x) to the Pool 1C Senior Certificates, in accordance with the Pool 1C Senior Priority, after giving effect to distribution in clause I.(B)(iii) below, and (y) to the Pool 2 Senior Certificates, in accordance with the Pool 2 Senior Priority, after giving effect to distribution in clause I.(C)(iii) below, in each case until the Class Principal Amount of each class has been reduced to zero;

(v) to the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, sequentially, in that order, in each case until the Class Principal Amount of such class has been reduced to zero; and

(vi) for application as part of the Pool 1-2 Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Pool 1-2 Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (v) above.

(B) For Pool 1C: The Principal Distribution Amount for Pool 1C will be distributed in the following order of priority:

(i) for deposit into the Supplemental Interest Trust Account, the Pool 1C Swap Allocation Payment Amount not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” above);

(ii) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty (to the extent not paid previously from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” above or from the Principal Distribution Amount for Pool 1 and Pool 2 in accordance with clauses I.(A)(i) above and I.(C)(i) below);

(iii) to the Pool 1C Senior Certificates, in accordance with the Pool 1C Senior Priority, in each case until the Class Principal Amount of each such class has been reduced to zero;

(iv) concurrently, according to Excess Principal Allocation Percentages for Pool 1 and Pool 2: (x) to the Pool 1 Senior Certificates, in accordance with the Pool 1 Senior Priority, after giving effect to distribution in clause I.(A)(iii) above, and (y) to the Pool 2 Senior Certificates, in accordance with the Pool 2 Senior Priority, after giving effect to distribution in clause I.(C)(iii) below, in each case until the Class Principal Amount of each class has been reduced to zero;

(v) to the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, sequentially, in that order, in each case until the Class Principal Amount of such class has been reduced to zero; and

(vi) for application as part of the Pool 1-2 Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Pool 1-2 Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (v) above.

For Pool 2: The Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

(i) for deposit into the Supplemental Interest Trust Account, the Pool 2 Swap Allocation Payment Amount not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” above);

(ii) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty (to the extent not paid previously from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” above or from the Principal Distribution Amount for Pool 1 and Pool 1C in accordance with clauses I.(A)(i) and I.(B)(i) above);

(iii) to the Pool 2 Senior Certificates, in accordance with the Pool 2 Senior Priority, in each case until the Class Principal Amount of each such class has been reduced to zero;

(iv) concurrently, according to Excess Principal Allocation Percentages for Pool 1 and Pool 1C: (x) to the Pool 1 Senior Certificates, in accordance with the Pool 1 Senior Priority, after giving effect to distribution in clause I.(A)(iii) above, and (y) to the Pool 1C Senior Certificates, in accordance with the Pool 1C Senior Priority, after giving effect to distribution in clause I.(B)(iii) above, in each case until the Class Principal Amount of each class has been reduced to zero;

(v) to the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, sequentially, in that order, in each case until the Class Principal Amount of such class has been reduced to zero; and

(vi) for application as part of the Pool 1-2 Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Pool 1-2 Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (v) above.

II. On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) (a) on or after the Pool 1-2 Stepdown Date and (b) with respect to which a Pool 1-2 Trigger Event is not in effect, the Principal Distribution Amount for each of Pool 1, Pool 1C and Pool 2 for such date will be distributed in the following order of priority:

(i) for deposit into the Supplemental Interest Trust Account, the respective Swap Allocation Payment Amount for such Mortgage Pool owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” above);

(ii) for deposit into the Supplemental Interest Trust Account, the allocable portion of any Net Swap Payment or Swap Termination Payment with respect to the other Mortgage Pools not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty (to the extent not paid on previous Distribution Dates, from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” above or pursuant to clause II.(i) above);

(iii) (a) so long as any of the Group I Subordinate Certificates are outstanding, to the Pool 1 Senior Certificates (from amounts in Pool 1, except as provided below), to the Pool 1C Senior Certificates (from amounts in Pool 1C, except as provided below) and to the Pool 2 Senior Certificates (from amounts in Pool 2, except as provided below), in each case in accordance with clause I., concurrently by Principal Allocation Percentage, in an amount equal to the lesser of (x) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date and (y) the Pool 1-2 Senior Principal Distribution Amount for the related Mortgage Pool (allocated by Principal Allocation Percentage) for such Distribution Date until the Class Principal Amount of each such class has been reduced to zero; or (b) otherwise to the Pool 1 Senior Certificates, Pool 1C Senior Certificates and Pool 2 Senior Certificates (in each case in accordance with clause I., concurrently by Principal Allocation Percentage), the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date;

(iv) to the Class M1-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1, Pool 1C and Pool 2 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates on such Distribution Date pursuant to clause (iii) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (i) and (ii) above and (y) the M1-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(v) to the Class M2-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1, Pool 1C and Pool 2 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates and the Class M1-I Certificates on such Distribution Date pursuant to clauses (iii) and (iv) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (i) and (ii) above and (y) the M2-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(vi) to the Class M3-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1, Pool 1C and Pool 2 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates and the Class M1-I and Class M2-I Certificates on such Distribution Date pursuant to clauses (iii) through (v) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (i) and (ii) above and (y) the M3-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(vii) to the Class M4-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1, Pool 1C and Pool 2 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates and the Class M1-I, Class M2-I and Class M3-I Certificates on such Distribution Date pursuant to clauses (iii) through (vi) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (i) and (ii) above and (y) the M4-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(viii) to the Class M5-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1, Pool 1C and Pool 2 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates and the Class M1-I, Class M2-I, Class M3-I and Class M4-I Certificates on such Distribution Date pursuant to clauses (iii) through (vii) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (i) and (ii) above and (y) the M5-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(ix) to the Class M6-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1, Pool 1C and Pool 2 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates and the Class M1-I, Class M2-I, Class M3-I, Class M4-I and Class M5-I Certificates on such Distribution Date pursuant to clauses (iii) through (viii) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (i) and (ii) above and (y) the M6-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(x) to the Class M7-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1, Pool 1C and Pool 2 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates and the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I and Class M6-I Certificates on such Distribution Date pursuant to clauses (iii) through (ix) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (i) and (ii) above and (y) the M7-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(xi) to the Class M8-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1, Pool 1C and Pool 2 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates and the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I and Class M7-I Certificates on such Distribution Date pursuant to clauses (iii) through (x) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (i) and (ii) above and (y) the M8-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(xii) to the Class M9-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1, Pool 1C and Pool 2 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates and the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I and Class M8-I Certificates on such Distribution Date pursuant to clauses (iii) through (xi) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (i) and (ii) above and (y) the M9-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero; and

(xiii) for application as part of the Pool 1-2 Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Pool 1-2 Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (xii) above.

Principal Payment Priorities for Pool 3 and Pool 4. The Principal Distribution Amount for Pool 3 and Pool 4 will be distributed on each Distribution Date as follows:

I. On each Distribution Date (a) prior to the Pool 3-4 Stepdown Date or (b) on or after the Pool 3-4 Stepdown Date and with respect to which a Pool 3-4 Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Group II Certificates (other than the Class 3-AX and Class 4-AX Certificates) (calculated for such purpose for each class of Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) equals the Pool 3-4 Target Amount for such Distribution Date, the Principal Distribution Amount for Pool 3 and Pool 4 will be distributed, concurrently, as follows:

(A) For Pool 3: The Principal Distribution Amount for Pool 3 will be distributed sequentially as follows:

(i) to the Pool 3 Senior Certificates (other than the Class 3-AX Certificates), in accordance with the Pool 3 Senior Priority, in each case until the Class Principal Amount of each such class has been reduced to zero;

(ii) to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class 3-A2 Certificates, plus all amounts due to the Certificate Insurer under the Commitment Letter, together with interest thereon at the rate specified in the Commitment Letter, to the extent not paid pursuant to “—Interest Payment Priorities for Pool 3 and Pool 4” above;

(iii) to the Pool 4 Senior Certificates (other than the Class 4-AX Certificates), in accordance with the Pool 4 Senior Priority, after giving effect to distributions in clause I.(B)(i) below in each case until the Class Principal Amount of each such class has been reduced to zero;

(iv) to the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates, sequentially, in that order, in each case until the Class Principal Amount of such class has been reduced to zero; and

(v) for application as part of the Pool 3-4 Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Pool 3-4 Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (iv) above.

(B) For Pool 4: The Principal Distribution Amount for Pool 4 will be distributed in the following order of priority:

(i) to the Pool 4 Senior Certificates (other than the Class 4-AX Certificates), in accordance with the Pool 4 Senior Priority, until the Class Principal Amount of such class has been reduced to zero;

(ii) to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class 4-A3 Certificates, plus all amounts due to the Certificate Insurer under the Commitment Letter, together with interest thereon at the rate specified in the Commitment Letter, to the extent not paid pursuant to “—Interest Payment Priorities for Pool 3 and Pool 4” above;

(iii) to the Pool 3 Senior Certificates (other than the Class 3-AX Certificates), in accordance with the Pool 3 Senior Priority, after giving effect to distributions in clause I.(A)(i) above, until the Class Principal Amount of each such class has been reduced to zero;

(iv) to the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates, sequentially, in that order, in each case until the Class Principal Amount of such class has been reduced to zero; and

(v) for application as part of the Pool 3-4 Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Pool 3-4 Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (iv) above.

II. On each Distribution Date (a) on or after the Pool 3-4 Stepdown Date and (b) with respect to which a Pool 3-4 Trigger Event is not in effect, the Principal Distribution Amount for each of Pool 3 and Pool 4 for such date will be distributed in the following order of priority:

(i) (a) so long as any of the Group II Subordinate Certificates are outstanding, to the Pool 3 Senior Certificates other than the Class 3-AX Certificates (from amounts in Pool 3, except as provided below) and to the Pool 4 Senior Certificates, other than the Class 4-AX Certificates (from amounts in Pool 4, except as provided below), in each case in accordance with clause I., concurrently by Principal Allocation Percentage, in an amount equal to the lesser of (x) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date and (y) the Senior Principal Distribution Amount for the related Mortgage Pool (allocated by Principal Allocation Percentage) for such Distribution Date until the Class Principal Amount of each such class has been reduced to zero; or (b) otherwise to Pool 3 Senior Certificates and Pool 4 Senior Certificates, other than the Class 3-AX and Class 4-AX Certificates (in each case in accordance with clause I., concurrently by Principal Allocation Percentage), the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date;

(ii) to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class 3-A2 and Class 4-A3 Certificates, plus all amounts due to the Certificate Insurer under the Commitment Letter, together with interest thereon at the rate specified in the Commitment Letter, to the extent not paid pursuant to “—Interest Payment Priorities for Pool 3 and Pool 4” above;

(iii) to the Class M1-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 3 and Pool 4 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates and the Certificate Insurer on such Distribution Date pursuant to clause (i) and (ii) above and (y) the M1-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(iv) to the Class M2-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 3 and Pool 4 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates, the Certificate Insurer and the Class M1-II Certificates on such Distribution Date pursuant to clauses (i) through (iii) above and (y) the M2-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(v) to the Class M3-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 3 and Pool 4 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates, the Certificate Insurer and the Class M1-II and Class M2-II Certificates on such Distribution Date pursuant to clauses (i) through (iv) above and (y) the M3-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(vi) to the Class M4-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 3 and Pool 4 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates, the Certificate Insurer and the Class M1-II, Class M2-II and Class M3-II Certificates on such Distribution Date pursuant to clauses (i) through (v) above and (y) the M4-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(vii) to the Class M5-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 3 and Pool 4 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates, the Certificate Insurer and the Class M1-II, Class M2-II, Class M3-II and Class M4-II Certificates on such Distribution Date pursuant to clauses (i) through (vi) above and (y) the M5-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(viii) to the Class M6-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 3 and Pool 4 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates, the Certificate Insurer and the Class M1-II, Class M2-II, Class M3-II, Class M4-II and Class M5-II Certificates on such Distribution Date pursuant to clauses (i) through (vii) above and (y) the M6-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(ix) to the Class M7-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 3 and Pool 4 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates, the Certificate Insurer and the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II and Class M6-II Certificates on such Distribution Date pursuant to clauses (i) through (viii) above and (y) the M7-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(x) to the Class M8-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 3 and Pool 4 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates, the Certificate Insurer and the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II and Class M7-II Certificates on such Distribution Date pursuant to clauses (i) through (ix) above and (y) the M8-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

(xi) to the Class M9-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 3 and Pool 4 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates, the Certificate Insurer and the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II and Class M8-II Certificates on such Distribution Date pursuant to clauses (i) through (x) above and (y) the M9-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero; and

(xii) for application as part of the Pool 3-4 Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Pool 3-4 Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (xi) above.

For purposes of calculating the above distributions, the Class Principal Amount of each class of the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates shall be deemed to have been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement.

In the event that Exchange Certificates comprising a Combination Group are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each Class of Exchange Certificates in such Combination Group. In addition, Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each Class of Exchange Certificates in such Combination Group.

Exchangeable Certificates

General. All or a portion of certain Classes of Offered Certificates (the “Exchange Certificates”) may be exchanged for a proportionate interest in certain other related Offered Certificates (the “Exchangeable Certificates”) in the combinations shown in Annex F. All or a portion of the Exchangeable Certificates may also be exchanged for the related Exchange Certificates in the same manner. This process may occur repeatedly.

The classes of Exchange Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Principal Amounts of these Classes, will depend upon any related distributions of principal, as well as any exchanges that occur. As specified in Annex F, Exchange Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original Class Principal Amounts of such Certificates bear to one another as shown in Annex F.

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the Exchange Certificates in the related Combination Group and will receive a proportionate share of the distributions on those Certificates. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the Certificates received being equal to the entitlements of the Certificates surrendered.

Procedures. If a Certificateholder wishes to exchange Certificates, the Certificateholder must notify the Trustee by e-mail to sfsexchange@usbank.com no later than two Business Days before the proposed exchange date. The exchange date can be any Business Day from the 25th day of the month to the second to the last Business Day of the month subject to the Trustee’s approval. The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both Certificates to be exchanged and Certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date. After receiving the notice, the Trustee will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the Trustee a fee equal to $5,000 for each exchange request.

The Trustee will make the first distribution on an Exchange Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations. The characteristics of the Exchangeable Certificates will reflect, in the aggregate, generally the characteristics of the related Exchange Certificates. Investors are encouraged to also consider a number of factors that will limit a Certificateholder’s ability to exchange Exchange Certificates for Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a Certificateholder must own certificates of the related Class or Classes in the proportions necessary to make the desired exchange.

•	A Certificateholder that does not own the Certificates may be unable to obtain the necessary Exchange Certificates or Exchangeable Certificates.

•	The Certificateholder of needed Certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain Certificates may have been purchased or placed into other financial structures and thus be unavailable.

•	Principal distributions will decrease the amounts available for exchange over time.

•	Only the combinations listed on Annex F are permitted.

The Interest Rate Cap Agreement

On or prior to the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into an Interest Rate Cap Agreement with the Cap Counterparty. The Group I Senior Certificates will have the benefit of the Interest Rate Cap Agreement beginning with the Distribution Date in August 2010 through the Distribution Date in July 2012 that is intended to mitigate the interest rate risk that could result from the difference between the interest rates on such Certificates and the applicable Net Funds Cap.

Under the terms of the Interest Rate Cap Agreement, in exchange for a fixed payment made by Lehman Brothers Inc. on behalf of the Trust Fund on the Closing Date, the Cap Counterparty will be obligated to pay to the Trust Fund at least one Business Day prior to each Distribution Date, commencing with the Distribution Date in August 2010 and ending with the Distribution Date in July 2012 one month’s interest calculated at an annual rate equal to the excess, if any, of LIBOR over the Strike Rate in effect for such Distribution Date based on a calculated notional amount set forth on Annex D for such Distribution Date, multiplied by the actual number of days in such Accrual Period, and divided by 360.

The Interest Rate Cap Agreement will terminate and the notional amount will equal zero after the Distribution Date in July 2012.

The Interest Rate Cap Agreement will provide temporary, limited protection to the Group I Senior Certificates against upward movement of 1-Month LIBOR. However, there can be no assurance that amounts payable to the Trust Fund under the Interest Rate Cap Agreement will be sufficient to cover such shortfalls. On each Distribution Date, the Trustee will deposit any amount received by it under the Interest Rate Cap Agreement in the Pool 1-2 Basis Risk Reserve Fund and will then withdraw such amounts from the Pool 1-2 Basis Risk Reserve Fund for distribution to holders of the Group I Senior Certificates. If such deposit to the Pool 1-2 Basis Risk Reserve Fund for the Group I Senior Certificates is insufficient to cover the total amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall for such Certificates, the only other source of coverage will be (i) the Pool 1-2 Monthly Excess Cashflow, if any, that would otherwise be payable to the X-I Component of the Class X-I Certificates and (ii) amounts received from the Swap Agreement. Any amounts received under the terms of the Interest Rate Cap Agreement on or prior to a Distribution Date that are in excess of the amounts needed to pay the Basis Risk Shortfalls and any Unpaid Basis Risk Shortfalls for the Group I Senior Certificates on such Distribution Date will be payable to the C-X Component of the Class X-I Certificates.

HSBC Bank USA, National Association

HSBC Bank USA, National Association (the “Bank”) is the principal subsidiary of HSBC USA Inc. (“HSBC USA”), a New York state-based bank holding company registered under the Bank Holding Company Act of 1956, as amended. HSBC USA had its origin in Buffalo, New York in 1850 as The Marine Trust Company, which later became Marine Midland Banks, Inc. In 1980, The Hongkong and Shanghai Banking Corporation (now HSBC Holdings plc (“HSBC Holdings”)) acquired 51 percent of the common stock of Marine Midland Banks, Inc. and the remaining 49 percent in 1987. In December 1999, HSBC Holdings acquired Republic New York Corporation and merged it with HSBC USA. The address of Bank’s principal executive office is 452 Fifth Avenue, New York, New York 10018 (telephone 212-525-5000).

HSBC USA and the Bank are indirect wholly owned subsidiaries of HSBC Holdings. HSBC Holdings, headquartered in London, England, is one of the largest banking and financial services organizations in the world. HSBC Holdings’ ordinary shares are listed or admitted to trading on the London Stock Exchange, and are listed on the Hong Kong Stock Exchange, Euronext Paris, the New York Stock Exchange and the Bermuda Stock Exchange., and its American depository. The shares are listed on the New York Stock Exchange in the form of American Depositary Shares.

The Bank is chartered as a national banking association under the laws of the United States and, as such, is regulated primarily by the OCC. The Bank’s deposits are insured by the FDIC up to applicable limits. The Bank’s domestic operations are primarily in New York State. The Bank also has banking branch offices and/or representative offices in Florida, California, New Jersey, Delaware, Pennsylvania, Washington, Oregon, Massachusetts, Virginia and Washington, D.C. In addition to its domestic offices, the Bank maintains foreign branch offices, subsidiaries and/or representative offices in the Caribbean, Europe, Panama, Asia, Latin America, Australia and Canada.

The Bank offers a full range of commercial banking products and services to individuals, including high net worth individuals, small businesses, corporations, institutions and governments. The affiliation with HSBC Holdings enables the Bank to offer its three million customers access to global markets and services. In turn, the Bank plays a role in the delivery and processing of other HSBC products. The Bank also has mortgage banking operations and is an international dealer in derivative instruments denominated in U.S. dollars and other currencies, focusing on structuring transactions to meet client needs, as well as for proprietary purposes.

At December 31, 2006, the Bank represented approximately 98% of the consolidated assets of HSBC USA and had assets of approximately $166 billion, total liabilities of approximately $153 billion, including approximately $107 billion in deposits and approximately $26 billion of long-term debt, and shareholders’ equity of approximately $12.2 billion. As of the date hereof, the long-term debt of the Bank has been assigned a rating of AA by Standard & Poor's and Aa2 by Moody's Investors Services. As of the date hereof, the short-term debt of the Bank has been assigned a rating of A-1+ by Standard & Poor's and P-1 by Moody's Investors Services. Except for the information provided in this paragraph and in the immediately preceding five paragraphs, the Swap Counterparty. have been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

The Deferred Interest Cap Agreements

On or prior to the Closing Date, the Trustee, not individually, but solely in its capacity as trustee of the Trust Fund, will enter into a separate Deferred Interest Cap Agreement on behalf of each class of Negative Amortization Protected Certificates with LBSF, an affiliate of the Sponsor, the Master Servicer, the Depositor and Lehman Brothers Inc. Each Deferred Interest Cap Agreement will be an asset of the Trust Fund and the related Negative Amortization Protected Certificates will be entitled to payments therefrom.

Each Deferred Interest Cap Agreement will provide for the payment to the Trust Fund for the benefit of the related class of Negative Amortization Protected Certificates, one business day prior to each Distribution Date, of an amount equal to the Net Negative Amortization allocated to that class of Negative Amortization Protected Certificates. LBSF will be paid any amounts owed to it in respect of interest under the related Deferred Interest Cap Agreement before any distributions in respect of interest are made to the related Certificates. Likewise, LBSF will be paid any amounts owed to it in respect of principal under the related Deferred Interest Cap Agreement before any distributions in respect of principal are made to the related Negative Amortization Protected Certificates. No set-offs of amounts by LBSF will be allowed under any Deferred Interest Cap Agreement for amounts owing on any other Deferred Interest Cap Agreement or otherwise.

In the event of the termination of any Deferred Interest Cap Agreement due to a default or other event of termination by either party to such agreement, an amount may become due and payable either from LBSF to the Trust Fund (for payment to the related Negative Amortization Protected Certificates) or to LBSF; provided, however, that any such termination payment owed to LBSF resulting from LBSF’s default will be subordinate to payments to the related Certificates. Each Deferred Interest Cap Agreement will be terminated following the earlier to occur of (i) the Distribution Date on which the Class Principal Amount of the related class of Negative Amortization Protected Certificates is reduced to zero or (ii) the Distribution Date in August 2047.

Lehman Brothers Special Financing Inc.

LBSF is an affiliate of the Sponsor, the Master Servicer, the Depositor, Aurora and Lehman Brothers Inc. The obligations of the Cap Counterparty will be guaranteed by Lehman Brothers Holdings Inc., whose long-term debt is, as of the Closing Date, rated “A+” by S&P, “AA-” by Fitch, Inc. and “A1” by Moody’s. There can be no assurance that such ratings will be maintained. In the event of the insolvency or bankruptcy of the Cap Counterparty or Lehman Brothers Holdings Inc., payments due under the Interest Rate Cap Agreement or Deferred Interest Cap Agreements may be delayed, reduced or eliminated.

As of the Cut-off Date, the Cap Counterparty will have an aggregate significance percentage of the amount of the initial Class Principal Amount of the Group I Senior Certificates and the Group II Certificates of less than 10%.

The Interest Rate Cap Agreement and each Deferred Interest Cap Agreement is terminable by the Trust Fund or the Cap Counterparty following the occurrence of certain specified events of default, including failure of the Cap Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multi-Cross-Border). In the event of early termination, there will not be a replacement for such Interest Rate Cap Agreement or Deferred Interest Cap Agreement.

Distributions Related to the Deferred Interest Cap Agreements

With respect to any Distribution Date and each class of the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates, the following principal and interest amounts otherwise payable on the Class Principal Amount of such Certificates (assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) will be paid to the Cap Counterparty: (i) from interest collections otherwise payable to the Certificateholders, interest (calculated at the same rate at which interest accrues on the related Certificate), if any, on the Cap Deferred Interest Amount and (ii) from principal collections otherwise payable to the Certificateholders, the Cap Deferred Interest Amount for such Distribution Date.

The Class AP-I and Class AP-II Certificates

Prepayment Penalty Amounts received with respect to the Pool 1, Pool 1C and Pool 2 Mortgage Loans will be distributed to the Class AP-I Certificates and will not be available to make distributions on the other classes of Certificates. Prepayment Penalty Amounts received with respect to the Pool 3 and Pool 4 Mortgage Loans will be distributed to the Class AP-II Certificates and will not be available to make distributions on the other classes of Certificates.

On the Closing Date, the Class AP-I Reserve Fund and Class AP-II Reserve Fund will be established by a deposit by the Sponsor of $100 into each such fund. The Class AP-I Reserve Fund and Class AP-II Reserve Fund will not be an asset of any REMIC. On the Distribution Date in September 2010, the Class AP-I Certificates will receive $100 of principal from the Class AP-I Reserve Fund. On the Distribution Date in September 2010, the Class AP-II Certificates will receive $100 of principal from the Class AP-II Reserve Fund.

Credit Enhancement

Credit enhancement for the Offered Certificates consists of the subordination of the related Subordinate Certificates, the priority of application of Realized Losses, excess interest, the Swap Agreement (in the case of the Group I Senior Certificates), overcollateralization and limited cross-collateralization, and, solely in the case of the Class 3-A2 and Class 4-A3 Certificates, the Certificate Insurance Policy, in each case as described herein.

Subordination. The rights of holders of the Group I Subordinate Certificates to receive distributions with respect to the Mortgage Loans in Pool 1, Pool 1C and Pool 2 will be subordinated, to the extent described herein, to such rights of holders of each class of Group I Certificates having a higher priority of distribution, as described under “—Distributions of Interest” and “—Distributions of Principal.” Likewise, the rights of holders of Group II Subordinate Certificates to receive distributions with respect to Pool 3 and Pool 4 Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Group II Certificates having a higher priority of distribution, as described under “—Distributions of Interest” and “—Distributions of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the related Mortgage Loans.

The limited protection afforded to holders of the Offered Certificates by means of the subordination of the Group I Subordinate Certificates (in the case of the Group I Senior Certificates) or the Group II Subordinate Certificates (in the case of the Group II Senior Certificates) having a lower priority of distribution will be accomplished by the preferential right of holders of such Offered Certificates to receive, prior to any distribution in respect of interest or principal being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

Application of Realized Losses. Realized Losses on the Mortgage Loans in Pool 1, Pool 1C or Pool 2 will have the effect of reducing amounts distributable in respect of, first, the Class X-I Certificates (both through the application of Pool 1-2 Monthly Excess Interest and Net Swap Payments to fund such deficiency and through a reduction in the Pool 1-2 Overcollateralization Amount for the related Distribution Date); second, the Class M9-I Certificates; third, the Class M8-I Certificates; fourth, the Class M7-I Certificates; fifth, the Class M6-I Certificates; sixth, the Class M5-I Certificates; seventh, the Class M4-I Certificates; eighth, the Class M3-I Certificates; ninth, the Class M2-I Certificates; and tenth, the Class M1-I Certificates, before reducing amounts distributable in respect of the Group I Senior Certificates.

Realized Losses on the Mortgage Loans in Pool 3 and Pool 4 will have the effect of reducing amounts distributable in respect of the Class X-II Certificates (both through the application of Pool 3-4 Monthly Excess Interest to fund such deficiency and through a reduction in the Pool 3-4 Overcollateralization Amount for the related Distribution Date); second, the Class M9-II Certificates; third, the Class M8-II Certificates; fourth, the Class M7-II Certificates; fifth, the Class M6-II Certificates; sixth, the Class M5-II Certificates; seventh, the Class M4-II Certificates; eighth, the Class M3-II Certificates; ninth, the Class M2-II Certificates; and tenth, the Class M1-II Certificates before reducing amounts distributable in respect of the Group II Senior Certificates.

To the extent that Realized Losses are incurred in Pool 1, Pool 1C or Pool 2, those Realized Losses will reduce the Pool 1-2 Aggregate Loan Balance, and thus may reduce the Pool 1-2 Overcollateralization Amount. As described herein, the Pool 1-2 Overcollateralization Amount is increased and maintained by application of Pool 1-2 Monthly Excess Cashflow and, to the extent of Realized Losses, by payments from the Swap Agreement, to make distributions of principal on the Group I Certificates.

Similarly, to the extent that Realized Losses are incurred in Pool 3 and Pool 4, those Realized Losses will reduce the Pool 3-4 Aggregate Loan Balance, and thus may reduce the Pool 3-4 Overcollateralization Amount. As described herein, the Pool 3-4 Overcollateralization Amount is increased and maintained by application of Pool 3-4 Monthly Excess Cashflow to make distributions of principal on the Group II Certificates.

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans in Pool 1, Pool 1C or Pool 2 during the related Collection Period and distributions of principal on such Distribution Date there are Pool 1-2 Applied Loss Amounts, the Certificate Principal Amounts of the Group I Subordinate Certificates will be reduced in inverse order of priority of distribution. Pool 1-2 Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class M9-I Certificates, until their Class Principal Amount has been reduced to zero; second, the Class M8-I Certificates, until their Class Principal Amount has been reduced to zero; third, the Class M7-I Certificates, until their Class Principal Amount has been reduced to zero; fourth, the Class M6-I Certificates, until their Class Principal Amount has been reduced to zero; fifth, the Class M5-I Certificates, until their Class Principal Amount has been reduced to zero; sixth, the Class M4-I Certificates, until their Class Principal Amount has been reduced to zero; seventh, the Class M3-I Certificates, until their Class Principal Amount has been reduced to zero; eighth, the Class M2-I Certificates, until their Class Principal Amount has been reduced to zero; ninth, the Class M1-I Certificates, until their Class Principal Amount has been reduced to zero; and tenth, concurrently, on the basis of Realized Losses on the related Mortgage Pool to the Group I Senior Certificates (a) sequentially, first the Class 1-A3 Certificates, second, the Class 1-A2 Certificates and third, the Class 1-A1 Certificates, (b) sequentially, first the Class 1C-A3 Certificates, second, the Class 1C-A2 Certificates and third, the Class 1C-A1 Certificates and (C) sequentially, first the Class 2-A3 Certificates, second, the Class 2-A2 Certificates and third, the Class 2-A1 Certificates, in each case until their respective Class Principal Amounts have been reduced to zero. Any Applied Loss Amounts allocated to the Group I Certificates will become Deferred Amounts.

Any class of Group I Senior Certificates that is entitled to Deferred Amounts will accrue monthly interest on such Deferred Amounts at the related Interest Rate. No class of Group I Subordinate Certificates will accrue interest on any Deferred Amounts. Holders of the Group I Certificates will not receive any distributions in respect of Pool 1-2 Applied Loss Amounts, except from Pool 1-2 Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Pool 1-2 Monthly Excess Cashflow” below and, in the case of the Group I Senior Certificates, the Supplemental Interest Trust Amount, if any, as described under “—The Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans in Pool 3 and Pool 4 during the related Collection Period and distributions of principal on such Distribution Date there are Pool 3-4 Applied Loss Amounts, the Certificate Principal Amounts of the Group II Subordinate Certificates will be reduced in inverse order of priority of distribution. Pool 3-4 Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class M9-II Certificates, until their Class Principal Amount has been reduced to zero; second, the Class M8-II Certificates, until their Class Principal Amount has been reduced to zero; third, the Class M7-II Certificates, until their Class Principal Amount has been reduced to zero; fourth, the Class M6-II Certificates, until their Class Principal Amount has been reduced to zero; fifth, the Class M5-II Certificates, until their Class Principal Amount has been reduced to zero; sixth, the Class M4-II Certificates, until their Class Principal Amount has been reduced to zero; seventh, the Class M3-II Certificates, until their Class Principal Amount has been reduced to zero; eighth, the Class M2-II Certificates, until their Class Principal Amount has been reduced to zero; ninth, the Class M1-II Certificates, until their Class Principal Amount has been reduced to zero; and tenth, concurrently, on the basis of Realized Losses on the related Mortgage Pool to the Group II Senior Certificates (calculating the Class Principal Amount for such purpose for each class of Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) (a) sequentially, first the Class 3-A2 Certificates and second, the Class 3-A1 Certificates and (b) sequentially, first, the Class 4-A3 Certificates, second, pro rata, the Class 4-A2A and Class 4-A2B Certificates and third, the Class 4-A1 Certificates, in each case until their respective Class Principal Amounts have been reduced to zero; provided, however, that any losses allocated to the Class 3-A2 and Class 4-A3 Certificates will be covered by the Certificate Insurance Policy. Any Applied Loss Amounts allocated to the Group II Certificates will become Deferred Amounts. Reductions in the Class Principal Amount of the Class 3-A1 and Class 3-A2 Certificates will reduce the Class Notional Amount of the Class 3-AX Certificates and reductions in the Class Principal Amount of the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates (calculated for such purpose for the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such classes, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) will reduce the Class Notional Amount of the Class 4-AX Certificates.

Any class of Group II Senior Certificates that is entitled to Deferred Amounts will accrue monthly interest on such Deferred Amounts at the related Interest Rate. No class of Group II Subordinate Certificates will accrue interest on any Deferred Amounts. Holders of the Group II Certificates will not receive any distributions in respect of Pool 3-4 Applied Loss Amounts, except from Pool 3-4 Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Pool 3-4 Monthly Excess Cashflow” below.

In the event that the related Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be distributed in accordance with the priorities described under “—Distributions of Principal” in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount;” provided, however, that to the extent that any Applied Loss Amount (allocated against the Class 3-A2 and Class 4-A3 Certificates) was paid under the Certificate Insurance Policy, any Subsequent Recovery otherwise payable with respect to the Class 3-A2 and Class 4-A3 Certificates shall instead be payable to the Certificate Insurer. Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

In addition, any Realized Loss allocated to an Exchange Class will be proportionately allocated to the related Exchangeable Class or Classes.

Excess Interest. The Mortgage Loans from each Mortgage Pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Certificates, the fees and expenses of the Servicers, the Master Servicer, the Certificate Insurer (in the case of Pool 3 and Pool 4 only) and the Trustee allocated to such Mortgage Pool and, in the case of Pool 1, Pool 1C and Pool 2, any Net Swap Payments owed to the Swap Counterparty. Such excess interest from the Mortgage Loans from each Mortgage Pool each month will be available to absorb Realized Losses on the Mortgage Loans in the related mortgage group and to maintain overcollateralization for the related group at the required level.

Overcollateralization. The Pool 1-2 Aggregate Loan Balance as of the Cut-off Date will exceed the initial aggregate Class Principal Amount of the Group I Certificates by approximately $9,148,991, which represents approximately 0.80% of the Pool 1-2 Cut-off Date Balance. The weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 1, Pool 1C and Pool 2 is generally in the future expected to be higher than the weighted average interest rate on the Group I Certificates and fees and expenses of the Trust Fund related to Pool 1, Pool 1C and Pool 2 and any Net Swap Payments owed to the Swap Counterparty. As described below, excess interest collections will be applied as distributions of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Pool 1-2 Aggregate Loan Balance over the aggregate Class Principal Amount of the Group I Certificates) at the required Pool 1-2 Targeted Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans in Pool 1, Pool 1C and Pool 2 will reduce overcollateralization, and could result in a Pool 1-2 Overcollateralization Deficiency.

As described herein, to the extent that the Pool 1-2 Overcollateralization Amount equals or exceeds the Pool 1-2 Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount for Pool 1 and Pool 2 will not be applied in reduction of the Certificate Principal Amounts of the Group I Certificates, but will instead be applied as described below under “—Application of Pool 1-2 Monthly Excess Cashflow.”

The Pool 3-4 Aggregate Loan Balance as of the Cut-off Date will exceed the initial aggregate Class Principal Amount of the Group II Certificates by approximately $18,540,474, which represents approximately 1.10% of the Pool 3-4 Cut-off Date Balance. The weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 3 and Pool 4 is generally in the future expected to be higher than the weighted average interest rate on the Group II Certificates and fees and expenses of the Trust Fund related to Pool 3 and Pool 4. As described below, excess interest collections will be applied as distributions of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Pool 3-4 Aggregate Loan Balance over the aggregate Class Principal Amount of the Group II Certificates) at the required Pool 3-4 Targeted Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans in Pool 3 and Pool 4 will reduce overcollateralization, and could result in a Pool 3-4 Overcollateralization Deficiency.

As described herein, to the extent that the Pool 3-4 Overcollateralization Amount equals or exceeds the Pool 3-4 Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount for Pool 3 and Pool 4 will not be applied in reduction of the Certificate Principal Amounts of the Group II Certificates, but will instead be applied as described below under “—Application of Pool 3-4 Monthly Excess Cashflow.”

For purposes of calculating the Pool 3-4 Overcollateralization Amount, it shall be assumed that the Class Principal Amount of each class of the Negative Amortization Protected Certificates has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement.

Limited Cross-Collateralization. Under certain limited circumstances, principal payments on the Mortgage Loans in Pool 1, Pool 1C or Pool 2 may be distributed to holders of the Group I Senior Certificates corresponding to the other pools and principal payments on the Mortgage Loans in Pool 3 or Pool 4 may be distributed to holders of the Group II Senior Certificates corresponding to the other pool.

If the Senior Certificates relating to any of Pool 1, Pool 1C or Pool 2 have been retired, then the principal payments on the Mortgage Loans relating to the retired Senior Certificates will be distributed to the remaining Senior Certificates of the other Mortgage Pools, before being distributed to the Group I Subordinate Certificates. If the Senior Certificates relating to either Pool 3 or Pool 4 have been retired (and if the Certificate Insurer has received all amounts due and owing to it), then the principal payments on the Mortgage Loans relating to the retired Senior Certificates will be distributed to the remaining Senior Certificates of the other Mortgage Pool, before being distributed to the Group II Subordinate Certificates.

No such cross-collateralization, however, will exist between (i) Pool 1, Pool 1C or Pool 2 and (ii) Pool 3 or Pool 4.

The Certificate Insurance Policy. The Class 3-A2 and Class 4-A3 Certificates will receive the benefit of the Certificate Insurance Policy, and will receive Guaranteed Distributions from the Certificate Insurer in the circumstances described under “The Certificate Insurance Policy” in this prospectus supplement.

Application of Pool 1-2 Monthly Excess Cashflow. After distributions are made from the Supplemental Interest Trust, any Pool 1-2 Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

(1) to the Group I Senior Certificates, pro rata, Current Interest and Carryforward Interest for such classes for such Distribution Date, to the extent unpaid, pursuant to clause B.(i) under “—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” above, and sequentially, to the Group I Subordinate Certificates (other than the Class M8-I and Class M9-I Certificates), Current Interest and Carryforward Interest for such classes for such Distribution Date, to the extent unpaid, pursuant to clause B.(ii) under “—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” above;

(2) for each Distribution Date occurring (a) before the Pool 1-2 Stepdown Date or (b) on or after the Pool 1-2 Stepdown Date but for which a Pool 1-2 Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Group I Certificates equals the Pool 1-2 Target Amount for such Distribution Date, in the following order of priority:

(a) after giving effect to principal distributions on such Distribution Date (as described under “—Distributions of Principal—Principal Payment Priorities for Pool 1, Pool 1C and Pool 2” above), pro rata, based on the Senior Proportionate Percentage, to the Group I Senior Certificates, in each case in accordance with clause I. of “—Distributions of Principal—Principal Payment Priorities for Pool 1, Pool 1C and Pool 2” above, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero; and

(b) to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero;

(3) for each Distribution Date occurring on or after the Pool 1-2 Stepdown Date and for which a Pool 1-2 Trigger Event is not in effect, in the following order of priority:

(a) after giving effect to principal distributions on such Distribution Date (as described under “—Distributions of Principal—Principal Payment Priorities for Pool 1, Pool 1C and Pool 2” above), pro rata, based on the Senior Proportionate Percentage, to the Group I Senior Certificates, in each case, in accordance with clause I. of “—Distributions of Principal—Principal Payment Priorities for Pool 1, Pool 1C and Pool 2” above, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of the Group I Senior Certificates, after giving effect to distributions on such Distribution Date, equals the Pool 1-2 Senior Target Amount;

(b) to the Class M1-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and Class M1-I Certificates, after giving effect to distributions on such Distribution Date, equals the M1-I Target Amount;

(c) to the Class M2-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I and Class M2-I Certificates, after giving effect to distributions on such Distribution Date, equals the M2-I Target Amount;

(d) to the Class M3-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I, Class M2-I and Class M3-I Certificates, after giving effect to distributions on such Distribution Date, equals the M3-I Target Amount;

(e) to the Class M4-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I, Class M2-I, Class M3-I and Class M4-I Certificates, after giving effect to distributions on such Distribution Date, equals the M4-I Target Amount;

(f) to the Class M5-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I, Class M2-I, Class M3-I, Class M4-I and Class M5-I Certificates, after giving effect to distributions on such Distribution Date, equals the M5-I Target Amount;

(g) to the Class M6-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I and Class M6-I Certificates, after giving effect to distributions on such Distribution Date, equals the M6-I Target Amount;

(h) to the Class M7-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I and Class M7-I Certificates, after giving effect to distributions on such Distribution Date, equals the M7-I Target Amount;

(i) to the Class M8-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I and Class M8-I Certificates, after giving effect to distributions on such Distribution Date, equals the M8-I Target Amount; and

(i) to the Class M9-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, after giving effect to distributions on such Distribution Date, equals the M9-I Target Amount;

(4) to the Pool 1-2 Basis Risk Reserve Fund, the amount of any Pool 1-2 Basis Risk Payment and then from the Pool 1-2 Basis Risk Reserve Fund, in the following order of priority:

(a) from any proceeds received under the Interest Rate Cap Agreement, first, to the Group I Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date, pro rata in accordance with such shortfalls, and second, to the C-X Component of the Class X-I Certificates on such Distribution Date;

(b) to the Group I Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls to the extent not paid pursuant to clause (a) above and clause (5) under “—The Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below for each such class and such Distribution Date, pro rata in accordance with such shortfalls;

(c) to the Group I Subordinate Certificates (other than the Class M8-I and Class M9-I Certificates), in accordance with the Group I Subordinate Priority, any applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls; and

(d) for addition to the amounts distributable pursuant to priority (6) below, amounts remaining in the Pool 1-2 Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities (4)(a) through (4)(c) above for such Distribution Date;

(5) (a) first, in proportion to their respective Deferred Amounts, to the Group I Senior Certificates and (b) second, to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, any Deferred Amount for each such class and such Distribution Date;

(6) to the Supplemental Interest Trust, for distribution pursuant to priorities (8) and (9) under “—The Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below; and

(7) to the Residual Certificate, any remaining amount.

Application of Pool 3-4 Monthly Excess Cashflow. Any Pool 3-4 Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

(1) to the extent unpaid, pursuant to clause B. under “—Interest Payment Priorities for Pool 3 and Pool 4” above, sequentially:

(a) to the Group II Senior Certificates, pro rata, Current Interest and Carryforward Interest for such classes for such Distribution Date;

(b) to the Certificate Insurer any unreimbursed Insured Payments plus all amounts due to the Certificate Insurer under the Commitment Letter, together with interest thereon at the rate specified in the Commitment Letter;

(c) to the Group II Subordinate Certificates, sequentially, Current Interest and Carryforward Interest for such classes for such Distribution Date;

(2) for each Distribution Date occurring (a) before the Pool 3-4 Stepdown Date or (b) on or after the Pool 3-4 Stepdown Date but for which a Pool 3-4 Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Group II Certificates (other than the Class 3-AX and Class 4-AX Certificates) (calculated for such purpose for each class of Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) equals the Pool 3-4 Target Amount for such Distribution Date, in the following order of priority:

(a) after giving effect to principal distributions on such Distribution Date (as described under “—Distributions of Principal—Principal Payment Priorities for Pool 3 and Pool 4” above), pro rata, based on the Senior Proportionate Percentage, to the Group II Senior Certificates (other than the Class 3-AX and Class 4-AX Certificates), in each case in accordance with clause I. of “—Distributions of Principal—Principal Payment Priorities for Pool 3 and Pool 4” above, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero; and

(b) to the Certificate Insurer any unreimbursed Insured Payments plus all amounts due to the Certificate Insurer under the Commitment Letter, together with interest thereon at the rate specified in the Commitment Letter;

(c) to the Group II Subordinate Certificates, in accordance with the Group II Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero;

(3) for each Distribution Date occurring on or after the Pool 3-4 Stepdown Date and for which a Pool 3-4 Trigger Event is not in effect, in the following order of priority:

(a) after giving effect to principal distributions on such Distribution Date (as described under “—Distributions of Principal—Principal Payment Priorities for Pool 3 and Pool 4” above), pro rata, based on the Senior Proportionate Percentage, to the Group II Senior Certificates (other than the Class 3-AX and Class 4-AX Certificates), in each case, in accordance with clause I. of “—Distributions of Principal—Principal Payment Priorities for Pool 3 and Pool 4” above, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of the Group II Senior Certificates, after giving effect to distributions on such Distribution Date, equals the Pool 3-4 Senior Target Amount;

(b) any remaining unreimbursed Insured Payments plus all amounts due to the Certificate Insurer under the Commitment Letter, together with interest thereon at the rate specified in the Commitment Letter;

(c) to the Class M1-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates and Class M1-II Certificates, after giving effect to distributions on such Distribution Date, equals the M1-II Target Amount;

(d) to the Class M2-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates, Class M1-II and Class M2-II Certificates, after giving effect to distributions on such Distribution Date, equals the M2-II Target Amount;

(e) to the Class M3-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates, Class M1-II, Class M2-II and Class M3-II Certificates, after giving effect to distributions on such Distribution Date, equals the M3-II Target Amount;

(f) to the Class M4-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates, Class M1-II, Class M2-II, Class M3-II and Class M4-II Certificates, after giving effect to distributions on such Distribution Date, equals the M4-II Target Amount;

(g) to the Class M5-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates, Class M1-II, Class M2-II, Class M3-II, Class M4-II and Class M5-II Certificates, after giving effect to distributions on such Distribution Date, equals the M5-II Target Amount;

(h) to the Class M6-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates, Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II and Class M6-II Certificates, after giving effect to distributions on such Distribution Date, equals the M6-II Target Amount;

(i) to the Class M7-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates, Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II and Class M7-II Certificates, after giving effect to distributions on such Distribution Date, equals the M7-II Target Amount;

(j) to the Class M8-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates, Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II and Class M8-II Certificates, after giving effect to distributions on such Distribution Date, equals the M8-II Target Amount; and

(k) to the Class M9-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates, Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates, after giving effect to distributions on such Distribution Date, equals the M9-II Target Amount;

(4) to the Group II Senior Certificates, pro rata by need, then to the Group II Subordinate Certificates, sequentially, any Deferred Amounts;

(5) to the Pool 3-4 Basis Risk Reserve Fund, the amount of any Pool 3-4 Basis Risk Payment and then from the Pool 3-4 Basis Risk Reserve Fund, in the following order of priority:

(a) to the Group II Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date, pro rata in accordance with such shortfalls;

(b) to the Group II Subordinate Certificates, in accordance with the Group II Subordinate Priority, any applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date; and

(c) to the Class X-II Certificates, as provided in the Trust Agreement, any amounts remaining in the Pool 3-4 Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities (5)(a) and (5)(b) above for such Distribution Date;

(6) to the Class X-II Certificates, the amount distributable thereon under the Trust Agreement; and

(7) to the Residual Certificate, any remaining amount.

For purposes of calculating the above distributions, the Class Principal Amount of each class of the Negative Amortization Protected Certificates shall be deemed to have been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement.

The Supplemental Interest Trust

Interest Rate Swap Agreement. Under the Swap Agreement, one Business Day prior to each Distribution Date commencing in September 2007, the Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty a fixed amount equal to the product of (a) the Rate of Payment for the related Distribution Date, (b) the Scheduled Notional Amount for the related Distribution Date and (c) a fraction, the numerator of which is the actual number of days in each Accrual Period and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the Scheduled Notional Amount for the related Distribution Date and (z) a fraction, the numerator of which is the actual number of days in each Accrual Period and the denominator of which is 360. A Net Swap Payment will be required to be made for the related Distribution Date either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount. The Swap Agreement will terminate immediately following the Distribution Date in July 2012 unless terminated earlier upon the occurrence of a Swap Default or Swap Early Termination. Payments received by the Supplemental Interest Trust pursuant to the Swap Agreement will not be available for distribution to the Group II Certificates.

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Pursuant to the Trust Agreement, the Supplemental Interest Trust is established as a separate trust, the corpus of which is held by the Trustee, in trust, for the benefit of the Certificateholders. The Trustee will establish the Supplemental Interest Trust Account, will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee, and will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below. The Trustee will deposit into the segregated collateral account any amounts posted as collateral by the Swap Counterparty and will remit interest earned on such amounts to the Swap Counterparty pursuant to the terms of the credit support annex and to the extent earned. Amounts held in the segregated collateral account will not be part of the Supplemental Interest Trust or Trust Fund and will not be available for distribution to Certificateholders. Funds on deposit in the Supplemental Interest Trust Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to the Trust Agreement.

The Swap Counterparty.

For information regarding the Swap Counterparty, see “Description of the Certificates—HSBC Bank USA, National Association” above.

As of the Cut-off Date, the Swap Counterparty will have an aggregate significance percentage of the amount of the aggregate Cut-Off Date Balance of all of the Mortgage Loans in Pool 1 and Pool 2 of less than 10%. As set forth in the Swap Agreement, the Swap Counterparty may be replaced if the aggregate significance percentage is equal to or greater than 6%.

The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no Early Termination Date has occurred or been effectively designated with respect to the Swap Agreement.

In addition, there are Additional Termination Events relating to the Supplemental Interest Trust, including if the Supplemental Interest Trust or the Trust Fund should terminate, if the Trust Agreement is amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap Counterparty where written consent is required or if, pursuant to the terms of the Trust Agreement, the Master Servicer exercises its option to purchase the Mortgage Loans in Pool 1 and Pool 2. With respect to the Swap Counterparty, an Additional Termination Event will occur if any applicable short-term or long-term credit rating of the Swap Counterparty is downgraded below the specified levels set forth in Swap Agreement and (i) the Swap Counterparty fails to post collateral securing its obligations under the Swap Agreement and/or fails to obtain a guarantor or a substitute swap counterparty acceptable to the Trustee and the Rating Agencies (if required under the Swap Agreement) that will assume the obligations of the Swap Counterparty under the Swap Agreement or (ii) the Swap Counterparty is defaulting on certain obligations imposed as a result of the downgrade and the Supplemental Interest Trust obtains a guarantor or secures a substitute swap counterparty acceptable to the Rating Agencies (if required under the Swap Agreement) that will assume the obligations of the Swap Counterparty under the Swap Agreement.

Upon the occurrence of any Swap Default under the Swap Agreement, with respect to which, in the case of the Supplemental Interest Trust, a responsible officer of the Trustee has actual knowledge, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement.

Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the Trust Fund on the related Distribution Date, and on each subsequent Distribution Date from amounts available therefor from the Interest Remittance Amount and Principal Remittance Amount, until paid in full, prior to distributions to the applicable Group I Certificateholders (unless such Swap Termination Payment is required as a result of a Swap Counterparty Trigger Event).

If the Swap Counterparty’s applicable short-term or long-term credit rating by any Rating Agency falls below the applicable levels specified in the Swap Agreement, the Swap Counterparty will be required either to (1) post collateral securing its obligations under the Swap Agreement or (2) obtain a substitute swap counterparty acceptable to the Rating Agencies that will assume the obligations of the Swap Counterparty under the Swap Agreement, all as provided in the Swap Agreement.

The Swap Counterparty is permitted to transfer its rights and obligations to another party, provided, that such replacement swap counterparty assumes all the obligations of the Swap Counterparty as set forth in the Swap Agreement and the Rating Agencies confirm in writing that as a result of such transfer, the ratings on none of the Group I Senior Certificates will be downgraded, all as provided in the Swap Agreement.

Application of Deposits and Payments Received by the Supplemental Interest Trust. The Supplemental Interest Trust Amount will, on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), be distributed from the Supplemental Interest Trust Account in the following order of priority; provided that payments received by the Supplemental Interest Trust pursuant to the Swap Agreement will not be available for distribution to the Group II Certificates:

(1) to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution Date;

(2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

(3) to the Group I Senior Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date, in the priority pursuant to clause B.(i) under “—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” above;

(4) to the Group I Senior Certificates, an amount equal to the lesser of (A) the remaining amount available for distribution and (B) the product of (i) the applicable Scheduled Notional Amount, (ii) the excess, if any, of (x) the lesser of (1) 1-Month LIBOR and (2) 6.72% over (y) the applicable Rate of Payment for such Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360, to pay certain amounts necessary to maintain the Pool 1-2 Overcollateralization Target Amount specified in clauses (2) and (3) under “—Credit Enhancement—Application of Pool 1-2 Monthly Excess Cashflow;”

(5) to the Group I Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, for application pursuant to the priorities set forth in clause (4)(a) under “—Credit Enhancement—Application of Pool 1-2 Monthly Excess Cashflow” above;

(6) in proportion to their respective Deferred Amounts, to the Group I Senior Certificates, any Deferred Amount for each such class and such Distribution Date;

(7) if applicable, for application to the purchase of a replacement interest rate swap agreement;

(8) to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement; and

(9) to the S-X Component of the Class X-I Certificates, any remaining amount deposited into the Supplemental Interest Trust Account as described under “—Credit Enhancement—Application of Pool 1-2 Monthly Excess Cashflow” above and to the S-X Component of the Class X-I Certificates any remaining Supplemental Interest Trust Amount.

With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (4) and (6) above will not exceed cumulative Realized Losses incurred with respect to Pool 1, Pool 1C and Pool 2 Mortgage Loans as reduced by amounts previously distributed pursuant to such clauses.

Optional Purchase of the Mortgage Loans

Pool 1, Pool 1C and Pool 2. On any Distribution Date following the Pool 1-2 Initial Optional Termination Date, the Master Servicer will, with the prior written consent of the NIMS Insurer and the Seller (which consent shall not be unreasonably withheld), have the option to purchase the Mortgage Loans in Pool 1, Pool 1C and Pool 2 and any REO Property related to Pool 1, Pool 1C and Pool 2 for a price equal to the Pool 1-2 Purchase Price. The Master Servicer, the Trustee, each related Servicer and each related Custodian will be reimbursed from the Pool 1-2 Purchase Price for (i) any outstanding Advances, servicing advances and unpaid General Servicing Fees, as applicable, to the extent such amounts relate to the Mortgage Loans in Pool 1, Pool 1C and Pool 2 and (ii) any other amounts due under the Trust Agreement, the related Servicing Agreements or the Custodial Agreement, as applicable, to the extent such amounts relate to the Mortgage Loans in Pool 1, Pool 1C and Pool 2. If the Master Servicer fails to exercise such option, the NIMS Insurer will have the right to direct the Master Servicer to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities. If the Master Servicer fails to exercise such option (either voluntarily or at the direction of the NIMS Insurer) on the Pool 1-2 Initial Optional Termination Date, the margin of each class of the Group I Certificates will be increased as described under “Summary of Terms—The Certificates—Interest Payments—Amounts Available for Interest Payments” herein.

The Trust Agreement will provide that if there are NIM Securities related to Pool 1, Pool 1C and Pool 2 outstanding on the date on which the Master Servicer intends to exercise its option to purchase the Mortgage Loans in Pool 1, Pool 1C and Pool 2, the Master Servicer may only exercise its option with the prior written consent of 100% of the holders of the NIM Securities and upon payment of any additional amount which will retire any amounts of principal and/or interest due to the holders of the NIM Securities.

Pool 3 and Pool 4. On any Distribution Date following the Pool 3-4 Initial Optional Termination Date, the Master Servicer will, with the prior written consent of the NIMS Insurer, the Certificate Insurer (to the extent that such optional purchase will result in a draw on the Certificate Insurance Policy) and the Seller (which consent shall not be unreasonably withheld), have the option to purchase the Pool 3 and Pool 4 Mortgage Loans and any REO Property related to Pool 3 and Pool 4 for a price equal to the Pool 3-4 Purchase Price. The Certificate Insurer will be reimbursed from the Pool 3-4 Purchase Price for any amounts due and owing to it under the Trust Agreement. The Master Servicer, the Trustee, each related Servicer and each related Custodian will be reimbursed from the Pool 3-4 Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable, to the extent such amounts relate to the Pool 3 and Pool 4 Mortgage Loans or the Certificate Insurance Policy and (ii) any other amounts due under the Trust Agreement, the related Servicing Agreements or the related Custodial Agreementsor the Commitment Letter, as applicable, to the extent such amounts relate to the Pool 3 and Pool 4 Mortgage Loans. If the Master Servicer fails to exercise such option, the NIMS Insurer will have the right to direct the Master Servicer to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities. If the Master Servicer fails to exercise such option (either voluntarily or at the direction of the NIMS Insurer) on the Pool 3-4 Initial Optional Termination Date, the margin of each class of the Group II Certificates (other than the Class 3-AX and Class 4-AX Certificates) will be increased as described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” herein.

The Trust Agreement will provide that if there are NIM Securities related to Pool 3 and Pool 4 outstanding on the date on which the Master Servicer intends to exercise its option to purchase the Mortgage Loans in Pool 3 and Pool 4, the Master Servicer may only exercise its option with the prior written consent of 100% of the holders of the NIM Securities and upon payment of any additional amount which will retire any amounts of principal and/or interest due to the holders of the NIM Securities.

After the Master Servicer has exercised the initial purchase option with respect to each of (i) Pool 1, Pool 1C and Pool 2 and (ii) Pool 3 and Pool 4, the Trust Fund will be terminated.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicers, the Master Servicer, the Certificate Insurer and the Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee	Frequency		How and When
Payable to:	of Payment:	Amount of Fee:	Fee Is Paid:

Servicers	Monthly
For each Servicer (other than GMACM, GreenPoint and SunTrust) and each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan at the Servicing Fee Rate. For GMACM, GreenPoint and SunTrust, a monthly fee for each Mortgage Loan paid by the Master Servicer.

Deducted by each Servicer (other than GMACM, GreenPoint and SunTrust) from the related Servicing Account in respect of each Mortgage Loan serviced by that Servicer, before payment of any amounts to Certificateholders. With regard to GMACM, GreenPoint and SunTrust, paid out of the portion of the General Servicing Fee retained by the Master Servicer.

Master Servicer	Monthly
For each Mortgage Loan serviced by GMACM, GreenPoint or SunTrust, a monthly fee paid to the Master Servicer out of interest collections received from that Mortgage Loan calculated on the outstanding principal balance of such Mortgage Loan at 0.375% per annum for each Mortgage Loan plus all investment earnings on amounts on deposit in the Collection Account.

Interest earnings are retained by the Master Servicer. The General Servicing Fee on Mortgage Loans serviced by GMACM, GreenPoint and SunTrust is retained by the Master Servicer and used in part to pay the applicable servicing fees to GMACM, GreenPoint and SunTrust.

Trustee	Monthly	All investment earnings on amounts on deposit in the Certificate Account.	Retained by the Trustee.

Certificate Insurer	Monthly
A monthly Certificate Insurer Premium equal to the product of (a) a fixed percentage and (b) the sum of the Class Principal Amounts of the Class 3-A2 and Class 4-A3 Certificates on each Distribution Date (before taking into account distributions to such class on such date), adjusted to a monthly basis.

Deducted from interest collections for Pool 3 and Pool 4, as applicable, prior to payment of monthly interest due to the Certificates.

The fees payable to the Servicers set forth in the table above may not be increased without amendment of the related Servicing Agreement as described under “Mortgage Loan Servicing—Amendment of the Servicing Agreements” below. None of the other fees set forth in the table above may be changed without amendment of the Trust Agreement as described under “The Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below or, in the case of the Certificate Insurer Premium, an amendment of the Commitment Letter.

Expenses of the Servicers, the Custodian, the Trustee, the Certificate Insurer and the Master Servicer will be reimbursed before payments are made on the Certificates.

Description of the Mortgage Pools

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust Fund will consist of approximately 7,501 conventional, adjustable rate and hybrid, fully amortizing and balloon, negative amortization Mortgage Loans, having a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $2,828,002,465. The Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans have original terms to maturity from the first due date of the Scheduled Payment of 30 years. The Pool 3 Mortgage Loans and Pool 4 Mortgage Loans have original terms to maturity from the first due date of the Scheduled Payment of 30 or 40 years. The Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans have a fixed Mortgage Rate for the first three, five, seven or ten years after origination and thereafter generally provide for adjustment of the applicable Mortgage Rate based on the 1-Month LIBOR Index, 6-Month LIBOR Index, 1-Year LIBOR Index or 1-Year MTA Index and for corresponding adjustments to the monthly payment amount due thereon, in each case as specified in the related Mortgage Note and subject to the limitations described below. The Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans have Mortgage Rates that provide for adjustments to the Mortgage Rates on a monthly, semi-annual or annual basis (after the initial fixed interest rate period). The Pool 3 Mortgage Loans and Pool 4 Mortgage Loans generally provide for adjustment of the applicable Mortgage Rate based on the 1-Year MTA Index, COFI Index, LAMA Index or the 1-Month LIBOR Index and for corresponding adjustments to the monthly payment amount due thereon, in each case as specified in the related Mortgage Note and subject to the limitations described below. The Pool 3 Mortgage Loans and Pool 4 Mortgage Loans have Mortgage Rates that provide for adjustments to the Mortgage Rates on a monthly basis (after the initial fixed interest rate period).

GreenPoint, American Home, the Bank and Quicken originated approximately 42.29%, 32.74%, 20.72% and 4.25%, respectively, of the Pool 1 Mortgage Loans. GreenPoint, American Home, the Bank and Quicken originated approximately 44.27%, 35.33%, 18.45% and 1.96%, respectively, of the Pool 1C Mortgage Loans. GreenPoint, the Bank, American Home and Quicken originated approximately 43.18%, 28.08%, 26.78% and 1.97%, respectively, of the Pool 2 Mortgage Loans. GreenPoint, Countrywide Home Loans, RFC, IndyMac and Bank of America originated approximately 34.32%, 32.93%, 25.41%, 7.18% and 0.17%, respectively, of the Pool 3 Mortgage Loans. Countrywide Home Loans, RFC, GreenPoint, IndyMac, SunTrust and Bank of America originated approximately 37.59%, 26.37%, 22.10%, 9.98%, 3.92% and 0.05%, respectively, of the Pool 4 Mortgage Loans. The Mortgage Loans were acquired by the Seller from the Originators, as described under “Origination of the Mortgage Loans and Underwriting Guidelines” and “The Trust Agreement—Assignment of Mortgage Loans” herein.

Certain documentation with respect to some Mortgage Loans, including in some cases, the related Mortgage Note, Mortgage or title insurance policy, is unavailable. Except as otherwise noted below, the Seller will make only limited representations and warranties with respect to the Mortgage Loans. See “The Trust Agreement—Assignment of Mortgage Loans” herein.

All of the Mortgage Loans are adjustable rate or hybrid, negative amortization mortgage loans, as described in more detail below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Initially on the fifth (in the case of approximately 74.83% and 69.42% of the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans, respectively), sixth (in the case of approximately 0.06% of the Pool 4 Mortgage Loans) or tenth (in the case of approximately 25.17% and 30.52% of the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans, respectively) anniversary of the first payment date of the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans and every fifth payment adjustment date thereafter and the last payment adjustment date prior to such Mortgage Loan’s maturity, the monthly payment due on that Mortgage Loan will be recast without regard to the related Payment Cap in order to provide for the outstanding balance of such Mortgage Loan to be paid in full at its maturity by the payment of equal monthly installments. The Pool 1, Pool 1C and Pool 2 Mortgage Loans are not subject to Payment Caps.

Approximately 1.01% and 0.78% of the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans, respectively, will be “flex pay” Mortgage Loans originated by IndyMac. For such “flex pay” Mortgage Loans, if the unpaid principal balance exceeds the original principal balance by the amount specified in the related Mortgage Note prior to the tenth anniversary of the first payment date, then the related borrower will owe a monthly payment equal to the interest accrued for the applicable payment period on the Mortgage Loan. After the tenth anniversary of the first payment date, if such condition occurs, the amortization schedule for the “flex pay” Mortgage Loans will recast in the same manner as the other Pool 3 and Pool 4 Mortgage Loans as described under “Negative Amortization” below.

All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting primarily of one- to four-family dwelling units, individual condominium units, cooperatives or individual units in planned unit developments.

Pursuant to its terms, each Mortgage Loan, other than a cooperative loan or a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans—Standard Hazard Insurance Policies” in the prospectus.

The Pool 1, Pool 1C and Pool 2 Mortgage Loans generally provide for a monthly, semi-annual or annual adjustment of the related Mortgage Rate, as specified in the related Mortgage Note, based on the 1-Month LIBOR Index, 6-Month LIBOR Index, 1-Year LIBOR Index or 1-Year MTA Index, in each case on each Adjustment Date applicable thereto provided that the first such adjustment of the Mortgage Loans will occur after an initial period of approximately three, five, seven or ten years following origination. The Pool 3 Mortgage Loans and Pool 4 Mortgage Loans generally provide for a monthly adjustment of the related Mortgage Rate, as specified in the related Mortgage Note, based on the 1-Year MTA Index, COFI Index, LAMA Index or the 1-Month LIBOR Index, in each case on each Adjustment Date applicable thereto provided that the first such adjustment of the Mortgage Loans will occur after an initial period of approximately one to four months following origination. On each Adjustment Date for each Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the applicable index (as described below) and the Gross Margin, provided that the Mortgage Rate on each such Mortgage Loan will not be more than the Maximum Rate or be less than the Minimum Rate. Due to the application of the Maximum Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable index and the related Gross Margin, rounded as described herein. See “—The Indices” below. The Mortgage Loans generally do not permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed mortgage rate.

The Indices. The Indices applicable to the Mortgage Rates for the Pool 1, Pool 1C and Pool 2 Mortgage Loans are the 1-Year MTA, 1-Year LIBOR, 6-Month LIBOR and the 1-Month LIBOR Index and the Indices applicable to the Mortgage Rates for the Pool 3 and Pool 4 Mortgage Loans are the 1-Month LIBOR, 1-Year MTA, COFI and LAMA Index. The 1-Year MTA figure used for each interest rate adjustment date will be the most recent 1-Year MTA figure available as of fifteen days before that date. The 1-Month LIBOR figure used for each interest rate adjustment date will be the most recent 1-Month LIBOR figure available as of fifteen days before that date. The 6-Month LIBOR figure used for each interest rate adjustment date will be the most recent 6-Month LIBOR figure available as of forty-five days before that date. The 1-Year LIBOR figure used for each interest rate adjustment date will be the most recent 1-Year LIBOR figure available either as of (1) the first Business Day of a specified period of time prior to such Adjustment Date, (2) the first Business Day of the month preceding the month of such Adjustment Date or (3) the last Business Day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note.

In the event that the 1-Year MTA Index, 1-Month LIBOR Index, 6-Month LIBOR Index, 1-Year LIBOR Index, COFI Index or LAMA Index becomes unavailable or is otherwise unpublished, the Master Servicer will select a comparable alternative index in accordance with the Trust Agreement (or, with respect to Pool 1 and Pool 2 Mortgage Loans, the related Swap Agreement).

Negative Amortization. Pool 1, Pool 1C and Pool 2. All of the Pool 1, Pool 1C and Pool 2 Mortgage Loans allow for Negative Amortization. The Mortgage Rates and monthly payments due for the Pool 1, Pool 1C and Pool 2 Mortgage Loans are fixed for the first three, five, seven or ten years following origination and thereafter adjust monthly, semi-annually, or annually provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than the Periodic Cap on any related Adjustment Date, if applicable, except in the case of the first such adjustment, when the Mortgage Rate will not increase or decrease by more than the Initial Cap, if applicable. The monthly payment for each Pool 1, Pool 1C and Pool 2 Mortgage Loan will also adjust on any due date on which the principal balance of the Mortgage Loan would otherwise exceed 110% (in the case of approximately 11.13%, 26.76% and 17.59% of the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans, respectively), 115% (in the case of approximately 60.13%, 45.82% and 61.34% of the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans, respectively) or 120% (in the case of approximately 28.74%, 27.43% and 21.07% of the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans, respectively) (as specified in the related Mortgage Note) of its original principal balance to an amount sufficient to pay interest as it accrues every month (but not less than the amount that otherwise would have been due), which modified monthly payment will remain in effect until the expiration of the initial fixed rate period. After the expiration of the applicable initial fixed rate period and continuing through the 120th payment (other than for Mortgage Loans with a ten year initial fixed rate period), the monthly payment for each Pool 1, Pool 1C and Pool 2 Mortgage Loan adjusts to an amount sufficient to pay the amount of interest that accrues on the outstanding principal balance of such Mortgage Loan at the applicable Mortgage Rate. Thereafter, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Pool 1, Pool 1C and Pool 2 Mortgage Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted.

The initial required minimum monthly payment for each of the Pool 1, Pool 1C and Pool 2 Mortgage Loans is equal to the interest that will accrue on the beginning principal balance of such Mortgage Loan at a rate generally equal to a certain number of basis points less than the related Mortgage Rate. As such, the required minimum monthly payment during the initial three, five, seven or ten years following origination for these Mortgage Loans will be less than the accrued interest for such Mortgage Loan. If the borrower makes only the minimum monthly payment during the initial fixed rate period, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that Mortgage Loan in the form of Negative Amortization.

Pool 3 and Pool 4. All of the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans allow for Negative Amortization. The Mortgage Rates for the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans are fixed for the first one to four months following origination (and the related Mortgage Rate during such time period may be less than the sum of the applicable Index and the related Gross Margin) and thereafter adjust monthly, but the scheduled payments on the Mortgage Loans adjust annually (other than approximately other than approximately 8.46% of the Pool 3 Mortgage Loans and 4.12% of the Pool 4 Mortgage Loans, which have an initial fixed payment period of two, three or five years) on a date specified in the related Mortgage Note, subject to the Payment Cap described below and to the applicable Maximum Rate. The monthly payment for each Pool 3 Mortgage Loan or Pool 4 Mortgage Loan (with the exception of the “flex pay” Mortgage Loans during the first ten years following origination) will also adjust on any due date on which the principal balance of the Mortgage Loan would otherwise exceed 110% (in the case of approximately 44.09% and 37.31% of the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans, respectively) or 115% (in the case of approximately 55.91% and 62.69% of the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans, respectively) (as specified in the related Mortgage Note) of its original principal balance, to an amount which will fully amortize the Mortgage Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity. The monthly payment for each Pool 3 Mortgage Loan or Pool 4 Mortgage Loan may not, however, increase on any adjustment date by an amount greater than the Payment Cap, provided that this 7.50% limitation does not apply to the adjustment made on the fifth (in the case of approximately 74.83% of the Pool 3 Mortgage Loans and 69.42% of the Pool 4 Mortgage Loans), sixth (in the case of approximately 0.06% of the Pool 4 Mortgage Loans) or tenth (in the case of approximately 25.17% of the Pool 3 Mortgage Loans and 30.52% of the Pool 4 Mortgage Loans) anniversary of the first due date, and each fifth anniversary thereafter or if the principal balance of the Mortgage Loan would otherwise exceed 110% or 115%, as applicable, of its original principal balance. The final adjustment date on each Pool 3 Mortgage Loan or Pool 4 Mortgage Loan also is not subject to any limit on the change in the monthly payment. Depending on the amount and timing of increases to the principal balance of a Pool 3 Mortgage Loan or Pool 4 Mortgage Loan due to Negative Amortization, the final payment on that Mortgage Loan may be substantially larger than the immediately preceding monthly payment.

Since the mortgage interest rate on each Pool 3 Mortgage Loan and Pool 4 Mortgage Loan adjusts monthly and the monthly payment adjusts annually, subject to the limitations described above, increases in the applicable Index will cause a larger portion of the monthly payment to be allocated to interest and a smaller portion to principal. In some cases, the interest due on a Mortgage Loan may exceed the monthly payment. Any such excess will be added to the outstanding principal balance of the Mortgage Loan in the form of Negative Amortization. Decreases in the applicable Index, on the other hand, will cause a larger portion of the monthly payment to be allocated to principal and a smaller portion to interest.

Payment Options. All of the Mortgage Loans are “negative amortization mortgage loans” that provide for up to three alternative Payment Options, in lieu of the minimum monthly payment, on a monthly basis (i.e., option ARMs) as described below.

Pool 1, Pool 1C and Pool 2. The Mortgage Rates and monthly payments due for the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans are fixed for the first three, five, seven or ten years following origination and thereafter adjust monthly, semi-annually or annually, subject to the Initial Cap and Periodic Caps, if applicable. All of the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans have a thirty-year original term to maturity. Each of the Pool 1 Mortgage Loans has a Maximum Rate that ranges from 10.500% to 14.625%, each of the Pool 1C Mortgage Loans has a Maximum Rate that ranges from 10.875% to 14.500% and each of the Pool 2 Mortgage Loans has a Maximum Rate that ranges from 10.500% to 14.500%. The initial required minimum monthly payment for each of the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans is equal to the interest that accrues on the outstanding principal balance of such Mortgage Loan at a rate equal to a certain number of basis points less than the applicable Mortgage Rate. After the applicable initial fixed rate period and continuing through the 120th payment (other than for Mortgage Loans with a ten year initial fixed rate period), the monthly payment on each Pool 1 Mortgage Loan, Pool 1C Mortgage Loan and Pool 2 Mortgage Loan is equal to the amount of interest that accrues on the outstanding principal balance of such Mortgage Loan at the applicable Mortgage Rate. Thereafter, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted.

During the initial fixed rate period of the Mortgage Loans, when the required payment is less than the accrued interest for such Mortgage Loan, if the related borrower in fact pays less than the amount of such accrued interest, Negative Amortization occurs. In order to keep borrowers informed of how interest rate changes could affect their normal amortization schedule each month, the borrower is provided three Payment Options (or two payment options with respect to Mortgage Loans Originated by GreenPoint) during the initial fixed rate period that are greater than the required minimum monthly payment and are as follows: (1) the amount that would cover the interest accrual for the month (the interest-only amount), (2) the amount that would amortize the Mortgage Loan fully at the original maturity date (the thirty year or forty year fully amortizing amount) and (3) with respect to Mortgage Loans originated by an Originator other than GreenPoint, the amount that would amortize the Mortgage Loan fully within a 15-year mortgage loan term (the fifteen year fully amortizing amount).

Pool 3 and Pool 4. After the first one to four months following origination, the interest rates on the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans may adjust monthly but their monthly payments and amortization schedules adjust annually and are not subject to periodic caps; however, approximately 1.22%, 2.33% and 4.92% of the Pool 3 Mortgage Loans and approximately 0.42%, 0.95% and 2.75% of the Pool 4 Mortgage Loans have an initial fixed monthly payment for a period of two, three or five years, respectively, and thereafter adjust annually. Approximately 73.94% and 26.06% of the Pool 3 Mortgage Loans and approximately 70.06% and 29.24% of the Pool 4 Mortgage Loans have a thirty-year or forty-year original term to maturity, respectively. Each of the Mortgage Loans in Pool 3 has a Maximum Rate that ranges from 8.990% to 12.000% and each of the Mortgage Loans in Pool 4 has a Maximum Rate that ranges from 7.450% to 16.939%. The initial required minimum monthly payment for each of the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans is fully amortizing based on the initial start rate which may be less than the sum of the applicable Index and the related margin. Each of the Pool 3 Mortgage Loans has a one to four month initial fixed rate that ranges from 0.990% to 10.000% and each of the Pool 4 Mortgage Loans has a one to four month initial fixed rate that ranges from 0.990% to 9.750%. As of the Cut-off Date, approximately 1.86% of the Pool 3 Mortgage Loans and approximately 2.99% of the Pool 4 Mortgage Loans are still in the initial fixed rate period.

In the instance when the interest rate increases during the time between the required payment changes, the required monthly payment on a Pool 3 Mortgage Loan or Pool 4 Mortgage Loan may be less than the fully amortizing monthly payment would be (if calculated at the then current rate). In addition, the required payment may also be less than the accrued interest for such Mortgage Loan, under which instance, if the related borrower in fact pays less than the amount of such accrued interest, Negative Amortization occurs. In order to keep borrowers informed of how interest rate changes could affect their normal amortization schedule each month, the borrower is provided three Payment Options that are greater than the required minimum monthly payment and are as follows: (1) the amount that would cover the interest accrual for the month (the interest-only amount); (2) the amount that would amortize the Mortgage Loan fully at the original maturity date (the thirty year or forty year fully amortizing amount, as applicable); and (3) the amount that would amortize the Mortgage Loan to a fifteen year maturity date (the fifteen year fully amortizing amount).

High Loan-To-Value Mortgage Loans. Approximately 16.57% of the Pool 1 Mortgage Loans, 36.12% of the Pool 1C Mortgage Loans, 12.41% of the Pool 2 Mortgage Loans, 15.18% of the Pool 3 Mortgage Loans and 8.85% of the Pool 4 Mortgage Loans have original loan-to-value ratios in excess of 80%. Approximately 98.25% of the Pool 1 Mortgage Loans, 97.78% of the Pool 1C Mortgage Loans, 93.57% of the Pool 2 Mortgage Loans and all of the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans with original Loan-to-Value Ratios in excess of 80% are covered by primary mortgage insurance policies (which policies insure, generally, any portion of the unpaid principal balance of a Mortgage Loan in excess of 75% of the value of the related Mortgaged Property). No such primary mortgage insurance policy will be required to be maintained with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less.

The Pool 1 Mortgage Loans

The Pool 1 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date set forth in Annex A to this prospectus supplement. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.) Prior to the issuance of the Certificates, Pool 1 Mortgage Loans may be removed from Pool 1 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in Pool 1 prior to the issuance of the Offered Certificates.

No more than approximately 0.50% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

None of the Pool 1 Mortgage Loans have been more than 29 days delinquent since origination.

None of the Pool 1 Mortgage Loans are more than 29 days delinquent as of the Cut-off Date.

All of the Pool 1 Mortgage Loans were still in their fixed rate period as of the Cut-off Date.

All of the Pool 1 Mortgage Loans have original terms to maturity of 30 years.

All of the Pool 1 Mortgage Loans provide for Negative Amortization.

None of the Pool 1 Mortgage Loans has a Payment Cap.

Approximately 77.76% of the Pool 1 Mortgage Loans require payment of a prepayment penalty in connection with any voluntary prepayment occurring after origination.

The Pool 1C Mortgage Loans

The Pool 1C Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date set forth in Annex A to this prospectus supplement. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.) Prior to the issuance of the Certificates, Pool 1C Mortgage Loans may be removed from Pool 1C as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in Pool 1C prior to the issuance of the Offered Certificates.

No more than approximately 0.67% of the Pool 1C Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

None of the Pool 1C Mortgage Loans have been more than 29 days delinquent since origination.

None of the Pool 1C Mortgage Loans are more than 29 days delinquent as of the Cut-off Date.

All of the Pool 1C Mortgage Loans were still in their fixed rate period as of the Cut-off Date.

All of the Pool 1C Mortgage Loans have original terms to maturity of 30 years.

All of the Pool 1C Mortgage Loans provide for Negative Amortization.

None of the Pool 1C Mortgage Loans has a Payment Cap.

Approximately 81.85% of the Pool 1C Mortgage Loans require payment of a prepayment penalty in connection with any voluntary prepayment occurring after origination.

The Pool 2 Mortgage Loans

The Pool 2 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date set forth in Annex A to this prospectus supplement. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.) Prior to the issuance of the Certificates, Pool 2 Mortgage Loans may be removed from Pool 2 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in Pool 2 prior to the issuance of the Offered Certificates.

No more than approximately 0.70% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Approximately 0.07% of the Pool 2 Mortgage Loans have been more than 29 days delinquent since origination.

None of the Pool 2 Mortgage Loans are more than 29 days delinquent as of the Cut-off Date.

All of the Pool 2 Mortgage Loans were still in their fixed rate period as of the Cut-off Date.

All of the Pool 2 Mortgage Loans have original terms to maturity of 30 years.

All of the Pool 2 Mortgage Loans provide for Negative Amortization.

None of the Pool 2 Mortgage Loans has a Payment Cap.

Approximately 78.76% of the Pool 2 Mortgage Loans require payment of a prepayment penalty in connection with any voluntary prepayment occurring after origination.

The Pool 3 Mortgage Loans

The Pool 3 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date set forth in Annex A to this prospectus supplement. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.) Prior to the issuance of the Certificates, Pool 3 Mortgage Loans may be removed from Pool 3 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in Pool 3 prior to the issuance of the Offered Certificates.

No more than approximately 0.44% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Approximately 1.47% of the Pool 3 Mortgage Loans have been more than 29 days delinquent since origination.

Approximately 0.22% of the Pool 3 Mortgage Loans have been more than 59 days delinquent since origination.

Approximately 0.06% of the Pool 3 Mortgage Loans have been more than 89 days delinquent since origination.

None of the Pool 3 Mortgage Loans are more than 29 days delinquent as of the Cut-off Date.

Approximately 1.86% of the Pool 3 Mortgage Loans were still in their fixed rate period as of the Cut-off Date.

All of the Pool 3 Mortgage Loans provide for Negative Amortization.

All of the Pool 3 Mortgage Loans provide for adjustments to the monthly payment on an annual basis; however, approximately 8.46% of the Pool 3 Mortgage Loans have an initial fixed monthly payment for a period of two, three or five years and thereafter adjust annually.

All of the Pool 3 Mortgage Loans provide for adjustments to the Mortgage Rates on a monthly basis (following an initial fixed rate period of one to four months).

All of the Pool 3 Mortgage Loans have a 7.50% Payment Cap.

Approximately 88.01% of the Pool 3 Mortgage Loans require payment of a prepayment penalty in connection with any voluntary prepayment occurring after origination.

The Pool 4 Mortgage Loans

The Pool 4 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date set forth in Annex A to this prospectus supplement. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.) Prior to the issuance of the Certificates, Pool 4 Mortgage Loans may be removed from Pool 4 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in Pool 4 prior to the issuance of the Offered Certificates.

No more than approximately 0.56% of the Pool 4 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Approximately 2.16% of the Pool 4 Mortgage Loans have been more than 29 days delinquent since origination.

Approximately 0.49% of the Pool 4 Mortgage Loans have been more than 59 days delinquent since origination.

Approximately 0.03% of the Pool 4 Mortgage Loans have been more than 89 days delinquent since origination.

None of the Pool 4 Mortgage Loans are more than 29 days delinquent as of the Cut-off Date.

Approximately 2.99% of the Pool 4 Mortgage Loans were still in their fixed rate period as of the Cut-off Date.

All of the Pool 4 Mortgage Loans provide for Negative Amortization.

All of the Pool 4 Mortgage Loans provide for adjustments to the monthly payment on an annual basis; however, approximately 4.12% of the Pool 4 Mortgage Loans have an initial fixed monthly payment for a period of two, three or five years and thereafter adjust annually.

All of the Pool 4 Mortgage Loans provide for adjustments to the Mortgage Rates on a monthly basis (following an initial fixed rate period of one to three months).

All of the Pool 4 Mortgage Loans have a 7.50% Payment Cap.

Approximately 83.91% of the Pool 4 Mortgage Loans require payment of a prepayment penalty in connection with any voluntary prepayment occurring after origination.

Static Pool Information

Certain static pool information may be found at http://www.lehman.com/reg_ab/deal.html?deal =LXS07-15N. Access to this internet address is unrestricted and free of charge. Information provided through this internet address that relates to the performance during periods prior to January 1, 2006, of securitized assets included in the portfolio of assets originated or acquired by a party is not deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the Certificates offered hereby.

Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Mortgage Loans in the Trust Fund.

Material Legal Proceedings

As of the date of this prospectus supplement, there are no legal proceedings pending against the Sponsor, Depositor, Trustee, any Issuing Entity, the Master Servicer, any Servicer or any other party contemplated by Item 1100(d)(1) of Regulation AB that would have a material adverse impact on the Certificateholders.

Affiliations and Relationships

The Depositor, the Sponsor, the Underwriter, Lehman Pass-Through Securities Inc., the Bank and Aurora are all affiliates of each other and have the following ownership structure:

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The Depositor, Structured Asset Securities Corporation, is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of the Sponsor, Lehman Brothers Holdings Inc.

•	The Underwriter, Lehman Brothers Inc., is a wholly owned, direct subsidiary of the Sponsor.

•	The Cap Counterparty under the Deferred Interest Cap Agreements, Lehman Brothers Special Financing Inc., is an affiliate of the Sponsor, the Master Servicer, the Depositor and Lehman Brothers Inc.

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Lehman Pass-Through Securities Inc., which will purchase the Class AP-I, Class AP-II, Class C-I, Class C-II, Class X-I and Class X-II Certificates from the Depositor, is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of the Sponsor.

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Aurora, which acts as the Master Servicer and as a Servicer, is a wholly-owned, direct subsidiary of the Bank, which is a wholly-owned, direct subsidiary of Lehman Brothers Bancorp Inc., which is a wholly owned, direct subsidiary of the Sponsor.

Immediately before the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by the Seller or its affiliates. A portion of the proceeds from the sale of the Certificates will be used to repay the financing.

Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class R Certificates and Lehman Pass-Through Securities Inc. has entered into an agreement with the Depositor to purchase the Class AP-I, Class AP-II, Class C-I, Class C-II, Class X-I and Class X-II Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

The Bank proposes to restructure its residential mortgage businesses by combining the mortgage platforms of its subsidiaries Aurora and BNC Mortgage, LLC. As part of such restructure, it is expected that all loans originated by the combined platform will be made or purchased directly by the Bank. Although the specific form (merger, consolidation or otherwise) has not yet been finalized, the restructure is expected to be completed by early 2008. BNC Mortgage, LLC is an affiliate of the Sponsor, the Depositor, the Underwriter, the Bank, Aurora and LBSF.

Additional Information

The description in this prospectus supplement of the Mortgage Pools and the Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Trust Agreement, the Trustee will prepare a monthly statement to Certificateholders and the Certificate Insurer containing the information described under “The Trust Agreement—Reports to Certificateholders.” The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee’s website. The Trustee’s website will be located at http://trustinvestorreporting.usbank.com and assistance in using the website can be obtained by emailing the Trustee’s customer service desk at ct.information.delivery@usbank.com. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by calling the customer service desk and indicating such. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

The Sponsor

Lehman Brothers Holdings Inc., a Delaware corporation, whose executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A. will be the Sponsor. See “The Sponsor” in the prospectus for more information regarding Lehman Brothers Holdings Inc.

The Depositor

The Depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the Depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000. The Depositor has filed with the SEC a registration statement under the Act with respect to the Certificates (Registration No. 333-139693).

For more information regarding the Depositor, see “The Depositor” in the prospectus.

The Custodians

Deutsche Bank National Trust Company, Wells Fargo Bank, N.A., U.S. Bank National Association and LaSalle Bank National Association will act as custodians under the Custodial Agreements.

As custodian, U.S. Bank is responsible for holding such mortgage loan files on behalf of the Trustee. U.S. Bank will hold the mortgage loan files in one of its custodial vaults, which are located at 1133 Rankin Street, St. Paul, Minnesota 55116 and its telephone number is (651) 695-5867. The mortgage loan files are tracked electronically to identify that they are held by U.S. Bank pursuant to the Custodial Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the mortgage loan files held on behalf of the Trustee. As of March 31, 2007, U.S. Bank holds approximately 7,544,000 document files for approximately 980 entities and has been acting as a custodian for approximately 21 years.

The principal executive office of Deutsche Bank National Trust Company in its capacity as custodian is located at 1761 East St. Andrew Place, Santa Ana, California 92705, and its telephone number is (714) 247-6000.

The principal executive office of LaSalle Bank National Association in its capacity as custodian is located at 2571 Busse Road, Suite 200, Elk Grove, Illinois 60007 and its telephone number is (847) 766-6421.

The principal executive office of Wells Fargo Bank, N.A. in its capacity as custodian is located at 1015 Tenth Avenue S.E., Minneapolis, Minnesota 55414 and its telephone number is (612) 667-1117.

Each of the above custodians will act as custodians of the mortgage loan files and each of their respective duties as custodian are limited solely to the express obligations pursuant to the applicable custodial agreement. Each custodian will be responsible for holding and safe guarding the mortgage notes and other contents of the mortgage files on behalf of the certificateholders. Each custodian segregates files for which it acts as custodian by boarding each file in an electronic tracking system, which identifies the owner of the file and the file’s specific location in the applicable custodian’s vault.

Origination of the Mortgage Loans and Underwriting Guidelines

The Mortgage Loans included in the Trust Fund were originated by various originators in accordance with such originator’s underwriting guidelines. Approximately 42.29%, 32.74%, 20.72% and 4.25% of the Pool 1 Mortgage Loans were originated or acquired generally in accordance with the GreenPoint Underwriting Guidelines, American Home Underwriting Guidelines, Bank Underwriting Guidelines and Quicken Underwriting Guidelines, respectively. Approximately 44.27%, 35.33%, 18.45% and 1.96% of the Pool 1C Mortgage Loans were originated or acquired generally in accordance with the GreenPoint Underwriting Guidelines, American Home Underwriting Guidelines, Bank Underwriting Guidelines and Quicken Underwriting Guidelines, respectively. Approximately 43.18%, 28.08%, 26.78% and 1.97% of the Pool 2 Mortgage Loans were originated or acquired generally in accordance with the GreenPoint Underwriting Guidelines, Bank Underwriting Guidelines, American Home Underwriting Guidelines and Quicken Underwriting Guidelines, respectively. Approximately 34.32%, 32.93%, 25.41%, 7.18% and 0.17% of the Pool 3 Mortgage Loans were originated or acquired generally in accordance with the GreenPoint Underwriting Guidelines, Countrywide Underwriting Guidelines, RFC Underwriting Guidelines, IndyMac Underwriting Guidelines and Bank of America Underwriting Guidelines, respectively. Approximately 37.59%, 26.37%, 22.10%, 9.98%, 3.92% and 0.05% of the Pool 4 Mortgage Loans were originated or acquired generally in accordance with the Countrywide Underwriting Guidelines, RFC Underwriting Guidelines, GreenPoint Underwriting Guidelines, IndyMac Underwriting Guidelines, Suntrust Underwriting Guidelines and Bank of America Underwriting Guidelines, respectively.

On July 27, 2007, American Home Mortgage Investment Corp. (“AHMIC”) announced that it was delaying payment of its quarterly cash dividend. AHMIC has also had significant margin calls with respect to its credit facilities. On July 30, 2007, trading in shares of AHMIC was delayed on the New York Stock Exchange following a substantial decline in its share price in pre-market trading. AHMIC is the parent company of American Home Mortgage Corp., one of the Originators of the Mortgage Loans in the Trust Fund, and of American Home Mortgage Servicing, Inc., one of the Servicers of the Mortgage Loans in the Trust Fund. No assurances can be given as to American Home Mortgage Corporation's ability to repurchase Mortgage Loans in the Trust Fund in the event of breaches of representations and warranties.

The following is a general summary of certain underwriting guidelines.

GreenPoint Mortgage Funding, Inc.

GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation (“Capital One”). Capital One is listed on the New York Stock Exchange under the symbol “COF”. GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has originated residential mortgage loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint has originated residential mortgage loans of the same type as the Mortgage Loans since September 2004.

The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint’s residential mortgage loan production for the periods indicated.

	Residential Mortgage Loan Production Table

	At December 31,			At March 31,
Loan Type	2004	2005	2006	2007
Alt A and Specialty
Number of Loans	65,284	67,707	58,917	11,294
Dollar Volume	$14,579,659,658	$19,148,814,451	$18,105,817,619	$3,544,372,390
Percent Adjustable	67%	84%	81%	75%
Percent of Total Dollar Volume	37%	45%	50%	52%

Agency
Number of Loans	10,975	12,408	11,508	2,910
Dollar Volume	$2,188,737,211	$2,746,779,129	$2,623,218,142	$698,314,790
Percent Adjustable	3%	1%	2%	0%
Percent of Total Dollar Volume	6%	7%	7%	10%

Jumbo
Number of Loans	53,522	41,614	29,502	4,624
Dollar Volume	$17,667,106,136	$14,899,732,857	$11,073,921,037	$1,849,050,671
Percent Adjustable	84%	74%	76%	64%
Percent of Total Dollar Volume	44%	35%	30%	27%

Heloc and Seconds
Number of Loans	83,902	82,258	67,566	10,412
Dollar Volume	$5,374,039,738	$5,450,355,355	$4,601,708,216	$703,730,605
Percent Adjustable	97%	95%	79%	67%
Percent of Total Dollar Volume	14%	13%	13%	10%

Number of Loans	213,683	203,987	167,493	29,240
Dollar Volume	$39,809,542,743	$42,245,681,792	36,404,665,013	6,795,468,456
Average Loan Amount	$186,302	$207,100	$217,350	$232,403
Non-Purchase Transactions	52%	51%	57%	62%
Adjustable Rate Loans*	75%	76%	74%	63%

*% of total loan production based on dollar volume

GreenPoint Underwriting Guidelines

Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint’s underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

In assessing a prospective borrower’s creditworthiness, GreenPoint may use FICO® credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios (“LTV”), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV’s. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower’s income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower’s recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower’s most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the borrower’s length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

GreenPoint acquires or originates many mortgage loans under “limited documentation” or “no documentation” programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint’s underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint’s standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint’s prior experience with the correspondent lender and the results of the quality control review process itself.

In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint’s Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint’s underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV’s between 80.01% and 85.00%, 25% for LTV’s between 85.01% and 90% and 30% for LTV’s between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

American Home Mortgage Corp.

General

American Home Mortgage Corp. (“American Home”) is a New York corporation. American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home’s call center. American Home operates more than 550 retail and wholesale loan production offices located in 47 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. American Home has been originating mortgage loans since its incorporation in 1988, and has been originating adjustable-rate mortgage (“ARM”) loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects American Home’s originations of ARM loans for the past three years and for the quarter ended March 31, 2007:

Short-Reset ARM Loans	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Quarter Ended March 31, 2007
Number of Loans	21,772	28,179	53,299	9,016
Principal Balance	$5,243,914,215	$9,539,586,012	$20,291,229,888	$3,291,921,408
Long-Reset ARM Loans	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Quarter Ended March 31, 2007
Number of Loans	21,749	43,471	30,624	8,637
Principal Balance	$5,184,362,416	$11,525,035,476	$9,401,339,446	$3,052,644,617

With respect to the table above, a short-reset ARM loan is any ARM loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less, and a long-reset ARM loan is any ARM loan with an initial fixed-rate period of five years or more.

American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the certificates.

Underwriting Criteria

The following information generally describes American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months. In general, American Home products require at least three tradelines. If the applicable program permits, an alternative credit history is permitted to satisfy the tradeline requirement.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, depending on the product type within Alt-A, the borrower may be permitted to have made up to one mortgage payment 30 days or more after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector automated underwriting systems, a customized form of Fannie Mae’s Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home’s senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home’s vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

American Home is an affiliate of American Home Mortgage Servicing, Inc., one of the Servicers.

Lehman Brothers Bank, FSB.

General

Lehman Brothers Bank, FSB (“LBB”) is a federal savings bank chartered under the Home Owners’ Loan Act and under the supervision of the Office of Thrift Supervision. LBB’s home office is located in Wilmington, Delaware, and LBB also has a branch in Jersey City, New Jersey. LBB originates and purchases residential and commercial mortgage loans and engages in other permitted bank activities. LBB began originating and purchasing residential mortgage loans in 1999.

LBB originates residential mortgage loans through its wholly-owned operating subsidiary and agent, Aurora Loan Services, LLC, a Delaware limited liability company (“Aurora”). Aurora originates loans through its Conduit, Wholesale and Retail channels, and is headquartered in Littleton, Colorado.

Production of LBB Loans
Through Aurora Loan Services
(in $ billions)
	CONDUIT	WHOLESALE/ RETAIL	TOTAL
2003	$23.5	$8.7	$32.2
2004	31.8	11.1	42.9
2005	38.8	13.3	51.9
2006	25.7	11.1	36.8
2007 Q1 & Q2	15.3	7.0	22.3

The Conduit Division operates in two locations, Englewood, Colorado and Dallas, Texas. Correspondents are approved to do business with Aurora upon completion of an application, a satisfactory civil and criminal background check without significant derogatory findings, review of the correspondent’s financial condition, and execution of a Correspondent Loan Sale Agreement (the “LSA”). The LSA provides standard representations and warranties, and provides for indemnification and repurchase in case of breach.

Correspondents generally underwrite loans to LBB Underwriting Guidelines (as described below). Aurora may pre-underwrite loans, or the correspondents may engage third party vendors who have been authorized by Aurora to underwrite loans to LBB’s Underwriting Guidelines. In these cases, Aurora will fund loans which are in compliance with all conditions set forth in the loan approval and Aurora’s Seller’s Guide. Certain correspondents are given delegated underwriting authority. Full delegated underwriting authority is granted only to correspondents who meet a minimum net worth requirement and have a satisfactory quality control program in place; if Aurora has prior experience with the correspondent, such prior experience is reviewed to ensure satisfactory quality of production. Limited delegated underwriting authority (“D4” designation) may be granted to correspondents not meeting these requirements (although the history with the correspondent, if available, is reviewed); however, D4 is limited to loans not exceeding $650,000 and require a pre-funding credit review. A third group of correspondents sell to LBB through Aurora in “mini-bulk” transactions, in which they generally represent and warrant compliance with LBB’s Underwriting Guidelines or other guidelines approved by Aurora.

Some correspondents selling through mini-bulk transactions apply for and are granted authority to underwrite mortgage loans for sale to LBB using underwriting guidelines of a company other than Aurora/LBB. These are referred to “Other People’s Guidelines”, or OPG. The OPG are reviewed by the credit staff at Aurora to determine that they are acceptable to LBB. OPG may vary from LBB’s guidelines but the products are deemed by Aurora to be substantially similar to the products produced in accordance with LBB’s underwriting guidelines. Aurora’s Credit Policy staff reviews all proposed OPG guidelines in detail and identifies material differences from LBB Underwriting Guidelines that represent an increased risk. Those identified areas are either determined to be acceptable, unacceptable (in which case the correspondent is notified that loans with such features are not eligible for purchase), or “materially different, but not prohibited”. This “material difference list” is used primarily as a reference by the due diligence team to focus/prioritize their credit review on loans with these material difference characteristics.

Aurora Conduit Division
% of Loans originated by Underwriting Guidelines

	2004	2005	2006	2007
Pre-underwritten by Aurora or approved 3rd party to LBB Guidelines	35.9%	23.6%	15.0%	13.2%
Through Delegated Underwriting Authority to LBB Guidelines	48.7%	70.7%	81.8%	86.1%
Underwritten to approved “Other People’s Guidelines”	15.4%	5.7%	3.3%	0.7%

The Wholesale Division operates out of four Regional Operations Centers. All loans in the Wholesale Division are underwritten to LBB’s Underwriting Guidelines as described below. Brokers are approved to do business with Aurora upon completion of an application, a civil and criminal background check on the company, broker of record and owners with no significant derogatory findings, verification of all necessary licenses and satisfactory mortgage related experience, and execution of a Broker Agreement. Brokers are recertified annually.

The Retail Division, known as National Consumer Direct Lending, operates out of a central location in Denver, Colorado. In late 2005, the Retail operation became a production unit within the Englewood Wholesale office. All Retail loans are underwritten by Aurora to LBB’s Underwriting Guidelines. Retail production represented 1% of Aurora’s total loan production in 2005, 2006 and YTD 2007, but is expected to expand in 2008.

LBB Underwriting Guidelines

The LBB Underwriting Guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. The LBB Underwriting Guidelines are intended to evaluate the value and adequacy of the mortgaged property as collateral and to consider the applicant’s credit standing and repayment ability. On a case-by-case basis, the underwriter may determine that, based upon compensating factors, an applicant not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant’s current address. A significant number of the Mortgage Loans may contain underwriting exceptions.

The LBB Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property by a qualified, independent appraiser that conforms to Fannie Mae and Freddie Mac standards and (2) a review of such appraisal by the underwriter and may include a review of the original appraisal by Aurora’s review appraisal department. The requirement for review by the appraisal review department is dependent upon several risk factors, including but not limited to loan amount, property value, location of the property, prior experience with the appraiser, and property type.

Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The LBB Underwriting Guidelines generally permit mortgage loans with loan-to-value ratios at origination of up to 100% (or, with respect to certain mortgage loans, up to 95%) for the highest credit-grading category, depending on the creditworthiness of the borrower, the type and use of the property, the debt-to-income ratio and the purpose of the loan application.

Each prospective borrower completes an application that includes information with respect to the applicant’s liabilities, assets, income and employment history (except with respect to certain “no documentation” mortgage loans described below), as well as certain other personal information. Each originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders; installment, revolving and open debt payments; derogatory credit information including repossessions and/or foreclosures; and any public records of bankruptcies, tax liens, law suits or judgments. The credit report contains a credit score, which is generated by models developed by a third-party and embodies a statistical analysis of likely future credit performance. Each of the three national credit repositories may provide a credit score for an applicant. In the event that there are multiple credit scores on for an applicant, Aurora will disregard the lowest and highest credit scores and will use the remaining score; if there are only two credit scores, Aurora will use the lower of the two credit scores; if there is only one credit score available, the credit score receives additional scrutiny from the underwriter. This process is used to determine a representative credit score for each applicant. In cases where there are multiple applicants, for determination of the file credit score, Aurora will generally use the credit score of the applicant contributing at least 50% of the total qualifying income. If the program for which the application is submitted does not disclose an income, or if no borrower is contributing at least 50% of the total qualifying income, then the lowest representative credit score is used as the file credit score.

Aurora offers a number of loan products, including first and second lien loans. Most of Aurora’s loan products are classified as “Alt A”, with minimum credit scores of 620, maximum debt-to-income ratios of 45-50%, and maximum combined loan-to-value ratios of 100%. Aurora also offers certain products for applicants with lower credit scores. Most loan products are offered with a choice of fixed, variable or hybrid interest rates, and with the option for a 5- or 10-year interest only period or amortization over the original term of the loan. Starting with loans locked after June 9, 2007, all interest-only loans, and ARM loans with a first adjustment date of less than 5 years, are qualified at a fully amortizing payment using the higher of the initial note rate or the fully indexed rate, rounded to the nearest 0.125%.

In addition, Aurora recently began to offer a payment option product. This product bears an interest rate which is fixed for 5 years and then floats with an index. Minimum payments for an initial option period (which lasts 5 years, or when the maximum negative amortization amount is reached, whichever comes first) are substantially lower than the accrued interest amount and, if selected, would result in an increase in principal balance. The borrower is also offered the option each month during the option period to make a payment equal to the accrued interest for the prior month, or in an amount sufficient to amortize the loan over 30 or 15 year period. Once the option period expires, the loan payment options are interest only or 30 or 15 year amortizing payment until the end of the interest only period, which is 120 months from origination. After the 120th payment, the loan converts to an amortization loan for the balance of the term. Payment option products are underwritten using the greater of the initial rate or the fully indexed rate, a fully amortizing payment, and the maximum potential principal balance of the loan.

Most of Aurora’s loan products are available with multiple income documentation types, as described below.

LBB originates loans with different income and asset “documentation” requirements. The types of income and asset documentation include Full Documentation, Lite Documentation, Stated Income, Stated-Stated, No Ratio, and No Documentation. Verification of employment, income and assets in a mortgage loan file is dependent on the documentation program.

For most “Full Documentation” program loans, documentation consistent with Fannie Mae/Freddie Mac guidelines is required, which generally includes verification of current income and employment, a two-year history of previous income and employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home. Employment is verified by telephone for salaried borrowers; for self-employed borrowers, profit and loss statements are generally required.

Certain “Full Documentation” programs (currently certain approved OPG programs) do not require documentation consistent with Fannie Mae/Freddie Mac guidelines, but generally provide for verification of current income and employment, a 12-24 month history of previous income and employment (or for self-employed borrowers, one or two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home. Employment is verified by telephone for salaried borrowers; for self-employed borrowers, profit and loss statements are generally required.

“Lite Documentation” loans generally provide for 6-12 months of income documentation or 6 months of personal or business bank statements.

For “Stated Income” program loans, current employment is verified, a two-year history of previous employment is required, qualifying income is based on the stated amount provided by the applicant, and deposit verifications are made to ensure sufficient liquid assets. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines (except for no documentation program guidelines). Employment is verified by telephone, and the underwriter will determine whether the income is reasonable for the occupation stated.

“Stated-Stated” program loans are based upon Stated Income, as described above. There are no deposit verifications made and the asset analysis is based on the stated amount provided by the applicant.

“No Ratio” program loans require verification of current employment, a minimum of two years’ history of previous employment and verification of sufficient liquid assets. Employment is verified by telephone, and the underwriter will determine whether the occupation stated can reasonably be expected to provide the income needed to support the loan payments.

Under “No Documentation” program guidelines, no information is obtained regarding the borrowers’ income or employment and there is no verification of the borrowers’ assets. The no documentation program guidelines require stronger credit profiles than the other loan programs, and have substantially more restrictive requirements for loan amounts, loan-to-value ratios and occupancy.

The above is a general description of the LBB Underwriting Guidelines as generally applied, with some variation by Aurora. This summary does not purport to be a complete description of the underwriting standards of LBB.

Loans made by LBB through Aurora are subject to Aurora’s internal quality control program. This program includes monitoring of pre-funding fraud detection programs, review of cancelled and denied files, and a review of a statistical sample of closed loans for compliance, underwriting, property value, and adherence to policies and procedures.

Substantially all of the Mortgage Loans originated by LBB will be initially serviced by Aurora. For a description of Aurora, see “The Master Servicer” and “The Servicers—Aurora Loan Services LLC” herein.

Countrywide Home Loans, Inc.

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio“ of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is
•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—Underwriting Standards—General” below.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “—Underwriting Standards—General” below.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. If the prospective borrower has applied for a Hybrid Negative Amortization Loan, the monthly housing expense calculation is based upon an interest only payment at the initial note rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower’s income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

Residential Funding Company, LLC.

For a general description of RFC, including its origination experience, see “The Servicers−Residential Funding Company, LLC.”

RFC’s Underwriting Standards

General. The underwriting standards applicable to Mortgage Loans acquired from RFC include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described below if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described below, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

Mortgage Loan Program. The Mortgage Loans acquired from RFC will have been purchased either directly or indirectly through RFC from sellers, as described below under “Qualifications of Program Sellers.” These Mortgage Loans will have been originated generally in accordance with RFC’s underwriting standards or alternative underwriting criteria as described below under “—Expanded Criteria Program” and “—Underwriting Policies.”

Expanded Criteria Program. RFC’s Expanded Criteria Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as a LTV ratios higher than 80%, occupancy of the mortgaged property or type of mortgaged property, or borrower characteristics such as self-employment. The specific underwriting standards with respect to the mortgage loans purchased pursuant to the Expanded Criteria Program will in most cases conform to those published in RFC’s Expanded Criteria Seller Guide as it applies to the Expanded Criteria Program, or Seller Guide, as modified from time to time. The applicable underwriting standards are in most cases less stringent than underwriting standards applicable to mortgage loans originated under other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by RFC for the purpose of collateralizing securities issued by RFC’s affiliate, RFC Mortgage Securities I, Inc. Examples of mortgage loans that may not qualify for such programs include negative amortization loans, mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with high LTV ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loan to income and total debt service on borrowings to income are higher than for those other programs. Borrowers may be international borrowers. The mortgage loans also include mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans, mortgage loans with higher LTV ratios than in those other programs, and mortgage loans with LTV ratios over 80% that do not require primary mortgage insurance. The inclusion of those mortgage loans may present certain risks that are not present in those other programs. The applicable underwriting standards are revised based on changing conditions in the residential mortgage market and the market for RFC’s mortgage pass-through certificates and may also be waived by RFC from time to time.

Qualifications of Program Sellers. Each Expanded Criteria Program Seller is selected by RFC on the basis of criteria described in the Seller Guide. In determining whether to approve a mortgage collateral seller, RFC generally considers, among other things: the financial status of the mortgage collateral seller; the previous experience of the mortgage collateral seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the mortgage collateral seller (if available); the underwriting standards employed by the mortgage collateral seller and its quality control procedures; and, if applicable, the servicing operations of the mortgage collateral seller. In order to be approved for participation in the Expanded Criteria Program, mortgage collateral sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present. An Expanded Criteria Program Seller may be an affiliate of RFC, and RFC presently anticipates that Homecomings Financial, LLC, each an affiliate of RFC, will be Expanded Criteria Program Sellers.

There can be no assurance that any Expanded Criteria Program Seller presently meets any qualifications or will continue to meet any qualifications. If an Expanded Criteria Program Seller becomes subject to the direct or indirect control of the FDIC, or if an Expanded Criteria Program Seller’s net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as an Expanded Criteria Program Seller. Any event may adversely affect the ability of any such Expanded Criteria Program Seller to repurchase mortgage collateral in the event of a breach of a representation or warranty that has not been cured.

A portion of the mortgage loans may have been purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by RFC. The sellers who sell to RFC pursuant to master commitment agreements will have represented to RFC that the mortgage loans have been originated in accordance with underwriting standards agreed to by RFC. Some other mortgage loans may have been purchased from Expanded Criteria Program Sellers who will have represented to RFC that the mortgage loans were originated under underwriting standards determined by a mortgage insurance company or third-party origination system acceptable to RFC. RFC may accept a certification from an insurance company as to the mortgage loan’s insurability in a mortgage pool as of the date of certification as evidence of the mortgage loan conforming to applicable underwriting standards. The certifications will likely have been issued before the purchase of the mortgage loan by RFC.

Underwriting Policies. RFC expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and/or the value and adequacy of the related property as collateral.

The mortgage loans may be underwritten by RFC or a seller through the use of an automated underwriting system. For additional information regarding automated underwriting systems that are used by RFC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see “—Automated Underwriting” below.

In most cases, under a traditional “full documentation” program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. In accordance with the Seller Guide, the Expanded Criteria Program Seller is required to review the application. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated, or verified, in connection with the loan application.

Certain of the mortgage loans have been originated under “reduced documentation” or “no stated income” programs, which require less documentation and verification than do traditional “full documentation” programs. Generally, under a “reduced documentation” program, no verification of a mortgagor’s stated income is undertaken by the originator. Under a “no stated income” program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken. Under a “no income/no asset” program, no verification of a mortgagor’s income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

Mortgage loans may also have been underwritten pursuant to a streamlined documentation refinancing program. Such program permits some mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of a mortgaged property may not be required if the related original mortgage loan was originated up to 24 months prior to the refinancing. In addition, a mortgagor’s income may not be verified, although continued employment is required to be verified. In certain circumstances, a mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced.

The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be located have “anti-deficiency” laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide. Appraisers may be staff appraisers employed by the originator. The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor’s monthly income, if required to be stated, would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a cooperative, if applicable, and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, must equal no more than specified percentages of the prospective mortgagor’s gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination. ARM loans, buy-down mortgage loans, graduated payment mortgage loans and any other similar mortgage loans will generally be underwritten on the basis of the borrower’s ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically. If the borrowers’ incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the final balloon amount will depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the balloon loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

A portion of the mortgage loans typically will be reviewed by RFC or by a designated third party for compliance with applicable underwriting criteria. The level of review by RFC, if any, will vary depending on several factors. RFC typically will review a sample of the mortgage loans purchased by RFC for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any. With regard to a material portion of these mortgage loans, this review of underwriting information by RFC was performed using an automated underwriting system, as described below under “—Automated Underwriting.” Any determination using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates. In reviewing seasoned mortgage loans, or mortgage loans that have been outstanding for more than 12 months, RFC may also take into consideration the mortgagor’s actual payment history in assessing a mortgagor’s current ability to make payments on the mortgage loan. In addition, RFC may conduct additional procedures to assess the current value of the mortgaged properties. Those procedures may consist of drive-by appraisals, automated valuations or real estate broker’s price opinions. RFC may also consider a specific area’s housing value trends. These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination. In its underwriting analysis, RFC may also consider the applicable Credit Score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to RFC.

Because of the program criteria and underwriting standards described above, the Mortgage Loans acquired from RFC may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

Credit Scores. Credit Scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower’s creditworthiness. In addition, Credit Scores may be obtained by RFC after the origination of a mortgage loan if the seller does not provide to RFC a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans generally amortize over a 15- to 30- year period. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s Credit Score would not be lower if obtained as of the date of this prospectus supplement.

Automated Underwriting. In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. RFC evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information set forth in RFC’s Seller Guide as the underwriting criteria necessary to satisfy each underwriting program. In the case of the Expanded Criteria Program, the system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the Seller Guide for that underwriting program are not satisfied. In some cases, RFC enters information into the automated underwriting system using documentation delivered to RFC by the mortgage collateral seller. In this situation, each automated review will either generate an approval or a recommendation for further review. Most approved mortgage loans will not receive any additional review of their credit components. In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before RFC will accept or reject the mortgage loan. For most mortgage collateral sellers, RFC will conduct a limited review of the mortgage loan documentation. If that limited review does not detect any material deviations from the applicable underwriting criteria, RFC will approve that mortgage loan for purchase. In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system. Mortgage loans that have been approved by the automated underwriting system and submitted to RFC for purchase may be reviewed to verify that the information entered by the mortgage collateral seller accurately reflects information contained in the underwriting documentation. For most mortgage collateral sellers, RFC will verify the accuracy of the information with respect to a sample of that mortgage collateral seller’s mortgage loans. Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in RFC’s Seller Guide, which could, in turn, be applied to numerous mortgage loans the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies RFC’s underwriting criteria.

Billing and Payment Procedures. The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

The Master Servicer

Aurora Loan Services LLC will act as Master Servicer under the Trust Agreement. For more information regarding Aurora in its capacity as Master Servicer, see “Aurora Loan Services LLC—General” and “Aurora Loan Services LLC—Master Servicing” in the prospectus.

As Master Servicer, Aurora will monitor the performance of the Servicers in accordance with the provisions of the underlying servicing agreements and the Trust Agreement. Aurora will not be ultimately responsible for the servicing of the Mortgage Loans except in cases where Aurora is also a Servicer or where, through the exercise of its master servicing obligations, it becomes a successor Servicer. See “Servicing of Loans—Certain Matters Regarding the Master Servicer” in the prospectus for additional information concerning the limitation of Aurora’s liability as Master Servicer.

The Servicers

Approximately 42.03%, 32.74% and 25.23% of the Pool 1 Mortgage Loans will be serviced, as of the Closing Date, by GreenPoint, American Home Servicing and Aurora, respectively. Approximately 44.27%, 35.33% and 20.41% of the Pool 1C Mortgage Loans will be serviced, as of the Closing Date, by GreenPoint, American Home Servicing and Aurora, respectively. Approximately 43.08%, 30.14% and 26.78% of the Pool 2 Mortgage Loans will be serviced, as of the Closing Date, by GreenPoint, Aurora and American Home Servicing, respectively. Approximately 32.93%, 25.41%, 20.17%, 14.15%, 7.18% and 0.17% of the Pool 3 Mortgage Loans will be serviced, as of the Closing Date, by Countrywide Servicing, RFC, GreenPoint, GMACM, IndyMac and Bank of America, respectively. Approximately 37.59%, 26.37%, 13.83%, 9.98%, 8.27%, 3.92% and 0.05% of the Pool 4 Mortgage Loans will be serviced, as of the Closing Date, by Countrywide Servicing, RFC, GreenPoint, IndyMac, GMACM, Suntrust and Bank of America, respectively. As of August 1, 2007, it is expected that the servicing of all of the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans serviced by GreenPoint will be transferred to Aurora Loan Services LLC and the servicing of all of the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans serviced by GreenPoint and SunTrust will be transferred to GMACM.

On July 27, 2007, American Home Mortgage Investment Corp. (“AHMIC”) announced that it was delaying payment of its quarterly cash dividend. AHMIC has also had significant margin calls with respect to its credit facilities. On July 30, 2007, trading in shares of AHMIC was delayed on the New York Stock Exchange following a substantial decline in its share price in pre-market trading. AHMIC is the parent company of American Home Mortgage Corp., one of the Originators of the Mortgage Loans in the Trust Fund, and of American Home Mortgage Servicing, Inc., one of the servicers of the Mortgage Loans in the Trust Fund. No assurances can be given that such events will not affect the ability of American Home Mortgage Servicing Inc. to service the Mortgage Loans in the Trust Fund.

The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the related Mortgaged Properties. Such responsibilities will be performed under the supervision of the Master Servicer, in each case in accordance with the provisions of the relevant servicing agreement. Under each servicing agreement, the Master Servicer is obligated to terminate a Servicer for certain events of default which indicate that the Servicer is not performing, or is unable to perform, its duties and obligations under the applicable servicing agreement. In addition, under each servicing agreement, Lehman Brothers Holdings Inc. retained the right to terminate the Servicer, without cause, upon notice and, with limited exceptions, the payment of certain termination fees and expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer.

Aurora Loan Services LLC

For more information regarding Aurora in its capacity as a Servicer, see “Aurora Loan Services LLC—General,” “—Servicing—Total Portfolio,” “—Conventional Mortgage Loans” and “—Conventional Alt-A Mortgage Loans” in the prospectus.

GreenPoint Mortgage Funding, Inc.

GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation (“Capital One”). Capital One is listed on the New York Stock Exchange under the symbol “COF”. GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has been servicing residential mortgage loans since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business. In its capacity as servicer, GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement.

GreenPoint sells substantially all of the mortgage loans it originates or acquires. In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers. The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions. As of March 31, 2007, December 31, 2006, December 31, 2005 and December 31, 2004, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $48.1 billion, $49.6 billion, $50 billion, and $42.6 billion, respectively, of which approximately 71.2%, 66.8%, 66.6%, and 65.6%, respectively, are being serviced for unaffiliated persons.

GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to: (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and (ix) generally administering mortgage loans, for which it receives servicing fees.

GreenPoint provides billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due. GreenPoint monitors adjustable rate mortgage loans to capture changes to the applicable index. GreenPoint processes all rate changes and sends written notification to affected borrowers prior to the effective payment date.

When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint’s servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, generally within 45 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings are terminated if the delinquency is cured. Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

Once foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint. After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint’s business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure and Delinquency Experience

Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint’s foreclosure and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

GreenPoint Mortgage Funding, Inc.
Overall Mortgage Portfolio Delinquency and Foreclosure Experience
(dollars in thousands)

	At December 31,						At March 31,
	2004		2005		2006		2007
	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio
Total Portfolio*	286,698	3.41%	289,304	3.74%	281,502	4.29%	276,733	4.18%

Period of Delinquency
30-59 days	4,931	1.72%	6,065	2.10%	6,591	2.34%	5,592	2.02%
60-89 days	1,333	0.46%	1,626	0.56%	1,718	0.61%	1,676	0.61%
90 days or more	1,799	0.63%	2,138	0.74%	2,462	0.87%	2,666	0.96%

Total Delinquencies (excluding Foreclosures)**	8,063	2.81%	9,829	3.40%	10,771	3.83%	9,934	3.59%

Foreclosures Pending	1,709	0.60%	988	0.34%	1,262	0.45%	1,642	0.59%

*	The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed or charged off.
**	Percentages may not total properly due to rounding.

GMAC Mortgage, LLC

General. GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC (“GMAC”).

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of the three months ended March 31, 2007, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,260,870 of residential mortgage loans having an aggregate unpaid principal balance of approximately $280 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 368,604 loans having an aggregate unpaid principal balance of over $73.5 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $207.0 billion, $31.8 billion, $18.7 billion and $22.4 billion during the three months ended March 31, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO

($ IN MILLIONS)
	For the Three Months Ended March 31,	For the Year Ended December 31,
	2007	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,469,628	1,455,919	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$207,037	$203,894	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	-	9.41%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans	66,981	67,462	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$31,797	$32,220	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	−	(0.51)%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans	179,431	181,563	181,679	191,844	191,023	230,085
Dollar Amount of Loans	$18,692	$18,843	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	−	4.12%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans	544,830	514,085	392,261	350,334	282,128	261,416
Dollar Amount of Loans	$22,446	$20,998	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	−	61.10%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans	2,260,870	2,219,029	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	279,972	$275,955	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	−	10.43%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

Countrywide Home Loans Servicing LP.

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and June 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,415.472 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,					Six Months Ended June 30,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	524,469
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$105,505
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	43.0%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	299,575
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$95,661
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	39.0%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	58,275
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$9,224
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	3.8%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	324,775
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$21,135
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	8.6%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	73,202
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$13,602
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	5.6%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	1,280,296
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$245,127
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$191,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	60%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	31%

(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;

(b)	accounting for principal and interest;

(c)	holding escrow (impound) funds for payment of taxes and insurance;

(d)	making inspections as required of the mortgaged properties;

(e)	preparation of tax related information in connection with the mortgage loans;

(f)	supervision of delinquent mortgage loans;

(g)	loss mitigation efforts;

(h)	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)	generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Residential Funding Company, LLC.

General. RFC, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. RFC’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. RFC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. RFC finances its operations primarily through its securitization program.

RFC converted from a Delaware corporation to a Delaware limited liability company on October 6, 2006. RFC was formerly known as Residential Funding Corporation. RFC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. GMAC LLC, formerly known as General Motors Acceptance Corporation, purchased RFC in 1990. In 1995, RFC expanded its business to include “Alt-A” first lien mortgage loans, such as some of the mortgage loans described in this Prospectus Supplement. RFC also began to acquire and service “subprime”, closed-end and revolving loans secured by second liens in 1995.

RFC is an affiliate of GMACM, one of the Servicers.

Legal Proceedings. There are no material pending legal or other proceedings involving RFC or the Mortgage Loans serviced by RFC, as originator and servicer, or Homecomings Financial, LLC (“Homecomings”), as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in the Certificates.

RFC and Homecomings are currently party to various legal proceedings arising from time to time in the ordinary course of their business, some of which purport to be class actions. Based on information currently available, it is the opinion of each of RFC and Homecomings that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the Mortgage Loans serviced by RFC. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on RFC or Homecomings. Any such unfavorable outcome could adversely affect the ability of RFC or Homecomings to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of RFC or Homecomings with a successor servicer or subservicer.

RFC Origination Experience - Size, Composition and Growth of Portfolio. The following tables set forth the aggregate principal amount and number of mortgage loans originated or acquired by RFC for the past five years and for the six months ended June 30, 2007, determined as of year end or quarter end, as applicable. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

RFC Origination Experience (By Principal Balance)

Volume by the Cut-off Date Principal Balance
First Lien Originations	2002	2003	2004	2005	2006	Six Months Ended 6/30/07
Prime (1)	$24,504,734,384	$25,308,508,695	$14,204,846,086	$28,154,131,610	$51,324,836,780	$20,642,594,842
Non-Prime (2)	$15,359,498,812	$27,431,842,369	$25,583,696,970	$27,090,618,909	$22,732,939,370	$4,913,483,930
Total	$39,864,233,196	$52,740,351,064	$39,788,543,056	$55,244,750,519	$74,057,776,150	$25,556,078,772
Prime (1)	61.47%	47.99%	35.70%	50.96%	69.30%	80.77%
Non-Prime (2)	38.53%	52.01%	64.30%	49.04%	30.70%	19.23%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	44.31%	3.28%	-43.87%	98.20%	82.30%	−
Non-Prime (2)	94.30%	78.60%	-6.74%	5.89%	-16.09%	−
Total	60.19%	32.30%	-24.56%	38.85%	34.05%	−

Volume by the Cut-off Date Principal Balance
Second Lien Originations	2002	2003	2004	2005	2006	Six Months Ended 6/30/07
Prime (1)	$3,447,658,131	$3,523,304,501	$3,249,021,118	$4,408,640,987	$7,642,672,208	$4,432,979,548
Non-Prime (2)	−	−	−	−	−	−
Total	$3,447,658,131	$3,523,304,501	$3,249,021,118	$4,408,640,987	$7,642,672,208	$4,432,979,548
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	−	−	−	−	−	−
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	33.36%	2.19%	-7.78%	35.69%	73.36%	−
Non-Prime (2)	−	−	−	−	−	−
Total	33.36%	2.19%	-7.78%	35.69%	73.36%	−

(1)	Prime -- Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit line junior lien programs.
(2)
Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year-to-year growth or decline as a percentage of the prior year’s volume.

RFC Origination Experience (By Number of Loans)

Number of loans at the Cut-off Date
First Lien Originations	2002	2003	2004	2005	2006	Six Months Ended 6/30/07
Prime (1)	88,032	101,347	61,760	101,891	173,990	63,722
Non-Prime (2)	135,990	198,955	179,734	168,241	136,880	27,659
Total	224,022	300,302	241,494	270,132	310,870	91,381
Prime (1)	39.30%	33.75%	25.57%	37.72%	55.97%	69.73%
Non-Prime (2)	60.70%	66.25%	74.43%	62.28%	44.03%	30.27%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from the prior year (3)
Prime (1)	48.53%	15.13%	-39.06%	64.98%	70.76%	−
Non-Prime (2)	87.21%	46.30%	-9.66%	-6.39%	-18.64%	−
Total	69.83%	34.05%	-19.58%	11.86%	15.08%	−

Number of loans at the Cut-off Date
Second Lien Originations	2002	2003	2004	2005	2006	Six Months Ended 6/30/07
Prime (1)	88,461	93,641	80,035	99,596	152,795	82,192
Non-Prime (2)	−	−	−	−	−	−
Total	88,461	93,641	80,035	99,596	152,795	82,192
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	−	−	−	−	−	−
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from the prior year (3)
Prime (1)	32.05%	5.86%	-14.53%	24.44%	53.41%	−
Non-Prime (2)	−	−	−	−	−	−
Total	32.05%	5.86%	-14.53%	24.44%	53.41%	−

(1)	Prime -- Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Loans and Home Equity Revolving Credit line junior lien programs.
(2)
Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year-to-year growth or decline as a percentage of the prior year’s volume.

RFC Master Servicer Servicing Experience. The following tables set forth the outstanding principal balance of mortgage loans master serviced by RFC for the past five years and the six months ended June 30, 2007 and the number of such loans for the same periods, in each case determined as of year end or quarter end, as applicable. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

RFC Master Servicer Servicing Experience (By Principal Balance)

Volume by Principal Balance
Fist Lien Mortgages	2002	2003	2004	2005	2006	Six Months Ended 6/30/07
Prime (1)	$43,282,264,857	$33,749,084,171	$32,453,682,854	$47,935,800,813	$83,052,457,702	$94,939,036,849
Non-Prime (2)	$24,910,565,613	$39,334,697,127	$50,509,138,736	$53,938,083,312	$57,013,557,376	$56,633,632,751
Total	$68,192,830,470	$73,083,781,298	$82,962,821,590	$101,873,884,125	$140,066,015,078	$151,572,669,600
Prime (1)	63.47%	46.18%	39.12%	47.05%	59.30%	62.64%
Non-Prime (2)	36.53%	53.82%	60.88%	52.95%	40.70%	37.36%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-15.75%	-22.03%	-3.84%	47.71%	73.26%	−
Non-Prime (2)	51.62%	57.90%	28.41%	6.79%	5.70%	−
Total	0.57%	7.17%	13.52%	22.79%	37.49%	−

Volume by Principal Balance
Junior Lien Mortgages	2002	2003	2004	2005	2006	Six Months Ended 6/30/07
Prime (1)	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777	$8,536,345,778	$11,693,966,448
Non-Prime (2)	−	−	−	−	−	−
Total	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777	$8,536,345,778	$11,693,966,448
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	−	−	−	−	−	−
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	16.79%	6.40%	17.65%	6.63%	55.88%	−
Non-Prime (2)	−	−	−	−	−	−
Total	16.79%	6.40%	17.65%	6.63%	55.88%	−

(1)	Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.
(2)
Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year-to-year growth or decline as a percentage of the prior year’s volume.

RFC Master Servicer Servicing Experience (By Number of Loans)

Volume by Number of Loans
Fist Lien Mortgages	2002	2003	2004	2005	2006	Six Months Ended 6/30/07
Prime (1)	202,938	168,654	156,745	201,903	312,825	347,936
Non-Prime (2)	242,625	341,863	414,639	411,550	405,577	384,738
Total	445,563	510,517	571,384	613,453	718,402	732,674
Prime (1)	45.55%	33.04%	27.43%	32.91%	43.54%	47.49%
Non-Prime (2)	54.45%	66.96%	72.57%	67.09%	56.46%	52.51%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-14.71%	-16.89%	-7.06%	28.81%	54.94%	−
Non-Prime (2)	44.37%	40.90%	21.29%	-0.74%	-1.45%	−
Total	9.74%	14.58%	11.92%	7.36%	17.11%	−

Volume by Number of Loans
Junior Lien Mortgages	2002	2003	2004	2005	2006	Six Months Ended 6/30/07
Prime (1)	118,773	127,833	147,647	143,713	199,652	228,737
Non-Prime (2)	−	−	−	−	−	-
Total	118,773	127,833	147,647	143,713	199,652	228,737
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	−	−	−	−	−	−
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	14.16%	7.63%	15.50%	-2.66%	38.92%	−
Non-Prime (2)	−	−	−	−	−	−
Total	14.16%	7.63%	15.50%	-2.66%	38.92%	−

(1)	Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.
(2)
Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Homecomings Financial, LLC Pursuant to the terms of a subservicing agreement with RFC, Homecomings will subservice a portion of the Mortgage Loans for which RFC is the named servicer.

Homecomings is a Delaware limited liability company and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of RFC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings’ total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings’ servicing operations. Approximately 85% of the mortgage loans currently serviced by RFC are subserviced by Homecomings. As of December 31, 2006, Homecomings serviced approximately 880,000 mortgage loans with an aggregate principal balance of approximately $128 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings’ servicing activities have included the activities specified below.

Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer.

The following table sets forth the aggregate principal amount and number of mortgage loans serviced by Homecomings for the past five years and for the six months ended June 30, 2007, in each case determined as of year end or quarter end, as applicable. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Homecomings Servicing Portfolio (By Principal Balance)

Volume by Principal Balance
Fist Lien Mortgages	2002	2003	2004	2005	2006	Six Months Ended 6/30/07
Prime (1)	$27,343,774,000	$29,954,139,212	$31,943,811,060	$44,570,851,126	$67,401,832,594	$72,144,802,385
Non-Prime (2)	$27,384,763,000	$39,586,900,679	$44,918,413,591	$52,102,835,214	$49,470,359,806	$43,013,399,177
Total	$54,728,537,000	$69,541,039,891	$76,862,224,651	$96,673,686,340	$116,872,192,400	$115,158,201,562
Prime (1)	49.96%	43.07%	41.56%	46.10%	57.67%	62.65%
Non-Prime (2)	50.04%	56.93%	58.44%	53.90%	42.33%	37.35%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	7.09%	9.55%	6.64%	39.53%	51.22%	−
Non-Prime (2)	60.71%	44.56%	13.47%	15.99%	-5.05%	−
Total	28.55%	27.07%	10.53%	25.78%	20.89%	−

Volume by Principal Balance
Junior Lien Mortgages	2002	2003	2004	2005	2006	Six Months Ended 6/30/07
Prime (1)	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741	$11,134,597,105
Non-Prime (2)	−	−	−	−	−	−
Total	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741	$11,134,597,105
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	−	−	−	−	−	−
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-4.94%	-2.95%	2.25%	-1.68%	53.43%	−
Non-Prime (2)	−	−	−	−	−	−
Total	-4.94%	-2.95%	2.25%	-1.68%	53.43%	−

(1)	Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.
(2)
Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Homecomings Servicing Portfolio (By Number of Loans)

Volume by Number of Loans
First Lien Mortgages	2002	2003	2004	2005	2006	Six Months Ended 6/30/07
Prime (1)	125,209	143,645	150,297	187,773	252,493	264,077
Non-Prime (2)	257,077	341,190	373,473	394,776	361,125	316,998
Total	382,286	484,835	523,770	582,549	613,618	581,075
Prime (1)	32.75%	29.63%	28.70%	32.23%	41.15%	45.45%
Non-Prime (2)	67.25%	70.37%	71.30%	67.77%	58.85%	54.55%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-6.30%	14.72%	4.63%	24.93%	34.47%	−
Non-Prime (2)	52.85%	32.72%	9.46%	5.70%	-8.52%	−
Total	26.66%	26.83%	8.03%	11.22%	5.33%	−

Volume by Number of Loans
Junior Lien Mortgages	2002	2003	2004	2005	2006	Six Months Ended 6/30/07
Prime (1)	217,031	211,585	210,778	199,600	266,900	255,804
Non-Prime (2)	−	−	−	−	−	−
Total	217,031	211,585	210,778	199,600	266,900	255,804
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	−	−	−	−	−	−
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-5.20%	-2.51%	-0.38%	-5.30%	33.72%	−
Non-Prime (2)	−	−	−	−	−	−
Total	-5.20%	-2.51%	-0.38%	-5.30%	33.72%	−

(1)	Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.
(2)
Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Homecomings Subservicing Responsibilities. In its role as subservicer, Homecomings is generally responsible for the following:
•	communicating with borrowers;

•	sending monthly remittance statements to borrowers;

•	collecting payments from borrowers;

•	recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

•
accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

•	accurate and timely accounting and administration of escrow and impound accounts, if applicable;

•	accurate and timely reporting of negative amortization amounts, if any;

•	paying escrows for borrowers, if applicable;

•	calculating and reporting payoffs and liquidations;

•	maintaining an individual file for each loan; and

•	maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.
American Home Mortgage Servicing, Inc.

American Home Mortgage Servicing, Inc. (“American Home Servicing”), referred to in this prospectus supplement as a Servicer and in this section as the Servicer, is a Maryland corporation. The Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The Servicer has been servicing mortgage loans since its incorporation in 1972. The Servicer may use subservicers with respect to all or a portion of the mortgage loans, although the Servicer is not using any subservicers as of the Cut-off Date.

The Servicer will send statements to borrowers and process the payments as received by depositing them within two business days into a custodial account. If the borrower is delinquent, the Servicer will attempt to contact the borrower in an effort to make the borrower current. If the borrower is delinquent for 90 days or more, the Servicer will begin the foreclosure process with respect to the borrower. As part of the foreclosure process, a sale of the property may occur in which the Servicer may take possession of the property as “real estate owned” property, commonly known as an REO property. The Servicer will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

The following table shows the size, composition, and growth of the Servicer’s portfolio of ARM loans for the past three years and for the quarter ended March 31, 2007:

Long Reset ARM Loans	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006	As of Quarter Ended March 31, 2007

Number of Loans	26,199	52,505	43,350	46,048

Principal Balance	$5,780,463,715	$12,844,011,591	$10,907,479,663	$12,235,500,346

Short Reset ARM Loans	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006	As of Quarter Ended March 31, 2007

Number of Loans	20,751	36,699	68,802	72,328

Principal Balance	$4,762,653,643	$11,109,422,516	$24,725,791,965	$26,242,405,718

With respect to the table above, a short reset ARM loan is any ARM loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less, and a long reset ARM loan is any ARM loan with an initial fixed-rate period of five years or more.

The Servicer is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer, or a sub-servicer. The Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations. The Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by the Servicer.

The Servicer is an affiliate of American Home Mortgage Investment Corp., also referred to in this section as AHMIC, a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”. The Servicer is a “taxable REIT subsidiary” of AHMIC.

Collections on the related mortgage loans will be maintained in a payment clearing account for two business days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

Because the mortgage loans are hybrid mortgage loans, the Servicer will be required to change the calculation of the monthly payment on each mortgage loan after the initial fixed-rate period. The Servicer has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

The Servicer will generally only have the ability to modify Mortgage Loans in the case the related borrower is in default. If the Servicer reduces the borrower’s monthly payment, the amount payable to the Trust may be reduced.

The Servicer does not have any custodial responsibility for the assets. The Custodian has sole responsibility pursuant to the custodial agreement.

The Servicer is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

American Home Servicing is an affiliate of American Home Mortgage Corp., one of the Originators.

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Servicers, the Master Servicer, the Trustee and the Custodians will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:

Servicers	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreements, including, but not limited to:

•      collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the Master Servicer for deposit in the Collection Account on the Servicer Remittance Date;

• collecting applicable Prepayment Penalty Amounts;

•      collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•      making Advances, if required by the related Servicing Agreement, with respect to delinquent payments of principal and interest on the Mortgage Loans to the extent such Servicer believes such Advance will be recoverable;

•      paying customary costs and expenses incurred in the performance by each Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

• providing monthly loan-level reports to the Master Servicer;

• maintenance of certain insurance policies relating to the Mortgage Loans; and

• enforcement of foreclosure proceedings.

See “The Servicers” and “Mortgage Loan Servicing” in this prospectus supplement.

Master Servicer	Performing the master servicing functions in accordance with the provisions of the Trust Agreement and the Servicing Agreements, including but not limited to:

• monitoring each Servicer’s performance and enforcing each Servicer’s obligations under the relating related Servicing Agreement;

•      collecting monthly remittances from each Servicer for deposit in the Collection Account on the related Servicer’s remittance date and delivering all amounts on deposit in the Collection Account to the Trustee for deposit in the Certificate Account;

• gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the Trustee with respect to the Mortgage Loans;

• upon the termination of a Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

• making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans to the extent provided in the Trust Agreement.

See “The Master Servicer” and “Mortgage Loan Servicing” in this prospectus supplement.

Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•      receiving monthly remittances from the Master Servicer for deposit in the Certificate Account and distributing all amounts on deposit in the Certificate Account to the Certificateholders and the Certificate Insurer in accordance with the priorities described under “Descriptions of the Certificates—Distributions of Interest,” “—Distributions of Principal,” “—Credit Enhancement—Application of Pool 1-2 Monthly Excess Cashflow” and “—Credit Enhancement—Application of Pool 3-4 Monthly Excess Cashflow” on each Distribution Date;

• depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;

•      distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the Swap Counterparty, based solely on the information contained in the investor reports, in accordance with the priorities described under “Description of the Certificates—The Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” on each Distribution Date or the Business Day prior to such Distribution Date, as applicable;

• preparing and distributing annual investor reports necessary to enable Certificateholders to prepare their tax returns;

• preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the Master Servicer and the Swap Counterparty;

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;

• preparing and filing periodic reports with the Securities Exchange Commission on behalf of the Trust Fund with respect to the Certificates; and

• acting as successor master servicer in the event the Master Servicer resigns, is removed or is terminated, unless another successor master servicer is appointed.

See “The Trust Agreement—The Trustee,” “—Certain Matters Under the Trust Agreement” and “—Reports to Certificateholders” in this prospectus supplement.

Custodian	Holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.

See “Mortgage Loan Servicing—Custody of the Mortgage Files” in this prospectus supplement.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders or the Swap Counterparty, be invested in the Trust Accounts, which are accounts established in trust for the Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in eligible investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:

Servicing Accounts	Servicers	Any investment earnings will be paid to the related Servicer and will not be available for distributions to Certificateholders.

Collection Account	Master Servicer	Any investment earnings will be paid as compensation to the Master Servicer, and will not be available for distributions to Certificateholders.

Certificate Account	Trustee	Any investment earnings will be paid as additional compensation to the Trustee, and will not be available for distributions to Certificateholders.

Policy Payments Account	Trustee	Funds remain uninvested. Funds are applied to make Guaranteed Distributions received under the Certificate Insurance Policy to the Holders of the Class 3-A2 and Class 4-A3 Certificates.

Supplemental Interest Account	Trustee

Any investment earning will remain in the Supplemental Interest Trust Account and will be paid to the Swap Counterparty and the Certificateholders as described under “Description of the Certificates—The Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust.”

If funds deposited in any Trust Accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of distributions on the Certificates for the Distribution Date in September 2007:

August 2 through September 1	Collection Period:

Payments due during the related Collection Period from borrowers will be deposited in the Servicers’ custodial account as received and will include scheduled principal payments plus interest on August 1 principal balances of the Mortgage Loans.

August 1 through August 31	Prepayment Period (except full prepayments received by Aurora and prepayments received by Countrywide):

Principal prepayments in part or in full received by any Servicer (other than Countrywide Servicing and prepayments in full received by Aurora) during the related Prepayment Period will be deposited into the Servicer’s custodial account for remittance to the Master Servicer on the Servicer Remittance Date.

August 2 through September 1	Prepayment Period for Mortgage Loans serviced by Countrywide Servicing:

Principal prepayments in part or in full received by Countrywide Servicing during the related Prepayment Period will be deposited into the Servicer’s custodial account for remittance to the Master Servicer on the Servicer Remittance Date.

September 10	Servicer Remittance Date for GMACM and GreenPoint:
GMACM and GreenPoint will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer on the 10th day (or if the 10th day is not a Business Day, either the first preceding or first succeeding Business Day, as applicable) of each month, as specified in the related servicing agreement.

August 17 through September 16	Prepayment Period for prepayments in full received from Mortgage Loans serviced by Aurora:

Prepayments in full received during the related Prepayment Period from Mortgage Loans serviced by Aurora will be deposited into Aurora’s Servicing Account for remittance to the Master Servicer on the Servicer Remittance Date.

September 18	Servicer Remittance Date:
The Servicers (other than GMACM and GreenPoint) will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer on the 18th day (or if the 18th day is not a Business Day, the first succeeding Business Day) of each month.

September 24	Date payments are due under the Swap Agreement:
On the Business Day immediately preceding the Distribution Date, the Swap Counterparty will pay to the Trustee for deposit into the Supplemental Interest Trust Accounts any Net Swap Payments or Swap Termination Payments required to be paid by the Swap Counterparty under the Swap Agreement, or the Trustee will pay to the Swap Counterparty any Net Swap Payments or Swap Termination Payments required to be paid under the Swap Agreement, as applicable.

September 24	Date payments are due under the Interest Rate Cap Agreement:	On the Business Day immediately preceding the Distribution Date, the Cap Counterparty will pay to the Trustee any amounts required to be paid under the Interest Rate Cap Agreement.

September 24	Date payments are due under the Deferred Interest Cap Agreements:	On the Business Day immediately preceding the Distribution Date, the Cap Counterparty will pay to the Trustee any amounts required to be paid under the Deferred Interest Cap Agreements.

September 24	Record Date:
With respect to all classes of Offered Certificates, distributions will be made to Certificateholders of record as of the close of business on the Business Day immediately preceding such Distribution Date.

September 24	Deposit Date:
On the Business Day immediately preceding the Distribution Date, the Master Servicer will remit to the Trustee the amount of principal and interest to be distributed to Certificateholders on such Distribution Date, including any Advances required to be made by the Servicers or the Master Servicer for that Distribution Date.

September 25	Distribution Date:	On the 25th day of each month (or if the 25th day is not a Business Day, the next succeeding Business Day), the Trustee will make distributions to Certificateholders and the Certificate Insurer.

Succeeding months follow the same pattern.

Mortgage Loan Servicing

General

The Servicers will have primary responsibility for servicing the Mortgage Loans as described under “Administration of the Trust Fund—Servicing Responsibilities” above. Each of the Trustee, the Master Servicer and the NIMS Insurer are either parties or third party beneficiaries under the Servicing Agreements and can enforce the rights of the Seller thereunder.

Under each Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the Master Servicer terminates a Servicer, the Master Servicer will be required to appoint a successor servicer as provided in the Trust Agreement. Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under “—Advances” below.

Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts

Each Servicer will establish and maintain a segregated Servicing Account in trust for the Trustee into which such Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.

On the Servicer Remittance Date, each Servicer will remit the amounts on deposit in its Servicing Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Master Servicer. The Servicers and the Master Servicer are entitled to reimburse themselves from the related Servicing Account or Collection Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the Collection Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

See also “Administration of the Trust Fund—Trust Accounts” in this prospectus supplement.

Servicing Compensation and Payment of Expenses

As compensation for master servicing, the Master Servicer is entitled to the compensation set forth under “Fees and Expenses of the Trust Fund.”

Each Servicer will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it and any successor to a Servicer will in all cases receive a fee in an amount equal to, but not greater than, the Servicing Fee. As additional servicing compensation, each Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges to the extent collected from the borrower, (ii) any interest or other income earned on funds held in the Servicing Accounts and escrow accounts and other similar items described under each related Servicing Agreement and (iii) any Prepayment Interest Excess to the extent not offset by Prepayment Interest Shortfalls (in the case of Aurora, if applicable).

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls.” See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See “Servicing of Loans—Collection Procedures; Escrow Accounts” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Waiver or Modification of Mortgage Loan Terms

The Servicers may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust Fund; provided, however, that the Servicers may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan, unless the related Mortgage Loan was in default or default was, in the related Servicer’s opinion, reasonably foreseeable. However, the related Servicer may not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment (or to the first day of the applicable month, in the case of certain prepayments), with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the applicable Servicer, up to the total amount of the Servicing Fees received on the Mortgage Loans serviced by it for the applicable Distribution Date. The Master Servicer is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicers (other than GMACM, GreenPoint and SunTrust) or a successor servicer as discussed herein. and the Certificate Insurance Policy does not cover such Prepayment Interest Shortfalls. Any Prepayment Interest Shortfall is generally required to be paid by the Master Servicer with respect to Mortgage Loans serviced by GMACM, GreenPoint and SunTrust (provided it does not exceed the total of the General Servicing Fees on the Mortgage Loans serviced by GMACM, GreenPoint and SunTrust).

Advances

Each Servicer (or the Master Servicer with respect to the Mortgage Loans serviced by GMACM, GreenPoint and SunTrust) will generally be obligated to make Advances with respect to delinquent payments of principal of and interest on the Mortgage Loans it services adjusted to the related Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate, as applicable, to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of such Mortgage Loans. The Master Servicer will be obligated to make any such Advances if a Servicer fails to do so, and the Trustee (solely in its capacity as successor Master Servicer) will be obligated to make any required Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer, a Servicer or the Trustee in its capacity as successor Master Servicer, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act. No party which makes an Advance is entitled to interest on those Advances. Any Relief Act Reduction allocated to the Class 3-A2 and Class 4-A3 Certificates will not be covered by the Certificate Insurance Policy.

Collection of Taxes, Assessments and Similar Items

Each Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

Each Servicing Agreement and Custodial Agreement will provide that before or during March of each year, beginning in 2008, each Servicer and Custodian, respectively, will provide to the Depositor, the Master Servicer, the Certificate Insurer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria. The Trust Agreement will provide that before or during March of each year, beginning in 2008, the Master Servicer will provide to the Depositor, the Certificate Insurer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans, within the meaning of Regulation AB, will also provide to the Depositor, the Master Servicer, the Certificate Insurer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance, will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

Each Servicing Agreement will also provide for delivery to the Depositor, the Seller, the Master Servicer, the Certificate Insurer and the Trustee before or during March of each year, beginning in 2008, a separate annual statement of compliance from each Servicer to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the related Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request to the Trustee at the address of the Trustee set forth above under “Additional Information”. These items will also be filed with each Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Master Servicer Default; Servicer Default

If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the NIMS Insurer or the Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby (subject to the prior written consent of the Certificate Insurer which consent shall not be unreasonably withheld), terminate the Master Servicer. In such event, the Trustee, pursuant to the terms of the Trust Agreement, will either assume the duties of Master Servicer or appoint a successor Master Servicer reasonably acceptable to the NIMS Insurer.

If a Servicer is in default in its obligations under the related Servicing Agreement, the Master Servicer may, at its option, terminate that Servicer and either appoint a successor servicer in accordance with the related Servicing Agreement and the Trust Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreements

Each Servicing Agreement may generally be amended, without notice to or consent of the Certificateholders, with (1) the prior written consent of the NIMS Insurer and (2) the written agreement signed by the Seller and the Servicer and the prior written consent of the Master Servicer and the Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Trustee, the Master Servicer and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders (determined without regard to the Certificate Insurance Policy) or holders of the NIM Securities. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates (determined without regard to the Certificate Insurance Policy).

Custody of the Mortgage Files

The Servicers will generally not have responsibility for custody of the Mortgage Loan documents described under “The Trust Agreement—Assignment of Mortgage Loans” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Loan documents on behalf of the Trustee pursuant to a Custodial Agreement between that Custodian and the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fire-resistant facility intended for the safekeeping of mortgage loan files. The Seller will pay the fees of each Custodian; however, if the Seller does not pay the fees of a Custodian, that Custodian may be repaid its fees by the Trustee from amounts held in the Trust Fund.

The Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities. The Certificate Insurer will be a third party beneficiary to the Trust Agreement to the extent provided therein and as such will have certain rights under the Trust Agreement. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The Trustee will make available on its website located at http://trustinvestorreporting.usbank.com a copy (without exhibits) of the Trust Agreement and assistance in using the web site can be obtained by emailing the Trustee’s customer service desk at ct.information.delivery@usbank.com. Requests should be addressed to U.S. Bank National Association, 1 Federal Street, 3rd Floor, Boston, Massachusetts, 02110, LXS 2007-15N. The Trustee will be entitled to retain any interest or other income earned on funds on deposit in the Certificate Account pending distribution to the Certificateholders.

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, Lehman XS Trust, Series 2007-15N, will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Trust Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers and the Custodians will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Sale and Assignment Agreement, the Servicing Agreements and the Custodial Agreements. See “The Master Servicer,” “The Servicers,” “Mortgage Loan Servicing” and “The Trust Agreement.”

On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the Swap Agreement and such assets as from time to time are deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund. See “Description of the Certificates—The Supplemental Interest Trust.”

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Trust Agreement. Under the Trust Agreement, the Trustee, on behalf of the Issuing Entity, will not have the power to issue additional certificates representing interests in the Trust Fund, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of Subordinate Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of the bankruptcy of the Sponsor, the Depositor or the Originators, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

General. U.S. Bank will act as Trustee, Paying Agent and Certificate Registrar under the Trust Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007. As of March 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

Corporate Trust General

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The Trust Agreement will be administered from U.S. Bank’s corporate trust office located at One Federal Street, 3rd Floor, Boston, MA 02110.

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2007, U.S. Bank was acting as trustee with respect to over 81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Trustee shall make each monthly statement available to the holders via the Trustee’s internet website at http://www.usbank.com/abs. Holders with questions may direct them to the Trustee’s bondholder services group at (800) 934-6802.

As of March 31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 299 issuances of MBS/Subprime securities with an outstanding aggregate principal balance of approximately $138,019,100,000.

The Trustee’s procedures for performing its duties as required by the Trust Agreement are set forth as follows:

A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the Certificateholders and various other parties. All Trigger Events set forth in the Documents will be modeled without regard to probability of occurrence.

Prior to the first distribution to the Certificateholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the statement to Certificateholders prior to the first Distribution Date to ensure that all information required by the Documents is present and correct.

The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a Trigger Event could occur. The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the statement to Certificateholders includes all items required to be reported by the Documents.

On a monthly basis, an Analyst will obtain from the Servicers a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period. Once the loan data is confirmed with the Servicers, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by the Servicers, U.S. Bank will do so based on information received from the underwriter or the Servicer. U.S. Bank will identify all discrepancies and bring them to the attention of the Servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the servicer.

The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

In the past three years, the Trustee has not made material changes to the policies and procedures of its Trustee services for MBS/Subprime securities. However, the Trustee acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the securities administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each statement to Certificateholders. Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed Certificateholder statement prior to its distribution. As of January 1, 2006, all offices of the Trustee will use the procedures set forth above.

Assignment of Mortgage Loans

The Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and the Custodian of the mortgage file.

As to each Mortgage Loan, the following documents are generally required to be delivered to the related Custodian on behalf of the Trustee in accordance with the Trust Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated thereon (or, if such original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), or, in the case of a cooperative loan, the original security agreement and related documents (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below), or, in the case of a cooperative loan, the original assignment of security agreement and related documents (4) the policies of title insurance issued with respect to each Mortgage Loan and (5) the originals of any assumption, modification, extension or guaranty agreements. With respect to each Servicer, it is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

Each transfer of a Mortgage Loan from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of that Mortgage Loan and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that Mortgage Loan by the insolvent party as a financing secured by a pledge of the Mortgage Loan. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Mortgage Loans from the Seller, and the Trustee will have a security interest in the Mortgage Loans transferred to it. The Trustee’s security interest will be perfected by delivery of the Mortgage Notes to the applicable Custodian on behalf of the Trustee.

Representations and Warranties

The Mortgage Loans were either (i) Transferred Mortgage Loans or (ii) Lehman Originated Mortgage Loans.

Pursuant to the terms of each Sale Agreement, each Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the related Transferred Mortgage Loans, that generally include the representations and warranties described in the prospectus under “Loan Underwriting Procedures and Standards—Representations and Warranties.”

The Seller’s rights under each Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Offered Certificates and the Certificate Insurer pursuant to the Trust Agreement. Within the period of time specified in the Trust Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of holders of Offered Certificates in a Mortgage Loan (determined without regard to the Certificate Insurance Policy), or the Certificate Insurer, or receipt of notice of such breach, the applicable Transferor or the Seller, as the case may be, will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof, plus accrued interest thereon, plus any costs and damages incurred by the Trust Fund associated with any violation of applicable federal, state or local anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

For any Lehman Originated Mortgage Loans, the Seller will make representations and warranties similar to those described above to the Depositor in the Sale and Assignment Agreement concerning such Lehman Originated Mortgage Loans. Within the period of time specified in the Trust Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of holders of Offered Certificates in a Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller, as the case may be, will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof, plus accrued interest thereon, plus any costs and damages incurred by the Trust Fund associated with any violation of applicable federal, state or local anti-predatory or anti-abusive lending laws or in circumstances described in the prospectus under “The Agreements - Repurchase and Substitution of Non-Conforming Loans,” substitute a Qualifying Substitute Mortgage Loan.

In addition, pursuant to the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Offered Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan and otherwise does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the related Transferor to cure such breach or repurchase the affected Mortgage Loan from the Trust Fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase or replace a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by such Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses (1) and (2) of the second preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Offered Certificates, in particular the Offered Subordinate Certificates, may incur a loss.

Certain Matters Under the Trust Agreement

Duties of the Trustee. The Trustee will initially serve as paying agent and certificate registrar. The Trustee will be responsible under the Trust Agreement for preparing the monthly distribution date statement to Certificateholders, providing certain information within the Trustee’s control to Certificateholders to enable them to prepare their tax returns and preparing and filing the Trust Fund’s tax information returns. The Trustee will prepare the Distribution Date statements, tax returns, tax information and required reports based solely on information provided by the Master Servicer by the time such information is required to be delivered to the Trustee. The Trustee will not be required to confirm, verify, recalculate or recompute any such information, but will be entitled to rely conclusively on such information. The Trustee will make the distribution date statement available each month to Certificateholders and the Certificate Insurer. The Trustee is entitled to retain as its fee any interest or other income earned on amounts on deposit in the Certificate Account prior to the remittance to the Certificateholders on the related Distribution Date.

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default of which a responsible officer of the Trustee has actual knowledge has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the Master Servicer, the Swap Counterparty or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless a responsible officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at the applicable Corporate Trust Office. See “—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to the Master Servicer any claim or notice it may receive which is delivered to the applicable Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee will not be responsible for any act or omission of the Master Servicer, the Depositor, the Certificate Insurer or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account. The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

Events of Default Under the Trust Agreement. An Event of Default under the Trust Agreement will generally consist of:

•
any failure by the Master Servicer to furnish to the Trustee the Mortgage Loan data sufficient to prepare the reports described under “Reports to Certificateholders” below that continues unremedied for the period set forth in the Trust Agreement after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby;

•
after receipt of notice from the Trustee or any NIMS Insurer, any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the Trust Agreement, including any Advance, on the date specified in the Trust Agreement, which failure continues unremedied for a period of one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the Trustee;

•
any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement that continues unremedied for the number of days specified in the Trust Agreement, after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby or by any NIMS Insurer;

•
if any representation or warranty of the Master Servicer shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within the number of days specified in the Trust Agreement, after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 50% of the aggregate voting interests of the Certificates or by any NIMS Insurer;

•
certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations, or actions by any Rating Agency to reduce, withdraw or threaten to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of the Master Servicer;

•
a sale or pledge of any of the rights of the Master Servicer under the Trust Agreement or an assignment or a delegation of the rights or duties of the Master Servicer under the Trust Agreement shall have occurred in any manner which is not permitted under the Trust Agreement and is without the prior written consent of the Trustee, any NIMS Insurer and Certificateholders evidencing not less than 50% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby; or

•
if the Master Servicer has notice or knows that any Servicer at any time is not either a Fannie Mae- or Freddie Mac-approved seller/servicer, and the Master Servicer has not terminated the rights and obligations of that Servicer under the applicable Servicing Agreement and replaced such Servicer with a Fannie Mae- or Freddie Mac-approved servicer within 60 days of the date the Master Servicer receives that notice or acquires such knowledge.

So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Master Servicer, whereupon the Trustee, unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the General Servicing Fee payable to the Master Servicer, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders and the Certificate Insurer, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby or any NIMS Insurer may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless, with the consent of any NIMS Insurer, the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee. The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the Sale and Assignment Agreement, the Sale Agreement, the Swap Agreement, any Servicing Agreement or any Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to Certificateholders.

Resignation of Trustee. The Trustee may, upon written notice to the Depositor, the Master Servicer, the Certificate Insurer and any NIMS Insurer, resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any class of Certificates (determined without regard to the Certificate Insurance Policy). In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each class of Certificates upon 30 days’ written notice to the Trustee and the Certificate Insurer.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders and the Certificate Insurer; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement. The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(1) to cure any ambiguity;

(2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3) to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(4) to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders (in the case of the Class 3-A2 and Class 4-A3 Certificates, determined without regard to the Certificate Insurance Policy). Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates (in the case of the Class 3-A2 and Class 4-A3 Certificates, determined without regard to the Certificate Insurance Policy).

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment. Notwithstanding the foregoing, the consent of the Certificate Insurer shall be required (which consent may not be unreasonably withheld) to any amendment that has a material adverse effect in any respect to the rights or interests of the Certificate Insurer under the Trust Agreement.

Reports to Certificateholders

The Trustee will prepare (to the extent based on information provided by the Master Servicer or the Swap Counterparty, based solely on such information) and, in the manner described under “Additional Information” above, will make available to each Certificateholder and the Certificate Insurer on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicers and in the case of clauses (18) through (20) below, based on information provided by the Trustee (or the Paying Agent on behalf of the Trustee)):

(1) the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates to the extent applicable, allocable to principal on the Mortgage Loans, including any Subsequent Recovery, Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments;

(2) the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;

(3) the amount, if any, of any distribution to the Class AP-I, Class AP-II, Class X-I, Class X-II, Class C-I, Class C-II and Class R Certificates;

(4) by Mortgage Pool and in the aggregate (A) the amount of any Advances required to be made by or on behalf of the Servicers (if applicable, the Trustee, solely in its capacity as successor Master Servicer) with respect to that Distribution Date, (B) the aggregate amount of such Advances actually made and (C) the amount, if any, by which (A) above exceeds (B) above;

(5) by Mortgage Pool and in the aggregate, the total number of Mortgage Loans and the aggregate Scheduled Principal Balance of the Mortgage Loans as of that Distribution Date, after giving effect to payments allocated to principal reported under item (1) above;

(6) the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Pool 1-2 Applied Loss Amounts or Pool 3-4 Applied Loss Amounts;

(7) by Mortgage Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Loans in the aggregate since the Cut-off Date;

(8) by Mortgage Pool and in the aggregate, the amount of the Servicing Fees paid during the Collection Period to which that distribution relates;

(9) by Mortgage Pool and in the aggregate, the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Trustee by the Master Servicer, (a) remaining outstanding (b) delinquent one month, (c) delinquent two months, (d) delinquent three or more months and (e) as to which foreclosure proceedings have been commenced, and as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties;

(10) by Mortgage Pool and in the aggregate, the aggregate Scheduled Principal Balance of any Mortgage Loan with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs;

(11) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each deleted loan, and of each qualifying substitute mortgage loan;

(12) the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each applicable class of Certificates, after giving effect to the distribution made on that Distribution Date;

(13) the Interest Rate applicable to that Distribution Date with respect to each class of Certificates (with a notation if such Interest Rate reflects the application of any Net Funds Cap);

(14) the Interest Remittance Amount for each Mortgage Pool, the Principal Remittance Amount for each Mortgage Pool, the Principal Distribution Amount, the Pool 1-2 Overcollateralization Release Amount and the Pool 3-4 Overcollateralization Release Amount applicable to that Distribution Date;

(15) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

(16) the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty;

(17) the amount of any Pool 1-2 Overcollateralization Deficiency or Pool 3-4 Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;

(18) the level of LIBOR, 6-Month LIBOR, 1-Year LIBOR, COFI, LAMA and 1-Year MTA for that Distribution Date;

(19) the amount of the monthly Certificate Insurer Premiums (and the aggregate Certificate Insurer Premium, if different) due to the Certificate Insurer on the related Distribution Date and the amount of any Insured Payments paid in respect of Guaranteed Distributions to the Class 3-A2 and Class 4-A3 Certificates under the Certificate Insurance Policy;

(20) a statement as to whether any exchanges of Exchangeable Certificates or Exchange Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the certificateholder as a result of such exchange; and

(21) any other information required pursuant to the Trust Agreement.

In addition, within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items (1) and (2) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund. The Master Servicer will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

Voting Rights

The Class R, Class AP-I, Class AP-II, Class C-I, Class C-II, Class X-I and Class X-II Certificates will each be allocated 1% of all voting, the Class 3-AX and Class 4-AX Certificates will be allocated 2% of the voting rights and the Offered Certificates (other than the Class 3-AX and Class 4-AX Certificates) will be allocated 89% of the voting rights under the Trust Agreement. Voting rights will be allocated among the classes of Offered Certificates in proportion to their respective Class Principal Amounts (calculated for such purpose for each class of Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) and among the Certificates of each class in proportion to their Percentage Interests. On or after the date, if any, on which the Certificate Insurer has paid a claim under the Certificate Insurance Policy, the Certificate Insurer will be entitled to exercise all consent, voting or related rights of the holders of the Class 3-A2 and Class 4-A3 Certificates. Voting rights allocated to a Class of Exchange Certificates will be proportionately allocated to the related Class or Classes of Exchangeable Certificates on the basis of the related exchange proportions.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Offered Certificates. The yield to maturity of the each class of Exchangeable Certificates will depend on the yield to maturity of the related Exchange Certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the related Offered Certificates and other factors.

Yields on the Certificates related to Pool 1 will be primarily affected by the rate of principal payments on the Pool 1 Mortgage Loans. Yields on the Certificates related to Pool 1C will be primarily affected by the rate of principal payments on the Pool 1C Mortgage Loans. Yields on the Certificates related to Pool 2 will be primarily affected by the rate of principal payments on the Pool 2 Mortgage Loans. Yields on the Certificates related to Pool 3 will be primarily affected by the rate of principal payments on the Pool 3 Mortgage Loans. Yields on the Certificates related to Pool 4 will be primarily affected by the rate of principal payments on the Pool 4 Mortgage Loans. The rate of principal payments on the Pool 3 and Pool 4 Mortgage Loans will have no effect whatsoever on the Group I Certificates. The rate of principal payments on Mortgage Loans in Pool 1, Pool 1C and Pool 2 Mortgage Loans will have no effect whatsoever on the Group II Certificates.

Principal Prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the Mortgaged Properties, changes in the values of Mortgaged Properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

In addition, the rate of Principal Prepayments may also be influenced by programs offered by mortgage loan originators, servicers and brokers (including the Servicers and their affiliates). In particular, the Seller and its affiliates (including Aurora) may solicit borrowers using general and targeted solicitations (which may be based on mortgage loan characteristics including, but not limited to, interest rate, payment history or geographic location) and solicitations to borrowers whom the Seller or its affiliates believe may be considering refinancing their mortgage loans.

The Pool 1, Pool 1C and Pool 2 Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of three, five, seven or ten years from the date of origination, and thereafter provide for adjustments to the Mortgage Rates on a monthly, semi-annual or annual basis. The Pool 3 Mortgage Loans and Pool 4 Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of one to four months from the date of origination, and thereafter provide for adjustments to the Mortgage Rates on a monthly basis. When a Mortgage Loan begins its adjustable period, increases and decreases in the Mortgage Rate on that Mortgage Loan will be limited by the Initial Cap, (in the case of the Pool 1, Pool 1C and Pool 2 Mortgage Loans), if applicable, Periodic Caps (in the case of the Pool 1, Pool 1C and Pool 2 Mortgage Loans), if applicable, Maximum Rate and the Minimum Rate, if any, and will be based on the Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower’s adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on any class of Certificates may decrease significantly, after the Mortgage Rates on the Mortgage Loans in the Mortgage Pools begin to adjust.

The Mortgage Rates on the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans are fixed for the first three, five, seven or ten years after origination. The initial required minimum monthly payment for each of the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans is equal to the interest that will accrue on the beginning principal balance of such Mortgage Loan at a rate generally equal to a certain number of basis points less than the Mortgage Rate on such Mortgage Loan. If the borrower chooses to make the minimum monthly payment during such period, the resulting shortfall in interest will be added to the outstanding principal balance of that Mortgage Loan in the form of “negative amortization.” Although mortgage interest rates on the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans will increase or decrease as the 1-Year MTA, COFI, LAMA or the 1-Month LIBOR Index changes (following the initial fixed-rate period), the monthly payments on the Mortgage Loans generally will adjust only once a year (subject to 7.50% Payment Cap), other than for approximately 1.22%, 2.33% and 4.92% of the Pool 3 Mortgage Loans and 0.42%, 0.95% and 2.75% of the Pool 4 Mortgage Loans that have an initial fixed monthly payment for a period of two, three or five years, respectively, and thereafter adjust annually. As a result, an increase or decrease in the 1-Year MTA, COFI, LAMA or the 1-Month LIBOR Index will cause the amortization of the related Mortgage Loans to decelerate or accelerate, thereby causing a corresponding change in the amortization of the related Certificates. In the event that an increase in the 1-Year MTA, COFI, LAMA or the 1-Month LIBOR Index causes the interest due on a Mortgage Loan for a given month to exceed the current monthly payment for that month, the shortfall in interest will be added to the outstanding principal balance of that Mortgage Loan in the form of “negative amortization.” For any Distribution Date, the excess, if any, of (i) the Negative Amortization with respect to all Mortgage Loans in a Mortgage Pool for the calendar month prior to that Distribution Date, over (ii) the aggregate amount of all scheduled monthly principal payments received with respect to all Mortgage Loans in such Mortgage Pool during the related Collection Period, prepayments in full and partial prepayments received with respect to all Mortgage Loans in such Mortgage Pool during the related Prepayment Period (including principal received in connection with the repurchase of a Mortgage Loan from the Trust Fund and all other principal received other than scheduled monthly payments) and recoveries in respect of the Mortgage Loans in such Mortgage Pool received during the related Prepayment Period (referred to herein as the “Net Negative Amortization”), will be deducted from interest payments to the related Certificates (other than the Negative Amortization Protected Certificates, unless there is a default in payment under the related Deferred Interest Cap Agreement) as described in this prospectus supplement, thereby causing a delay in the payment of accrued interest. The amount deducted from the interest payable to such class of Certificates will be added to the principal balance of that class (other than the Negative Amortization Protected Certificates, unless there is a default in payment under the related Deferred Interest Cap Agreement). See “Description of the Mortgage Pools” in this prospectus supplement.

Approximately 77.76% of the Pool 1 Mortgage Loans, approximately 81.85% of the Pool 1C Mortgage Loans, approximately 78.76% of the Pool 2 Mortgage Loans, approximately 88.01% of the Pool 3 Mortgage Loans and approximately 83.91% of the Pool 4 Mortgage Loans provide for payment by the borrower of a Prepayment Penalty Amount. Prepayment Penalty Amounts from the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans will be distributed to the Class AP-I Certificates and Prepayment Penalty Amounts from the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans will be distributed to the Class AP-II Certificates.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. In particular, those Mortgage Loans with related Mortgaged Properties located in California may have suffered physical damage from recent heavy rains and the resulting occurrences of mudslides. Under the Sale and Assignment Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders (determined in the case of the Class 3-A2 and Class 4-A3 Certificates without regard to the Certificate Insurance Policy) or the Certificate Insurer, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the Insurance Proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or prepayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Certificates may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws. The Certificate Insurance Policy will not cover any portion of Net Prepayment Interest Shortfalls or Relief Act Reductions allocated to the Class 3-A2 and Class 4-A3 Certificates. The yields on the Offered Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates.”

The yields on the Group I Certificates may be adversely affected by Net Swap Payments and Swap Termination Payments not due to a Swap Counterparty Trigger Event to the Swap Counterparty. Any Net Swap Payment or Swap Termination Payments not due to a Swap Counterparty Trigger Event payable to the Swap Counterparty will reduce amounts available for distribution to related Certificateholders. If the rate of prepayments on the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans is faster than anticipated, the Scheduled Notional Amount on which payments due under the related Swap Agreement are calculated may exceed the Pool Balance of Pool 1, Pool 1C or Pool 2, as applicable, thereby increasing the relative proportion of interest (and possibly principal) collections on the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans that must be applied to make any Net Swap Payment to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and a low prevailing rate for LIBOR could adversely affect the yields on the Group I Certificates.

As described herein, excess interest on each Distribution Date for each Mortgage Pool will be applied, to the extent available, as an additional payment of principal on the Offered Certificates (other than the Class 3-AX and Class 4-AX Certificates) to maintain limited overcollateralization. The level of excess interest available on any Distribution Date will be influenced by, among other things:

•
The overcollateralization level of the Mortgage Loans in Pool 1, Pool 1C and Pool 2 (in the case of the Group I Certificates) or Pool 3 and Pool 4 (in the case of the Group II Certificates). This means the extent to which interest on the Mortgage Loans in such Mortgage Pool or Mortgage Pools is accruing on a higher principal balance than the total Certificate Principal Amount of the related Senior Certificates (other than the Exchangeable Certificates and calculated for such purpose for each class of Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) and the related Subordinate Certificates;

•	The loss experience of the Mortgage Loans for each Mortgage Pool. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

•	The value of 1-Month LIBOR, 1-Year MTA, 1-Year LIBOR, COFI, LAMA and 6-Month LIBOR;

•	The extent to which funds are received or paid by the Supplemental Interest Trust under the Swap Agreement; and

•
The extent to which the weighted average of the Net Mortgage Rates of the Mortgage Loans for each Mortgage Pool exceeds the weighted average of the Interest Rates of the related Senior Certificates and the related Subordinate Certificates.

No assurances can be given as to the amount or timing of excess interest distributable on the Offered Certificates.

The yields to investors in the Offered Certificates will be affected by the exercise by the Master Servicer of its right to purchase the Mortgage Loans in Pool 1, Pool 1C and Pool 2 (in the aggregate) and the Mortgage Loans in Pool 3 and Pool 4 (in the aggregate) (or its failure to exercise such right), as described under “Description of the Certificates—Optional Purchase of the Mortgage Loans” herein.

If the purchaser of a Certificate offered at a discount, particularly the Class M8-I and Class M9-I Certificates, from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Investors in the Class M8-I and Class M9-I Certificates should carefully consider that a slower than anticipated rate of prepayment on the Mortgage Loans in Pool 1, Pool 1C and Pool 2 could result in an actual yield that is lower than the anticipated yield. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

The Interest Rates applicable to the Offered Certificates collateralized by each Mortgage Pool will be affected by the level of LIBOR from time to time, by the Mortgage Rates of the Mortgage Loans for such Mortgage Pool from time to time and by the applicability of the related Net Funds Cap.

The yields of the Offered Certificates will be highly sensitive to the level of LIBOR. Investors in the Offered Certificates (other than the Class 3-AX and Class 4-AX Certificates) should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on those Certificates. Investors in the Class 3-AX and Class 4-AX Certificates should consider the risk that higher than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on those Certificates.

Levels of LIBOR may have little or no correlation to levels of prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which might be expected to result in slower prepayments, could occur concurrently with a decreased level of LIBOR. In addition, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in the Offered Certificates even if the average level is consistent with the investor’s expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by that investor during the period immediately following the issuance of the Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR.

Sensitivity of the Class 3-AX, Class 4-AX, Class M8-I and Class M9-I Certificates.

The yield on the Class 3-AX and Class 4-AX Certificates will be extremely sensitive to the level of LIBOR. Since there can be no assurance that LIBOR will correlate with the levels of prevailing mortgage interest rates, it is possible that lower than prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR. In such circumstances, investors in the Class 3-AX and Class 4-AX Certificates could have significantly lower yielding instruments with shorter weighted average lives than anticipated. However, if, higher mortgage rates, and, accordingly, lower prepayment rates, were to occur concurrently with an increase in LIBOR, the Interest Rate of the Class 3-AX and Class 4-AX Certificates would be reduced at the same time that the rate of distributions in reduction of the Class Notional Amount of the Class 3-AX and Class 4-AX Certificates may be reduced. In such circumstances, investors in the Class 3-AX and Class 4-AX Certificates could have significantly lower yielding instruments with longer weighted average lives than anticipated.

Further, the yield of the Class 3-AX and Class 4-AX Certificates will be extremely sensitive to the rate and timing of principal prepayments on the related Mortgage Loans. The Class Notional Amount of the Class 3-AX Certificates on any Distribution Date will be equal to 50% of the aggregate outstanding Class Principal Amounts of the Class 3-A1 and Class 3-A2 Certificates immediately preceding such Distribution Date. The Class Notional Amount of the Class 4-AX Certificates on any Distribution Date will be equal to 50% of the aggregate outstanding Class Principal Amounts of the Negative Amortization Protected Certificates (calculated for such purpose for the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such classes, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) immediately preceding such Distribution Date. Therefore the yield to maturity of the Class 3-AX Certificates will be extremely sensitive to the rate and timing of principal prepayments (including prepayments, liquidations, repurchases and defaults) on the Pool 3 Mortgage Loans, which may fluctuate significantly from time to time, to the extent that such principal is distributed in reduction of the Class Principal Amount of the Class 3-A1 and Class 3-A2 Certificates and the yield to maturity of the Class 4-AX Certificates will be extremely sensitive to the rate and timing of principal prepayments (including prepayments, liquidations, repurchases and defaults) on the Pool 4 Mortgage Loans, which may fluctuate significantly from time to time, to the extent that such principal is distributed in reduction of the Class Principal Amount of the Negative Amortization Protected Certificates. An investor should fully consider the associated risks, including the risk that a relatively fast rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the related Mortgage Loans will have a material adverse effect on the yield to maturity of the Class 3-AX and Class 4-AX Certificates and could result in the failure of investors in the Class 3-AX and Class 4-AX Certificates to recoup their initial investment.

The yield of the Class M8-I and Class M9-I Certificates will be sensitive to the rate and timing of principal prepayments on the Pool 1, Pool 1C and Pool 2 Mortgage Loans. An investor should fully consider the associated risks, including the risk that a relatively slow rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Pool 1, Pool 1C and Pool 2 Mortgage Loans will have a material adverse effect on the yield to maturity of the Class M8-I and Class M9-I Certificates.

To illustrate the significance of prepayments on the yields on the Class 3-AX and Class 4-AX Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis and including accrued interest) under the specified percentages of CPR shown. The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 3-AX and Class 4-AX Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such Class and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered. It is unlikely that any of the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity, even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the characteristics of the Mortgage Loans and the Modeling Assumptions set forth under “—Weighted Average Life” below, except as described in this paragraph, and the additional assumption that the assumed purchase price (expressed as a percentage of the Class Principal Amounts) is as set forth or described herein.

Pre-Tax Yield* to Maturity of the Class 3-AX Certificates
(Assumed Purchase Price Percentage of 4.1830%)**

	CPR
	15%	20%	25%	30%	35%

Yield (%)	14.45	7.34	0.00	(7.65)	(15.85)
______________________

*	Corporate bond equivalent analysis.

**	Price excludes accrued interest.

Pre-Tax Yield* to Maturity of the Class 4-AX Certificates
(Assumed Purchase Price Percentage of 3.0179%)**

	CPR
	15%	20%	25%	30%	35%

Yield (%)	14.99	7.67	0.00	(8.03)	(16.65)
______________________

*	Corporate bond equivalent analysis.

**	Price excludes accrued interest.

There can be no assurance that the Mortgage Loans will prepay at any of the constant rates assumed, that the actual pre-tax yields to maturity for the Class 3-AX and Class 4-AX Certificates will correspond to any of the calculated yields shown herein or that the purchase price of such Certificates will be as assumed. Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase a Class 3-AX and Class 4-AX Certificate.

Overcollateralization

The yields of the Group I Certificates and Group II Certificates will be affected by the application of Pool 1-2 Monthly Excess Cashflow and Pool 3-4 Monthly Excess Cashflow, respectively, as described herein, and by the related amount of overcollateralization. The amount of Pool 1-2 Monthly Excess Cashflow and Pool 3-4 Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the related Mortgage Loans. There can be no assurance that overcollateralization with respect to these Mortgage Pools will be maintained at the level described herein.

Subordination of Certain Certificates

As described herein, the Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of the related Interest Remittance Amount and principal to the extent of the related Principal Distribution Amount. In addition, Pool 1-2 Applied Loss Amounts will be allocated to the Class M9-I, Class M8-I, Class M7-I, Class M6-I, Class M5-I, Class M4-I, Class M3-I, Class M2-I and Class M1-I Certificates in inverse order of seniority and to the Group I Senior Certificates on the basis of Realized Losses from the related Mortgage Pool pro rata (a) sequentially, first to the Class 1-A3 Certificates, second, to the Class 1-A2 Certificates and third, to the Class 1-A1 Certificates, (b) sequentially, first to the Class 1C-A3 Certificates, second, to the Class 1C-A2 Certificates and third, to the Class 1C-A1 Certificates and (c) sequentially, first, to the Class 2-A3 Certificates, second, to the Class 2-A2 Certificates and third, to the Class 2-A1 Certificates, in each case until their respective Class Principal Amounts have been reduced to zero. Pool 3-4 Applied Loss Amounts will be allocated to the Class M9-II, Class M8-II, Class M7-II, Class M6-II, Class M5-II, Class M4-II, Class M3-II, Class M2-II and Class M1-II Certificates in inverse order of seniority and to the Group II Senior Certificates (other than the Class 3-AX and Class 4-AX Certificates) (calculating the Class Principal Amount for such purposes for each class of Negative Amortization Protected Certificates assuming the Class Principal Amount of such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) pro rata (a) sequentially, first to the Class 3-A2 Certificates and second, to the Class 3-A1 Certificates and (b) sequentially, first, to the Class 4-A3 Certificates, second, pro rata to the Class 4-A2A and Class 4-A2B Certificates and third, to the Class 4-A1 Certificates, in each case until their respective Class Principal Amounts have been reduced to zero. Any Applied Loss Amounts allocated to the Offered Certificates will become Deferred Amounts. Reductions in the Class Principal Amounts of (x) the Class 3-A1 and Class 3-A2 Certificates or (y) the Class 4-A1, Class 4-A2A, Class 4-A2B and Class 4-A3 Certificates will reduce the Class Notional Amount of the Class 3-AX or 4-AX Certificates, respectively; provided, however, that any losses allocated to the Class 3-A2 and Class 4-A3 Certificates will be covered by the Certificate Insurance Policy.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Senior Certificates (calculated for such purpose assuming the Class Principal Amount of each class of Negative Amortization Protected Certificates has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) and the Subordinate Certificates.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans. The prepayment model used in this prospectus supplement is, for the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans, the prepayment constant (“CPR”) and, for the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans, the conditional prepayment rate (“PPC” as set forth on Annex C).

As used in the tables in Annex B-2 “50% of the prepayment model” assumes the Mortgage Loans will prepay at rates equal to 50% of the related prepayment model; “75% of the prepayment model” assumes the Mortgage Loans will prepay at rates equal to 75% of the related prepayment model; “100% of the prepayment model” assumes the Mortgage Loans will prepay at rates equal to 100% of the related prepayment model; “125% of the prepayment model” assumes the mortgage loans will prepay at rates equal to 125% of the related prepayment model; and “150% of the prepayment model” assumes the Mortgage Loans will prepay at rates equal to 150% of the related prepayment model.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

(1) the initial Class Principal Amounts are as set forth in the table on page S-1 and the Interest Rates are as described herein;

(2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in August 2007;

(3) Principal Prepayments are received in full on the last day of each month commencing in July 2007 and there are no Net Prepayment Interest Shortfalls;

(4) there are no defaults or delinquencies on the Mortgage Loans;

(5) each Pool 3 Mortgage Loan and Pool 4 Mortgage Loan has a 7.50% Payment Cap;

(6) Distribution Dates occur on the 25th day of each month, commencing in August 2007;

(7) there are no purchases or substitutions of Mortgage Loans;

(8) the Mortgage Rate of each Pool 1 Mortgage Loan, Pool 1C Mortgage Loan and Pool 2 Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of 6-Month LIBOR, 1-Year MTA, 1-Month LIBOR or 1-Year LIBOR set forth in (9) below plus the related Gross Margin, subject to any applicable Maximum or Minimum Interest Rate or any applicable Initial Cap or Periodic Cap and the Mortgage Rate of each Pool 3 Mortgage Loan and Pool 4 Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of 1-Year MTA, COFI, LAMA or 1-Month LIBOR set forth in (9) below plus the related Gross Margin, subject to any applicable Maximum or Minimum Interest Rate;

(9) the value of 1-Month LIBOR is 5.320%, 6-Month LIBOR is 5.400%, 1-Year LIBOR is 5.470%, COFI is 4.293%, LAMA is 5.320% and 1-Year MTA is 5.005%;

(10) the applicable index for the Offered Certificates is 1-Month LIBOR;

(11) there is no optional purchase of the mortgage pools by the Master Servicer (except in the case of Weighted Average Life in Years With Optional Termination);

(12) the Certificates are issued on July 31, 2007;

(13) no Swap Termination Payment occurs;

(14) no payments are received by the Trust Fund under the Certificate Insurance Policy;

(15) the Mortgage Loans are aggregated into assumed mortgage loans having (x) the characteristics set forth in Annex B-1 to this prospectus supplement and (y) a payment adjustment frequency of twelve months (after the initial fixed payment period for such assumed mortgage loans in Pool 3 and Pool 4); and

(16) the minimum monthly payment is received on each Mortgage Loan and no borrower elects to utilize a Payment Option.

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of PPC or CPR, as applicable, specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates (other than the Class 3-AX and Class 4-AX Certificates) to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of PPC or CPR, as applicable.

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the Offered Certificates (other than the Class 3-AX and Class 4-AX Certificates) and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates (other than the Class 3-AX and Class 4-AX Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of PPC or CPR, as applicable.

The weighted average life of an Offered Certificate (other than the Class 3-AX and Class 4-AX Certificates) is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate (other than the Class 3-AX and Class 4-AX Certificates) to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

The Certificate Insurance Policy

The Policy

The following summary of the provisions of the Certificate Insurance Policy to be issued by the Certificate Insurer does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy.

Simultaneously with the issuance of the Certificates, the Certificate Insurer will issue the Certificate Insurance Policy to the Trustee for the benefit of the Holders of the Guaranteed Certificates. The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Certificate Insurance Policy, unconditionally guarantees the payment of Insured Amounts to the Trustee on behalf of the Holders of the Guaranteed Certificates. The Certificate Insurer will pay Insured Amounts which are Due for Payment to the Trustee no later than 12:00 noon, New York City time, on the later of (1) the Distribution Date the Insured Amount is distributable to the holders under the Trust Agreement, and (2) the first Business Day following receipt in New York, New York on a Business Day by the Certificate Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Certificate Insurer shall promptly so advise the Trustee, and the Trustee may submit an amended Notice.

The Certificate Insurer’s obligation under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Holders of the Guaranteed Certificates, whether or not those funds are properly distributed by the Trustee. Payments of Insured Amounts will be made only at the time set forth in the Certificate Insurance Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the Guaranteed Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

For purposes of the Certificate Insurance Policy, a holder as to a particular Guaranteed Certificate does not and may not include the Depositor, the Trust Fund, the Trustee, the Master Servicer or any Servicer.

The Certificate Insurance Policy does not cover any shortfalls resulting from the application of the Relief Act, any shortfalls resulting from the application of the applicable Net Funds Cap, any Net Prepayment Interest Shortfalls or any shortfalls resulting from Net Negative Amortization allocated to the Guaranteed Certificates. The Certificate Insurance Policy also does not cover any amounts payable to or by the Cap Counterparty under the Interest Rate Cap Agreement related to the Guaranteed Certificates. The Certificate Insurance Policy does not guaranty to the Holders of the Guaranteed Certificates any particular rate of principal payment. In addition, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, any REMIC, any Holder or the Trustee for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than Nonpayment, including the failure of the Trustee to make any payment required under the Trust Agreement to the holders of the Guaranteed Certificates.

In the absence of payments under the Certificate Insurance Policy, holders of Guaranteed Certificates will directly bear the credit risks associated with their Guaranteed Certificates, respectively.

The Certificate Insurance Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

The Certificate Insurer shall be subrogated to the rights of each holder of a Guaranteed Certificate to the extent of any payment by the Certificate Insurer under the Certificate Insurance Policy.

The Certificate Insurer will agree that if it is subrogated to the rights of Holders by virtue of any payment under the Certificate Insurance Policy, no recovery of such payment will occur unless the full amount of the Holders’ allocable distributions for such Distribution Date can be made. In so doing, the Certificate Insurer does not waive its rights to seek full payment for all Reimbursement Amounts owed to it under the Commitment Letter.

The Certificate Insurance Policy and the obligations of the Certificate Insurer thereunder shall terminate without any action on the part of the Certificate Insurer or any other person on the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the Guaranteed Certificates have been paid in full and (ii) the Distribution Date in August 2047. Upon the termination of the Certificate Insurance Policy, the Trustee shall forthwith deliver the original of the Certificate Insurance Policy to the Certificate Insurer.

The Certificate Insurance Policy is not cancelable. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Guaranteed Certificates.

Payment of Preference Amounts

Pursuant to the Certificate Insurance Policy, the Certificate Insurer shall pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the Certificate Insurer on a Business Day of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee or Holder, as applicable, is required to return such Preference Amount paid during the term of the Certificate Insurance Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or Holder, as applicable (the “Order”), (ii) a certificate by or on behalf of the Trustee or Holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Certificate Insurer, duly executed and delivered by the Trustee or Holder, as applicable, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee or Holder, as applicable, relating to or arising under the Trust Agreement against the estate of the Trustee or otherwise with respect to such Preference Amount and (iv) a notice (in the form provided in the Certificate Insurance Policy) appropriately completed and executed by the Trustee; provided, however, that if such documents are received after 12:00 noon, New York City time on such business day, they will be deemed to be received on the following business day; provided further, that the Certificate Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Guaranteed Certificates prior to the time the Certificate Insurer would have been required to make a payment in respect of such principal pursuant to the Certificate Insurance Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trustee or Holder, as applicable, directly, unless the Trustee or Holder, as applicable, has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Certificate Insurer will pay the Trustee or Holder, as applicable, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

The Certificate Insurer

General

Ambac Assurance Corporation (“Ambac”) is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. Ambac is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Ambac is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. (“Ambac Financial Group”), a 100% publicly-held company. Ambac has earned triple-A financial strength ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, and Fitch, Inc.

Capitalization

The following table sets forth the capitalization of Ambac and subsidiaries as of June 30, 2007, December 31, 2006, and December 31, 2005, in conformity with U. S. generally accepted accounting principles.

Ambac Assurance Corporation and Subsidiaries

CONSOLIDATED CAPITALIZATION TABLE

(Dollars in Millions)

	June 30, 2007	December 31, 2006	December 31, 2005
	(unaudited)

Long-term debt(1)	$275	$0	$0

Stockholder's equity
Common stock	82	82	82
Additional paid-in capital	1,545	1,509	1,453
Accumulated other comprehensive income	29	142	137
Retained earnings	5,576	5,259	4,510
Total stockholder's equity	$7,232	$6,992	$6,182

(1) Long-term debt relates entirely to variable interest entity notes consolidated under the provisions of FIN 46R “Consolidation of Variable Interest Entities.”

There has been no material adverse change in the capitalization of Ambac and subsidiaries from June 30, 2007 to the date of this prospectus supplement.

For additional financial information concerning Ambac, see the audited consolidated financial statements of Ambac incorporated by reference herein.

Incorporation of Certain Documents by Reference

The portions of the following documents relating to Ambac, which have been filed with the SEC by Ambac Financial Group, Inc. (Exchange Act registration number 1-10777), are incorporated by reference into this prospectus supplement. Any information referenced in this way is considered part of this prospectus supplement.

•	Ambac Financial Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and filed on March 1, 2007;

•	Ambac Financial Group’s Current Report on Form 8-K dated and filed on April 25, 2007;

•	Ambac Financial Group’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2007 and filed on May 10, 2007; and

•	Ambac Financial Group’s Current Report on Form 8-K dated and filed on July 25, 2007.

Ambac’s consolidated financial statements and all other information relating to Ambac and subsidiaries included in Ambac Financial Group’s periodic reports filed with the SEC subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class 3-A2 and Class 4-A3 Certificates shall, to the extent filed (rather than furnished pursuant to Item 9 of Form 8-K), be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such reports.

Any statement contained in a document incorporated in the prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Copies of all information regarding Ambac that is incorporated by reference in this prospectus supplement can be read and copied at the SEC’s website at http://www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of Ambac’s annual statement for the year ended December 31, 2006 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Other Information

Ambac makes no representation regarding the Class 3-A2 and Class 4-A3 Certificates or the advisability of investing in the Class 3-A2 and Class 4-A3 Certificates. Ambac has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this prospectus supplement, other than the information supplied by Ambac and presented, included or incorporated by reference in this prospectus supplement under the heading “The Certificate Insurance Policy.”

Material Federal Income Tax Considerations

General

The Trust Agreement provides that the Trust Fund (exclusive of (i) the Pool 1-2 Basis Risk Reserve Fund, Pool 3-4 Basis Risk Reserve Fund, (ii) the rights to Prepayment Penalty Amounts and the Class AP-I Reserve Fund and the Class AP-II Reserve Fund, (iii) the Interest Rate Cap Agreement and the Deferred Interest Cap Agreements, (iv) the Swap Agreement, (v) the Supplemental Interest Trust and (vi) the assets of the grantor trusts described below) will comprise multiple REMICs in a tiered structure. Each of the REMICs will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the REMICs as a REMIC for federal income tax purposes.

Each class of Negative Amortization Protected Certificates will represent a grantor trust interest in (i) an uncertificated interest having the same features as such class disregarding the rights and obligations under the related Deferred Interest Cap Agreement and (ii) the related Deferred Interest Cap Agreement.

Upon the issuance of the Offered Certificates, Tax Counsel will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, the Servicing Agreements, and the accuracy of the representations made in the transfer agreements with respect to the Mortgage Loans, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Code.

Tax Treatment of the Offered Certificates

The Class 3-AX and Class 4-AX Certificates generally do not represent any Cap Contract component. Therefore, the following discussion (except for the portion under “Original Issue Discount” and “Status of the Offered Certificates”) generally does not apply to the Class 3-AX and Class 4-AX Certificates.

For federal income tax purposes, a beneficial owner of an Offered Certificate (other than a Negative Amortization Protected Certificate) and each grantor trust underlying a Negative Amortization Protected Certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a Cap Contract. Each Negative Amortization Protected Certificate will represent a beneficial interest in the underlying REMIC regular interest and associated Cap Contract described above, as well as a beneficial interest in the Deferred Interest Cap Agreement entered into for the benefit of that class of Negative Amortization Protected Certificates. The beneficial interest in the rights and obligations under the applicable Deferred Interest Cap Agreement will be treated as an additional Cap Contract entered into for the benefit of the holders of the Negative Amortization Protected Certificates. The REMIC regular interest corresponding to a class of Offered Certificates will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that (i) the maximum interest rate of the REMIC regular interest corresponding to each Class of Group I Certificates will equal for each Distribution Date a fraction, expressed as a percentage, the numerator of which is the product of (x) the excess, if any, of (1) the aggregate Optimal Interest Remittance Amount for Pool 1, Pool 1C and Pool 2 for such Distribution Date over (2) any Net Swap Payment owed to the Swap Counterparty for such Distribution Date (computed for this purpose by limiting the Scheduled Notional Amount of the Swap Agreement to the aggregate Pool Balance for Pool 1, Pool 1C and Pool 2) and (y) 12, and the denominator of which is the Pool Balance for Pool 1, Pool 1C and Pool 2 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date) multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period, (ii) the maximum interest rate of the REMIC regular interest corresponding to each Class of Pool 3 Senior Certificates (other than the Class 3-AX Certificates) will substantially equal for each Distribution Date a fraction, expressed as a percentage, the numerator of which is the product of (x) the excess, if any, of (1) the Optimal Interest Remittance Amount for Pool 3 for such Distribution Date minus the portion of the Certificate Insurer Premium attributable to the Class 3-A2 Certificates for such Distribution Date over (2) any interest accrued on the Class 3-AX Certificates for such Distribution Date and (y) 12, and the denominator of which is the Pool Balance for Pool 3 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date) multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period (such maximum interest rate, the “Pool 3 REMIC Applicable Cap”), (iii) the maximum interest rate of the REMIC regular interest corresponding to each Class of Pool 4 Senior Certificates (other than the Class 4-AX Certificates and the Exchangeable Certificates) will substantially equal for each Distribution Date a fraction, expressed as a percentage, the numerator of which is the product of (x) the excess, if any, of (1) the Optimal Interest Remittance Amount for Pool 4 for such Distribution Date minus the portion of the Certificate Insurer Premium attributable to the Class 4-A3 Certificates for such Distribution Date over (2) any interest accrued on the Class 4-AX Certificates for such Distribution Date and (y) 12, and the denominator of which is the Pool Balance for Pool 4 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date) multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period (such maximum interest rate, the “Pool 4 REMIC Applicable Cap”), (iv) the maximum interest rate of the REMIC regular interest corresponding to each Class of Group II Subordinate Certificates will equal for each Distribution Date the weighted average of the Pool 3 REMIC Applicable Cap and the Pool 4 REMIC Applicable Cap weighted on the basis of the relative Pool Subordinate Amounts for Pool 3 and Pool 4, respectively, (v) the REMIC regular interest corresponding to a Negative Amortization Protected Certificate shall be subject to allocations of negative amortization and shall not have any rights or obligations under any Deferred Interest Cap Agreement. Investors should note that the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate (other than a Class M8-I and Class M9-I Certificate) may be less than (and, in the case of a Group I Certificate or Group II Senior Certificate, may exceed) the actual amount of distributions on the Offered Certificate.

Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations—Types of Securities—REMIC Certificates Generally” in the prospectus.

Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Offered Certificate pursuant to a Cap Contract (including, in the case of each Negative Amortization Protected Certificate, the Cap Contract represented by the respective Deferred Interest Cap Agreement). Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on that Certificate will be treated as having been received by the holder of that Certificate and then as having been paid by such holder pursuant to a Cap Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each class of Offered Certificates.

Allocations. A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component (including, in the case of a Negative Amortization Protected Certificate, the Cap Contract component represented by the beneficial interest in the related Deferred Interest Cap Agreement).

For information reporting purposes, pursuant to the Trust Agreement, the Trustee will assume that the Cap Contract components will have nominal value or such other value as specified in the Trust Agreement. The Cap Contracts are difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see “Material Federal Income Tax Considerations—Types of Securities—REMIC Certificates Generally” in the prospectus.

Original Issue Discount. The REMIC regular interest component associated with an Offered Certificate may be issued with OID. A beneficial owner of an Offered Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments—Interest Income and OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 25% CPR for the Group I Certificates and 100% PPC for the Group II Certificates. See “Yield, Prepayment and Weighted Average Life—Weighted Average Life” above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

The Cap Contract Components. The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction. Prospective purchasers of the Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing or deducting any non-periodic payment under a Cap Contract.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above. Any proceeds from the sale, redemption or retirement of an Offered Certificate that is considered allocable to the selling beneficial owner’s right to receive payments under a Cap Contract would be considered a “termination payment” received by such owner under Treasury regulations applicable to notional principal contracts. Any reduction in the amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered attributable to the selling beneficial owner’s obligation to make payments under a Cap Contract would be considered a “termination payment” paid by such owner under those Treasury regulations. A holder of an Offered Certificate will have gain or loss from such termination of the Cap Contract equal to (i) any termination payment it receives or is deemed to receive minus (ii) the sum of any termination payment it makes or is deemed to have made and any unamortized portion of any non-periodic payment paid or deemed paid by the beneficial owner in connection with its Cap Contract.

While the Trustee will treat the receipt of a cap payment by a class of Negative Amortization Protected Certificates pursuant to its related Deferred Interest Cap Agreement as a payment on a notional principal contract, the IRS might assert that the receipt of the cap payment is a loan from LBSF to the Negative Amortization Protected Certificateholder in a principal amount equal to the cap payment (the “Deemed Loan Amount”). If the IRS were to succeed in this characterization, a tax exempt entity purchasing a Negative Amortization Protected Certificate might recognize debt financed income taxable as unrelated business taxable income in an amount equal to the portion of the interest accrued on the Negative Amortization Protected Certificate equal to the accrued interest attributable to the Deemed Loan Amount and may have a corresponding interest deduction with respect to the interest accrued on the Cap Deferred Interest Amount. Tax exempt entities, and particularly charitable remainder trusts, should consult their tax advisors concerning any investment in the Negative Amortization Protected Certificates.

Status of the Offered Certificates. The REMIC regular interest components of Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See “Material Federal Income Tax Considerations—Special Tax Attributes—REMIC Certificates” in the prospectus. The Cap Contract components of the Offered Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally will not be a suitable investment for a REMIC.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchange Certificates and Exchangeable Certificates are created (the “Exchange Pool”) will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. Interests in certain underlying REMIC regular interests and related non-REMIC contracts will be the assets of the Exchange Pool, and each class of Exchange Certificates and Exchangeable Certificates will represent beneficial ownership of an interest in one or more of such underlying REMIC regular interests and related non-REMIC contracts or portions thereof corresponding to that class of Exchange Certificates or Exchangeable Certificates. See the discussion of certain federal income tax consequences under “Federal Income Tax Considerations—Exchangeable Securities” in the prospectus. For purposes of that discussion, the Exchange Certificates and the Exchangeable Certificates will represent beneficial ownership of proportionate interests in the underlying REMIC regular interests and non-REMIC contracts corresponding to such classes of Certificates.

Legal Investment Considerations

The Senior Certificates and the Class M1-I, Class M2-I, Class M3-I, Class M1-II, Class M2-II and Class M3-II Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

The U.S. Department of Labor granted Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc. an Exemption from certain of the prohibited transaction provisions of ERISA, and Section 4975 of the Code that apply to transactions involving ERISA Plans, provided that all conditions of the Exemption are satisfied.

Except as described below, the Senior Certificates may be acquired by ERISA Plans, as well as by plans subject to Similar Law. A fiduciary of any Plan should carefully review with its legal advisors whether the acquisition or holding of Senior Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See “ERISA Considerations” in the prospectus for a description of the requirements for relief under the Exemption, including the requirements applicable to cap contracts.

The rating of a Senior Certificate may change. If a Class of Senior Certificates no longer has a rating of at least AA- or its equivalent (the lowest permitted rating), Certificates of that Class will no longer be eligible for relief under the Exemption, and consequently an ERISA Plan’s ability to acquire such a Certificate may be significantly restricted or precluded (although an ERISA Plan that had purchased a Certificate of that Class when the Class had a permitted rating would not be required by the Exemption to dispose of it).

The Deferred Interest Cap Agreements do not satisfy all of the requirements under the Exemption. For ERISA purposes an interest in the Negative Amortization Protected Certificates will be deemed to consist of: (i) the right to receive payments that relate to an uncertificated interest having the same features as the Negative Amortization Protected Certificates disregarding the rights and obligations under the related Deferred Interest Cap Agreement and (ii) the right to receive payments under the related Deferred Interest Cap Agreement. Therefore an ERISA Plan nonetheless could acquire an interest in the Negative Amortization Protected Certificates if such acquisition and holding is eligible for relief under and is covered by an Investor-Based Exemption. Until the termination of the applicable Deferred Interest Cap Agreement, each beneficial owner of a Class Negative Amortization Protected Certificate or any interest therein shall be deemed to have represented that either (i) it is not an ERISA Plan or a person acting for, on behalf of or with any assets of an ERISA Plan or (ii) the acquisition and holding of the Negative Amortization Protected Certificates will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. Subsequent to the termination of the applicable Deferred Interest Cap Agreement, such representations no longer will be required. Plan fiduciaries should consult their legal counsel concerning these issues.

Until termination of the Swap Agreement, for ERISA purposes, an interest in a class of Group I Senior Certificates will be deemed to represent a beneficial interest in each of two assets: (i) the right to receive payments with respect to the applicable class of Group I Senior Certificates without taking into account payments made or received with respect to the Swap Agreement and (ii) the right in the Supplemental Interest Trust to receive payments under the Swap Agreement. Under this approach, the Exemption does not cover the acquisition or holding of the interest described in (ii). Consequently, an ERISA Plan’s acquisition and holding of a Group I Senior Certificate could constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code unless an exemption is available with respect to the acquisition and holding of the interest described in (ii).

Accordingly, until the termination of the Swap Agreement, neither an ERISA Plan nor any person acting for, on behalf of or with any assets of an ERISA Plan may acquire or hold any interest in an Group I Senior Certificate unless such acquisition and holding is eligible for relief under and is covered by an Investor-Based Exemption. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, however, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might constitute prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. Until the termination of the Swap Agreement, each beneficial owner of an Group I Senior Certificate or any interest therein shall be deemed to have represented that either (i) it is not an ERISA Plan or a person acting for, on behalf of or with any assets of an ERISA Plan or (ii) the acquisition and holding of the Group I Senior Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Due to the negative amortization features of the Mortgage Loans, Subordinate Certificates will not be offered for sale, and may not be transferred, to any investor unless the Trustee, the Certificate Registrar and the Depositor shall have received (i) a representation from the transferee that such transferee is not an ERISA Plan or plan subject to Similar Law, and is not directly or indirectly acquiring such Subordinate Certificates for, on behalf of or with any assets of any such ERISA Plan or plan subject to Similar Law, (ii) if such Subordinate Certificates have been the subject of an ERISA-Qualifying Underwriting, a representation that the transferee is an insurance company that is acquiring such Subordinate Certificates with assets of an “insurance company general account” as defined in Section V(E) of PTCE 95-60, and the acquisition and holding of the Subordinate Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (iii) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee, the Certificate Registrar and the Depositor, upon which the Trustee, the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the acquisition and holding of the Subordinate Certificate by the transferee will not result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Trustee, the Master Servicer, the Certificate Registrar, any Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Certificate Registrar, any Servicer or the Depositor. If the Subordinate Certificates are not in the form of Definitive Certificates, the transferee will be deemed to have made the representations in (i) or (ii) above.

When holders of Exchangeable Certificates exchange all or part of each class of such Exchangeable Certificates for proportionate interests in the related Exchange Certificates, the Exchange Certificates received will be eligible for relief under the Exemption to the same extent as the Exchangeable Certificates exchanged, provided that the rating of the Exchange Certificates satisfies the rating condition. If such rating does not satisfy the rating condition, the Exchange Certificates may be acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60. To the extent an investor is required to represent that its acquisition and holding of a Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, such requirement will apply to both Exchangeable Certificates and Exchange Certificates.

If any Certificate, or any interest therein, is acquired or held in violation of the restrictions stated in the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of a Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Master Servicer, the Servicers and any the NIMS Insurer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the repayment of any related financing. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction. Immediately prior to the sale of the Mortgage Loans to the Trust Fund, the Mortgage Loans were subject to financing provided by an affiliate of the Underwriter. The Depositor will apply a portion of the proceeds from the sale of the Certificates to repay the financing.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $820,000.

Immediately prior to the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by an affiliate of Lehman Brothers Inc. A portion of the proceeds from the sale of the Certificates will be used to repay the financing.

Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class R Certificates and Lehman Pass-Through Securities Inc. has entered into an agreement with the Depositor to purchase the Class AP-I, Class AP-II, Class C-I, Class C-II, Class X-I and Class X-II Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

The Underwriter is an affiliate of the Seller, the Depositor and Aurora.

After the initial distribution of the Offered Certificates by the Underwriter, the prospectus and prospectus supplement may be used by the Underwriter, an affiliate of the Seller, the Depositor and Aurora, in connection with market making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

Experts

The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, are incorporated by reference in this prospectus supplement, the prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, the prospectus and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2006, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by Dechert LLP, New York, New York.

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by Fitch, Moody’s and S&P indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of Principal Prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be repaid to Certificateholders.

The ratings do not address any payments made by the Cap Counterparty.

Each Rating Agency will be monitoring the rating of each Offered Certificate for which it provides a rating, may withdraw or change the ratings at any time and may publish the ratings and related research and commentary. Any withdrawal or change by any Rating Agency in the rating of any of the applicable Offered Certificates will be made available on Bloomberg L.P.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

1-Month LIBOR Index
The average of the interbank offered rates for one-month U.S. dollar deposits in the London market. In the event that the 1-Month LIBOR Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index in accordance with the method described in the Trust Agreement.

1-Year LIBOR Index	The average of the interbank offered rates for one-year U.S. dollar deposits in the London market.
1-Year MTA Index
A per annum rate equal to the twelve-month moving average monthly yield on the United States Treasury Securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release ‘Selected Interest Rates (H.15)’, determined by averaging the monthly yields for the most recently available twelve months. In the event that the 1-Year MTA Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index in accordance with the method described in the Trust Agreement.

6-Month LIBOR Index
The average of the interbank offered rates for six-month U.S. dollar deposits in the London market. In the event that the 6-Month LIBOR Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index in accordance with the method described in the Swap Agreement.

AB Servicing Criteria	The minimum servicing criteria established in Item 1122(d) of Regulation AB.
Accrual Period
For the Offered Certificates for each Distribution Date, the period beginning on the immediately preceding Distribution Date (or from July 25, 2007 in the case of the first Distribution Date; but with respect to the Interest-only Certificates, July 31, 2007) and ending on the day immediately preceding the related Distribution Date. All calculations of interest on the Offered Certificates (other than the Class 3-AX and Class 4-AX Certificates) will be made on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period; all calculations of interest on the Class 3-AX and Class 4-AX Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months (or, in the case of the first Distribution Date, beginning on July 31, 2007 and ending on the day immediately preceding the first Distribution Date).

Act	Securities Act of 1933, as amended.
Adjustment Date	Each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related Mortgage Note.
Advance
An advance of funds that the Servicers (or the Master Servicer with respect to the Mortgage Loans serviced by GreenPoint, GMACM and SunTrust) are generally obligated to make with respect to delinquent payments of principal and interest on a Mortgage Loan, which shall be equal to the minimum monthly payment due under the terms of the related Mortgage Note less the portion of the monthly Servicing Fee attributable to such Mortgage Loan.

Additional Termination Events	As defined in the Swap Agreement.
AF2 Net Funds Cap
For each Distribution Date, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the sum of all current interest payable to the Class 1-A2, Class 1C-A2 and Class 2-A2 Certificates for such Distribution Date and the denominator of which is the Class Principal Amount of the Class AF2 Certificates immediately prior to that Distribution Date multiplied by (b) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

AF3 Net Funds Cap
For each Distribution Date, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the sum of all current interest payable to the Class 1-A3, Class 1C-A3 and Class 2-A3 Certificates for such Distribution Date and the denominator of which is the Class Principal Amount of the Class AF3 Certificates immediately prior to that Distribution Date multiplied by (b) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Affected Party	As defined in the Swap Agreement.
American Home	American Home Mortgage Corp.
American Home Servicing	American Home Mortgage Servicing, Inc.
American Home Underwriting Guidelines	The underwriting guidelines established by American Home.
Applied Loss Amount	The aggregate of the Pool 1-2 Applied Loss Amount and the Pool 3-4 Applied Loss Amount.

Apportioned Principal Balance
For any class of Group I Subordinate Certificates for any Distribution Date, the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts for each of Pool 1, Pool 1C and Pool 2 for that date. For any class of Group II Subordinate Certificates for any Distribution Date, the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts for each of Pool 3 and Pool 4 for that date.

Aurora	Aurora Loan Services LLC.
Bank	Lehman Brothers Bank, FSB.
Bank of America	Bank of America, National Association.
Bank of America Underwriting Guidelines	The underwriting guidelines established by Bank of America.
Basis Risk Shortfall
For each Distribution Date and any class of Offered Certificates (other than the Class M8-I, Class M9-I, Class 3-AX and Class 4-AX Certificates), the amount, if any, by which the amount calculated under clause (1) of the definition of “Interest Rate” for such class exceeds the amount calculated under clause (2) of the definition of “Interest Rate” for such class. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of Group II Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Certificates, other than any Definitive Certificate.
Business Day
Generally any day other than a Saturday or Sunday or a day on which banks in Massachusetts, Minnesota, New York or Colorado or the city in which the executive office of the Certificate Insurer is located (or, as to any Servicer, such other states as are specified in the applicable Servicing Agreement) are closed.

C-X Component	The portion of the Class X-I Certificates representing the right to distributions to the Class X-I Certificates from the Interest Rate Cap Agreement.
Cap Contract	One or more limited recourse notional principal contracts.
Cap Counterparty
Either Lehman Brothers Special Financing Inc., as cap counterparty under the Deferred Interest Cap Agreements or HSBC Bank USA, National Association, as cap counterparty under the Interest Rate Cap Agreement.

Cap Deferred Interest Amount
As of any Distribution Date and with respect to each class of Negative Amortization Protected Certificates, the amount, if any, of Net Negative Amortization allocated to such class to the extent covered by a previous payment made by LBSF and not previously paid to LBSF.

Capital One	Capital One Financial Corporation.
Carryforward Interest
For any class of Offered Certificates (other than the Class M8-I and Class M9-I Certificates) and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount (other than, in the case of the Class 3-AX and Class 4-AX Certificates, any portion of such amount resulting from Net Negative Amortization) for the related Accrual Period at the applicable Interest Rate. Carryforward Interest shall not include amounts attributable to an allocation of Net Negative Amortization (except in the case of the Class 3-AX and Class 4-AX Certificates).

Certificate Account	A certificate account maintained by the Trustee on behalf of the Certificateholders and the Certificate Insurer.
Certificate Group	Either of the Group I Certificates or the Group II Certificates.
Certificate Insurance Policy	The certificate guaranty insurance policy benefiting the Class 3-A2 and Class 4-A3 Certificates provided by the Certificate Insurer.
Certificate Insurer	Ambac Assurance Corporation.
Certificate Insurer Premium
With respect to any Distribution Date, an amount equal to the product of (a) the sum of the Class Principal Amounts of the Class 3-A2 and Class 4-A3 Certificates as of such Distribution Date (prior to giving effect to any distributions thereon on such Distribution Date) and (b) the applicable Premium Percentage, adjusted to a monthly basis.

Certificate Principal Amount
For any Offered Certificate (other than the Class 3-AX and Class 4-AX Certificates) as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date, and in the case of any Group I Certificate, as reduced by any Pool 1-2 Applied Loss Amount or, in the case of any Group II Certificate, as reduced by any Pool 3-4 Applied Loss Amount, as applicable, previously allocated thereto and as increased by the portion of the aggregate increase, if any, in the outstanding principal balance of the related Mortgage Loans resulting from Net Negative Amortization allocated to that Certificate (except with respect to the Class M8-I and Class M9-I Certificates or any Negative Amortization Protected Certificates to the extent the amount of Net Negative Amortization allocated to such Certificates has been reimbursed from the related Deferred Interest Cap Agreement); provided, however, that on each Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Group I Certificate whose Certificate Principal Amount has previously been reduced by application of Pool 1-2 Applied Loss Amounts or any Group II Certificate whose Certificate Principal Amount has previously been reduced by application of Pool 3-4 Applied Loss Amounts will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such class) equal to the lesser of (1) any Deferred Amount for each such class immediately prior to such Distribution Date and (2) (a) in the case of the holders of Group I Certificates, the total amount of any Subsequent Recovery related to Pool 1, Pool 1C or Pool 2 distributed on such Distribution Date to Certificateholders, after application (for this purpose) to any more senior classes of such Certificates and (b) in the case of holders of Group II Certificates, the total amount of any Subsequent Recovery related to Pool 3 or Pool 4 distributed on such Distribution Date to such Certificateholders, after application (for this purpose) to any more senior classes of such Certificates; provided, further, that to the extent that any Applied Loss Amount allocated to the Class 3-A2 and Class 4-A3 Certificates was covered under the Certificate Insurance Policy, any Subsequent Recovery otherwise payable to such class shall instead be payable to the Certificate Insurer. Solely for purposes of calculating the distributions to the Offered Certificates, on each Distribution Date, the Certificate Principal Amounts of each class of Negative Amortization Protected Certificates shall be deemed to have been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement.

Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The Senior Certificates and the Subordinate Certificates.
Class AP-I Reserve Fund	A separate account maintained by the Trustee solely for the benefit of the Class AP-I Certificates.
Class AP-II Reserve Fund	A separate account maintained by the Trustee solely for the benefit of the Class AP-II Certificates.
Class Notional Amount
The class notional amount of the Class 3-AX Certificates for any Distribution Date will be equal to 50% of the aggregate Class Principal Amounts of the Class 3-A1 and Class 3-A2 Certificates immediately prior to such Distribution Date. The initial Class Notional Amount of the Class 3-AX Certificates is equal to $277,099,000.

The class notional amount of the Class 4-AX Certificates for any Distribution Date will be equal to 50% of the aggregate Class Principal Amounts of the Negative Amortization Protected Certificates (calculated for such purpose for the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such classes, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) immediately prior to such Distribution Date. The initial Class Notional Amount of the Class 4-AX Certificates is equal to $463,806,000.

Class Principal Amount	For any class of Offered Certificates, the aggregate of the Certificate Principal Amounts of all certificates of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	July 31, 2007.
Code	The Internal Revenue Code of 1986, as amended.

COFI Index
An index equal to the weighted average cost of funds for depository institutions the home offices of which are located in Arizona, California or Nevada that are member institutions of the Federal Home Loan Bank of San Francisco, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco.

Collection Account	A collection account maintained by the Master Servicer established in the name of the Master Servicer and for the benefit of Certificateholders.
Collection Period
For any Distribution Date, the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Combined Loan-to-Value Ratio
For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based upon the most recent information available to the Seller, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

Generally, throughout the prospectus supplement, references to the “Combined Loan-to-Value Ratio” of a Mortgage Loan will be such Mortgage Loan’s Loan-to-Value Ratio.

Commitment Letter	The commitment letter between the Certificate Insurer and the Depositor with respect to the Certificate Insurance Policy.
Compensating Interest
For any applicable Distribution Date and prepayments in full or in part, the amount required to be paid by the applicable Servicer (or the Master Servicer with respect to the Mortgage Loans serviced by GMACM, GreenPoint and SunTrust) in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it (or up to an amount equal to the General Servicing Fee with respect to the Master Servicer).

Corporate Trust Office
The Trustee’s corporate trust office is located at 1 Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: LXS 2007-15N, or such other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Certificate Insurer and the Master Servicer.

Countrywide Home Loans	Countrywide Home Loans, Inc.
Countrywide Servicing	Countrywide Home Loans Servicing LP.
Countrywide Underwriting Guidelines	The underwriting guidelines established by Countrywide Home Loans.
Credit Scores
Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with origination of mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Annex A were obtained at either the time of origination of the related Mortgage Loan or more recently. Neither the Depositor nor any Originator makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

Current Interest
For any class of Offered Certificates (other than the Class M8-I and Class M9-I Certificates) and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount or Class Notional Amount of such class immediately prior to such Distribution Date minus the Net Negative Amortization, if any, allocated to that class for that Distribution Date.

Custodial Agreement	Each custodial agreement between the Trustee and a Custodian.
Custodian	On the Closing Date, each of Deutsche Bank National Trust Company, U.S. Bank National Association, Wells Fargo Bank, N.A. and LaSalle Bank National Association, or any successors thereto.
Cut-off Date	July 1, 2007.
Cut-off Date Balance	The Scheduled Principal Balances of the Mortgage Loans (or the specified Pool of Mortgage Loans) as of the Cut-off Date.
Defaulting Party	As defined in the Swap Agreement.
Deferred Amount
For each Distribution Date and for each Class of Certificates (other than the Class 3-AX and Class 4-AX Certificates), the sum of (A), the amount by which (x) the aggregate of Pool 1-2 Applied Loss Amounts (in the case of any Group I Certificate) or Pool 3-4 Applied Loss Amounts (in the case of any Group II Certificate) previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (1) the aggregate of amounts previously distributed in reimbursement thereof and (2) the amount by which the Class Principal Amount of such class has been increased due to any Subsequent Recovery and (B) for the Group I Senior Certificates and Group II Senior Certificates only, interest accrued on the related amount calculated under clause (A).

Deferred Interest Cap Agreement	Each deferred interest cap agreement related to a class of Negative Amortization Protected Certificates.
Definitive Certificate	A physical certificate representing any Certificate.
Deposit Date	The Business Day that occurs one Business Day immediately before each Distribution Date.
Depositor	Structured Asset Securities Corporation.
Designated Telerate Page
The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Distribution Date	The 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in August 2007.
DTC	The Depository Trust Company.
Due for Payment
With respect to an Insured Amount, the Distribution Date on which Insured Amounts are due and payable pursuant to the terms of the Trust Agreement; with respect to a Preference Amount, the Business Day on which the documentation required by the Certificate Insurer has been received by the Certificate Insurer.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Plans	Employee benefit plans or arrangements subject to Title I of ERISA or plans subject to Section 4975 of the Code.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Operator	Euroclear Bank, S.A./N.V.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
Euroclear System	The Euroclear System.
European Depositories	Collectively, the Relevant Depositories.
Event of Default	Any event of default under the Trust Agreement.

Excess Principal Allocation Percentage
For any Distribution Date and for Pool 1, Pool 1C and Pool 2 (other than any such Mortgage Pool for which the Class Principal Amounts of each class of the related Group I Senior Certificates have been reduced to zero), the fraction, expressed as a percentage, the numerator of which is the excess, if any, of (i) the aggregate of the Class Principal Amounts of the related Group I Senior Certificates immediately prior to such Distribution Date over (ii) the Principal Distribution Amount for such Mortgage Pool for such Distribution Date and the denominator of which is the sum of (i) such numerator and (ii) the amount that such numerator would equal if computed with reference to the other Mortgage Pools for which the Class Principal Amounts of each class of the related Group I Senior Certificates have not been reduced to zero.

Exchange Certificates	Such classes identified as such in Annex F.
Exchangeable Certificates	Such classes identified as such in Annex F.
Exemption	The individual prohibited transaction exemption issued to Lehman Brothers Inc. (PTE 91-14 as most recently amended and restated by PTE 2002-41).
Fannie Mae	The Federal National Mortgage Association or any successor.
FICO Credit Scores	Statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.
Final Scheduled Distribution Date	For purposes of the Certificate Insurance Policy, the Distribution Date occurring in August 2047.
Fitch	Fitch Ratings, Inc.
Freddie Mac	The Federal Home Loan Mortgage Corporation.
General Servicing Fee
A monthly fee paid to the Master Servicer out of interest collections received from the related Mortgage Loan calculated at the General Servicing Fee Rate on the Scheduled Principal Balance of each Mortgage Loan serviced by GreenPoint, SunTrust or GMACM.

General Servicing Fee Rate	0.375% per annum.
Global Securities	The globally offered Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-15N.
GMACM	GMAC Mortgage, LLC.
GreenPoint	GreenPoint Mortgage Funding, Inc.
GreenPoint Underwriting Guidelines	The underwriting guidelines established by GreenPoint Mortgage Funding, Inc.
Gross Margin	The interest rate margin specified in the related Mortgage Note.
Group I Certificates	The Group I Senior Certificates and Group I Subordinate Certificates.

Group I Senior Certificates	The Pool 1 Senior Certificates, Pool 1C Senior Certificates and Pool 2 Senior Certificates, Class AF2 and Class AF3 Certificates.
Group I Subordinate Certificates	The Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates.
Group I Subordinate Net Funds Cap
For each Distribution Date and the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I and Class M7-I Certificates, the weighted average of the Pool 1 Net Funds Cap, Pool 1C Net Funds Cap and the Pool 2 Net Funds Cap weighted on the basis of the Pool Subordinate Amount for each such Mortgage Pool multiplied by a fraction, the numerator of which is the beginning Class Principal Amounts of the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, and the denominator of which is the sum of the beginning Class Principal Amounts of the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I and Class M7-I Certificates for such Distribution Date.

Group I Subordinate Priority	Distributions to the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I and Class M9-I Certificates, sequentially, in that order.
Group II Certificates	The Group II Senior Certificates and Group II Subordinate Certificates.
Group II Senior Certificates	The Pool 3 Senior Certificates and Pool 4 Senior Certificates.
Group II Subordinate Certificates	The Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates.
Group II Subordinate Maximum Interest Rate
For each Distribution Date, the weighted average the Pool 3 Maximum Interest Rate and the Pool 4 Maximum Interest Rate weighted on the basis of the Pool Subordinate Amount for each such Mortgage Pool and calculated without regard to clause (2) of the definitions of Pool 3 Net Funds Cap and Pool 4 Net Funds Cap.

Group II Subordinate Net Funds Cap
For each Distribution Date and the Group II Subordinate Certificates, the weighted average of the Pool 3 Net Funds Cap and Pool 4 Net Funds Cap weighted on the basis of the Pool Subordinate Amount for each such Mortgage Pool and calculated without regard to clause (2) of the definitions of Pool 3 Net Funds Cap and Pool 4 Net Funds Cap.

Group II Subordinate Priority	Distributions to the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates, sequentially, in that order.
Guaranteed Distributions
With respect to the Guaranteed Certificates (a) for any Distribution Date, (i) the Current Interest for the Guaranteed Certificates for such Distribution Date, but excluding therefrom any Net Prepayment Interest Shortfalls, any shortfalls resulting from Net Negative Amortization and any Relief Act Reductions allocable to the Guaranteed Certificates on such Distribution Date and (ii) the amount of any Applied Loss Amounts allocated to the Guaranteed Certificates on such Distribution Date and (b) for the Final Scheduled Distribution Date, the aggregate Class Principal Amount of the Guaranteed Certificates to the extent unpaid on the Final Scheduled Distribution Date, after taking into account all distributions to be made on such Distribution Date from sources other than the Certificate Insurance Policy.

Holder	Any person who is the registered owner or beneficial owner of any Certificate, but shall not include the Depositor, the Trust Fund, the Trustee, the Master Servicer or any Servicer.
Index	The 1-Year MTA Index, the 1-Month LIBOR Index, the 6-Month LIBOR Index, the 1-Year LIBOR Index, the COFI index or the LAMA Index.
IndyMac	IndyMac Bank, F.S.B.
IndyMac Underwriting Guidelines	The underwriting guidelines established by IndyMac.
Initial Cap	A fixed percentage specified in the related Mortgage Note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.
Insurance Proceeds
Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties other than amounts to cover expenses incurred by the applicable Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the Mortgage Note or state law.

Insured Amount
With respect to any Distribution Date, the excess, if any, of the Guaranteed Distributions for such Distribution Date over the aggregate amount available to be distributed to the Holders of the Guaranteed Certificates for such Distribution Date.

Insured Payment
With respect to any Distribution Date, the aggregate amount actually paid by the Certificate Insurer to the Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for any given Business Day.

Interest-only Certificates	The Class 3-AX, Class 4-AX, Class 4-A1IA, Class 4-A1IB, Class 4-A1IC, Class 4-A1ID, Class 4-A1IE, Class 4-A1IF, Class 4-A1IG and Class 4-A1IH Certificates.
Interest Rate
For each class of Offered Certificates (other than the Class M8-I and Class M9-I Certificates), the applicable annual rate described under “Summary of Terms—The Certificates—Interest Payments—Amounts Available for Interest Payments.”

Interest Rate Cap Agreement	The interest rate cap agreement related to the Group I Senior Certificates.
Interest Remittance Amount
For any Distribution Date and for any Mortgage Pool, an amount equal to (a) the sum of (1) all interest collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the Servicers, the Master Servicer or the Trustee (solely in its capacity as successor master servicer) minus (x) the Servicing Fee or General Servicing Fee, as applicable, with respect to such Mortgage Loans and (y) previously unreimbursed Advances, unreimbursed servicing advances and other amounts due to the Master Servicer, the Servicers or the Trustee (solely in its capacity as successor master servicer) with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest paid by the Servicers with respect to such Mortgage Loans in such Mortgage Pool with respect to the related Prepayment Period, (3) the portion of any purchase price or Substitution Amount paid with respect to such Mortgage Loans in such Mortgage Pool during the related Prepayment Period allocable to interest and (4) all Net Liquidation Proceeds and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) the amount of other costs, expenses or liabilities reimbursable to the Master Servicer, any Servicer, the Certificate Insurer, the Custodian or the Trustee and as increased by (c) the lesser of (1) the aggregate amount set forth in clauses (a) (1) through (5) of the definition of Principal Remittance Amount with respect to the Mortgage Loans in such Mortgage Pool for such Distribution Date and (2) the aggregate amount of Negative Amortization with respect to the Mortgage Loans in such Mortgage Pool during the related Collection Period.

Investor Based Exemptions
Any of (but not limited to) Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code (for certain transactions with non-fiduciary service providers to plans), PTE 84-14 (for transactions by independent “qualified professional asset managers”), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 91-38 (for transactions by bank collective investment funds), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by “in-house asset managers”), each as it may be amended from time to time.

IRS	The Internal Revenue Service.
ISDA Master Agreement	The International Swaps and Derivatives Association, Inc. 1992 Master Agreement (Multicurrency—Cross Border).
Issuing Entity	Lehman XS Trust, Series 2007-15N, a common law trust formed under the laws of the state of New York.
LAMA Index	The per annum rate equal to the twelve-month moving average of LIBOR for the most recently available twelve months.
LaSalle	LaSalle Bank Corporation.
LBSF	Lehman Brothers Special Financing Inc.
Lehman Originated Mortgage Loans	Mortgage Loans originated by the Bank and subsequently assigned to the Seller.
LIBOR	The London Interbank Offered Rate. Generally, references to “LIBOR” in this prospectus will refer to 1-Month LIBOR.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The second LIBOR Business Day preceding the commencement of each Accrual Period (other than the first Accrual Period).
Liquidated Mortgage Loan
In general, a defaulted Mortgage Loan as to which the related Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Loan-to-Value Ratio
For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraisal value of the Mortgaged Property at the time of the refinancing or modification.

M1-I Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates) after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M1-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M1-I Target Amount.

M1-I Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 82.13%; and (ii) thereafter, approximately 85.70% and (2) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

M2-I Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates) and Class M1-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M2-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M2-I Target Amount.

M2-I Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 85.38%; and (ii) thereafter, approximately 88.30% and (2) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

M3-I Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates), Class M1-I Certificates and Class M2-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M3-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M3-I Target Amount.

M3-I Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 87.25%; and (ii) thereafter, approximately 89.80% and (2) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

M4-I Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates), Class M1-I Certificates, Class M2-I Certificates and Class M3-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Deferred Interest, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M4-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M4-I Target Amount.

M4-I Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 89.13%; and (ii) thereafter, approximately 91.30% and (2) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

M5-I Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates), Class M1-I Certificates, Class M2-I Certificates, Class M3-I Certificates and Class M4-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M5-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M5-I Target Amount.

M5-I Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 90.75%; and (ii) thereafter, approximately 92.60% and (2) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

M6-I Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates), Class M1-I Certificates, Class M2-I Certificates, Class M3-I Certificates, Class M4-I Certificates and Class M5-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M6-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M6-I Target Amount.

M6-I Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 92.25%; and (ii) thereafter, approximately 93.80% and (2) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

M7-I Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates), Class M1-I Certificates, Class M2-I Certificates, Class M3-I Certificates, Class M4-I Certificates, Class M5-I Certificates and Class M6-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M7-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M7-I Target Amount.

M7-I Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 93.75%; and (ii) thereafter, approximately 95.00% and (2) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

M8-I Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates), Class M1-I Certificates, Class M2-I Certificates, Class M3-I Certificates, Class M4-I Certificates, Class M5-I Certificates, Class M6-I Certificates and Class M7-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M8-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M8-I Target Amount.

M8-I Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 95.25%; and (ii) thereafter, approximately 96.20% and (2) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

M9-I Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates), Class M1-I Certificates, Class M2-I Certificates, Class M3-I Certificates, Class M4-I Certificates, Class M5-I Certificates, Class M6-I Certificates, Class M7-I Certificates and Class M8-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M9-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M9-I Target Amount.

M9-I Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 98.00%; and (ii) thereafter, approximately 98.40% and (2) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

M1-II Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 3-4 Stepdown Date and as long as a Pool 3-4 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates related to Pool 4 and calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) after giving effect to distributions on such Distribution Date after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M1-II Target Amount.

M1-II Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 79.75%; and (ii) thereafter, approximately 83.80% and (2) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3-4 Overcollateralization Floor.

M2-II Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 3-4 Stepdown Date and as long as a Pool 3-4 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates related to Pool 4 and calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) and Class M1-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M2-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M2-II Target Amount.

M2-II Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 83.63%; and (ii) thereafter, approximately 86.90% and (2) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3-4 Overcollateralization Floor.

M3-II Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 3-4 Stepdown Date and as long as a Pool 3-4 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates related to Pool 4 and calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement), Class M1-II Certificates and Class M2-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M3-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M3-II Target Amount.

M3-II Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 85.75%; and (ii) thereafter, approximately 88.60% and (2) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3-4 Overcollateralization Floor.

M4-II Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 3-4 Stepdown Date and as long as a Pool 3-4 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates related to Pool 4 and calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement), Class M1-II Certificates, Class M2-II Certificates and Class M3-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Deferred Interest, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M4-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M4-II Target Amount.

M4-II Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 88.13%; and (ii) thereafter, approximately 90.50% and (2) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3-4 Overcollateralization Floor.

M5-II Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 3-4 Stepdown Date and as long as a Pool 3-4 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates related to Pool 4 and calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement), Class M1-II Certificates, Class M2-II Certificates, Class M3-II Certificates and Class M4-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M5-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M5-II Target Amount.

M5-II Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 90.88%; and (ii) thereafter, approximately 92.70% and (2) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3-4 Overcollateralization Floor.

M6-II Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 3-4 Stepdown Date and as long as a Pool 3-4 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates related to Pool 4 and calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement), Class M1-II Certificates, Class M2-II Certificates, Class M3-II Certificates, Class M4-II Certificates and Class M5-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M6-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M6-II Target Amount.

M6-II Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 92.88%; and (ii) thereafter, approximately 94.30% and (2) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3-4 Overcollateralization Floor.

M7-II Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 3-4 Stepdown Date and as long as a Pool 3-4 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates related to Pool 4 and calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement), Class M1-II Certificates, Class M2-II Certificates, Class M3-II Certificates, Class M4-II Certificates, Class M5-II Certificates and Class M6-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M7-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M7-II Target Amount.

M7-II Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 94.63%; and (ii) thereafter, approximately 95.70% and (2) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3-4 Overcollateralization Floor.

M8-II Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 3-4 Stepdown Date and as long as a Pool 3-4 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates related to Pool 4 and calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement), Class M1-II Certificates, Class M2-II Certificates, Class M3-II Certificates, Class M4-II Certificates, Class M5-II Certificates, Class M6-II Certificates and Class M7-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M8-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M8-II Target Amount.

M8-II Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 96.00%; and (ii) thereafter, approximately 96.80% and (2) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3-4 Overcollateralization Floor.

M9-II Principal Distribution Amount
For any Distribution Date, an amount equal, on or after the Pool 3-4 Stepdown Date and as long as a Pool 3-4 Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates related to Pool 4 and calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement), Class M1-II Certificates, Class M2-II Certificates, Class M3-II Certificates, Class M4-II Certificates, Class M5-II Certificates, Class M6-II Certificates, Class M7-II Certificates and Class M8-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M9-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the M9-II Target Amount.

M9-II Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 97.25%; and (ii) thereafter, approximately 97.80% and (2) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3-4 Overcollateralization Floor.

Master Servicer	Aurora, or any successor thereto.

Maximum Interest Rate	Any of the Pool 3 Maximum Interest Rate, Pool 4 Maximum Interest Rate or Group II Subordinate Maximum Interest Rate.
Maximum Rate	For any Mortgage Loan, the rate specified in the related Mortgage Note that the related Mortgage Rate will never exceed.
Minimum Rate	For any Mortgage Loan, the rate specified in the related Mortgage Note that the related Mortgage Rate will never be less than.
Moody’s	Moody’s Investors Service, Inc.
Mortgage Loans	The conventional, adjustable rate and hybrid, fully amortizing and balloon, first lien, negative amortization residential mortgage loans included in the Trust Fund as of the Closing Date.
Mortgage Note	The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.
Mortgage Pool	Any of Pool 1, Pool 1C, Pool 2, Pool 3 or Pool 4.
Mortgage Rate	For any Mortgage Loan, its applicable interest rate as determined in the related Mortgage Note.
Mortgaged Property	The real property securing a Mortgage Loan.
Negative Amortization	The excess, if any, of interest due on any Mortgage Loan over the monthly payment for such Mortgage Loan.
Negative Amortization Protected Certificates
The Class 4-A1, Class 4-A2A, Class 4-A2B, Class 4-A3, Class 4-A1A, Class 4-A1B, Class 4-A1C, Class 4-A1D, Class 4-A1E, Class 4-A1F, Class 4-A1G, Class 4-A1H, Class 4-A1IA, Class 4-A1IB, Class 4-A1IC, Class 4-A1ID, Class 4-A1IE, Class 4-A1IF, Class 4-A1IG and Class 4-A1IH Certificates.

Net Funds Cap	Any of the Pool 1 Net Funds Cap, Pool 1C Net Funds Cap, Pool 2 Net Funds Cap, Pool 3 Net Funds Cap, Pool 4 Net Funds Cap, Group I Subordinate Net Funds Cap or Group II Subordinate Net Funds Cap.
Net Liquidation Proceeds
All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate	For any Mortgage Loan, the Mortgage Rate for such Mortgage Loan less the Servicing Fee Rate or the General Servicing Fee Rate, as applicable, and any mortgage insurance premium rate, as applicable.
Net Negative Amortization
For any Distribution Date and each Mortgage Pool, the excess, if any, of (i) the Negative Amortization with respect to all Mortgage Loans in such Mortgage Pool for the calendar month prior to that Distribution Date, over (ii) the aggregate amount of all scheduled monthly principal payments received with respect to all Mortgage Loans in such Mortgage Pool during the related Collection Period, prepayments in full and partial prepayments received with respect to all Mortgage Loans in such Mortgage Pool during the related Prepayment Period (including principal received in connection with the repurchase of a Mortgage Loan from the Trust Fund and all other principal received other than scheduled monthly payments) and recoveries in respect of the Mortgage Loans in such Mortgage Pool received during the related Prepayment Period.

Net Prepayment Interest Shortfalls	Any Prepayment Interest Shortfalls not funded by a Servicer or the Master Servicer.
Net Swap Payment
The net payment required to be made one Business Day prior to each Distribution Date with respect to the Swap Agreement, either by (a) the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

NIM Securities	The net interest margin securities issued in any NIMS Transaction.
NIMS Insurer	One or more financial guaranty insurance companies insuring the NIM Securities.
NIMS Transaction
The placement of any of the Class AP-I, Class AP-II, Class X-I or Class X-II Certificates into a separate trust or other special purpose entity which will issue NIM Securities backed by all or a portion of such Certificates.

North Fork	North Fork Bancorporation, Inc.
Notice
The telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount or Preference Amount which shall be due and owing on the applicable Distribution Date.

Offered Certificates
The Class 1-A1, Class 1-A2, Class 1-A3, Class 1C-A1, Class 1C-A2, Class 1C-A3, Class 2-A1, Class 2-A2, Class 2-A3, Class AF2, Class AF3, Class 3-A1, Class 3-A2, Class 3-AX, Class 4-A1, Class 4-A2A, Class 4-A2B, Class 4-A3, Class 4-AX, Class 4-A1A, Class 4-A1B, Class 4-A1C, Class 4-A1D, Class 4-A1E, Class 4-A1F, Class 4-A1G, Class 4-A1H, Class 4-A1IA, Class 4-A1IB, Class 4-A1IC, Class 4-A1ID, Class 4-A1IE, Class 4-A1IF, Class 4-A1IG, Class 4-A1IH, Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I, Class M9-I, Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II Certificates.

OID	Original issue discount.
Optimal Interest Remittance Amount
For each Mortgage Pool for each Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates for the Mortgage Loans in such Mortgage Pool as of the first day of the related Collection Period divided by (y) 12 and (B) the Pool Balance for such Mortgage Pool as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Originators	American Home, the Bank, Bank of America, Countrywide Home Loans, GreenPoint, IndyMac, Quicken, RFC and SunTrust.
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Payahead	Generally, any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.
Payment Cap
An amount equal to 7.50% of the monthly payment in effect immediately before an Adjustment Date for the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans; provided, however, that the 7.50% limitation does not apply to the adjustment made on the fifth, sixth or tenth anniversary of the first due date and each fifth anniversary thereafter or if the principal balance of the Mortgage Loan would otherwise exceed 110% or 115% of its original balance, as applicable, of its original balance; provided further, however, that the final Adjustment Date on each Mortgage Loan is not subject to any limit on the change in the monthly payment.

Payment Options	The payment options available to a borrower under the terms of a Mortgage Note as described under “Description of the Mortgage Pools” herein.
Percentage Interest
When used to establish minimum denominations and otherwise with respect to a Class of Certificates, the fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount or Notional Amount and the denominator of which is the applicable Class Principal Amount or Class Notional Amount. When used to determine voting rights of Certificateholders, for any Certificate, the fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount or Notional Amount and the denominator of which is the total of the Class Principal Amounts or Class Notional Amounts of all such classes of Certificates.

Periodic Cap	The fixed percentage specified in the related Mortgage Note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date following the first Adjustment Date.
Plan	Any ERISA Plan or any plan subject to provisions under any Similar Law.
Policy Payments Account	A separate Trust Account created and maintained by the Trustee to which payments under the Certificate Insurance Policy are deposited.
Pool 1	The Mortgage Pool consisting of those Mortgage Loans constituting Pool 1.
Pool 1 Mortgage Loans	The Mortgage Loans included in Pool 1.
Pool 1 Net Funds Cap
For each Distribution Date, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount for Pool 1 for such Distribution Date over (y) the amount of any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty on the related due date allocable to Pool 1 (based on the applicable Swap Allocation Percentage) and (2) 12, and the denominator of which is the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 1 Senior Certificates	The Class 1-A1, Class 1-A2 and Class 1-A3 Certificates.
Pool 1 Senior Priority
For the Pool 1 Senior Certificates, sequentially in the following order: (i) up to the amount of any Net Negative Amortization previously allocated to such Certificates and not repaid, to the Pool 1 Senior Certificates pro rata based on the amount of such unpaid prior allocations of Net Negative Amortization to each class thereof and (ii) pro rata, to the Pool 1 Senior Certificates.

Pool 1-2 Aggregate Loan Balance	As of any Distribution Date, the total Scheduled Principal Balance of the Mortgage Loans in Pool 1, Pool 1C and Pool 2 for that Distribution Date.
Pool 1-2 Applied Loss Amount
For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans in Pool 1, Pool 1C and Pool 2 (in the aggregate) during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the aggregate Class Principal Amount of the Group I Certificates (other than the Class AF2 and Class AF3 Certificates) exceeds the Pool 1-2 Aggregate Loan Balance for such Distribution Date.

Pool 1-2 Basis Risk Payment
For any Distribution Date, the excess, if any, of (A) the sum of (1) any Basis Risk Shortfall for the Group I Certificates for such Distribution Date not otherwise funded out of amounts received on the Interest Rate Cap Agreement and (2) any Unpaid Basis Risk Shortfall for the Group I Certificates for such Distribution Date not otherwise funded out of amounts received on the Interest Rate Cap Agreement over (B) the amount of payments of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls made to the Group I Certificates pursuant to clause (5) under “Description of the Certificates—The Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust;” provided, however, that the amount of the Pool 1-2 Basis Risk Payment for any Distribution Date cannot exceed the amount of Pool 1-2 Monthly Excess Cashflow otherwise distributable in respect of the X Component of the Class X-I Certificates.

Pool 1-2 Basis Risk Reserve Fund	A reserve fund into which any amount of Pool 1-2 Monthly Excess Cashflow are deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls relating to the Group I Certificates.

Pool 1-2 Cumulative Loss Trigger Event
A Pool 1-2 Cumulative Loss Trigger Event will have occurred if on any Distribution Date, the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Pool 1 Mortgage Loans, Pool 1C Mortgage Loans and Pool 2 Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Pool 1-2 Cut-off Date Balance, exceeds the following applicable percentages with respect to such Distribution Date:

	Distribution Date	Loss Percentage

	August 2010 through July 2011	0.50% for the first month plus and additional 1/12th of 0.35% for each month thereafter.
	August 2011 through July 2012	0.85% for the first month plus and additional 1/12th of 0.40% for each month thereafter.
	August 2012 through July 2013	1.25% for the first month plus and additional 1/12th of 0.45% for each month thereafter.
	August 2013 through July 2014	1.70% for the first month plus an additional 1/12th of 0.15% for each month thereafter.
	August 2014 and thereafter	1.85%.
Pool 1-2 Cut-off Date Balance	The Pool 1-2 Aggregate Loan Balance as of the Cut-off Date.
Pool 1-2 Delinquency Event
A Pool 1-2 Delinquency Event will have occurred if on any Distribution Date, the Pool 1-2 Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds, for Distribution Dates prior to August 2013, 32.40%, and, for Distribution Dates during or after August 2013, 40.00% of the Pool 1-2 Senior Enhancement Percentage for such Distribution Date.

Pool 1-2 Delinquency Rate
For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans in Pool 1, Pool 1C and Pool 2 that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool 1-2 Aggregate Loan Balance as of the close of business on the last day of such month.

Pool 1-2 Initial Optional Termination Date	The Distribution Date following the month in which the Pool 1-2 Aggregate Loan Balance initially declines to less than 10% of the Pool 1-2 Aggregate Loan Balance as of the Cut-off Date.
Pool 1-2 Monthly Excess Cashflow
For any Distribution Date shall be an amount equal to the sum of the Pool 1-2 Monthly Excess Interest, the Pool 1-2 Overcollateralization Release Amount and any remaining Principal Distribution Amount with respect to Pool 1, Pool 1C and Pool 2 for such date.

Pool 1-2 Monthly Excess Interest
Any Interest Remittance Amount for Pool 1, Pool 1C and Pool 2 remaining after application pursuant to clauses B.(i) through B.(iii) under “Description of the Certificates—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2.”

Pool 1-2 Overcollateralization Amount
For any Distribution Date, the amount, if any, by which (x) the Pool 1-2 Aggregate Loan Balance for such Distribution Date exceeds (y) the aggregate Class Principal Amount of the Group I Certificates (other than the Class AF2 and Class AF3 Certificates) after giving effect to distributions on such Distribution Date.

Pool 1-2 Overcollateralization Deficiency
For any Distribution Date, the amount, if any, by which (x) the Pool 1-2 Targeted Overcollateralization Amount exceeds (y) the Pool 1-2 Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Group I Certificates resulting from the distribution of the Principal Distribution Amount for Pool 1, Pool 1C and Pool 2 on such Distribution Date, but prior to allocation of any Pool 1-2 Applied Loss Amount on such Distribution Date.

Pool 1-2 Overcollateralization Floor	An amount equal to approximately $5,715,835 (0.50% of the Pool 1-2 Aggregate Loan Balance as of the Cut-off Date).

Pool 1-2 Overcollateralization Release Amount
For any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for Pool 1, Pool 1C and Pool 2 for such Distribution Date and (y) the amount, if any, by which (1) the Pool 1-2 Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for Pool 1, Pool 1C and Pool 2 for such date is applied in reduction of the Certificate Principal Amounts of the Group I Certificates) exceeds (2) the Pool 1-2 Targeted Overcollateralization Amount.

Pool 1-2 Purchase Price
An amount equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans in Pool 1, Pool 1C and Pool 2 plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property relating to the Mortgage Loans in Pool 1, Pool 1C and Pool 2 (reduced, in the case of REO Property relating to the Mortgage Loans in Pool 1, Pool 1C and Pool 2 by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate), (c) any Swap Termination Payment payable to the Swap Counterparty due to exercise of the Master Servicer’s option to purchase the Pool 1, Pool 1C and Pool 2 Mortgage Loans and (d) any unreimbursed servicing advances, any termination payment owed to the Cap Counterparty and certain amounts due to the Trustee related to Pool 1, Pool 1C and Pool 2 for the related Distribution Date.

Pool 1-2 Rolling Three Month Delinquency Rate
For any Distribution Date, an amount equal to the average of the Pool 1-2 Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Pool 1-2 Senior Enhancement Percentage
For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Group I Subordinate Certificates and the Pool 1-2 Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) and the denominator of which is the Pool 1-2 Aggregate Loan Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Pool 1-2 Senior Principal Distribution Amount
For any Distribution Date an amount equal to (a) prior to the Pool 1-2 Stepdown Date or if a Pool 1-2 Trigger Event is in effect with respect to such Distribution Date, 100% of the Principal Distribution Amounts for Pool 1, Pool 1C and Pool 2 for such Distribution Date and (b) on or after the Pool 1-2 Stepdown Date and as long as a Pool 1-2 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate Class Principal Amount of each class of Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates) after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the Pool 1-2 Senior Target Amount.

Pool 1-2 Senior Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 78.38%; and (ii) thereafter, approximately 82.70% and (2) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 1-2 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1-2 Overcollateralization Floor.

Pool 1-2 Stepdown Date
The later to occur of (x) the Distribution Date in August 2010 and (y) the first Distribution Date on which the Pool 1-2 Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans in Pool 1, Pool 1C and Pool 2 during the related Collection Period, but before giving effect to distributions on any Certificates on such Distribution Date) is greater than or equal to (i) prior to the Distribution Date in August 2013, approximately 21.62% and (ii) on or after the Distribution Date in August 2013, approximately 17.30%.

Pool 1-2 Target Amount	For any Distribution Date, an amount equal to the Pool 1-2 Aggregate Loan Balance as of such Distribution Date minus the Pool 1-2 Targeted Overcollateralization Amount for such Distribution Date.
Pool 1-2 Targeted Overcollateralization Amount
For any Distribution Date (x) prior to the Pool 1-2 Stepdown Date an amount equal to approximately $9,145,336 (0.80% of the Pool 1-2 Cut-off Date Balance), (y) on or after the Pool 1-2 Stepdown Date, the greater of (1) the lesser of (a) the amount of approximately $9,145,336 and (b) the product of (i) for each distribution prior to the Distribution Date in August 2013, 2.00%, and thereafter, 1.60% and (ii) the Pool 1-2 Aggregate Loan Balance as of the last day of the related Collection Period and (2) the Pool 1-2 Overcollateralization Floor and (z) on and after the Pool 1-2 Stepdown Date and for which a Pool 1-2 Trigger Event is in effect, the amount calculated under this definition for the immediately preceding Distribution Date.

Pool 1-2 Trigger Event	A Pool 1-2 Trigger Event will have occurred if on any Distribution Date, either a Pool 1-2 Delinquency Event or a Pool 1-2 Cumulative Loss Trigger Event is in effect for such Distribution Date.
Pool 1C	The Mortgage Pool consisting of those Mortgage Loans constituting Pool 1C.
Pool 1C Mortgage Loans	The Mortgage Loans included in Pool 1C.
Pool 1C Net Funds Cap
For each Distribution Date, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount for Pool 1C for such Distribution Date over (y) the amount of any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty on the related due date allocable to Pool 1C (based on the applicable Swap Allocation Percentage) and (2) 12, and the denominator of which is the Pool Balance for Pool 1C as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 1C Senior Certificates	The Class 1C-A1, Class 1C-A2 and Class 1C-A3 Certificates.
Pool 1C Senior Priority
For the Pool 1C Senior Certificates, sequentially in the following order: (i) up to the amount of any Net Negative Amortization previously allocated to such Certificates and not repaid, to the Pool 1C Senior Certificates pro rata based on the amount of such unpaid prior allocations of Net Negative Amortization to each class thereof and (ii) pro rata, to the Pool 1C Senior Certificates.

Pool 2	The Mortgage Pool consisting of those Mortgage Loans constituting Pool 2.

Pool 2 Mortgage Loans	The Mortgage Loans included in Pool 2.
Pool 2 Net Funds Cap
For each Distribution Date, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount for Pool 2 for such Distribution Date over (y) the amount of any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty on the related due date allocable to Pool 2 (based on the applicable Swap Allocation Percentage) and (2) 12, and the denominator of which is the Pool Balance for Pool 2 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 2 Senior Certificates	The Class 2-A1, Class 2-A2 and Class 2-A3 Certificates.
Pool 2 Senior Priority
For the Pool 2 Senior Certificates, sequentially in the following order: (i) up to the amount of any Net Negative Amortization previously allocated to such Certificates and not repaid, to the Pool 2 Senior Certificates pro rata based on the amount of such unpaid prior allocations of Net Negative Amortization to each class thereof and (ii) pro rata, to the Pool 2 Senior Certificates.

Pool 3	The Mortgage Pool consisting of those Mortgage Loans constituting Pool 3.
Pool 3 Maximum Interest Rate
For any Distribution Date and the Pool 3 Senior Certificates, an annual rate equal to the Pool 3 Net Funds Cap for such Distribution Date if the Optimal Interest Remittance Amount was computed by reference to the weighted average of the excess of the Maximum Rates for the Pool 3 Mortgage Loans over the Servicing Fee Rate or the General Servicing Fee Rate, as applicable, any any mortgage insurance premium, as applicable.

Pool 3 Net Funds Cap
For each Distribution Date and the Pool 3 Senior Certificates, the excess of (1) an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for Pool 3 for such Distribution Date and (y) 12, and the denominator of which is the Pool Balance of Pool 3 as of the first day of the related Collection Period (not including for this purpose mortgage loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date) multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date over (2) the sum of (a) the product of (I) 50% of the interest rate applicable to the Class 3-AX Certificates for such Distribution Date and (II) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date and (b) a fraction the numerator of which is (I) the product of (A) 360 divided by the actual number of days in the Accrual Period related to such Distribution Date and (B) the portion of the Certificate Insurer Premium attributable to the Class 3-A2 Certificates, and the denominator of which is (II) the aggregate Class Principal Amount of the Pool 3 Senior Certificates.

Pool 3 Senior Priority
For the Pool 3 Senior Certificates, sequentially in the following order: (i) up to the amount of any Net Negative Amortization previously allocated to such Certificates and not repaid, to the Pool 3 Senior Certificates pro rata based on the amount of such unpaid prior allocations of Net Negative Amortization to each class thereof and (ii) pro rata, to the Pool 3 Senior Certificates.

Pool 3-4 Aggregate Loan Balance	As of any Distribution Date, the total Scheduled Principal Balance of the Mortgage Loans in Pool 3 and Pool 4 for that Distribution Date.
Pool 3-4 Applied Loss Amount
For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans in Pool 3 and Pool 4 (in the aggregate) during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the aggregate Class Principal Amount of the Group II Certificates (other than the Exchangeable Certificates related to Pool 4 and calculated for such purpose for each class of Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) exceeds the Pool 3-4 Aggregate Loan Balance for such Distribution Date.

Pool 3-4 Basis Risk Payment
The sum of (1) any Basis Risk Shortfall for the Group II Certificates for such Distribution Date and (2) any Unpaid Basis Risk Shortfall for the Group II Certificates for such Distribution Date; provided, however, that the amount of the Pool 3-4 Basis Risk Payment for any Distribution Date cannot exceed the amount of Pool 3-4 Monthly Excess Cashflow otherwise distributable in respect of the Class X-II Certificates.

Pool 3-4 Basis Risk Reserve Fund	A reserve fund into which any amount of Pool 3-4 Monthly Excess Cashflow are deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls relating to the Group II Certificates.
Pool 3-4 Cumulative Loss Trigger Event
A Pool 3-4 Cumulative Loss Trigger Event will have occurred if on any Distribution Date, the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Pool 3 Mortgage Loans and Pool 4 Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Pool 3-4 Cut-off Date Balance, exceeds the following applicable percentages with respect to such Distribution Date:

	Distribution Date	Loss Percentage

	August 2010 through July 2011	0.45% for the first month plus and additional 1/12th of 0.35% for each month thereafter.
	August 2011 through July 2012	0.80% for the first month plus and additional 1/12th of 0.35% for each month thereafter.
	August 2012 through July 2013	1.15% for the first month plus and additional 1/12th of 0.45% for each month thereafter.
	August 2013 through July 2014	1.60% for the first month plus an additional 1/12th of 0.15% for each month thereafter.
	August 2014 and thereafter	1.75%.
Pool 3-4 Cut-off Date Balance	The Pool 3-4 Aggregate Loan Balance as of the Cut-off Date.
Pool 3-4 Delinquency Event
A Pool 3-4 Delinquency Event will have occurred if on any Distribution Date, the Pool 3-4 Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds, for Distribution Dates prior to August 2013, 23.25%, and, for Distribution Dates during or after August 2013, 29.05% of the Pool 3-4 Senior Enhancement Percentage for such Distribution Date.

Pool 3-4 Delinquency Rate
For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans in Pool 3 and Pool 4 that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool 3-4 Aggregate Loan Balance as of the close of business on the last day of such month.

Pool 3-4 Initial Optional Termination Date	The Distribution Date following the month in which the Pool 3-4 Aggregate Loan Balance initially declines to less than 10% of the Pool 3-4 Aggregate Loan Balance as of the Cut-off Date.
Pool 3-4 Monthly Excess Cashflow
For any Distribution Date shall be an amount equal to the sum of the Pool 3-4 Monthly Excess Interest, the Pool 3-4 Overcollateralization Release Amount and any remaining Principal Distribution Amount with respect to Pool 3 and Pool 4 for such date.

Pool 3-4 Monthly Excess Interest
Any Interest Remittance Amount for Pool 3 and Pool 4 remaining after application pursuant to clauses B.(i) through B.(v) under “Description of the Certificates—Distributions of Interest—Interest Payment Priorities for Pool 3 and Pool 4.”

Pool 3-4 Overcollateralization Amount
For any Distribution Date, the amount, if any, by which (x) the Pool 3-4 Aggregate Loan Balance for such Distribution Date exceeds (y) the aggregate Class Principal Amount of the Group II Certificates (other than the Exchangeable Certificates related to Pool 4 and calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) after giving effect to distributions on such Distribution Date.

Pool 3-4 Overcollateralization Deficiency
For any Distribution Date, the amount, if any, by which (x) the Pool 3-4 Targeted Overcollateralization Amount exceeds (y) the Pool 3-4 Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Group II Certificates resulting from the distribution of the Principal Distribution Amount for Pool 3 and Pool 4 on such Distribution Date, but prior to allocation of any Pool 3-4 Applied Loss Amount on such Distribution Date.

Pool 3-4 Overcollateralization Floor	An amount equal to approximately $8,424,177 (0.50% of the Pool 3-4 Cut-off Date Balance).
Pool 3-4 Overcollateralization Release Amount
For any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for Pool 3 and Pool 4 for such Distribution Date and (y) the amount, if any, by which (1) the Pool 3 Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for Pool 3 and Pool 4 for such date is applied in reduction of the Certificate Principal Amounts of the Group II Certificates) exceeds (2) the Pool 3-4 Targeted Overcollateralization Amount.

Pool 3-4 Purchase Price
An amount equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans in Pool 3 and Pool 4 plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property relating to the Mortgage Loans in Pool 3 and Pool 4 (reduced, in the case of REO Property relating to the Mortgage Loans in Pool 3 and Pool 4 by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate), (c) any unreimbursed servicing advances, any termination payment owed to the Cap Counterparty and certain amounts due to the Trustee related to Pool 3 and Pool 4 for the related Distribution Date and (d) any Reimbursement Amount due to the Certificate Insurer under the Commitment Letter or the Certificate Insurance Policy.

Pool 3-4 Rolling Three Month Delinquency Rate
For any Distribution Date, an amount equal to the average of the Pool 3-4 Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Pool 3-4 Senior Enhancement Percentage
For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Group II Subordinate Certificates and the Pool 3-4 Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) and the denominator of which is the Pool 3-4 Aggregate Loan Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Pool 3-4 Senior Principal Distribution Amount
For any Distribution Date an amount equal to (a) prior to the Pool 3-4 Stepdown Date or if a Pool 3-4 Trigger Event is in effect with respect to such Distribution Date, 100% of the Principal Distribution Amounts for Pool 3 and Pool 4 for such Distribution Date and (b) on or after the Pool 3-4 Stepdown Date and as long as a Pool 3-4 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate Class Principal Amount of each class of Group II Senior Certificates (other than the Exchangeable Certificates related to Pool 4 and calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) after the allocation of Net Negative Amortization, if any, for each Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the Pool 3-4 Senior Target Amount.

Pool 3-4 Senior Target Amount
For any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in August 2013, approximately 69.88%; and (ii) thereafter, approximately 75.90% and (2) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 3-4 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 3-4 Overcollateralization Floor.

Pool 3-4 Stepdown Date
The later to occur of (x) the Distribution Date in August 2010 and (y) the first Distribution Date on which the Pool 3-4 Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans in Pool 3 and Pool 4 during the related Collection Period, but before giving effect to distributions on any Certificates on such Distribution Date) is greater than or equal to (i) prior to the Distribution Date in August 2013, approximately 30.12% and (ii) on or after the Distribution Date in August 2013, approximately 24.10%.

Pool 3-4 Target Amount	For any Distribution Date, an amount equal to the Pool 3-4 Aggregate Loan Balance as of such Distribution Date minus the Pool 3-4 Targeted Overcollateralization Amount for such Distribution Date.
Pool 3-4 Targeted Overcollateralization Amount
For any Distribution Date (x) prior to the Pool 3-4 Stepdown Date an amount equal to approximately $18,533,190 (1.10% of the Pool 3-4 Cut-off Date Balance), (y) on or after the Pool 3-4 Stepdown Date, the greater of (1) the lesser of (a) the amount of approximately $18,533,190 and (b) the product of (i) for each distribution prior to the Distribution Date in August 2013, 2.75%, and thereafter, 2.20% and (ii) the Pool 3-4 Aggregate Loan Balance as of the last day of the related Collection Period and (2) the Pool 3-4 Overcollateralization Floor and (z) on and after the Pool 3-4 Stepdown Date and for which a Pool 3-4 Trigger Event is in effect, the amount calculated under this definition for the immediately preceding Distribution Date.

Pool 3-4 Trigger Event	A Pool 3-4 Trigger Event will have occurred if on any Distribution Date, either a Pool 3-4 Delinquency Event or a Pool 3-4 Cumulative Loss Trigger Event is in effect for such Distribution Date.
Pool 3 Senior Certificates	The Class 3-A1, Class 3-A2 and Class 3-AX Certificates.
Pool 4	The Mortgage Pool consisting of those Mortgage Loans constituting Pool 4.
Pool 4 Maximum Interest Rate
For any Distribution Date and the Pool 4 Senior Certificates, an annual rate equal to the Pool 4 Net Funds Cap for such Distribution Date if the Optimal Interest Remittance Amount was computed by reference to the weighted average of the excess of the Maximum Rates for the Pool 4 Mortgage Loans over the Servicing Fee Rate or the General Servicing Fee Rate, as applicable, any any mortgage insurance premium, as applicable.

Pool 4 Mortgage Loans	The Mortgage Loans included in Pool 4.
Pool 4 Net Funds Cap
For each Distribution Date and the Pool 4 Senior Certificates, the excess of (1) an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for Pool 4 for such Distribution Date and (y) 12, and the denominator of which is the Pool Balance of Pool 4 as of the first day of the related Collection Period (not including for this purpose mortgage loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date over (2) the sum of (a) the product of (I) 50% of the interest rate applicable to the Class 4-AX Certificates for such Distribution Date and (II) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date and (b) a fraction the numerator of which is (I) the product of (A) 360 divided by the actual number of days in the Accrual Period related to such Distribution Date and (B) the portion of the Certificate Insurer Premium attributable to the Class 4-A3 Certificates, and the denominator of which is (II) the aggregate Class Principal Amount of the Pool 4 Senior Certificates.

Pool 4 Senior Certificates
The Class 4-A1, Class 4-A2A, Class 4-A2B, Class 4-A3, Class 4-AX, Class 4-A1A, Class 4-A1B, Class 4-A1C, Class 4-A1D, Class 4-A1E, Class 4-A1F, Class 4-A1G, Class 4-A1H, Class 4-A1IA, Class 4-A1IB, Class 4-A1IC, Class 4-A1ID, Class 4-A1IE, Class 4-A1IF, Class 4-A1IG and Class 4-A1IH Certificates.

Pool 4 Senior Priority
For the Pool 4 Senior Certificates, sequentially in the following order: (i) up to the amount of any Net Negative Amortization previously allocated to such Certificates and not repaid, to the Pool 4 Senior Certificates (other than the Exchangeable Certificates related to Pool 4) pro rata based on the amount of such unpaid prior allocations of Net Negative Amortization to each class thereof and (ii) pro rata (a) to the Class 4-A1 Certificates, (b) sequentially, first, to the Class 4-A2A and second, to the Class 4-A2B Certificates, in that order, and (c) to the Class 4-A3 Certificates.

Pool Balance	For any Mortgage Pool and any Distribution Date, the total Scheduled Principal Balance of the Mortgage Loans included in such Mortgage Pool for that Distribution Date.
Pool Subordinate Amount
As to any of Pool 1, Pool 1C or Pool 2 and any Distribution Date, the excess of the Pool Balance for such Mortgage Pool for the immediately preceding Distribution Date (or on the Cut-off Date in the case of the first Distribution Date) over the aggregate Class Principal Amount of the related Senior Certificates immediately prior to the related Distribution Date.

As to either of Pool 3 or Pool 4 and any Distribution Date, the excess of the Pool Balance for such Mortgage Pool for the immediately preceding Distribution Date (or on the Cut-off Date in the case of the first Distribution Date) over the aggregate Class Principal Amount of the related Senior Certificates (other than the Exchangeable Certificates related to Pool 4) immediately prior to the related Distribution Date (calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement).

Preference Amount
Any payment of principal or interest previously distributed to a Holder of a Guaranteed Certificate that would have been covered under the Certificate Insurance Policy as an Insured Amount, which has been deemed a preferential transfer and was previously recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

Premium Percentage	0.13% per annum with respect to the Class 3-A2 Certificates and 0.14% per annum with respect to the Class 4-A3 Certificates.
Prepayment Interest Excess	For any Mortgage Loan, any excess of any interest received on that Mortgage Loan over one month’s at the Net Mortgage Rate.
Prepayment Interest Shortfall
The amount by which one month’s interest at the Mortgage Rate (as reduced by the Servicing Fee Rate or General Servicing Fee Rate, as applicable) on a Mortgage Loan as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is distributed to Certificateholders exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Penalty Amount	A prepayment premium payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan.
Prepayment Period
For each Distribution Date and for a prepayment in part or in full (except prepayments in part or in full received by Countrywide Servicing and prepayments in full received by Aurora), the calendar month immediately preceding the month in which such Distribution Date occurs. For each Distribution Date and for a prepayment in full received by Aurora, the 17th day (or, in the case of the first Distribution Date, the 1st) of the calendar month immediately preceding the month in which such Distribution Date occurs through the 16th day of the calendar month in which such Distribution Date occurs. For each Distribution Date and for a prepayment in part or in full received by Countrywide Servicing related to each Distribution Date, the 2nd day (or, in the case of the first Distribution Date, the 1st) of the calendar month immediately preceding the month in which such Distribution Date occurs through the first day of the calendar month in which such Distribution Date occurs.

Principal Allocation Percentage
For Pool 1 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1, Pool 1C and Pool 2 for such date. For Pool 1C with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1C for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1, Pool 1C and Pool 2 for such date. For Pool 2 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Distribution Date, and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1, Pool 1C and Pool 2 for such date. For Pool 3 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 3 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 3 and Pool 4 for such date. For Pool 4 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 4 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 3 and Pool 4 for such date.

Principal Distribution Amount
For any Distribution Date and for each of Pool 1, Pool 1C and Pool 2, an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Pool 1-2 Overcollateralization Release Amount attributable to such Mortgage Pool, if any, for such Distribution Date. For any Distribution Date and for Pool 3 and Pool 4, an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Pool 3-4 Overcollateralization Release Amount attributable to such Mortgage Pool, if any, for such Distribution Date.

Principal Prepayments	Payments allocable to principal on the related Mortgage Loans to the extent received in advance of their scheduled due dates and applied to reduce the principal balances of those Mortgage Loans.

Principal Remittance Amount
For each Mortgage Pool and any Distribution Date, an amount equal to (a) the sum of (1) all principal collected or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the related Servicer or the Master Servicer (less unreimbursed Advances due to the Master Servicer, any Servicer or the Trustee (solely in its capacity as successor master servicer) with respect to such Mortgage Loans, to the extent allocable to principal, and any unreimbursed servicing advances), (2) all prepayments in full or in part received on the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan in such Mortgage Pool that was repurchased by the Seller or the Transferor during the related Prepayment Period or the NIMS Insurer (in the case of certain Mortgage Loans 90 days or more delinquent), (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loan in such Mortgage Pool during the related Prepayment Period allocable to principal and (5) all Net Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and any other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, to the extent allocable to principal, as reduced (but not by more than the sum of items (1) through (5) above) by the aggregate amount of Negative Amortization with respect to the Mortgage Loans in such Mortgage Pool during the related Collection Period, minus (b) any other costs, expenses or liabilities reimbursable to the Master Servicer, a Servicer, a Custodian, the Certificate Insurer or the Trustee from the Interest Remittance Amount described in clause (b) of the definition thereof and not reimbursed therefrom or otherwise.

PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Quicken	Quicken Loans, Inc.
Rate of Payment	For each Distribution Date, the rate of payment set forth in Annex E to this prospectus supplement.
Rating Agencies	Fitch, Moody’s and S&P.
Realized Loss	The excess of the outstanding principal balance of a Liquidated Mortgage Loan over the related Net Liquidation Proceeds, to the extent allocable to principal.

Regulation AB
Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reimbursement Amount
As to any Distribution Date, the sum of (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to the Trust Agreement, and (ii) interest accrued on such Insured Payments not previously repaid calculated at the rate set forth in the Commitment Letter, from the date the Trustee received the related Insured Payments.

REIT	A passive mortgage real estate investment trust.
Relevant Depository	Citibank, N.A. as depository for Clearstream Luxembourg, and JPMorgan Chase Bank, National Association as depository for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.
Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
REMIC	A real estate mortgage investment conduit.
REO Property	A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.
Residual Certificate	The Class R Certificate.
RFC	Residential Funding Company, LLC.
RFC Underwriting Guidelines	The underwriting guidelines established by RFC.
Rules	The rules, regulations and procedures creating and affecting DTC and its operations.
S-X Component	The portion of the Class X-I Certificates representing the right to distributions to the Class X-I Certificates from the Swap Agreement.

S&P	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
Sale Agreement	The transfer agreement pursuant to which the Seller purchased Mortgage Loans directly from the Transferor.
Sale and Assignment Agreement	The mortgage loan sale and assignment agreement dated as of July 1, 2007, between the Seller and the Depositor.
Sale Date	The date on which a Mortgage Loan was purchased by the Seller or the Bank pursuant to the Sale Agreement.
Scheduled Notional Amount	For each Distribution Date, the amount set forth in Annex E to this prospectus supplement. The initial Scheduled Notional Amounts will be equal to zero.
Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related Mortgage Note for the Mortgage Loan.
Scheduled Principal Balance
For any Mortgage Loan as of any date of determination, an amount equal to its outstanding principal balance as of the Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination and as increased by the amounts of any Negative Amortization with respect to such Mortgage Loan for all prior interest accrual periods. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

SEC	The Securities and Exchange Commission.
Seller	Lehman Brothers Holdings Inc.
Senior Certificates	The Group I Senior Certificates and the Group II Senior Certificates.
Senior Priority	The Pool 1 Senior Priority, Pool 1C Senior Priority, Pool 2 Senior Priority, Pool 3 Senior Priority and Pool 4 Senior Priority.

Senior Proportionate Percentage
For Pool 1 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the current Class Principal Amounts of the Pool 1 Senior Certificates for such Distribution and the denominator of which is the aggregate of the current Class Principal Amounts for the Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates) for such date. For Pool 1C with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the current Class Principal Amounts of the Pool 1C Senior Certificates for such Distribution and the denominator of which is the aggregate of the current Class Principal Amounts for the Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates) for such date. For Pool 2 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the current Class Principal Amount of the Pool 2 Senior Certificates for such Distribution Date and the denominator of which is the aggregate of the current Class Principal Amounts for the Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates) for such date. For Pool 3 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the current Class Principal Amount of the Pool 3 Senior Certificates for such Distribution Date and the denominator of which is the aggregate of the current Class Principal Amounts for the Group II Senior Certificates (other than the Exchangeable Certificates related to Pool 4 and calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) for such date. For Pool 4 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the current Class Principal Amount of the Pool 4 Senior Certificates (other than the Exchangeable Certificates related to Pool 4) for such Distribution Date (calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement) and the denominator of which is the aggregate of the current Class Principal Amounts for the Group II Senior Certificates (other than the Exchangeable Certificates related to Pool 4) for such date (calculated for such purpose for each class of the Negative Amortization Protected Certificates assuming the Class Principal Amount of each such class has been increased by the Cap Deferred Interest Amount with respect to such class, notwithstanding the reimbursement of such amount from the related Deferred Interest Cap Agreement).

Servicer Remittance Date
For any Mortgage Loan (other than a Mortgage Loan serviced by GMACM, GreenPoint or SunTrust), the 18th day of each month (or if such 18th day is not a Business Day, either the first preceding or next succeeding Business Day, as applicable) or, for any Mortgage Loan serviced by GMACM, GreenPoint or SunTrust, the 10th day of each month (or if such 10th day is not a Business Day, the first preceding or next succeeding Business Day, as applicable).

Servicers	American Home Servicing, Aurora, Bank of America, Countrywide Servicing, GMACM, GreenPoint, IndyMac, RFC, SunTrust.
Servicing Account	A custodial account maintained by each Servicer established in trust for the Trustee and for the benefit of Certificateholders.
Servicing Agreements	The servicing agreements between the Seller and each Servicer.
Servicing Fee
For each Mortgage Loan, a monthly fee paid to the related Servicer (other than GMACM, GreenPoint and SunTrust) out of interest collections received from the related Mortgage Loan calculated at the Servicing Fee Rate on the outstanding Principal Balance of each Mortgage Loan.

For each Mortgage Loan serviced by GMACM, GreenPoint and SunTrust, a monthly fee as specified in the applicable Servicing Agreement paid to GMACM, GreenPoint and SunTrust out of the General Servicing Fee calculated at the General Servicing Fee Rate.

Servicing Fee Rate	For each Servicer (other than RFC), 0.375% per annum. For RFC, 0.425% per annum.
Similar Law	Any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Sponsor	Lehman Brothers Holdings Inc.
Strike Rate	6.75% per annum.
Subordinate Certificates	The Group I Subordinate Certificates and Group II Subordinate Certificates.
Subordinate Net Funds Cap	The Group I Subordinate Net Funds Cap and Group II Subordinate Net Funds Cap.

Subsequent Recovery	Any amount recovered with respect to a Liquidated Mortgage Loan for which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.
Substitution Amount
Generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid General Servicing Fees (and related interest) and the costs and damages incurred by the Trust Fund in respect of such removed Mortgage Loan as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

SunTrust	SunTrust Mortgage, Inc.
SunTrust Underwriting Guidelines	The underwriting guidelines established by SunTrust.
Supplemental Interest Trust	A separate trust created under the Trust Agreement that will hold the Swap Agreement.
Supplemental Interest Trust Account	A trust account maintained on behalf of the Supplemental Interest Trust by the Trustee.
Supplemental Interest Trust Amount
For any Distribution Date, the sum of any Net Swap Payment and any Swap Termination Payment either (i) deposited in the Supplemental Interest Trust as described under “Description of the Certificates—Distributions of Interest—Interest Payment Priorities for Pool 1, Pool 1C and Pool 2” and “—Distributions of Principal—Principal Payment Priorities for Pool 1, Pool 1C and Pool 2” or (ii) received from the Swap Counterparty pursuant to the terms of the Swap Agreement as described under “Description of the Certificates—The Supplemental Interest Trust—Interest Rate Swap Agreement.”

Swap Agreement
The interest rate swap agreement documented pursuant to the ISDA Master Agreement, together with applicable schedules and confirmations, between the Trustee, on behalf of the Supplemental Interest Trust, and the Swap Counterparty.

Swap Allocation Payment Amount
Beginning with the Distribution Date in September 2007, the Swap Allocation Payment Amount will be equal to the product of (i) the Swap Allocation Percentage and (ii) Net Swap Payment or Swap Termination Payment for such Date. After the Distribution Date in July 2012, the Swap Allocation Payment Amount will be equal to zero.

Swap Allocation Percentage
For any of Pool 1, Pool 1C or Pool 2, a fraction, the numerator of which is the sum of (a) the aggregate Class Principal Amount of the Group I Senior Certificates related to such pools and (b) the sum of the Apportioned Principal Balances for the Subordinate Certificates related to such pools, and the denominator of which is the aggregate Class Principal Amount of the Group I Senior Certificates (other than the Class AF2 and Class AF3 Certificates) and the Group I Subordinate Certificates.

Swap Counterparty	HSBC Bank USA, National Association.
Swap Counterparty Trigger Event
The occurrence of any of the following events: (i) an Event of Default (as specified in the Swap Agreement) with respect to which the Swap Counterparty is a Defaulting Party, (ii) a Termination Event (as specified in the related Swap Agreement) with respect to which the Swap Counterparty is the sole Affected Party or (iii) an Additional Termination Event (as specified in the related Swap Agreement) with respect to which the Swap Counterparty is the sole Affected Party.

Swap Early Termination	The occurrence of an early termination date under the Swap Agreement.
Swap Termination Payment	Any termination payment that either the Supplemental Interest Trust or the Swap Counterparty may be liable to make to the other upon any Swap Early Termination.
Tax Counsel	Dechert LLP.
Terms and Conditions	The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.
TIN	A taxpayer identification number.
Transferors	American Home, the Bank, Bank of America, Countrywide Home Loans, GreenPoint, IndyMac, RFC and SunTrust.
Transferred Mortgage Loans	The Mortgage Loans purchased by the Seller or the Bank from the Transferor under the Sale Agreements.
Trust Accounts	The Certificate Account, the Collection Account, the Supplemental Interest Trust Account and the Servicing Account.
Trust Agreement	The trust agreement dated as of July 1, 2007, among the Depositor, the Master Servicer and the Trustee.

Trust Fund	The trust fund created pursuant to the Trust Agreement, consisting primarily of those assets set forth in the first paragraph under the heading “Description of the Certificates—General.”
Trustee	U.S. Bank National Association in its capacity as trustee under the Trust Agreement, or any successor thereto.
U.S. Bank	U.S. Bank National Association.
U.S. Withholding Agent	The U.S. entity required to withhold tax.
Underwriter	Lehman Brothers Inc.
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Unpaid Basis Risk Shortfall
For any class of Offered Certificates (other than the Class M8-I, Class M9-I, Class 3-AX and Class 4-AX Certificates) on any Distribution Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but, in the case of the Group II Certificates only, limited to a rate no greater than the applicable Maximum Interest Rate.

X Component	The portion of the Class X-I Certificates representing the right to distributions to the Class X-I Certificates from Pool 1-2 Monthly Excess Cashflow.

(The following Annexes constitute a part of
the prospectus supplement.)

[This page intentionally left blank.]

ANNEX A:

Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date for the Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

S-A-1

Mortgage Loans

Pool 1 Mortgage Loans

Original Loan-to-Value Ratios − Pool 1
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

20.01 to 30.00	6	$1,034,741.67	0.41%
30.01 to 40.00	15	3,098,894.21	1.24
40.01 to 50.00	37	9,345,131.10	3.73
50.01 to 60.00	68	17,866,178.06	7.14
60.01 to 70.00	141	41,125,672.91	16.43
70.01 to 80.00	477	136,374,236.71	54.48
80.01 to 90.00	128	33,652,846.81	13.44
90.01 to 100.00	26	7,818,147.26	3.12
Total	898	$250,315,848.73	100.00%

The weighted average original Loan-to-Value Ratio for Pool 1 is approximately 74.71%.

Mortgage Rates − Pool 1
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

5.001 to 5.500	4	$688,216.25	0.27%
5.501 to 6.000	9	2,011,515.48	0.80
6.001 to 6.500	68	17,725,403.76	7.08
6.501 to 7.000	258	73,133,213.57	29.22
7.001 to 7.500	267	74,586,766.68	29.80
7.501 to 8.000	186	51,372,110.15	20.52
8.001 to 8.500	62	17,749,983.19	7.09
8.501 to 9.000	30	9,237,427.49	3.69
9.001 to 9.500	13	3,531,113.34	1.41
9.501 to 10.000	1	280,098.82	0.11
Total	898	$250,315,848.73	100.00%

The weighted average Mortgage Rate for Pool 1 is approximately 7.348% per annum.

S-A-2

Remaining Terms to Maturity − Pool 1
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

351 to 355	11	$3,159,320.93	1.26%
356 to 360	887	247,156,527.80	98.74
Total	898	$250,315,848.73	100.00%

The weighted average Remaining Term to Maturity for Pool 1 is approximately 359 months.

S-A-3

Geographic Distribution − Pool 1
Geographic Area	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Alabama	1	$210,000.00	0.08%
Arizona	53	12,343,060.13	4.93
California	312	102,155,006.51	40.81
Colorado	10	2,633,187.56	1.05
Connecticut	4	993,953.38	0.40
Delaware	2	308,731.14	0.12
District of Columbia	4	1,029,672.74	0.41
Florida	115	27,834,125.07	11.12
Georgia	11	2,147,256.69	0.86
Hawaii	14	4,971,597.28	1.99
Idaho	16	3,630,326.45	1.45
Illinois	18	5,189,824.27	2.07
Indiana	1	185,462.50	0.07
Louisiana	1	60,050.00	0.02
Maine	1	71,202.04	0.03
Maryland	36	10,327,207.59	4.13
Massachusetts	10	2,646,247.50	1.06
Michigan	13	2,163,220.87	0.86
Minnesota	13	3,118,832.32	1.25
Mississippi	1	139,347.50	0.06
Missouri	5	722,419.55	0.29
Montana	4	797,516.14	0.32
Nevada	21	5,167,872.61	2.06
New Jersey	22	7,032,532.66	2.81
New Mexico	6	1,328,677.10	0.53
New York	18	5,680,143.34	2.27
North Carolina	7	1,639,600.58	0.66
North Dakota	1	212,000.00	0.08
Ohio	5	775,759.59	0.31
Oklahoma	2	309,271.25	0.12
Oregon	35	8,475,628.18	3.39
Pennsylvania	4	823,413.70	0.33
South Carolina	5	1,320,292.53	0.53
South Dakota	1	124,310.00	0.05
Tennessee	2	424,558.75	0.17
Texas	9	1,887,678.21	0.75
Utah	25	5,553,378.39	2.22
Virginia	29	8,619,897.15	3.44
Washington	56	16,307,637.11	6.51
West Virginia	2	356,632.88	0.14
Wisconsin	2	409,296.10	0.16
Wyoming	1	189,021.37	0.08
Total	898	$250,315,848.73	100.00%

S-A-4

Cut-off Date Scheduled Principal Balances − Pool 1
Range of Cut-off Date Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0.01 to 50,000.00	1	$27,067.50	0.01%
50,000.01 to 100,000.00	18	1,461,988.93	0.58
100,000.01 to 150,000.00	61	7,797,784.35	3.12
150,000.01 to 200,000.00	118	20,669,537.98	8.26
200,000.01 to 250,000.00	149	33,233,350.74	13.28
250,000.01 to 300,000.00	161	44,321,504.71	17.71
300,000.01 to 350,000.00	178	57,823,593.25	23.10
350,000.01 to 400,000.00	124	46,275,146.95	18.49
400,000.01 to 450,000.00	71	29,237,104.05	11.68
450,000.01 to 500,000.00	6	2,860,709.67	1.14
500,000.01 to 550,000.00	3	1,538,622.23	0.61
550,000.01 to 600,000.00	2	1,116,486.58	0.45
600,000.01 to 650,000.00	3	1,890,720.31	0.76
650,000.01 to 700,000.00	2	1,332,573.13	0.53
700,000.01 to 750,000.00	1	729,658.35	0.29
Total	898	$250,315,848.73	100.00%

The average Cut-off Date Scheduled Principal Balance for Pool 1 is approximately $278,748.

Property Type − Pool 1
Property Type	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Single Family	561	$156,897,355.31	62.68%
Planned Unit Development	170	44,437,042.37	17.75
Condominium	114	28,871,961.75	11.53
Two-to Four-Family	51	19,730,386.66	7.88
Cooperative	2	379,102.64	0.15
Total	898	$250,315,848.73	100.00%

Loan Purpose − Pool 1
Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Cash Out Refinance	542	$151,055,775.70	60.35%
Rate/Term Refinance	222	65,431,246.28	26.14
Purchase	134	33,828,826.75	13.51
Total	898	$250,315,848.73	100.00%

S-A-5

Loan Documentation − Pool 1
Loan Documentation	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Stated Documentation	617	$176,936,732.80	70.69%
Full Documentation	211	52,083,648.94	20.81
No Ratio Documentation	34	10,387,259.13	4.15
No Documentation	24	7,247,464.96	2.90
Stated Income/Stated Assets	12	3,660,742.90	1.46
Total	898	$250,315,848.73	100.00%

Occupancy Status − Pool 1
Occupancy Status	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Primary Home	752	$215,306,636.40	86.01%
Investment	128	30,531,271.86	12.20
Second Home	18	4,477,940.47	1.79
Total	898	$250,315,848.73	100.00%

Prepayment Penalty Term − Pool 1
Prepayment Penalty Term (years)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

None	213	$55,663,660.72	22.24%
0.500	2	590,000.00	0.24
1.000	180	51,973,990.19	20.76
2.000	42	11,796,215.56	4.71
2.500	2	372,848.09	0.15
3.000	459	129,919,134.17	51.90
Total	898	$250,315,848.73	100.00%

S-A-6

Initial Caps − Pool 1
Initial Caps (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

N/A	289	$81,961,991.87	32.74%
5.000	438	118,929,480.15	47.51
6.000	171	49,424,376.71	19.74
Total	898	$250,315,848.73	100.00%

The non-zero weighted average Initial Cap for Pool 1 is approximately 5.294%.

Periodic Caps − Pool 1
Periodic Caps (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

N/A	289	$81,961,991.87	32.74%
1.000	430	116,498,587.15	46.54
2.000	179	51,855,269.71	20.72
Total	898	$250,315,848.73	100.00%

The non-zero weighted average Periodic Cap for Pool 1 is approximately 1.308%.

Maximum Rates − Pool 1
Range of Maximum Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

10.001 to 10.500	4	$688,216.25	0.27%
10.501 to 11.000	9	2,011,515.48	0.80
11.001 to 11.500	62	15,964,140.54	6.38
11.501 to 12.000	177	49,039,125.85	19.59
12.001 to 12.500	104	29,212,372.08	11.67
12.501 to 13.000	394	110,781,261.46	44.26
13.001 to 13.500	84	24,125,654.20	9.64
13.501 to 14.000	47	14,006,939.21	5.60
14.001 to 14.500	16	4,191,623.66	1.67
14.501 to 15.000	1	295,000.00	0.12
Total	898	$250,315,848.73	100.00%

The weighted average Maximum Rate for Pool 1 is approximately 12.627%.
S-A-7

Minimum Rates − Pool 1
Range of Minimum Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

2.001 to 2.500	70	$15,596,912.89	6.23%
2.501 to 3.000	706	200,186,315.67	79.97
3.001 to 3.500	39	10,150,930.09	4.06
3.501 to 4.000	64	18,481,401.99	7.38
4.001 to 4.500	19	5,900,288.09	2.36
Total	898	$250,315,848.73	100.00%

The weighted average Minimum Rate for Pool 1 is approximately 2.854%.

Gross Margins − Pool 1
Range of Gross Margins (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

2.001 to 2.500	70	$15,596,912.89	6.23%
2.501 to 3.000	707	200,443,009.22	80.08
3.001 to 3.500	38	9,894,236.54	3.95
3.501 to 4.000	64	18,481,401.99	7.38
4.001 to 4.500	19	5,900,288.09	2.36
Total	898	$250,315,848.73	100.00%

The weighted average Gross Margin for Pool 1 is approximately 2.853%.

Negative Amortization Limit − Pool 1
Negative Amortization Limit (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

110	104	$27,856,207.83	11.13%
115	535	150,513,731.92	60.13
120	259	71,945,908.98	28.74
Total	898	$250,315,848.73	100.00%

S-A-8

Index − Pool 1
Index	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

6-Month LIBOR	601	$165,922,963.86	66.29%
1-Year MTA	248	69,324,328.16	27.69
1-Month LIBOR	41	12,637,663.71	5.05
1-Year LIBOR	8	2,430,893.00	0.97
Total	898	$250,315,848.73	100.00%

Originator − Pool 1
Originator	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

American Home Mortgage	289	$81,961,991.87	32.74%
Aurora Loan Services LLC	179	51,855,269.71	20.72
GreenPoint Mortgage	376	105,856,161.53	42.29
Quicken Loans	54	10,642,425.62	4.25
Total	898	$250,315,848.73	100.00%

Initial Fixed Payment Period − Pool 1
Initial Fixed Payment Period (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

36	5	$1,483,464.23	0.59%
60	835	234,788,858.58	93.80
84	38	8,695,053.30	3.47
120	20	5,348,472.62	2.14
Total	898	$250,315,848.73	100.00%

S-A-9

Next Rate Adjustment Date − Pool 1
Next Rate Adjustment Date	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

April 2010	2	$593,617.18	0.24%
June 2010	2	610,847.05	0.24
July 2010	1	279,000.00	0.11
November 2011	3	743,313.47	0.30
December 2011	2	610,621.58	0.24
January 2012	2	570,355.20	0.23
February 2012	4	1,235,030.68	0.49
March 2012	9	2,315,376.92	0.92
April 2012	20	5,082,744.25	2.03
May 2012	96	26,570,326.35	10.61
June 2012	601	169,033,252.70	67.53
July 2012	98	28,627,837.43	11.44
May 2014	1	246,675.23	0.10
June 2014	36	8,168,378.07	3.26
July 2014	1	280,000.00	0.11
June 2017	19	5,168,472.62	2.06
July 2017	1	180,000.00	0.07
Total	898	$250,315,848.73	100.00%

FICO Scores − Pool 1
Range of FICO Scores	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Not Available	1	$106,265.08	0.04%
601 to 620	2	482,631.62	0.19
621 to 640	23	5,990,541.04	2.39
641 to 660	50	12,783,873.81	5.11
661 to 680	131	37,136,482.54	14.84
681 to 700	132	40,097,143.39	16.02
701 to 720	141	40,815,206.61	16.31
721 to 740	100	28,230,776.44	11.28
741 to 760	98	26,317,435.59	10.51
761 to 780	103	26,645,165.44	10.64
781 to 800	83	22,783,862.00	9.10
801 to 820	34	8,926,465.17	3.57
Total	898	$250,315,848.73	100.00%

The non-zero weighted average FICO Score for Pool 1 is approximately 720.

S-A-10

Pool 1C Mortgage Loans

Original Loan-to-Value Ratios − Pool 1C
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

10.01 to 20.00	1	$328,820.00	0.13%
40.01 to 50.00	1	385,962.50	0.15
50.01 to 60.00	3	900,004.49	0.35
60.01 to 70.00	5	1,285,375.13	0.50
70.01 to 80.00	609	161,967,173.68	62.76
80.01 to 90.00	291	73,972,509.33	28.66
90.01 to 100.00	69	19,229,710.76	7.45
Total	979	$258,069,555.89	100.00%

The weighted average original Loan-to-Value Ratio for Pool 1C is approximately 82.62%.

Mortgage Rates − Pool 1C
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

5.501 to 6.000	4	$1,149,516.63	0.45%
6.001 to 6.500	33	8,489,816.30	3.29
6.501 to 7.000	165	47,123,584.23	18.26
7.001 to 7.500	251	65,748,217.64	25.48
7.501 to 8.000	298	75,556,479.39	29.28
8.001 to 8.500	126	34,168,129.57	13.24
8.501 to 9.000	69	16,796,542.46	6.51
9.001 to 9.500	31	8,390,303.62	3.25
9.501 to 10.000	2	646,966.05	0.25
Total	979	$258,069,555.89	100.00%

The weighted average Mortgage Rate for Pool 1C is approximately 7.631% per annum.

Remaining Terms to Maturity − Pool 1C
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

356 to 360	979	$258,069,555.89	100.00%
Total	979	$258,069,555.89	100.00%

The weighted average Remaining Term to Maturity for Pool 1C is approximately 359 months.
S-A-11

Geographic Distribution − Pool 1C
Geographic Area	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Alabama	4	$776,236.57	0.30%
Alaska	2	592,055.22	0.23
Arizona	49	11,962,674.28	4.64
California	275	92,343,770.95	35.78
Colorado	15	3,600,685.82	1.40
Connecticut	4	1,029,537.17	0.40
Delaware	3	606,548.87	0.24
District of Columbia	3	860,247.45	0.33
Florida	141	32,580,187.51	12.62
Georgia	23	4,557,300.90	1.77
Hawaii	4	1,690,702.61	0.66
Idaho	18	3,403,528.36	1.32
Illinois	25	6,141,132.99	2.38
Indiana	3	323,425.96	0.13
Kansas	1	89,022.00	0.03
Kentucky	2	505,580.50	0.20
Louisiana	3	363,835.00	0.14
Maryland	26	6,858,885.97	2.66
Massachusetts	12	3,850,112.26	1.49
Michigan	18	3,210,009.78	1.24
Minnesota	12	2,697,665.71	1.05
Mississippi	3	155,198.10	0.06
Missouri	8	1,185,001.18	0.46
Montana	1	142,715.61	0.06
Nebraska	5	671,340.12	0.26
Nevada	31	7,622,651.61	2.95
New Jersey	19	5,643,973.51	2.19
New Mexico	14	2,875,498.84	1.11
New York	13	4,557,638.65	1.77
North Carolina	22	4,221,569.81	1.64
Ohio	8	1,320,983.47	0.51
Oklahoma	1	157,893.75	0.06
Oregon	31	7,678,638.40	2.98
Pennsylvania	8	1,742,665.82	0.68
Rhode Island	2	606,726.92	0.24
South Carolina	4	1,140,582.52	0.44
Tennessee	6	785,055.04	0.30
Texas	25	4,373,453.49	1.69
Utah	30	6,767,395.61	2.62
Vermont	1	135,919.70	0.05
Virginia	30	7,782,427.23	3.02
Washington	69	19,705,414.49	7.64
West Virginia	1	94,485.63	0.04
Wisconsin	2	436,167.45	0.17
Wyoming	2	223,013.06	0.09
Total	979	$258,069,555.89	100.00%

S-A-12

Cut-off Date Scheduled Principal Balances − Pool 1C
Range of Cut-off Date Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0.01 to 50,000.00	2	$62,294.72	0.02%
50,000.01 to 100,000.00	32	2,594,771.40	1.01
100,000.01 to 150,000.00	110	14,056,545.21	5.45
150,000.01 to 200,000.00	148	25,764,966.29	9.98
200,000.01 to 250,000.00	181	40,413,222.58	15.66
250,000.01 to 300,000.00	142	39,007,720.80	15.12
300,000.01 to 350,000.00	138	44,761,453.34	17.34
350,000.01 to 400,000.00	149	55,911,103.95	21.67
400,000.01 to 450,000.00	52	21,551,390.78	8.35
450,000.01 to 500,000.00	8	3,770,618.23	1.46
500,000.01 to 550,000.00	7	3,639,922.58	1.41
550,000.01 to 600,000.00	3	1,694,728.73	0.66
600,000.01 to 650,000.00	3	1,845,959.75	0.72
650,000.01 to 700,000.00	1	688,717.50	0.27
700,000.01 to 750,000.00	1	745,860.00	0.29
750,000.01 to 800,000.00	2	1,560,280.03	0.60
Total	979	$258,069,555.89	100.00%

The average Cut-off Date Scheduled Principal Balance for Pool 1C is approximately $263,605.

Property Type − Pool 1C
Property Type	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Single Family	540	$139,840,804.47	54.19%
Planned Unit Development	216	54,172,274.99	20.99
Condominium	132	32,544,301.23	12.61
Two-to Four-Family	91	31,512,175.20	12.21
Total	979	$258,069,555.89	100.00%

Loan Purpose − Pool 1C
Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Cash Out Refinance	365	$96,080,220.63	37.23%
Rate/Term Refinance	308	86,657,853.56	33.58
Purchase	306	75,331,481.70	29.19
Total	979	$258,069,555.89	100.00%

S-A-13

Loan Documentation − Pool 1C
Loan Documentation	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Stated Documentation	711	$192,592,691.28	74.63%
Full Documentation	240	56,948,550.45	22.07
No Ratio Documentation	26	8,131,194.67	3.15
No Documentation	2	397,119.49	0.15
Total	979	$258,069,555.89	100.00%

Occupancy Status − Pool 1C
Occupancy Status	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Primary Home	509	$148,098,872.26	57.39%
Investment	422	98,828,882.33	38.30
Second Home	48	11,141,801.30	4.32
Total	979	$258,069,555.89	100.00%

Prepayment Penalty Term − Pool 1C
Prepayment Penalty Term (years)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

None	183	$46,839,256.44	18.15%
0.500	2	636,750.00	0.25
1.000	255	65,949,719.24	25.56
2.000	54	15,156,926.99	5.87
2.500	5	725,941.53	0.28
3.000	480	128,760,961.69	49.89
Total	979	$258,069,555.89	100.00%

S-A-14

Initial Caps − Pool 1C
Initial Caps (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

N/A	356	$91,164,104.33	35.33%
5.000	469	122,213,075.44	47.36
6.000	154	44,692,376.12	17.32
Total	979	$258,069,555.89	100.00%

The non-zero weighted average Initial Cap for Pool 1C is approximately 5.268%.

Periodic Caps − Pool 1C
Periodic Caps (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

N/A	356	$91,164,104.33	35.33%
1.000	460	119,288,447.44	46.22
2.000	163	47,617,004.12	18.45
Total	979	$258,069,555.89	100.00%

The non-zero weighted average Periodic Cap for Pool 1C is approximately 1.285%.

Maximum Rates − Pool 1C
Range of Maximum Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

10.501 to 11.000	4	$1,149,516.63	0.45%
11.001 to 11.500	31	8,090,507.53	3.14
11.501 to 12.000	133	38,182,407.82	14.80
12.001 to 12.500	130	34,623,913.91	13.42
12.501 to 13.000	517	130,405,992.69	50.53
13.001 to 13.500	66	18,129,484.47	7.03
13.501 to 14.000	72	20,436,266.54	7.92
14.001 to 14.500	26	7,051,466.30	2.73
Total	979	$258,069,555.89	100.00%

The weighted average Maximum Rate for Pool 1C is approximately 12.749%.

S-A-15

Minimum Rates − Pool 1C
Range of Minimum Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

2.001 to 2.500	27	$6,130,365.07	2.38%
2.501 to 3.000	664	175,131,758.95	67.86
3.001 to 3.500	85	25,374,622.80	9.83
3.501 to 4.000	168	41,782,071.90	16.19
4.001 to 4.500	34	9,312,779.95	3.61
4.501 to 5.000	1	337,957.22	0.13
Total	979	$258,069,555.89	100.00%

The weighted average Minimum Rate for Pool 1C is approximately 3.028%.

Gross Margins − Pool 1C
Range of Gross Margins (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

2.001 to 2.500	27	$6,130,365.07	2.38%
2.501 to 3.000	665	175,318,736.95	67.93
3.001 to 3.500	84	25,187,644.80	9.76
3.501 to 4.000	168	41,782,071.90	16.19
4.001 to 4.500	34	9,312,779.95	3.61
4.501 to 5.000	1	337,957.22	0.13
Total	979	$258,069,555.89	100.00%

The weighted average Gross Margin for Pool 1C is approximately 3.027%.

Negative Amortization Limit − Pool 1C
Negative Amortization Limit (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

110	256	$69,046,821.05	26.76%
115	437	118,245,975.43	45.82
120	286	70,776,759.41	27.43
Total	979	$258,069,555.89	100.00%

S-A-16

Index − Pool 1C
Index	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

6-Month LIBOR	614	$163,980,823.56	63.54%
1-Year MTA	289	74,164,387.79	28.74
1-Month LIBOR	67	16,999,716.54	6.59
1-Year LIBOR	9	2,924,628.00	1.13
Total	979	$258,069,555.89	100.00%

Originator − Pool 1C
Originator	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

American Home Mortgage	356	$91,164,104.33	35.33%
Aurora Loan Services LLC	163	47,617,004.12	18.45
GreenPoint Mortgage	437	114,236,140.68	44.27
Quicken Loans	23	5,052,306.76	1.96
Total	979	$258,069,555.89	100.00%

Initial Fixed Payment Period − Pool 1C
Initial Fixed Payment Period (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

36	4	$1,100,522.32	0.43%
60	904	240,733,099.33	93.28
84	48	10,720,181.89	4.15
120	23	5,515,752.35	2.14
Total	979	$258,069,555.89	100.00%

S-A-17

Next Rate Adjustment Date − Pool 1C
Next Rate Adjustment Date	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

June 2010	4	$1,100,522.32	0.43%
March 2012	8	1,985,297.33	0.77
April 2012	18	5,482,144.15	2.12
May 2012	122	32,084,870.83	12.43
June 2012	627	165,009,616.44	63.94
July 2012	129	36,171,170.58	14.02
June 2014	47	10,412,381.89	4.03
July 2014	1	307,800.00	0.12
March 2017	1	140,443.05	0.05
April 2017	1	81,694.18	0.03
May 2017	2	776,787.68	0.30
June 2017	18	4,273,200.44	1.66
July 2017	1	243,627.00	0.09
Total	979	$258,069,555.89	100.00%

FICO Scores − Pool 1C
Range of FICO Scores	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

601 to 620	1	$143,903.38	0.06%
621 to 640	17	4,035,919.88	1.56
641 to 660	37	10,530,821.96	4.08
661 to 680	135	36,604,534.72	14.18
681 to 700	179	45,771,339.96	17.74
701 to 720	144	38,766,290.66	15.02
721 to 740	126	32,767,031.91	12.70
741 to 760	143	37,365,524.86	14.48
761 to 780	113	29,669,739.15	11.50
781 to 800	63	16,513,008.04	6.40
801 to 820	20	5,712,720.75	2.21
821 to 840	1	188,720.62	0.07
Total	979	$258,069,555.89	100.00%

The weighted average FICO Score for Pool 1C is approximately 720.

S-A-18

Pool 2 Mortgage Loans

Original Loan-to-Value Ratios − Pool 2
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

20.01 to 30.00	4	$2,251,450.93	0.35%
30.01 to 40.00	8	6,007,068.74	0.95
40.01 to 50.00	9	5,912,478.21	0.93
50.01 to 60.00	36	26,777,117.12	4.22
60.01 to 70.00	110	86,666,374.38	13.65
70.01 to 80.00	714	428,402,377.14	67.49
80.01 to 90.00	100	53,555,323.10	8.44
90.01 to 100.00	48	25,209,397.14	3.97
Total	1,029	$634,781,586.76	100.00%

The weighted average original Loan-to-Value Ratio for Pool 2 is approximately 76.38%.

Mortgage Rates − Pool 2
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

5.001 to 5.500	1	$594,683.00	0.09%
5.501 to 6.000	5	2,770,280.62	0.44
6.001 to 6.500	77	46,901,041.37	7.39
6.501 to 7.000	311	204,100,823.70	32.15
7.001 to 7.500	304	189,973,375.50	29.93
7.501 to 8.000	220	130,552,651.28	20.57
8.001 to 8.500	69	37,833,892.03	5.96
8.501 to 9.000	34	17,857,577.80	2.81
9.001 to 9.500	7	3,596,424.44	0.57
9.501 to 10.000	1	600,837.02	0.09
Total	1,029	$634,781,586.76	100.00%

The weighted average Mortgage Rate for Pool 2 is approximately 7.287% per annum.

S-A-19

Remaining Terms to Maturity − Pool 2
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

351 to 355	5	$2,717,760.39	0.43%
356 to 360	1,024	632,063,826.37	99.57
Total	1,029	$634,781,586.76	100.00%

The weighted average Remaining Term to Maturity for Pool 2 is approximately 359 months.

S-A-20

Geographic Distribution − Pool 2
Geographic Area	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Alabama	1	$600,000.00	0.09%
Arizona	22	12,831,473.10	2.02
California	660	400,881,682.30	63.15
Colorado	15	9,935,766.13	1.57
Connecticut	3	1,999,739.65	0.32
District of Columbia	6	4,093,208.37	0.64
Florida	62	39,146,582.86	6.17
Georgia	9	5,118,545.91	0.81
Hawaii	5	5,144,227.19	0.81
Idaho	4	2,520,048.77	0.40
Illinois	10	5,501,908.80	0.87
Indiana	1	588,590.27	0.09
Maryland	24	13,865,117.72	2.18
Massachusetts	7	6,355,851.52	1.00
Michigan	4	2,572,233.46	0.41
Minnesota	9	5,136,559.17	0.81
Missouri	2	1,052,558.00	0.17
Montana	2	937,801.28	0.15
Nebraska	1	769,335.94	0.12
Nevada	6	3,076,601.07	0.48
New Jersey	22	12,561,768.94	1.98
New Mexico	6	2,852,816.07	0.45
New York	33	20,958,344.05	3.30
North Carolina	7	5,479,533.80	0.86
Oregon	16	10,602,472.36	1.67
Pennsylvania	3	1,832,797.97	0.29
South Carolina	3	2,974,409.49	0.47
Tennessee	1	530,322.50	0.08
Texas	4	3,478,614.43	0.55
Utah	11	7,425,626.72	1.17
Virginia	23	13,862,062.09	2.18
Washington	45	28,535,030.87	4.50
Wisconsin	1	557,455.96	0.09
Wyoming	1	1,002,500.00	0.16
Total	1,029	$634,781,586.76	100.00%
S-A-21

Cut-off Date Scheduled Principal Balances − Pool 2
Range of Cut-off Date Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

100,000.01 to 150,000.00	1	$121,302.50	0.02%
150,000.01 to 200,000.00	1	195,487.50	0.03
250,000.01 to 300,000.00	4	1,086,769.00	0.17
300,000.01 to 350,000.00	2	677,690.00	0.11
350,000.01 to 400,000.00	4	1,512,419.82	0.24
400,000.01 to 450,000.00	132	57,305,532.90	9.03
450,000.01 to 500,000.00	192	91,269,725.61	14.38
500,000.01 to 550,000.00	164	86,041,894.75	13.55
550,000.01 to 600,000.00	134	77,078,561.48	12.14
600,000.01 to 650,000.00	118	73,614,032.55	11.60
650,000.01 to 700,000.00	62	41,550,865.92	6.55
700,000.01 to 750,000.00	43	31,020,790.12	4.89
750,000.01 to 800,000.00	35	26,991,722.76	4.25
800,000.01 to 850,000.00	20	16,460,853.03	2.59
850,000.01 to 900,000.00	20	17,438,811.88	2.75
900,000.01 to 950,000.00	19	17,459,574.00	2.75
950,000.01 to 1,000,000.00	30	29,535,079.98	4.65
1,000,000.01 to 1,250,000.00	23	24,619,746.80	3.88
1,250,000.01 to 1,500,000.00	12	16,213,328.05	2.55
1,500,000.01 to 1,750,000.00	6	9,855,740.02	1.55
1,750,000.01 to 2,000,000.00	3	5,614,387.50	0.88
2,000,000.01 to 2,250,000.00	2	4,035,279.33	0.64
2,250,000.01 to 2,500,000.00	1	2,482,442.65	0.39
2,500,000.01 to 2,750,000.00	1	2,599,548.61	0.41
Total	1,029	$634,781,586.76	100.00%

The average Cut-off Date Scheduled Principal Balance for Pool 2 is approximately $616,891.

S-A-22

Property Type − Pool 2
Property Type	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Single Family	734	$446,743,977.26	70.38%
Planned Unit Development	182	119,263,749.32	18.79
Condominium	82	47,943,671.65	7.55
Two-to Four-Family	31	20,830,188.53	3.28
Total	1,029	$634,781,586.76	100.00%

Loan Purpose − Pool 2
Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Cash Out Refinance	438	$264,770,183.60	41.71%
Rate/Term Refinance	367	229,842,950.78	36.21
Purchase	224	140,168,452.38	22.08
Total	1,029	$634,781,586.76	100.00%

Loan Documentation − Pool 2
Loan Documentation	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Stated Documentation	814	$507,753,201.90	79.99%
Full Documentation	108	65,877,817.99	10.38
No Ratio Documentation	94	53,744,448.40	8.47
No Documentation	7	4,232,511.11	0.67
Stated Income/Stated Assets	6	3,173,607.36	0.50
Total	1,029	$634,781,586.76	100.00%

Occupancy Status − Pool 2
Occupancy Status	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Primary Home	913	$563,956,188.65	88.84%
Investment	79	48,145,926.54	7.58
Second Home	37	22,679,471.57	3.57
Total	1,029	$634,781,586.76	100.00%

S-A-23

Prepayment Penalty Term − Pool 2
Prepayment Penalty Term (years)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

None	214	$134,856,851.40	21.24%
0.333	1	890,000.00	0.14
0.500	1	526,400.00	0.08
1.000	314	196,897,610.12	31.02
2.000	54	35,429,414.67	5.58
2.500	1	476,187.50	0.08
3.000	444	265,705,123.07	41.86
Total	1,029	$634,781,586.76	100.00%

Initial Caps − Pool 2
Initial Caps (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

N/A	276	$169,969,499.47	26.78%
5.000	470	293,998,799.58	46.31
6.000	283	170,813,287.71	26.91
Total	1,029	$634,781,586.76	100.00%

The non-zero weighted average Initial Cap for Pool 2 is approximately 5.367%.

Periodic Caps − Pool 2
Periodic Caps (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

N/A	276	$169,969,499.47	26.78%
1.000	458	286,551,692.58	45.14
2.000	295	178,260,394.71	28.08
Total	1,029	$634,781,586.76	100.00%

The non-zero weighted average Periodic Cap for Pool 2 is approximately 1.384%.

S-A-24

Maximum Rates − Pool 2
Range of Maximum Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

10.001 to 10.500	1	$594,683.00	0.09%
10.501 to 11.000	5	2,770,280.62	0.44
11.001 to 11.500	71	43,227,005.25	6.81
11.501 to 12.000	205	133,996,835.57	21.11
12.001 to 12.500	119	73,780,861.02	11.62
12.501 to 13.000	406	248,296,029.97	39.12
13.001 to 13.500	123	74,110,745.64	11.67
13.501 to 14.000	81	47,586,463.92	7.50
14.001 to 14.500	18	10,418,681.77	1.64
Total	1,029	$634,781,586.76	100.00%

The weighted average Maximum Rate for Pool 2 is approximately 12.625%.

Minimum Rates − Pool 2
Range of Minimum Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

2.001 to 2.500	34	$19,095,622.12	3.01%
2.501 to 3.000	847	536,386,985.13	84.50
3.001 to 3.500	54	31,031,510.48	4.89
3.501 to 4.000	71	36,425,937.60	5.74
4.001 to 4.500	22	11,263,765.24	1.77
4.501 to 5.000	1	577,766.19	0.09
Total	1,029	$634,781,586.76	100.00%

The weighted average Minimum Rate for Pool 2 is approximately 2.850%.

Gross Margins − Pool 2
Range of Gross Margins (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

2.001 to 2.500	34	$19,095,622.12	3.01%
2.501 to 3.000	848	536,875,256.91	84.58
3.001 to 3.500	53	30,543,238.70	4.81
3.501 to 4.000	71	36,425,937.60	5.74
4.001 to 4.500	22	11,263,765.24	1.77
4.501 to 5.000	1	577,766.19	0.09
Total	1,029	$634,781,586.76	100.00%

The weighted average Gross Margin for Pool 2 is approximately 2.849%.

S-A-25

Negative Amortization Limit − Pool 2
Negative Amortization Limit (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

110	186	$111,662,088.08	17.59%
115	632	389,389,557.47	61.34
120	211	133,729,941.21	21.07
Total	1,029	$634,781,586.76	100.00%

Index − Pool 2
Index	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

6-Month LIBOR	741	$457,364,980.29	72.05%
1-Year MTA	230	145,445,830.18	22.91
1-Month LIBOR	46	24,523,669.29	3.86
1-Year LIBOR	12	7,447,107.00	1.17
Total	1,029	$634,781,586.76	100.00%

Next Rate Adjustment Date − Pool 2
Next Rate Adjustment Date	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

June 2010	3	$1,540,750.04	0.24%
October 2011	1	456,940.70	0.07
December 2011	2	1,234,561.05	0.19
January 2012	1	469,170.00	0.07
February 2012	1	557,088.64	0.09
March 2012	3	1,296,607.37	0.20
April 2012	12	6,992,883.38	1.10
May 2012	102	59,919,668.91	9.44
June 2012	706	440,258,519.04	69.36
July 2012	148	93,382,817.32	14.71
June 2014	36	21,120,479.90	3.33
July 2014	3	1,789,500.00	0.28
May 2017	1	470,330.23	0.07
June 2017	10	5,292,270.18	0.83
Total	1,029	$634,781,586.76	100.00%

S-A-26

Originator − Pool 2
Originator	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

American Home Mortgage	276	$169,969,499.47	26.78%
Aurora Loan Services LLC	295	178,260,394.71	28.08
GreenPoint Mortgage	436	274,073,124.07	43.18
Quicken Loans	22	12,478,568.51	1.97
Total	1,029	$634,781,586.76	100.00%

Initial Fixed Payment Period − Pool 2
Initial Fixed Payment Period (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

36	3	$1,540,750.04	0.24%
60	976	604,568,256.41	95.24
84	39	22,909,979.90	3.61
120	11	5,762,600.41	0.91
Total	1,029	$634,781,586.76	100.00%

FICO Scores − Pool 2
Range of FICO Scores	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

601 to 620	1	$466,349.72	0.07%
621 to 640	6	3,295,489.83	0.52
641 to 660	28	15,095,075.82	2.38
661 to 680	143	81,851,849.14	12.89
681 to 700	188	116,547,899.30	18.36
701 to 720	164	104,189,091.00	16.41
721 to 740	155	99,506,274.87	15.68
741 to 760	143	90,536,423.75	14.26
761 to 780	105	65,905,233.61	10.38
781 to 800	65	38,551,826.35	6.07
801 to 820	31	18,836,073.37	2.97
Total	1,029	$634,781,586.76	100.00%

The weighted average FICO Score for Pool 2 is approximately 722.

S-A-27

30-Day Delinquencies of the Mortgage Loans - Pool 2
Number of 30-Day Delinquencies in the preceding 12 Months	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0	1,028	$634,349,348.46	99.93%
1	1	432,238.30	0.07
Total	1,029	$634,781,586.76	100.00%

*The mortgage loans in Pool 2 that have been 30 days delinquent may have experienced such delinquencies as a result of a transfer of servicing whereby the related borrower’s monthly payment was received by the prior servicer and not the current servicer during the related collection period.

S-A-28

Pool 3 Mortgage Loans

Original Loan-to-Value Ratios − Pool 3
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

10.01 to 20.00	3	$419,225.73	0.07%
20.01 to 30.00	9	1,372,825.55	0.22
30.01 to 40.00	17	3,083,776.19	0.49
40.01 to 50.00	42	9,819,999.70	1.56
50.01 to 60.00	76	18,800,504.34	2.98
60.01 to 70.00	278	70,280,138.25	11.15
70.01 to 80.00	1,636	430,673,079.73	68.35
80.01 to 90.00	351	86,869,116.72	13.79
90.01 to 100.00	41	8,811,694.38	1.40
Total	2,453	$630,130,360.59	100.00%

The weighted average original Loan-to-Value Ratio for Pool 3 is approximately 77.68%.

Mortgage Rates − Pool 3
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0.501 to 1.000	9	$2,288,294.00	0.36%
1.001 to 1.500	5	1,106,200.00	0.18
1.501 to 2.000	16	4,366,990.08	0.69
2.001 to 2.500	8	1,515,822.24	0.24
2.501 to 3.000	1	243,840.00	0.04
3.001 to 3.500	3	526,254.96	0.08
4.001 to 4.500	1	404,698.02	0.06
6.001 to 6.500	1	288,731.62	0.05
6.501 to 7.000	7	1,896,368.88	0.30
7.001 to 7.500	52	13,472,593.31	2.14
7.501 to 8.000	337	84,727,625.40	13.45
8.001 to 8.500	1,180	303,206,422.82	48.12
8.501 to 9.000	713	184,482,597.86	29.28
9.001 to 9.500	54	14,356,367.97	2.28
9.501 to 10.000	56	14,496,450.57	2.30
10.001 to 10.500	10	2,751,102.86	0.44
Total	2,453	$630,130,360.59	100.00%

The weighted average Mortgage Rate for Pool 3 is approximately 8.338% per annum.

S-A-29

Remaining Terms to Maturity − Pool 3
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

336 to 340	2	$508,382.73	0.08%
341 to 345	5	1,132,601.75	0.18
346 to 350	35	9,396,324.49	1.49
351 to 355	321	89,065,278.46	14.13
356 to 360	1,482	365,802,917.30	58.05
461 to 465	1	368,017.52	0.06
466 to 470	8	1,994,683.32	0.32
471 to 475	72	19,483,958.67	3.09
476 to 480	527	142,378,196.35	22.60
Total	2,453	$630,130,360.59	100.00%

The weighted average Remaining Term to Maturity for Pool 3 is approximately 388 months.

Original Terms to Maturity − Pool 3
Original Terms to Maturity (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

360	1,845	$465,905,504.73	73.94%
480	608	164,224,855.86	26.06
Total	2,453	$630,130,360.59	100.00%

The weighted average Original Term to Maturity for Pool 3 is approximately 391 months.
S-A-30

Geographic Distribution − Pool 3
Geographic Area	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Alabama	11	$1,844,019.84	0.29%
Alaska	1	169,764.10	0.03
Arizona	172	41,002,931.51	6.51
Arkansas	1	252,855.56	0.04
California	678	218,271,126.08	34.64
Colorado	41	8,863,685.43	1.41
Connecticut	15	3,807,403.65	0.60
Delaware	9	2,156,257.51	0.34
District of Columbia	12	2,978,462.43	0.47
Florida	409	90,063,113.99	14.29
Georgia	45	8,794,702.47	1.40
Hawaii	26	10,016,689.32	1.59
Idaho	13	3,148,480.87	0.50
Illinois	41	10,053,248.25	1.60
Indiana	4	733,225.27	0.12
Kansas	1	93,830.42	0.01
Kentucky	1	96,319.07	0.02
Louisiana	2	334,631.22	0.05
Maine	2	566,878.68	0.09
Maryland	72	19,341,277.63	3.07
Massachusetts	36	9,743,865.01	1.55
Michigan	57	12,062,035.15	1.91
Minnesota	33	6,850,691.25	1.09
Mississippi	5	788,623.98	0.13
Missouri	15	2,549,251.43	0.40
Montana	2	419,314.57	0.07
Nebraska	2	312,956.78	0.05
Nevada	93	22,710,495.55	3.60
New Hampshire	1	263,703.56	0.04
New Jersey	106	30,176,394.02	4.79
New Mexico	14	2,798,899.88	0.44
New York	44	15,403,677.61	2.44
North Carolina	32	5,996,398.95	0.95
North Dakota	7	671,046.29	0.11
Ohio	22	3,846,354.74	0.61
Oklahoma	4	477,041.91	0.08
Oregon	45	10,860,952.44	1.72
Pennsylvania	30	5,585,099.00	0.89
Rhode Island	1	274,897.69	0.04
South Carolina	7	1,635,320.99	0.26
South Dakota	2	281,816.96	0.04
Tennessee	23	3,984,530.33	0.63
Texas	46	7,650,554.61	1.21
Utah	66	13,267,013.32	2.11
Virginia	57	13,573,920.21	2.15
Washington	127	31,455,353.98	4.99
West Virginia	2	299,070.52	0.05
Wisconsin	14	2,767,728.12	0.44
Wyoming	4	834,448.44	0.13
Total	2,453	$630,130,360.59	100.00%

S-A-31

Cut-off Date Scheduled Principal Balances − Pool 3
Range of Cut-off Date Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0.01 to 50,000.00	5	$217,039.95	0.03%
50,000.01 to 100,000.00	96	7,602,341.18	1.21
100,000.01 to 150,000.00	257	32,939,069.21	5.23
150,000.01 to 200,000.00	402	70,961,645.07	11.26
200,000.01 to 250,000.00	496	111,291,634.54	17.66
250,000.01 to 300,000.00	401	109,687,379.86	17.41
300,000.01 to 350,000.00	305	98,925,163.73	15.70
350,000.01 to 400,000.00	293	109,322,782.64	17.35
400,000.01 to 450,000.00	135	55,552,193.44	8.82
450,000.01 to 500,000.00	30	14,222,628.13	2.26
500,000.01 to 550,000.00	14	7,250,333.14	1.15
550,000.01 to 600,000.00	5	2,866,641.39	0.45
600,000.01 to 650,000.00	8	4,963,244.12	0.79
650,000.01 to 700,000.00	1	691,357.95	0.11
700,000.01 to 750,000.00	4	2,872,066.31	0.46
750,000.01 to 800,000.00	1	764,839.93	0.12
Total	2,453	$630,130,360.59	100.00%

The average Cut-off Date Scheduled Principal Balance for Pool 3 is approximately $256,881.

Property Type − Pool 3
Property Type	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Single Family	1,590	$401,644,784.63	63.74%
Planned Unit Development	373	94,656,053.98	15.02
Condominium	302	69,444,601.02	11.02
Two- to Four-Family	188	64,384,920.96	10.22
Total	2,453	$630,130,360.59	100.00%

Loan Purpose − Pool 3
Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Cash Out Refinance	1,296	$341,911,281.14	54.26%
Rate/Term Refinance	703	186,172,616.90	29.55
Purchase	454	102,046,462.55	16.19
Total	2,453	$630,130,360.59	100.00%

S-A-32

Loan Documentation − Pool 3
Loan Documentation	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Stated Documentation	1,394	$362,328,241.82	57.50%
Limited Documentation	557	147,573,554.41	23.42
Full Documentation	300	64,307,023.58	10.21
No Ratio Documentation	94	29,428,780.29	4.67
Stated Income/Stated Assets	108	26,492,760.49	4.20
Total	2,453	$630,130,360.59	100.00%

Occupancy Status − Pool 3
Occupancy Status	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Primary Home	1,522	$411,960,791.97	65.38%
Investment	771	177,112,946.46	28.11
Second Home	160	41,056,622.16	6.52
Total	2,453	$630,130,360.59	100.00%

Prepayment Penalty Term − Pool 3
Prepayment Penalty Term (years)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

None	285	$75,558,815.33	11.99%
0.500	2	716,092.50	0.11
1.000	539	140,895,947.51	22.36
2.000	71	20,758,252.19	3.29
2.500	11	2,135,592.29	0.34
3.000	1,545	390,065,660.77	61.90
Total	2,453	$630,130,360.59	100.00%

S-A-33

Maximum Rates − Pool 3
Range of Maximum Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

8.501 to 9.000	1	$267,778.57	0.04%
9.001 to 9.500	1	257,283.43	0.04
9.501 to 10.000	1,560	402,575,426.22	63.89
10.001 to 10.500	5	1,546,947.79	0.25
10.501 to 11.000	27	6,420,411.52	1.02
11.001 to 11.500	17	3,565,454.74	0.57
11.501 to 12.000	842	215,497,058.32	34.20
Total	2,453	$630,130,360.59	100.00%

The weighted average Maximum Rate for Pool 3 is approximately 10.667%.

Minimum Rates − Pool 3
Range of Minimum Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

1.001 to 1.500	1	$288,731.62	0.05%
1.501 to 2.000	7	1,887,650.91	0.30
2.001 to 2.500	66	16,878,175.38	2.68
2.501 to 3.000	351	88,791,242.25	14.09
3.001 to 3.500	1,316	336,753,567.26	53.44
3.501 to 4.000	564	146,981,950.81	23.33
4.001 to 4.500	84	22,520,851.90	3.57
4.501 to 5.000	56	14,017,701.89	2.22
5.001 to 5.500	2	480,680.21	0.08
7.501 to 8.000	3	712,002.05	0.11
8.001 to 8.500	2	657,392.30	0.10
9.501 to 10.000	1	160,414.01	0.03
Total	2,453	$630,130,360.59	100.00%

The weighted average Minimum Rate for Pool 3 is approximately 3.409%.

S-A-34

Gross Margins − Pool 3
Range of Gross Margins (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

1.001 to 1.500	1	$288,731.62	0.05%
1.501 to 2.000	7	1,887,650.91	0.30
2.001 to 2.500	66	16,878,175.38	2.68
2.501 to 3.000	355	89,663,658.31	14.23
3.001 to 3.500	1,318	337,410,959.56	53.55
3.501 to 4.000	564	146,981,950.81	23.33
4.001 to 4.500	86	23,001,532.11	3.65
4.501 to 5.000	56	14,017,701.89	2.22
Total	2,453	$630,130,360.59	100.00%

The weighted average Gross Margin for Pool 3 is approximately 3.395%.

Initial Fixed Interest Rate Period − Pool 3
Initial Fixed Interest Rate Period (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

1	2,411	$619,855,669.53	98.37%
2	2	406,593.74	0.06
3	38	9,350,984.22	1.48
4	2	517,113.10	0.08
Total	2,453	$630,130,360.59	100.00%

Index − Pool 3
Index	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

COFI	16	$3,936,867.79	0.62%
LAMA	3	1,095,357.22	0.17
1-Month LIBOR	292	74,347,891.43	11.80
1-Year MTA	2,142	550,750,244.15	87.40
Total	2,453	$630,130,360.59	100.00%

S-A-35

Negative Amortization Limit − Pool 3
Negative Amortization Limit (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

110	1,066	$277,848,211.54	44.09%
115	1,387	352,282,149.05	55.91
Total	2,453	$630,130,360.59	100.00%

Next Rate Adjustment Date − Pool 3
Next Rate Adjustment Date	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

August 2007	2,450	$629,137,907.78	99.84%
September 2007	3	992,452.81	0.16
Total	2,453	$630,130,360.59	100.00%

S-A-36

Next Payment Adjustment Date − Pool 3
Next Payment Adjustment Date	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

August 2007	4	$930,043.92	0.15%
September 2007	10	3,007,144.98	0.48
October 2007	18	4,605,495.39	0.73
November 2007	35	9,950,842.31	1.58
December 2007	62	17,202,613.61	2.73
January 2008	90	26,196,519.34	4.16
February 2008	80	23,159,424.42	3.68
March 2008	109	28,467,018.16	4.52
April 2008	216	54,660,487.78	8.67
May 2008	481	120,189,405.32	19.07
June 2008	704	178,864,200.86	28.39
July 2008	400	102,943,462.70	16.34
August 2008	27	6,614,899.97	1.05
April 2009	7	2,096,403.70	0.33
May 2009	9	2,415,794.40	0.38
June 2009	7	2,205,996.85	0.35
July 2009	4	950,863.54	0.15
February 2010	1	274,725.95	0.04
March 2010	1	189,751.59	0.03
April 2010	4	1,245,104.78	0.20
May 2010	18	5,357,477.25	0.85
June 2010	19	4,033,971.13	0.64
July 2010	13	3,575,204.37	0.57
September 2011	2	754,070.07	0.12
October 2011	1	284,840.92	0.05
November 2011	1	194,750.12	0.03
December 2011	3	1,107,218.64	0.18
January 2012	6	1,461,065.60	0.23
February 2012	5	730,262.41	0.12
March 2012	5	750,336.77	0.12
April 2012	20	4,703,630.97	0.75
May 2012	32	7,640,234.19	1.21
June 2012	30	7,150,724.41	1.13
July 2012	29	6,216,374.17	0.99
Total	2,453	$630,130,360.59	100.00%

S-A-37

Originator − Pool 3
Originator	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

GreenPoint	859	$216,243,239.03	34.32%
Countrywide Home Loans	788	207,487,844.79	32.93
Residential Funding	631	160,092,062.68	25.41
Indymac	172	45,211,856.87	7.18
Bank of America	3	1,095,357.22	0.17
Total	2,453	$630,130,360.59	100.00%

Initial Fixed Payment Period − Pool 3
Initial Fixed Payment Period (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

12	2,236	$576,791,558.76	91.54%
24	27	7,669,058.49	1.22
36	56	14,676,235.07	2.33
60	134	30,993,508.27	4.92
Total	2,453	$630,130,360.59	100.00%

S-A-38

FICO Scores − Pool 3
Range of FICO Scores	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

631 to 640	13	$2,794,262.69	0.44%
641 to 650	89	24,993,597.86	3.97
651 to 660	126	33,432,112.41	5.31
661 to 670	224	56,800,681.00	9.01
671 to 680	182	47,614,995.19	7.56
681 to 690	214	58,465,232.59	9.28
691 to 700	219	59,190,188.19	9.39
701 to 710	204	52,646,934.14	8.35
711 to 720	195	49,761,225.26	7.90
721 to 730	164	42,212,366.49	6.70
731 to 740	166	42,664,329.23	6.77
741 to 750	142	34,748,758.60	5.51
751 to 760	122	31,117,448.47	4.94
761 to 770	106	25,701,563.90	4.08
771 to 780	94	23,859,473.84	3.79
781 to 790	89	20,813,994.21	3.30
791 to 800	58	14,493,907.19	2.30
801 to 810	35	6,582,805.70	1.04
811 to 820	10	2,038,698.55	0.32
831 to 840	1	197,785.08	0.03
Total	2,453	$630,130,360.59	100.00%

The weighted average FICO Score for Pool 3 is approximately 711.

S-A-39

30-Day Delinquencies of the Mortgage Loans* - Pool 3
Number of 30-Day Delinquencies in the preceding 12 Months	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0	2,420	$620,867,914.84	98.53%
1	22	5,828,316.36	0.92
2	8	2,769,076.86	0.44
3	2	493,404.31	0.08
4	1	171,648.22	0.03
Total	2,453	$630,130,360.59	100.00%

*The mortgage loans in Pool 3 that have been 30 days delinquent may have experienced such delinquencies as a result of a transfer of servicing whereby the related borrower’s monthly payment was received by the prior servicer and not the current servicer during the related collection period.

60-Day Delinquencies of the Mortgage Loans* - Pool 3
Number of 60-Day Delinquencies in the preceding 12 Months	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0	2,449	$628,750,210.49	99.78%
1	3	1,037,309.27	0.16
2	1	342,840.83	0.05
Total	2,453	$630,130,360.59	100.00%

*The mortgage loans in Pool 3 that have been 60 days delinquent may have experienced such delinquencies as a result of a transfer of servicing whereby the related borrower’s monthly payment was received by the prior servicer and not the current servicer during the related collection period.

90-Day Delinquencies of the Mortgage Loans* - Pool 3
Number of 90-Day Delinquencies in the preceding 12 Months	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0	2,452	$629,749,220.52	99.94%
1	1	381,140.07	0.06
Total	2,453	$630,130,360.59	100.00%

*The mortgage loans in Pool 3 that have been 90 days delinquent may have experienced such delinquencies as a result of a transfer of servicing whereby the related borrower’s monthly payment was received by the prior servicer and not the current servicer during the related collection period.

S-A-40

Original Months to Recast - Pool 3
Original Months to Recast	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

60	1,822	$471,527,987.30	74.83%
120	631	158,602,373.29	25.17
Total	2,453	$630,130,360.59	100.00%

S-A-41

Pool 4 Mortgage Loans

Original Loan-to-Value Ratios − Pool 4
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0.01 to 10.00	1	$996,798.94	0.09%
20.01 to 30.00	7	1,759,264.55	0.17
30.01 to 40.00	16	6,002,160.62	0.57
40.01 to 50.00	32	12,604,929.35	1.20
50.01 to 60.00	76	38,566,948.73	3.66
60.01 to 70.00	265	161,952,397.76	15.36
70.01 to 80.00	1,464	739,430,062.92	70.11
80.01 to 90.00	177	61,359,953.88	5.82
90.01 to 100.00	104	32,032,596.86	3.04
Total	2,142	$1,054,705,113.61	100.00%

The weighted average original Loan-to-Value Ratio for Pool 4 is approximately 76.14%.

Mortgage Rates − Pool 4
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0.501 to 1.000	9	$3,975,150.00	0.38%
1.001 to 1.500	9	4,312,639.45	0.41
1.501 to 2.000	22	11,889,808.81	1.13
2.001 to 2.500	9	3,773,729.87	0.36
2.501 to 3.000	3	1,571,260.27	0.15
4.001 to 4.500	1	124,675.92	0.01
4.501 to 5.000	1	426,343.47	0.04
5.001 to 5.500	1	326,846.82	0.03
5.501 to 6.000	1	549,352.06	0.05
6.501 to 7.000	16	7,154,861.21	0.68
7.001 to 7.500	95	50,936,687.10	4.83
7.501 to 8.000	408	221,251,152.59	20.98
8.001 to 8.500	973	478,733,158.97	45.39
8.501 to 9.000	512	240,205,184.94	22.77
9.001 to 9.500	55	20,407,859.01	1.93
9.501 to 10.000	25	8,373,845.84	0.79
10.001 to 10.500	2	692,557.28	0.07
Total	2,142	$1,054,705,113.61	100.00%

The weighted average Mortgage Rate for Pool 4 is approximately 8.137% per annum.

S-A-42

Remaining Terms to Maturity − Pool 4
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

336 to 340	1	$530,579.40	0.05%
341 to 345	6	3,239,899.75	0.31
346 to 350	37	17,830,633.87	1.69
351 to 355	332	159,984,146.24	15.17
356 to 360	1,199	557,292,941.21	52.84
461 to 465	2	1,158,086.39	0.11
466 to 470	7	3,527,381.48	0.33
471 to 475	77	50,018,054.16	4.74
476 to 480	481	261,123,391.11	24.76
Total	2,142	$1,054,705,113.61	100.00%

The weighted average Remaining Term to Maturity for Pool 4 is approximately 393 months.

Original Terms to Maturity − Pool 4
Original Terms to Maturity (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

360	1,575	$738,878,200.47	70.06%
480	567	315,826,913.14	29.94
Total	2,142	$1,054,705,113.61	100.00%

The weighted average Original Term to Maturity for Pool 4 is approximately 396 months.
S-A-43

Geographic Distribution − Pool 4
Geographic Area	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Alabama	4	$2,157,704.84	0.20%
Arizona	90	45,741,908.41	4.34
Arkansas	2	605,091.55	0.06
California	1,062	569,627,404.39	54.01
Colorado	19	10,905,885.51	1.03
Connecticut	12	9,289,625.24	0.88
Delaware	2	667,363.68	0.06
District of Columbia	8	4,266,254.78	0.40
Florida	304	116,097,340.62	11.01
Georgia	27	10,878,392.81	1.03
Hawaii	18	10,563,604.20	1.00
Idaho	6	3,307,451.08	0.31
Illinois	25	10,830,095.88	1.03
Indiana	4	1,896,973.99	0.18
Kansas	1	152,741.77	0.01
Maine	2	653,286.67	0.06
Maryland	53	27,459,397.68	2.60
Massachusetts	13	5,818,784.40	0.55
Michigan	44	22,087,386.32	2.09
Minnesota	12	4,897,937.11	0.46
Missouri	4	1,191,952.47	0.11
Montana	1	349,340.73	0.03
Nebraska	1	193,412.66	0.02
Nevada	41	18,022,498.52	1.71
New Jersey	69	29,037,767.58	2.75
New Mexico	5	1,159,307.58	0.11
New York	70	37,182,813.51	3.53
North Carolina	20	11,358,110.96	1.08
Ohio	7	2,704,359.15	0.26
Oklahoma	1	401,075.56	0.04
Oregon	25	11,575,160.37	1.10
Pennsylvania	11	3,513,144.67	0.33
Rhode Island	2	660,554.43	0.06
South Carolina	9	6,625,078.80	0.63
Tennessee	12	3,544,400.46	0.34
Texas	21	7,035,906.99	0.67
Utah	16	6,801,083.13	0.64
Virginia	53	26,843,335.07	2.55
Washington	57	26,907,678.04	2.55
West Virginia	1	284,377.66	0.03
Wisconsin	8	1,409,124.34	0.13
Total	2,142	$1,054,705,113.61	100.00%

S-A-44

Cut-off Date Scheduled Principal Balances − Pool 4
Range of Cut-off Date Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0.01 to 50,000.00	1	$38,044.08	0.00%
50,000.01 to 100,000.00	12	944,522.69	0.09
100,000.01 to 150,000.00	52	6,539,357.51	0.62
150,000.01 to 200,000.00	128	22,762,665.84	2.16
200,000.01 to 250,000.00	153	34,183,264.51	3.24
250,000.01 to 300,000.00	129	35,526,030.96	3.37
300,000.01 to 350,000.00	151	48,935,287.86	4.64
350,000.01 to 400,000.00	141	52,767,103.32	5.00
400,000.01 to 450,000.00	233	99,848,318.73	9.47
450,000.01 to 500,000.00	253	119,936,636.35	11.37
500,000.01 to 550,000.00	224	117,290,795.56	11.12
550,000.01 to 600,000.00	166	95,401,554.18	9.05
600,000.01 to 650,000.00	127	79,557,290.70	7.54
650,000.01 to 700,000.00	85	56,730,936.96	5.38
700,000.01 to 750,000.00	45	32,612,531.49	3.09
750,000.01 to 800,000.00	38	29,476,208.04	2.79
800,000.01 to 850,000.00	25	20,447,811.91	1.94
850,000.01 to 900,000.00	28	24,473,717.37	2.32
900,000.01 to 950,000.00	22	20,404,899.13	1.93
950,000.01 to 1,000,000.00	29	28,379,400.26	2.69
1,000,000.01 to 1,250,000.00	64	69,559,798.93	6.60
1,250,000.01 to 1,500,000.00	21	28,067,025.68	2.66
1,500,000.01 to 1,750,000.00	4	6,348,762.99	0.60
1,750,000.01 to 2,000,000.00	6	11,282,562.82	1.07
2,500,000.01 to 2,750,000.00	4	10,249,884.67	0.97
2,750,000.01 to 3,000,000.00	1	2,940,701.07	0.28
Total	2,142	$1,054,705,113.61	100.00%

The average Cut-off Date Scheduled Principal Balance for Pool 4 is approximately $492,392.

Property Type − Pool 4
Property Type	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Single Family	1,440	$717,563,445.79	68.03%
Planned Unit Development	362	190,654,975.58	18.08
Condominium	257	103,529,116.85	9.82
Two- to Four-Family	80	42,213,700.67	4.00
Cooperative	3	743,874.72	0.07
Total	2,142	$1,054,705,113.61	100.00%

S-A-45

Loan Purpose − Pool 4
Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Cash Out Refinance	806	$400,182,546.77	37.94%
Purchase	735	332,313,710.52	31.51
Rate/Term Refinance	601	322,208,856.32	30.55
Total	2,142	$1,054,705,113.61	100.00%

Loan Documentation − Pool 4
Loan Documentation	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Stated Documentation	1,086	$557,877,060.49	52.89%
Limited Documentation	597	325,349,830.59	30.85
Full Documentation	185	72,785,858.30	6.90
No Documentation	149	45,920,724.11	4.35
Stated Income/Stated Assets	73	30,330,348.40	2.88
No Ratio Documentation	52	22,441,291.72	2.13
Total	2,142	$1,054,705,113.61	100.00%

Occupancy Status − Pool 4
Occupancy Status	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Primary Home	1,857	$915,010,139.71	86.76%
Investment	195	96,083,533.72	9.11
Second Home	90	43,611,440.18	4.13
Total	2,142	$1,054,705,113.61	100.00%

Prepayment Penalty Term − Pool 4
Prepayment Penalty Term (years)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

None	305	$169,689,947.49	16.09%
0.500	3	2,556,625.68	0.24
1.000	531	289,774,983.32	27.47
2.000	69	36,138,831.31	3.43
2.500	4	1,594,554.38	0.15
3.000	1,230	554,950,171.43	52.62
Total	2,142	$1,054,705,113.61	100.00%

S-A-46

Maximum Rates − Pool 4
Range of Maximum Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

7.001 to 7.500	2	$709,213.98	0.07%
8.001 to 8.500	1	273,848.22	0.03
9.501 to 10.000	1,663	804,872,066.12	76.31
10.001 to 10.500	1	424,973.24	0.04
10.501 to 11.000	18	5,633,446.23	0.53
11.001 to 11.500	19	6,041,572.79	0.57
11.501 to 12.000	426	232,566,673.82	22.05
12.001 to 12.500	6	1,859,947.99	0.18
12.501 to 13.000	2	1,038,558.74	0.10
13.001 to 13.500	2	561,866.15	0.05
16.501 to 17.000	2	722,946.33	0.07
Total	2,142	$1,054,705,113.61	100.00%

The weighted average Maximum Rate for Pool 4 is approximately 10.424%.

Minimum Rates − Pool 4
Range of Minimum Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0.501 to 1.000	1	$549,352.06	0.05%
1.501 to 2.000	17	7,521,668.99	0.71
2.001 to 2.500	100	53,743,659.02	5.10
2.501 to 3.000	418	223,470,639.79	21.19
3.001 to 3.500	1,014	506,227,172.66	48.00
3.501 to 4.000	488	223,020,706.47	21.15
4.001 to 4.500	73	29,375,676.78	2.79
4.501 to 5.000	19	6,878,761.25	0.65
5.001 to 5.500	9	2,419,475.65	0.23
7.501 to 8.000	2	969,970.67	0.09
8.001 to 8.500	1	528,030.27	0.05
Total	2,142	$1,054,705,113.61	100.00%

The weighted average Minimum Rate for Pool 4 is approximately 3.281%.

S-A-47

Gross Margins − Pool 4
Range of Gross Margins (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0.501 to 1.000	1	$549,352.06	0.05%
1.501 to 2.000	17	7,521,668.99	0.71
2.001 to 2.500	100	53,743,659.02	5.10
2.501 to 3.000	420	224,440,610.46	21.28
3.001 to 3.500	1,015	506,755,202.93	48.05
3.501 to 4.000	488	223,020,706.47	21.15
4.001 to 4.500	73	29,375,676.78	2.79
4.501 to 5.000	19	6,878,761.25	0.65
5.001 to 5.500	9	2,419,475.65	0.23
Total	2,142	$1,054,705,113.61	100.00%

The weighted average Gross Margin for Pool 4 is approximately 3.274%.

Initial Fixed Interest Rate Period − Pool 4
Initial Fixed Interest Rate Period (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

1	2,097	$1,032,447,974.82	97.89%
3	45	22,257,138.79	2.11
Total	2,142	$1,054,705,113.61	100.00%

Index − Pool 4
Index	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

COFI	10	$5,100,475.94	0.48%
LAMA	1	498,302.99	0.05
1-Month LIBOR	141	72,393,447.61	6.86
1-Year MTA	1,990	976,712,887.07	92.61
Total	2,142	$1,054,705,113.61	100.00%

S-A-48

Negative Amortization Limit − Pool 4
Negative Amortization Limit (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

110	773	$393,495,899.94	37.31%
115	1,369	661,209,213.67	62.69
Total	2,142	$1,054,705,113.61	100.00%

Next Rate Adjustment Date − Pool 4
Next Rate Adjustment Date	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

August 2007	2,141	$1,054,273,954.91	99.96%
September 2007	1	431,158.70	0.04
Total	2,142	$1,054,705,113.61	100.00%

S-A-49

Next Payment Adjustment Date − Pool 4
Next Payment Adjustment Date	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

August 2007	5	$2,414,073.89	0.23%
September 2007	13	6,351,095.15	0.60
October 2007	17	7,843,458.31	0.74
November 2007	34	14,363,981.30	1.36
December 2007	73	40,135,756.84	3.81
January 2008	101	50,651,141.32	4.80
February 2008	85	45,399,928.47	4.30
March 2008	108	56,348,591.83	5.34
April 2008	148	67,695,048.47	6.42
May 2008	408	201,774,237.71	19.13
June 2008	637	317,730,047.73	30.13
July 2008	378	182,685,475.56	17.32
August 2008	37	17,843,895.00	1.69
October 2008	1	610,895.14	0.06
May 2009	2	1,786,000.93	0.17
June 2009	3	1,556,155.37	0.15
July 2009	1	474,909.55	0.05
January 2010	1	646,985.09	0.06
May 2010	4	1,854,032.24	0.18
June 2010	7	2,738,357.99	0.26
July 2010	10	4,755,450.46	0.45
September 2011	1	443,586.31	0.04
October 2011	1	305,987.73	0.03
December 2011	3	921,408.43	0.09
January 2012	2	635,273.17	0.06
February 2012	4	2,222,158.70	0.21
March 2012	1	365,641.04	0.03
April 2012	15	7,484,357.56	0.71
May 2012	12	4,592,732.84	0.44
June 2012	13	5,332,016.36	0.51
July 2012	16	6,342,433.12	0.60
August 2012	1	400,000.00	0.04
Total	2,142	$1,054,705,113.61	100.00%

Originator − Pool 4
Originator	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Countrywide Home Loans	772	$396,433,171.54	37.59%
Residential Funding	580	278,167,037.78	26.37
GreenPoint	422	233,084,580.05	22.10
Indymac	250	105,224,636.72	9.98
Suntrust	117	41,297,384.53	3.92
Bank of America	1	498,302.99	0.05
Total	2,142	$1,054,705,113.61	100.00%

S-A-50

Initial Fixed Payment Period − Pool 4
Initial Fixed Payment Period (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

12	2,044	$1,011,236,731.58	95.88%
24	7	4,427,960.99	0.42
36	22	9,994,825.78	0.95
60	69	29,045,595.26	2.75
Total	2,142	$1,054,705,113.61	100.00%

FICO Scores − Pool 4
Range of FICO Scores	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Not Available	25	$7,124,547.23	0.68%
611 to 620	11	3,978,954.51	0.38
621 to 630	114	34,965,642.27	3.32
631 to 640	104	34,731,640.25	3.29
641 to 650	48	21,444,172.18	2.03
651 to 660	80	38,201,656.39	3.62
661 to 670	146	70,342,615.81	6.67
671 to 680	133	65,902,843.39	6.25
681 to 690	185	99,458,326.83	9.43
691 to 700	188	94,944,697.64	9.00
701 to 710	181	98,283,954.29	9.32
711 to 720	132	70,254,375.44	6.66
721 to 730	133	72,804,353.70	6.90
731 to 740	118	60,959,659.73	5.78
741 to 750	119	58,005,885.42	5.50
751 to 760	119	59,657,799.16	5.66
761 to 770	91	52,323,374.09	4.96
771 to 780	74	41,957,833.06	3.98
781 to 790	61	28,406,203.51	2.69
791 to 800	47	24,731,610.31	2.34
801 to 810	25	13,056,613.03	1.24
811 to 820	7	2,813,284.00	0.27
821 to 830	1	355,071.37	0.03
Total	2,142	$1,054,705,113.61	100.00%

The non-zero weighted average FICO Score for Pool 4 is approximately 710.

S-A-51

30-Day Delinquencies of the Mortgage Loans* - Pool 4
Number of 30-Day Delinquencies in the preceding 12 Months	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0	2,092	$1,031,921,660.45	97.84%
1	30	13,844,043.50	1.31
2	15	6,183,484.74	0.59
3	3	2,110,771.42	0.20
4	1	405,142.45	0.04
8	1	240,011.05	0.02
Total	2,142	$1,054,705,113.61	100.00%

*The mortgage loans in Pool 4 that have been 30 days delinquent may have experienced such delinquencies as a result of a transfer of servicing whereby the related borrower’s monthly payment was received by the prior servicer and not the current servicer during the related collection period.

60-Day Delinquencies of the Mortgage Loans* - Pool 4
Number of 60-Day Delinquencies in the preceding 12 Months	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0	2,132	$1,049,499,775.19	99.51%
1	9	4,626,696.55	0.44
2	1	578,641.87	0.05
Total	2,142	$1,054,705,113.61	100.00%

*The mortgage loans in Pool 4 that have been 60 days delinquent may have experienced such delinquencies as a result of a transfer of servicing whereby the related borrower’s monthly payment was received by the prior servicer and not the current servicer during the related collection period.

S-A-52

90-Day Delinquencies of the Mortgage Loans* - Pool 4
Number of 90-Day Delinquencies in the preceding 12 Months	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0	2,141	$1,054,378,175.44	99.97%
1	1	326,938.17	0.03
Total	2,142	$1,054,705,113.61	100.00%

*The mortgage loans in Pool 4 that have been 90 days delinquent may have experienced such delinquencies as a result of a transfer of servicing whereby the related borrower’s monthly payment was received by the prior servicer and not the current servicer during the related collection period.

Original Months to Recast - Pool 4
Original Months to Recast	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

60	1,532	$732,205,766.15	69.42%
72	1	610,895.14	0.06
120	609	321,888,452.32	30.52
Total	2,142	$1,054,705,113.61	100.00%

S-A-53

ANNEX B-1:

ASSUMED MORTGAGE LOAN CHARACTERISTICS

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Maximum Interest Rate (%)	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)
Pool 1
Hybrid Option ARMs	243,053.18	7.3750000000	7.0000000000	359	1	1-Month LIBOR	2.750	2.750	119	120%	12.950	836.57	242,400.00	N/A	N/A
Hybrid Option ARMs	586,375.24	8.7763319483	7.5610132396	359	1	1-Month LIBOR	3.443	3.443	119	120%	12.950	2,221.13	584,323.00	N/A	N/A
Hybrid Option ARMs	315,848.81	7.3750000000	7.0000000000	359	1	1-Year MTA	2.750	2.750	119	110%	12.950	1,087.13	315,000.00	N/A	N/A
Hybrid Option ARMs	345,790.91	6.7500000000	6.3750000000	359	1	1-Year MTA	2.750	2.750	119	120%	12.950	1,149.72	345,000.00	N/A	N/A
Hybrid Option ARMs	172,430.14	7.0000000000	6.6250000000	359	1	1-Year MTA	2.750	2.750	119	120%	12.950	573.19	172,000.00	N/A	N/A
Hybrid Option ARMs	324,890.57	7.8750000000	7.5000000000	359	1	1-Year MTA	2.750	2.750	119	120%	12.950	1,079.74	324,000.00	N/A	N/A
Hybrid Option ARMs	175,398.64	6.8750000000	6.5000000000	359	1	1-Year MTA	2.750	2.750	119	120%	12.950	603.96	175,000.00	N/A	N/A
Hybrid Option ARMs	544,759.92	8.3038590027	7.4225733293	359	1	1-Year MTA	3.208	3.208	119	120%	12.950	1,997.57	543,000.00	N/A	N/A
Hybrid Option ARMs	280,725.33	7.2500000000	6.8750000000	359	1	1-Year MTA	2.750	2.750	119	120%	12.950	966.34	280,000.00	N/A	N/A
Hybrid Option ARMs	180,000.00	7.2500000000	6.8750000000	360	0	1-Year MTA	2.750	2.750	120	120%	12.950	621.22	180,000.00	N/A	N/A
Hybrid Option ARMs	2,179,199.88	7.8363324799	7.2867368186	359	1	1-Year MTA	2.913	2.913	119	120%	12.950	7,486.67	2,172,500.00	N/A	N/A
Hybrid Option ARMs	279,000.00	9.3500000000	7.8639892470	360	0	1-Month LIBOR	3.850	3.850	36	120%	12.950	1,116.95	279,000.00	N/A	N/A
Hybrid Option ARMs	593,617.18	7.5051599768	6.3401983713	357	3	1-Year MTA	3.630	3.630	33	120%	12.950	2,216.27	589,192.00	N/A	N/A
Hybrid Option ARMs	204,616.42	7.6250000000	7.2500000000	359	1	1-Year MTA	2.750	2.750	35	120%	12.950	679.83	204,000.00	N/A	N/A
Hybrid Option ARMs	406,230.63	8.6250000000	6.9199851850	359	1	1-Year MTA	4.125	4.125	35	115%	12.950	1,680.31	405,000.00	N/A	N/A
Hybrid Option ARMs	1,998,258.99	7.7014261596	6.9427588665	359	1	1-Month LIBOR	3.056	3.056	59	120%	12.950	7,071.00	1,993,000.00	N/A	N/A
Hybrid Option ARMs	700,250.13	8.4210088062	6.8424811973	359	1	1-Month LIBOR	4.023	4.023	59	115%	12.950	2,804.14	698,155.00	N/A	N/A
Hybrid Option ARMs	1,001,255.18	7.1624041923	6.7874041923	359	1	1-Month LIBOR	2.750	2.750	59	120%	12.950	3,356.66	998,850.00	N/A	N/A
Hybrid Option ARMs	267,883.34	8.6400000000	7.6050000000	359	1	1-Month LIBOR	3.515	3.515	59	115%	12.950	988.7	266,950.00	N/A	N/A
Hybrid Option ARMs	308,039.01	7.2500000000	6.8750000000	359	1	1-Month LIBOR	2.750	2.750	59	120%	12.950	1,060.36	307,243.11	N/A	N/A
Hybrid Option ARMs	1,458,768.74	7.8609106819	7.2884568334	359	1	1-Month LIBOR	2.943	2.943	59	120%	12.950	5,158.50	1,454,400.00	N/A	N/A
Hybrid Option ARMs	342,000.00	8.1250000000	6.4200000000	359	1	1-Month LIBOR	4.125	4.125	59	115%	12.950	1,418.93	342,000.00	N/A	N/A
Hybrid Option ARMs	219,244.02	8.7500000000	7.5450000000	359	1	1-Month LIBOR	3.625	3.625	59	115%	12.950	849.21	218,500.00	N/A	N/A
Hybrid Option ARMs	550,196.93	7.0318304711	6.5489365737	359	1	1-Month LIBOR	2.907	2.907	59	120%	12.950	1,919.54	548,900.00	N/A	N/A
Hybrid Option ARMs	217,421.71	8.4750000000	7.7100000140	358	2	1-Month LIBOR	3.350	3.350	58	120%	12.950	782.27	216,000.00	N/A	N/A
Hybrid Option ARMs	2,003,879.87	7.9285648368	7.1272992693	359	1	1-Month LIBOR	3.260	3.260	59	120%	12.950	7,370.70	1,998,050.00	N/A	N/A
Hybrid Option ARMs	414,750.00	7.8750000000	6.4999855330	360	0	1-Month LIBOR	4.000	4.000	60	120%	12.950	1,693.18	414,750.00	N/A	N/A
Hybrid Option ARMs	1,065,743.69	8.3383482805	7.0447626819	359	1	1-Year MTA	3.875	3.875	59	115%	12.950	4,214.74	1,062,575.00	N/A	N/A
Hybrid Option ARMs	276,390.43	7.8750000000	7.5000000000	352	8	1-Year MTA	2.900	2.900	52	120%	12.950	991.24	270,000.00	N/A	N/A
Hybrid Option ARMs	166,248.53	7.2500000000	6.8750000000	355	5	1-Year MTA	3.250	3.250	55	120%	12.950	546.53	164,000.00	N/A	N/A
Hybrid Option ARMs	265,576.51	6.3750000000	6.0000000000	357	3	1-Year MTA	2.750	2.750	57	120%	12.950	879.78	264,000.00	N/A	N/A
Hybrid Option ARMs	6,793,939.24	7.6233819674	6.9603024024	359	1	1-Year MTA	3.104	3.104	59	120%	12.950	23,948.60	6,775,880.00	N/A	N/A
Hybrid Option ARMs	233,000.00	7.2500000000	6.8750000000	360	0	1-Year MTA	2.750	2.750	60	120%	12.950	804.13	233,000.00	N/A	N/A
Hybrid Option ARMs	256,693.55	7.2500000000	6.8750000000	359	1	1-Year MTA	2.750	3.250	59	110%	12.950	853.12	256,000.00	N/A	N/A
Hybrid Option ARMs	228,722.87	8.2250000000	6.7800000000	359	1	1-Year MTA	3.475	3.475	59	115%	12.950	839.88	228,000.00	N/A	N/A
Hybrid Option ARMs	280,020.29	8.6250000000	7.2300000000	359	1	1-Year MTA	3.875	3.875	59	115%	12.950	1,084.73	279,099.00	N/A	N/A
Hybrid Option ARMs	285,708.60	7.1250000000	6.7500000000	359	1	1-Year MTA	2.750	2.750	59	120%	12.950	983.59	285,000.00	N/A	N/A
Hybrid Option ARMs	327,480.04	7.5000000000	6.7849999960	355	5	1-Year MTA	3.750	3.750	55	120%	12.950	1,154.25	323,100.00	N/A	N/A
Hybrid Option ARMs	299,572.18	7.8800000000	6.9050000000	357	3	1-Year MTA	3.505	3.505	57	120%	12.950	1,098.51	297,000.00	N/A	N/A
Hybrid Option ARMs	3,999,562.21	7.3123969822	6.8973059026	359	1	1-Year MTA	2.789	2.789	59	120%	12.950	13,660.64	3,990,200.00	N/A	N/A
Hybrid Option ARMs	283,500.00	7.2500000000	6.8750000000	360	0	1-Year MTA	2.750	2.750	60	120%	12.950	978.42	283,500.00	N/A	N/A
Hybrid Option ARMs	373,658.46	8.8750000000	7.4800000000	359	1	1-Year MTA	3.875	3.875	59	115%	12.950	1,495.75	372,400.00	N/A	N/A
Hybrid Option ARMs	166,750.00	8.6250000000	7.4499760120	360	0	1-Year MTA	3.750	3.750	60	120%	12.950	658.86	166,750.00	N/A	N/A
Hybrid Option ARMs	279,697.28	7.7500000000	7.3750000000	354	6	1-Year MTA	3.250	3.250	54	120%	12.950	923.11	277,000.00	N/A	N/A
Hybrid Option ARMs	368,646.63	6.8750000000	6.5000000000	355	5	1-Year MTA	3.250	3.250	55	120%	12.950	1,219.70	366,000.00	N/A	N/A
Hybrid Option ARMs	194,743.16	7.1250000000	6.7500000000	357	3	1-Year MTA	2.750	2.750	57	120%	12.950	651.84	195,600.00	N/A	N/A
Hybrid Option ARMs	5,152,153.92	7.5779391163	7.0480669503	359	1	1-Year MTA	2.946	2.946	59	120%	12.950	17,959.70	5,138,050.00	N/A	N/A
Hybrid Option ARMs	1,520,627.72	8.0269825247	7.6519825247	359	1	1-Year MTA	3.036	3.036	59	110%	12.950	5,311.27	1,515,800.00	N/A	N/A
Hybrid Option ARMs	269,593.54	6.8750000000	6.0300000010	357	3	1-Year MTA	3.375	3.375	57	115%	12.950	973.55	267,900.00	N/A	N/A
Hybrid Option ARMs	2,032,207.09	8.5040795436	7.1421310530	359	1	1-Year MTA	3.738	3.738	59	115%	12.950	7,898.47	2,025,750.00	N/A	N/A
Hybrid Option ARMs	1,602,659.39	8.0094739001	7.2322706861	359	1	1-Year MTA	3.298	3.298	59	120%	12.950	5,874.99	1,598,100.00	N/A	N/A
Hybrid Option ARMs	332,000.00	8.0000000000	7.6250000000	360	0	1-Year MTA	2.750	2.750	60	120%	12.950	1,145.80	332,000.00	N/A	N/A
Hybrid Option ARMs	372,655.48	7.0000000000	6.6250000000	355	5	1-Year MTA	3.250	3.250	55	120%	12.950	1,226.37	368,000.00	N/A	N/A
Hybrid Option ARMs	1,163,073.34	7.2533628167	6.8783628167	359	1	1-Year MTA	2.750	2.750	59	120%	12.950	3,938.12	1,160,000.00	N/A	N/A
Hybrid Option ARMs	224,689.95	8.2500000000	7.8750000000	352	8	1-Year MTA	2.750	2.750	52	120%	12.950	921.61	220,000.00	N/A	N/A
Hybrid Option ARMs	1,088,828.81	7.1915912601	6.4799383832	359	1	1-Year MTA	3.110	3.110	59	120%	12.950	3,870.71	1,086,190.00	N/A	N/A
Hybrid Option ARMs	1,033,888.21	7.7555464507	6.9103770080	359	1	1-Year MTA	3.284	3.284	59	120%	12.950	3,775.02	1,031,000.00	N/A	N/A
Hybrid Option ARMs	242,233.09	8.1250000000	7.7500000000	352	8	1-Year MTA	2.750	2.750	52	120%	12.950	997.01	238,000.00	N/A	N/A
Hybrid Option ARMs	290,657.92	7.7500000000	7.3750000000	354	6	1-Year MTA	2.750	2.750	54	120%	12.950	1,049.98	286,000.00	N/A	N/A
Hybrid Option ARMs	833,887.43	7.4687651501	7.0937651501	356	4	1-Year MTA	3.064	3.064	56	120%	12.950	2,763.04	824,600.00	N/A	N/A
Hybrid Option ARMs	222,250.25	8.5000000000	7.3249819410	358	2	1-Year MTA	3.500	3.500	58	120%	12.950	846.68	221,500.00	N/A	N/A
Hybrid Option ARMs	26,305,557.26	7.6740695606	7.0818837319	359	1	1-Year MTA	2.992	2.992	59	120%	12.950	92,173.77	26,233,475.00	N/A	N/A

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-1

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Maximum Interest Rate (%)	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)
Pool 1 (continued)
Hybrid Option ARMs	668,400.00	7.9015372531	7.2871970377	360	0	1-Year MTA	3.069	3.069	60	120%	12.950	2,411.73	668,400.00	N/A	N/A
Hybrid Option ARMs	412,144.42	8.5000000000	6.9650000000	353	7	6-Month LIBOR	4.000	4.000	53	110%	13.500	1,856.25	405,000.00	5.000	1.000
Hybrid Option ARMs	141,412.76	7.2500000000	6.8750000000	356	4	6-Month LIBOR	2.750	2.750	56	110%	12.250	495.83	140,000.00	5.000	1.000
Hybrid Option ARMs	2,031,582.06	7.6281996837	6.8544135787	358	2	6-Month LIBOR	3.238	3.238	58	110%	12.628	7,804.70	2,024,300.00	5.000	1.000
Hybrid Option ARMs	3,481,843.48	7.4171527151	6.7192655423	359	1	6-Month LIBOR	3.095	3.095	59	110%	12.417	12,784.96	3,473,400.00	5.000	1.000
Hybrid Option ARMs	198,477.16	7.5000000000	7.1250000000	353	7	6-Month LIBOR	2.750	2.750	53	115%	12.500	731.25	195,000.00	5.000	1.000
Hybrid Option ARMs	749,039.19	7.2468138333	6.8718138333	356	4	6-Month LIBOR	2.588	2.588	56	115%	12.851	2,641.15	746,200.00	5.604	1.604
Hybrid Option ARMs	1,531,856.96	7.1722254260	6.7972254260	357	3	6-Month LIBOR	2.452	2.452	57	115%	12.463	5,294.52	1,523,175.00	5.291	1.291
Hybrid Option ARMs	4,625,758.57	6.9348310654	6.5598310654	358	2	6-Month LIBOR	2.654	2.654	58	115%	12.158	15,205.71	4,636,850.00	5.223	1.223
Hybrid Option ARMs	22,187,581.92	6.9615838719	6.5865838719	359	1	6-Month LIBOR	2.587	2.587	59	115%	12.132	72,868.86	22,140,150.00	5.170	1.170
Hybrid Option ARMs	4,484,139.81	7.5132176817	7.1382176817	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.513	16,870.89	4,485,675.00	6.000	2.000
Hybrid Option ARMs	310,000.00	7.0000000000	6.6250000000	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.000	775	310,000.00	6.000	2.000
Hybrid Option ARMs	280,000.00	7.2500000000	6.8750000000	359	1	6-Month LIBOR	2.750	2.750	59	115%	13.250	991.67	280,000.00	6.000	2.000
Hybrid Option ARMs	167,937.85	6.7500000000	6.3750000000	358	2	6-Month LIBOR	2.750	2.750	58	110%	11.750	522.19	167,100.00	5.000	1.000
Hybrid Option ARMs	175,838.50	7.8750000000	6.8600000000	359	1	6-Month LIBOR	4.000	4.000	59	110%	12.875	712.56	175,400.00	5.000	1.000
Hybrid Option ARMs	77,984.32	7.8750000000	6.9400000000	357	3	6-Month LIBOR	3.625	3.625	57	110%	12.875	314.44	77,400.00	5.000	1.000
Hybrid Option ARMs	80,401.27	7.6250000000	7.2500000000	358	2	6-Month LIBOR	2.750	2.750	58	110%	12.625	308.33	80,000.00	5.000	1.000
Hybrid Option ARMs	863,306.73	7.3080615638	6.9330615638	358	2	6-Month LIBOR	2.750	2.750	58	110%	12.308	3,083.85	859,000.00	5.000	1.000
Hybrid Option ARMs	6,077,405.53	7.6767371839	7.1699470868	359	1	6-Month LIBOR	2.940	2.940	59	110%	12.677	23,626.29	6,062,250.00	5.000	1.000
Hybrid Option ARMs	341,950.00	9.2500000000	8.2050000000	360	0	6-Month LIBOR	4.250	4.250	60	110%	14.250	1,780.99	341,950.00	5.000	1.000
Hybrid Option ARMs	157,392.50	6.7500000000	6.3750000000	359	1	6-Month LIBOR	2.750	2.750	59	115%	11.750	490.63	157,000.00	5.000	1.000
Hybrid Option ARMs	3,120,245.90	6.9443602906	6.5693602906	358	2	6-Month LIBOR	2.750	2.750	58	115%	12.050	10,219.56	3,108,800.00	5.106	1.106
Hybrid Option ARMs	24,780,134.25	6.9962673519	6.6212673519	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.121	82,044.01	24,726,650.00	5.124	1.124
Hybrid Option ARMs	2,638,480.86	7.3318661965	6.9568661965	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.211	9,237.02	2,639,300.00	5.879	1.879
Hybrid Option ARMs	1,004,520.47	6.8831498800	6.5081498800	357	3	6-Month LIBOR	2.250	2.250	57	115%	12.883	3,226.25	997,000.00	6.000	2.000
Hybrid Option ARMs	1,258,279.53	7.4867212693	7.1117212693	358	2	6-Month LIBOR	2.250	2.250	58	115%	13.487	4,681.15	1,252,000.00	6.000	2.000
Hybrid Option ARMs	728,820.00	7.7866242694	7.4116242694	359	1	6-Month LIBOR	2.750	2.750	59	115%	13.787	2,904.17	728,000.00	6.000	2.000
Hybrid Option ARMs	327,350.00	7.6250000000	7.2500000000	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.625	1,261.66	327,350.00	6.000	2.000
Hybrid Option ARMs	198,993.20	7.7500000000	7.3750000000	358	2	6-Month LIBOR	2.750	2.750	58	110%	12.750	783.75	198,000.00	5.000	1.000
Hybrid Option ARMs	337,684.19	6.8750000000	6.5000000000	358	2	6-Month LIBOR	2.750	2.750	58	115%	11.875	1,085.00	336,000.00	5.000	1.000
Hybrid Option ARMs	897,237.50	7.0756983240	6.7006983240	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.076	3,039.79	895,000.00	5.000	1.000
Hybrid Option ARMs	132,881.38	7.5000000000	7.1250000000	359	1	6-Month LIBOR	2.750	2.750	59	110%	12.500	497.06	132,550.00	5.000	1.000
Hybrid Option ARMs	239,966.71	6.6250000000	6.2500000000	359	1	6-Month LIBOR	2.750	2.750	59	115%	11.625	725	240,000.00	5.000	1.000
Hybrid Option ARMs	176,480.52	6.8750000000	6.5000000000	358	2	6-Month LIBOR	2.750	2.750	58	110%	11.875	567.04	175,600.00	5.000	1.000
Hybrid Option ARMs	593,881.00	7.4071995273	7.0321995273	359	1	6-Month LIBOR	2.750	2.750	59	110%	12.407	2,175.69	592,400.00	5.000	1.000
Hybrid Option ARMs	181,009.45	7.7500000000	7.3750000000	356	4	6-Month LIBOR	2.750	2.750	56	110%	12.750	709.33	179,200.00	5.000	1.000
Hybrid Option ARMs	403,619.16	7.5455724897	6.9574824282	358	2	6-Month LIBOR	3.100	3.100	58	110%	12.546	1,521.45	401,650.00	5.000	1.000
Hybrid Option ARMs	8,982,962.28	7.2014919848	6.6874753862	359	1	6-Month LIBOR	2.877	2.877	59	110%	12.201	31,376.95	8,961,800.00	5.000	1.000
Hybrid Option ARMs	315,787.50	7.7500000000	7.3750000000	359	1	6-Month LIBOR	2.750	2.750	59	110%	12.750	1,246.88	315,000.00	5.000	1.000
Hybrid Option ARMs	570,765.00	7.5000000000	7.1250000000	358	2	6-Month LIBOR	2.750	2.750	58	115%	13.500	2,137.50	570,000.00	6.000	2.000
Hybrid Option ARMs	180,000.00	7.5000000000	7.1250000000	359	1	6-Month LIBOR	2.750	2.750	59	115%	13.500	675	180,000.00	6.000	2.000
Hybrid Option ARMs	188,000.00	8.2500000000	7.8750000000	360	0	6-Month LIBOR	2.750	2.750	60	115%	14.250	822.5	188,000.00	6.000	2.000
Hybrid Option ARMs	474,182.50	7.5605179704	7.1855179704	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.561	1,797.60	473,000.00	5.000	1.000
Hybrid Option ARMs	117,292.50	6.1250000000	5.7500000000	359	1	6-Month LIBOR	2.750	2.750	59	115%	11.125	304.69	117,000.00	5.000	1.000
Hybrid Option ARMs	410,028.09	7.5000000000	7.1250000000	356	4	6-Month LIBOR	2.750	2.750	56	115%	12.500	1,530.00	408,000.00	5.000	1.000
Hybrid Option ARMs	956,259.52	6.9451467592	6.5701467592	357	3	6-Month LIBOR	2.575	2.575	57	115%	11.945	3,120.28	949,100.00	5.000	1.000
Hybrid Option ARMs	9,501,267.61	6.9517398367	6.5767398367	358	2	6-Month LIBOR	2.750	2.750	58	115%	12.003	31,187.17	9,472,626.15	5.052	1.052
Hybrid Option ARMs	32,477,703.96	7.0980587445	6.7230587445	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.279	110,413.56	32,414,950.00	5.180	1.180
Hybrid Option ARMs	9,804,110.76	7.4505787095	7.0755787095	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.297	35,370.73	9,807,249.00	5.847	1.847
Hybrid Option ARMs	482,637.59	7.5600073287	7.1850073287	357	3	6-Month LIBOR	2.543	2.543	57	115%	13.560	1,838.54	484,177.00	6.000	2.000
Hybrid Option ARMs	2,794,332.80	7.3439112563	6.9689112563	358	2	6-Month LIBOR	2.579	2.579	58	115%	13.344	10,069.79	2,781,691.00	6.000	2.000
Hybrid Option ARMs	3,908,008.33	7.6388043996	7.2638043996	359	1	6-Month LIBOR	2.750	2.750	59	115%	13.639	14,918.01	3,906,450.00	6.000	2.000
Hybrid Option ARMs	6,816,025.00	7.4437529572	7.0687529572	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.444	24,534.94	6,816,025.00	6.000	2.000
Hybrid Option ARMs	718,850.39	7.5246688762	6.2545695357	359	1	1-Month LIBOR	3.327	3.327	83	120%	12.950	2,645.55	717,000.00	N/A	N/A
Hybrid Option ARMs	274,382.08	8.2500000000	6.4550000000	359	1	1-Month LIBOR	4.125	4.125	83	115%	12.950	1,098.92	273,600.00	N/A	N/A
Hybrid Option ARMs	451,306.34	7.6250000000	7.2500000000	359	1	1-Month LIBOR	2.750	2.750	83	110%	12.950	1,553.04	450,000.00	N/A	N/A
Hybrid Option ARMs	281,551.86	7.8800000000	6.9050000000	359	1	1-Month LIBOR	3.630	3.630	83	120%	12.950	1,092.06	280,800.00	N/A	N/A
Hybrid Option ARMs	321,196.70	6.7500000000	6.3750000000	359	1	1-Month LIBOR	2.750	2.750	83	120%	12.950	1,106.11	320,500.00	N/A	N/A
Hybrid Option ARMs	261,321.98	8.5000000000	7.1549973510	359	1	1-Year MTA	3.875	3.875	83	115%	12.950	1,046.39	260,523.00	N/A	N/A
Hybrid Option ARMs	280,000.00	6.7500000000	6.3750000000	360	0	1-Year MTA	2.750	2.750	84	120%	12.950	966.34	280,000.00	N/A	N/A
Hybrid Option ARMs	727,109.07	7.7024756736	6.9253870203	359	1	1-Year MTA	3.114	3.114	83	120%	12.950	2,544.38	725,000.00	N/A	N/A
Hybrid Option ARMs	350,000.00	6.6250000000	6.2500000000	359	1	1-Year MTA	2.750	2.750	83	110%	12.950	1,207.92	350,000.00	N/A	N/A
Hybrid Option ARMs	400,348.35	8.8750000000	7.1699849620	359	1	1-Year MTA	4.125	4.125	83	115%	12.950	1,602.59	399,000.00	N/A	N/A
Hybrid Option ARMs	386,002.92	7.1250000000	6.7500000000	359	1	1-Year MTA	2.750	2.750	83	120%	12.950	1,283.02	385,000.00	N/A	N/A
Hybrid Option ARMs	155,319.65	8.6000000000	7.4850000000	359	1	1-Year MTA	3.475	3.475	83	120%	12.950	589.75	154,800.00	N/A	N/A
Hybrid Option ARMs	100,323.00	7.8750000000	7.5000000000	359	1	1-Year MTA	2.750	2.750	83	120%	12.950	333.25	100,000.00	N/A	N/A
Hybrid Option ARMs	310,803.04	7.2500000000	6.8750000000	359	1	1-Year MTA	2.750	2.750	83	120%	12.950	1,069.87	310,000.00	N/A	N/A
Hybrid Option ARMs	1,128,574.65	7.6610584876	7.1139087290	359	1	1-Year MTA	2.925	2.925	83	120%	12.950	3,948.42	1,133,550.00	N/A	N/A

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-2

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Maximum Interest Rate (%)	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)
Pool 1 (continued)
Hybrid Option ARMs	124,310.00	6.2500000000	5.8750000000	359	1	6-Month LIBOR	2.250	2.250	83	110%	11.250	335.83	124,000.00	5.000	1.000
Hybrid Option ARMs	246,675.23	6.2500000000	5.8750000000	358	2	6-Month LIBOR	2.250	2.250	82	115%	11.250	693.33	256,000.00	5.000	1.000
Hybrid Option ARMs	2,176,978.04	6.4989252900	6.1239252900	359	1	6-Month LIBOR	2.250	2.250	83	115%	11.499	6,343.30	2,176,575.00	5.000	1.000
Hybrid Option ARMs	239,200.00	7.5000000000	7.1250000000	359	1	1-Year LIBOR	2.750	2.750	59	115%	12.500	897	239,200.00	5.000	2.000
Hybrid Option ARMs	416,661.00	6.6250000000	6.2500000000	360	0	1-Year LIBOR	2.750	2.750	60	115%	11.625	1,258.66	416,661.00	5.000	2.000
Hybrid Option ARMs	191,000.00	6.8750000000	6.5000000000	360	0	1-Year LIBOR	2.750	2.750	60	115%	11.875	457.6	191,000.00	5.000	2.000
Hybrid Option ARMs	572,312.00	7.8301573268	7.4551573268	359	1	1-Year LIBOR	2.750	2.750	59	115%	12.830	2,148.69	571,800.00	5.000	2.000
Hybrid Option ARMs	360,000.00	7.3750000000	7.0000000000	360	0	1-Year LIBOR	2.750	2.750	60	115%	12.375	1,312.50	360,000.00	5.000	2.000
Hybrid Option ARMs	651,720.00	7.6731955441	7.2981955441	360	0	1-Year LIBOR	2.750	2.808	60	115%	12.673	2,538.01	651,720.00	5.000	2.000
Pool 1C
Hybrid Option ARMs	409,732.46	8.3750000000	8.0000000000	358	2	1-Month LIBOR	3.375	3.375	118	110%	12.950	1,479.04	407,000.00	N/A	N/A
Hybrid Option ARMs	253,887.89	8.7500000000	8.3750000000	359	1	1-Month LIBOR	3.625	3.625	119	110%	12.950	952.91	253,500.00	N/A	N/A
Hybrid Option ARMs	290,608.28	7.9750000000	6.5300017260	359	1	1-Month LIBOR	3.475	3.475	119	115%	12.950	1,067.35	289,750.00	N/A	N/A
Hybrid Option ARMs	89,839.91	7.5000000000	7.1250000000	359	1	1-Month LIBOR	3.000	3.000	119	120%	12.950	320.09	89,600.00	N/A	N/A
Hybrid Option ARMs	237,587.19	8.5000000000	8.1250000000	359	1	1-Year MTA	3.625	3.625	119	110%	12.950	890.14	236,800.00	N/A	N/A
Hybrid Option ARMs	408,246.10	8.3750000000	7.1700000000	359	1	1-Year MTA	3.625	3.625	119	115%	12.950	1,535.56	408,500.00	N/A	N/A
Hybrid Option ARMs	367,055.22	9.1250000000	7.6499835390	358	2	1-Year MTA	4.250	4.250	118	120%	12.950	1,488.04	364,500.00	N/A	N/A
Hybrid Option ARMs	194,371.19	8.0847682301	6.9825386666	359	1	1-Year MTA	3.547	3.547	119	120%	12.950	722.29	193,900.00	N/A	N/A
Hybrid Option ARMs	287,233.59	8.5000000000	7.4179933640	359	1	1-Year MTA	3.500	3.500	119	120%	12.950	1,094.37	286,300.00	N/A	N/A
Hybrid Option ARMs	381,231.58	8.2500000000	7.3950000000	359	1	1-Year MTA	3.375	3.375	119	115%	12.950	1,380.92	380,000.00	N/A	N/A
Hybrid Option ARMs	243,627.00	8.3750000000	6.6699996310	360	0	1-Year MTA	4.125	4.125	120	115%	12.950	1,010.79	243,627.00	N/A	N/A
Hybrid Option ARMs	914,655.03	7.9569164399	7.1466690915	359	1	1-Year MTA	3.266	3.266	119	120%	12.950	3,283.31	911,892.00	N/A	N/A
Hybrid Option ARMs	458,273.66	8.1250000000	7.7500000000	359	1	1-Year MTA	2.750	2.750	119	120%	12.950	1,578.92	457,500.00	N/A	N/A
Hybrid Option ARMs	140,443.05	7.6250000000	7.2500000000	356	4	1-Year MTA	2.750	2.750	116	120%	12.950	462.39	138,750.00	N/A	N/A
Hybrid Option ARMs	81,694.18	7.9800000000	6.8950000000	357	3	1-Year MTA	3.730	3.730	117	120%	12.950	308.79	81,000.00	N/A	N/A
Hybrid Option ARMs	757,266.02	8.5976625724	7.3629895012	359	1	1-Year MTA	3.508	3.508	119	120%	12.950	2,893.11	755,250.00	N/A	N/A
Hybrid Option ARMs	686,715.21	7.3641662732	6.7103414975	359	1	1-Year MTA	3.117	3.117	35	120%	12.950	2,488.45	685,000.00	N/A	N/A
Hybrid Option ARMs	142,715.61	9.2500000000	7.7750000000	359	1	1-Year MTA	4.250	4.250	35	120%	12.950	580.52	142,200.00	N/A	N/A
Hybrid Option ARMs	271,091.50	9.7500000000	8.2750000000	359	1	1-Year MTA	4.250	4.250	35	120%	12.950	1,102.25	270,000.00	N/A	N/A
Hybrid Option ARMs	258,816.20	7.7500000000	7.3750000000	359	1	1-Month LIBOR	3.375	3.375	59	110%	12.950	941.2	258,999.00	N/A	N/A
Hybrid Option ARMs	186,008.07	8.0000000000	6.6050000190	358	2	1-Month LIBOR	4.000	4.000	58	120%	12.950	730.97	185,000.00	N/A	N/A
Hybrid Option ARMs	365,653.01	8.6000000000	7.1139876540	359	1	1-Month LIBOR	3.850	3.850	59	120%	12.950	1,459.24	364,500.00	N/A	N/A
Hybrid Option ARMs	279,000.00	8.3500000000	7.0350000000	360	0	1-Month LIBOR	3.600	3.600	60	120%	12.950	1,080.75	279,000.00	N/A	N/A
Hybrid Option ARMs	176,270.69	8.3750000000	7.0300312940	359	1	1-Month LIBOR	3.875	3.875	59	115%	12.950	705.9	175,750.00	N/A	N/A
Hybrid Option ARMs	207,540.86	7.8800000000	6.5750000000	359	1	1-Month LIBOR	3.755	3.755	59	120%	12.950	818.44	207,000.00	N/A	N/A
Hybrid Option ARMs	217,458.92	8.6250000000	7.3799999950	358	2	1-Month LIBOR	3.750	3.750	58	120%	12.950	825.65	216,000.00	N/A	N/A
Hybrid Option ARMs	1,849,881.11	8.0648390884	7.1706404894	359	1	1-Month LIBOR	3.412	3.412	59	120%	12.950	6,906.10	1,844,392.00	N/A	N/A
Hybrid Option ARMs	1,131,209.68	8.5229580017	7.1397368478	359	1	1-Month LIBOR	3.853	3.853	59	115%	12.950	4,449.32	1,127,650.00	N/A	N/A
Hybrid Option ARMs	734,626.23	7.7258690960	7.0130020379	359	1	1-Month LIBOR	3.166	3.166	59	120%	12.950	2,589.70	732,500.00	N/A	N/A
Hybrid Option ARMs	1,674,524.38	8.9780277094	7.4119624918	359	1	1-Month LIBOR	4.025	4.025	59	115%	12.950	6,835.34	1,668,874.00	N/A	N/A
Hybrid Option ARMs	519,927.25	7.9841142493	6.9177235792	359	1	1-Month LIBOR	3.522	3.522	59	120%	12.950	1,921.89	518,400.00	N/A	N/A
Hybrid Option ARMs	392,577.12	7.7250000000	6.6100000000	359	1	1-Month LIBOR	3.475	3.475	59	120%	12.950	1,442.17	391,500.00	N/A	N/A
Hybrid Option ARMs	350,295.17	8.4119042756	6.9966792777	359	1	1-Month LIBOR	3.757	3.757	59	120%	12.950	1,352.68	349,200.00	N/A	N/A
Hybrid Option ARMs	4,647,440.11	8.6095355031	7.3118680015	359	1	1-Month LIBOR	3.883	3.883	59	120%	12.950	18,304.29	4,636,547.00	N/A	N/A
Hybrid Option ARMs	169,200.00	8.4800000000	7.1100000000	360	0	1-Month LIBOR	3.730	3.730	60	120%	12.950	666.79	169,200.00	N/A	N/A
Hybrid Option ARMs	157,966.98	7.8750000000	6.5600000020	356	4	1-Year MTA	4.125	4.125	56	115%	12.950	589.23	156,750.00	N/A	N/A
Hybrid Option ARMs	762,415.54	7.6807738514	6.5703809234	358	2	1-Year MTA	3.758	3.758	58	115%	12.950	2,903.37	758,500.00	N/A	N/A
Hybrid Option ARMs	1,363,407.90	8.0353778114	6.8142212063	359	1	1-Year MTA	3.610	3.610	59	115%	12.950	5,150.10	1,359,455.00	N/A	N/A
Hybrid Option ARMs	267,616.10	7.3750000000	7.0000000000	356	4	1-Year MTA	3.125	3.125	56	120%	12.950	929.85	264,800.00	N/A	N/A
Hybrid Option ARMs	417,937.25	7.0263213467	6.5181585564	357	3	1-Year MTA	3.154	3.154	57	120%	12.950	1,422.82	414,900.00	N/A	N/A
Hybrid Option ARMs	453,655.28	7.5844664615	6.5337259072	358	2	1-Year MTA	3.426	3.426	58	120%	12.950	1,653.23	451,250.00	N/A	N/A
Hybrid Option ARMs	6,347,724.84	7.8906472872	6.9360010279	359	1	1-Year MTA	3.418	3.418	59	120%	12.950	23,487.64	6,331,390.00	N/A	N/A
Hybrid Option ARMs	716,650.00	8.1910189772	7.1123840089	360	0	1-Year MTA	3.602	3.602	60	120%	12.950	2,777.21	716,650.00	N/A	N/A
Hybrid Option ARMs	202,951.83	8.0000000000	6.6850000020	357	3	1-Year MTA	3.875	3.875	57	115%	12.950	782.21	201,262.00	N/A	N/A
Hybrid Option ARMs	1,597,553.49	7.9890693924	6.6899032788	359	1	1-Year MTA	3.657	3.657	59	115%	12.950	6,102.18	1,593,050.00	N/A	N/A
Hybrid Option ARMs	491,583.95	7.8357233159	7.2190939137	359	1	1-Year MTA	3.101	3.101	59	120%	12.950	1,716.29	490,100.00	N/A	N/A
Hybrid Option ARMs	170,573.29	7.1250000000	6.7500000000	359	1	1-Year MTA	2.750	2.750	59	120%	12.950	587.57	170,250.00	N/A	N/A
Hybrid Option ARMs	333,733.42	7.2500000000	6.5449999870	356	4	1-Year MTA	3.250	3.250	56	120%	12.950	1,180.48	330,440.00	N/A	N/A
Hybrid Option ARMs	360,810.95	7.2500000000	6.4450000000	358	2	1-Year MTA	3.375	3.375	58	120%	12.950	1,308.24	360,000.00	N/A	N/A
Hybrid Option ARMs	8,448,723.30	7.9522578011	7.1075079163	359	1	1-Year MTA	3.343	3.343	59	120%	12.950	31,210.55	8,424,109.00	N/A	N/A
Hybrid Option ARMs	683,286.78	7.9881258752	6.7852170944	359	1	1-Year MTA	3.664	3.664	59	115%	12.950	2,637.73	682,475.00	N/A	N/A
Hybrid Option ARMs	279,151.62	8.8750000000	7.8600000140	358	2	1-Year MTA	4.000	4.000	58	115%	12.950	1,099.82	278,350.00	N/A	N/A
Hybrid Option ARMs	1,523,002.09	8.5489783686	7.2168875389	359	1	1-Year MTA	3.695	3.695	59	115%	12.950	5,862.59	1,518,050.00	N/A	N/A
Hybrid Option ARMs	127,883.41	7.7500000000	7.3750000000	359	1	1-Year MTA	2.750	2.750	59	120%	12.950	440.03	127,500.00	N/A	N/A
Hybrid Option ARMs	372,294.44	7.3750000000	7.0000000000	359	1	1-Year MTA	2.750	2.750	59	120%	12.950	1,237.20	371,250.00	N/A	N/A
Hybrid Option ARMs	385,843.48	6.9750000000	6.1600000020	357	3	1-Year MTA	3.350	3.350	57	120%	12.950	1,394.33	385,000.00	N/A	N/A
Hybrid Option ARMs	342,015.99	7.6000000000	6.5950000050	358	2	1-Year MTA	3.600	3.600	58	120%	12.950	1,274.71	340,250.00	N/A	N/A
Hybrid Option ARMs	4,819,721.92	7.8985365563	7.0457180410	359	1	1-Year MTA	3.240	3.240	59	120%	12.950	17,533.32	4,806,090.00	N/A	N/A

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-3

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Maximum Interest Rate (%)	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)
Pool 1C (continued)
Hybrid Option ARMs	391,500.00	8.3500000000	7.2350000000	360	0	1-Year MTA	3.475	3.475	60	120%	12.950	1,442.17	391,500.00	N/A	N/A
Hybrid Option ARMs	376,968.51	8.1250000000	7.7500000000	357	3	1-Year MTA	3.500	3.500	57	110%	12.950	1,380.53	373,500.00	N/A	N/A
Hybrid Option ARMs	372,000.00	9.3750000000	9.0000000000	360	0	1-Year MTA	4.000	4.000	60	110%	12.950	1,518.66	372,000.00	N/A	N/A
Hybrid Option ARMs	319,300.53	8.6250000000	7.4200000000	359	1	1-Year MTA	3.625	3.625	59	115%	12.950	1,236.89	318,250.00	N/A	N/A
Hybrid Option ARMs	664,629.54	8.1212018571	6.6151823201	359	1	1-Year MTA	4.060	4.060	59	115%	12.950	2,690.16	664,050.00	N/A	N/A
Hybrid Option ARMs	246,488.14	8.2250000000	7.2800000070	357	3	1-Year MTA	3.475	3.475	57	115%	12.950	899.38	244,150.00	N/A	N/A
Hybrid Option ARMs	376,134.74	7.7500000000	6.4050000000	358	2	1-Year MTA	3.875	3.875	58	115%	12.950	1,458.42	375,250.00	N/A	N/A
Hybrid Option ARMs	3,280,948.89	8.7338268711	7.3509573267	359	1	1-Year MTA	3.832	3.832	59	115%	12.950	12,754.01	3,270,135.00	N/A	N/A
Hybrid Option ARMs	975,032.85	7.6316125347	7.0074217230	359	1	1-Year MTA	3.078	3.078	59	120%	12.950	3,453.21	972,670.00	N/A	N/A
Hybrid Option ARMs	135,000.00	7.5000000000	7.1250000000	360	0	1-Year MTA	2.750	2.750	60	120%	12.950	465.91	135,000.00	N/A	N/A
Hybrid Option ARMs	352,261.20	7.6250000000	7.2500000000	359	1	1-Year MTA	2.750	2.750	59	120%	12.950	1,170.38	351,200.00	N/A	N/A
Hybrid Option ARMs	609,299.45	7.9840041994	7.0371375581	359	1	1-Year MTA	3.398	3.398	59	120%	12.950	2,292.65	607,550.00	N/A	N/A
Hybrid Option ARMs	1,605,374.08	7.8125375247	7.1896326875	359	1	1-Year MTA	2.750	2.750	59	120%	12.950	5,527.45	1,601,600.00	N/A	N/A
Hybrid Option ARMs	1,613,873.56	7.7956119328	6.9015279225	357	3	1-Year MTA	3.421	3.421	57	120%	12.950	5,860.49	1,600,750.00	N/A	N/A
Hybrid Option ARMs	779,058.44	8.2248432637	7.2040817983	358	2	1-Year MTA	3.589	3.589	58	120%	12.950	2,901.77	775,400.00	N/A	N/A
Hybrid Option ARMs	18,596,446.29	8.1518918609	7.2606600783	359	1	1-Year MTA	3.265	3.265	59	120%	12.950	67,827.95	18,539,383.00	N/A	N/A
Hybrid Option ARMs	863,150.00	7.9039738168	7.1855387245	360	0	1-Year MTA	3.118	3.118	60	120%	12.950	3,052.98	863,150.00	N/A	N/A
Hybrid Option ARMs	250,502.17	7.1250000000	6.7500000000	356	4	6-Month LIBOR	2.750	2.750	56	110%	12.125	852.5	248,000.00	5.000	1.000
Hybrid Option ARMs	149,872.72	7.6250000000	7.2500000000	357	3	6-Month LIBOR	2.250	2.250	57	110%	12.625	573.31	148,750.00	5.000	1.000
Hybrid Option ARMs	3,299,785.51	7.4022152481	6.8290465463	358	2	6-Month LIBOR	3.001	3.001	58	110%	12.402	12,049.28	3,284,450.00	5.000	1.000
Hybrid Option ARMs	9,118,915.05	7.4658358921	6.9379428540	359	1	6-Month LIBOR	2.970	2.970	59	110%	12.466	33,855.33	9,097,050.00	5.000	1.000
Hybrid Option ARMs	570,907.91	6.9043795588	6.5293795588	360	0	6-Month LIBOR	2.750	2.750	60	110%	11.904	1,872.92	576,000.00	5.000	1.000
Hybrid Option ARMs	330,000.00	7.5000000000	7.1250000000	357	3	6-Month LIBOR	2.250	2.250	57	115%	13.500	1,237.50	330,000.00	6.000	2.000
Hybrid Option ARMs	2,367,635.41	7.1953371983	6.8203371983	358	2	6-Month LIBOR	2.668	2.668	58	115%	12.497	8,252.33	2,360,500.00	5.302	1.302
Hybrid Option ARMs	8,812,735.30	6.9985925406	6.6235925406	359	1	6-Month LIBOR	2.571	2.571	59	115%	12.210	29,116.33	8,793,475.00	5.212	1.212
Hybrid Option ARMs	5,833,569.00	7.6553815512	7.2803815512	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.655	22,631.24	5,833,569.00	6.000	2.000
Hybrid Option ARMs	636,750.00	7.6250000000	7.2500000000	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.625	2,454.14	636,750.00	6.000	2.000
Hybrid Option ARMs	163,507.75	6.7500000000	6.3750000000	358	2	6-Month LIBOR	2.750	2.750	58	110%	11.750	509.69	163,100.00	5.000	1.000
Hybrid Option ARMs	1,364,252.13	7.7745343011	6.9550194751	359	1	6-Month LIBOR	3.438	3.438	59	110%	12.775	5,414.52	1,360,850.00	5.000	1.000
Hybrid Option ARMs	162,405.00	7.7500000000	6.6650000000	359	1	6-Month LIBOR	3.250	3.250	59	110%	12.750	641.25	162,000.00	5.000	1.000
Hybrid Option ARMs	315,150.85	7.8750000000	7.5000000000	356	4	6-Month LIBOR	2.750	2.750	56	110%	12.875	1,267.50	312,000.00	5.000	1.000
Hybrid Option ARMs	810,611.39	7.4601641269	7.0851641269	357	3	6-Month LIBOR	2.750	2.750	57	110%	12.460	2,990.54	804,600.00	5.000	1.000
Hybrid Option ARMs	4,728,628.69	7.2358971516	6.8457129772	358	2	6-Month LIBOR	2.775	2.775	58	110%	12.236	16,610.35	4,705,600.00	5.000	1.000
Hybrid Option ARMs	12,922,736.14	7.3898666290	6.8517281341	359	1	6-Month LIBOR	2.975	2.975	59	110%	12.390	47,166.60	12,893,700.00	5.000	1.000
Hybrid Option ARMs	1,119,900.00	7.7087798018	7.3337798018	360	0	6-Month LIBOR	2.750	2.750	60	110%	12.709	4,394.47	1,119,900.00	5.000	1.000
Hybrid Option ARMs	1,281,406.81	7.4387171140	7.0637171140	358	2	6-Month LIBOR	2.750	2.750	58	115%	12.439	4,719.71	1,276,000.00	5.000	1.000
Hybrid Option ARMs	935,031.75	7.2516484400	6.8766484400	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.252	3,304.59	932,700.00	5.000	1.000
Hybrid Option ARMs	192,963.10	7.7500000000	7.3750000000	358	2	6-Month LIBOR	2.750	2.750	58	115%	12.750	760	192,000.00	5.000	1.000
Hybrid Option ARMs	72,969.34	7.7500000000	7.3750000000	356	4	6-Month LIBOR	2.750	2.750	56	115%	12.750	285	72,000.00	5.000	1.000
Hybrid Option ARMs	280,700.00	7.3750000000	7.0000000000	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.375	1,020.83	280,000.00	5.000	1.000
Hybrid Option ARMs	134,335.00	7.8750000000	7.5000000000	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.875	544.38	134,000.00	5.000	1.000
Hybrid Option ARMs	169,267.24	6.8750000000	6.5000000000	357	3	6-Month LIBOR	2.750	2.750	57	115%	11.875	542.5	168,000.00	5.000	1.000
Hybrid Option ARMs	2,812,644.75	7.2390020505	6.8640020505	358	2	6-Month LIBOR	2.750	2.750	58	115%	12.382	9,895.22	2,801,200.00	5.143	1.143
Hybrid Option ARMs	17,231,534.81	7.3265061709	6.9515061709	359	1	6-Month LIBOR	2.750	2.752	59	115%	12.472	61,996.45	17,195,200.00	5.145	1.145
Hybrid Option ARMs	5,160,797.48	7.5282676150	7.1532676150	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.306	19,073.74	5,163,025.00	5.777	1.777
Hybrid Option ARMs	603,467.96	7.7500000000	7.3750000000	358	2	6-Month LIBOR	2.750	2.750	58	110%	12.750	2,380.94	601,500.00	5.000	1.000
Hybrid Option ARMs	2,239,234.12	7.3278434403	6.8327467381	359	1	6-Month LIBOR	2.948	2.948	59	110%	12.328	8,055.74	2,233,650.00	5.000	1.000
Hybrid Option ARMs	1,323,084.94	7.4139133407	7.0389133407	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.414	4,874.58	1,326,000.00	5.000	1.000
Hybrid Option ARMs	106,933.55	7.0000000000	6.6250000000	358	2	6-Month LIBOR	2.750	2.750	58	110%	12.000	354.67	106,400.00	5.000	1.000
Hybrid Option ARMs	431,690.86	7.6250000000	6.3633330615	359	1	6-Month LIBOR	3.625	3.625	59	110%	12.625	1,665.00	432,000.00	5.000	1.000
Hybrid Option ARMs	187,317.12	7.1250000000	6.7500000000	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.125	642.3	186,850.00	5.000	1.000
Hybrid Option ARMs	790,170.50	7.2625761228	6.7077930728	359	1	6-Month LIBOR	3.052	3.052	59	110%	12.263	2,799.80	788,200.00	5.000	1.000
Hybrid Option ARMs	225,000.00	7.5000000000	7.1250000000	360	0	6-Month LIBOR	2.750	2.750	60	110%	12.500	843.75	225,000.00	5.000	1.000
Hybrid Option ARMs	487,799.83	6.7336474523	6.3586474523	358	2	6-Month LIBOR	2.750	2.750	58	110%	11.734	1,513.63	486,600.00	5.000	1.000
Hybrid Option ARMs	364,709.50	7.0000000000	6.6250000000	359	1	6-Month LIBOR	2.750	2.750	59	110%	12.000	1,212.67	363,800.00	5.000	1.000
Hybrid Option ARMs	267,066.00	8.2500000000	7.8750000000	359	1	6-Month LIBOR	2.750	2.750	59	110%	13.250	1,165.50	266,400.00	5.000	1.000
Hybrid Option ARMs	114,034.05	7.7500000000	6.8150000000	359	1	6-Month LIBOR	3.625	3.625	59	110%	12.750	453.23	114,500.00	5.000	1.000
Hybrid Option ARMs	376,158.47	7.3750000000	6.4100000000	356	4	6-Month LIBOR	3.375	3.375	56	110%	12.375	1,357.71	372,400.00	5.000	1.000
Hybrid Option ARMs	778,330.03	7.5000000000	7.1250000000	357	3	6-Month LIBOR	2.750	2.750	57	110%	12.500	2,896.88	772,500.00	5.000	1.000
Hybrid Option ARMs	5,225,088.30	7.1840291369	6.6902490535	358	2	6-Month LIBOR	2.877	2.877	58	110%	12.232	18,135.15	5,201,450.00	5.000	1.000
Hybrid Option ARMs	17,901,426.53	7.3507266672	6.8307470323	359	1	6-Month LIBOR	2.964	2.964	59	110%	12.351	64,748.06	17,858,850.00	5.000	1.000
Hybrid Option ARMs	696,000.00	6.8347701149	6.4597701149	360	0	6-Month LIBOR	2.750	2.750	60	110%	11.835	2,224.17	696,000.00	5.000	1.000
Hybrid Option ARMs	290,465.30	7.7500000000	6.4750000000	359	1	6-Month LIBOR	3.625	3.625	59	110%	12.750	1,147.52	289,900.00	5.000	1.000
Hybrid Option ARMs	375,000.00	7.5000000000	7.1250000000	359	1	6-Month LIBOR	2.750	2.750	59	115%	13.500	1,406.25	375,000.00	6.000	2.000
Hybrid Option ARMs	988,491.58	7.3843911700	7.0093911700	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.384	3,608.83	987,600.00	5.000	1.000
Hybrid Option ARMs	211,200.00	8.2500000000	7.8750000000	356	4	6-Month LIBOR	2.750	2.750	56	115%	14.250	924	211,200.00	6.000	2.000
Hybrid Option ARMs	5,358,483.74	7.1533478433	6.7783478433	358	2	6-Month LIBOR	2.750	2.750	58	115%	12.250	18,487.03	5,341,200.00	5.097	1.097
Hybrid Option ARMs	21,044,045.17	7.3480455429	6.9730455429	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.674	75,851.99	21,007,982.00	5.326	1.326

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-4

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Maximum Interest Rate (%)	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)
Pool 1C (continued)
Hybrid Option ARMs	10,747,114.02	7.5655183596	7.1905183596	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.527	39,040.94	10,751,092.00	5.961	1.961
Hybrid Option ARMs	1,699,815.88	7.5793231404	7.2043231404	358	2	6-Month LIBOR	2.574	2.574	58	115%	13.579	6,462.92	1,693,600.00	6.000	2.000
Hybrid Option ARMs	2,811,775.54	7.5467994051	7.1717994051	359	1	6-Month LIBOR	2.750	2.750	59	115%	13.547	10,637.97	2,807,500.00	6.000	2.000
Hybrid Option ARMs	5,590,654.17	7.5278913769	7.1528913769	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.528	20,424.45	5,591,300.00	6.000	2.000
Hybrid Option ARMs	152,383.59	7.6000000000	6.1550263160	359	1	1-Month LIBOR	3.725	3.725	83	115%	12.950	579.08	152,000.00	N/A	N/A
Hybrid Option ARMs	332,881.88	8.7500000000	7.4049819820	359	1	1-Month LIBOR	3.875	3.875	83	115%	12.950	1,337.50	333,000.00	N/A	N/A
Hybrid Option ARMs	232,608.28	8.4750000000	7.0299763690	359	1	1-Month LIBOR	3.725	3.725	83	115%	12.950	916.62	232,750.00	N/A	N/A
Hybrid Option ARMs	342,081.32	8.2290822983	7.3819608377	359	1	1-Month LIBOR	3.340	3.340	83	120%	12.950	1,257.12	341,000.00	N/A	N/A
Hybrid Option ARMs	1,735,264.13	7.9437129859	7.0731593018	359	1	1-Month LIBOR	3.106	3.106	83	120%	12.950	6,222.85	1,730,750.00	N/A	N/A
Hybrid Option ARMs	132,613.20	8.1250000000	6.7799623210	359	1	1-Year MTA	3.875	3.875	83	115%	12.950	532.99	132,700.00	N/A	N/A
Hybrid Option ARMs	985,142.99	8.2927131601	7.2555866479	359	1	1-Year MTA	3.636	3.636	83	120%	12.950	3,743.84	982,100.00	N/A	N/A
Hybrid Option ARMs	307,800.00	7.3500000000	6.2950000000	360	0	1-Year MTA	2.750	2.750	84	120%	12.950	1,062.28	307,800.00	N/A	N/A
Hybrid Option ARMs	1,296,046.00	7.6670949224	7.0535662799	359	1	1-Year MTA	3.022	3.022	83	120%	12.950	4,615.60	1,292,600.00	N/A	N/A
Hybrid Option ARMs	200,604.33	7.6250000000	7.2500000000	359	1	1-Year MTA	2.750	2.750	83	120%	12.950	666.5	200,000.00	N/A	N/A
Hybrid Option ARMs	1,263,078.49	8.2199355501	7.8449355501	359	1	1-Year MTA	3.146	3.146	83	110%	12.950	4,544.56	1,258,999.00	N/A	N/A
Hybrid Option ARMs	161,063.25	8.5000000000	7.4450000000	359	1	1-Year MTA	3.625	3.625	83	115%	12.950	623.98	160,550.00	N/A	N/A
Hybrid Option ARMs	440,768.20	8.0743152296	6.8895856750	359	1	1-Year MTA	3.703	3.703	83	115%	12.950	1,688.99	439,500.00	N/A	N/A
Hybrid Option ARMs	520,213.47	7.7889001937	6.8512751407	359	1	1-Year MTA	3.259	3.259	83	120%	12.950	1,906.56	518,980.00	N/A	N/A
Hybrid Option ARMs	198,682.04	8.8750000000	7.7000000000	359	1	1-Year MTA	3.750	3.750	83	120%	12.950	782.34	198,000.00	N/A	N/A
Hybrid Option ARMs	96,746.61	7.9800000000	6.9058776939	359	1	1-Year MTA	3.605	3.605	83	120%	12.950	369.96	96,475.00	N/A	N/A
Hybrid Option ARMs	805,453.01	7.9692241442	7.2505499010	359	1	1-Year MTA	3.272	3.272	83	120%	12.950	2,879.48	803,000.00	N/A	N/A
Hybrid Option ARMs	1,516,751.10	6.5490147345	6.1740147345	359	1	6-Month LIBOR	2.250	2.250	83	115%	11.549	4,474.65	1,512,975.00	5.000	1.000
Hybrid Option ARMs	260,650.00	8.0000000000	7.6250000000	359	1	1-Year LIBOR	2.750	2.750	59	115%	13.000	1,083.33	260,000.00	5.000	2.000
Hybrid Option ARMs	1,329,378.00	7.6840753721	7.3090753721	360	0	1-Year LIBOR	2.750	2.838	60	115%	12.684	4,902.42	1,329,378.00	5.000	2.000
Hybrid Option ARMs	1,334,600.00	7.5097969429	7.1347969429	360	0	1-Year LIBOR	2.750	2.750	60	115%	12.510	5,015.65	1,334,600.00	5.000	2.000
Pool 2
Hybrid Option ARMs	470,330.23	8.1400000000	7.0479005350	358	2	1-Month LIBOR	3.640	3.640	118	120%	12.950	1,760.88	467,500.00	N/A	N/A
Hybrid Option ARMs	441,506.47	8.2500000000	7.8750000000	359	1	1-Month LIBOR	2.750	2.750	119	120%	12.950	1,518.53	440,000.00	N/A	N/A
Hybrid Option ARMs	653,494.70	6.7500000000	6.3750000000	359	1	1-Year MTA	2.750	2.750	119	120%	12.950	2,172.80	652,000.00	N/A	N/A
Hybrid Option ARMs	568,848.91	8.5000000000	8.1250000000	359	1	1-Year MTA	3.500	3.500	119	110%	12.950	2,167.34	567,000.00	N/A	N/A
Hybrid Option ARMs	1,147,472.54	8.4922304398	7.1835453432	359	1	1-Year MTA	3.668	3.668	119	115%	12.950	4,388.84	1,144,000.00	N/A	N/A
Hybrid Option ARMs	593,780.22	7.7500000000	7.3750000000	359	1	1-Year MTA	2.750	2.750	119	120%	12.950	2,043.11	592,000.00	N/A	N/A
Hybrid Option ARMs	1,887,167.34	8.2007373432	7.4416301533	359	1	1-Year MTA	3.176	3.176	119	120%	12.950	6,829.97	1,881,400.00	N/A	N/A
Hybrid Option ARMs	442,473.15	8.7500000000	6.8750000000	359	1	1-Year MTA	4.000	4.000	35	120%	12.950	1,742.48	441,000.00	N/A	N/A
Hybrid Option ARMs	1,098,276.89	8.6589669150	7.6602988470	359	1	1-Year MTA	3.374	3.374	35	120%	12.950	4,120.39	1,094,500.00	N/A	N/A
Hybrid Option ARMs	1,515,059.89	8.6255188772	7.0280845515	359	1	1-Month LIBOR	4.050	4.050	59	115%	12.950	6,206.82	1,510,410.00	N/A	N/A
Hybrid Option ARMs	594,626.28	7.3750000000	6.6500000000	359	1	1-Month LIBOR	3.250	3.250	59	120%	12.950	2,118.81	593,100.00	N/A	N/A
Hybrid Option ARMs	917,349.81	8.0000000000	6.7950000000	359	1	1-Month LIBOR	3.625	3.625	59	115%	12.950	3,498.52	914,750.00	N/A	N/A
Hybrid Option ARMs	4,080,009.86	7.4782428014	6.8778944352	359	1	1-Month LIBOR	3.055	3.055	59	120%	12.950	14,448.10	4,069,100.00	N/A	N/A
Hybrid Option ARMs	428,677.47	8.1250000000	6.7300000000	359	1	1-Month LIBOR	3.875	3.875	59	115%	12.950	1,717.06	427,500.00	N/A	N/A
Hybrid Option ARMs	2,176,353.09	8.1504607129	7.4494109359	359	1	1-Month LIBOR	3.101	3.101	59	120%	12.950	7,812.49	2,169,500.00	N/A	N/A
Hybrid Option ARMs	462,363.65	7.5000000000	7.1250000000	357	3	1-Month LIBOR	3.750	3.750	57	110%	12.950	1,754.51	459,000.00	N/A	N/A
Hybrid Option ARMs	3,480,400.03	8.7503421334	7.1876614443	359	1	1-Month LIBOR	3.981	3.981	59	115%	12.950	13,944.78	3,469,050.00	N/A	N/A
Hybrid Option ARMs	5,347,091.25	7.8634641715	7.0576361509	359	1	1-Month LIBOR	3.293	3.293	59	120%	12.950	19,545.26	5,333,228.00	N/A	N/A
Hybrid Option ARMs	557,088.64	8.0000000000	7.6250000000	355	5	1-Year MTA	4.125	4.125	55	110%	12.950	2,063.70	549,000.00	N/A	N/A
Hybrid Option ARMs	1,978,009.94	7.8750171871	6.7676021729	359	1	1-Year MTA	3.598	3.598	59	115%	12.950	7,585.57	1,972,650.00	N/A	N/A
Hybrid Option ARMs	456,940.70	7.5000000000	7.1250000000	351	9	1-Year MTA	2.900	2.900	51	120%	12.950	1,644.72	448,000.00	N/A	N/A
Hybrid Option ARMs	488,271.78	6.6250000000	6.2500000000	356	4	1-Year MTA	2.750	3.250	56	120%	12.950	1,612.94	484,000.00	N/A	N/A
Hybrid Option ARMs	10,441,751.03	7.3577433204	6.6495141058	359	1	1-Year MTA	3.085	3.085	59	120%	12.950	37,137.60	10,416,618.00	N/A	N/A
Hybrid Option ARMs	1,186,078.73	7.0102336936	6.6352336936	359	1	1-Year MTA	2.750	2.750	59	110%	12.950	4,083.63	1,183,250.00	N/A	N/A
Hybrid Option ARMs	2,279,573.22	8.2406857664	6.7554553236	359	1	1-Year MTA	3.921	3.921	59	115%	12.950	9,035.65	2,273,000.00	N/A	N/A
Hybrid Option ARMs	794,134.15	7.3750000000	7.0000000000	359	1	1-Year MTA	2.750	2.750	59	120%	12.950	2,733.35	792,000.00	N/A	N/A
Hybrid Option ARMs	657,980.57	7.0000000000	6.6250000000	353	7	1-Year MTA	2.750	2.750	53	120%	12.950	2,378.96	648,000.00	N/A	N/A
Hybrid Option ARMs	443,563.86	8.3750000000	6.9000000000	358	2	1-Year MTA	4.250	4.250	58	120%	12.950	1,800.34	441,000.00	N/A	N/A
Hybrid Option ARMs	21,209,447.12	7.4757786771	6.9629457965	359	1	1-Year MTA	2.973	2.973	59	120%	12.950	73,557.00	21,154,150.00	N/A	N/A
Hybrid Option ARMs	541,860.10	8.8750000000	8.5000000000	359	1	1-Year MTA	4.000	4.000	59	110%	12.950	2,133.65	540,000.00	N/A	N/A
Hybrid Option ARMs	478,246.68	8.7500000000	7.4250042110	358	2	1-Year MTA	3.875	3.875	58	115%	12.950	1,846.10	475,000.00	N/A	N/A
Hybrid Option ARMs	1,283,706.28	8.6247182358	7.1702817642	359	1	1-Year MTA	3.874	3.874	59	115%	12.950	5,140.91	1,279,650.00	N/A	N/A
Hybrid Option ARMs	424,269.39	8.5000000000	6.5250000000	359	1	1-Year MTA	4.000	4.000	59	120%	12.950	1,726.86	423,000.00	N/A	N/A
Hybrid Option ARMs	429,814.25	6.7500000000	6.1849906540	358	2	1-Year MTA	3.125	3.125	58	120%	12.950	1,502.92	428,000.00	N/A	N/A
Hybrid Option ARMs	590,000.00	7.0000000000	6.6250000000	360	0	1-Year MTA	2.750	2.750	60	120%	12.950	1,966.18	590,000.00	N/A	N/A
Hybrid Option ARMs	2,364,490.15	7.0468797814	6.6718797814	359	1	1-Year MTA	2.750	2.750	59	120%	12.950	7,859.74	2,358,500.00	N/A	N/A
Hybrid Option ARMs	1,221,998.45	7.8102140279	6.9088871531	358	2	1-Year MTA	3.435	3.435	58	120%	12.950	4,453.26	1,215,066.00	N/A	N/A
Hybrid Option ARMs	13,647,054.62	7.6102406864	7.0468386708	359	1	1-Year MTA	3.018	3.018	59	120%	12.950	47,896.97	13,611,093.00	N/A	N/A
Hybrid Option ARMs	616,760.85	7.2500000000	6.8750000000	358	2	1-Year MTA	3.375	3.375	58	110%	12.950	2,237.09	615,600.00	N/A	N/A
Hybrid Option ARMs	4,430,447.86	7.6342981229	7.2592981229	359	1	1-Year MTA	3.114	3.114	59	110%	12.950	15,765.98	4,420,200.00	N/A	N/A
Hybrid Option ARMs	1,089,235.66	8.3182706257	6.8599768097	359	1	1-Year MTA	3.878	3.878	59	115%	12.950	4,292.26	1,086,000.00	N/A	N/A
Hybrid Option ARMs	5,303,374.31	8.6391651806	7.2449067018	359	1	1-Year MTA	3.812	3.812	59	115%	12.950	20,956.99	5,286,480.00	N/A	N/A
(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-5

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Maximum Interest Rate (%)	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)
Pool 2 (continued)
Hybrid Option ARMs	606,100.00	8.6250000000	7.4200000000	360	0	1-Year MTA	3.625	3.625	60	115%	12.950	2,355.62	606,100.00	N/A	N/A
Hybrid Option ARMs	423,802.00	8.4750000000	7.2399999860	358	2	1-Year MTA	3.600	3.600	58	120%	12.950	1,577.24	421,000.00	N/A	N/A
Hybrid Option ARMs	479,250.00	7.9750000000	6.6600062600	360	0	1-Year MTA	3.600	3.600	60	120%	12.950	1,856.45	479,250.00	N/A	N/A
Hybrid Option ARMs	1,258,090.21	7.0140053878	6.6390053878	359	1	1-Year MTA	2.750	2.750	59	120%	12.950	4,245.21	1,255,000.00	N/A	N/A
Hybrid Option ARMs	1,440,000.00	6.8750000000	6.5000000000	360	0	1-Year MTA	2.750	2.750	60	120%	12.950	4,969.73	1,440,000.00	N/A	N/A
Hybrid Option ARMs	446,055.01	8.0150000000	7.1700000010	357	3	1-Year MTA	3.390	3.390	57	120%	12.950	1,609.51	442,000.00	N/A	N/A
Hybrid Option ARMs	1,373,926.00	6.8780713936	6.5030713936	359	1	1-Year MTA	2.750	2.750	59	120%	12.950	4,730.91	1,370,800.00	N/A	N/A
Hybrid Option ARMs	2,004,793.30	6.8750000000	6.5000000000	359	1	1-Year MTA	2.750	2.750	59	120%	12.950	6,665.03	2,000,000.00	N/A	N/A
Hybrid Option ARMs	576,580.48	7.2500000000	6.8750000000	353	7	1-Year MTA	2.900	2.900	53	120%	12.950	2,081.59	567,000.00	N/A	N/A
Hybrid Option ARMs	434,313.66	7.8750000000	7.0699999930	356	4	1-Year MTA	4.125	4.125	56	120%	12.950	1,617.13	430,200.00	N/A	N/A
Hybrid Option ARMs	1,117,139.63	7.4345997834	6.8346230347	357	3	1-Year MTA	3.469	3.469	57	120%	12.950	3,941.68	1,108,500.00	N/A	N/A
Hybrid Option ARMs	446,579.21	9.0000000000	7.1250000000	358	2	1-Year MTA	4.000	4.000	58	120%	12.950	1,758.29	445,000.00	N/A	N/A
Hybrid Option ARMs	38,952,759.95	7.6319184565	7.0735722969	359	1	1-Year MTA	2.957	2.957	59	120%	12.950	135,903.05	38,858,459.00	N/A	N/A
Hybrid Option ARMs	546,400.00	8.0000000000	7.6250000000	360	0	1-Year MTA	2.750	2.750	60	120%	12.950	1,820.89	546,400.00	N/A	N/A
Hybrid Option ARMs	639,954.89	7.5000000000	7.1250000000	358	2	6-Month LIBOR	2.538	2.538	58	115%	13.500	2,393.85	638,359.00	6.000	2.000
Hybrid Option ARMs	316,790.00	6.9228639241	6.5478639241	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.923	1,033.02	316,000.00	6.000	2.000
Hybrid Option ARMs	374,021.93	8.5000000000	8.1250000000	356	4	6-Month LIBOR	2.250	2.500	56	115%	14.500	1,705.00	372,000.00	6.000	2.000
Hybrid Option ARMs	1,688,575.34	7.4963426262	7.1213426262	359	1	6-Month LIBOR	2.750	2.750	59	115%	13.496	6,066.08	1,684,800.00	6.000	2.000
Hybrid Option ARMs	717,790.00	7.1997206704	6.8247206704	358	2	6-Month LIBOR	2.750	2.750	58	115%	13.200	2,505.83	716,000.00	6.000	2.000
Hybrid Option ARMs	256,853.33	7.0000000000	6.6250000000	359	1	6-Month LIBOR	2.750	2.750	59	115%	13.000	640	256,000.00	6.000	2.000
Hybrid Option ARMs	2,723,957.52	7.0137293551	6.6387293551	358	2	6-Month LIBOR	2.750	2.750	58	110%	12.014	9,085.73	2,716,500.00	5.000	1.000
Hybrid Option ARMs	17,680,691.48	7.3242971999	6.9272555365	359	1	6-Month LIBOR	2.779	2.779	59	110%	12.324	63,554.92	17,636,600.00	5.000	1.000
Hybrid Option ARMs	1,161,697.13	6.8750000000	6.5000000000	357	3	6-Month LIBOR	2.750	2.750	57	115%	11.875	3,723.23	1,153,000.00	5.000	1.000
Hybrid Option ARMs	10,755,929.02	6.9438375317	6.5688375317	358	2	6-Month LIBOR	2.750	2.750	58	115%	12.031	34,845.91	10,712,249.00	5.087	1.087
Hybrid Option ARMs	55,022,393.10	7.0604855736	6.6854855736	359	1	6-Month LIBOR	2.652	2.652	59	115%	12.517	184,348.75	54,928,599.00	5.456	1.456
Hybrid Option ARMs	20,551,903.36	7.3444029250	6.9694029250	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.344	71,385.21	20,554,544.00	6.000	2.000
Hybrid Option ARMs	890,000.00	6.7500000000	6.3750000000	360	0	6-Month LIBOR	2.750	2.750	60	115%	12.750	2,781.25	890,000.00	6.000	2.000
Hybrid Option ARMs	526,400.00	7.7500000000	7.3750000000	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.750	2,083.67	526,400.00	6.000	2.000
Hybrid Option ARMs	572,858.46	7.1250000000	6.0600000000	358	2	6-Month LIBOR	3.375	3.375	58	110%	12.125	1,959.38	570,000.00	5.000	1.000
Hybrid Option ARMs	8,292,715.79	7.2541756952	6.8435740619	358	2	6-Month LIBOR	2.820	2.820	58	110%	12.254	29,259.21	8,253,300.00	5.000	1.000
Hybrid Option ARMs	33,668,980.98	7.1592224264	6.7531243530	359	1	6-Month LIBOR	2.789	2.789	59	110%	12.159	116,430.76	33,592,030.00	5.000	1.000
Hybrid Option ARMs	2,836,000.00	7.2812059238	6.9062059238	360	0	6-Month LIBOR	2.750	2.750	60	110%	12.281	10,117.92	2,836,000.00	5.000	1.000
Hybrid Option ARMs	963,136.14	7.2109940190	6.8359940190	357	3	6-Month LIBOR	2.520	2.520	57	115%	12.672	3,367.66	959,250.00	5.461	1.461
Hybrid Option ARMs	6,635,876.20	7.0107736144	6.6357736144	358	2	6-Month LIBOR	2.750	2.750	58	115%	12.380	22,108.00	6,614,960.00	5.370	1.370
Hybrid Option ARMs	78,028,314.54	7.0619181996	6.6869181996	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.307	262,853.60	77,866,102.00	5.245	1.245
Hybrid Option ARMs	23,291,327.13	7.3047644606	6.9297644606	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.231	80,193.47	23,292,550.00	5.926	1.926
Hybrid Option ARMs	469,170.00	6.3750000000	6.0000000000	354	6	6-Month LIBOR	2.250	2.250	54	115%	12.375	1,316.25	468,000.00	6.000	2.000
Hybrid Option ARMs	1,110,252.83	7.0551101151	6.6801101151	357	3	6-Month LIBOR	2.250	2.250	57	115%	13.055	3,722.77	1,101,675.00	6.000	2.000
Hybrid Option ARMs	2,030,131.16	7.4059412324	7.0309412324	358	2	6-Month LIBOR	2.250	2.250	58	115%	13.406	7,416.67	2,020,000.00	6.000	2.000
Hybrid Option ARMs	919,500.00	7.3087275693	6.9337275693	359	1	6-Month LIBOR	2.750	2.750	59	115%	13.309	3,301.56	919,500.00	6.000	2.000
Hybrid Option ARMs	577,500.00	7.3750000000	7.0000000000	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.375	2,105.47	577,500.00	6.000	2.000
Hybrid Option ARMs	422,106.02	6.8750000000	6.5000000000	358	2	6-Month LIBOR	2.750	2.750	58	110%	11.875	1,356.25	420,000.00	5.000	1.000
Hybrid Option ARMs	3,461,631.91	6.9863886878	6.6113886878	359	1	6-Month LIBOR	2.750	2.750	59	110%	11.986	11,470.83	3,453,000.00	5.000	1.000
Hybrid Option ARMs	1,066,621.73	6.7829786843	6.4079786843	358	2	6-Month LIBOR	2.750	2.750	58	115%	11.783	3,348.48	1,062,200.00	5.000	1.000
Hybrid Option ARMs	3,737,470.37	6.6425438893	6.2675438893	359	1	6-Month LIBOR	2.750	2.750	59	115%	11.643	11,316.63	3,728,150.00	5.000	1.000
Hybrid Option ARMs	476,187.50	6.6250000000	6.2500000000	359	1	6-Month LIBOR	2.750	2.750	59	115%	11.625	1,434.90	475,000.00	5.000	1.000
Hybrid Option ARMs	1,353,375.00	7.3657407407	6.9907407407	359	1	6-Month LIBOR	2.750	2.750	59	110%	12.366	4,911.46	1,350,000.00	5.000	1.000
Hybrid Option ARMs	4,152,920.62	7.1784886470	6.6321223982	358	2	6-Month LIBOR	2.988	2.988	58	110%	12.178	14,391.80	4,133,250.00	5.000	1.000
Hybrid Option ARMs	23,904,828.25	7.1112748530	6.6880870779	359	1	6-Month LIBOR	2.829	2.829	59	110%	12.111	81,709.11	23,849,400.00	5.000	1.000
Hybrid Option ARMs	428,419.14	6.6250000000	6.2500000000	360	0	6-Month LIBOR	2.750	2.750	60	110%	11.625	1,302.73	431,250.00	5.000	1.000
Hybrid Option ARMs	976,000.00	8.0020491803	7.6270491803	359	1	6-Month LIBOR	2.750	2.750	59	115%	14.002	4,068.33	976,000.00	6.000	2.000
Hybrid Option ARMs	502,508.07	7.7500000000	7.3750000000	358	2	6-Month LIBOR	2.750	2.750	58	115%	12.750	1,979.17	500,000.00	5.000	1.000
Hybrid Option ARMs	432,238.30	7.7500000000	7.3750000000	357	3	6-Month LIBOR	2.750	2.750	57	115%	13.750	1,698.13	429,000.00	6.000	2.000
Hybrid Option ARMs	12,890,820.05	6.8040108446	6.4290108446	358	2	6-Month LIBOR	2.750	2.750	58	115%	11.838	40,678.26	12,832,000.00	5.034	1.034
Hybrid Option ARMs	75,083,120.43	6.9818547301	6.6068547301	359	1	6-Month LIBOR	2.750	2.750	59	115%	12.236	248,086.42	74,947,100.00	5.254	1.254
Hybrid Option ARMs	21,509,293.87	7.4355434200	7.0605434200	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.277	77,875.40	21,512,929.00	5.842	1.842
Hybrid Option ARMs	1,300,000.69	7.6496287302	7.2746287302	357	3	6-Month LIBOR	2.250	2.250	57	115%	13.650	5,004.81	1,291,800.00	6.000	2.000
Hybrid Option ARMs	4,013,614.08	7.3653315346	6.9903315346	358	2	6-Month LIBOR	2.750	2.750	58	115%	13.365	14,556.69	4,001,021.00	6.000	2.000
Hybrid Option ARMs	12,438,237.11	7.4871694154	7.1121694154	359	1	6-Month LIBOR	2.750	2.750	59	115%	13.409	46,272.96	12,425,450.00	5.921	1.921
Hybrid Option ARMs	14,247,216.82	7.3370847050	6.9620847050	360	0	6-Month LIBOR	2.750	2.750	60	115%	13.337	50,021.30	14,252,200.00	6.000	2.000
Hybrid Option ARMs	526,488.96	7.9750000000	6.9200000000	359	1	1-Month LIBOR	3.475	3.475	83	120%	12.950	2,000.10	525,000.00	N/A	N/A
Hybrid Option ARMs	568,598.72	8.1250000000	7.7500000000	359	1	1-Month LIBOR	4.000	4.000	83	110%	12.950	2,240.34	567,000.00	N/A	N/A
Hybrid Option ARMs	593,203.91	8.3750000000	6.9800000000	359	1	1-Month LIBOR	3.875	3.875	83	115%	12.950	2,298.39	591,375.00	N/A	N/A
Hybrid Option ARMs	505,318.46	7.5000000000	7.1250000000	359	1	1-Month LIBOR	3.125	3.125	83	120%	12.950	1,831.54	504,000.00	N/A	N/A
Hybrid Option ARMs	501,805.14	8.9900000000	7.7350000000	359	1	1-Month LIBOR	3.615	3.615	83	120%	12.950	1,940.69	500,000.00	N/A	N/A
Hybrid Option ARMs	441,048.14	7.0000000000	6.6250000000	359	1	1-Month LIBOR	2.750	2.750	83	110%	12.950	1,518.53	440,000.00	N/A	N/A
Hybrid Option ARMs	465,500.00	8.7250000000	7.2800021480	360	0	1-Month LIBOR	3.600	3.600	84	115%	12.950	1,803.19	465,500.00	N/A	N/A
Hybrid Option ARMs	486,312.51	9.0000000000	7.7950000000	359	1	1-Month LIBOR	3.625	3.625	83	115%	12.950	1,821.24	484,500.00	N/A	N/A

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-6

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Maximum Interest Rate (%)	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)
Pool 2 (continued)
Hybrid Option ARMs	521,625.42	7.7500000000	7.3750000000	359	1	1-Month LIBOR	2.750	2.750	83	120%	12.950	1,732.91	520,000.00	N/A	N/A
Hybrid Option ARMs	490,787.59	8.7500000000	7.0450051100	359	1	1-Year MTA	4.125	4.125	83	115%	12.950	2,029.86	489,250.00	N/A	N/A
Hybrid Option ARMs	3,032,184.35	7.3366446494	6.9616446494	359	1	1-Year MTA	2.750	2.750	83	120%	12.950	10,303.98	3,024,000.00	N/A	N/A
Hybrid Option ARMs	564,000.00	7.6000000000	6.7750000000	360	0	1-Year MTA	3.350	3.350	84	120%	12.950	2,112.97	564,000.00	N/A	N/A
Hybrid Option ARMs	802,333.99	7.5000000000	7.1250000000	359	1	1-Year MTA	2.750	2.750	83	110%	12.950	2,666.01	800,000.00	N/A	N/A
Hybrid Option ARMs	636,194.01	7.3750000000	6.3400000000	359	1	1-Year MTA	3.375	3.375	83	115%	12.950	2,306.14	634,600.00	N/A	N/A
Hybrid Option ARMs	425,277.23	8.3750000000	6.6699904010	359	1	1-Year MTA	4.125	4.125	83	115%	12.950	1,703.08	424,021.00	N/A	N/A
Hybrid Option ARMs	1,684,368.66	7.5372136080	7.1622136080	359	1	1-Year MTA	2.750	2.750	83	120%	12.950	5,801.47	1,681,000.00	N/A	N/A
Hybrid Option ARMs	473,702.73	7.4750000000	6.3600000000	359	1	1-Year MTA	3.475	3.475	83	120%	12.950	1,740.55	472,500.00	N/A	N/A
Hybrid Option ARMs	471,474.27	7.8500000000	6.4049904310	359	1	1-Year MTA	3.725	3.725	83	115%	12.950	1,851.95	470,250.00	N/A	N/A
Hybrid Option ARMs	514,713.66	8.7500000000	7.6150000000	359	1	1-Year MTA	3.750	3.750	83	120%	12.950	2,026.97	513,000.00	N/A	N/A
Hybrid Option ARMs	1,228,173.32	7.2500000000	6.8750000000	359	1	1-Year MTA	2.750	2.750	83	110%	12.950	4,227.72	1,225,000.00	N/A	N/A
Hybrid Option ARMs	760,000.00	7.6250000000	7.2500000000	360	0	1-Year MTA	2.750	2.750	84	110%	12.950	2,532.71	760,000.00	N/A	N/A
Hybrid Option ARMs	598,443.48	7.6250000000	6.9700000000	359	1	1-Year MTA	3.250	3.250	83	120%	12.950	2,208.48	597,500.00	N/A	N/A
Hybrid Option ARMs	4,352,775.35	7.3258523678	6.8316456124	359	1	1-Year MTA	2.873	2.873	83	120%	12.950	14,969.09	4,341,300.00	N/A	N/A
Hybrid Option ARMs	2,265,650.00	6.8705752212	6.4955752212	359	1	6-Month LIBOR	2.250	2.250	83	115%	11.871	7,289.58	2,260,000.00	5.000	1.000
Hybrid Option ARMs	441,100.00	7.7500000000	7.3750000000	358	2	1-Year LIBOR	2.750	2.750	58	115%	12.750	1,741.67	440,000.00	5.000	2.000
Hybrid Option ARMs	1,218,000.00	7.2500000000	6.8750000000	359	1	1-Year LIBOR	2.750	2.750	59	115%	12.250	4,313.75	1,218,000.00	5.000	2.000
Hybrid Option ARMs	1,306,570.00	7.4030725487	7.0280725487	360	0	1-Year LIBOR	2.750	2.750	60	115%	12.403	4,794.10	1,306,570.00	5.000	2.000
Hybrid Option ARMs	460,000.00	7.5000000000	7.1250000000	359	1	1-Year LIBOR	2.750	2.750	59	115%	12.500	1,725.00	460,000.00	5.000	2.000
Hybrid Option ARMs	1,350,437.00	7.1143265106	6.7393265106	360	0	1-Year LIBOR	2.750	2.750	60	115%	12.114	4,630.12	1,350,437.00	5.000	2.000
Hybrid Option ARMs	465,000.00	6.7500000000	6.3750000000	359	1	1-Year LIBOR	2.750	2.750	59	115%	11.750	1,453.13	465,000.00	5.000	2.000
Hybrid Option ARMs	2,206,000.00	7.8334088849	7.4584088849	360	0	1-Year LIBOR	2.750	2.750	60	115%	12.833	8,885.42	2,206,000.00	5.000	2.000

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-7

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 3
Adjustable Rate Option ARMs	406,969.45	8.2500000000	7.8750000000	360	356	4	11th District COFI	4.025	4.025	1	115%	9	9.950	117	1346.34	404,000.00	0	N
Adjustable Rate Option ARMs	663,353.25	8.2778386309	7.9028386309	360	358	2	11th District COFI	4.033	4.033	1	115%	11	9.950	119	2316.73	661,000.00	0	N
Adjustable Rate Option ARMs	147,287.36	8.5000000000	8.1250000000	360	359	1	11th District COFI	4.150	4.150	1	115%	12	9.950	120	471.91	146,720.00	0	N
Adjustable Rate Option ARMs	162,934.27	8.5000000000	8.1250000000	360	358	2	11th District COFI	4.250	4.250	1	115%	11	9.950	119	538.87	161,700.00	12	N
Adjustable Rate Option ARMs	402,664.69	8.5000000000	8.1250000000	480	478	2	11th District COFI	4.250	4.250	1	115%	11	9.950	119	1078.49	400,700.00	12	N
Adjustable Rate Option ARMs	443,507.14	8.5000000000	8.1250000000	360	358	2	11th District COFI	4.300	4.300	1	110%	11	9.950	119	1415.21	440,000.00	36	N
Adjustable Rate Option ARMs	221,268.72	8.3750000000	7.9500000000	480	471	9	11th District COFI	4.175	4.175	1	115%	4	9.950	52	593.15	214,000.00	36	N
Adjustable Rate Option ARMs	243,144.97	7.6250000000	7.2000000000	360	354	6	11th District COFI	3.450	3.450	1	115%	7	9.950	55	948.29	240,000.00	36	N
Adjustable Rate Option ARMs	263,541.38	8.2500000000	7.8750000000	360	354	6	11th District COFI	4.025	4.025	1	115%	7	9.950	115	943.12	264,000.00	36	N
Adjustable Rate Option ARMs	189,315.79	8.5000000000	8.0750000000	360	356	4	11th District COFI	4.300	4.300	1	115%	9	9.950	57	647.45	187,600.00	36	N
Adjustable Rate Option ARMs	563,935.22	8.5000000000	8.1250000000	360	358	2	11th District COFI	4.300	4.300	1	115%	11	9.950	119	2292.46	563,655.00	36	N
Adjustable Rate Option ARMs	228,945.55	8.5000000000	8.1250000000	360	359	1	11th District COFI	4.300	4.300	1	115%	12	9.950	120	908.78	230,000.00	36	N
Adjustable Rate Option ARMs	296,405.14	8.2500000000	7.8750000000	360	348	12	LAMA	2.875	2.875	1	115%	1	10.575	49	1007.80	287,000.00	0	N
Adjustable Rate Option ARMs	402,633.35	8.3750000000	8.0000000000	360	350	10	LAMA	3.000	3.000	1	115%	3	10.450	51	1351.13	391,495.00	0	N
Adjustable Rate Option ARMs	396,318.73	8.2500000000	7.8750000000	360	352	8	LAMA	2.875	2.875	1	115%	5	10.325	53	1315.92	388,000.00	0	N
Adjustable Rate Option ARMs	313,443.30	8.6250000000	8.2500000000	360	354	6	1-Month LIBOR	3.250	3.250	1	110%	7	12.000	55	990.65	308,000.00	0	N
Adjustable Rate Option ARMs	619,920.90	8.9035458274	8.2533664188	360	349	11	1-Month LIBOR	3.529	3.529	1	110%	8	10.932	50	2176.17	600,115.00	0	N
Adjustable Rate Option ARMs	966,716.65	8.8750000000	8.5000000000	360	356	4	1-Month LIBOR	3.500	3.500	1	110%	9	12.000	57	3540.95	958,000.00	0	N
Adjustable Rate Option ARMs	442,192.49	8.6250000000	8.2500000000	480	476	4	1-Month LIBOR	3.250	3.250	1	110%	9	9.950	57	1104.48	436,800.00	0	N
Adjustable Rate Option ARMs	1,670,377.65	9.0862538248	8.5064735293	360	357	3	1-Month LIBOR	3.711	3.711	1	110%	10	12.000	58	6105.57	1,663,100.00	0	N
Adjustable Rate Option ARMs	274,008.88	8.8750000000	8.5000000000	480	477	3	1-Month LIBOR	3.500	3.500	1	110%	10	12.000	58	823.69	272,000.00	0	N
Adjustable Rate Option ARMs	1,538,544.97	8.8513912702	8.1956923558	360	358	2	1-Month LIBOR	3.484	3.484	1	110%	11	11.038	59	5548.24	1,536,600.00	0	N
Adjustable Rate Option ARMs	653,928.49	8.7508201164	8.3758201164	480	478	2	1-Month LIBOR	3.391	3.391	1	110%	11	10.767	59	1840.36	652,000.00	0	N
Adjustable Rate Option ARMs	1,130,645.76	8.6676365814	8.2926365814	360	359	1	1-Month LIBOR	3.293	3.293	1	110%	12	12.000	60	4110.73	1,133,000.00	0	N
Adjustable Rate Option ARMs	325,884.95	8.7500000000	8.3750000000	360	357	3	1-Month LIBOR	3.375	3.375	1	110%	22	12.000	58	1242.30	325,000.00	0	N
Adjustable Rate Option ARMs	357,804.23	8.8750000000	8.5000000000	480	477	3	1-Month LIBOR	3.500	3.500	1	110%	22	12.000	58	940.20	355,000.00	0	N
Adjustable Rate Option ARMs	355,328.06	7.8750000000	7.5000000000	360	358	2	1-Month LIBOR	2.500	2.500	1	110%	23	12.000	59	1183.04	355,000.00	0	N
Adjustable Rate Option ARMs	197,549.83	8.8750000000	8.5000000000	360	356	4	1-Month LIBOR	3.500	3.500	1	110%	33	12.000	57	774.44	196,000.00	0	N
Adjustable Rate Option ARMs	727,216.17	8.7366672588	8.1756484179	360	357	3	1-Month LIBOR	3.362	3.362	1	110%	34	12.000	58	2709.60	725,000.00	0	N
Adjustable Rate Option ARMs	328,874.48	8.1250000000	7.7500000000	360	359	1	1-Month LIBOR	2.750	2.750	1	110%	36	12.000	60	1137.52	329,600.00	0	N
Adjustable Rate Option ARMs	410,828.81	10.1250000000	8.4600000000	480	479	1	1-Month LIBOR	4.750	4.750	1	110%	36	12.000	60	1413.75	411,300.00	0	N
Adjustable Rate Option ARMs	383,331.25	8.7495930608	8.3745930608	360	359	1	1-Month LIBOR	3.375	3.375	1	110%	60	12.000	60	1517.49	384,050.00	0	N
Adjustable Rate Option ARMs	481,512.00	9.3498319928	8.6640362926	480	479	1	1-Month LIBOR	3.975	3.975	1	110%	60	12.000	60	1839.39	482,000.00	0	N
Adjustable Rate Option ARMs	264,560.27	8.5950000000	8.1700000000	360	338	22	1-Month LIBOR	3.275	3.275	1	115%	3	9.950	39	794.77	247,100.00	0	N
Adjustable Rate Option ARMs	118,760.53	8.7500000000	8.3250000000	360	352	8	1-Month LIBOR	3.400	3.400	1	115%	5	9.950	53	388.24	116,500.00	0	N
Adjustable Rate Option ARMs	208,418.83	8.6250000000	8.2000000000	360	353	7	1-Month LIBOR	3.250	3.250	1	115%	6	9.950	54	707.50	205,000.00	0	N
Adjustable Rate Option ARMs	245,295.20	8.7500000000	8.3250000000	480	473	7	1-Month LIBOR	3.400	3.400	1	115%	6	9.950	54	724.96	239,400.00	0	N
Adjustable Rate Option ARMs	474,147.32	8.3750000000	8.0000000000	360	354	6	1-Month LIBOR	3.100	3.100	1	115%	7	9.950	55	1500.13	466,400.00	0	N
Adjustable Rate Option ARMs	319,052.15	8.7500000000	8.3250000000	360	355	5	1-Month LIBOR	3.400	3.400	1	115%	8	9.950	56	1125.32	315,000.00	0	N
Adjustable Rate Option ARMs	156,520.80	8.7500000000	8.3250000000	360	356	4	1-Month LIBOR	3.400	3.400	1	115%	9	9.950	117	613.43	155,250.00	0	N
Adjustable Rate Option ARMs	259,844.87	8.7500000000	8.3750000000	360	357	3	1-Month LIBOR	3.400	3.400	1	115%	10	9.950	58	861.10	258,392.00	0	N
Adjustable Rate Option ARMs	997,341.88	8.2101437285	7.8068073340	360	358	2	1-Month LIBOR	2.876	2.876	1	115%	11	9.950	59	3385.44	996,400.00	0	N
Adjustable Rate Option ARMs	185,505.16	8.7500000000	8.3750000000	360	358	2	1-Month LIBOR	3.400	3.400	1	115%	11	9.950	119	591.82	184,000.00	0	N
Adjustable Rate Option ARMs	361,316.42	8.7500000000	8.3750000000	360	359	1	1-Month LIBOR	3.400	3.400	1	115%	12	9.950	120	1308.24	360,000.00	0	N
Adjustable Rate Option ARMs	399,426.74	6.8750000000	6.5000000000	480	479	1	1-Month LIBOR	1.575	1.575	1	115%	12	9.950	120	1054.61	398,200.00	0	N
Adjustable Rate Option ARMs	286,394.86	8.6250000000	8.2500000000	360	352	8	1-Month LIBOR	3.250	3.250	1	110%	5	12.000	53	1034.93	280,000.00	12	N
Adjustable Rate Option ARMs	149,347.72	8.8750000000	8.5000000000	360	356	4	1-Month LIBOR	3.500	3.500	1	110%	9	12.000	57	547.04	148,000.00	12	N
Adjustable Rate Option ARMs	2,692,309.73	8.8576331739	8.4188862569	360	356	4	1-Month LIBOR	3.483	3.483	1	110%	9	12.000	57	9642.30	2,669,600.00	12	N
Adjustable Rate Option ARMs	356,123.43	8.3750000000	8.0000000000	480	476	4	1-Month LIBOR	3.000	3.000	1	110%	9	12.000	57	890.05	352,000.00	12	N
Adjustable Rate Option ARMs	289,075.35	8.0000000000	7.6250000000	360	357	3	1-Month LIBOR	2.725	2.725	1	110%	10	9.950	58	1100.87	288,000.00	12	N
Adjustable Rate Option ARMs	2,933,120.50	8.7532763102	8.3020087379	360	357	3	1-Month LIBOR	3.378	3.504	1	110%	10	12.000	58	10943.30	2,922,900.00	12	N
Adjustable Rate Option ARMs	2,326,391.36	8.7617668852	8.3867668852	480	477	3	1-Month LIBOR	3.387	3.387	1	110%	10	12.000	58	6770.13	2,309,550.00	12	N
Adjustable Rate Option ARMs	383,032.92	8.8750000000	8.5000000000	360	358	2	1-Month LIBOR	3.500	3.500	1	110%	11	12.000	59	1413.42	382,400.00	12	N
Adjustable Rate Option ARMs	4,432,027.71	8.7271182249	8.3008971159	360	358	2	1-Month LIBOR	3.352	3.352	1	110%	11	12.000	59	16531.81	4,425,550.00	12	N
Adjustable Rate Option ARMs	2,143,292.30	8.9620598611	8.4483994400	480	478	2	1-Month LIBOR	3.606	3.606	1	110%	11	11.780	59	6500.88	2,136,750.00	12	N
Adjustable Rate Option ARMs	1,171,506.67	9.9807325393	8.8583071009	360	359	1	1-Month LIBOR	4.606	4.606	1	110%	12	11.525	60	4904.84	1,173,550.00	12	N
Adjustable Rate Option ARMs	2,593,567.86	8.9809607396	8.4655116912	480	479	1	1-Month LIBOR	3.606	3.606	1	110%	12	12.000	60	8568.57	2,596,750.00	12	N
Adjustable Rate Option ARMs	661,058.21	9.4317324812	8.5922585255	360	356	4	1-Month LIBOR	4.057	4.057	1	110%	21	12.000	57	2777.76	655,050.00	12	N
Adjustable Rate Option ARMs	139,119.23	8.8750000000	8.5000000000	360	357	3	1-Month LIBOR	3.500	3.500	1	110%	22	12.000	58	529.03	138,400.00	12	N
Adjustable Rate Option ARMs	453,126.82	8.2500000000	7.8750000000	360	357	3	1-Month LIBOR	2.875	2.875	1	110%	22	12.000	58	1502.97	451,000.00	12	N
Adjustable Rate Option ARMs	342,303.89	8.6250000000	8.2500000000	480	477	3	1-Month LIBOR	3.250	3.250	1	110%	22	12.000	58	1074.88	340,000.00	12	N
Adjustable Rate Option ARMs	272,544.59	7.7500000000	7.3750000000	480	478	2	1-Month LIBOR	2.375	2.375	1	110%	23	12.000	59	859.91	272,000.00	12	N
Adjustable Rate Option ARMs	464,932.47	8.3750000000	8.0000000000	360	359	1	1-Month LIBOR	3.000	3.000	1	110%	24	12.000	60	1552.95	466,000.00	12	N
Adjustable Rate Option ARMs	189,751.59	8.8750000000	8.5000000000	360	355	5	1-Month LIBOR	3.500	3.500	1	110%	32	12.000	56	740.85	187,500.00	12	N
Adjustable Rate Option ARMs	390,713.58	8.8750000000	8.5000000000	480	477	3	1-Month LIBOR	3.500	3.500	1	110%	34	12.000	58	1279.54	388,000.00	12	N
Adjustable Rate Option ARMs	159,701.14	8.8750000000	8.5000000000	360	359	1	1-Month LIBOR	3.500	3.500	1	110%	36	12.000	60	632.19	160,000.00	12	N
Adjustable Rate Option ARMs	232,299.19	8.6250000000	8.2500000000	360	356	4	1-Month LIBOR	3.250	3.250	1	110%	57	12.000	57	883.75	231,200.00	12	N
Adjustable Rate Option ARMs	466,639.12	7.8750000000	7.5000000000	360	357	3	1-Month LIBOR	2.500	2.500	1	110%	58	12.000	58	1777.44	465,000.00	12	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-8

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 3 (continued)
Adjustable Rate Option ARMs	333,206.89	8.7070759176	8.3320759176	360	358	2	1-Month LIBOR	3.056	3.056	1	110%	59	12.000	59	1350.46	333,050.00	12	N
Adjustable Rate Option ARMs	300,761.80	8.6250000000	8.2500000000	480	478	2	1-Month LIBOR	3.250	3.250	1	110%	59	12.000	59	948.43	300,000.00	12	N
Adjustable Rate Option ARMs	205,666.66	8.7500000000	8.3750000000	480	474	6	1-Month LIBOR	3.400	3.400	1	115%	7	9.950	55	815.12	202,500.00	12	N
Adjustable Rate Option ARMs	272,505.61	8.1250000000	7.7500000000	360	355	5	1-Month LIBOR	2.750	2.750	1	115%	8	9.950	56	930.10	269,500.00	12	N
Adjustable Rate Option ARMs	225,901.19	8.6250000000	8.2000000000	360	356	4	1-Month LIBOR	3.250	3.250	1	115%	9	9.950	57	826.83	224,000.00	12	N
Adjustable Rate Option ARMs	331,077.12	8.6250000000	8.2500000000	360	356	4	1-Month LIBOR	3.350	3.350	1	115%	9	9.950	117	1093.15	328,024.00	12	N
Adjustable Rate Option ARMs	576,805.18	8.5000000000	8.1250000000	360	357	3	1-Month LIBOR	3.225	3.225	1	115%	10	9.950	58	2017.85	573,950.00	12	N
Adjustable Rate Option ARMs	180,254.75	8.5000000000	8.1250000000	360	358	2	1-Month LIBOR	3.225	3.225	1	115%	11	9.950	59	621.22	180,000.00	12	N
Adjustable Rate Option ARMs	274,897.69	8.6250000000	8.2000000000	360	358	2	1-Month LIBOR	3.350	3.350	1	115%	11	9.950	59	1013.00	274,500.00	12	N
Adjustable Rate Option ARMs	159,649.42	7.5000000000	7.0750000000	360	358	2	1-Month LIBOR	2.225	2.225	1	115%	11	9.950	59	671.87	159,600.00	12	N
Adjustable Rate Option ARMs	724,850.10	8.7500000000	8.3750000000	480	478	2	1-Month LIBOR	3.475	3.475	1	115%	11	9.950	59	2023.33	725,625.00	12	N
Adjustable Rate Option ARMs	272,492.50	9.6250000000	8.4100000000	360	358	2	1-Month LIBOR	4.350	4.350	1	115%	11	10.950	119	1146.76	272,000.00	12	N
Adjustable Rate Option ARMs	309,745.61	8.5000000000	8.0750000000	360	359	1	1-Month LIBOR	3.175	3.175	1	115%	12	9.950	120	1141.02	308,700.00	12	N
Adjustable Rate Option ARMs	238,349.49	8.1250000000	7.7000000000	360	354	6	1-Month LIBOR	2.750	2.750	1	110%	7	9.950	55	754.89	234,700.00	24	N
Adjustable Rate Option ARMs	208,100.03	8.6250000000	8.2500000000	360	357	3	1-Month LIBOR	3.250	3.250	1	110%	58	12.000	58	805.39	210,700.00	24	N
Adjustable Rate Option ARMs	237,258.74	8.2500000000	7.8750000000	360	358	2	1-Month LIBOR	2.875	2.875	1	110%	59	12.000	59	905.92	237,000.00	24	N
Adjustable Rate Option ARMs	142,243.80	7.2500000000	6.8250000000	360	357	3	1-Month LIBOR	1.975	1.975	1	115%	10	9.950	58	456.73	142,000.00	24	N
Adjustable Rate Option ARMs	265,859.33	8.8750000000	8.5000000000	360	359	1	1-Month LIBOR	3.500	3.500	1	110%	12	12.000	60	984.67	266,400.00	30	N
Adjustable Rate Option ARMs	151,766.04	9.1250000000	8.1800000000	360	357	3	1-Month LIBOR	3.850	3.850	1	115%	10	9.950	58	657.30	151,032.00	30	N
Adjustable Rate Option ARMs	249,350.70	8.0000000000	7.5750000000	360	351	9	1-Month LIBOR	2.675	2.675	1	110%	4	10.950	52	871.67	244,000.00	36	N
Adjustable Rate Option ARMs	1,929,925.59	8.7190204338	8.3440204338	360	356	4	1-Month LIBOR	3.344	3.344	1	110%	9	11.554	57	7085.79	1,915,720.00	36	N
Adjustable Rate Option ARMs	596,519.77	9.1815978538	8.5122639142	480	476	4	1-Month LIBOR	3.807	3.807	1	110%	9	12.000	57	1721.41	589,000.00	36	N
Adjustable Rate Option ARMs	169,240.78	8.8750000000	8.5000000000	480	477	3	1-Month LIBOR	3.500	3.500	1	110%	10	12.000	58	508.75	168,000.00	36	N
Adjustable Rate Option ARMs	2,831,886.99	8.5828525205	8.2078525205	360	357	3	1-Month LIBOR	3.208	3.208	1	110%	10	11.699	58	10112.84	2,818,220.00	36	N
Adjustable Rate Option ARMs	853,815.62	8.6283655363	8.2533655363	480	477	3	1-Month LIBOR	3.253	3.253	1	110%	10	11.632	58	2505.89	848,250.00	36	N
Adjustable Rate Option ARMs	405,655.98	8.4848033733	8.1098033733	360	358	2	1-Month LIBOR	3.110	3.110	1	110%	11	12.000	59	1373.69	405,100.00	36	N
Adjustable Rate Option ARMs	152,480.25	8.8750000000	8.5000000000	480	478	2	1-Month LIBOR	3.500	3.500	1	110%	11	12.000	59	384.34	152,000.00	36	N
Adjustable Rate Option ARMs	3,975,109.35	8.5653569889	8.1903569889	360	358	2	1-Month LIBOR	3.190	3.190	1	110%	11	11.793	59	13678.79	3,971,950.00	36	N
Adjustable Rate Option ARMs	1,918,678.57	8.8396524620	8.4646524620	480	478	2	1-Month LIBOR	3.465	3.465	1	110%	11	12.000	59	5309.05	1,912,850.00	36	N
Adjustable Rate Option ARMs	397,375.79	8.8750000000	8.5000000000	360	358	2	1-Month LIBOR	3.500	3.500	1	110%	11	12.000	59	1672.92	396,800.00	36	N
Adjustable Rate Option ARMs	211,711.34	8.8750000000	8.5000000000	480	479	1	1-Month LIBOR	3.500	3.500	1	110%	12	12.000	60	641.99	212,000.00	36	N
Adjustable Rate Option ARMs	2,069,381.41	8.9642611986	8.3515234830	360	359	1	1-Month LIBOR	3.589	3.589	1	110%	12	11.783	60	7839.85	2,073,800.00	36	N
Adjustable Rate Option ARMs	984,197.65	9.1650427318	8.6438611950	480	479	1	1-Month LIBOR	3.790	3.790	1	110%	12	11.293	60	2916.16	985,600.00	36	N
Adjustable Rate Option ARMs	238,780.18	8.2500000000	7.8750000000	360	356	4	1-Month LIBOR	2.875	2.875	1	110%	21	12.000	57	789.14	236,800.00	36	N
Adjustable Rate Option ARMs	347,502.15	7.8750000000	7.5000000000	480	476	4	1-Month LIBOR	2.500	2.500	1	110%	21	12.000	57	911.07	344,000.00	36	N
Adjustable Rate Option ARMs	410,796.10	8.2500000000	7.8750000000	480	477	3	1-Month LIBOR	2.875	2.875	1	110%	22	12.000	58	1080.57	408,000.00	36	N
Adjustable Rate Option ARMs	933,742.74	8.4729383679	8.0979383679	360	357	3	1-Month LIBOR	3.098	3.098	1	110%	34	12.000	58	3460.40	932,200.00	36	N
Adjustable Rate Option ARMs	363,195.93	10.1250000000	9.0800000000	480	477	3	1-Month LIBOR	4.750	4.750	1	110%	34	12.000	58	1237.42	360,000.00	36	N
Adjustable Rate Option ARMs	599,515.54	8.8750000000	8.5000000000	360	358	2	1-Month LIBOR	3.500	3.500	1	110%	35	12.000	59	2270.94	598,550.00	36	N
Adjustable Rate Option ARMs	226,297.36	8.8750000000	8.5000000000	480	478	2	1-Month LIBOR	3.500	3.500	1	110%	35	12.000	59	625.30	225,600.00	36	N
Adjustable Rate Option ARMs	1,199,155.93	8.8750000000	8.5000000000	360	359	1	1-Month LIBOR	3.500	3.500	1	110%	36	12.000	60	4746.98	1,201,400.00	36	N
Adjustable Rate Option ARMs	477,906.26	8.2404029558	7.8654029558	360	356	4	1-Month LIBOR	2.865	2.865	1	110%	57	12.000	57	1815.67	475,000.00	36	N
Adjustable Rate Option ARMs	74,238.89	8.8750000000	8.5000000000	480	476	4	1-Month LIBOR	3.500	3.500	1	110%	57	12.000	57	273.82	73,500.00	36	N
Adjustable Rate Option ARMs	110,576.86	8.6250000000	8.2500000000	360	357	3	1-Month LIBOR	3.250	3.250	1	110%	58	12.000	58	428.12	112,000.00	36	N
Adjustable Rate Option ARMs	263,659.45	8.8750000000	8.5000000000	480	477	3	1-Month LIBOR	3.500	3.500	1	110%	58	12.000	58	977.92	262,500.00	36	N
Adjustable Rate Option ARMs	444,267.90	8.8750000000	8.5000000000	360	358	2	1-Month LIBOR	3.500	3.500	1	110%	59	12.000	59	1804.70	443,600.00	36	N
Adjustable Rate Option ARMs	268,709.08	8.8750000000	8.5000000000	480	478	2	1-Month LIBOR	3.500	3.500	1	110%	59	12.000	59	998.41	268,000.00	36	N
Adjustable Rate Option ARMs	270,913.54	8.7500000000	7.8850000000	360	359	1	1-Month LIBOR	3.375	3.375	1	110%	60	12.000	60	1199.63	271,350.00	36	N
Adjustable Rate Option ARMs	283,446.92	8.8750000000	8.5000000000	360	359	1	1-Month LIBOR	3.500	3.500	1	110%	60	12.000	60	1085.58	284,000.00	36	N
Adjustable Rate Option ARMs	275,958.63	8.2500000000	7.8750000000	360	354	6	1-Month LIBOR	2.900	2.900	1	115%	7	9.950	55	971.70	272,000.00	36	N
Adjustable Rate Option ARMs	284,124.42	8.7500000000	8.3750000000	480	474	6	1-Month LIBOR	3.400	3.400	1	115%	7	9.950	115	959.00	279,000.00	36	N
Adjustable Rate Option ARMs	261,735.03	8.3750000000	8.0000000000	480	475	5	1-Month LIBOR	3.075	3.075	1	115%	8	9.950	116	783.71	258,800.00	36	N
Adjustable Rate Option ARMs	236,750.66	8.5000000000	8.0750000000	360	356	4	1-Month LIBOR	3.150	3.150	1	115%	9	9.950	117	928.53	235,000.00	36	N
Adjustable Rate Option ARMs	330,041.11	8.1250000000	7.7000000000	480	476	4	1-Month LIBOR	2.825	2.825	1	115%	9	9.950	57	1029.04	325,500.00	36	N
Adjustable Rate Option ARMs	391,412.17	8.6787873893	8.3037873893	360	357	3	1-Month LIBOR	3.329	3.329	1	115%	10	9.950	58	1486.82	392,000.00	36	N
Adjustable Rate Option ARMs	151,633.11	8.7500000000	8.3750000000	480	477	3	1-Month LIBOR	3.400	3.400	1	115%	10	9.950	58	417.14	150,500.00	36	N
Adjustable Rate Option ARMs	297,311.46	8.1250000000	7.7500000000	360	357	3	1-Month LIBOR	2.825	2.825	1	115%	10	9.950	58	1021.56	296,000.00	36	N
Adjustable Rate Option ARMs	293,562.44	8.3750000000	8.0000000000	480	477	3	1-Month LIBOR	3.075	3.075	1	115%	10	9.950	118	845.16	291,600.00	36	N
Adjustable Rate Option ARMs	177,975.87	8.2500000000	7.8250000000	360	357	3	1-Month LIBOR	2.900	2.900	1	115%	10	9.950	118	655.00	177,210.00	36	N
Adjustable Rate Option ARMs	315,302.94	8.7500000000	8.3750000000	480	477	3	1-Month LIBOR	3.400	3.400	1	115%	10	9.950	118	907.18	313,000.00	36	N
Adjustable Rate Option ARMs	649,476.21	8.0947383623	7.7197383623	360	358	2	1-Month LIBOR	2.759	2.759	1	115%	11	9.950	59	2291.31	648,800.00	36	N
Adjustable Rate Option ARMs	673,954.87	8.6755943707	8.3005943707	480	478	2	1-Month LIBOR	3.326	3.326	1	115%	11	9.950	59	1880.64	672,000.00	36	N
Adjustable Rate Option ARMs	237,721.14	8.2500000000	7.8750000000	360	358	2	1-Month LIBOR	2.900	2.900	1	115%	11	9.950	59	1001.31	237,500.00	36	N
Adjustable Rate Option ARMs	1,003,917.73	8.4441238763	8.0412481857	360	358	2	1-Month LIBOR	3.099	3.099	1	115%	11	9.950	119	4091.50	1,003,600.00	36	N
Adjustable Rate Option ARMs	378,971.14	8.7500000000	8.3250000000	480	478	2	1-Month LIBOR	3.400	3.400	1	115%	11	9.950	119	1194.70	377,900.00	36	N
Adjustable Rate Option ARMs	363,070.56	8.5000000000	8.1250000000	360	359	1	1-Month LIBOR	3.150	3.150	1	115%	12	9.950	60	1437.25	363,750.00	36	N
Adjustable Rate Option ARMs	75,600.32	7.8750000000	7.5000000000	360	359	1	1-Month LIBOR	2.525	2.525	1	115%	12	9.950	120	383.56	75,700.00	36	N
Adjustable Rate Option ARMs	103,752.16	8.7500000000	8.3750000000	360	359	1	1-Month LIBOR	3.400	3.400	1	115%	12	9.950	120	334.51	104,000.00	36	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-9

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 3 (continued)
Adjustable Rate Option ARMs	311,067.40	8.5000000000	8.1250000000	360	359	1	1-Month LIBOR	3.225	3.225	1	115%	12	9.950	120	1152.10	311,700.00	36	N
Adjustable Rate Option ARMs	168,446.21	8.5000000000	8.0750000000	480	476	4	1-Month LIBOR	3.150	3.150	1	115%	57	9.950	117	695.87	166,500.00	36	N
Adjustable Rate Option ARMs	368,352.72	8.6250000000	8.2500000000	360	352	8	1-Year MTA	3.600	3.600	1	115%	5	9.950	113	1286.08	360,000.00	12	N
Adjustable Rate Option ARMs	269,847.60	8.1250000000	7.7000000000	360	350	10	1-Year MTA	3.125	3.125	1	110%	3	9.950	51	890.28	262,500.00	0	N
Adjustable Rate Option ARMs	1,999,749.63	8.0176781112	7.5926781112	360	352	8	1-Year MTA	3.018	3.018	1	110%	5	9.950	53	6857.00	1,963,242.00	0	N
Adjustable Rate Option ARMs	2,009,492.48	7.8971360495	7.4721360495	360	353	7	1-Year MTA	2.897	2.897	1	110%	6	9.950	54	6825.44	1,979,102.00	0	N
Adjustable Rate Option ARMs	437,791.65	7.9852642604	7.5602642604	480	473	7	1-Year MTA	2.985	2.985	1	110%	6	9.950	54	1456.39	429,920.00	0	N
Adjustable Rate Option ARMs	233,201.72	7.3750000000	6.9500000000	360	353	7	1-Year MTA	2.375	2.375	1	110%	6	9.950	114	793.78	230,000.00	0	N
Adjustable Rate Option ARMs	2,470,295.50	8.0288877788	7.5083161721	360	354	6	1-Year MTA	3.029	3.029	1	110%	7	10.108	55	8306.28	2,441,480.00	0	N
Adjustable Rate Option ARMs	261,311.43	8.1250000000	7.7000000000	480	474	6	1-Year MTA	3.125	3.125	1	110%	7	9.950	55	711.07	256,543.00	0	N
Adjustable Rate Option ARMs	1,244,143.39	8.0417105489	7.6167105489	360	355	5	1-Year MTA	3.042	3.042	1	110%	8	9.950	56	4259.92	1,231,400.00	0	N
Adjustable Rate Option ARMs	667,938.71	7.9887830071	7.5637830071	480	355	5	1-Year MTA	2.989	2.989	1	110%	8	9.950	56	2110.56	660,000.00	0	N
Adjustable Rate Option ARMs	299,342.75	8.1250000000	7.7000000000	480	475	5	1-Year MTA	3.125	3.125	1	110%	8	9.950	56	831.52	300,000.00	0	N
Adjustable Rate Option ARMs	2,839,944.44	8.2053604572	7.8286742403	360	356	4	1-Year MTA	3.204	3.204	1	110%	9	11.931	57	9571.40	2,817,450.00	0	N
Adjustable Rate Option ARMs	480,765.43	8.5000000000	8.1250000000	480	476	4	1-Year MTA	3.500	3.500	1	110%	9	12.000	57	1440.24	475,600.00	0	N
Adjustable Rate Option ARMs	5,602,665.72	8.2210199815	7.8460199815	360	357	3	1-Year MTA	3.221	3.221	1	110%	10	11.753	58	19215.74	5,582,000.00	0	N
Adjustable Rate Option ARMs	2,033,397.26	8.2913916431	7.9163916431	480	477	3	1-Year MTA	3.291	3.291	1	110%	10	11.622	58	5225.48	2,019,900.00	0	N
Adjustable Rate Option ARMs	3,488,220.78	8.3592416794	7.9276487038	360	358	2	1-Year MTA	3.360	3.360	1	110%	11	11.722	59	12102.30	3,484,900.00	0	N
Adjustable Rate Option ARMs	928,074.43	8.6604492029	8.0407784576	480	478	2	1-Year MTA	3.660	3.660	1	110%	11	12.000	59	2448.35	925,350.00	0	N
Adjustable Rate Option ARMs	3,170,451.54	8.7214297194	8.0998356919	360	359	1	1-Year MTA	3.721	3.721	1	110%	12	12.000	60	11640.07	3,177,000.00	0	N
Adjustable Rate Option ARMs	364,381.25	8.0000000000	7.6250000000	480	479	1	1-Year MTA	3.000	3.000	1	110%	12	12.000	60	922.92	365,000.00	0	N
Adjustable Rate Option ARMs	200,121.58	8.3750000000	8.0000000000	360	356	4	1-Year MTA	3.375	3.375	1	110%	21	12.000	57	661.17	198,400.00	0	N
Adjustable Rate Option ARMs	249,290.79	8.5000000000	8.1250000000	360	357	3	1-Year MTA	3.500	3.500	1	110%	22	12.000	58	826.46	248,000.00	0	N
Adjustable Rate Option ARMs	685,661.51	7.9964235925	7.6214235925	360	358	2	1-Year MTA	2.996	2.996	1	110%	23	12.000	59	2282.77	685,000.00	0	N
Adjustable Rate Option ARMs	350,195.92	8.3750000000	8.0000000000	360	359	1	1-Year MTA	3.375	3.375	1	110%	24	12.000	60	1169.71	351,000.00	0	N
Adjustable Rate Option ARMs	772,781.42	8.1330592485	7.7580592485	360	356	4	1-Year MTA	3.133	3.133	1	110%	33	12.000	57	2646.38	766,800.00	0	N
Adjustable Rate Option ARMs	289,336.18	8.2500000000	7.8750000000	360	357	3	1-Year MTA	3.250	3.250	1	110%	34	12.000	58	993.95	288,000.00	0	N
Adjustable Rate Option ARMs	164,952.18	7.6250000000	7.2500000000	360	358	2	1-Year MTA	2.625	2.625	1	110%	35	12.000	59	569.45	165,000.00	0	N
Adjustable Rate Option ARMs	517,196.32	8.3180956943	7.9430956943	360	357	3	1-Year MTA	3.318	3.318	1	110%	58	12.000	58	1968.57	515,000.00	0	N
Adjustable Rate Option ARMs	787,399.33	8.1531002464	7.7781002464	360	358	2	1-Year MTA	3.148	3.148	1	110%	59	11.558	59	2998.11	786,600.00	0	N
Adjustable Rate Option ARMs	279,639.80	7.7500000000	7.3750000000	480	479	1	1-Year MTA	2.750	2.750	1	110%	60	12.000	60	885.20	280,000.00	0	N
Adjustable Rate Option ARMs	706,896.75	8.3170904715	7.8920904715	360	352	8	1-Year MTA	3.331	3.331	1	115%	5	9.950	53	2624.50	693,900.00	0	N
Adjustable Rate Option ARMs	184,937.99	8.2500000000	7.8250000000	480	472	8	1-Year MTA	3.250	3.250	1	115%	5	9.950	53	498.01	180,000.00	0	N
Adjustable Rate Option ARMs	336,372.41	8.2500000000	7.8250000000	480	352	8	1-Year MTA	3.250	3.250	1	115%	5	9.950	113	1083.32	328,500.00	0	N
Adjustable Rate Option ARMs	558,924.88	8.1983830815	7.7733830815	360	353	7	1-Year MTA	3.188	3.188	1	115%	6	9.950	54	2053.84	550,000.00	0	N
Adjustable Rate Option ARMs	241,523.90	8.0000000000	7.5750000000	360	354	6	1-Year MTA	2.950	2.950	1	115%	7	9.950	55	765.50	238,000.00	0	N
Adjustable Rate Option ARMs	156,904.16	8.2500000000	7.8250000000	480	474	6	1-Year MTA	3.250	3.250	1	115%	7	9.950	55	599.68	154,800.00	0	N
Adjustable Rate Option ARMs	670,120.45	8.2500000000	7.8250000000	360	355	5	1-Year MTA	3.250	3.250	1	115%	8	9.950	56	2366.00	662,900.00	0	N
Adjustable Rate Option ARMs	865,613.89	8.3750000000	7.9755852110	360	355	5	1-Year MTA	3.400	3.400	1	115%	8	9.950	116	3111.00	855,000.00	0	N
Adjustable Rate Option ARMs	706,287.31	8.1762230727	7.7706446542	360	356	4	1-Year MTA	3.161	3.161	1	115%	9	9.950	57	2347.61	700,600.00	0	N
Adjustable Rate Option ARMs	554,647.74	8.1733607758	7.7791475343	360	356	4	1-Year MTA	3.158	3.158	1	115%	9	9.950	117	1866.07	549,500.00	0	N
Adjustable Rate Option ARMs	2,624,197.58	8.3403838589	7.8393958372	360	355	5	1-Year MTA	3.330	3.330	1	115%	10	9.950	56	9329.23	2,606,507.00	0	N
Adjustable Rate Option ARMs	287,083.52	8.4421105398	8.0305326478	480	477	3	1-Year MTA	3.467	3.467	1	115%	10	9.950	58	833.16	285,000.00	0	N
Adjustable Rate Option ARMs	2,080,863.75	8.1321219562	7.7443928599	360	358	2	1-Year MTA	3.121	3.121	1	115%	11	9.950	59	7269.23	2,078,680.00	0	N
Adjustable Rate Option ARMs	1,461,781.92	8.4227884878	8.0105480454	480	478	2	1-Year MTA	3.433	3.433	1	115%	11	9.950	59	4232.51	1,457,900.00	0	N
Adjustable Rate Option ARMs	3,418,752.59	8.3455858208	7.8795549533	360	358	2	1-Year MTA	3.348	3.348	1	115%	11	10.049	119	11897.31	3,405,150.00	0	N
Adjustable Rate Option ARMs	330,331.58	8.3750000000	8.0000000000	480	478	2	1-Year MTA	3.400	3.400	1	115%	11	9.950	119	1127.43	328,000.00	0	N
Adjustable Rate Option ARMs	2,926,565.82	8.0624829071	7.6833512116	360	359	1	1-Year MTA	3.042	3.042	1	115%	12	9.950	60	10072.22	2,933,410.00	0	N
Adjustable Rate Option ARMs	2,003,175.43	8.3331216768	7.9405442368	480	479	1	1-Year MTA	3.328	3.328	1	115%	12	10.075	60	5613.32	2,006,200.00	0	N
Adjustable Rate Option ARMs	1,797,522.62	8.2648742342	7.8821028811	360	359	1	1-Year MTA	3.255	3.255	1	115%	12	9.950	120	6070.76	1,796,165.00	0	N
Adjustable Rate Option ARMs	1,808,929.01	8.0927826819	7.7177826819	480	479	1	1-Year MTA	3.113	3.113	1	115%	12	9.950	120	5543.68	1,806,900.00	0	N
Adjustable Rate Option ARMs	284,840.92	8.0000000000	7.5750000000	360	350	10	1-Year MTA	2.950	2.950	1	115%	51	9.950	51	1259.57	280,500.00	0	N
Adjustable Rate Option ARMs	227,879.93	8.1250000000	7.7000000000	360	354	6	1-Year MTA	3.100	3.100	1	115%	55	9.950	55	831.64	225,000.00	0	N
Adjustable Rate Option ARMs	159,683.21	8.0720000000	7.6970000000	360	359	1	1-Year MTA	3.050	3.050	1	115%	60	9.950	60	603.46	160,000.00	0	N
Adjustable Rate Option ARMs	229,704.09	8.1250000000	7.7000000000	360	359	1	1-Year MTA	3.150	3.150	1	115%	60	9.950	120	846.43	229,000.00	0	N
Adjustable Rate Option ARMs	156,416.82	7.0000000000	6.5750000000	480	479	1	1-Year MTA	1.925	1.925	1	115%	60	9.950	120	493.18	156,000.00	0	N
Adjustable Rate Option ARMs	200,000.00	1.0000000000	0.6250000000	360	360	0	1-Year MTA	2.850	2.850	1	115%	13	9.950	61	643.28	200,000.00	0	N
Adjustable Rate Option ARMs	310,325.76	8.5000000000	8.1250000000	360	353	7	1-Year MTA	3.450	3.450	1	110%	6	10.950	54	977.78	304,000.00	6	N
Adjustable Rate Option ARMs	405,766.74	8.2500000000	7.8250000000	480	474	6	1-Year MTA	3.250	3.250	1	115%	7	9.950	55	1319.11	400,000.00	6	N
Adjustable Rate Option ARMs	357,633.56	8.1250000000	7.7000000000	360	349	11	1-Year MTA	3.125	8.125	1	110%	2	9.950	50	1114.48	346,500.00	12	N
Adjustable Rate Option ARMs	598,669.59	8.2725833251	7.8672611018	360	350	10	1-Year MTA	3.273	3.273	1	110%	3	10.757	51	1976.01	581,120.00	12	N
Adjustable Rate Option ARMs	845,990.97	8.1067876632	7.6905140843	360	351	9	1-Year MTA	3.098	3.098	1	110%	4	9.950	52	2807.19	827,000.00	12	N
Adjustable Rate Option ARMs	923,006.52	7.8677247507	7.4427247507	360	352	8	1-Year MTA	2.868	2.868	1	110%	5	9.950	53	2907.62	904,000.00	12	N
Adjustable Rate Option ARMs	1,272,526.43	8.4407417838	8.0397750466	360	353	7	1-Year MTA	3.417	3.417	1	110%	6	10.364	54	4157.98	1,246,000.00	12	N
Adjustable Rate Option ARMs	750,003.40	8.3971430663	8.0221430663	480	353	7	1-Year MTA	3.397	3.397	1	110%	6	11.950	54	1861.02	736,000.00	12	N
Adjustable Rate Option ARMs	1,777,943.43	7.9972997418	7.5842140939	360	354	6	1-Year MTA	2.997	3.840	1	110%	7	10.427	55	5726.44	1,753,400.00	12	N
Adjustable Rate Option ARMs	1,049,450.05	8.3487563772	7.9535905608	480	474	6	1-Year MTA	3.349	3.349	1	110%	7	11.173	55	3458.61	1,032,000.00	12	N
Adjustable Rate Option ARMs	476,292.46	8.0075813635	7.6325813635	360	350	10	1-Year MTA	3.008	3.008	1	110%	8	12.000	51	1542.04	466,400.00	12	N
(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-10

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 3 (continued)
Adjustable Rate Option ARMs	1,268,432.67	8.3925195799	8.0071572502	360	355	5	1-Year MTA	3.386	3.386	1	110%	8	11.566	56	4452.32	1,254,100.00	12	N
Adjustable Rate Option ARMs	82,265.89	8.5000000000	8.1250000000	360	356	4	1-Year MTA	3.500	3.500	1	110%	9	12.000	57	301.61	81,600.00	12	N
Adjustable Rate Option ARMs	3,053,074.83	8.4045629615	8.0150851601	360	356	4	1-Year MTA	3.405	3.405	1	110%	9	11.790	57	10537.38	3,028,650.00	12	N
Adjustable Rate Option ARMs	683,935.24	8.3846541377	8.0096541377	480	476	4	1-Year MTA	3.385	3.385	1	110%	9	12.000	57	1709.31	676,000.00	12	N
Adjustable Rate Option ARMs	9,093,767.98	8.3471424679	7.9721424679	360	357	3	1-Year MTA	3.347	3.347	1	110%	10	11.796	58	31834.71	9,056,800.00	12	N
Adjustable Rate Option ARMs	3,570,355.22	8.5457139654	8.1259142793	480	477	3	1-Year MTA	3.546	3.546	1	110%	10	12.000	58	10230.34	3,545,900.00	12	N
Adjustable Rate Option ARMs	344,468.90	8.3750000000	8.0000000000	360	358	2	1-Year MTA	3.375	3.375	1	110%	11	12.000	59	1106.44	344,000.00	12	N
Adjustable Rate Option ARMs	5,899,263.87	8.6578494132	8.1439681475	360	358	2	1-Year MTA	3.658	3.658	1	110%	11	11.950	59	22056.24	5,890,750.00	12	N
Adjustable Rate Option ARMs	3,135,428.51	8.4413250539	8.0663250539	480	478	2	1-Year MTA	3.441	3.441	1	110%	11	11.885	59	8876.44	3,127,036.00	12	N
Adjustable Rate Option ARMs	746,993.68	8.3760223514	8.0010223514	360	358	2	1-Year MTA	3.376	3.376	1	110%	11	9.950	119	2399.43	746,000.00	12	N
Adjustable Rate Option ARMs	107,780.81	8.5000000000	8.1250000000	360	359	1	1-Year MTA	3.500	3.500	1	110%	12	12.000	60	399.19	108,000.00	12	N
Adjustable Rate Option ARMs	4,333,334.12	8.6109260927	8.0635998906	360	359	1	1-Year MTA	3.611	3.611	1	110%	12	12.000	60	15441.44	4,344,150.00	12	N
Adjustable Rate Option ARMs	1,969,431.49	8.4264995021	8.0514995021	480	479	1	1-Year MTA	3.426	3.426	1	110%	12	12.000	60	5468.08	1,972,450.00	12	N
Adjustable Rate Option ARMs	256,680.69	8.2500000000	7.8750000000	360	359	1	1-Year MTA	3.225	3.225	1	110%	12	9.950	120	1079.31	256,000.00	12	N
Adjustable Rate Option ARMs	123,463.22	8.5000000000	8.1250000000	360	356	4	1-Year MTA	3.500	3.500	1	110%	21	12.000	57	468.25	122,500.00	12	N
Adjustable Rate Option ARMs	525,478.36	8.5000000000	8.1250000000	480	476	4	1-Year MTA	3.500	3.500	1	110%	21	12.000	57	1643.94	520,000.00	12	N
Adjustable Rate Option ARMs	322,919.14	8.5000000000	8.1250000000	360	358	2	1-Year MTA	3.500	3.500	1	110%	23	12.000	59	1232.74	322,500.00	12	N
Adjustable Rate Option ARMs	378,248.21	8.3750000000	8.0000000000	480	478	2	1-Year MTA	3.375	3.375	1	110%	23	12.000	59	999.79	377,500.00	12	N
Adjustable Rate Option ARMs	135,735.15	7.8750000000	7.5000000000	360	359	1	1-Year MTA	2.875	2.875	1	110%	24	12.000	60	519.85	136,000.00	12	N
Adjustable Rate Option ARMs	208,863.52	8.5000000000	8.1250000000	360	357	3	1-Year MTA	3.500	3.500	1	110%	34	12.000	58	821.85	208,000.00	12	N
Adjustable Rate Option ARMs	205,298.70	8.5000000000	8.1250000000	480	477	3	1-Year MTA	3.500	3.500	1	110%	34	12.000	58	672.75	204,000.00	12	N
Adjustable Rate Option ARMs	356,003.14	8.5000000000	8.1250000000	360	358	2	1-Year MTA	3.500	3.500	1	110%	35	12.000	59	1226.90	355,500.00	12	N
Adjustable Rate Option ARMs	386,069.94	8.5000000000	8.1250000000	480	478	2	1-Year MTA	3.500	3.500	1	110%	35	12.000	59	1067.11	385,000.00	12	N
Adjustable Rate Option ARMs	603,668.27	8.5000000000	8.1250000000	360	359	1	1-Year MTA	3.500	3.500	1	110%	36	12.000	60	2087.98	605,000.00	12	N
Adjustable Rate Option ARMs	289,477.62	8.5000000000	8.1250000000	360	356	4	1-Year MTA	3.500	3.500	1	110%	57	12.000	57	1416.79	288,000.00	12	N
Adjustable Rate Option ARMs	122,515.59	8.5000000000	8.1250000000	360	356	4	1-Year MTA	3.500	3.500	1	110%	57	12.000	57	531.17	122,050.00	12	N
Adjustable Rate Option ARMs	54,058.10	8.5000000000	8.1250000000	360	358	2	1-Year MTA	3.500	3.500	1	110%	59	12.000	59	235.01	54,000.00	12	N
Adjustable Rate Option ARMs	319,381.41	8.3750000000	8.0000000000	360	358	2	1-Year MTA	3.375	3.375	1	110%	59	12.000	59	1219.37	319,000.00	12	N
Adjustable Rate Option ARMs	388,959.60	8.5000000000	8.1250000000	360	359	1	1-Year MTA	3.500	3.500	1	110%	60	12.000	60	1695.56	389,600.00	12	N
Adjustable Rate Option ARMs	125,051.59	8.5000000000	8.1250000000	360	349	11	1-Year MTA	3.525	3.525	1	115%	2	9.950	50	388.54	120,800.00	12	N
Adjustable Rate Option ARMs	224,384.74	8.6250000000	8.2000000000	360	350	10	1-Year MTA	3.600	3.600	1	115%	3	9.950	51	834.25	218,250.00	12	N
Adjustable Rate Option ARMs	542,434.46	8.1408459651	7.7267613686	360	350	10	1-Year MTA	3.166	3.166	1	115%	3	9.950	51	1896.90	524,750.00	12	N
Adjustable Rate Option ARMs	117,426.85	8.6250000000	8.2000000000	480	470	10	1-Year MTA	3.650	3.650	1	115%	3	9.950	51	375.32	114,000.00	12	N
Adjustable Rate Option ARMs	250,166.21	8.7500000000	8.3250000000	360	351	9	1-Year MTA	3.725	3.725	1	115%	4	9.950	52	855.90	248,000.00	12	N
Adjustable Rate Option ARMs	271,403.11	8.1250000000	7.7500000000	360	351	9	1-Year MTA	3.150	3.150	1	115%	4	9.950	52	856.85	266,400.00	12	N
Adjustable Rate Option ARMs	145,189.02	8.1250000000	7.7000000000	480	472	8	1-Year MTA	3.125	3.125	1	115%	5	9.950	53	428.95	141,650.00	12	N
Adjustable Rate Option ARMs	200,448.27	8.2500000000	7.8250000000	360	352	8	1-Year MTA	3.275	3.275	1	115%	5	9.950	53	653.17	196,000.00	12	N
Adjustable Rate Option ARMs	409,689.73	8.6250000000	8.2000000000	360	352	8	1-Year MTA	3.650	3.650	1	115%	5	9.950	53	1378.56	400,000.00	12	N
Adjustable Rate Option ARMs	514,489.05	8.7082964351	8.2832964351	360	352	8	1-Year MTA	3.717	3.717	1	115%	5	9.950	53	1922.19	503,300.00	12	N
Adjustable Rate Option ARMs	849,605.66	8.4151944165	8.0268393895	360	353	7	1-Year MTA	3.417	4.753	1	115%	6	9.966	54	2774.58	833,000.00	12	N
Adjustable Rate Option ARMs	1,248,685.24	8.3743197946	7.9493197946	480	473	7	1-Year MTA	3.380	3.380	1	115%	6	9.950	54	4046.23	1,223,400.00	12	N
Adjustable Rate Option ARMs	356,309.90	8.6250000000	8.2500000000	480	473	7	1-Year MTA	3.650	3.650	1	115%	6	9.950	114	1053.83	348,000.00	12	N
Adjustable Rate Option ARMs	980,122.54	8.5414922480	8.1164922480	360	354	6	1-Year MTA	3.566	3.566	1	115%	7	9.950	55	3146.72	964,500.00	12	N
Adjustable Rate Option ARMs	195,405.77	8.7500000000	8.3250000000	480	474	6	1-Year MTA	3.775	3.775	1	115%	7	9.950	55	686.22	192,000.00	12	N
Adjustable Rate Option ARMs	333,765.74	8.7500000000	8.3250000000	360	354	6	1-Year MTA	3.725	3.725	1	115%	7	9.950	115	1214.20	328,500.00	12	N
Adjustable Rate Option ARMs	885,618.21	8.5549595675	8.1436093483	360	354	6	1-Year MTA	3.540	3.540	1	115%	7	9.950	115	3004.12	870,450.00	12	N
Adjustable Rate Option ARMs	891,313.69	9.0830771375	8.3124762454	480	474	6	1-Year MTA	4.075	4.075	1	115%	7	9.950	115	3049.07	875,500.00	12	N
Adjustable Rate Option ARMs	93,336.42	8.0000000000	7.5750000000	360	354	6	1-Year MTA	3.025	3.025	1	115%	7	9.950	55	306.59	92,000.00	12	N
Adjustable Rate Option ARMs	230,234.54	8.7500000000	8.3750000000	360	355	5	1-Year MTA	3.750	3.750	1	115%	8	9.950	56	929.57	227,700.00	12	N
Adjustable Rate Option ARMs	562,752.20	7.7342834888	7.3238546206	360	355	5	1-Year MTA	2.734	2.734	1	115%	8	10.533	56	2192.86	557,500.00	12	N
Adjustable Rate Option ARMs	542,956.48	8.5532529743	8.1420527130	360	355	5	1-Year MTA	3.549	3.549	1	115%	8	9.950	116	1888.70	535,800.00	12	N
Adjustable Rate Option ARMs	406,682.96	8.8750000000	8.4500000000	480	475	5	1-Year MTA	3.850	3.850	1	115%	8	9.950	116	1159.34	400,000.00	12	N
Adjustable Rate Option ARMs	773,780.39	8.4416959410	8.0166959410	360	356	4	1-Year MTA	3.454	3.454	1	115%	9	9.950	57	2645.88	767,200.00	12	N
Adjustable Rate Option ARMs	197,895.67	7.7500000000	7.3250000000	360	356	4	1-Year MTA	2.775	2.775	1	115%	9	9.950	57	654.84	196,500.00	12	N
Adjustable Rate Option ARMs	218,778.96	8.7500000000	8.3250000000	360	356	4	1-Year MTA	3.775	3.775	1	115%	9	9.950	57	856.28	217,000.00	12	N
Adjustable Rate Option ARMs	249,889.67	10.0000000000	8.8150000000	360	356	4	1-Year MTA	4.975	4.975	1	115%	9	11.200	57	1146.21	247,500.00	12	N
Adjustable Rate Option ARMs	2,252,041.69	8.3269478214	7.9261903662	360	356	4	1-Year MTA	3.335	3.335	1	115%	9	9.950	57	7868.54	2,234,350.00	12	N
Adjustable Rate Option ARMs	244,278.30	8.7500000000	8.3250000000	480	476	4	1-Year MTA	3.775	3.775	1	115%	9	9.950	57	730.05	241,500.00	12	N
Adjustable Rate Option ARMs	150,961.77	7.0000000000	6.6250000000	360	356	4	1-Year MTA	2.025	2.025	1	115%	9	9.950	117	554.87	150,120.00	12	N
Adjustable Rate Option ARMs	776,322.85	8.5891790107	7.8543582727	360	356	4	1-Year MTA	3.614	3.614	1	115%	9	10.378	117	2864.12	768,500.00	12	N
Adjustable Rate Option ARMs	582,782.30	8.6306418066	8.1583018196	360	356	4	1-Year MTA	3.608	3.608	1	115%	9	10.069	117	2025.06	579,600.00	12	N
Adjustable Rate Option ARMs	1,685,969.20	8.9059619758	8.4351723224	480	476	4	1-Year MTA	3.886	3.886	1	115%	9	10.057	117	5177.71	1,663,260.00	12	N
Adjustable Rate Option ARMs	180,728.15	8.7500000000	8.3250000000	360	357	3	1-Year MTA	3.775	3.775	1	115%	10	9.950	58	664.26	180,000.00	12	N
Adjustable Rate Option ARMs	1,812,380.77	8.4227489245	8.0212139434	360	357	3	1-Year MTA	3.436	3.436	1	115%	10	9.950	58	6624.59	1,805,450.00	12	N
Adjustable Rate Option ARMs	439,914.23	8.7176307101	8.3426307101	480	477	3	1-Year MTA	3.693	3.693	1	115%	10	9.950	58	1387.80	436,900.00	12	N
Adjustable Rate Option ARMs	462,476.16	8.6065471569	8.2315471569	360	357	3	1-Year MTA	3.632	3.632	1	115%	10	9.950	58	1532.96	460,000.00	12	N
Adjustable Rate Option ARMs	269,500.43	7.5000000000	7.1250000000	480	477	3	1-Year MTA	2.525	2.525	1	115%	10	9.950	58	709.79	268,000.00	12	N
Adjustable Rate Option ARMs	76,656.54	8.8750000000	8.5000000000	480	477	3	1-Year MTA	3.800	3.800	1	115%	10	9.950	118	209.54	75,600.00	12	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-11

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 3 (continued)
Adjustable Rate Option ARMs	396,166.55	8.2500000000	7.8750000000	480	477	3	1-Year MTA	3.275	3.275	1	115%	10	9.950	118	1140.79	393,600.00	12	N
Adjustable Rate Option ARMs	269,411.43	8.6250000000	8.2500000000	360	357	3	1-Year MTA	3.600	3.600	1	115%	10	9.950	118	924.92	268,000.00	12	N
Adjustable Rate Option ARMs	852,210.72	8.4232304644	8.0304666858	360	357	3	1-Year MTA	3.441	3.441	1	115%	10	9.950	118	3114.37	846,300.00	12	N
Adjustable Rate Option ARMs	404,334.33	8.4220000000	8.0470000000	360	357	3	1-Year MTA	3.400	3.400	1	115%	10	9.950	118	1373.09	400,000.00	12	Y
Adjustable Rate Option ARMs	1,003,096.18	8.8521620267	8.4511457912	480	477	3	1-Year MTA	3.839	3.839	1	115%	10	9.950	118	2953.74	996,320.00	12	N
Adjustable Rate Option ARMs	399,819.05	8.6327752329	8.2077752329	360	358	2	1-Year MTA	3.658	3.658	1	115%	11	9.950	59	1331.21	399,200.00	12	N
Adjustable Rate Option ARMs	185,134.88	8.6250000000	8.2000000000	360	358	2	1-Year MTA	3.650	3.650	1	115%	11	9.950	59	684.60	185,512.00	12	N
Adjustable Rate Option ARMs	320,519.44	8.7500000000	8.3750000000	360	358	2	1-Year MTA	3.725	3.725	1	115%	11	9.950	59	1104.38	320,000.00	12	N
Adjustable Rate Option ARMs	125,642.67	8.5000000000	8.1250000000	480	478	2	1-Year MTA	3.525	3.525	1	115%	11	9.950	59	363.16	125,300.00	12	N
Adjustable Rate Option ARMs	5,543,596.88	8.2964959098	7.9122203274	360	358	2	1-Year MTA	3.326	3.326	1	115%	11	9.950	59	19840.97	5,540,300.00	12	N
Adjustable Rate Option ARMs	2,163,547.18	8.4083616922	8.0131068438	480	478	2	1-Year MTA	3.433	3.433	1	115%	11	10.114	59	6141.36	2,158,350.00	12	N
Adjustable Rate Option ARMs	517,815.34	8.6890745188	8.3140745188	360	358	2	1-Year MTA	3.664	3.664	1	115%	11	9.950	59	1726.04	517,480.00	12	N
Adjustable Rate Option ARMs	201,916.69	8.6250000000	8.2000000000	360	358	2	1-Year MTA	3.600	3.600	1	115%	11	9.950	119	648.43	201,600.00	12	N
Adjustable Rate Option ARMs	63,065.33	8.1250000000	7.7500000000	360	358	2	1-Year MTA	3.150	3.150	1	115%	11	9.950	119	209.95	63,000.00	12	N
Adjustable Rate Option ARMs	695,064.13	8.6250587895	8.2500587895	360	358	2	1-Year MTA	3.596	3.596	1	115%	11	9.950	119	2560.45	696,150.00	12	N
Adjustable Rate Option ARMs	185,299.04	8.7500000000	8.3750000000	480	478	2	1-Year MTA	3.725	3.725	1	115%	11	9.950	119	635.21	184,800.00	12	N
Adjustable Rate Option ARMs	112,812.69	8.6250000000	8.2500000000	360	358	2	1-Year MTA	3.650	3.650	1	115%	11	9.950	119	400.11	112,000.00	12	N
Adjustable Rate Option ARMs	145,686.42	9.0000000000	8.6250000000	360	358	2	1-Year MTA	4.000	4.000	1	115%	11	9.950	119	519.52	145,425.00	12	N
Adjustable Rate Option ARMs	10,560,539.24	8.6518652692	8.2236314041	360	358	2	1-Year MTA	3.641	3.641	1	115%	11	10.015	119	37725.37	10,524,904.00	12	N
Adjustable Rate Option ARMs	402,920.69	8.5220000000	8.1470000000	360	358	2	1-Year MTA	3.500	3.500	1	115%	11	9.950	119	1387.49	400,000.00	12	Y
Adjustable Rate Option ARMs	5,185,827.72	8.4797893440	8.0924460645	480	478	2	1-Year MTA	3.467	3.467	1	115%	11	9.950	119	15964.24	5,160,250.00	12	N
Adjustable Rate Option ARMs	174,007.81	8.7500000000	8.3750000000	360	358	2	1-Year MTA	3.725	3.725	1	115%	11	9.950	119	601.89	174,400.00	12	N
Adjustable Rate Option ARMs	1,684,203.48	8.4851940327	8.0983472822	360	359	1	1-Year MTA	3.474	3.474	1	115%	12	9.950	60	5730.60	1,688,000.00	12	N
Adjustable Rate Option ARMs	1,728,717.88	8.2763539276	7.8839140996	480	475	5	1-Year MTA	3.277	3.277	1	115%	12	9.950	56	4712.97	1,713,150.00	12	N
Adjustable Rate Option ARMs	5,249,840.92	8.6365169111	8.2030903657	360	359	1	1-Year MTA	3.627	3.627	1	115%	12	10.093	120	18950.18	5,240,064.00	12	N
Adjustable Rate Option ARMs	288,935.89	7.7790000000	7.4040000000	360	359	1	1-Year MTA	2.750	2.750	1	115%	12	9.950	120	931.07	288,000.00	12	Y
Adjustable Rate Option ARMs	3,334,311.39	8.8817067203	8.3679868146	480	479	1	1-Year MTA	3.868	3.868	1	115%	12	10.118	120	10196.48	3,330,770.00	12	N
Adjustable Rate Option ARMs	194,750.12	8.1250000000	7.7000000000	360	351	9	1-Year MTA	3.150	3.150	1	115%	52	9.950	52	729.63	197,400.00	12	N
Adjustable Rate Option ARMs	415,660.74	7.8750000000	7.4500000000	360	352	8	1-Year MTA	2.900	2.900	1	115%	53	9.950	53	1620.00	410,000.00	12	N
Adjustable Rate Option ARMs	322,368.20	7.7500000000	7.3250000000	360	357	3	1-Year MTA	2.775	2.775	1	115%	58	9.950	118	1264.39	320,000.00	12	N
Adjustable Rate Option ARMs	354,417.51	8.3750000000	7.9500000000	480	478	2	1-Year MTA	3.400	3.400	1	115%	59	9.950	59	1265.83	353,600.00	12	N
Adjustable Rate Option ARMs	147,301.63	8.5000000000	8.0750000000	480	478	2	1-Year MTA	3.450	3.450	1	115%	59	9.950	59	614.37	147,000.00	12	N
Adjustable Rate Option ARMs	211,736.51	8.7720000000	8.3970000000	480	479	1	1-Year MTA	3.750	3.750	1	115%	60	9.950	60	687.49	212,000.00	12	N
Adjustable Rate Option ARMs	251,724.63	7.7500000000	7.3250000000	480	479	1	1-Year MTA	2.775	2.775	1	115%	60	9.950	120	894.87	252,000.00	12	N
Adjustable Rate Option ARMs	404,698.02	4.5000000000	3.2850000000	480	479	1	1-Year MTA	3.700	3.700	2	115%	12	10.950	120	1820.73	405,000.00	12	N
Adjustable Rate Option ARMs	203,497.29	8.1250000000	7.7000000000	360	351	9	1-Year MTA	3.125	3.125	1	110%	4	9.950	52	853.75	202,500.00	24	N
Adjustable Rate Option ARMs	358,893.98	7.8750000000	7.4500000000	360	352	8	1-Year MTA	2.875	2.875	1	110%	5	9.950	53	1214.82	352,000.00	24	N
Adjustable Rate Option ARMs	350,366.11	7.8750000000	7.4500000000	480	352	8	1-Year MTA	2.875	2.875	1	110%	5	9.950	53	942.39	340,000.00	24	N
Adjustable Rate Option ARMs	257,030.65	8.1250000000	7.7000000000	480	472	8	1-Year MTA	3.125	3.125	1	110%	5	9.950	53	632.14	250,000.00	24	N
Adjustable Rate Option ARMs	2,512,082.26	8.5010115781	8.1007475808	360	353	7	1-Year MTA	3.468	3.468	1	110%	6	10.486	54	8313.56	2,465,550.00	24	N
Adjustable Rate Option ARMs	704,436.19	8.2801051487	7.8813093546	480	353	7	1-Year MTA	3.241	3.241	1	110%	6	9.950	54	1814.41	686,600.00	24	N
Adjustable Rate Option ARMs	411,235.35	8.8750000000	8.5000000000	360	353	7	1-Year MTA	3.800	3.800	1	110%	6	9.950	54	1305.86	406,000.00	24	N
Adjustable Rate Option ARMs	668,522.39	8.6962709122	8.3012432681	360	356	4	1-Year MTA	3.700	3.700	1	110%	9	10.794	57	2318.17	662,500.00	24	N
Adjustable Rate Option ARMs	679,354.09	7.9471039414	7.5721039414	360	357	3	1-Year MTA	2.955	2.955	1	110%	10	11.333	58	2263.53	678,000.00	24	N
Adjustable Rate Option ARMs	283,905.64	7.2500000000	6.8750000000	480	477	3	1-Year MTA	2.250	2.250	1	110%	10	12.000	58	714.07	282,400.00	24	N
Adjustable Rate Option ARMs	1,714,209.54	8.3832104884	8.0082104884	360	358	2	1-Year MTA	3.383	3.383	1	110%	11	12.000	59	6024.31	1,712,000.00	24	N
Adjustable Rate Option ARMs	413,634.70	9.2500000000	8.2950000000	480	478	2	1-Year MTA	4.250	4.250	1	110%	11	9.950	59	1194.84	412,250.00	24	N
Adjustable Rate Option ARMs	226,615.19	8.0000000000	7.6250000000	480	479	1	1-Year MTA	3.000	3.000	1	110%	12	9.950	60	573.98	227,000.00	24	N
Adjustable Rate Option ARMs	171,148.39	8.5000000000	8.1250000000	360	357	3	1-Year MTA	3.500	3.500	1	110%	34	12.000	58	673.29	170,400.00	24	N
Adjustable Rate Option ARMs	287,615.50	7.7500000000	7.3750000000	360	359	1	1-Year MTA	2.750	2.750	1	110%	36	12.000	60	994.81	288,250.00	24	N
Adjustable Rate Option ARMs	254,091.04	8.5000000000	8.1250000000	480	479	1	1-Year MTA	3.500	3.500	1	110%	36	12.000	60	838.96	254,400.00	24	N
Adjustable Rate Option ARMs	324,264.09	8.5000000000	8.1250000000	360	358	2	1-Year MTA	3.500	3.500	1	110%	59	12.000	59	1414.42	325,000.00	24	N
Adjustable Rate Option ARMs	284,692.42	8.3750000000	7.9500000000	360	351	9	1-Year MTA	3.400	3.400	1	115%	4	9.950	112	1176.28	279,000.00	24	N
Adjustable Rate Option ARMs	407,616.44	8.1250000000	7.7000000000	360	352	8	1-Year MTA	3.150	3.150	1	115%	5	9.950	53	1480.33	400,500.00	24	N
Adjustable Rate Option ARMs	355,974.84	8.8750000000	8.5000000000	360	353	7	1-Year MTA	3.800	3.800	1	115%	6	11.950	54	1207.92	350,000.00	24	N
Adjustable Rate Option ARMs	236,547.45	8.3750000000	7.9500000000	480	474	6	1-Year MTA	3.400	3.400	1	115%	7	9.950	55	766.73	232,500.00	24	N
Adjustable Rate Option ARMs	356,491.20	8.3750000000	7.9500000000	360	355	5	1-Year MTA	3.400	3.400	1	115%	8	9.950	56	1132.17	352,000.00	24	N
Adjustable Rate Option ARMs	368,687.96	7.8750000000	7.4500000000	480	475	5	1-Year MTA	2.875	7.875	1	115%	8	9.950	56	1102.29	364,000.00	24	N
Adjustable Rate Option ARMs	147,923.18	8.2500000000	7.8250000000	360	356	4	1-Year MTA	3.175	3.175	1	115%	9	9.950	57	619.76	147,000.00	24	N
Adjustable Rate Option ARMs	419,716.53	8.3750000000	7.9500000000	360	356	4	1-Year MTA	3.325	3.325	1	115%	9	9.950	57	1338.02	416,000.00	24	N
Adjustable Rate Option ARMs	1,978,854.82	8.2944869984	7.8771785849	360	357	3	1-Year MTA	3.304	3.304	1	115%	10	9.950	58	6881.68	1,971,900.00	24	N
Adjustable Rate Option ARMs	766,733.38	8.2864085329	7.8614085329	480	477	3	1-Year MTA	3.311	3.311	1	115%	10	9.950	58	2402.53	762,000.00	24	N
Adjustable Rate Option ARMs	725,742.38	8.0293615415	7.6043615415	360	358	2	1-Year MTA	2.998	2.998	1	115%	11	9.950	59	2502.12	725,000.00	24	N
Adjustable Rate Option ARMs	302,241.58	8.1250000000	7.7000000000	480	478	2	1-Year MTA	3.075	3.075	1	115%	11	9.950	119	908.48	300,000.00	24	N
Adjustable Rate Option ARMs	327,472.98	8.2220000000	7.8470000000	480	479	1	1-Year MTA	3.200	3.200	1	115%	12	9.950	60	868.69	328,000.00	24	N
Adjustable Rate Option ARMs	1,131,177.22	8.3250421131	7.9500421131	360	359	1	1-Year MTA	3.303	3.303	1	115%	12	9.950	60	3821.17	1,133,750.00	24	N
Adjustable Rate Option ARMs	314,617.45	9.1720000000	8.7970000000	480	479	1	1-Year MTA	4.150	4.150	1	115%	12	9.950	60	1038.80	315,000.00	24	N
Adjustable Rate Option ARMs	212,751.01	8.2500000000	7.8250000000	360	359	1	1-Year MTA	3.250	3.250	1	115%	12	9.950	120	706.49	212,000.00	24	N
(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-12

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 3 (continued)
Adjustable Rate Option ARMs	630,230.65	8.3641503262	7.9891503262	360	359	1	1-Year MTA	3.337	3.337	1	115%	12	9.950	120	2145.24	628,000.00	24	Y
Adjustable Rate Option ARMs	240,866.39	8.5000000000	8.0750000000	360	356	4	1-Year MTA	3.450	3.450	1	115%	57	9.950	57	948.29	240,000.00	24	N
Adjustable Rate Option ARMs	281,939.03	8.2500000000	7.8250000000	360	356	4	1-Year MTA	3.250	3.250	1	115%	57	9.950	57	1106.34	280,000.00	24	N
Adjustable Rate Option ARMs	319,077.69	8.6250000000	8.2000000000	360	358	2	1-Year MTA	3.650	3.650	1	115%	59	9.950	59	1182.78	320,000.00	24	N
Adjustable Rate Option ARMs	123,803.13	7.9220000000	7.5470000000	360	359	1	1-Year MTA	2.900	2.900	1	115%	60	9.950	60	553.36	124,000.00	24	N
Adjustable Rate Option ARMs	178,240.00	7.9140000000	7.5390000000	360	360	0	1-Year MTA	2.900	2.900	1	115%	13	9.950	121	583.74	178,240.00	24	Y
Adjustable Rate Option ARMs	396,266.19	8.3265153091	7.9515153091	360	356	4	1-Year MTA	3.327	3.327	1	110%	9	12.000	57	1455.56	393,800.00	30	N
Adjustable Rate Option ARMs	151,922.54	8.5000000000	8.1250000000	360	358	2	1-Year MTA	3.500	3.500	1	110%	11	12.000	59	487.93	151,700.00	30	N
Adjustable Rate Option ARMs	219,627.05	8.0000000000	7.6250000000	480	479	1	1-Year MTA	3.000	3.000	1	110%	12	9.950	60	556.28	220,000.00	30	N
Adjustable Rate Option ARMs	437,026.60	9.0461977086	8.1759784528	360	357	3	1-Year MTA	4.046	4.046	1	110%	58	12.000	58	1786.51	435,000.00	30	N
Adjustable Rate Option ARMs	215,738.01	8.3352279751	7.9602279751	360	356	4	1-Year MTA	3.285	3.285	1	115%	9	9.950	117	752.05	214,000.00	30	N
Adjustable Rate Option ARMs	297,386.53	8.6250000000	8.2000000000	360	358	2	1-Year MTA	3.575	3.575	1	115%	11	9.950	59	1212.48	297,000.00	30	N
Adjustable Rate Option ARMs	756,706.90	8.5390706808	8.1377318626	360	349	11	1-Year MTA	3.558	3.558	1	110%	2	9.950	50	2444.01	732,000.00	36	N
Adjustable Rate Option ARMs	243,822.46	8.5000000000	8.0750000000	360	338	22	1-Year MTA	3.525	3.525	1	110%	3	9.950	39	839.52	235,000.00	36	N
Adjustable Rate Option ARMs	261,896.64	8.5000000000	8.1250000000	480	350	10	1-Year MTA	3.450	3.450	1	110%	3	9.950	51	637.20	252,000.00	36	N
Adjustable Rate Option ARMs	4,641,797.66	8.4283644219	8.0353088566	360	351	9	1-Year MTA	3.419	3.419	1	110%	4	9.962	52	15828.61	4,538,650.00	36	N
Adjustable Rate Option ARMs	225,413.51	8.5000000000	8.1250000000	360	352	8	1-Year MTA	3.450	3.450	1	110%	5	9.950	53	707.61	220,000.00	36	N
Adjustable Rate Option ARMs	2,731,959.92	8.6558187803	8.2698267195	360	352	8	1-Year MTA	3.640	3.640	1	110%	5	10.269	53	8750.32	2,671,200.00	36	N
Adjustable Rate Option ARMs	350,140.57	8.1250000000	7.7000000000	480	472	8	1-Year MTA	3.125	3.125	1	110%	5	9.950	53	1231.47	344,000.00	36	N
Adjustable Rate Option ARMs	323,097.63	8.7500000000	8.3750000000	480	353	7	1-Year MTA	3.680	3.680	1	110%	6	9.950	54	873.09	315,000.00	36	N
Adjustable Rate Option ARMs	7,556,826.11	8.8224303783	8.4408989016	360	353	7	1-Year MTA	3.811	3.811	1	110%	6	10.317	54	24828.79	7,450,350.00	36	N
Adjustable Rate Option ARMs	501,300.74	9.0209162269	8.6459162269	480	353	7	1-Year MTA	4.021	4.021	1	110%	6	9.950	54	1291.44	489,500.00	36	N
Adjustable Rate Option ARMs	177,740.01	8.0000000000	7.5750000000	480	473	7	1-Year MTA	3.000	3.000	1	110%	6	9.950	54	482.06	173,920.00	36	N
Adjustable Rate Option ARMs	299,800.01	8.0000000000	7.6250000000	360	354	6	1-Year MTA	3.000	3.000	1	110%	7	12.000	55	1094.07	296,000.00	36	N
Adjustable Rate Option ARMs	2,962,198.09	8.4466547095	8.0508307845	360	354	6	1-Year MTA	3.438	3.438	1	110%	7	11.294	55	10143.92	2,924,400.00	36	N
Adjustable Rate Option ARMs	350,293.51	8.7500000000	8.3750000000	480	354	6	1-Year MTA	3.750	3.750	1	110%	7	11.950	55	903.12	341,000.00	36	N
Adjustable Rate Option ARMs	779,706.09	8.8209120167	8.1164619004	480	468	12	1-Year MTA	3.821	3.821	1	110%	7	12.000	49	2345.42	751,350.00	36	N
Adjustable Rate Option ARMs	3,871,649.16	8.3866349734	7.9796926834	360	354	6	1-Year MTA	3.379	3.379	1	110%	8	10.600	55	13081.51	3,821,150.00	36	N
Adjustable Rate Option ARMs	296,897.45	9.0000000000	8.6250000000	480	355	5	1-Year MTA	3.950	3.950	1	110%	8	11.950	56	803.80	290,000.00	36	N
Adjustable Rate Option ARMs	561,496.07	8.3741899721	7.9824153017	480	475	5	1-Year MTA	3.374	3.374	1	110%	8	11.312	56	1533.66	553,000.00	36	N
Adjustable Rate Option ARMs	119,366.20	8.5000000000	8.1250000000	360	356	4	1-Year MTA	3.500	3.500	1	110%	9	12.000	57	437.63	118,400.00	36	N
Adjustable Rate Option ARMs	453,028.43	8.1808132080	7.8058132080	480	476	4	1-Year MTA	3.181	3.181	1	110%	9	11.085	57	1132.80	448,000.00	36	N
Adjustable Rate Option ARMs	226,963.23	8.5000000000	8.0750000000	360	356	4	1-Year MTA	3.450	3.450	1	110%	9	9.949	57	776.52	225,000.00	36	N
Adjustable Rate Option ARMs	184,311.36	8.5000000000	8.1250000000	480	476	4	1-Year MTA	3.500	3.500	1	110%	9	12.000	57	552.35	182,400.00	36	N
Adjustable Rate Option ARMs	7,990,090.34	8.3526499418	7.9488047028	360	356	4	1-Year MTA	3.346	3.346	1	110%	9	11.644	57	28001.24	7,930,850.00	36	N
Adjustable Rate Option ARMs	3,370,864.87	8.3669034468	7.9859067102	480	476	4	1-Year MTA	3.362	3.362	1	110%	9	11.776	57	9639.26	3,335,000.00	36	N
Adjustable Rate Option ARMs	216,896.78	8.2500000000	7.8750000000	360	356	4	1-Year MTA	3.200	3.200	1	110%	9	9.950	117	825.65	216,000.00	36	N
Adjustable Rate Option ARMs	622,946.96	8.8631882440	8.1133779762	360	357	3	1-Year MTA	3.863	3.863	1	110%	10	12.000	58	2097.25	619,400.00	36	N
Adjustable Rate Option ARMs	217,064.11	8.2500000000	7.8750000000	360	357	3	1-Year MTA	3.250	3.250	1	110%	10	9.950	58	694.74	216,000.00	36	N
Adjustable Rate Option ARMs	381,972.30	8.5667242919	7.8144201327	360	357	3	1-Year MTA	3.554	3.554	1	110%	10	10.516	58	1467.21	380,250.00	36	N
Adjustable Rate Option ARMs	22,238,863.22	8.3702125650	7.9620649083	360	357	3	1-Year MTA	3.368	3.368	1	110%	10	11.783	58	79858.02	22,158,743.00	36	N
Adjustable Rate Option ARMs	12,666,276.87	8.4634747964	8.0172370357	480	477	3	1-Year MTA	3.462	3.462	1	110%	10	11.868	58	36661.99	12,584,150.00	36	N
Adjustable Rate Option ARMs	298,979.66	8.0000000000	7.5750000000	360	357	3	1-Year MTA	2.950	2.950	1	110%	10	9.950	118	952.05	296,000.00	36	N
Adjustable Rate Option ARMs	439,886.87	8.3573306303	7.9823306303	360	358	2	1-Year MTA	3.357	3.357	1	110%	11	12.000	59	1543.93	439,400.00	36	N
Adjustable Rate Option ARMs	80,227.82	8.5000000000	8.1250000000	480	478	2	1-Year MTA	3.500	3.500	1	110%	11	12.000	59	202.28	80,000.00	36	N
Adjustable Rate Option ARMs	14,895,048.34	8.4329950999	7.9501549188	360	358	2	1-Year MTA	3.433	3.433	1	110%	11	11.693	59	51485.91	14,876,400.00	36	N
Adjustable Rate Option ARMs	6,285,546.97	8.4221551579	8.0037098320	480	478	2	1-Year MTA	3.422	3.422	1	110%	11	11.715	59	17380.63	6,273,350.00	36	N
Adjustable Rate Option ARMs	2,303,036.77	8.0627150175	7.6740621069	360	358	2	1-Year MTA	3.032	3.032	1	110%	11	9.950	119	7852.62	2,296,720.00	36	N
Adjustable Rate Option ARMs	312,419.09	8.5000000000	8.1250000000	360	358	2	1-Year MTA	3.500	3.500	1	110%	11	12.000	59	1153.21	312,000.00	36	N
Adjustable Rate Option ARMs	404,556.03	8.0658643254	7.6908643254	360	359	1	1-Year MTA	3.066	3.066	1	110%	12	12.000	60	1498.44	405,400.00	36	N
Adjustable Rate Option ARMs	191,720.43	8.2220000000	7.8470000000	480	479	1	1-Year MTA	3.200	3.200	1	110%	12	9.950	60	551.57	192,000.00	36	N
Adjustable Rate Option ARMs	9,406,738.98	8.5824064861	8.0254785894	360	359	1	1-Year MTA	3.582	3.582	1	110%	12	11.766	60	33660.25	9,429,150.00	36	N
Adjustable Rate Option ARMs	4,490,297.36	8.2436267882	7.8686267882	480	478	2	1-Year MTA	3.244	3.244	1	110%	12	11.628	59	12121.97	4,481,900.00	36	N
Adjustable Rate Option ARMs	151,526.67	8.0000000000	7.6250000000	360	359	1	1-Year MTA	2.925	2.925	1	110%	12	9.950	120	488.89	152,000.00	36	N
Adjustable Rate Option ARMs	137,468.39	8.2500000000	7.8750000000	360	357	3	1-Year MTA	3.250	3.250	1	110%	22	12.000	58	523.29	136,900.00	36	N
Adjustable Rate Option ARMs	191,295.34	8.5000000000	8.1250000000	360	358	2	1-Year MTA	3.500	3.500	1	110%	23	12.000	59	636.84	191,100.00	36	N
Adjustable Rate Option ARMs	274,725.95	8.5000000000	7.3750000000	480	474	6	1-Year MTA	3.500	3.500	1	110%	31	12.000	55	1134.70	271,500.00	36	N
Adjustable Rate Option ARMs	274,773.53	8.5000000000	8.1250000000	480	476	4	1-Year MTA	3.500	3.500	1	110%	33	12.000	57	897.00	272,000.00	36	N
Adjustable Rate Option ARMs	2,067,962.04	8.7177466100	8.1143546102	360	357	3	1-Year MTA	3.718	3.718	1	110%	34	12.000	58	8401.06	2,058,600.00	36	N
Adjustable Rate Option ARMs	423,529.18	8.5000000000	8.1250000000	360	358	2	1-Year MTA	3.500	3.500	1	110%	35	12.000	59	1671.36	423,000.00	36	N
Adjustable Rate Option ARMs	1,319,738.77	8.3999105984	8.0249105984	360	358	2	1-Year MTA	3.400	3.400	1	110%	35	12.000	59	5280.60	1,318,250.00	36	N
Adjustable Rate Option ARMs	557,865.02	9.0401290441	8.3756198765	480	478	2	1-Year MTA	4.040	4.040	1	110%	35	12.000	59	2021.77	556,300.00	36	N
Adjustable Rate Option ARMs	331,269.20	7.3750000000	7.0000000000	360	359	1	1-Year MTA	2.375	2.375	1	110%	36	12.000	60	1145.80	332,000.00	36	N
Adjustable Rate Option ARMs	381,140.07	8.7220000000	8.3470000000	360	352	8	1-Year MTA	3.700	3.700	1	110%	53	9.950	53	1537.04	372,000.00	36	Y
Adjustable Rate Option ARMs	254,652.76	8.2500000000	7.8250000000	480	353	7	1-Year MTA	3.250	3.250	1	110%	54	9.950	54	827.74	251,000.00	36	N
Adjustable Rate Option ARMs	251,759.39	8.5000000000	8.1250000000	360	356	4	1-Year MTA	3.500	3.500	1	110%	57	12.000	57	1091.50	250,800.00	36	N
Adjustable Rate Option ARMs	785,858.39	8.8322386174	8.2393083005	360	356	4	1-Year MTA	3.832	3.832	1	110%	57	12.000	57	3294.89	779,900.00	36	N
Adjustable Rate Option ARMs	302,552.75	9.8750000000	8.5300000000	360	356	4	1-Year MTA	4.875	4.875	1	110%	57	12.000	57	1366.79	299,700.00	36	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-13

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 3 (continued)
Adjustable Rate Option ARMs	159,123.83	8.5000000000	8.1250000000	360	357	3	1-Year MTA	3.500	3.500	1	110%	58	12.000	58	605.48	158,400.00	36	N
Adjustable Rate Option ARMs	1,154,066.19	8.4287613142	8.0537613142	360	357	3	1-Year MTA	3.429	3.429	1	110%	58	12.000	58	4492.48	1,149,100.00	36	N
Adjustable Rate Option ARMs	228,515.50	9.7500000000	8.0850000000	480	477	3	1-Year MTA	4.750	4.750	1	110%	58	12.000	58	878.60	226,800.00	36	N
Adjustable Rate Option ARMs	1,380,982.67	8.6443816616	8.1742818902	360	358	2	1-Year MTA	3.644	3.644	1	110%	59	12.000	59	5932.24	1,379,450.00	36	N
Adjustable Rate Option ARMs	79,836.52	8.5000000000	8.1250000000	480	479	1	1-Year MTA	3.500	3.500	1	110%	60	12.000	60	346.46	79,900.00	36	N
Adjustable Rate Option ARMs	139,657.72	8.5000000000	8.1250000000	360	359	1	1-Year MTA	3.500	3.500	1	110%	60	12.000	60	535.14	140,000.00	36	N
Adjustable Rate Option ARMs	646,367.43	8.1446229894	7.7696229894	480	479	1	1-Year MTA	3.145	3.145	1	110%	60	12.000	60	2046.07	647,200.00	36	N
Adjustable Rate Option ARMs	342,759.83	8.6275459408	8.2025459408	360	348	12	1-Year MTA	3.584	3.584	1	115%	1	9.950	49	1314.48	332,900.00	36	N
Adjustable Rate Option ARMs	290,878.95	8.2500000000	7.8250000000	480	468	12	1-Year MTA	3.200	3.200	1	115%	1	9.950	49	883.69	280,000.00	36	N
Adjustable Rate Option ARMs	411,714.23	8.5000000000	8.0750000000	360	349	11	1-Year MTA	3.450	3.450	1	115%	2	9.950	50	1380.48	400,000.00	36	N
Adjustable Rate Option ARMs	641,573.65	8.3045900245	7.8795900245	360	349	11	1-Year MTA	3.287	3.287	1	115%	2	9.950	50	2159.97	623,000.00	36	N
Adjustable Rate Option ARMs	420,532.60	8.5000000000	8.0750000000	480	349	11	1-Year MTA	3.450	3.450	1	115%	2	9.950	50	1225.84	404,800.00	36	N
Adjustable Rate Option ARMs	293,932.45	8.8750000000	8.4500000000	480	469	11	1-Year MTA	3.825	3.825	1	115%	2	9.950	50	1013.25	283,500.00	36	N
Adjustable Rate Option ARMs	375,766.66	8.1250000000	7.7000000000	360	350	10	1-Year MTA	3.075	3.075	1	115%	3	9.950	51	1181.94	368,000.00	36	N
Adjustable Rate Option ARMs	210,852.55	7.2500000000	6.8250000000	360	350	10	1-Year MTA	2.275	2.275	1	115%	3	9.950	51	909.58	209,000.00	36	N
Adjustable Rate Option ARMs	823,477.62	8.4531370616	8.0476427981	360	350	10	1-Year MTA	3.414	3.414	1	115%	3	10.340	51	2841.04	805,300.00	36	N
Adjustable Rate Option ARMs	269,722.60	8.5000000000	8.0750000000	480	470	10	1-Year MTA	3.450	3.450	1	115%	3	9.950	111	941.50	263,000.00	36	N
Adjustable Rate Option ARMs	1,294,099.43	8.2733810695	7.8779857789	360	351	9	1-Year MTA	3.243	3.243	1	115%	4	10.009	52	4241.12	1,265,500.00	36	N
Adjustable Rate Option ARMs	394,893.87	8.5000000000	8.0750000000	480	351	9	1-Year MTA	3.450	3.450	1	115%	4	9.950	52	1159.82	383,000.00	36	N
Adjustable Rate Option ARMs	1,293,681.93	8.7500000000	8.3750000000	480	471	9	1-Year MTA	3.700	3.700	1	115%	4	9.950	52	3310.30	1,249,900.00	36	N
Adjustable Rate Option ARMs	434,927.48	8.3233601582	7.8983601582	360	352	8	1-Year MTA	3.298	3.298	1	115%	5	9.950	53	1624.06	426,500.00	36	N
Adjustable Rate Option ARMs	381,444.05	8.6250000000	8.2000000000	360	352	8	1-Year MTA	3.575	3.575	1	115%	5	9.950	53	1194.79	372,000.00	36	N
Adjustable Rate Option ARMs	95,737.90	7.7500000000	7.3250000000	480	472	8	1-Year MTA	2.725	2.725	1	115%	5	9.950	53	283.44	93,600.00	36	N
Adjustable Rate Option ARMs	220,647.12	8.1250000000	7.7000000000	360	352	8	1-Year MTA	3.075	3.075	1	115%	5	9.950	53	719.82	216,000.00	36	N
Adjustable Rate Option ARMs	358,784.62	8.7500000000	8.3750000000	480	472	8	1-Year MTA	3.700	3.700	1	115%	5	9.950	53	921.66	348,000.00	36	N
Adjustable Rate Option ARMs	233,296.42	8.7500000000	7.4950000000	480	472	8	1-Year MTA	3.775	3.775	1	115%	5	9.950	53	883.25	228,000.00	36	N
Adjustable Rate Option ARMs	2,026,152.72	8.4651317085	8.0652417303	360	352	8	1-Year MTA	3.413	3.413	1	115%	5	10.260	53	7283.65	1,987,489.00	36	N
Adjustable Rate Option ARMs	192,603.21	8.5000000000	8.0750000000	480	352	8	1-Year MTA	3.450	3.450	1	115%	5	9.950	53	569.31	188,000.00	36	N
Adjustable Rate Option ARMs	1,316,750.50	8.3418648408	7.9316870580	480	472	8	1-Year MTA	3.314	3.314	1	115%	5	9.950	53	3786.97	1,288,700.00	36	N
Adjustable Rate Option ARMs	252,276.77	8.2500000000	7.8750000000	480	472	8	1-Year MTA	3.200	3.200	1	115%	5	9.950	113	680.74	245,600.00	36	N
Adjustable Rate Option ARMs	417,965.43	8.7500000000	8.3750000000	480	472	8	1-Year MTA	3.700	3.700	1	115%	5	9.990	53	1073.95	405,500.00	36	N
Adjustable Rate Option ARMs	1,059,412.04	8.2546807933	7.8296807933	360	353	7	1-Year MTA	3.210	3.210	1	115%	6	9.950	54	3571.26	1,087,450.00	36	N
Adjustable Rate Option ARMs	378,922.17	8.8750000000	8.4500000000	480	473	7	1-Year MTA	3.825	3.825	1	115%	6	9.950	54	1325.27	370,800.00	36	N
Adjustable Rate Option ARMs	260,463.39	8.1250000000	7.7000000000	360	353	7	1-Year MTA	3.075	3.075	1	115%	6	9.950	54	836.26	260,000.00	36	N
Adjustable Rate Option ARMs	106,410.13	8.1250000000	7.7000000000	360	353	7	1-Year MTA	3.075	3.075	1	115%	6	9.950	54	358.93	104,000.00	36	N
Adjustable Rate Option ARMs	2,530,211.27	8.5915434430	8.1932178284	360	353	7	1-Year MTA	3.548	3.548	1	115%	6	10.157	54	8656.74	2,491,199.00	36	N
Adjustable Rate Option ARMs	374,295.86	8.1827778499	7.7808889898	480	473	7	1-Year MTA	3.160	3.160	1	115%	6	9.968	54	1155.67	369,250.00	36	N
Adjustable Rate Option ARMs	91,134.09	7.6250000000	7.2500000000	360	353	7	1-Year MTA	2.650	2.650	1	115%	6	9.950	54	355.61	90,000.00	36	N
Adjustable Rate Option ARMs	372,396.11	7.4211153078	7.0392706955	360	353	7	1-Year MTA	2.371	2.371	1	115%	6	9.950	114	1559.91	369,500.00	36	N
Adjustable Rate Option ARMs	110,916.12	8.6250000000	8.2500000000	360	354	6	1-Year MTA	3.575	3.575	1	115%	7	9.950	55	378.25	109,600.00	36	N
Adjustable Rate Option ARMs	268,172.41	8.6250000000	8.2500000000	360	354	6	1-Year MTA	3.575	3.575	1	115%	7	9.950	55	913.88	264,800.00	36	N
Adjustable Rate Option ARMs	131,650.22	8.5000000000	8.0750000000	360	354	6	1-Year MTA	3.450	3.450	1	115%	7	9.950	55	447.28	129,600.00	36	N
Adjustable Rate Option ARMs	252,855.56	8.6250000000	8.2000000000	480	474	6	1-Year MTA	3.575	3.575	1	115%	7	9.950	55	686.69	247,750.00	36	N
Adjustable Rate Option ARMs	3,121,551.49	8.3016154412	7.8995332466	360	354	6	1-Year MTA	3.259	3.259	1	115%	7	9.950	55	11033.09	3,078,385.00	36	N
Adjustable Rate Option ARMs	1,029,348.22	8.4798731327	8.0772499111	480	354	6	1-Year MTA	3.452	3.452	1	115%	7	10.845	55	3546.92	1,013,500.00	36	N
Adjustable Rate Option ARMs	1,027,555.97	8.4613538706	8.0518447912	480	474	6	1-Year MTA	3.437	3.437	1	115%	7	9.950	55	2792.32	1,004,500.00	36	N
Adjustable Rate Option ARMs	234,253.06	8.3750000000	7.9500000000	360	354	6	1-Year MTA	3.325	3.325	1	115%	7	9.950	115	913.52	231,200.00	36	N
Adjustable Rate Option ARMs	313,442.47	8.1250000000	7.7000000000	360	354	6	1-Year MTA	3.075	3.075	1	115%	7	9.950	55	1177.32	308,000.00	36	N
Adjustable Rate Option ARMs	1,309,205.10	8.2824441115	7.8681158764	360	355	5	1-Year MTA	3.232	3.232	1	115%	8	9.950	56	4804.76	1,299,950.00	36	N
Adjustable Rate Option ARMs	190,777.37	8.3750000000	8.0000000000	360	355	5	1-Year MTA	3.400	3.400	1	115%	8	9.950	56	796.83	189,000.00	36	N
Adjustable Rate Option ARMs	829,927.17	8.4942683585	8.1024826754	360	355	5	1-Year MTA	3.444	3.444	1	115%	8	9.950	56	2894.94	820,650.00	36	N
Adjustable Rate Option ARMs	511,752.88	8.2241917036	7.7991917036	360	355	5	1-Year MTA	3.174	3.174	1	115%	8	9.950	56	1828.72	506,500.00	36	N
Adjustable Rate Option ARMs	4,116,638.91	8.4236150903	8.0330575641	360	355	5	1-Year MTA	3.378	3.378	1	115%	8	10.488	56	15203.87	4,070,300.00	36	N
Adjustable Rate Option ARMs	607,279.64	8.1144240732	7.6894240732	480	355	5	1-Year MTA	3.074	4.032	1	115%	8	9.950	56	1748.91	600,000.00	36	N
Adjustable Rate Option ARMs	663,133.71	8.7886558984	8.4136558984	480	475	5	1-Year MTA	3.532	3.532	1	115%	8	10.046	56	1733.36	650,000.00	36	N
Adjustable Rate Option ARMs	307,161.93	9.0000000000	8.6250000000	360	355	5	1-Year MTA	3.950	3.950	1	115%	8	9.950	116	1114.60	312,000.00	36	N
Adjustable Rate Option ARMs	241,141.40	7.3750000000	6.9500000000	360	355	5	1-Year MTA	2.350	2.350	1	115%	8	9.950	116	833.81	241,600.00	36	N
Adjustable Rate Option ARMs	2,872,572.16	8.3436156979	7.9256081040	360	355	5	1-Year MTA	3.291	3.291	1	115%	8	9.950	116	9402.32	2,826,000.00	36	N
Adjustable Rate Option ARMs	1,450,867.77	8.7358365685	8.3108365685	480	475	5	1-Year MTA	3.692	3.692	1	115%	8	9.950	116	4062.18	1,420,600.00	36	N
Adjustable Rate Option ARMs	74,947.20	7.6250000000	7.2000000000	480	355	5	1-Year MTA	2.575	2.575	1	115%	8	9.950	56	205.11	74,000.00	36	N
Adjustable Rate Option ARMs	209,390.78	8.1250000000	7.7000000000	480	475	5	1-Year MTA	3.075	3.075	1	115%	8	9.950	56	572.08	206,400.00	36	N
Adjustable Rate Option ARMs	518,081.12	7.8113516205	7.3863516205	360	355	5	1-Year MTA	2.791	2.791	1	115%	8	9.950	56	1863.99	512,400.00	36	N
Adjustable Rate Option ARMs	248,179.88	8.0000000000	7.5750000000	480	475	5	1-Year MTA	2.950	2.950	1	115%	8	9.950	56	771.07	243,900.00	36	N
Adjustable Rate Option ARMs	153,015.11	7.6250000000	7.2000000000	480	475	5	1-Year MTA	2.650	2.650	1	115%	8	9.950	116	417.14	150,500.00	36	N
Adjustable Rate Option ARMs	2,963,303.21	8.4123860000	7.9903411360	360	356	4	1-Year MTA	3.362	3.362	1	115%	9	9.950	57	10068.14	2,938,300.00	36	N
Adjustable Rate Option ARMs	357,858.50	8.8750000000	8.4500000000	480	476	4	1-Year MTA	3.837	3.837	1	115%	9	9.950	57	1148.71	355,750.00	36	N
Adjustable Rate Option ARMs	270,651.93	7.8750000000	7.4500000000	480	476	4	1-Year MTA	2.875	2.875	1	115%	9	9.950	57	742.82	268,000.00	36	N
Adjustable Rate Option ARMs	169,571.54	8.5000000000	8.0750000000	360	356	4	1-Year MTA	3.450	3.450	1	115%	9	9.950	57	664.99	168,300.00	36	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-14

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 3 (continued)
Adjustable Rate Option ARMs	186,335.50	9.3750000000	7.9000000000	360	356	4	1-Year MTA	4.375	5.375	1	115%	9	9.950	57	714.69	184,500.00	36	N
Adjustable Rate Option ARMs	269,530.07	9.6250000000	8.4200000000	480	476	4	1-Year MTA	4.605	4.605	1	115%	9	9.950	57	852.45	266,000.00	36	N
Adjustable Rate Option ARMs	2,968,091.57	8.4609753815	8.0496596968	360	356	4	1-Year MTA	3.411	3.411	1	115%	9	9.990	57	10277.12	2,939,700.00	36	N
Adjustable Rate Option ARMs	2,587,594.64	8.5813817152	8.1874334701	480	476	4	1-Year MTA	3.545	3.545	1	115%	9	9.950	57	7375.55	2,559,920.00	36	N
Adjustable Rate Option ARMs	476,315.22	7.5293084247	7.1543084247	360	356	4	1-Year MTA	2.519	2.519	1	115%	9	9.950	117	1768.67	472,000.00	36	N
Adjustable Rate Option ARMs	776,049.68	8.0800497318	7.6550497318	360	356	4	1-Year MTA	3.054	3.054	1	115%	9	9.950	117	2662.95	771,600.00	36	N
Adjustable Rate Option ARMs	157,392.32	7.6250000000	7.2000000000	360	356	4	1-Year MTA	2.650	2.650	1	115%	9	9.950	117	508.19	158,000.00	36	N
Adjustable Rate Option ARMs	121,750.04	8.5000000000	8.0750000000	480	476	4	1-Year MTA	3.450	3.450	1	115%	9	9.950	117	412.47	120,000.00	36	N
Adjustable Rate Option ARMs	2,136,221.96	8.4775545790	8.0765105957	360	356	4	1-Year MTA	3.435	3.435	1	115%	9	9.950	117	7465.03	2,110,591.00	36	N
Adjustable Rate Option ARMs	895,124.55	8.6597472343	8.2347472343	480	476	4	1-Year MTA	3.610	3.610	1	115%	9	9.950	117	2578.17	881,000.00	36	N
Adjustable Rate Option ARMs	560,690.52	8.1571100132	7.7321100132	360	356	4	1-Year MTA	3.101	3.101	1	115%	9	9.950	57	2148.78	555,200.00	36	N
Adjustable Rate Option ARMs	810,985.84	8.2624641418	7.8374641418	480	476	4	1-Year MTA	3.212	3.212	1	115%	9	9.950	57	2462.64	798,800.00	36	N
Adjustable Rate Option ARMs	2,032,592.27	8.4098281840	7.9883747145	360	357	3	1-Year MTA	3.370	3.370	1	115%	10	9.950	58	7458.33	2,027,150.00	36	N
Adjustable Rate Option ARMs	213,313.11	8.8750000000	8.4500000000	480	477	3	1-Year MTA	3.825	3.825	1	115%	10	9.950	58	697.96	212,000.00	36	N
Adjustable Rate Option ARMs	364,836.32	8.4989925619	8.0987910743	360	357	3	1-Year MTA	3.449	3.449	1	115%	10	9.950	58	1251.76	363,000.00	36	N
Adjustable Rate Option ARMs	1,638,113.38	8.7557084831	8.3807084831	360	357	3	1-Year MTA	3.732	3.732	1	115%	10	9.950	58	6158.14	1,647,300.00	36	N
Adjustable Rate Option ARMs	1,878,048.04	8.4038736198	8.0193092156	360	357	3	1-Year MTA	3.371	3.371	1	115%	10	9.950	58	6721.75	1,873,200.00	36	N
Adjustable Rate Option ARMs	330,013.19	8.1250000000	7.7000000000	480	477	3	1-Year MTA	3.075	3.075	1	115%	10	9.950	58	991.54	328,000.00	36	N
Adjustable Rate Option ARMs	326,419.92	8.0000000000	7.6250000000	360	357	3	1-Year MTA	2.950	2.950	1	115%	10	9.950	58	1083.07	325,000.00	36	N
Adjustable Rate Option ARMs	362,309.34	8.5000000000	8.1250000000	360	357	3	1-Year MTA	3.525	3.525	1	115%	10	9.950	58	1199.71	360,000.00	36	N
Adjustable Rate Option ARMs	183,360.60	8.6250000000	8.2500000000	360	357	3	1-Year MTA	3.575	3.575	1	115%	10	9.950	58	629.50	182,400.00	36	N
Adjustable Rate Option ARMs	190,001.63	9.0000000000	7.4750000000	360	357	3	1-Year MTA	3.925	3.925	1	115%	10	9.950	58	736.99	189,000.00	36	N
Adjustable Rate Option ARMs	226,208.09	9.0000000000	7.8050000000	360	357	3	1-Year MTA	3.970	3.970	1	115%	10	9.950	58	839.54	225,000.00	36	N
Adjustable Rate Option ARMs	219,665.22	7.8750000000	7.5000000000	480	477	3	1-Year MTA	2.900	2.900	1	115%	10	9.950	58	609.78	220,000.00	36	N
Adjustable Rate Option ARMs	359,573.78	7.7849707506	7.4099707506	360	357	3	1-Year MTA	2.797	2.797	1	115%	10	9.950	58	1259.19	359,500.00	36	N
Adjustable Rate Option ARMs	245,351.14	8.2500000000	7.8750000000	480	477	3	1-Year MTA	3.200	3.200	1	115%	10	9.950	58	676.30	244,000.00	36	N
Adjustable Rate Option ARMs	11,513,103.29	8.3372188817	7.9190688312	360	357	3	1-Year MTA	3.297	3.297	1	115%	10	9.962	58	41563.50	11,487,611.00	36	N
Adjustable Rate Option ARMs	3,663,667.74	8.3802545339	7.9789827414	480	477	3	1-Year MTA	3.344	3.344	1	115%	10	9.950	58	10825.05	3,641,420.00	36	N
Adjustable Rate Option ARMs	371,511.44	8.3132145540	7.9382145540	360	357	3	1-Year MTA	3.253	3.253	1	115%	10	11.119	58	1386.53	369,900.00	36	N
Adjustable Rate Option ARMs	282,036.03	8.5000000000	8.1250000000	480	477	3	1-Year MTA	3.450	3.450	1	115%	10	9.950	58	741.57	280,000.00	36	N
Adjustable Rate Option ARMs	419,176.54	7.8750000000	7.4500000000	360	357	3	1-Year MTA	2.800	2.800	1	115%	10	9.950	118	1334.80	415,000.00	36	N
Adjustable Rate Option ARMs	367,278.35	9.0000000000	8.2650000000	360	357	3	1-Year MTA	3.950	3.950	1	115%	10	10.575	118	1576.42	368,000.00	36	N
Adjustable Rate Option ARMs	58,856.39	8.0000000000	7.5750000000	480	477	3	1-Year MTA	2.950	2.950	1	115%	10	9.950	118	208.78	58,320.00	36	N
Adjustable Rate Option ARMs	565,178.92	8.5000000000	8.1250000000	360	357	3	1-Year MTA	3.450	3.450	1	115%	10	9.950	118	2083.27	562,600.00	36	N
Adjustable Rate Option ARMs	239,058.32	7.8220000000	7.4470000000	360	357	3	1-Year MTA	2.800	2.800	1	115%	10	9.950	118	768.10	237,500.00	36	Y
Adjustable Rate Option ARMs	288,534.20	7.8750000000	7.4500000000	480	477	3	1-Year MTA	2.800	2.800	1	115%	10	9.950	118	1023.84	286,000.00	36	N
Adjustable Rate Option ARMs	357,069.85	8.6250000000	8.2500000000	360	357	3	1-Year MTA	3.575	3.575	1	115%	10	9.950	118	1451.30	355,500.00	36	N
Adjustable Rate Option ARMs	364,702.92	8.3750000000	7.9500000000	480	477	3	1-Year MTA	3.325	3.325	1	115%	10	9.950	118	953.44	360,000.00	36	N
Adjustable Rate Option ARMs	262,795.20	7.7500000000	7.3250000000	480	477	3	1-Year MTA	2.725	2.725	1	115%	10	9.950	118	753.57	260,000.00	36	N
Adjustable Rate Option ARMs	5,885,910.88	8.2767901380	7.8753920211	360	357	3	1-Year MTA	3.238	3.238	1	115%	10	9.950	118	20841.91	5,848,500.00	36	N
Adjustable Rate Option ARMs	2,200,631.87	8.5917629694	8.1935905717	480	477	3	1-Year MTA	3.547	3.547	1	115%	10	9.950	118	6839.55	2,185,900.00	36	N
Adjustable Rate Option ARMs	524,457.09	8.6767787428	8.2517787428	360	357	3	1-Year MTA	3.627	3.627	1	115%	10	9.950	58	1746.31	521,600.00	36	N
Adjustable Rate Option ARMs	282,390.62	8.3750000000	7.9500000000	480	477	3	1-Year MTA	3.325	3.325	1	115%	10	9.950	58	882.67	279,200.00	36	N
Adjustable Rate Option ARMs	354,170.81	8.5000000000	8.0750000000	360	357	3	1-Year MTA	3.450	3.450	1	115%	10	9.950	58	1302.91	352,500.00	36	N
Adjustable Rate Option ARMs	2,500,505.94	8.4941406893	8.0691406893	360	358	2	1-Year MTA	3.487	3.487	1	115%	11	9.950	59	8897.47	2,497,100.00	36	N
Adjustable Rate Option ARMs	152,406.62	8.3750000000	7.9500000000	480	478	2	1-Year MTA	3.375	3.375	1	115%	11	11.450	59	421.30	152,000.00	36	N
Adjustable Rate Option ARMs	531,565.08	8.3509494853	7.9759494853	360	358	2	1-Year MTA	3.301	3.301	1	115%	11	9.950	59	1884.47	531,000.00	36	N
Adjustable Rate Option ARMs	128,194.47	8.6250000000	8.2500000000	360	358	2	1-Year MTA	3.575	3.575	1	115%	11	9.950	59	441.75	128,000.00	36	N
Adjustable Rate Option ARMs	6,258,558.40	8.6692195370	8.1887255689	360	358	2	1-Year MTA	3.625	3.625	1	115%	11	9.950	59	22534.73	6,256,250.00	36	N
Adjustable Rate Option ARMs	247,570.83	7.8750000000	7.4500000000	480	478	2	1-Year MTA	2.875	2.875	1	115%	11	9.950	59	684.62	247,000.00	36	N
Adjustable Rate Option ARMs	457,864.74	8.6250000000	8.2349979101	360	358	2	1-Year MTA	3.575	3.575	1	115%	11	9.950	59	1661.48	457,200.00	36	N
Adjustable Rate Option ARMs	113,116.54	8.1250000000	7.7000000000	360	358	2	1-Year MTA	3.150	3.150	1	115%	11	9.950	59	417.67	113,000.00	36	N
Adjustable Rate Option ARMs	1,435,326.57	8.2443460498	7.8693460498	480	478	2	1-Year MTA	3.208	3.208	1	115%	11	9.950	59	4165.99	1,433,032.00	36	N
Adjustable Rate Option ARMs	18,674,802.97	8.3720669369	7.9580600593	360	358	2	1-Year MTA	3.315	3.377	1	115%	11	9.963	59	66360.07	18,658,452.00	36	N
Adjustable Rate Option ARMs	6,041,398.66	8.5222817761	8.1263104225	480	478	2	1-Year MTA	3.490	3.490	1	115%	11	10.052	59	18208.14	6,024,170.00	36	N
Adjustable Rate Option ARMs	1,050,810.62	8.0509334094	7.6759334094	360	358	2	1-Year MTA	3.011	3.011	1	115%	11	9.950	59	4147.37	1,049,900.00	36	N
Adjustable Rate Option ARMs	380,916.92	9.1250000000	7.8700000000	480	478	2	1-Year MTA	4.100	4.100	1	115%	11	9.950	59	1677.93	380,000.00	36	N
Adjustable Rate Option ARMs	189,616.00	9.9500000000	8.6350000000	480	478	2	1-Year MTA	4.950	4.950	1	115%	11	9.950	59	789.90	189,000.00	36	N
Adjustable Rate Option ARMs	662,778.09	8.3750000000	7.9500000000	480	478	2	1-Year MTA	3.350	3.350	1	115%	11	9.950	119	2262.07	658,100.00	36	N
Adjustable Rate Option ARMs	220,260.70	9.1867862492	8.1825856501	360	358	2	1-Year MTA	4.137	4.137	1	115%	11	10.699	119	956.90	219,900.00	36	N
Adjustable Rate Option ARMs	233,919.26	8.1250000000	7.7500000000	480	478	2	1-Year MTA	3.125	3.125	1	115%	11	9.950	119	614.44	232,000.00	36	N
Adjustable Rate Option ARMs	156,696.51	8.3750000000	7.9500000000	360	358	2	1-Year MTA	3.325	3.325	1	115%	11	9.950	119	615.40	155,750.00	36	N
Adjustable Rate Option ARMs	24,165,301.88	8.3037340597	7.9079058374	360	358	2	1-Year MTA	3.268	3.268	1	115%	11	9.968	119	87403.12	24,102,578.00	36	N
Adjustable Rate Option ARMs	258,599.08	9.0220000000	8.6470000000	360	358	2	1-Year MTA	4.000	4.000	1	115%	11	9.950	119	1034.43	256,800.00	36	Y
Adjustable Rate Option ARMs	9,969,299.42	8.4440763700	8.0128413587	480	478	2	1-Year MTA	3.402	3.402	1	115%	11	10.011	119	30982.37	9,925,775.00	36	N
Adjustable Rate Option ARMs	202,503.21	8.2500000000	7.8250000000	480	478	2	1-Year MTA	3.200	3.200	1	115%	11	9.950	119	531.81	200,800.00	36	N
Adjustable Rate Option ARMs	163,639.00	8.6250000000	8.2500000000	360	359	1	1-Year MTA	3.575	3.575	1	115%	12	9.950	60	566.00	164,000.00	36	N
Adjustable Rate Option ARMs	399,076.37	8.4220000000	8.0470000000	360	359	1	1-Year MTA	3.400	3.400	1	115%	12	9.950	60	1323.63	400,000.00	36	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-15

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 3 (continued)
Adjustable Rate Option ARMs	420,611.40	7.9865327873	7.6115327873	360	359	1	1-Year MTA	2.965	2.965	1	115%	12	9.950	60	1376.12	421,600.00	36	N
Adjustable Rate Option ARMs	10,146,300.52	8.4540957575	8.0756135351	360	358	2	1-Year MTA	3.432	3.432	1	115%	12	9.950	59	35188.41	10,143,046.00	36	N
Adjustable Rate Option ARMs	2,985,754.94	8.4742569892	8.0982369428	480	478	2	1-Year MTA	3.450	3.450	1	115%	12	10.090	59	8348.19	2,985,400.00	36	N
Adjustable Rate Option ARMs	165,569.29	8.0000000000	7.6250000000	360	359	1	1-Year MTA	2.925	2.925	1	115%	12	9.950	120	530.71	165,000.00	36	N
Adjustable Rate Option ARMs	892,590.92	8.6267830579	8.0556931951	360	359	1	1-Year MTA	3.587	3.587	1	115%	12	10.195	120	3557.66	894,350.00	36	N
Adjustable Rate Option ARMs	286,738.53	8.6250000000	8.2500000000	480	479	1	1-Year MTA	3.575	3.575	1	115%	12	9.950	120	760.64	287,200.00	36	N
Adjustable Rate Option ARMs	127,231.37	7.8750000000	7.4500000000	360	359	1	1-Year MTA	2.800	2.800	1	115%	12	9.950	120	501.41	126,900.00	36	N
Adjustable Rate Option ARMs	16,194,116.17	8.3206065490	7.8744511199	360	359	1	1-Year MTA	3.288	3.288	1	115%	12	10.047	120	58495.24	16,190,278.00	36	N
Adjustable Rate Option ARMs	2,873,742.99	8.7113889786	8.3363889786	360	359	1	1-Year MTA	3.685	3.685	1	115%	12	9.950	120	10222.98	2,864,600.00	36	Y
Adjustable Rate Option ARMs	415,308.65	8.1169878806	7.6919878806	480	359	1	1-Year MTA	3.080	3.080	1	115%	12	9.950	120	1147.49	414,000.00	36	N
Adjustable Rate Option ARMs	7,020,426.89	8.4316701039	8.0102179582	480	479	1	1-Year MTA	3.386	3.386	1	115%	12	10.001	120	22148.83	7,009,500.00	36	N
Adjustable Rate Option ARMs	96,210.13	7.7500000000	7.3750000000	360	347	13	1-Year MTA	2.675	2.675	1	115%	12	9.950	48	299.12	93,000.00	36	N
Adjustable Rate Option ARMs	305,017.22	7.8750000000	7.4500000000	360	359	1	1-Year MTA	2.850	2.850	1	115%	12	9.950	120	977.78	304,000.00	36	N
Adjustable Rate Option ARMs	323,066.68	7.8750000000	7.4500000000	360	349	11	1-Year MTA	2.800	2.800	1	115%	50	9.950	110	1164.30	315,000.00	36	N
Adjustable Rate Option ARMs	431,003.39	8.1250000000	7.7000000000	360	349	11	1-Year MTA	3.075	3.075	1	115%	50	9.950	110	1647.65	417,000.00	36	N
Adjustable Rate Option ARMs	310,417.83	8.5000000000	8.0750000000	360	352	8	1-Year MTA	3.450	3.450	1	115%	53	9.950	113	1239.10	313,600.00	36	N
Adjustable Rate Option ARMs	235,763.12	8.1250000000	7.7000000000	360	353	7	1-Year MTA	3.075	3.075	1	115%	54	9.950	54	857.52	232,000.00	36	N
Adjustable Rate Option ARMs	337,498.60	8.5000000000	8.0750000000	480	473	7	1-Year MTA	3.450	3.450	1	115%	54	9.950	54	1094.86	332,000.00	36	N
Adjustable Rate Option ARMs	236,720.48	8.5000000000	8.0750000000	480	473	7	1-Year MTA	3.450	3.450	1	115%	54	9.950	114	812.85	232,000.00	36	N
Adjustable Rate Option ARMs	396,430.64	8.2500000000	7.8250000000	360	353	7	1-Year MTA	3.200	3.200	1	115%	54	9.950	114	1758.01	391,500.00	36	N
Adjustable Rate Option ARMs	174,142.19	8.6250000000	8.2000000000	360	354	6	1-Year MTA	3.575	3.575	1	115%	55	9.950	55	752.91	173,000.00	36	N
Adjustable Rate Option ARMs	105,853.23	8.5000000000	8.0750000000	480	474	6	1-Year MTA	3.450	3.450	1	115%	55	9.950	55	443.01	106,000.00	36	N
Adjustable Rate Option ARMs	222,387.06	8.0112106905	7.5862106905	360	354	6	1-Year MTA	2.950	2.950	1	115%	55	9.950	115	905.99	220,000.00	36	N
Adjustable Rate Option ARMs	96,049.71	8.5000000000	8.0750000000	360	355	5	1-Year MTA	3.450	3.450	1	115%	56	9.950	56	404.74	96,000.00	36	N
Adjustable Rate Option ARMs	181,964.01	8.3220000000	7.8970000000	360	355	5	1-Year MTA	3.300	3.300	1	115%	56	9.950	56	660.82	180,000.00	36	N
Adjustable Rate Option ARMs	174,329.80	8.0000000000	7.5750000000	360	355	5	1-Year MTA	2.950	2.950	1	115%	56	9.950	116	679.61	172,000.00	36	N
Adjustable Rate Option ARMs	181,937.37	8.5000000000	8.0750000000	480	475	5	1-Year MTA	3.450	3.450	1	115%	56	9.950	116	752.29	180,000.00	36	N
Adjustable Rate Option ARMs	116,055.88	8.3750000000	7.9500000000	360	355	5	1-Year MTA	3.325	3.325	1	115%	56	9.950	116	455.18	115,200.00	36	N
Adjustable Rate Option ARMs	221,227.74	8.1250000000	7.7000000000	480	476	4	1-Year MTA	3.075	3.075	1	115%	57	9.950	57	722.87	219,200.00	36	N
Adjustable Rate Option ARMs	185,596.50	8.5000000000	8.0750000000	480	476	4	1-Year MTA	3.450	3.450	1	115%	57	9.950	57	889.65	184,500.00	36	N
Adjustable Rate Option ARMs	846,896.85	8.3229765467	7.8979765467	360	356	4	1-Year MTA	3.274	3.274	1	115%	57	9.813	57	3605.37	845,500.00	36	N
Adjustable Rate Option ARMs	222,050.17	8.1250000000	7.7000000000	480	476	4	1-Year MTA	3.075	3.075	1	115%	57	9.950	57	719.46	220,000.00	36	N
Adjustable Rate Option ARMs	75,410.31	8.5000000000	8.0750000000	480	477	3	1-Year MTA	3.450	3.450	1	115%	58	9.950	58	290.54	75,000.00	36	N
Adjustable Rate Option ARMs	340,636.42	8.5000000000	8.0750000000	480	477	3	1-Year MTA	3.450	3.450	1	115%	58	9.950	58	1389.57	339,000.00	36	N
Adjustable Rate Option ARMs	730,954.83	8.4253642396	8.0003642396	360	357	3	1-Year MTA	3.390	3.390	1	115%	58	9.950	58	2956.44	728,000.00	36	N
Adjustable Rate Option ARMs	1,331,070.79	8.4031433144	7.9781433144	480	477	3	1-Year MTA	3.353	3.353	1	115%	58	9.950	58	5185.18	1,324,900.00	36	N
Adjustable Rate Option ARMs	811,298.04	8.3700411781	7.9450411781	360	357	3	1-Year MTA	3.320	3.320	1	115%	58	9.950	118	3098.70	807,800.00	36	N
Adjustable Rate Option ARMs	278,272.21	8.5000000000	8.0750000000	360	357	3	1-Year MTA	3.450	3.450	1	115%	58	9.950	118	1201.17	276,000.00	36	N
Adjustable Rate Option ARMs	205,319.49	8.2159537375	7.7909537375	480	477	3	1-Year MTA	3.166	3.166	1	115%	58	9.950	118	613.76	204,450.00	36	N
Adjustable Rate Option ARMs	671,803.90	8.4508830436	8.0463926938	360	358	2	1-Year MTA	3.449	3.449	1	115%	59	9.950	59	2702.28	671,200.00	36	N
Adjustable Rate Option ARMs	316,030.47	8.5160496756	8.1172243527	480	478	2	1-Year MTA	3.481	3.481	1	115%	59	9.950	59	1191.92	315,300.00	36	N
Adjustable Rate Option ARMs	310,805.49	8.6220000000	8.2470000000	360	358	2	1-Year MTA	3.600	3.600	1	115%	59	9.950	119	1320.52	308,000.00	36	Y
Adjustable Rate Option ARMs	187,663.86	8.5000000000	8.0750000000	360	358	2	1-Year MTA	3.450	3.450	1	115%	59	9.950	119	889.67	187,500.00	36	N
Adjustable Rate Option ARMs	259,010.11	8.5000000000	8.0750000000	480	478	2	1-Year MTA	3.450	3.450	1	115%	59	9.950	119	845.36	258,500.00	36	N
Adjustable Rate Option ARMs	134,323.74	8.5000000000	8.0750000000	480	478	2	1-Year MTA	3.450	3.450	1	115%	59	9.950	59	479.70	134,000.00	36	N
Adjustable Rate Option ARMs	291,661.53	7.8720000000	7.4970000000	480	479	1	1-Year MTA	2.850	2.850	1	115%	60	9.950	60	995.47	292,000.00	36	N
Adjustable Rate Option ARMs	446,170.24	7.7096988210	7.3346988210	360	359	1	1-Year MTA	2.688	2.688	1	115%	60	9.950	60	1774.96	447,000.00	36	N
Adjustable Rate Option ARMs	1,037,807.74	8.3109769772	7.9266180641	480	479	1	1-Year MTA	3.298	3.298	1	115%	60	9.950	60	3849.97	1,038,900.00	36	N
Adjustable Rate Option ARMs	354,001.49	7.8750000000	7.4500000000	480	479	1	1-Year MTA	2.800	2.800	1	115%	60	9.950	120	1315.07	353,000.00	36	N
Adjustable Rate Option ARMs	221,600.00	1.2000000000	0.8250000000	360	360	0	1-Year MTA	3.550	3.550	1	110%	13	9.950	61	733.29	221,600.00	36	N
Adjustable Rate Option ARMs	469,521.18	1.8539376807	1.4789376807	360	358	2	1-Year MTA	3.600	3.600	1	115%	11	9.950	59	1710.33	472,000.00	36	N
Adjustable Rate Option ARMs	1,080,910.10	2.0747313398	1.6997313398	360	358	2	1-Year MTA	3.797	3.797	1	115%	11	9.950	59	4052.16	1,085,300.00	36	N
Adjustable Rate Option ARMs	302,785.61	2.2500000000	1.8750000000	360	358	2	1-Year MTA	3.300	3.300	1	115%	11	9.950	59	1162.03	304,000.00	36	N
Adjustable Rate Option ARMs	883,837.01	1.7500000000	1.3750000000	360	358	2	1-Year MTA	4.021	4.021	1	115%	11	9.950	119	3173.57	888,350.00	36	N
Adjustable Rate Option ARMs	570,440.22	2.5663319550	2.1913319550	360	358	2	1-Year MTA	4.100	4.100	1	115%	11	9.950	119	2291.83	575,000.00	36	N
Adjustable Rate Option ARMs	679,444.04	2.0520332182	1.6770332182	360	358	2	1-Year MTA	4.019	4.019	1	115%	11	9.950	119	2543.43	683,300.00	36	N
Adjustable Rate Option ARMs	130,998.36	3.5000000000	3.1250000000	480	478	2	1-Year MTA	4.100	4.100	1	115%	11	9.950	119	508.45	131,250.00	36	N
Adjustable Rate Option ARMs	2,264,939.00	1.3387464298	0.9637464298	360	360	0	1-Year MTA	3.235	3.235	1	115%	13	9.950	61	7642.71	2,264,939.00	36	N
Adjustable Rate Option ARMs	676,355.97	1.8024250344	1.4274250344	480	480	0	1-Year MTA	3.676	3.676	1	115%	13	9.950	61	1984.53	678,400.00	36	N
Adjustable Rate Option ARMs	2,411,925.00	3.4246758295	3.0496758295	360	360	0	1-Year MTA	3.332	3.332	1	115%	13	9.950	121	8508.52	2,411,925.00	36	N
Adjustable Rate Option ARMs	418,000.00	8.5701483254	8.1951483254	360	360	0	1-Year MTA	3.541	3.541	1	115%	13	9.950	121	1552.97	418,000.00	36	Y
Adjustable Rate Option ARMs	243,840.00	2.7500000000	2.3750000000	480	480	0	1-Year MTA	3.575	3.575	1	115%	13	9.950	121	838.15	243,840.00	36	N
Adjustable Rate Option ARMs	587,754.79	1.7500000000	1.3750000000	360	359	1	1-Year MTA	4.100	4.100	2	115%	12	9.950	120	2104.16	589,000.00	36	N
Pool 4
Adjustable Rate Option ARMs	255,136.15	9.6250000000	8.4400000000	360	357	3	11th District COFI	5.400	5.400	1	115%	10	9.950	58	1211.68	253,800.00	0	N
Adjustable Rate Option ARMs	1,100,475.29	8.3750000000	8.0000000000	360	358	2	11th District COFI	4.150	4.150	1	115%	11	9.950	119	3512.30	1,092,000.00	0	N
Adjustable Rate Option ARMs	983,643.08	8.5000000000	8.1250000000	480	479	1	11th District COFI	4.150	4.150	1	115%	12	9.950	120	2593.63	979,300.00	0	N
Adjustable Rate Option ARMs	465,856.59	8.0000000000	7.6250000000	480	475	5	11th District COFI	3.725	3.725	1	115%	8	9.950	56	1393.00	460,000.00	12	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-16

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 4 (continued)
Adjustable Rate Option ARMs	779,055.44	9.0205698438	8.2013502438	360	359	1	11th District COFI	4.771	4.771	1	115%	12	10.471	120	3106.64	778,000.00	12	N
Adjustable Rate Option ARMs	686,226.52	7.2500000000	6.8250000000	360	349	11	11th District COFI	3.075	3.075	1	110%	2	9.950	50	2138.90	665,000.00	36	N
Adjustable Rate Option ARMs	830,082.87	8.4734125190	7.7945714931	360	358	2	11th District COFI	4.221	4.221	1	115%	11	10.341	119	3094.89	824,500.00	36	N
Adjustable Rate Option ARMs	498,302.99	7.5000000000	7.1250000000	360	351	9	LAMA	2.125	2.125	1	115%	4	9.950	52	1569.60	488,000.00	0	N
Adjustable Rate Option ARMs	293,901.46	8.8750000000	8.5000000000	360	353	7	1-Month LIBOR	3.500	3.500	1	110%	6	12.000	54	1064.50	288,000.00	0	N
Adjustable Rate Option ARMs	341,212.70	8.1250000000	7.7000000000	480	473	7	1-Month LIBOR	2.750	2.750	1	110%	6	9.950	54	924.65	333,600.00	0	N
Adjustable Rate Option ARMs	1,899,109.17	8.3287912314	7.9537912314	360	357	3	1-Month LIBOR	2.954	2.954	1	110%	10	12.000	58	6077.70	1,889,600.00	0	N
Adjustable Rate Option ARMs	427,058.44	8.3750000000	8.0000000000	480	477	3	1-Month LIBOR	3.000	3.000	1	110%	10	12.000	58	1072.11	424,000.00	0	N
Adjustable Rate Option ARMs	2,329,975.07	8.5123241415	8.1373241415	360	358	2	1-Month LIBOR	3.146	3.146	1	110%	11	11.304	59	7666.11	2,326,600.00	0	N
Adjustable Rate Option ARMs	390,628.37	8.2500000000	7.8750000000	480	478	2	1-Month LIBOR	2.875	2.875	1	110%	11	9.950	59	985.13	389,600.00	0	N
Adjustable Rate Option ARMs	1,189,676.86	8.4803259044	8.1053259044	360	359	1	1-Month LIBOR	3.105	3.105	1	110%	12	12.000	60	4057.72	1,192,350.00	0	N
Adjustable Rate Option ARMs	497,162.12	8.1250000000	7.7500000000	360	358	2	1-Month LIBOR	2.750	2.750	1	110%	23	12.000	59	1654.93	496,600.00	0	N
Adjustable Rate Option ARMs	479,103.42	8.7500000000	8.3750000000	360	359	1	1-Month LIBOR	3.375	3.375	1	110%	36	12.000	60	1896.58	480,000.00	0	N
Adjustable Rate Option ARMs	1,367,499.36	8.7500000000	8.3750000000	360	352	8	1-Month LIBOR	3.400	3.400	1	115%	5	9.950	53	4284.24	1,332,000.00	0	N
Adjustable Rate Option ARMs	1,226,895.01	8.7500000000	8.3750000000	360	353	7	1-Month LIBOR	3.400	3.400	1	115%	6	9.950	114	3859.67	1,200,000.00	0	N
Adjustable Rate Option ARMs	271,865.57	8.7500000000	8.3750000000	360	354	6	1-Month LIBOR	3.400	3.400	1	115%	7	9.950	55	898.42	269,592.00	0	N
Adjustable Rate Option ARMs	964,676.16	8.6250000000	8.2000000000	480	354	6	1-Month LIBOR	3.250	3.250	1	115%	7	9.950	55	2619.28	945,000.00	0	N
Adjustable Rate Option ARMs	382,458.10	8.6250000000	8.2500000000	480	475	5	1-Month LIBOR	3.350	3.350	1	115%	8	9.950	116	1243.26	377,000.00	0	N
Adjustable Rate Option ARMs	636,255.63	8.5000000000	8.0750000000	360	357	3	1-Month LIBOR	3.125	3.125	1	115%	10	9.950	58	2045.28	636,800.00	0	N
Adjustable Rate Option ARMs	2,570,733.08	8.8461803403	8.3953352720	360	358	2	1-Month LIBOR	3.496	3.496	1	115%	11	9.950	59	9203.16	2,566,518.00	0	N
Adjustable Rate Option ARMs	461,449.38	9.0000000000	8.6250000000	480	478	2	1-Month LIBOR	3.650	3.650	1	115%	11	9.950	59	1333.24	460,000.00	0	N
Adjustable Rate Option ARMs	1,544,230.42	8.6392530859	8.2199543202	360	358	2	1-Month LIBOR	3.267	3.267	1	115%	11	9.950	119	5450.99	1,542,500.00	0	N
Adjustable Rate Option ARMs	908,915.41	8.5107252693	8.1117977962	360	359	1	1-Month LIBOR	3.185	3.185	1	115%	12	9.950	60	3040.51	911,000.00	0	N
Adjustable Rate Option ARMs	571,080.91	8.6250000000	8.2500000000	480	479	1	1-Month LIBOR	3.350	3.350	1	115%	12	9.950	60	1514.91	572,000.00	0	N
Adjustable Rate Option ARMs	357,534.94	8.5000000000	8.0750000000	480	479	1	1-Month LIBOR	3.200	3.200	1	115%	12	9.950	120	986.73	356,000.00	0	N
Adjustable Rate Option ARMs	248,995.60	9.7500000000	8.4150000000	360	356	4	1-Month LIBOR	4.475	4.475	1	110%	9	11.325	57	1233.23	247,000.00	12	N
Adjustable Rate Option ARMs	2,813,341.62	8.6553039033	8.2803039033	360	357	3	1-Month LIBOR	3.280	3.280	1	110%	10	11.745	58	10177.40	2,800,300.00	12	N
Adjustable Rate Option ARMs	2,225,808.22	8.6230630991	8.2480630991	360	358	2	1-Month LIBOR	3.248	3.248	1	110%	11	12.000	59	7445.92	2,222,400.00	12	N
Adjustable Rate Option ARMs	1,443,630.24	8.1909800229	7.8159800229	480	478	2	1-Month LIBOR	2.816	2.816	1	110%	11	12.000	59	3641.13	1,440,000.00	12	N
Adjustable Rate Option ARMs	435,109.29	8.7500000000	7.8150000000	360	359	1	1-Month LIBOR	3.375	3.375	1	110%	12	12.000	60	1531.19	436,050.00	12	N
Adjustable Rate Option ARMs	1,042,230.18	8.5373563220	8.1623563220	480	479	1	1-Month LIBOR	3.162	3.162	1	110%	12	12.000	60	2639.82	1,044,000.00	12	N
Adjustable Rate Option ARMs	1,007,480.76	8.6250000000	8.2500000000	480	477	3	1-Month LIBOR	3.250	3.250	1	110%	22	12.000	58	2648.45	1,000,000.00	12	N
Adjustable Rate Option ARMs	573,244.03	8.5000000000	8.1250000000	360	358	2	1-Month LIBOR	3.125	3.125	1	110%	23	12.000	59	2188.36	572,500.00	12	N
Adjustable Rate Option ARMs	648,217.10	8.7500000000	8.3750000000	360	357	3	1-Month LIBOR	3.375	3.375	1	110%	58	12.000	58	2465.49	645,000.00	12	N
Adjustable Rate Option ARMs	1,028,599.41	7.6250000000	7.2500000000	360	354	6	1-Month LIBOR	2.350	2.350	1	115%	7	9.950	55	3264.64	1,015,000.00	12	N
Adjustable Rate Option ARMs	482,880.21	8.2500000000	7.8750000000	360	355	5	1-Month LIBOR	2.975	2.975	1	115%	8	9.950	56	1543.87	480,000.00	12	N
Adjustable Rate Option ARMs	439,082.97	8.5000000000	8.0750000000	480	463	17	1-Month LIBOR	3.500	3.500	1	115%	8	9.950	44	1451.02	440,000.00	12	N
Adjustable Rate Option ARMs	775,115.09	7.7500000000	7.3750000000	360	357	3	1-Month LIBOR	2.475	2.475	1	115%	10	9.950	58	2483.06	772,000.00	12	N
Adjustable Rate Option ARMs	696,147.20	8.0070235864	7.6320235864	360	357	3	1-Month LIBOR	2.732	2.732	1	115%	10	9.950	58	2472.07	693,319.00	12	N
Adjustable Rate Option ARMs	564,046.49	8.5000000000	8.1250000000	480	477	3	1-Month LIBOR	3.225	3.225	1	115%	10	9.950	58	1483.13	560,000.00	12	N
Adjustable Rate Option ARMs	458,737.93	8.1250000000	7.7000000000	360	357	3	1-Month LIBOR	2.850	2.850	1	115%	10	9.950	118	1679.92	454,500.00	12	N
Adjustable Rate Option ARMs	2,940,701.07	8.5000000000	8.0750000000	480	477	3	1-Month LIBOR	3.225	3.225	1	115%	10	9.950	118	8797.08	2,905,000.00	12	N
Adjustable Rate Option ARMs	2,226,499.63	8.3933082683	8.0183082683	360	358	2	1-Month LIBOR	3.108	3.108	1	115%	11	9.950	59	7756.05	2,223,600.00	12	N
Adjustable Rate Option ARMs	245,721.00	8.7500000000	8.3750000000	480	478	2	1-Month LIBOR	3.475	3.475	1	115%	11	9.950	59	710.09	245,000.00	12	N
Adjustable Rate Option ARMs	701,271.06	8.4063898915	8.0022418771	360	358	2	1-Month LIBOR	3.102	3.102	1	115%	11	9.950	119	2328.67	724,000.00	12	N
Adjustable Rate Option ARMs	366,738.15	8.6250000000	8.2500000000	480	478	2	1-Month LIBOR	3.350	3.350	1	115%	11	9.950	119	1059.92	365,700.00	12	N
Adjustable Rate Option ARMs	774,502.38	8.7500000000	8.3750000000	480	479	1	1-Month LIBOR	3.475	3.475	1	115%	12	9.950	60	2451.68	775,500.00	12	N
Adjustable Rate Option ARMs	422,400.00	8.5000000000	8.1250000000	360	359	1	1-Month LIBOR	3.225	3.225	1	115%	12	9.950	120	1358.61	422,400.00	12	N
Adjustable Rate Option ARMs	482,084.00	8.1250000000	7.7000000000	360	353	7	1-Month LIBOR	2.750	2.750	1	110%	6	9.950	54	1521.35	473,000.00	24	N
Adjustable Rate Option ARMs	427,537.82	8.8750000000	8.5000000000	360	357	3	1-Month LIBOR	3.500	3.500	1	110%	10	12.000	58	1366.97	425,000.00	24	N
Adjustable Rate Option ARMs	515,916.07	8.8750000000	8.5000000000	360	358	2	1-Month LIBOR	3.500	3.500	1	110%	11	12.000	59	1656.44	515,000.00	24	N
Adjustable Rate Option ARMs	428,627.87	8.5000000000	8.0750000000	360	358	2	1-Month LIBOR	3.150	3.150	1	115%	11	9.950	59	1376.62	428,000.00	24	N
Adjustable Rate Option ARMs	462,916.19	8.2500000000	7.8750000000	480	477	3	1-Month LIBOR	2.875	2.875	1	110%	10	12.000	58	1393.00	460,000.00	30	N
Adjustable Rate Option ARMs	257,954.72	7.7500000000	7.3750000000	480	478	2	1-Month LIBOR	2.400	2.400	1	115%	11	9.950	59	713.44	257,400.00	30	N
Adjustable Rate Option ARMs	472,915.16	8.1250000000	7.7000000000	360	349	11	1-Month LIBOR	2.750	2.750	1	110%	2	9.950	50	1713.19	463,500.00	36	N
Adjustable Rate Option ARMs	515,515.00	7.5000000000	7.0750000000	360	353	7	1-Month LIBOR	2.150	2.150	1	110%	6	9.950	54	1624.28	505,000.00	36	N
Adjustable Rate Option ARMs	1,058,234.86	8.3108109102	7.9132433466	360	356	4	1-Month LIBOR	2.958	2.958	1	110%	9	11.075	57	3657.01	1,052,500.00	36	N
Adjustable Rate Option ARMs	3,499,911.06	8.8619715343	8.3134350124	360	357	3	1-Month LIBOR	3.487	3.487	1	110%	10	11.135	58	11719.13	3,480,000.00	36	N
Adjustable Rate Option ARMs	1,820,094.76	8.7486071151	8.3736071151	480	477	3	1-Month LIBOR	3.374	3.374	1	110%	10	12.000	58	4566.58	1,806,000.00	36	N
Adjustable Rate Option ARMs	2,496,705.20	8.2532296309	7.8734553628	360	358	2	1-Month LIBOR	2.881	2.881	1	110%	11	11.017	59	8771.25	2,493,800.00	36	N
Adjustable Rate Option ARMs	272,458.11	8.8750000000	8.5000000000	480	478	2	1-Month LIBOR	3.500	3.500	1	110%	11	12.000	59	686.76	271,600.00	36	N
Adjustable Rate Option ARMs	1,045,502.56	8.8750000000	8.5000000000	360	359	1	1-Month LIBOR	3.500	3.500	1	110%	12	11.045	60	3370.78	1,048,000.00	36	N
Adjustable Rate Option ARMs	452,831.04	8.7500000000	8.3750000000	480	479	1	1-Month LIBOR	3.375	3.375	1	110%	12	12.000	60	1146.96	453,600.00	36	N
Adjustable Rate Option ARMs	552,781.27	8.5000000000	8.1250000000	360	358	2	1-Month LIBOR	3.125	3.125	1	110%	35	12.000	59	1905.06	552,000.00	36	N
Adjustable Rate Option ARMs	737,271.98	8.8750000000	8.5000000000	480	478	2	1-Month LIBOR	3.500	3.500	1	110%	35	12.000	59	2037.22	735,000.00	36	N
Adjustable Rate Option ARMs	522,821.61	8.3750000000	8.0000000000	360	359	1	1-Month LIBOR	3.000	3.000	1	110%	36	12.000	60	2069.64	523,800.00	36	N
Adjustable Rate Option ARMs	471,281.75	8.8750000000	8.5000000000	480	479	1	1-Month LIBOR	3.500	3.500	1	110%	36	12.000	60	1308.25	472,000.00	36	N
Adjustable Rate Option ARMs	506,238.72	8.8750000000	8.5000000000	360	357	3	1-Month LIBOR	3.500	3.500	1	110%	58	12.000	58	2193.44	504,000.00	36	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-17

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 4 (continued)
Adjustable Rate Option ARMs	417,623.57	8.8750000000	8.5000000000	480	478	2	1-Month LIBOR	3.500	3.500	1	110%	59	12.000	59	1316.42	416,400.00	36	N
Adjustable Rate Option ARMs	419,182.07	8.1250000000	7.7500000000	360	359	1	1-Month LIBOR	2.750	2.750	1	110%	60	12.000	60	1605.43	420,000.00	36	N
Adjustable Rate Option ARMs	206,278.61	8.5000000000	8.1250000000	360	349	11	1-Month LIBOR	3.150	3.150	1	115%	2	9.950	50	714.49	200,000.00	36	N
Adjustable Rate Option ARMs	515,502.08	8.2932514040	7.8847912917	360	356	4	1-Month LIBOR	2.952	2.952	1	115%	9	9.950	117	1908.98	511,000.00	36	N
Adjustable Rate Option ARMs	495,086.69	8.0000000000	7.6250000000	480	477	3	1-Month LIBOR	2.625	2.625	1	115%	10	9.950	58	1363.69	492,000.00	36	N
Adjustable Rate Option ARMs	444,075.66	8.4049827174	8.0109792608	360	357	3	1-Month LIBOR	3.083	3.083	1	115%	10	9.950	58	1767.00	442,250.00	36	N
Adjustable Rate Option ARMs	433,540.34	8.3750000000	8.0000000000	480	477	3	1-Month LIBOR	3.075	3.075	1	115%	10	9.950	58	1140.16	430,500.00	36	N
Adjustable Rate Option ARMs	398,834.80	9.9500000000	8.2950000000	480	478	2	1-Month LIBOR	4.900	4.900	1	115%	11	9.950	59	1600.04	397,500.00	36	N
Adjustable Rate Option ARMs	118,643.84	8.5000000000	8.1250000000	360	358	2	1-Month LIBOR	3.150	3.150	1	115%	11	9.950	59	381.14	118,500.00	36	N
Adjustable Rate Option ARMs	3,883,428.46	8.1697080735	7.7947080735	360	358	2	1-Month LIBOR	2.831	2.831	1	115%	11	9.950	59	13510.77	3,879,400.00	36	N
Adjustable Rate Option ARMs	1,478,962.04	8.6694810419	8.2944810419	480	478	2	1-Month LIBOR	3.319	3.319	1	115%	11	9.950	59	4812.59	1,475,000.00	36	N
Adjustable Rate Option ARMs	689,950.09	8.7500000000	8.3750000000	480	478	2	1-Month LIBOR	3.400	3.400	1	115%	11	9.950	59	2175.06	688,000.00	36	N
Adjustable Rate Option ARMs	1,453,013.72	8.6972504224	8.3152171454	360	358	2	1-Month LIBOR	3.347	3.347	1	115%	11	9.950	119	5373.38	1,445,350.00	36	N
Adjustable Rate Option ARMs	459,260.88	8.6250000000	8.2500000000	480	479	1	1-Month LIBOR	3.275	3.275	1	115%	12	9.950	60	1218.29	460,000.00	36	N
Adjustable Rate Option ARMs	872,426.22	8.6727953568	8.2875014044	360	359	1	1-Month LIBOR	3.323	3.323	1	115%	12	9.950	120	2986.91	869,910.00	36	N
Adjustable Rate Option ARMs	964,591.40	9.2531795432	8.5007948858	480	479	1	1-Month LIBOR	3.903	3.903	1	115%	12	10.453	120	3189.24	965,800.00	36	N
Adjustable Rate Option ARMs	471,526.18	7.6250000000	7.2000000000	360	358	2	1-Month LIBOR	2.250	2.250	1	115%	59	9.950	119	1852.13	468,750.00	36	N
Adjustable Rate Option ARMs	450,886.35	7.6250000000	7.2000000000	360	349	11	1-Year MTA	2.625	2.625	1	110%	2	9.950	50	1428.67	444,185.00	0	N
Adjustable Rate Option ARMs	1,023,584.29	7.3750000000	6.9500000000	360	350	10	1-Year MTA	2.375	2.375	1	110%	3	9.950	51	3216.40	1,000,000.00	0	N
Adjustable Rate Option ARMs	747,279.60	8.0392556933	7.6142556933	360	351	9	1-Year MTA	3.039	3.039	1	110%	4	9.950	52	2565.90	730,400.00	0	N
Adjustable Rate Option ARMs	4,409,690.45	7.8618571753	7.4473002568	360	352	8	1-Year MTA	2.865	3.302	1	110%	5	9.954	53	14269.52	4,337,288.00	0	N
Adjustable Rate Option ARMs	1,270,477.79	8.1250000000	7.7000000000	480	472	8	1-Year MTA	3.125	3.125	1	110%	5	9.950	53	3430.01	1,237,500.00	0	N
Adjustable Rate Option ARMs	609,954.53	7.3750000000	6.9500000000	360	352	8	1-Year MTA	2.375	2.375	1	110%	5	9.950	113	2070.72	600,000.00	0	N
Adjustable Rate Option ARMs	5,359,316.28	7.8208931634	7.4079130405	360	353	7	1-Year MTA	2.812	2.812	1	110%	6	10.187	54	17203.19	5,281,900.00	0	N
Adjustable Rate Option ARMs	2,088,709.69	7.5439117864	7.1189117864	480	473	7	1-Year MTA	2.544	2.544	1	110%	6	9.950	114	5677.88	2,048,500.00	0	N
Adjustable Rate Option ARMs	1,244,101.03	8.3982304385	8.0020090804	360	354	6	1-Year MTA	3.387	5.509	1	110%	7	9.950	55	4277.43	1,228,400.00	0	N
Adjustable Rate Option ARMs	1,260,306.43	7.7404529538	7.3154529538	480	354	6	1-Year MTA	2.740	2.740	1	110%	7	9.950	55	3425.85	1,236,000.00	0	N
Adjustable Rate Option ARMs	1,077,733.05	7.8610168828	7.4360168828	480	474	6	1-Year MTA	2.861	2.861	1	110%	7	9.950	55	3064.64	1,060,000.00	0	N
Adjustable Rate Option ARMs	5,924,020.25	7.8999995776	7.4978545881	360	355	5	1-Year MTA	2.892	2.892	1	110%	8	10.643	56	19505.36	5,862,872.00	0	N
Adjustable Rate Option ARMs	616,128.00	7.3750000000	6.9500000000	360	355	5	1-Year MTA	2.375	2.375	1	110%	8	9.950	116	1963.29	610,400.00	0	N
Adjustable Rate Option ARMs	1,209,003.02	7.9594853773	7.5844853773	360	356	4	1-Year MTA	2.966	2.966	1	110%	9	11.470	57	3924.75	1,198,000.00	0	N
Adjustable Rate Option ARMs	807,552.75	8.5000000000	8.1250000000	480	476	4	1-Year MTA	3.500	3.500	1	110%	9	12.000	57	2022.85	800,000.00	0	N
Adjustable Rate Option ARMs	15,172,143.89	8.1191516213	7.7283319368	360	357	3	1-Year MTA	3.121	3.121	1	110%	10	11.673	58	50491.10	15,091,030.00	0	N
Adjustable Rate Option ARMs	3,137,558.22	8.1870520007	7.8120520007	480	477	3	1-Year MTA	3.187	3.187	1	110%	10	11.166	58	7894.17	3,122,000.00	0	N
Adjustable Rate Option ARMs	14,371,104.92	8.1112351541	7.7131021340	360	358	2	1-Year MTA	3.118	3.118	1	110%	11	11.085	59	48189.01	14,355,640.00	0	N
Adjustable Rate Option ARMs	5,175,241.21	8.3140609001	7.9065566079	480	478	2	1-Year MTA	3.314	3.314	1	110%	11	12.000	59	13166.51	5,161,400.00	0	N
Adjustable Rate Option ARMs	851,138.81	8.3750000000	8.0000000000	360	358	2	1-Year MTA	3.400	3.400	1	110%	11	9.950	119	2832.64	850,000.00	0	N
Adjustable Rate Option ARMs	7,328,116.18	8.1556228487	7.6664437998	360	359	1	1-Year MTA	3.154	3.154	1	110%	12	11.613	60	24963.72	7,335,000.00	0	N
Adjustable Rate Option ARMs	1,787,443.87	8.3654271792	7.9904271792	480	479	1	1-Year MTA	3.359	3.359	1	110%	12	11.423	60	4635.15	1,790,400.00	0	N
Adjustable Rate Option ARMs	646,985.09	7.8750000000	7.5000000000	360	353	7	1-Year MTA	2.875	2.875	1	110%	30	12.000	54	2196.69	636,500.00	0	N
Adjustable Rate Option ARMs	512,986.35	7.7500000000	7.3750000000	480	477	3	1-Year MTA	2.750	2.750	1	110%	34	12.000	58	1413.58	510,000.00	0	N
Adjustable Rate Option ARMs	672,800.04	8.5000000000	8.1250000000	360	358	2	1-Year MTA	3.500	3.500	1	110%	35	12.000	59	2319.21	672,000.00	0	N
Adjustable Rate Option ARMs	616,812.10	8.5000000000	8.1250000000	360	356	4	1-Year MTA	3.500	3.500	1	110%	57	12.000	57	2339.35	612,000.00	0	N
Adjustable Rate Option ARMs	397,165.26	8.2720000000	7.8470000000	360	357	3	1-Year MTA	3.250	3.250	1	110%	58	9.950	58	1501.56	395,500.00	0	N
Adjustable Rate Option ARMs	38,044.08	9.6250000000	8.5000000000	480	477	3	1-Year MTA	4.625	4.625	1	110%	58	12.000	58	166.91	37,800.00	0	N
Adjustable Rate Option ARMs	936,980.49	8.7500000000	8.3603019512	360	348	12	1-Year MTA	3.700	3.700	1	115%	1	9.950	49	2954.69	900,000.00	0	N
Adjustable Rate Option ARMs	300,463.63	8.1250000000	7.7000000000	360	350	10	1-Year MTA	3.125	3.125	1	115%	3	9.950	51	1007.75	292,000.00	0	N
Adjustable Rate Option ARMs	1,078,210.08	8.1473933354	7.7223933354	360	352	8	1-Year MTA	3.127	3.127	1	115%	5	9.950	53	3935.20	1,057,000.00	0	N
Adjustable Rate Option ARMs	1,038,371.98	8.6246517395	8.2142686059	480	472	8	1-Year MTA	3.685	3.685	1	115%	5	9.502	53	3099.51	1,012,000.00	0	N
Adjustable Rate Option ARMs	1,464,895.04	8.0475341087	7.6225341087	360	353	7	1-Year MTA	3.007	3.007	1	115%	6	9.950	54	4707.85	1,444,900.00	0	N
Adjustable Rate Option ARMs	226,537.10	8.1250000000	7.7000000000	360	353	7	1-Year MTA	3.100	3.100	1	115%	6	9.950	114	942.29	223,500.00	0	N
Adjustable Rate Option ARMs	1,203,299.81	8.1250000000	7.7500000000	360	354	6	1-Year MTA	3.100	3.100	1	115%	7	9.950	55	3811.43	1,185,000.00	0	N
Adjustable Rate Option ARMs	296,628.83	8.2500000000	7.8250000000	480	474	6	1-Year MTA	3.250	3.250	1	115%	7	9.950	55	1133.12	292,500.00	0	N
Adjustable Rate Option ARMs	909,218.90	8.2948172643	7.8698172643	360	354	6	1-Year MTA	3.304	3.304	1	115%	7	9.950	115	3321.51	894,050.00	0	N
Adjustable Rate Option ARMs	489,358.10	7.8750000000	7.4500000000	360	355	5	1-Year MTA	2.875	2.875	1	115%	8	9.950	56	1556.74	484,000.00	0	N
Adjustable Rate Option ARMs	768,695.36	8.3411401121	7.9161401121	360	355	5	1-Year MTA	3.359	3.359	1	115%	8	9.950	116	2572.53	755,200.00	0	N
Adjustable Rate Option ARMs	1,856,466.40	8.4023687232	7.9937196194	360	356	4	1-Year MTA	3.367	3.367	1	115%	9	9.950	57	7035.81	1,865,100.00	0	N
Adjustable Rate Option ARMs	273,025.26	8.3750000000	7.9500000000	480	476	4	1-Year MTA	3.400	3.400	1	115%	9	9.950	57	1048.86	270,750.00	0	N
Adjustable Rate Option ARMs	4,941,157.18	8.5881624229	8.1885092000	360	356	4	1-Year MTA	3.537	3.537	1	115%	9	9.950	117	19887.07	5,868,000.00	0	N
Adjustable Rate Option ARMs	2,589,488.99	8.2173398602	7.8352576474	360	357	3	1-Year MTA	3.228	3.228	1	115%	10	9.950	58	9185.81	2,579,168.00	0	N
Adjustable Rate Option ARMs	919,000.23	8.6250000000	8.2000000000	480	477	3	1-Year MTA	3.650	3.650	1	115%	10	9.950	58	2764.80	913,000.00	0	N
Adjustable Rate Option ARMs	3,165,298.59	7.7769346699	7.3901311354	360	357	3	1-Year MTA	2.788	2.788	1	115%	10	9.950	118	10644.11	3,145,300.00	0	N
Adjustable Rate Option ARMs	5,738,123.21	8.3608244642	7.9577070595	480	477	3	1-Year MTA	3.355	3.355	1	115%	10	9.950	118	15923.85	5,706,250.00	0	N
Adjustable Rate Option ARMs	8,395,793.96	7.9654429808	7.5769929440	360	356	4	1-Year MTA	2.961	2.961	1	115%	11	10.233	57	27555.88	8,351,639.00	0	N
Adjustable Rate Option ARMs	1,568,829.80	8.0906777090	7.7156777090	480	478	2	1-Year MTA	3.077	3.077	1	115%	11	9.950	59	4297.30	1,565,000.00	0	N
Adjustable Rate Option ARMs	7,388,932.89	8.2340500306	7.8106214577	360	358	2	1-Year MTA	3.244	3.244	1	115%	11	10.025	119	27055.43	7,353,855.00	0	N
Adjustable Rate Option ARMs	1,038,663.52	8.3750000000	8.0000000000	480	478	2	1-Year MTA	3.400	3.400	1	115%	11	9.950	119	2870.11	1,030,000.00	0	N
Adjustable Rate Option ARMs	7,607,163.66	8.0255766392	7.6463548273	360	358	2	1-Year MTA	3.009	3.009	1	115%	12	9.950	59	25266.56	7,602,950.00	0	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-18

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 4 (continued)
Adjustable Rate Option ARMs	2,563,015.44	8.1790247334	7.7978685132	480	479	1	1-Year MTA	3.163	3.163	1	115%	12	10.512	60	7004.82	2,567,000.00	0	N
Adjustable Rate Option ARMs	4,586,725.86	8.2820109285	7.8904043589	360	359	1	1-Year MTA	3.305	3.305	1	115%	12	9.950	120	15365.94	4,573,774.00	0	N
Adjustable Rate Option ARMs	1,908,749.05	8.0602645323	7.6781942445	480	479	1	1-Year MTA	3.041	3.041	1	115%	12	9.950	120	5034.75	1,901,015.00	0	N
Adjustable Rate Option ARMs	443,586.31	8.2500000000	7.8250000000	360	349	11	1-Year MTA	3.250	3.250	1	115%	50	9.950	110	1706.92	432,000.00	0	N
Adjustable Rate Option ARMs	305,987.73	8.2500000000	7.8250000000	360	350	10	1-Year MTA	3.250	3.250	1	115%	51	9.950	111	1262.41	299,430.00	0	N
Adjustable Rate Option ARMs	376,365.94	8.3750000000	7.9500000000	360	356	4	1-Year MTA	3.300	3.300	1	115%	57	9.950	57	1786.46	376,500.00	0	N
Adjustable Rate Option ARMs	489,528.72	8.2500000000	7.8250000000	480	477	3	1-Year MTA	3.250	3.250	1	115%	58	9.950	58	1886.59	487,000.00	0	N
Adjustable Rate Option ARMs	710,062.29	7.8750000000	7.4500000000	360	357	3	1-Year MTA	2.800	2.800	1	115%	58	9.950	118	2602.12	704,000.00	0	N
Adjustable Rate Option ARMs	788,247.52	8.1250000000	7.7000000000	360	358	2	1-Year MTA	3.050	3.050	1	115%	59	9.950	59	3090.82	787,500.00	0	N
Adjustable Rate Option ARMs	121,597.04	8.2500000000	7.8250000000	480	479	1	1-Year MTA	3.250	3.250	1	115%	60	9.950	60	508.63	121,700.00	0	N
Adjustable Rate Option ARMs	629,565.96	7.3750000000	6.9500000000	480	479	1	1-Year MTA	2.250	2.250	1	115%	60	9.950	120	2293.62	628,000.00	0	N
Adjustable Rate Option ARMs	417,000.00	2.0000000000	1.6250000000	360	360	0	1-Year MTA	2.800	2.800	1	110%	13	9.950	61	1541.31	417,000.00	0	N
Adjustable Rate Option ARMs	1,399,650.00	1.7930554067	1.4180554067	360	360	0	1-Year MTA	3.209	3.209	1	115%	13	9.950	61	5029.74	1,399,650.00	0	N
Adjustable Rate Option ARMs	1,227,844.38	9.0000000000	8.5750000000	480	473	7	1-Year MTA	4.000	4.000	1	115%	6	9.950	54	3467.14	1,196,250.00	6	N
Adjustable Rate Option ARMs	798,943.86	8.1250000000	7.7000000000	480	475	5	1-Year MTA	3.100	3.100	1	115%	8	9.950	56	2182.59	787,450.00	6	N
Adjustable Rate Option ARMs	529,837.44	8.2500000000	7.8250000000	480	476	4	1-Year MTA	3.250	3.250	1	115%	9	9.950	57	1804.57	525,000.00	6	N
Adjustable Rate Option ARMs	484,512.49	8.1250000000	7.7000000000	360	349	11	1-Year MTA	3.125	3.125	1	110%	2	9.950	50	1642.77	476,000.00	12	N
Adjustable Rate Option ARMs	1,247,001.36	8.1250000000	7.7000000000	480	471	9	1-Year MTA	3.125	3.125	1	110%	4	9.950	52	3210.27	1,208,000.00	12	N
Adjustable Rate Option ARMs	1,326,752.08	8.0364957653	7.6114957653	360	352	8	1-Year MTA	3.036	3.036	1	110%	5	9.950	53	4476.89	1,300,000.00	12	N
Adjustable Rate Option ARMs	1,863,409.51	8.2031780564	7.8082936221	480	472	8	1-Year MTA	3.218	3.218	1	110%	5	9.974	53	4922.16	1,825,000.00	12	N
Adjustable Rate Option ARMs	496,591.86	9.5000000000	9.1250000000	360	353	7	1-Year MTA	4.500	4.500	1	110%	6	11.950	54	1556.74	484,000.00	12	N
Adjustable Rate Option ARMs	3,927,921.06	7.9608915785	7.5423064640	360	353	7	1-Year MTA	2.961	2.961	1	110%	6	9.950	54	12621.89	3,859,000.00	12	N
Adjustable Rate Option ARMs	2,792,447.95	7.8082085465	7.3988415397	480	473	7	1-Year MTA	2.793	2.793	1	110%	6	9.950	54	7474.81	2,735,200.00	12	N
Adjustable Rate Option ARMs	600,469.27	8.1250000000	7.7000000000	480	473	7	1-Year MTA	3.125	3.125	1	110%	6	9.950	114	1780.61	588,000.00	12	N
Adjustable Rate Option ARMs	3,078,091.97	8.2879129153	7.8875352934	360	354	6	1-Year MTA	3.263	3.263	1	110%	7	10.935	55	9943.84	3,026,250.00	12	N
Adjustable Rate Option ARMs	888,205.56	8.1250000000	7.7000000000	480	354	6	1-Year MTA	3.125	3.125	1	110%	7	9.950	55	2646.98	881,000.00	12	N
Adjustable Rate Option ARMs	2,054,529.59	8.1250000000	7.7000000000	480	474	6	1-Year MTA	3.125	3.125	1	110%	7	9.950	55	6024.91	2,018,912.00	12	N
Adjustable Rate Option ARMs	4,851,798.13	8.0400444987	7.6325770266	360	355	5	1-Year MTA	3.034	3.034	1	110%	8	10.663	56	16128.23	4,797,822.00	12	N
Adjustable Rate Option ARMs	902,990.66	8.1250000000	7.7000000000	480	355	5	1-Year MTA	3.125	3.125	1	110%	8	9.950	56	2466.84	890,000.00	12	N
Adjustable Rate Option ARMs	719,003.42	8.5000000000	8.1250000000	480	463	17	1-Year MTA	3.500	3.500	1	110%	8	12.000	44	1873.69	676,000.00	12	N
Adjustable Rate Option ARMs	4,076,030.07	8.0543199869	7.6591295663	360	356	4	1-Year MTA	3.056	3.056	1	110%	9	11.885	57	14088.13	4,048,750.00	12	N
Adjustable Rate Option ARMs	645,813.20	8.2718650107	7.8968650107	480	476	4	1-Year MTA	3.272	3.272	1	110%	9	12.000	57	1614.49	638,500.00	12	N
Adjustable Rate Option ARMs	15,290,540.59	8.1821854263	7.7843674644	360	357	3	1-Year MTA	3.183	3.183	1	110%	10	11.105	58	52304.06	15,224,650.00	12	N
Adjustable Rate Option ARMs	8,245,834.25	8.3994490473	8.0244490473	480	477	3	1-Year MTA	3.399	3.399	1	110%	10	12.000	58	22148.13	8,189,150.00	12	N
Adjustable Rate Option ARMs	11,790,953.09	8.1698637322	7.7708952697	360	358	2	1-Year MTA	3.172	3.172	1	110%	11	11.549	59	39367.22	11,777,446.00	12	N
Adjustable Rate Option ARMs	6,476,960.94	8.2787121287	7.9037121287	480	478	2	1-Year MTA	3.279	3.279	1	110%	11	12.000	59	17155.65	6,460,800.00	12	N
Adjustable Rate Option ARMs	1,238,851.18	8.6433543717	8.2683543717	360	358	2	1-Year MTA	3.625	3.625	1	110%	11	9.950	119	4387.84	1,238,000.00	12	N
Adjustable Rate Option ARMs	8,153,669.12	8.3298756281	7.8768486427	360	359	1	1-Year MTA	3.330	3.330	1	110%	12	11.919	60	28240.10	8,171,700.00	12	N
Adjustable Rate Option ARMs	2,442,945.43	8.3878518026	8.0128518026	480	479	1	1-Year MTA	3.388	3.388	1	110%	12	12.000	60	6684.96	2,446,750.00	12	N
Adjustable Rate Option ARMs	778,520.17	8.5000000000	8.1250000000	480	477	3	1-Year MTA	3.500	3.500	1	110%	22	12.000	58	2046.99	772,900.00	12	N
Adjustable Rate Option ARMs	485,749.22	8.1250000000	7.7500000000	360	358	2	1-Year MTA	3.125	3.125	1	110%	23	12.000	59	1616.94	485,200.00	12	N
Adjustable Rate Option ARMs	526,101.15	7.8750000000	7.5000000000	360	348	12	1-Year MTA	2.900	2.900	1	115%	1	9.950	49	1760.11	510,000.00	12	N
Adjustable Rate Option ARMs	713,794.56	8.2164492452	7.8116918820	360	350	10	1-Year MTA	3.241	3.241	1	115%	3	9.950	51	2417.45	696,800.00	12	N
Adjustable Rate Option ARMs	528,621.35	8.6250000000	8.2500000000	480	470	10	1-Year MTA	3.650	3.650	1	115%	3	9.950	111	1606.00	508,000.00	12	N
Adjustable Rate Option ARMs	635,771.41	8.5000000000	8.1250000000	360	351	9	1-Year MTA	3.525	3.525	1	115%	4	9.950	52	1987.73	618,000.00	12	N
Adjustable Rate Option ARMs	681,236.15	8.1250000000	7.7000000000	360	351	9	1-Year MTA	3.150	3.150	1	115%	4	9.950	52	2411.39	675,000.00	12	N
Adjustable Rate Option ARMs	379,937.95	8.1250000000	7.7500000000	360	351	9	1-Year MTA	3.150	3.150	1	115%	4	9.950	112	1624.84	373,350.00	12	N
Adjustable Rate Option ARMs	379,475.10	8.6250000000	8.2000000000	360	352	8	1-Year MTA	3.650	3.650	1	115%	5	9.950	53	1276.89	370,500.00	12	N
Adjustable Rate Option ARMs	1,202,231.85	8.1250000000	7.7000000000	480	472	8	1-Year MTA	3.150	3.150	1	115%	5	9.950	53	3098.69	1,170,000.00	12	N
Adjustable Rate Option ARMs	2,498,438.70	8.0176094314	7.6071803269	360	349	11	1-Year MTA	3.043	3.043	1	115%	5	9.950	50	7817.45	2,430,500.00	12	N
Adjustable Rate Option ARMs	1,097,221.58	8.1748606808	7.7998606808	480	472	8	1-Year MTA	3.078	3.078	1	115%	5	9.950	53	2827.22	1,067,500.00	12	N
Adjustable Rate Option ARMs	2,597,657.91	9.0000000000	8.6250000000	480	472	8	1-Year MTA	4.000	4.000	1	115%	5	9.950	113	8689.44	2,528,000.00	12	N
Adjustable Rate Option ARMs	3,279,175.00	7.8771119538	7.4800716445	360	353	7	1-Year MTA	2.897	2.897	1	115%	6	9.950	54	10762.06	3,221,950.00	12	N
Adjustable Rate Option ARMs	1,697,811.73	8.0406358623	7.6378237244	480	473	7	1-Year MTA	3.030	3.030	1	115%	6	9.950	114	4793.10	1,662,000.00	12	N
Adjustable Rate Option ARMs	320,770.92	8.6250000000	8.2000000000	360	353	7	1-Year MTA	3.650	3.650	1	115%	6	9.950	54	1008.51	314,000.00	12	N
Adjustable Rate Option ARMs	152,531.28	8.6250000000	8.2000000000	360	354	6	1-Year MTA	3.650	3.650	1	115%	7	9.950	55	481.78	150,000.00	12	N
Adjustable Rate Option ARMs	518,050.06	7.7500000000	7.3250000000	360	354	6	1-Year MTA	2.775	2.775	1	115%	7	9.950	55	1646.79	512,000.00	12	N
Adjustable Rate Option ARMs	2,467,604.80	8.2721356657	7.8683600838	360	354	6	1-Year MTA	3.279	3.279	1	115%	7	9.950	55	8380.75	2,425,310.00	12	N
Adjustable Rate Option ARMs	1,136,724.73	8.5601059612	8.1851059612	480	474	6	1-Year MTA	3.564	3.564	1	115%	7	9.950	55	3052.67	1,110,000.00	12	N
Adjustable Rate Option ARMs	1,517,769.54	8.5697488434	8.1947488434	360	354	6	1-Year MTA	3.563	3.563	1	115%	7	9.950	115	5163.00	1,496,000.00	12	N
Adjustable Rate Option ARMs	3,621,243.13	8.4085519428	8.0057578941	360	355	5	1-Year MTA	3.408	3.408	1	115%	8	10.207	56	12273.36	3,576,050.00	12	N
Adjustable Rate Option ARMs	1,029,815.22	8.1250000000	7.7000000000	480	475	5	1-Year MTA	3.125	3.125	1	115%	8	9.950	56	2813.30	1,015,000.00	12	N
Adjustable Rate Option ARMs	605,444.14	7.7500000000	7.3750000000	360	355	5	1-Year MTA	2.775	2.775	1	115%	8	11.950	56	2217.72	600,000.00	12	N
Adjustable Rate Option ARMs	660,935.90	8.1250000000	7.7000000000	360	355	5	1-Year MTA	3.150	3.150	1	115%	8	9.950	116	2243.28	650,000.00	12	N
Adjustable Rate Option ARMs	2,213,976.53	8.6299869888	8.2509850564	360	355	5	1-Year MTA	3.642	3.642	1	115%	8	9.950	116	8679.44	2,188,000.00	12	N
Adjustable Rate Option ARMs	589,830.71	8.8750000000	8.4500000000	480	475	5	1-Year MTA	3.850	3.850	1	115%	8	9.950	116	1525.51	576,000.00	12	N
Adjustable Rate Option ARMs	1,011,168.50	8.3750000000	7.9500000000	480	476	4	1-Year MTA	3.400	3.400	1	115%	9	9.950	57	2766.73	1,000,000.00	12	N
Adjustable Rate Option ARMs	411,558.83	8.5000000000	8.0750000000	360	356	4	1-Year MTA	3.500	3.500	1	115%	9	9.950	57	1408.09	408,000.00	12	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-19

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 4 (continued)
Adjustable Rate Option ARMs	2,809,927.29	8.5509618378	8.1410771213	360	356	4	1-Year MTA	3.539	3.539	1	115%	9	9.950	57	10066.23	2,789,650.00	12	N
Adjustable Rate Option ARMs	3,103,046.08	8.8208669838	8.4354673089	480	476	4	1-Year MTA	3.801	3.801	1	115%	9	9.950	57	8728.77	3,066,385.00	12	N
Adjustable Rate Option ARMs	660,155.22	8.2500000000	7.8250000000	480	476	4	1-Year MTA	3.275	3.275	1	115%	9	9.950	117	1968.37	650,000.00	12	N
Adjustable Rate Option ARMs	331,966.28	7.5000000000	7.0750000000	360	356	4	1-Year MTA	2.525	2.525	1	115%	9	9.950	117	1073.92	328,000.00	12	N
Adjustable Rate Option ARMs	619,363.00	8.7500000000	8.3403011142	360	356	4	1-Year MTA	3.725	3.725	1	115%	9	9.950	117	2209.79	613,840.00	12	N
Adjustable Rate Option ARMs	4,665,528.00	8.5166789624	8.1353445952	480	476	4	1-Year MTA	3.510	3.510	1	115%	9	9.950	117	13635.92	4,605,381.00	12	N
Adjustable Rate Option ARMs	1,310,186.45	8.4716650796	8.0466650796	360	357	3	1-Year MTA	3.497	3.497	1	115%	10	9.950	58	4759.15	1,304,500.00	12	N
Adjustable Rate Option ARMs	278,020.20	8.6250000000	8.2500000000	480	477	3	1-Year MTA	3.600	3.600	1	115%	10	9.950	58	765.00	276,000.00	12	N
Adjustable Rate Option ARMs	12,169,223.12	7.9376384868	7.5435572988	360	355	5	1-Year MTA	2.949	2.949	1	115%	10	9.950	56	40021.69	12,061,950.00	12	N
Adjustable Rate Option ARMs	5,605,122.63	8.4432397334	8.0538865882	480	477	3	1-Year MTA	3.461	3.461	1	115%	10	9.950	58	15450.06	5,566,805.00	12	N
Adjustable Rate Option ARMs	5,186,202.27	8.4205741100	8.0258094553	360	357	3	1-Year MTA	3.422	3.422	1	115%	10	9.950	118	17331.30	5,164,256.00	12	N
Adjustable Rate Option ARMs	2,310,990.35	8.6587736990	8.2509719681	480	477	3	1-Year MTA	3.644	3.644	1	115%	10	9.950	118	6079.79	2,295,600.00	12	N
Adjustable Rate Option ARMs	158,840.01	8.0000000000	7.5750000000	480	478	2	1-Year MTA	3.025	3.025	1	115%	11	9.950	59	614.21	158,550.00	12	N
Adjustable Rate Option ARMs	9,023,847.96	8.2750603098	7.8941093211	360	358	2	1-Year MTA	3.290	3.290	1	115%	11	9.950	59	30407.27	8,999,016.00	12	N
Adjustable Rate Option ARMs	7,769,449.87	8.4322064381	8.0389985121	480	478	2	1-Year MTA	3.440	3.440	1	115%	11	10.090	59	21748.62	7,734,210.00	12	N
Adjustable Rate Option ARMs	430,586.12	8.3750000000	8.0000000000	360	358	2	1-Year MTA	3.350	3.350	1	115%	11	9.950	119	1383.05	430,000.00	12	N
Adjustable Rate Option ARMs	503,038.53	8.3750000000	7.9500000000	360	358	2	1-Year MTA	3.400	3.400	1	115%	11	9.950	119	1975.60	500,000.00	12	N
Adjustable Rate Option ARMs	1,613,561.64	8.3605424349	7.9855424349	360	358	2	1-Year MTA	3.366	3.366	1	115%	11	9.950	119	5400.59	1,608,750.00	12	N
Adjustable Rate Option ARMs	32,664,433.53	8.4552897652	8.0119178553	360	358	2	1-Year MTA	3.450	3.450	1	115%	11	10.010	119	115744.80	32,518,137.00	12	N
Adjustable Rate Option ARMs	21,333,428.55	8.4429506418	8.0581976232	480	478	2	1-Year MTA	3.446	3.446	1	115%	11	9.963	119	58877.45	21,181,260.00	12	N
Adjustable Rate Option ARMs	449,309.61	8.5000000000	8.0750000000	480	467	13	1-Year MTA	3.525	3.525	1	115%	12	9.950	48	1612.05	433,400.00	12	N
Adjustable Rate Option ARMs	4,713,691.73	8.1951499784	7.8201499784	360	358	2	1-Year MTA	3.185	3.185	1	115%	12	9.950	59	15829.92	4,707,000.00	12	N
Adjustable Rate Option ARMs	5,771,142.46	8.5480000475	8.1730000475	480	479	1	1-Year MTA	3.530	3.530	1	115%	12	10.118	60	15511.61	5,780,500.00	12	N
Adjustable Rate Option ARMs	512,584.05	8.3035316452	7.9285316452	360	359	1	1-Year MTA	3.279	3.279	1	115%	12	9.950	120	1697.64	512,000.00	12	N
Adjustable Rate Option ARMs	15,248,680.18	8.1980414779	7.8230414779	360	359	1	1-Year MTA	3.193	3.193	1	115%	12	9.950	120	53438.29	15,232,781.00	12	N
Adjustable Rate Option ARMs	1,745,942.88	7.8764063877	7.5014063877	360	359	1	1-Year MTA	2.848	2.848	1	115%	12	9.950	120	5678.36	1,740,200.00	12	Y
Adjustable Rate Option ARMs	6,356,813.30	8.5487916398	8.1704791284	480	479	1	1-Year MTA	3.540	3.540	1	115%	12	9.950	120	20412.25	6,338,559.00	12	N
Adjustable Rate Option ARMs	219,682.42	8.0000000000	7.5750000000	480	478	2	1-Year MTA	2.975	2.975	1	115%	59	9.950	119	750.96	218,475.00	12	N
Adjustable Rate Option ARMs	542,317.03	2.0000000000	1.6250000000	480	478	2	1-Year MTA	4.050	4.050	1	115%	11	9.950	119	1647.37	544,000.00	12	N
Adjustable Rate Option ARMs	528,000.00	8.8750000000	8.5000000000	480	480	0	1-Year MTA	3.800	3.800	1	115%	13	9.950	121	1530.32	528,000.00	12	N
Adjustable Rate Option ARMs	452,735.47	8.8750000000	8.5000000000	480	351	9	1-Year MTA	3.800	3.800	1	110%	4	9.950	52	1102.45	436,000.00	24	N
Adjustable Rate Option ARMs	144,336.78	8.1250000000	7.7000000000	480	472	8	1-Year MTA	3.125	3.125	1	110%	5	9.950	53	436.01	140,900.00	24	N
Adjustable Rate Option ARMs	265,217.15	9.3750000000	9.0000000000	360	352	8	1-Year MTA	4.300	4.300	1	110%	5	9.950	53	828.38	257,550.00	24	N
Adjustable Rate Option ARMs	655,390.73	7.8750000000	7.4500000000	480	352	8	1-Year MTA	2.875	2.875	1	110%	5	9.950	53	1762.82	636,000.00	24	N
Adjustable Rate Option ARMs	606,914.13	9.3750000000	9.0000000000	360	353	7	1-Year MTA	4.300	4.300	1	110%	6	11.950	54	1904.11	592,000.00	24	N
Adjustable Rate Option ARMs	3,364,458.94	8.7455333732	8.3638679163	360	353	7	1-Year MTA	3.733	3.733	1	110%	6	10.510	54	11436.34	3,295,550.00	24	N
Adjustable Rate Option ARMs	1,065,664.47	8.5000000000	8.1250000000	360	357	3	1-Year MTA	3.500	3.500	1	110%	10	12.000	58	3409.38	1,060,000.00	24	N
Adjustable Rate Option ARMs	660,869.14	8.5000000000	8.1250000000	480	477	3	1-Year MTA	3.500	3.500	1	110%	10	12.000	58	1658.74	656,000.00	24	N
Adjustable Rate Option ARMs	1,474,082.03	8.3549778705	7.9799778705	360	358	2	1-Year MTA	3.355	3.355	1	110%	11	12.000	59	4734.86	1,472,100.00	24	N
Adjustable Rate Option ARMs	1,264,479.47	7.8910256408	7.5160256408	360	359	1	1-Year MTA	2.891	2.891	1	110%	12	12.000	60	4076.78	1,267,500.00	24	N
Adjustable Rate Option ARMs	1,309,063.23	8.2500000000	7.8750000000	480	479	1	1-Year MTA	3.250	3.250	1	110%	12	12.000	60	3317.47	1,312,000.00	24	N
Adjustable Rate Option ARMs	474,909.55	7.7500000000	7.3750000000	360	359	1	1-Year MTA	2.750	2.750	1	110%	24	12.000	60	1586.28	476,000.00	24	N
Adjustable Rate Option ARMs	494,113.59	9.6250000000	8.2800000000	360	359	1	1-Year MTA	4.625	4.625	1	110%	36	12.000	60	2020.79	495,000.00	24	N
Adjustable Rate Option ARMs	215,348.83	8.5000000000	8.1250000000	360	357	3	1-Year MTA	3.500	3.500	1	110%	58	12.000	58	819.54	214,400.00	24	N
Adjustable Rate Option ARMs	349,106.99	8.1250000000	7.7000000000	480	471	9	1-Year MTA	3.150	3.150	1	115%	4	9.950	52	896.24	338,400.00	24	N
Adjustable Rate Option ARMs	203,515.13	8.3750000000	7.9500000000	360	351	9	1-Year MTA	3.400	3.400	1	115%	4	9.950	112	897.45	199,857.00	24	N
Adjustable Rate Option ARMs	236,287.72	8.5000000000	8.1250000000	360	353	7	1-Year MTA	3.525	3.525	1	115%	6	11.950	54	795.00	230,355.00	24	N
Adjustable Rate Option ARMs	433,489.65	8.3750000000	7.9500000000	480	353	7	1-Year MTA	3.325	3.325	1	115%	6	9.950	54	1283.98	424,000.00	24	N
Adjustable Rate Option ARMs	435,740.05	9.3750000000	9.0000000000	360	354	6	1-Year MTA	4.300	4.300	1	115%	7	11.950	55	1363.75	424,000.00	24	N
Adjustable Rate Option ARMs	585,077.99	7.8750000000	7.4500000000	480	354	6	1-Year MTA	2.875	7.875	1	115%	7	9.950	55	1594.30	575,200.00	24	N
Adjustable Rate Option ARMs	1,565,406.69	7.8750000000	7.4500000000	480	474	6	1-Year MTA	2.900	2.900	1	115%	7	9.950	55	4663.51	1,540,000.00	24	N
Adjustable Rate Option ARMs	2,789,328.31	8.1260599900	7.7099226833	360	355	5	1-Year MTA	3.084	3.084	1	115%	8	10.305	56	9031.53	2,747,200.00	24	N
Adjustable Rate Option ARMs	932,683.58	8.3750000000	7.9500000000	480	355	5	1-Year MTA	3.400	3.400	1	115%	8	9.950	56	2545.83	918,500.00	24	N
Adjustable Rate Option ARMs	716,580.78	8.2563938168	7.8313938168	360	356	4	1-Year MTA	3.214	3.214	1	115%	9	9.950	57	2295.22	713,600.00	24	N
Adjustable Rate Option ARMs	2,538,773.54	8.1179467788	7.7031503656	360	357	3	1-Year MTA	3.091	3.091	1	115%	10	9.950	58	8377.06	2,527,184.00	24	N
Adjustable Rate Option ARMs	1,509,097.08	7.8750000000	7.4500000000	480	477	3	1-Year MTA	2.875	2.875	1	115%	10	9.950	58	4157.59	1,500,000.00	24	N
Adjustable Rate Option ARMs	199,229.89	8.1250000000	7.7000000000	360	358	2	1-Year MTA	3.075	3.075	1	115%	11	10.950	59	640.06	199,000.00	24	N
Adjustable Rate Option ARMs	885,242.99	8.5028332998	8.0778332998	360	358	2	1-Year MTA	3.515	3.515	1	115%	11	9.950	59	3055.67	884,000.00	24	N
Adjustable Rate Option ARMs	1,043,687.34	8.2331279680	7.8081279680	480	478	2	1-Year MTA	3.258	3.258	1	115%	11	9.950	59	3731.50	1,041,250.00	24	N
Adjustable Rate Option ARMs	3,664,658.84	8.1884905314	7.8033364861	360	359	1	1-Year MTA	3.161	3.161	1	115%	12	9.950	60	12119.30	3,673,280.00	24	N
Adjustable Rate Option ARMs	581,455.15	8.3806563177	8.0056563177	480	479	1	1-Year MTA	3.359	3.359	1	115%	12	9.950	60	1751.46	582,258.00	24	N
Adjustable Rate Option ARMs	1,128,625.27	7.7270000000	7.3520000000	360	359	1	1-Year MTA	2.700	2.700	1	115%	12	9.950	120	3618.79	1,125,000.00	24	Y
Adjustable Rate Option ARMs	610,895.14	8.1250000000	7.7000000000	360	350	10	1-Year MTA	3.150	3.150	1	115%	15	9.950	63	1971.35	591,550.00	24	N
Adjustable Rate Option ARMs	249,754.22	8.5000000000	8.0750000000	360	352	8	1-Year MTA	3.450	3.450	1	115%	53	9.950	53	968.05	245,000.00	24	N
Adjustable Rate Option ARMs	580,695.69	7.8750000000	7.4500000000	360	356	4	1-Year MTA	2.900	2.900	1	115%	57	9.950	117	2412.56	575,910.00	24	N
Adjustable Rate Option ARMs	597,750.00	2.7000000000	2.3250000000	360	360	0	1-Year MTA	4.100	4.100	1	115%	13	9.950	61	2424.46	597,750.00	24	N
Adjustable Rate Option ARMs	720,981.43	8.3750000000	8.0000000000	360	358	2	1-Year MTA	3.375	3.375	1	110%	11	12.000	59	2315.80	720,000.00	30	N
Adjustable Rate Option ARMs	152,702.04	8.5000000000	8.1250000000	360	359	1	1-Year MTA	3.500	3.500	1	110%	60	12.000	60	584.84	153,000.00	30	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-20

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 4 (continued)
Adjustable Rate Option ARMs	641,338.22	7.6250000000	7.2500000000	360	348	12	1-Year MTA	2.650	2.650	1	110%	1	9.950	49	2074.16	622,400.00	36	N
Adjustable Rate Option ARMs	309,654.03	8.0000000000	7.6250000000	480	468	12	1-Year MTA	3.000	3.000	1	110%	1	9.950	49	1073.95	300,000.00	36	N
Adjustable Rate Option ARMs	948,886.03	8.8348055048	8.4598055048	360	349	11	1-Year MTA	3.769	3.769	1	110%	2	9.980	50	2984.49	915,200.00	36	N
Adjustable Rate Option ARMs	1,999,094.59	8.6254005845	8.2351397488	360	350	10	1-Year MTA	3.620	3.620	1	110%	3	10.440	51	6873.60	1,941,905.00	36	N
Adjustable Rate Option ARMs	4,727,096.77	8.2586642046	7.8643746039	360	351	9	1-Year MTA	3.253	3.253	1	110%	4	10.008	52	15180.96	4,608,600.00	36	N
Adjustable Rate Option ARMs	205,204.78	9.0000000000	8.6250000000	480	351	9	1-Year MTA	4.000	4.000	1	110%	4	9.999	52	499.64	197,600.00	36	N
Adjustable Rate Option ARMs	219,063.97	8.1250000000	7.7500000000	360	351	9	1-Year MTA	3.125	3.125	1	110%	4	9.999	52	686.70	213,500.00	36	N
Adjustable Rate Option ARMs	2,466,700.00	8.5768286192	8.1803303077	360	352	8	1-Year MTA	3.550	3.550	1	110%	5	9.950	53	8355.52	2,411,800.00	36	N
Adjustable Rate Option ARMs	191,304.60	8.7500000000	8.3750000000	480	352	8	1-Year MTA	3.750	3.750	1	110%	5	9.950	53	469.05	185,500.00	36	N
Adjustable Rate Option ARMs	3,957,228.45	8.2048320763	7.7798320763	480	472	8	1-Year MTA	3.151	3.151	1	110%	5	9.950	53	11222.72	3,847,500.00	36	N
Adjustable Rate Option ARMs	366,467.66	8.0000000000	7.5750000000	360	353	7	1-Year MTA	2.950	2.950	1	110%	6	9.949	54	1157.58	359,900.00	36	N
Adjustable Rate Option ARMs	8,746,008.70	8.6289091579	8.2389339517	360	353	7	1-Year MTA	3.622	3.622	1	110%	6	10.496	54	29188.60	8,568,950.00	36	N
Adjustable Rate Option ARMs	816,361.79	8.9536416691	8.5786416691	480	353	7	1-Year MTA	3.954	3.954	1	110%	6	10.493	54	2007.68	794,000.00	36	N
Adjustable Rate Option ARMs	1,469,382.76	8.3405211553	7.9655211553	480	473	7	1-Year MTA	3.318	3.318	1	110%	6	11.087	54	3703.41	1,434,000.00	36	N
Adjustable Rate Option ARMs	530,295.96	9.1250000000	8.7500000000	360	354	6	1-Year MTA	4.150	4.150	1	110%	7	11.950	55	1672.53	520,000.00	36	N
Adjustable Rate Option ARMs	6,783,097.32	8.2193786811	7.8246548783	360	354	6	1-Year MTA	3.212	3.212	1	110%	7	10.947	55	22788.75	6,683,545.00	36	N
Adjustable Rate Option ARMs	3,972,865.02	8.7186456215	8.3396849806	480	354	6	1-Year MTA	3.719	3.719	1	110%	7	11.792	55	11033.21	3,878,750.00	36	N
Adjustable Rate Option ARMs	807,087.89	8.8750000000	8.4500000000	480	474	6	1-Year MTA	3.825	3.825	1	110%	7	9.950	55	2409.33	797,000.00	36	N
Adjustable Rate Option ARMs	6,583,121.68	8.1936516952	7.7504667699	360	355	5	1-Year MTA	3.173	3.173	1	110%	8	10.319	56	22042.07	6,511,455.00	36	N
Adjustable Rate Option ARMs	499,829.50	9.5000000000	9.1250000000	480	355	5	1-Year MTA	4.500	4.500	1	110%	8	11.950	56	1238.99	490,000.00	36	N
Adjustable Rate Option ARMs	412,304.05	8.9220000000	8.4970000000	480	475	5	1-Year MTA	3.900	3.900	1	110%	8	9.950	56	1033.55	408,750.00	36	N
Adjustable Rate Option ARMs	832,848.24	8.1952236535	7.7702236535	360	355	5	1-Year MTA	3.145	3.145	1	110%	8	9.950	116	2826.53	819,000.00	36	N
Adjustable Rate Option ARMs	564,826.59	8.2500000000	7.8750000000	360	356	4	1-Year MTA	3.250	3.250	1	110%	9	12.000	57	1801.18	560,000.00	36	N
Adjustable Rate Option ARMs	375,552.86	7.6250000000	7.2500000000	480	476	4	1-Year MTA	2.625	2.625	1	110%	9	9.950	57	940.37	371,900.00	36	N
Adjustable Rate Option ARMs	367,671.57	7.8750000000	7.4500000000	360	356	4	1-Year MTA	2.800	2.800	1	110%	9	9.949	57	1173.66	364,900.00	36	N
Adjustable Rate Option ARMs	514,395.63	8.2500000000	7.8750000000	360	356	4	1-Year MTA	3.250	3.250	1	110%	9	12.000	57	1640.36	510,000.00	36	N
Adjustable Rate Option ARMs	6,292,730.46	8.3893589829	7.9416681076	360	355	5	1-Year MTA	3.404	3.404	1	110%	9	10.953	56	21140.60	6,224,350.00	36	N
Adjustable Rate Option ARMs	3,461,938.08	8.3836830777	8.0019676735	480	476	4	1-Year MTA	3.381	3.381	1	110%	9	11.366	57	8957.27	3,424,000.00	36	N
Adjustable Rate Option ARMs	1,891,300.84	8.1192640167	7.6942640167	360	356	4	1-Year MTA	3.059	3.059	1	110%	9	9.950	117	6453.39	1,868,500.00	36	N
Adjustable Rate Option ARMs	763,384.35	8.2085417212	7.8335417212	360	357	3	1-Year MTA	3.209	3.209	1	110%	10	12.000	58	2684.74	760,000.00	36	N
Adjustable Rate Option ARMs	34,159,014.44	8.2171739560	7.7960388752	360	357	3	1-Year MTA	3.208	3.208	1	110%	10	11.080	58	115239.55	34,026,089.00	36	N
Adjustable Rate Option ARMs	20,233,680.67	8.2541945302	7.8571576444	480	477	3	1-Year MTA	3.249	3.249	1	110%	10	11.589	58	53144.11	20,118,450.00	36	N
Adjustable Rate Option ARMs	508,784.64	8.5000000000	8.1250000000	360	358	2	1-Year MTA	3.500	3.500	1	110%	11	12.000	59	1640.36	510,000.00	36	N
Adjustable Rate Option ARMs	142,112.42	7.7500000000	7.3250000000	360	358	2	1-Year MTA	2.725	2.725	1	110%	11	9.949	59	490.07	142,000.00	36	N
Adjustable Rate Option ARMs	1,295,823.17	7.5000000000	7.0750000000	360	358	2	1-Year MTA	2.450	2.450	1	110%	11	9.950	59	4165.23	1,295,000.00	36	N
Adjustable Rate Option ARMs	195,942.23	7.8750000000	7.4500000000	360	358	2	1-Year MTA	2.875	2.875	1	110%	11	9.949	59	723.64	195,781.00	36	N
Adjustable Rate Option ARMs	23,761,508.79	7.9965632962	7.6053734587	360	358	2	1-Year MTA	2.992	2.992	1	110%	11	11.246	59	78759.60	23,744,034.00	36	N
Adjustable Rate Option ARMs	6,045,399.27	8.4516522196	8.0302609350	480	478	2	1-Year MTA	3.452	3.452	1	110%	11	12.000	59	16140.02	6,030,450.00	36	N
Adjustable Rate Option ARMs	904,887.99	8.2500000000	7.8750000000	360	358	2	1-Year MTA	3.237	3.237	1	110%	11	9.950	119	2906.82	903,750.00	36	N
Adjustable Rate Option ARMs	569,481.76	8.2500000000	7.8750000000	480	478	2	1-Year MTA	3.175	3.175	1	110%	11	9.950	119	1504.32	568,000.00	36	N
Adjustable Rate Option ARMs	227,479.30	8.1250000000	7.7000000000	360	359	1	1-Year MTA	3.150	3.150	1	110%	12	9.949	60	900.50	227,905.00	36	N
Adjustable Rate Option ARMs	10,958,354.08	8.4222883822	7.9150318600	360	359	1	1-Year MTA	3.421	3.421	1	110%	12	11.468	60	37137.41	10,983,364.00	36	N
Adjustable Rate Option ARMs	3,629,158.25	8.1814586612	7.8064586612	480	479	1	1-Year MTA	3.181	3.181	1	110%	12	11.833	60	9192.96	3,635,650.00	36	N
Adjustable Rate Option ARMs	2,533,978.84	8.2817098583	7.8998210078	360	359	1	1-Year MTA	3.233	3.233	1	110%	12	9.950	120	8995.39	2,538,000.00	36	N
Adjustable Rate Option ARMs	421,549.59	8.6290000000	8.2540000000	360	359	1	1-Year MTA	3.600	3.600	1	110%	12	9.950	120	1470.56	420,000.00	36	Y
Adjustable Rate Option ARMs	2,685,575.96	8.1913519759	7.7941757022	480	479	1	1-Year MTA	3.127	3.127	1	110%	12	9.950	120	7826.24	2,683,000.00	36	N
Adjustable Rate Option ARMs	847,561.81	8.9392108951	8.2078226259	360	357	3	1-Year MTA	3.939	3.939	1	110%	34	12.000	58	3143.24	843,000.00	36	N
Adjustable Rate Option ARMs	493,484.08	8.5000000000	8.1250000000	480	477	3	1-Year MTA	3.500	3.500	1	110%	34	12.000	58	1358.15	490,000.00	36	N
Adjustable Rate Option ARMs	175,549.77	9.5000000000	8.3750000000	360	358	2	1-Year MTA	4.500	4.500	1	110%	35	12.000	59	716.06	175,400.00	36	N
Adjustable Rate Option ARMs	599,954.93	8.5000000000	8.1250000000	480	478	2	1-Year MTA	3.500	3.500	1	110%	35	12.000	59	1739.71	598,400.00	36	N
Adjustable Rate Option ARMs	2,340,811.82	8.3275525999	7.7114334602	360	359	1	1-Year MTA	3.328	3.328	1	110%	36	12.000	60	8556.78	2,348,000.00	36	N
Adjustable Rate Option ARMs	447,318.27	8.2500000000	7.8750000000	480	479	1	1-Year MTA	3.250	3.250	1	110%	36	12.000	60	1241.73	448,000.00	36	N
Adjustable Rate Option ARMs	136,938.18	8.4720000000	8.0470000000	360	356	4	1-Year MTA	3.450	3.450	1	110%	57	9.950	57	650.24	136,200.00	36	N
Adjustable Rate Option ARMs	1,048,291.06	8.0273538248	7.6523538248	360	356	4	1-Year MTA	3.027	3.027	1	110%	57	12.000	57	3983.00	1,042,000.00	36	N
Adjustable Rate Option ARMs	791,183.02	8.5000000000	8.1250000000	480	476	4	1-Year MTA	3.500	3.500	1	110%	57	12.000	57	2480.14	784,500.00	36	N
Adjustable Rate Option ARMs	299,740.68	7.7500000000	7.3750000000	360	357	3	1-Year MTA	2.750	2.750	1	110%	58	12.000	58	1141.96	298,750.00	36	N
Adjustable Rate Option ARMs	434,614.29	9.3750000000	8.3700000000	480	477	3	1-Year MTA	4.375	4.375	1	110%	58	12.000	58	1641.26	431,990.00	36	N
Adjustable Rate Option ARMs	800,639.17	8.5000000000	8.1250000000	360	358	2	1-Year MTA	3.500	3.500	1	110%	59	12.000	59	3056.44	799,600.00	36	N
Adjustable Rate Option ARMs	520,211.91	9.6250000000	8.2300000000	360	359	1	1-Year MTA	4.625	4.625	1	110%	60	12.000	60	2303.54	521,050.00	36	N
Adjustable Rate Option ARMs	519,331.06	8.5000000000	8.1250000000	480	479	1	1-Year MTA	3.500	3.500	1	110%	60	12.000	60	1643.94	520,000.00	36	N
Adjustable Rate Option ARMs	1,439,819.96	8.2650296187	7.8400296187	360	349	11	1-Year MTA	3.226	3.226	1	115%	2	10.522	50	4688.40	1,393,000.00	36	N
Adjustable Rate Option ARMs	1,661,570.03	8.3433814794	7.9183814794	480	469	11	1-Year MTA	3.340	3.340	1	115%	2	9.950	50	4294.88	1,595,999.00	36	N
Adjustable Rate Option ARMs	1,266,506.15	8.7500000000	8.3250000000	360	350	10	1-Year MTA	3.775	3.775	1	115%	3	9.950	51	4394.09	1,230,000.00	36	N
Adjustable Rate Option ARMs	1,003,328.67	8.6250000000	8.2000000000	360	350	10	1-Year MTA	3.575	3.575	1	115%	3	9.950	51	3730.72	976,000.00	36	N
Adjustable Rate Option ARMs	741,064.19	8.3767983378	7.9517983378	360	350	10	1-Year MTA	3.360	3.360	1	115%	3	9.950	51	2457.38	719,750.00	36	N
Adjustable Rate Option ARMs	267,000.88	8.5000000000	8.0750000000	480	470	10	1-Year MTA	3.450	3.450	1	115%	3	9.950	51	709.56	256,000.00	36	N
Adjustable Rate Option ARMs	275,797.40	8.1250000000	7.7000000000	360	351	9	1-Year MTA	3.150	3.150	1	115%	4	9.950	52	1066.47	279,000.00	36	N
Adjustable Rate Option ARMs	332,060.03	9.3750000000	8.4300000000	360	351	9	1-Year MTA	4.325	4.325	1	115%	4	10.700	52	1454.90	324,000.00	36	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-21

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 4 (continued)
Adjustable Rate Option ARMs	1,889,688.04	8.1356054125	7.7392898868	360	351	9	1-Year MTA	3.118	3.118	1	115%	4	9.950	52	6109.99	1,843,000.00	36	N
Adjustable Rate Option ARMs	506,956.07	8.5000000000	8.0750000000	480	351	9	1-Year MTA	3.450	3.450	1	115%	4	9.950	52	1772.02	495,000.00	36	N
Adjustable Rate Option ARMs	1,013,227.19	8.6818349027	8.2932018832	480	471	9	1-Year MTA	3.632	3.632	1	115%	4	9.950	52	2694.06	980,000.00	36	N
Adjustable Rate Option ARMs	1,721,319.84	8.4893762067	8.0643762067	360	352	8	1-Year MTA	3.447	3.447	1	115%	5	9.950	53	6418.31	1,689,650.00	36	N
Adjustable Rate Option ARMs	241,532.21	8.6250000000	8.2000000000	360	352	8	1-Year MTA	3.575	3.575	1	115%	5	9.950	53	843.38	236,080.00	36	N
Adjustable Rate Option ARMs	452,411.13	8.8750000000	7.6600000000	360	352	8	1-Year MTA	3.875	3.875	1	115%	5	9.950	53	1859.91	441,150.00	36	N
Adjustable Rate Option ARMs	537,648.73	8.5000000000	8.1250000000	360	352	8	1-Year MTA	3.450	3.450	1	115%	5	9.950	53	1698.26	528,000.00	36	N
Adjustable Rate Option ARMs	525,414.90	8.8731669975	8.4981669975	360	352	8	1-Year MTA	3.836	3.836	1	115%	5	10.858	53	2642.55	512,000.00	36	N
Adjustable Rate Option ARMs	111,058.39	9.9500000000	8.1750000000	360	352	8	1-Year MTA	5.125	5.125	1	115%	5	9.950	53	432.37	108,000.00	36	N
Adjustable Rate Option ARMs	3,972,582.20	8.4023346207	8.0126502611	360	352	8	1-Year MTA	3.361	3.361	1	115%	5	9.961	53	12888.57	3,887,850.00	36	N
Adjustable Rate Option ARMs	3,488,715.59	8.6204667310	8.2348525605	480	472	8	1-Year MTA	3.570	3.570	1	115%	5	9.950	53	9148.88	3,388,000.00	36	N
Adjustable Rate Option ARMs	665,505.22	8.3750000000	7.9500000000	360	352	8	1-Year MTA	3.325	3.325	1	115%	5	16.939	113	2090.66	650,000.00	36	N
Adjustable Rate Option ARMs	310,089.55	8.7500000000	8.3250000000	360	353	7	1-Year MTA	3.700	3.700	1	115%	6	9.950	54	1046.85	303,750.00	36	N
Adjustable Rate Option ARMs	387,930.96	8.7500000000	8.3250000000	360	353	7	1-Year MTA	3.700	3.700	1	115%	6	9.950	54	1309.63	380,000.00	36	N
Adjustable Rate Option ARMs	446,725.22	8.6250000000	8.2000000000	480	473	7	1-Year MTA	3.575	3.575	1	115%	6	9.950	54	1349.47	446,400.00	36	N
Adjustable Rate Option ARMs	4,175,583.15	8.2862256763	7.8813629190	360	353	7	1-Year MTA	3.257	3.257	1	115%	6	10.121	54	14029.56	4,127,975.00	36	N
Adjustable Rate Option ARMs	1,732,365.49	8.5929320860	8.1679320860	480	473	7	1-Year MTA	3.553	3.553	1	115%	6	9.950	54	4979.08	1,692,000.00	36	N
Adjustable Rate Option ARMs	171,286.79	8.5000000000	8.0750000000	360	353	7	1-Year MTA	3.450	3.450	1	115%	6	9.950	114	579.80	168,000.00	36	N
Adjustable Rate Option ARMs	791,153.57	8.2500000000	7.8250000000	360	353	7	1-Year MTA	3.200	3.200	1	115%	6	9.950	114	2495.92	776,000.00	36	N
Adjustable Rate Option ARMs	254,536.79	8.6250000000	8.2000000000	360	353	7	1-Year MTA	3.575	3.575	1	115%	6	9.950	54	955.62	250,000.00	36	N
Adjustable Rate Option ARMs	445,614.73	8.6250000000	8.2500000000	360	354	6	1-Year MTA	3.575	3.575	1	115%	7	9.950	55	1513.01	438,400.00	36	N
Adjustable Rate Option ARMs	104,372.22	8.5000000000	8.0750000000	360	354	6	1-Year MTA	3.450	3.450	1	115%	7	9.950	55	406.97	103,000.00	36	N
Adjustable Rate Option ARMs	473,735.66	7.5000000000	7.0750000000	360	354	6	1-Year MTA	2.500	2.500	1	115%	7	9.950	55	1981.54	470,000.00	36	N
Adjustable Rate Option ARMs	4,897,899.17	8.4258128659	8.0186034930	360	354	6	1-Year MTA	3.386	3.386	1	115%	7	9.950	55	17763.99	4,836,568.00	36	N
Adjustable Rate Option ARMs	1,015,981.45	8.2500000000	7.8250000000	480	354	6	1-Year MTA	3.195	3.195	1	115%	7	9.950	55	2764.80	997,500.00	36	N
Adjustable Rate Option ARMs	3,712,817.60	8.2332450361	7.8217458700	480	474	6	1-Year MTA	3.203	3.203	1	115%	7	9.950	55	10415.56	3,655,700.00	36	N
Adjustable Rate Option ARMs	1,216,311.75	8.2758081553	7.8728728077	360	355	5	1-Year MTA	3.226	3.226	1	115%	8	9.950	56	4197.23	1,202,575.00	36	N
Adjustable Rate Option ARMs	468,511.08	8.8750000000	8.5000000000	360	355	5	1-Year MTA	3.800	3.800	1	115%	8	9.950	56	2036.77	468,000.00	36	N
Adjustable Rate Option ARMs	226,199.70	7.5000000000	7.0750000000	360	355	5	1-Year MTA	2.500	2.500	1	115%	8	9.950	56	719.44	224,000.00	36	N
Adjustable Rate Option ARMs	3,510,114.00	8.1501657261	7.7541506059	360	355	5	1-Year MTA	3.124	3.124	1	115%	8	9.950	56	12127.76	3,478,600.00	36	N
Adjustable Rate Option ARMs	389,342.46	8.3750000000	8.0000000000	480	355	5	1-Year MTA	3.400	3.400	1	115%	8	11.950	56	1205.60	382,000.00	36	N
Adjustable Rate Option ARMs	1,791,160.88	8.0253866204	7.6003866204	480	475	5	1-Year MTA	3.003	3.003	1	115%	8	9.950	56	5472.66	1,768,000.00	36	N
Adjustable Rate Option ARMs	447,768.45	8.3750000000	7.9500000000	360	355	5	1-Year MTA	3.325	3.325	1	115%	8	9.950	116	1518.53	440,000.00	36	N
Adjustable Rate Option ARMs	8,894,141.39	8.4234278264	7.9683354167	360	355	5	1-Year MTA	3.384	3.384	1	115%	8	10.004	116	30085.67	8,746,450.00	36	N
Adjustable Rate Option ARMs	1,513,073.43	8.6421589913	8.2171589913	480	475	5	1-Year MTA	3.592	3.592	1	115%	8	9.950	116	3922.89	1,481,200.00	36	N
Adjustable Rate Option ARMs	279,392.05	8.3750000000	8.0000000000	360	355	5	1-Year MTA	3.350	3.350	1	115%	8	9.950	56	881.94	274,200.00	36	N
Adjustable Rate Option ARMs	2,053,139.63	8.0366572730	7.6116572730	360	356	4	1-Year MTA	2.987	2.987	1	115%	9	9.950	57	6678.91	2,039,199.00	36	N
Adjustable Rate Option ARMs	499,139.31	8.2500000000	7.8750000000	360	356	4	1-Year MTA	3.275	3.275	1	115%	9	9.950	57	1649.60	495,000.00	36	N
Adjustable Rate Option ARMs	867,280.36	8.6250000000	8.2500000000	360	356	4	1-Year MTA	3.600	3.600	1	115%	9	9.950	57	3106.95	869,700.00	36	N
Adjustable Rate Option ARMs	291,489.87	8.5000000000	8.0750000000	360	344	16	1-Year MTA	3.450	3.450	1	115%	9	9.950	45	1031.24	279,000.00	36	N
Adjustable Rate Option ARMs	7,025,423.72	8.3425078143	7.9428996910	360	355	5	1-Year MTA	3.413	3.413	1	115%	9	9.744	56	24319.69	6,952,100.00	36	N
Adjustable Rate Option ARMs	2,834,027.35	8.2297195076	7.8112756519	480	476	4	1-Year MTA	3.189	3.189	1	115%	9	9.950	57	7941.64	2,799,500.00	36	N
Adjustable Rate Option ARMs	91,571.96	8.0000000000	7.5750000000	360	356	4	1-Year MTA	2.950	2.950	1	115%	9	9.950	117	334.51	90,500.00	36	N
Adjustable Rate Option ARMs	294,968.09	7.2500000000	6.8750000000	360	356	4	1-Year MTA	2.275	2.275	1	115%	9	9.950	117	1155.73	292,500.00	36	N
Adjustable Rate Option ARMs	5,854,740.34	8.2484300151	7.8435701882	360	356	4	1-Year MTA	3.200	3.200	1	115%	9	9.950	117	21389.44	5,835,807.00	36	N
Adjustable Rate Option ARMs	1,303,346.19	8.6411214382	8.2361239745	480	476	4	1-Year MTA	3.611	3.611	1	115%	9	9.950	117	3774.92	1,285,250.00	36	N
Adjustable Rate Option ARMs	253,069.89	8.7500000000	8.3250000000	360	356	4	1-Year MTA	3.700	3.700	1	115%	9	9.950	57	1127.24	251,343.00	36	N
Adjustable Rate Option ARMs	436,419.30	8.2500000000	7.8250000000	480	476	4	1-Year MTA	3.200	3.200	1	115%	9	9.950	57	1308.21	432,000.00	36	N
Adjustable Rate Option ARMs	528,340.50	8.0000000000	7.5750000000	480	476	4	1-Year MTA	2.950	2.950	1	115%	9	9.950	57	1377.20	520,000.00	36	N
Adjustable Rate Option ARMs	1,402,764.09	7.7018492103	7.2768492103	480	476	4	1-Year MTA	2.720	2.720	1	115%	9	9.950	117	3609.09	1,381,500.00	36	N
Adjustable Rate Option ARMs	426,292.75	8.7500000000	8.3250000000	360	357	3	1-Year MTA	3.700	3.700	1	115%	10	9.950	58	1467.82	426,000.00	36	N
Adjustable Rate Option ARMs	302,197.87	8.6250000000	8.2000000000	480	477	3	1-Year MTA	3.575	3.575	1	115%	10	9.950	58	830.02	300,000.00	36	N
Adjustable Rate Option ARMs	1,404,976.93	8.7717882021	8.3967882021	360	357	3	1-Year MTA	3.747	3.747	1	115%	10	9.950	58	5224.94	1,413,600.00	36	N
Adjustable Rate Option ARMs	4,050,911.43	8.3047416881	7.9235432742	360	357	3	1-Year MTA	3.261	3.261	1	115%	10	9.950	58	13586.02	4,034,500.00	36	N
Adjustable Rate Option ARMs	522,090.25	7.5000000000	7.0750000000	480	477	3	1-Year MTA	2.500	2.500	1	115%	10	9.950	58	1571.96	520,000.00	36	N
Adjustable Rate Option ARMs	478,407.37	8.5000000000	8.1250000000	360	357	3	1-Year MTA	3.450	3.450	1	115%	10	9.950	58	1642.77	476,000.00	36	N
Adjustable Rate Option ARMs	434,564.62	8.5000000000	8.0750000000	480	477	3	1-Year MTA	3.450	3.450	1	115%	10	9.950	58	1546.49	432,000.00	36	N
Adjustable Rate Option ARMs	304,133.97	7.6250000000	7.2500000000	360	357	3	1-Year MTA	2.650	2.650	1	115%	10	9.950	58	1009.75	303,000.00	36	N
Adjustable Rate Option ARMs	14,787,893.23	8.3370205455	7.9379496735	360	357	3	1-Year MTA	3.293	3.293	1	115%	10	10.029	58	51581.41	14,727,429.00	36	N
Adjustable Rate Option ARMs	6,686,302.22	8.3017052200	7.9077425809	480	477	3	1-Year MTA	3.274	3.274	1	115%	10	9.950	58	19025.68	6,643,450.00	36	N
Adjustable Rate Option ARMs	1,210,428.25	8.6961455037	8.0445077028	360	357	3	1-Year MTA	3.654	3.654	1	115%	10	9.950	58	4248.53	1,205,425.00	36	N
Adjustable Rate Option ARMs	809,821.16	8.1163532992	7.6913532992	360	357	3	1-Year MTA	3.052	3.052	1	115%	10	9.950	118	2788.23	802,000.00	36	N
Adjustable Rate Option ARMs	586,728.22	8.2500000000	7.8250000000	480	477	3	1-Year MTA	3.200	3.200	1	115%	10	9.950	118	1756.39	580,000.00	36	N
Adjustable Rate Option ARMs	653,200.39	8.2500000000	7.8750000000	360	357	3	1-Year MTA	3.200	3.200	1	115%	10	9.950	118	2090.66	650,000.00	36	N
Adjustable Rate Option ARMs	346,165.65	7.6250000000	7.2000000000	360	357	3	1-Year MTA	2.650	2.650	1	115%	10	9.950	118	1106.44	344,000.00	36	N
Adjustable Rate Option ARMs	5,535,347.75	8.1321365281	7.7117648954	360	357	3	1-Year MTA	3.089	3.089	1	115%	10	9.954	118	19240.79	5,497,630.00	36	N
Adjustable Rate Option ARMs	1,214,036.46	8.6832416610	8.2949627600	480	477	3	1-Year MTA	3.624	3.624	1	115%	10	9.950	118	3382.20	1,204,000.00	36	N
Adjustable Rate Option ARMs	923,711.20	8.5000000000	8.0750000000	360	357	3	1-Year MTA	3.450	3.450	1	115%	10	9.950	118	3878.76	920,000.00	36	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-22

Loan Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%)(1)	Original Amortization Term (months)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Minimum Rate (%)	Weighted Average Months to Next Rate Adjustment	Negative Amortization Limit	Weighted Average Months to Next Payment Adjustment	Weighted Average Maximum Interest Rate (%)	Remaining Months to Recast	Original Principal and Interest Payment ($)	Original Principal Balance ($)	Prepayment Penalty Term (months)	Flex Pay Loan
Pool 4 (continued)
Adjustable Rate Option ARMs	1,353,025.94	8.3813837339	7.9744447845	360	358	2	1-Year MTA	3.356	3.356	1	115%	11	9.950	59	4768.25	1,352,500.00	36	N
Adjustable Rate Option ARMs	208,148.89	7.6250000000	7.2500000000	360	358	2	1-Year MTA	2.650	2.650	1	115%	11	9.950	59	693.16	208,000.00	36	N
Adjustable Rate Option ARMs	87,812.95	8.6250000000	8.2500000000	360	358	2	1-Year MTA	3.575	3.575	1	115%	11	9.950	59	282.79	87,920.00	36	N
Adjustable Rate Option ARMs	214,284.24	8.0000000000	7.5750000000	360	358	2	1-Year MTA	3.025	3.025	1	115%	11	9.950	59	740.28	214,500.00	36	N
Adjustable Rate Option ARMs	4,403,845.93	8.5647620616	8.1897620616	360	358	2	1-Year MTA	3.515	3.515	1	115%	11	9.950	59	15196.10	4,397,400.00	36	N
Adjustable Rate Option ARMs	26,735,461.40	8.3825063272	7.9704638546	360	358	2	1-Year MTA	3.345	3.345	1	115%	11	9.968	59	93804.80	26,700,312.00	36	N
Adjustable Rate Option ARMs	12,116,196.88	8.3263489411	7.8841964260	480	478	2	1-Year MTA	3.306	3.306	1	115%	11	10.080	59	36609.96	12,089,650.00	36	N
Adjustable Rate Option ARMs	374,522.96	8.4505589924	8.0755589924	360	358	2	1-Year MTA	3.401	3.401	1	115%	11	9.950	59	1249.42	374,000.00	36	N
Adjustable Rate Option ARMs	586,830.31	8.8750000000	8.5000000000	480	478	2	1-Year MTA	3.825	3.825	1	115%	11	9.950	59	1549.34	585,000.00	36	N
Adjustable Rate Option ARMs	343,327.93	8.8750000000	8.5000000000	480	478	2	1-Year MTA	3.825	3.825	1	115%	11	9.950	59	997.03	344,000.00	36	N
Adjustable Rate Option ARMs	1,226,722.49	7.8750000000	7.4500000000	360	358	2	1-Year MTA	2.900	2.900	1	115%	11	9.950	119	3919.31	1,218,541.00	36	N
Adjustable Rate Option ARMs	456,298.77	8.8750000000	8.5000000000	480	478	2	1-Year MTA	3.825	3.825	1	115%	11	9.950	119	1197.10	452,000.00	36	N
Adjustable Rate Option ARMs	1,764,764.71	7.8969788103	7.5219788103	360	358	2	1-Year MTA	2.869	2.869	1	115%	11	9.950	119	5667.29	1,762,000.00	36	N
Adjustable Rate Option ARMs	584,296.90	7.8750000000	7.5000000000	360	358	2	1-Year MTA	2.875	2.875	1	115%	11	9.950	119	1866.80	580,400.00	36	N
Adjustable Rate Option ARMs	364,491.52	8.1250000000	7.7500000000	360	358	2	1-Year MTA	3.125	3.125	1	115%	11	9.950	119	1173.34	364,800.00	36	N
Adjustable Rate Option ARMs	34,497,848.69	8.2015282460	7.8009647557	360	358	2	1-Year MTA	3.172	3.172	1	115%	11	9.983	119	125187.28	34,384,750.00	36	N
Adjustable Rate Option ARMs	581,083.00	8.7048153121	8.3298153121	360	358	2	1-Year MTA	3.683	3.683	1	115%	11	9.950	119	2381.28	577,450.00	36	Y
Adjustable Rate Option ARMs	20,985,600.13	8.2566907601	7.8694947164	480	478	2	1-Year MTA	3.220	3.220	1	115%	11	9.957	119	62967.79	20,914,290.00	36	N
Adjustable Rate Option ARMs	776,478.72	8.3847836407	8.0097836407	360	359	1	1-Year MTA	3.363	3.363	1	115%	12	9.950	60	2614.25	778,250.00	36	N
Adjustable Rate Option ARMs	17,443,526.45	8.3773954121	7.9965066342	360	359	1	1-Year MTA	3.356	3.356	1	115%	12	9.974	60	61431.98	17,486,848.00	36	N
Adjustable Rate Option ARMs	12,877,089.47	8.6275925850	8.2492355501	480	479	1	1-Year MTA	3.609	3.609	1	115%	12	9.983	60	36727.25	12,897,300.00	36	N
Adjustable Rate Option ARMs	2,093,910.13	8.5135136656	8.1385136656	360	359	1	1-Year MTA	3.475	3.475	1	115%	12	9.950	120	7296.90	2,098,500.00	36	N
Adjustable Rate Option ARMs	497,605.20	8.6250000000	8.2500000000	360	359	1	1-Year MTA	3.575	3.575	1	115%	12	9.950	120	1959.80	496,000.00	36	N
Adjustable Rate Option ARMs	21,580,647.89	8.2488895727	7.8200190284	360	359	1	1-Year MTA	3.213	3.213	1	115%	12	10.005	120	76292.28	21,578,477.00	36	N
Adjustable Rate Option ARMs	2,986,237.02	8.4646032422	8.0896032422	360	359	1	1-Year MTA	3.436	3.436	1	115%	12	9.950	120	10859.50	2,976,125.00	36	Y
Adjustable Rate Option ARMs	13,159,690.59	8.3132431550	7.9334209873	480	479	1	1-Year MTA	3.272	3.272	1	115%	12	9.950	120	38542.34	13,133,204.00	36	N
Adjustable Rate Option ARMs	129,580.73	7.2500000000	6.8250000000	360	352	8	1-Year MTA	2.275	2.275	1	115%	53	9.950	53	576.57	128,400.00	36	N
Adjustable Rate Option ARMs	542,073.48	8.3750000000	7.9500000000	480	472	8	1-Year MTA	3.325	3.325	1	115%	53	9.950	113	2041.15	531,000.00	36	N
Adjustable Rate Option ARMs	459,619.88	8.5000000000	8.0750000000	360	353	7	1-Year MTA	3.450	3.450	1	115%	54	9.950	54	1785.95	452,000.00	36	N
Adjustable Rate Option ARMs	175,653.29	8.5000000000	8.0750000000	480	473	7	1-Year MTA	3.450	3.450	1	115%	54	9.950	54	668.25	172,500.00	36	N
Adjustable Rate Option ARMs	644,028.28	7.6250000000	7.2000000000	360	354	6	1-Year MTA	2.650	2.650	1	115%	55	9.950	55	2518.90	637,500.00	36	N
Adjustable Rate Option ARMs	747,499.84	8.1220000000	7.6970000000	360	354	6	1-Year MTA	3.100	3.100	1	115%	55	9.950	55	3141.52	750,000.00	36	N
Adjustable Rate Option ARMs	374,449.53	7.7220000000	7.3470000000	360	354	6	1-Year MTA	2.700	2.700	1	115%	55	9.950	55	1367.54	372,500.00	36	N
Adjustable Rate Option ARMs	456,181.05	8.5000000000	8.0750000000	360	354	6	1-Year MTA	3.450	3.450	1	115%	55	9.950	115	1778.04	450,000.00	36	N
Adjustable Rate Option ARMs	365,641.04	8.5000000000	8.0750000000	360	355	5	1-Year MTA	3.450	3.450	1	115%	56	9.950	116	1422.44	360,000.00	36	N
Adjustable Rate Option ARMs	939,686.66	7.2500000000	6.8250000000	360	356	4	1-Year MTA	2.250	2.250	1	115%	57	9.950	57	3455.94	935,000.00	36	N
Adjustable Rate Option ARMs	1,002,902.89	8.6250000000	8.2000000000	360	356	4	1-Year MTA	3.550	3.550	1	115%	57	9.950	57	3670.84	1,000,000.00	36	N
Adjustable Rate Option ARMs	1,160,990.57	8.0013099579	7.5763099579	480	476	4	1-Year MTA	2.941	2.941	1	115%	57	9.950	57	3912.92	1,152,000.00	36	N
Adjustable Rate Option ARMs	404,489.97	8.3159934936	7.8909934936	360	356	4	1-Year MTA	3.266	3.266	1	115%	57	9.950	117	1671.46	401,875.00	36	N
Adjustable Rate Option ARMs	426,001.48	8.5000000000	8.0750000000	480	476	4	1-Year MTA	3.450	3.450	1	115%	57	9.950	57	1510.69	422,000.00	36	N
Adjustable Rate Option ARMs	632,689.04	8.3367981845	7.9117981845	360	357	3	1-Year MTA	3.287	3.287	1	115%	58	9.950	118	2588.46	629,500.00	36	N
Adjustable Rate Option ARMs	221,083.83	7.6250000000	7.2000000000	480	477	3	1-Year MTA	2.600	2.600	1	115%	58	9.950	118	913.88	220,300.00	36	N
Adjustable Rate Option ARMs	855,472.75	7.8402472615	7.4652472615	360	358	2	1-Year MTA	2.818	2.818	1	115%	59	9.950	59	3192.65	854,800.00	36	N
Adjustable Rate Option ARMs	1,434,307.28	8.0381481682	7.6395730257	480	478	2	1-Year MTA	3.003	3.003	1	115%	59	9.950	59	5359.97	1,431,850.00	36	N
Adjustable Rate Option ARMs	344,517.47	8.2512119922	7.8262119922	360	358	2	1-Year MTA	3.193	3.193	1	115%	59	9.950	119	1473.41	344,258.00	36	N
Adjustable Rate Option ARMs	648,816.16	7.5720000000	7.1970000000	360	359	1	1-Year MTA	2.550	2.550	1	115%	60	9.950	60	2619.26	650,000.00	36	N
Adjustable Rate Option ARMs	1,861,693.22	7.7658707415	7.3908707415	360	359	1	1-Year MTA	2.744	2.744	1	115%	60	9.950	60	7679.37	1,865,000.00	36	N
Adjustable Rate Option ARMs	883,898.88	7.8414761492	7.4664761492	480	479	1	1-Year MTA	2.819	2.819	1	115%	60	9.950	60	2870.21	885,000.00	36	N
Adjustable Rate Option ARMs	84,214.60	8.1250000000	7.7000000000	360	359	1	1-Year MTA	3.050	3.050	1	115%	60	9.950	120	354.15	84,000.00	36	N
Adjustable Rate Option ARMs	501,220.18	7.5790000000	7.2040000000	360	359	1	1-Year MTA	2.550	2.550	1	115%	60	9.950	120	1937.74	500,000.00	36	Y
Adjustable Rate Option ARMs	342,419.45	1.2500000000	0.8750000000	360	358	2	1-Year MTA	2.575	2.575	1	110%	11	9.950	59	1146.39	344,000.00	36	N
Adjustable Rate Option ARMs	182,000.00	1.0000000000	0.6250000000	360	360	0	1-Year MTA	3.550	3.550	1	110%	13	9.950	61	585.38	182,000.00	36	N
Adjustable Rate Option ARMs	971,306.44	1.8504851569	1.4754851569	360	358	2	1-Year MTA	3.641	3.641	1	115%	11	9.950	59	3561.39	983,300.00	36	N
Adjustable Rate Option ARMs	3,503,853.16	2.0263269166	1.6513269166	360	358	2	1-Year MTA	3.614	3.614	1	115%	11	9.950	59	13084.82	3,527,500.00	36	N
Adjustable Rate Option ARMs	997,274.55	2.0000000000	1.6250000000	480	478	2	1-Year MTA	4.225	4.225	1	115%	11	9.950	59	3028.26	1,000,000.00	36	N
Adjustable Rate Option ARMs	1,731,893.91	2.1281604613	1.7531604613	360	358	2	1-Year MTA	3.725	3.725	1	115%	11	9.950	59	6547.23	1,741,000.00	36	N
Adjustable Rate Option ARMs	426,343.47	4.7500000000	3.5550000000	360	358	2	1-Year MTA	4.850	4.850	1	115%	11	9.950	59	2230.04	427,500.00	36	N
Adjustable Rate Option ARMs	1,637,464.01	1.7500000000	1.3750000000	360	358	2	1-Year MTA	3.795	3.795	1	115%	11	9.950	119	5876.65	1,645,000.00	36	N
Adjustable Rate Option ARMs	2,393,207.07	1.9061668460	1.4920950327	360	358	2	1-Year MTA	4.152	4.152	1	115%	11	10.002	119	8788.24	2,408,100.00	36	N
Adjustable Rate Option ARMs	326,846.82	5.2500000000	3.7850000000	360	358	2	1-Year MTA	5.350	5.350	1	115%	11	11.200	119	1809.02	327,600.00	36	N
Adjustable Rate Option ARMs	1,672,750.00	1.3305335525	0.9555335525	360	360	0	1-Year MTA	3.547	3.547	1	115%	13	9.950	61	5637.95	1,672,750.00	36	N
Adjustable Rate Option ARMs	4,327,720.00	1.6495175289	1.2745175289	480	480	0	1-Year MTA	3.486	3.486	1	115%	13	10.065	61	12321.24	4,327,720.00	36	N
Adjustable Rate Option ARMs	5,947,000.00	3.4657495376	3.0907495376	360	360	0	1-Year MTA	3.329	3.329	1	115%	13	9.950	121	20241.79	5,947,000.00	36	N
Adjustable Rate Option ARMs	887,025.00	8.4890659508	8.1140659508	360	360	0	1-Year MTA	3.460	3.460	1	115%	13	9.950	121	3406.70	887,025.00	36	Y
Adjustable Rate Option ARMs	1,885,000.00	8.3513262599	7.9763262599	480	480	0	1-Year MTA	3.315	3.315	1	115%	13	9.950	121	5445.82	1,885,000.00	36	N
Adjustable Rate Option ARMs	400,000.00	2.7000000000	2.3250000000	480	480	0	1-Year MTA	2.900	2.900	1	115%	61	9.950	61	1363.65	400,000.00	36	N
Adjustable Rate Option ARMs	431,158.70	2.2500000000	1.8750000000	360	359	1	1-Year MTA	4.100	4.100	2	115%	12	9.950	120	1651.30	432,000.00	36	N

(1) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less the Servicing Fee Rate or General Servicing Fee Rate as applicable, and any mortgage insurance premiums, as applicable hereto.
S-B-1-23

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ANNEX B-2:
PRINCIPAL AMOUNT DECREMENT TABLES

Percentage of the Initial Class Principal Amount Outstanding For:

	Class 1-A1, Class 1-A2 and Class 1-A3 Certificates at the Following Percentages of CPR:					Class 1C-A1, Class 1C-A2 and Class 1C-A3 Certificates at the Following Percentages of CPR:
Distribution Date	15%	20%	25%	30%	35%	15%	20%	25%	30%	35%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2008	87	81	75	70	64	87	81	75	70	64
July 25, 2009	75	65	56	48	40	75	66	56	48	40
July 25, 2010	65	52	42	32	24	65	53	42	32	24
July 25, 2011	56	42	31	23	17	55	41	31	23	17
July 25, 2012	47	32	23	17	11	46	32	23	17	11
July 25, 2013	38	26	18	12	7	38	26	17	12	7
July 25, 2014	34	22	14	9	5	33	22	14	9	5
July 25, 2015	28	18	10	6	3	28	17	10	6	3
July 25, 2016	24	14	8	4	2	24	14	8	4	2
July 25, 2017	21	11	6	3	1	20	11	6	3	1
July 25, 2018	17	9	4	2	1	17	9	4	2	1
July 25, 2019	14	7	3	1	*	14	7	3	1	*
July 25, 2020	12	5	2	1	0	12	5	2	1	0
July 25, 2021	10	4	1	*	0	10	4	1	*	0
July 25, 2022	8	3	1	0	0	8	3	1	0	0
July 25, 2023	7	2	1	0	0	6	2	1	0	0
July 25, 2024	5	2	*	0	0	5	2	*	0	0
July 25, 2025	4	1	*	0	0	4	1	*	0	0
July 25, 2026	4	1	0	0	0	3	1	0	0	0
July 25, 2027	3	*	0	0	0	3	*	0	0	0
July 25, 2028	2	*	0	0	0	2	*	0	0	0
July 25, 2029	2	*	0	0	0	2	0	0	0	0
July 25, 2030	1	0	0	0	0	1	0	0	0	0
July 25, 2031	1	0	0	0	0	1	0	0	0	0
July 25, 2032	*	0	0	0	0	*	0	0	0	0
July 25, 2033	*	0	0	0	0	*	0	0	0	0
July 25, 2034	0	0	0	0	0	0	0	0	0	0
July 25, 2035	0	0	0	0	0	0	0	0	0	0
July 25, 2036	0	0	0	0	0	0	0	0	0	0
July 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	6.15	4.51	3.47	2.77	2.27	6.12	4.49	3.47	2.77	2.27
With Optional Termination	5.77	4.19	3.21	2.56	2.09	5.75	4.18	3.20	2.56	2.09

________________________
* Less than 0.5% but greater than 0.0%.

S-B-2-1

Percentage of the Initial Class Principal Amount Outstanding For:

	Class 2-A1, Class 2-A2 and Class 2-A3 Certificates at the Following Percentages of CPR:					Class AF2 Certificates at the Following Percentages of CPR:
Distribution Date	15%	20%	25%	30%	35%	15%	20%	25%	30%	35%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2008	87	81	75	70	64	87	81	75	70	64
July 25, 2009	75	65	56	48	40	75	65	56	48	40
July 25, 2010	65	52	42	32	24	65	52	42	32	24
July 25, 2011	55	41	31	23	17	56	42	31	23	17
July 25, 2012	46	32	23	17	11	46	32	23	17	11
July 25, 2013	38	26	17	12	7	38	26	18	12	7
July 25, 2014	33	22	14	9	5	33	22	14	9	5
July 25, 2015	28	17	10	6	3	28	17	10	6	3
July 25, 2016	24	14	8	4	2	24	14	8	4	2
July 25, 2017	20	11	6	3	1	20	11	6	3	1
July 25, 2018	17	9	4	2	1	17	9	4	2	1
July 25, 2019	14	7	3	1	*	14	7	3	1	*
July 25, 2020	12	5	2	1	0	12	5	2	1	0
July 25, 2021	10	4	1	*	0	10	4	1	*	0
July 25, 2022	8	3	1	0	0	8	3	1	0	0
July 25, 2023	6	2	1	0	0	7	2	1	0	0
July 25, 2024	5	2	*	0	0	5	2	*	0	0
July 25, 2025	4	1	0	0	0	4	1	*	0	0
July 25, 2026	3	1	0	0	0	3	1	0	0	0
July 25, 2027	3	*	0	0	0	3	*	0	0	0
July 25, 2028	2	*	0	0	0	2	*	0	0	0
July 25, 2029	2	0	0	0	0	2	*	0	0	0
July 25, 2030	1	0	0	0	0	1	0	0	0	0
July 25, 2031	1	0	0	0	0	1	0	0	0	0
July 25, 2032	*	0	0	0	0	*	0	0	0	0
July 25, 2033	*	0	0	0	0	*	0	0	0	0
July 25, 2034	0	0	0	0	0	0	0	0	0	0
July 25, 2035	0	0	0	0	0	0	0	0	0	0
July 25, 2036	0	0	0	0	0	0	0	0	0	0
July 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	6.12	4.49	3.46	2.77	2.26	6.13	4.49	3.46	2.77	2.27
With Optional Termination	5.75	4.18	3.20	2.56	2.08	5.76	4.18	3.20	2.56	2.08

________________________
* Less than 0.5% but greater than 0.0%.

S-B-2-2

Percentage of the Initial Class Principal Amount Outstanding For:

	Class AF3 Certificates at the Following Percentages of CPR:					Class M1-I Certificates at the Following Percentages of CPR:
Distribution Date	15%	20%	25%	30%	35%	15%	20%	25%	30%	35%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2008	87	81	75	70	64	100	100	100	100	100
July 25, 2009	75	65	56	48	40	100	100	100	100	100
July 25, 2010	65	52	42	32	24	100	100	100	100	100
July 25, 2011	56	42	31	23	17	100	100	90	68	51
July 25, 2012	46	32	23	17	11	100	94	68	48	33
July 25, 2013	38	26	18	12	7	100	75	51	34	22
July 25, 2014	33	22	14	9	5	74	48	31	19	11
July 25, 2015	28	17	10	6	3	63	39	23	13	7
July 25, 2016	24	14	8	4	2	53	31	17	9	0
July 25, 2017	20	11	6	3	1	45	25	13	4	0
July 25, 2018	17	9	4	2	1	38	19	9	0	0
July 25, 2019	14	7	3	1	*	31	15	7	0	0
July 25, 2020	12	5	2	1	0	26	12	0	0	0
July 25, 2021	10	4	1	*	0	21	9	0	0	0
July 25, 2022	8	3	1	0	0	18	7	0	0	0
July 25, 2023	7	2	1	0	0	14	0	0	0	0
July 25, 2024	5	2	*	0	0	12	0	0	0	0
July 25, 2025	4	1	*	0	0	10	0	0	0	0
July 25, 2026	3	1	0	0	0	8	0	0	0	0
July 25, 2027	3	*	0	0	0	2	0	0	0	0
July 25, 2028	2	*	0	0	0	0	0	0	0	0
July 25, 2029	2	*	0	0	0	0	0	0	0	0
July 25, 2030	1	0	0	0	0	0	0	0	0	0
July 25, 2031	1	0	0	0	0	0	0	0	0	0
July 25, 2032	*	0	0	0	0	0	0	0	0	0
July 25, 2033	*	0	0	0	0	0	0	0	0	0
July 25, 2034	0	0	0	0	0	0	0	0	0	0
July 25, 2035	0	0	0	0	0	0	0	0	0	0
July 25, 2036	0	0	0	0	0	0	0	0	0	0
July 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	6.13	4.49	3.46	2.77	2.27	10.61	8.22	6.59	5.41	4.65
With Optional Termination	5.76	4.18	3.20	2.56	2.08	9.95	7.70	6.14	5.05	4.33

________________________

* Less than 0.5% but greater than 0.0%.

S-B-2-3

Percentage of the Initial Class Principal Amount Outstanding For:

	Class M2-I Certificates at the Following Percentages of CPR:					Class M3-I Certificates at the Following Percentages of CPR:
Distribution Date	15%	20%	25%	30%	35%	15%	20%	25%	30%	35%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2008	100	100	100	100	100	100	100	100	100	100
July 25, 2009	100	100	100	100	100	100	100	100	100	100
July 25, 2010	100	100	100	100	100	100	100	100	100	100
July 25, 2011	100	100	90	68	51	100	100	90	68	51
July 25, 2012	100	94	68	48	33	100	94	68	48	33
July 25, 2013	100	75	51	34	22	100	75	51	34	22
July 25, 2014	74	48	31	19	11	74	48	31	19	11
July 25, 2015	63	39	23	13	2	63	39	23	13	0
July 25, 2016	53	31	17	9	0	53	31	17	6	0
July 25, 2017	45	25	13	0	0	45	25	13	0	0
July 25, 2018	38	19	9	0	0	38	19	7	0	0
July 25, 2019	31	15	0	0	0	31	15	0	0	0
July 25, 2020	26	12	0	0	0	26	12	0	0	0
July 25, 2021	21	9	0	0	0	21	4	0	0	0
July 25, 2022	18	*	0	0	0	18	0	0	0	0
July 25, 2023	14	0	0	0	0	14	0	0	0	0
July 25, 2024	12	0	0	0	0	12	0	0	0	0
July 25, 2025	10	0	0	0	0	8	0	0	0	0
July 25, 2026	4	0	0	0	0	0	0	0	0	0
July 25, 2027	0	0	0	0	0	0	0	0	0	0
July 25, 2028	0	0	0	0	0	0	0	0	0	0
July 25, 2029	0	0	0	0	0	0	0	0	0	0
July 25, 2030	0	0	0	0	0	0	0	0	0	0
July 25, 2031	0	0	0	0	0	0	0	0	0	0
July 25, 2032	0	0	0	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
July 25, 2034	0	0	0	0	0	0	0	0	0	0
July 25, 2035	0	0	0	0	0	0	0	0	0	0
July 25, 2036	0	0	0	0	0	0	0	0	0	0
July 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	10.54	8.16	6.54	5.37	4.61	10.47	8.10	6.49	5.33	4.56
With Optional Termination	9.94	7.69	6.14	5.05	4.31	9.94	7.68	6.14	5.05	4.30

________________________
* Less than 0.5% but greater than 0.0%.

S-B-2-4

Percentage of the Initial Class Principal Amount Outstanding For:

	Class M4-I Certificates at the Following Percentages of CPR:					Class M5-I Certificates at the Following Percentages of CPR:
Distribution Date	15%	20%	25%	30%	35%	15%	20%	25%	30%	35%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2008	100	100	100	100	100	100	100	100	100	100
July 25, 2009	100	100	100	100	100	100	100	100	100	100
July 25, 2010	100	100	100	100	100	100	100	100	100	100
July 25, 2011	100	100	90	68	51	100	100	90	68	51
July 25, 2012	100	94	68	48	33	100	94	68	48	33
July 25, 2013	100	75	51	34	22	100	75	51	34	22
July 25, 2014	74	48	31	19	10	74	48	31	19	0
July 25, 2015	63	39	23	13	0	63	39	23	12	0
July 25, 2016	53	31	17	0	0	53	31	17	0	0
July 25, 2017	45	25	13	0	0	45	25	9	0	0
July 25, 2018	38	19	0	0	0	38	19	0	0	0
July 25, 2019	31	15	0	0	0	31	15	0	0	0
July 25, 2020	26	12	0	0	0	26	2	0	0	0
July 25, 2021	21	0	0	0	0	21	0	0	0	0
July 25, 2022	18	0	0	0	0	18	0	0	0	0
July 25, 2023	14	0	0	0	0	14	0	0	0	0
July 25, 2024	12	0	0	0	0	2	0	0	0	0
July 25, 2025	0	0	0	0	0	0	0	0	0	0
July 25, 2026	0	0	0	0	0	0	0	0	0	0
July 25, 2027	0	0	0	0	0	0	0	0	0	0
July 25, 2028	0	0	0	0	0	0	0	0	0	0
July 25, 2029	0	0	0	0	0	0	0	0	0	0
July 25, 2030	0	0	0	0	0	0	0	0	0	0
July 25, 2031	0	0	0	0	0	0	0	0	0	0
July 25, 2032	0	0	0	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
July 25, 2034	0	0	0	0	0	0	0	0	0	0
July 25, 2035	0	0	0	0	0	0	0	0	0	0
July 25, 2036	0	0	0	0	0	0	0	0	0	0
July 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	10.40	8.04	6.44	5.28	4.53	10.31	7.97	6.38	5.23	4.48
With Optional Termination	9.94	7.68	6.14	5.04	4.30	9.94	7.68	6.13	5.04	4.30

S-B-2-5

Percentage of the Initial Class Principal Amount Outstanding For:

	Class M6-I Certificates at the Following Percentages of CPR:					Class M7-I Certificates at the Following Percentages of CPR:
Distribution Date	15%	20%	25%	30%	35%	15%	20%	25%	30%	35%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2008	100	100	100	100	100	100	100	100	100	100
July 25, 2009	100	100	100	100	100	100	100	100	100	100
July 25, 2010	100	100	100	100	100	100	100	100	100	100
July 25, 2011	100	100	90	68	51	100	100	90	68	51
July 25, 2012	100	94	68	48	33	100	94	68	48	33
July 25, 2013	100	75	51	34	22	100	75	51	34	22
July 25, 2014	74	48	31	19	0	74	48	31	14	0
July 25, 2015	63	39	23	0	0	63	39	23	0	0
July 25, 2016	53	31	17	0	0	53	31	6	0	0
July 25, 2017	45	25	0	0	0	45	25	0	0	0
July 25, 2018	38	19	0	0	0	38	16	0	0	0
July 25, 2019	31	10	0	0	0	31	0	0	0	0
July 25, 2020	26	0	0	0	0	26	0	0	0	0
July 25, 2021	21	0	0	0	0	21	0	0	0	0
July 25, 2022	18	0	0	0	0	7	0	0	0	0
July 25, 2023	5	0	0	0	0	0	0	0	0	0
July 25, 2024	0	0	0	0	0	0	0	0	0	0
July 25, 2025	0	0	0	0	0	0	0	0	0	0
July 25, 2026	0	0	0	0	0	0	0	0	0	0
July 25, 2027	0	0	0	0	0	0	0	0	0	0
July 25, 2028	0	0	0	0	0	0	0	0	0	0
July 25, 2029	0	0	0	0	0	0	0	0	0	0
July 25, 2030	0	0	0	0	0	0	0	0	0	0
July 25, 2031	0	0	0	0	0	0	0	0	0	0
July 25, 2032	0	0	0	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
July 25, 2034	0	0	0	0	0	0	0	0	0	0
July 25, 2035	0	0	0	0	0	0	0	0	0	0
July 25, 2036	0	0	0	0	0	0	0	0	0	0
July 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	10.19	7.87	6.30	5.17	4.41	10.03	7.73	6.19	5.08	4.36
With Optional Termination	9.93	7.68	6.13	5.04	4.28	9.93	7.67	6.13	5.04	4.28

S-B-2-6

Percentage of the Initial Class Principal Amount Outstanding For:

	Class M8-I Certificates at the Following Percentages of CPR:					Class M9-I Certificates at the Following Percentages of CPR:
Distribution Date	15%	20%	25%	30%	35%	15%	20%	25%	30%	35%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2008	100	100	100	100	100	100	100	100	100	100
July 25, 2009	100	100	100	100	100	100	100	100	100	100
July 25, 2010	100	100	100	100	100	100	100	100	100	100
July 25, 2011	100	100	90	68	51	100	100	90	68	42
July 25, 2012	100	94	68	48	33	100	94	68	38	12
July 25, 2013	100	75	51	34	7	100	75	43	13	0
July 25, 2014	74	48	31	0	0	74	38	7	0	0
July 25, 2015	63	39	12	0	0	63	21	0	0	0
July 25, 2016	53	31	0	0	0	46	8	0	0	0
July 25, 2017	45	19	0	0	0	32	0	0	0	0
July 25, 2018	38	0	0	0	0	19	0	0	0	0
July 25, 2019	31	0	0	0	0	8	0	0	0	0
July 25, 2020	24	0	0	0	0	0	0	0	0	0
July 25, 2021	5	0	0	0	0	0	0	0	0	0
July 25, 2022	0	0	0	0	0	0	0	0	0	0
July 25, 2023	0	0	0	0	0	0	0	0	0	0
July 25, 2024	0	0	0	0	0	0	0	0	0	0
July 25, 2025	0	0	0	0	0	0	0	0	0	0
July 25, 2026	0	0	0	0	0	0	0	0	0	0
July 25, 2027	0	0	0	0	0	0	0	0	0	0
July 25, 2028	0	0	0	0	0	0	0	0	0	0
July 25, 2029	0	0	0	0	0	0	0	0	0	0
July 25, 2030	0	0	0	0	0	0	0	0	0	0
July 25, 2031	0	0	0	0	0	0	0	0	0	0
July 25, 2032	0	0	0	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
July 25, 2034	0	0	0	0	0	0	0	0	0	0
July 25, 2035	0	0	0	0	0	0	0	0	0	0
July 25, 2036	0	0	0	0	0	0	0	0	0	0
July 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	9.77	7.53	6.01	4.94	4.32	8.88	6.81	5.54	4.63	3.93
With Optional Termination	9.77	7.53	6.01	4.94	4.28	8.88	6.81	5.54	4.63	3.93

S-B-2-7

Percentage of the Initial Class Principal Amount Outstanding For:

	Class 3-A1 and Class 3-A2 Certificates at the Following Percentages of PPC:					Class 4-A1, Class 4-A3 and Pool 4 Exchangeable Certificates at the Following Percentages of PPC:
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2008	92	85	78	71	64	90	83	76	68	60
July 25, 2009	79	65	53	42	32	77	62	49	38	27
July 25, 2010	63	44	29	16	6	60	41	26	14	4
July 25, 2011	42	25	14	8	4	41	23	12	6	2
July 25, 2012	29	15	7	3	*	28	14	6	2	0
July 25, 2013	21	9	4	1	0	20	8	2	0	0
July 25, 2014	17	6	2	0	0	16	5	1	0	0
July 25, 2015	12	4	1	0	0	12	3	0	0	0
July 25, 2016	9	2	0	0	0	8	2	0	0	0
July 25, 2017	6	1	0	0	0	6	1	0	0	0
July 25, 2018	5	1	0	0	0	4	*	0	0	0
July 25, 2019	3	0	0	0	0	3	0	0	0	0
July 25, 2020	3	0	0	0	0	2	0	0	0	0
July 25, 2021	2	0	0	0	0	2	0	0	0	0
July 25, 2022	1	0	0	0	0	1	0	0	0	0
July 25, 2023	1	0	0	0	0	1	0	0	0	0
July 25, 2024	*	0	0	0	0	*	0	0	0	0
July 25, 2025	*	0	0	0	0	0	0	0	0	0
July 25, 2026	0	0	0	0	0	0	0	0	0	0
July 25, 2027	0	0	0	0	0	0	0	0	0	0
July 25, 2028	0	0	0	0	0	0	0	0	0	0
July 25, 2029	0	0	0	0	0	0	0	0	0	0
July 25, 2030	0	0	0	0	0	0	0	0	0	0
July 25, 2031	0	0	0	0	0	0	0	0	0	0
July 25, 2032	0	0	0	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
July 25, 2034	0	0	0	0	0	0	0	0	0	0
July 25, 2035	0	0	0	0	0	0	0	0	0	0
July 25, 2036	0	0	0	0	0	0	0	0	0	0
July 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	4.38	3.08	2.40	1.95	1.60	4.25	2.94	2.25	1.80	1.46
With Optional Termination	4.12	2.92	2.28	1.86	1.55	4.02	2.81	2.17	1.75	1.44

________________________
* Less than 0.5% but greater than 0.0%.

S-B-2-8

Percentage of the Initial Class Principal Amount Outstanding For:

	Class 4-A2A Certificates at the Following Percentages of PPC:					Class 4-A2B Certificates at the Following Percentages of PPC:
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2008	89	81	73	64	56	100	100	100	100	100
July 25, 2009	74	58	44	31	19	100	100	100	100	100
July 25, 2010	56	35	17	4	0	100	100	100	100	42
July 25, 2011	34	14	3	0	0	100	100	100	58	17
July 25, 2012	20	4	0	0	0	100	100	56	15	0
July 25, 2013	11	0	0	0	0	100	80	24	0	0
July 25, 2014	7	0	0	0	0	100	52	9	0	0
July 25, 2015	2	0	0	0	0	100	30	0	0	0
July 25, 2016	0	0	0	0	0	85	17	0	0	0
July 25, 2017	0	0	0	0	0	61	7	0	0	0
July 25, 2018	0	0	0	0	0	44	1	0	0	0
July 25, 2019	0	0	0	0	0	32	0	0	0	0
July 25, 2020	0	0	0	0	0	23	0	0	0	0
July 25, 2021	0	0	0	0	0	16	0	0	0	0
July 25, 2022	0	0	0	0	0	10	0	0	0	0
July 25, 2023	0	0	0	0	0	5	0	0	0	0
July 25, 2024	0	0	0	0	0	2	0	0	0	0
July 25, 2025	0	0	0	0	0	0	0	0	0	0
July 25, 2026	0	0	0	0	0	0	0	0	0	0
July 25, 2027	0	0	0	0	0	0	0	0	0	0
July 25, 2028	0	0	0	0	0	0	0	0	0	0
July 25, 2029	0	0	0	0	0	0	0	0	0	0
July 25, 2030	0	0	0	0	0	0	0	0	0	0
July 25, 2031	0	0	0	0	0	0	0	0	0	0
July 25, 2032	0	0	0	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
July 25, 2034	0	0	0	0	0	0	0	0	0	0
July 25, 2035	0	0	0	0	0	0	0	0	0	0
July 25, 2036	0	0	0	0	0	0	0	0	0	0
July 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	3.46	2.43	1.89	1.52	1.25	11.32	7.45	5.44	4.31	3.38
With Optional Termination	3.46	2.43	1.89	1.52	1.25	9.02	6.15	4.67	3.84	3.13

S-B-2-9

Percentage of the Initial Class Principal Amount Outstanding For:

	Class M1-II Certificates at the Following Percentages of PPC:					Class M2-II Certificates at the Following Percentages of PPC:
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2008	100	100	100	100	100	100	100	100	100	100
July 25, 2009	100	100	100	100	100	100	100	100	100	100
July 25, 2010	100	100	100	100	100	100	100	100	100	100
July 25, 2011	100	74	41	20	8	100	74	41	20	8
July 25, 2012	89	44	19	7	0	89	44	19	2	0
July 25, 2013	65	26	9	0	0	65	26	9	0	0
July 25, 2014	38	13	0	0	0	38	13	0	0	0
July 25, 2015	27	8	0	0	0	27	7	0	0	0
July 25, 2016	20	1	0	0	0	20	0	0	0	0
July 25, 2017	15	0	0	0	0	15	0	0	0	0
July 25, 2018	11	0	0	0	0	11	0	0	0	0
July 25, 2019	8	0	0	0	0	8	0	0	0	0
July 25, 2020	4	0	0	0	0	0	0	0	0	0
July 25, 2021	0	0	0	0	0	0	0	0	0	0
July 25, 2022	0	0	0	0	0	0	0	0	0	0
July 25, 2023	0	0	0	0	0	0	0	0	0	0
July 25, 2024	0	0	0	0	0	0	0	0	0	0
July 25, 2025	0	0	0	0	0	0	0	0	0	0
July 25, 2026	0	0	0	0	0	0	0	0	0	0
July 25, 2027	0	0	0	0	0	0	0	0	0	0
July 25, 2028	0	0	0	0	0	0	0	0	0	0
July 25, 2029	0	0	0	0	0	0	0	0	0	0
July 25, 2030	0	0	0	0	0	0	0	0	0	0
July 25, 2031	0	0	0	0	0	0	0	0	0	0
July 25, 2032	0	0	0	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
July 25, 2034	0	0	0	0	0	0	0	0	0	0
July 25, 2035	0	0	0	0	0	0	0	0	0	0
July 25, 2036	0	0	0	0	0	0	0	0	0	0
July 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	7.26	5.19	4.11	3.63	3.52	7.19	5.15	4.09	3.58	3.38
With Optional Termination	6.80	4.92	3.88	3.47	3.38	6.79	4.92	3.88	3.43	3.29

S-B-2-10

Percentage of the Initial Class Principal Amount Outstanding For:

	Class M3-II Certificates at the Following Percentages of PPC:					Class M4-II Certificates at the Following Percentages of PPC:
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2008	100	100	100	100	100	100	100	100	100	100
July 25, 2009	100	100	100	100	100	100	100	100	100	100
July 25, 2010	100	100	100	100	100	100	100	100	100	100
July 25, 2011	100	74	41	20	0	100	74	41	20	0
July 25, 2012	89	44	19	0	0	89	44	19	0	0
July 25, 2013	65	26	9	0	0	65	26	1	0	0
July 25, 2014	38	13	0	0	0	38	13	0	0	0
July 25, 2015	27	0	0	0	0	27	0	0	0	0
July 25, 2016	20	0	0	0	0	20	0	0	0	0
July 25, 2017	15	0	0	0	0	15	0	0	0	0
July 25, 2018	11	0	0	0	0	11	0	0	0	0
July 25, 2019	*	0	0	0	0	0	0	0	0	0
July 25, 2020	0	0	0	0	0	0	0	0	0	0
July 25, 2021	0	0	0	0	0	0	0	0	0	0
July 25, 2022	0	0	0	0	0	0	0	0	0	0
July 25, 2023	0	0	0	0	0	0	0	0	0	0
July 25, 2024	0	0	0	0	0	0	0	0	0	0
July 25, 2025	0	0	0	0	0	0	0	0	0	0
July 25, 2026	0	0	0	0	0	0	0	0	0	0
July 25, 2027	0	0	0	0	0	0	0	0	0	0
July 25, 2028	0	0	0	0	0	0	0	0	0	0
July 25, 2029	0	0	0	0	0	0	0	0	0	0
July 25, 2030	0	0	0	0	0	0	0	0	0	0
July 25, 2031	0	0	0	0	0	0	0	0	0	0
July 25, 2032	0	0	0	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
July 25, 2034	0	0	0	0	0	0	0	0	0	0
July 25, 2035	0	0	0	0	0	0	0	0	0	0
July 25, 2036	0	0	0	0	0	0	0	0	0	0
July 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	7.15	5.12	4.08	3.56	3.35	7.11	5.10	4.07	3.54	3.29
With Optional Termination	6.79	4.91	3.88	3.43	3.27	6.79	4.91	3.88	3.41	3.22

________________________
* Less than 0.5% but greater than 0.0%.

S-B-2-11

Percentage of the Initial Class Principal Amount Outstanding For:

	Class M5-II Certificates at the Following Percentages of PPC:					Class M6-II Certificates at the Following Percentages of PPC:
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2008	100	100	100	100	100	100	100	100	100	100
July 25, 2009	100	100	100	100	100	100	100	100	100	100
July 25, 2010	100	100	100	100	100	100	100	100	100	100
July 25, 2011	100	74	41	20	0	100	74	41	20	0
July 25, 2012	89	44	19	0	0	89	44	19	0	0
July 25, 2013	65	26	0	0	0	65	26	0	0	0
July 25, 2014	38	9	0	0	0	38	0	0	0	0
July 25, 2015	27	0	0	0	0	27	0	0	0	0
July 25, 2016	20	0	0	0	0	20	0	0	0	0
July 25, 2017	15	0	0	0	0	4	0	0	0	0
July 25, 2018	*	0	0	0	0	0	0	0	0	0
July 25, 2019	0	0	0	0	0	0	0	0	0	0
July 25, 2020	0	0	0	0	0	0	0	0	0	0
July 25, 2021	0	0	0	0	0	0	0	0	0	0
July 25, 2022	0	0	0	0	0	0	0	0	0	0
July 25, 2023	0	0	0	0	0	0	0	0	0	0
July 25, 2024	0	0	0	0	0	0	0	0	0	0
July 25, 2025	0	0	0	0	0	0	0	0	0	0
July 25, 2026	0	0	0	0	0	0	0	0	0	0
July 25, 2027	0	0	0	0	0	0	0	0	0	0
July 25, 2028	0	0	0	0	0	0	0	0	0	0
July 25, 2029	0	0	0	0	0	0	0	0	0	0
July 25, 2030	0	0	0	0	0	0	0	0	0	0
July 25, 2031	0	0	0	0	0	0	0	0	0	0
July 25, 2032	0	0	0	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
July 25, 2034	0	0	0	0	0	0	0	0	0	0
July 25, 2035	0	0	0	0	0	0	0	0	0	0
July 25, 2036	0	0	0	0	0	0	0	0	0	0
July 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	7.02	5.05	4.04	3.49	3.28	6.91	4.98	3.99	3.46	3.22
With Optional Termination	6.78	4.91	3.88	3.39	3.22	6.78	4.91	3.88	3.39	3.19

________________________
* Less than 0.5% but greater than 0.0%.

S-B-2-12

Percentage of the Initial Class Principal Amount Outstanding For:

	Class M7-II Certificates at the Following Percentages of PPC:					Class M8-II Certificates at the Following Percentages of PPC:
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2008	100	100	100	100	100	100	100	100	100	100
July 25, 2009	100	100	100	100	100	100	100	100	100	100
July 25, 2010	100	100	100	100	100	100	100	100	100	100
July 25, 2011	100	74	41	11	0	100	74	41	0	0
July 25, 2012	89	44	7	0	0	89	44	0	0	0
July 25, 2013	65	26	0	0	0	65	12	0	0	0
July 25, 2014	38	0	0	0	0	38	0	0	0	0
July 25, 2015	27	0	0	0	0	16	0	0	0	0
July 25, 2016	10	0	0	0	0	0	0	0	0	0
July 25, 2017	0	0	0	0	0	0	0	0	0	0
July 25, 2018	0	0	0	0	0	0	0	0	0	0
July 25, 2019	0	0	0	0	0	0	0	0	0	0
July 25, 2020	0	0	0	0	0	0	0	0	0	0
July 25, 2021	0	0	0	0	0	0	0	0	0	0
July 25, 2022	0	0	0	0	0	0	0	0	0	0
July 25, 2023	0	0	0	0	0	0	0	0	0	0
July 25, 2024	0	0	0	0	0	0	0	0	0	0
July 25, 2025	0	0	0	0	0	0	0	0	0	0
July 25, 2026	0	0	0	0	0	0	0	0	0	0
July 25, 2027	0	0	0	0	0	0	0	0	0	0
July 25, 2028	0	0	0	0	0	0	0	0	0	0
July 25, 2029	0	0	0	0	0	0	0	0	0	0
July 25, 2030	0	0	0	0	0	0	0	0	0	0
July 25, 2031	0	0	0	0	0	0	0	0	0	0
July 25, 2032	0	0	0	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
July 25, 2034	0	0	0	0	0	0	0	0	0	0
July 25, 2035	0	0	0	0	0	0	0	0	0	0
July 25, 2036	0	0	0	0	0	0	0	0	0	0
July 25, 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	6.77	4.90	3.93	3.42	3.18	6.55	4.85	3.84	3.36	3.14
With Optional Termination	6.75	4.90	3.88	3.39	3.17	6.55	4.85	3.84	3.36	3.14

S-B-2-13

Percentage of the Initial Class Principal Amount Outstanding For:

	Class M9-II Certificates at the Following Percentages of PPC:
Distribution Date	50%	75%	100%	125%	150%
Initial Percentage	100	100	100	100	100
July 25, 2008	100	100	100	100	100
July 25, 2009	100	100	100	100	100
July 25, 2010	100	100	100	100	100
July 25, 2011	100	74	33	0	0
July 25, 2012	89	41	0	0	0
July 25, 2013	65	0	0	0	0
July 25, 2014	21	0	0	0	0
July 25, 2015	0	0	0	0	0
July 25, 2016	0	0	0	0	0
July 25, 2017	0	0	0	0	0
July 25, 2018	0	0	0	0	0
July 25, 2019	0	0	0	0	0
July 25, 2020	0	0	0	0	0
July 25, 2021	0	0	0	0	0
July 25, 2022	0	0	0	0	0
July 25, 2023	0	0	0	0	0
July 25, 2024	0	0	0	0	0
July 25, 2025	0	0	0	0	0
July 25, 2026	0	0	0	0	0
July 25, 2027	0	0	0	0	0
July 25, 2028	0	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
July 25, 2037	0	0	0	0	0

Weighted Average Life in Years
Without Optional Termination	6.22	4.65	3.71	3.27	3.08
With Optional Termination	6.22	4.65	3.71	3.27	3.08

S-B-2-14

ANNEX C:
PREPAYMENT CURVES

100% of the prepayment model is based on the following constant prepayment rates and based upon whether or not the related Mortgage Loan has no prepayment penalty term, a prepayment penalty term of one year, a prepayment term of two or more years but less than three years or a prepayment penalty term of three years or more as described in the following table.

Mortgage Payment Period	No Prepayment Penalty Term	Prepayment Penalty Term of One Year	Prepayment Penalty Term of Two Years or More but Less Than Three Years	Prepayment Penalty Term of Three Years or Greater
1	10.00%	15.00%	15.00%	15.00%
2	17.00%	15.00%	15.00%	15.00%
3	24.00%	15.00%	15.00%	15.00%
4	31.00%	15.00%	15.00%	15.00%
5	38.00%	15.00%	15.00%	15.00%
6	45.00%	15.00%	15.00%	15.00%
7	45.00%	25.00%	20.00%	15.00%
8	45.00%	25.00%	20.00%	15.00%
9	45.00%	25.00%	20.00%	15.00%
10	45.00%	25.00%	20.00%	15.00%
11	45.00%	25.00%	20.00%	15.00%
12	45.00%	25.00%	20.00%	15.00%
13	45.00%	50.00%	35.00%	20.00%
14	45.00%	50.00%	35.00%	20.00%
15	45.00%	50.00%	35.00%	20.00%
16	45.00%	50.00%	35.00%	20.00%
17	45.00%	50.00%	35.00%	20.00%
18	45.00%	50.00%	35.00%	20.00%
19	45.00%	50.00%	35.00%	20.00%
20	45.00%	50.00%	35.00%	20.00%
21	45.00%	50.00%	35.00%	20.00%
22	45.00%	50.00%	35.00%	20.00%
23	45.00%	50.00%	35.00%	20.00%
24	45.00%	50.00%	35.00%	20.00%
25	45.00%	50.00%	55.00%	25.00%
26	45.00%	50.00%	55.00%	25.00%
27	45.00%	50.00%	55.00%	25.00%
28	45.00%	50.00%	55.00%	25.00%
29	45.00%	50.00%	55.00%	25.00%
30	45.00%	50.00%	55.00%	25.00%
31	45.00%	50.00%	55.00%	25.00%
32	45.00%	50.00%	55.00%	25.00%
33	45.00%	50.00%	55.00%	25.00%
34	45.00%	50.00%	55.00%	25.00%
35	45.00%	50.00%	55.00%	25.00%
36	45.00%	50.00%	55.00%	25.00%
37 through 480	45.00%	50.00%	55.00%	55.00%

S-C-1

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ANNEX D:
INTEREST RATE CAP AGREEMENT SCHEDULE

Distribution Date	Scheduled Notional Amount ($)	Strike Rate (%)

August 25, 2007	0.00	0.00
September 25, 2007	0.00	0.00
October 25, 2007	0.00	0.00
November 25, 2007	0.00	0.00
December 25, 2007	0.00	0.00
January 25, 2008	0.00	0.00
February 25, 2008	0.00	0.00
March 25, 2008	0.00	0.00
April 25, 2008	0.00	0.00
May 25, 2008	0.00	0.00
June 25, 2008	0.00	0.00
July 25, 2008	0.00	0.00
August 25, 2008	0.00	0.00
September 25, 2008	0.00	0.00
October 25, 2008	0.00	0.00
November 25, 2008	0.00	0.00
December 25, 2008	0.00	0.00
January 25, 2009	0.00	0.00
February 25, 2009	0.00	0.00
March 25, 2009	0.00	0.00
April 25, 2009	0.00	0.00
May 25, 2009	0.00	0.00
June 25, 2009	0.00	0.00
July 25, 2009	0.00	0.00
August 25, 2009	0.00	0.00
September 25, 2009	0.00	0.00
October 25, 2009	0.00	0.00
November 25, 2009	0.00	0.00
December 25, 2009	0.00	0.00
January 25, 2010	0.00	0.00
February 25, 2010	0.00	0.00
March 25, 2010	0.00	0.00
April 25, 2010	0.00	0.00
May 25, 2010	0.00	0.00
June 25, 2010	0.00	0.00
July 25, 2010	0.00	0.00
August 25, 2010	44,506,398.00	6.75
September 25, 2010	42,343,427.00	6.75
October 25, 2010	40,285,575.00	6.75
November 25, 2010	38,327,732.00	6.75
December 25, 2010	36,465,039.00	6.75
January 25, 2011	34,692,871.00	6.75
February 25, 2011	33,006,828.00	6.75
March 25, 2011	31,402,726.00	6.75
April 25, 2011	29,876,582.00	6.75
May 25, 2011	28,424,607.00	6.75
June 25, 2011	27,043,196.00	6.75
July 25, 2011	25,728,921.00	6.75
August 25, 2011	24,478,519.00	6.75
September 25, 2011	23,288,885.00	6.75

S-D-1

Distribution Date	Scheduled Notional Amount ($)	Strike Rate (%)
October 25, 2011	22,157,066.00	6.75
November 25, 2011	21,080,253.00	6.75
December 25, 2011	20,055,771.00	6.75
January 25, 2012	84,983,324.00	6.75
February 25, 2012	80,782,652.00	6.75
March 25, 2012	76,810,074.00	6.75
April 25, 2012	72,810,410.00	6.75
May 25, 2012	68,282,674.00	6.75
June 25, 2012	56,669,560.00	6.75
July 25, 2012	13,144,418.00	6.75
August 25, 2012 and thereafter	0.00	0.00

S-D-2

ANNEX E:
SWAP AGREEMENT SCHEDULED NOTIONAL AMOUNTS AND RATES OF PAYMENT

Distribution Date	Scheduled Notional Amount ($)	Rate of Payment (%)
August 25, 2007	0.00	0.00
September 25, 2007	1,025,602,266.00	5.43
October 25, 2007	992,061,009.00	5.45
November 25, 2007	959,625,599.00	5.40
December 25, 2007	928,259,295.00	5.38
January 25, 2008	897,926,587.00	5.38
February 25, 2008	868,593,151.00	5.35
March 25, 2008	840,225,811.00	5.32
April 25, 2008	812,792,502.00	5.28
May 25, 2008	786,262,230.00	5.25
June 25, 2008	760,605,037.00	5.22
July 25, 2008	735,791,967.00	5.19
August 25, 2008	711,795,030.00	5.17
September 25, 2008	684,009,424.00	5.15
October 25, 2008	657,314,616.00	5.15
November 25, 2008	631,667,549.00	5.15
December 25, 2008	607,026,874.00	5.15
January 25, 2009	583,352,884.00	5.16
February 25, 2009	560,607,444.00	5.17
March 25, 2009	538,753,934.00	5.18
April 25, 2009	517,757,184.00	5.20
May 25, 2009	497,583,421.00	5.21
June 25, 2009	478,200,206.00	5.23
July 25, 2009	459,576,389.00	5.26
August 25, 2009	441,682,053.00	5.28
September 25, 2009	421,421,077.00	5.30
October 25, 2009	402,091,684.00	5.34
November 25, 2009	383,650,455.00	5.35
December 25, 2009	366,055,264.00	5.37
January 25, 2010	349,269,961.00	5.38
February 25, 2010	333,257,482.00	5.39
March 25, 2010	317,979,764.00	5.40
April 25, 2010	303,400,678.00	5.41
May 25, 2010	289,341,055.00	5.43
June 25, 2010	276,070,370.00	5.44
July 25, 2010	262,579,335.00	5.45
August 25, 2010	205,861,732.00	5.46
September 25, 2010	196,442,106.00	5.48
October 25, 2010	187,450,214.00	5.49
November 25, 2010	178,866,702.00	5.50
December 25, 2010	170,669,550.00	5.52
January 25, 2011	162,846,438.00	5.53
February 25, 2011	155,382,659.00	5.54
March 25, 2011	148,260,520.00	5.55
April 25, 2011	141,463,711.00	5.56
May 25, 2011	134,978,451.00	5.57

S-E-1

Distribution Date	Scheduled Notional Amount ($)	Rate of Payment (%)
June 25, 2011	128,790,523.00	5.58
July 25, 2011	122,885,284.00	5.58
August 25, 2011	117,250,036.00	5.59
September 25, 2011	111,850,460.00	5.60
October 25, 2011	106,662,345.00	5.62
November 25, 2011	101,533,004.00	5.63
December 25, 2011	96,611,375.00	5.64
January 25, 2012	25,913,140.00	5.64
February 25, 2012	24,696,856.00	5.65
March 25, 2012	23,449,479.00	5.66
April 25, 2012	22,161,698.00	5.67
May 25, 2012	20,711,135.00	5.67
June 25, 2012	19,099,280.00	5.68
July 25, 2012	2,690,702.00	5.68
August 25, 2012 and thereafter	0.00	0.00

S-E-2

ANNEX F:
AVAILABLE EXCHANGE COMBINATIONS

Exchange Certificates		Exchangeable Certificates
Combination	Maximum Initial Principal Balance (1)	Class	Maximum Initial Principal Balance (1)	Principal Type	Interest Type	Interest Rate

Combination 1
1-A2	$ 55,609,000	AF2	$253,958,000	Senior, Pass-through	Floating Rate	LIBOR + 0.400%*
1C-A2	$ 57,331,000
2-A2	$ 141,018,000

* The Interest Rate is subject to the AF2 Net Funds Cap. After the option to purchase the mortgage loans in pool 1, pool 1C and pool 2 (in the aggregate) is not exercised by the Master Servicer at the earliest possible Distribution Date, the stated margin shall increase to two times its original value.

Exchange Certificates		Exchangeable Certificates
Combination	Maximum Initial Principal Balance (1)	Class	Maximum Initial Principal Balance (1)	Principal Type	Interest Type	Interest Rate

Combination 2
1-A3	$ 22,866,000	AF3	$104,427,000	Senior, Pass-through	Floating Rate	LIBOR + 0.500%*
1C-A3	$ 23,574,000
2-A3	$ 57,987,000

* The Interest Rate is subject to the AF3 Net Funds Cap. After the option to purchase the mortgage loans in pool 1, pool 1C and pool 2 (in the aggregate) is not exercised by the Master Servicer at the earliest possible Distribution Date, the stated margin shall increase to two times its original value.

Exchange Certificates		Exchangeable Certificates
Combination	Maximum Initial Principal Balance (1)	Class	Maximum Initial Principal or Notional Balance (1)	Principal Type	Interest Type	Interest Rate

Combination 3
4-A1	$649,329,000	4-A1A	$649,329,000	Senior, Pass-through	Floating Rate	LIBOR + 0.800%(2)(4)
		4-A1IA	$649,329,000	N/A	Fixed	0.100%(3)(5)

Exchange Certificates		Exchangeable Certificates
Combination	Maximum Initial Principal Balance (1)	Class	Maximum Initial Principal or Notional Balance (1)	Principal Type	Interest Type	Interest Rate

Combination 4
4-A1	$649,329,000	4-A1B	$649,329,000	Senior, Pass-through	Floating Rate	LIBOR + 0.700% (2)(4)
		4-A1IB	$649,329,000	N/A	Fixed	0.200% (3)(5)

S-F-1

Exchange Certificates		Exchangeable Certificates
Combination	Maximum Initial Principal Balance (1)	Class	Maximum Initial Principal or Notional Balance (1)	Principal Type	Interest Type	Interest Rate

Combination 5
4-A1	$649,329,000	4-A1C	$649,329,000	Senior, Pass-through	Floating Rate	LIBOR + 0.600% (2)(4)
		4-A1IC	$649,329,000	N/A	Fixed	0.300% (3)(5)

Exchange Certificates		Exchangeable Certificates
Combination	Maximum Initial Principal Balance (1)	Class	Maximum Initial Principal or Notional Balance (1)	Principal Type	Interest Type	Interest Rate

Combination 6
4-A1	$649,329,000	4-A1D	$649,329,000	Senior, Pass-through	Floating Rate	LIBOR + 0.500% (2)(4)
		4-A1ID	$649,329,000	N/A	Fixed	0.400%(3)(5)

Exchange Certificates		Exchangeable Certificates
Combination	Maximum Initial Principal Balance (1)	Class	Maximum Initial Principal or Notional Balance (1)	Principal Type	Interest Type	Interest Rate

Combination 7
4-A1	$649,329,000	4-A1E	$649,329,000	Senior, Pass-through	Floating Rate	LIBOR + 0.400% (2)(4)
		4-A1IE	$649,329,000	N/A	Fixed	0.500% (3)(5)

S-F-2

Exchange Certificates		Exchangeable Certificates
Combination	Maximum Initial Principal Balance (1)	Class	Maximum Initial Principal or Notional Balance (1)	Principal Type	Interest Type	Interest Rate

Combination 8
4-A1	$649,329,000	4-A1F	$649,329,000	Senior, Pass-through	Floating Rate	LIBOR + 0.300% (2)(4)
		4-A1IF	$649,329,000	N/A	Fixed	0.600% (3)(5)

Exchange Certificates		Exchangeable Certificates
Combination	Maximum Initial Principal Balance (1)	Class	Maximum Initial Principal or Notional Balance (1)	Principal Type	Interest Type	Interest Rate

Combination 9
4-A1	$649,329,000	4-A1G	$649,329,000	Senior, Pass-through	Floating Rate	LIBOR + 0.250%(2)(4)
		4-A1IG	$649,329,000	N/A	Fixed	0.650%(3)(5)

Exchange Certificates		Exchangeable Certificates
Combination	Maximum Initial Principal Balance (1)	Class	Maximum Initial Principal or Notional Balance (1)	Principal Type	Interest Type	Interest Rate

Combination 10
4-A1	$649,329,000	4-A1H	$649,329,000	Senior, Pass-through	Floating Rate	LIBOR + 0.200%(2)(4)
		4-A1IH	$649,329,000	N/A	Fixed	0.700% (3)(5)

(1)
Exchange Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the maximum initial principal balances of such certificates bear to one another as shown above.

(2)
After the option to purchase the mortgage loans in pool 3 and pool 4 (in the aggregate) is not exercised by the Master Servicer at the earliest possible Distribution Date, the stated margin shall increase to two times its original value.

(3)
After the option to purchase the mortgage loans in pool 3 and pool 4 (in the aggregate) is not exercised by the Master Servicer at the earliest possible Distribution Date, the Interest Rate shall increase to two times its original value.

(4)	The Interest Rate is subject to the Pool 4 Net Funds Cap.
(5)	The Interest Rate is subject to a cap that is equal to the excess of the Pool 4 Net Funds Cap over the Interest Rate on the related Exchangeable Certificate.

S-F-3

PROSPECTUS
Structured Asset Securities Corporation

Depositor
Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)
______________________

Each Issuing Entity:

•  may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

•	will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties, mixed use residential and commercial properties, and participation interests in mortgage loans;

•
home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates; and

•	payments due on those mortgage loans and mortgage backed certificates.

The assets in your issuing entity will be specified in the prospectus supplement for your issuing entity, while the types of assets that may be included in an issuing entity, whether or not included in your issuing entity, are described in greater detail in this prospectus.

The Securities:

•  will be offered for sale pursuant to a prospectus supplement;

•  will evidence beneficial ownership of, or be secured by, the assets in the related issuing entity and will be paid only from the issuing entity assets described in the related prospectus supplement; and

•  may have one or more forms of credit enhancement.

The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the issuing entity.

The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the issuing entity will make a REMIC election for federal income tax purposes.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Lehman Brothers
The date of this prospectus is July 11, 2007

Introduction

Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes. The securities will be offered for sale by this prospectus and the related prospectus supplement. The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Structured Asset Securities Corporation, also known as the depositor. Each trust fund will consist primarily of one or more pools of the following types of assets:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties, mixed use residential and commercial properties, and participation interests in mortgage loans;

•
home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates; and

•	payments due on those mortgage loans and mortgage backed certificates.

These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Sponsor,” “The Depositor” and “The Trust Funds.” The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a trust agreement, pooling and servicing agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement. The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance. See “Servicing of Loans.”

If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities, loss allocation and limited cross-collateralization features. In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus. See “Credit Support.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield, Prepayment and Maturity Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Material Federal Income Tax Considerations” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” in this prospectus and under “Underwriting” in the related prospectus supplement.

There will be no secondary market for the offered securities of any series before the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement. See “Risk Factors” in this prospectus and in the related prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement. In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the related prospectus supplement occur in combination.

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies

If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A” Mortgage Loans: If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment premiums. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•  mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•  “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•  “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•  “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•  “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher, and they may not be able to make those payments. Furthermore, in recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “non-conforming” or “alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Risks Related to Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Prepayment Premiums May Affect a Borrowers Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities

Many residential mortgage loans, particularly adjustable rate mortgage loans, negative amortization mortgage loans and subprime mortgage loans, require the payment of a prepayment premium in connection with voluntary prepayments of the mortgage loan made during the period specified in the related mortgage note. These prepayment premiums may discourage borrowers from refinancing their mortgage loans, and in many cases, may discourage borrowers from selling the related mortgage property, during the applicable period. Borrowers who wish to refinance their properties to take advantage of lower interest rates, or who want to sell their mortgaged property, may not be able to afford the prepayment premium and may be more likely to default. You should consider the effect of these prepayment premiums on borrowers and the resulting effect on the yields of your securities.

The Subprime Mortgage Loan Market has Experienced Increasing Levels of Delinquencies and Defaults; the Rate of Defaults May Be Higher Where Other Risk Factors Are Present

In recent months, the rate of payment delinquencies and defaults by borrowers under subprime mortgage loans has increased significantly. Delinquencies and defaults may continue at these relatively high rates for some period of time, or may increase further. You should consider the heightened risk associated with purchasing offered certificates backed by pools of subprime mortgage loans, and that your investment in those certificates may perform worse than you anticipate.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May have Higher Expected Delinquencies” above.

This risk is compounded if subprime borrowers have financed their homes with adjustable rate mortgage loans or other alternative mortgage loan products that in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. As described under “Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above, many of these products feature relatively low monthly payments during an initial period that increase (in some cases significantly) over the loan term.

In addition, as discussed under “Prepayment Premiums May Affect a Borrowers Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities” above, many subprime loans also include prepayment premiums, which may have the effect of preventing a borrower from selling the related mortgage property or refinancing into a more affordable mortgage loan.

In addition, a borrower whose home has declined in value since origination of the mortgage loan may be left with insufficient equity in the home, and may be unable to afford to refinance.
Where two or more of these factors are combined, the rate of delinquencies and defaults in a pool of mortgage loans may be significantly higher than anticipated.
Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•  differences in loan type;

•  the relative seasoning of the pools;

•  differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•  the extent to which the loans in a pool have prepayment premiums;

•  whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•  whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Risks Related to Mortgage Loans with Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization

If specified in the related prospectus supplement, the trust fund may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Second Lien Mortgage Loans
If the related prospectus supplement specifies that the trust fund includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•  Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•  Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•  Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.
Balloon Loans
If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans
If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Special Risks Associated with Multifamily and Mixed Use Mortgage Loans

If specified in the related prospectus supplement, mortgage loans in the trust fund may be secured by liens on multifamily properties and mixed residential/commercial properties. Mixed use loans and multifamily loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by single-family residential properties. The ability of a borrower to repay a single-family loan typically depends primarily on the borrower’s household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the borrower’s income tends not to reflect directly the value of their property. A decline in the income of a borrower on a loan secured by a single family property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that property. In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property. In some cases, the borrower may have no material assets other than the mortgaged property. Consequently, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected. In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with multifamily and mixed use loans. In general, factors such as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial or mixed use property. Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due. Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. In addition, you should consider the following risks:

Multifamily Loans. The performance of a multifamily loan and the value of the related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. See “— Environmental Risks” below.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus and the accompanying prospectus supplement are generally described separately, prospective investors in any class of securities should consider the potential effects on those securities of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased.

For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also provide for negative amortization, or were originated concurrently with second lien loans not included in the trust fund. Many of these loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks.

There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related securities may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the pooled assets and the securities offered in the accompanying prospectus supplement.

Credit Scoring Models May Not Provide an Accurate Risk Assessment of Borrowers

Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Environmental Risks
Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the related property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, some environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•  The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•  The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•  To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that

•  if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust fund and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•  if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust fund and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Support” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust fund and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

•  Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•  Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Support” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization. The trust fund may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements. If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Support” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 60%.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust fund from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%. However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust fund may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust fund from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.
Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:
• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and
• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.
Special Risks Associated with Underlying Securities

If specified in the related prospectus supplement, the trust fund may include other publicly- or privately-offered securities, representing beneficial ownership interests in separate trust funds. As described in the prospectus supplement, these underlying securities may be senior securities or subordinate securities, and may not have the benefit of credit enhancement.

Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust fund. Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class. Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trust funds represented by the underlying securities. To the extent that the amount of realized losses experienced on the assets of the trust funds represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

Certain parties may have the option to purchase the mortgage loans and other property in the related underlying trust funds once the underlying mortgage loans decline to a fixed percentage of the initial principal balance. As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trust funds that have paid down or are approaching the level necessary to exercise of these optional termination rights. In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired. This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust fund.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman Brothers Holdings Inc., as a seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust fund in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•  If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•  If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust fund may differ significantly from that of other first and second lien residential mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Originators and Servicers May Be Subject to Litigation, Governmental Proceedings or Adverse Economic Conditions

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. In addition, recent adverse economic conditions in the residential housing market have resulted in serious financial difficulties for, and in some cases, bankruptcy of, numerous mortgage originators and servicers, particularly those involved with subprime loans.

If any legal or governmental proceeding were determined adversely to an originator or servicer of mortgage loans included in a trust fund and were to have a material adverse effect on its financial condition, or if the servicer or originator experiences serious financial difficulties, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

In particular, the yield on your securities may be adversely affected if such events impact an originator of mortgage loans in the related trust fund. An originator is generally required to repurchase or substitute for mortgage loans for material breaches of representations and warranties made by it with respect to the mortgage loans, or if described in your prospectus supplement, in the event of early payment defaults. The inability to repurchase or substitute for such defective loans or for early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.

Governmental Action May Affect Foreclosures

In addition to the limitations on foreclosure described in this prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan. Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted. Any such governmental actions that interfere with the foreclosure process could affect yields on the offered certificates, particularly the subordinate certificates.

The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as the mortgage loan is in default or default is reasonably foreseeable. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

See “Servicing of Loans” in this prospectus.
Risks Relating to Defaults or Resignation of the Master Servicer or Servicer

If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or sale and collection agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See “Servicing of Loans” in this prospectus.
Risks Relating to Optional or Mandatory Purchases of Securities

If specified in the related prospectus supplement, one or more classes of the related series of securities may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances, or may be subject to mandatory purchase or redemption.

In the event that any of those parties exercises its right to purchase the related securities, the purchase of the related securities will have the same effect as a prepayment of the related mortgage loans in the trust fund. If you purchase securities at a premium, especially any interest-only securities, and the related securities are purchased as described above sooner than you anticipate, then your yield may be lower than you anticipate. Similarly, if you purchase securities at a discount, especially any principal-only securities, and the related securities are purchased as described above later than you anticipate (or not purchased at all), then your yield may be lower than you anticipate.

See “Description of the Securities—Optional Purchase of Securities” and “—Other Purchases” in this prospectus.

Risks Relating to Securities Subject to a Mandatory Auction Procedure

If specified in the related prospectus supplement, one or more classes of the related series of securities may be subject to a mandatory auction procedure and may be transferred to third-party investors on a certain distribution date. If you purchase securities subject to an auction procedure, your investment in that security will end on the related auction distribution date, except in certain circumstances described below.

If the outstanding principal amount of any class of securities subject to a mandatory auction procedure, after application of principal distributions and realized losses on the related auction distribution date, is greater than the amount received in the auction, a swap counterparty, pursuant to a market value swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the securities subject to such auction procedure. If all or a portion of a class of auction securities is not sold in the auction, the auction price for these unsold securities will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal amount of the unsold securities, after application of principal distributions and realized losses on the related auction distribution date. If the swap counterparty defaults on its obligations under the swap agreement, you may receive an amount less than the outstanding principal amount of your auction security, after application of principal distributions and realized losses on the auction distribution date. In addition, if the swap counterparty defaults and if not all of a class of securities is purchased by third-party investors in the auction, then your auction security (or part of your auction security) will not be transferred, in which case you will not receive any proceeds from the auction and you will retain your auction security (or part of your auction security).

See “Derivatives” in this prospectus.
Rights of a NIMS Insurer May Affect Securities

If specified in the related prospectus supplement, it may be anticipated that one or more insurance companies, referred to as the “NIMS Insurer,” may issue a financial guaranty insurance policy covering certain payments to be made on any net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the securities specified in the related prospectus supplement. If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the securities, and the holders of the securities may exercise these rights only with the prior written consent of the NIMS Insurer: (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by any master servicer or servicer, (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement. In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer’s consent will be required prior to, among other things, (1) the waiver of any default by any master servicer, any servicer or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or any servicing agreement. The NIMS Insurer will also have additional rights under the trust agreement and in each the servicing agreement.

Investors in the related securities should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those securities. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of those securities. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the securities in connection with the exercise or non-exercise of the NIMS Insurer’s rights.

The NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the securities and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the securities, relative to other asset-backed securities backed by comparable mortgage loans and with comparable payment priorities and ratings.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:
• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust fund to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Predatory Lending Laws, High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will represent that the trust fund does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust fund that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust fund includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust fund due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Regulations Applicable to Home Improvement Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include home improvement loans. Home improvement loans are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and holder in due course rules described herein, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to Lehman Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations
The assets of the trust fund are the sole source of payments on the related securities. The securities are not the obligations of any other entity. None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities Are Dependent on Assessments by the Rating Agencies

The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust fund, any credit enhancement and the ability of the servicers and the master servicer to service the loans. The ratings of the securities by the rating agencies:

•  only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•  do not take into consideration any of the tax aspects associated with the securities;

•  do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•  do not address the payment of any basis risk shortfalls with respect to the securities; and

•  do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable Investments
The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Description of the Securities

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See “The Agreements.”

Each series of Securities will consist of one or more classes of Securities, one or more of which may:

•	accrue interest based on a fixed rate (“Fixed Rate Securities”);

•	accrue interest based on a variable or adjustable rate (“Floating Rate Securities”);

•
be entitled to principal payments from the accreted interest from specified classes of Accrual Securities (“Accretion Directed Securities”). An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

•
provide for interest otherwise payable on certain securities to be paid as principal on one or more classes of Accretion Directed Securities, and the amount of interest accrued on those accrual securities is instead added to the principal balance of these accrual security (“Accrual Securities”);

•
be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled (“Interest Weighted Securities”);

•	be entitled to principal, but no interest (“Principal Only Securities”);

•
be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled (“Principal Weighted Securities”);

•	be entitled to interest, but no principal (“Interest Only Securities”);

•
have components to a class of Securities where each component may have different principal and/or interest payment characteristics but together constitute a single class “Component Securities”). Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of Securities;

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Planned Balance”) specified in the prospectus supplement, derived by assuming two constant prepayment rates for the Loans backing the related Securities (“Planned Amortization Certificates” or “PACs”);

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Targeted Balance”) specified in the prospectus supplement, derived by assuming a single constant prepayment rate for the Loans backing the related Securities (“Targeted Amortization Certificates” or “TACs”);

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Scheduled Balance”) specified in the prospectus supplement, but is not designated or structured as a PAC or a TAC (“Scheduled Securities”);

•
be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement (“Subordinate Securities”); and/or

•	have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an “Asset Group”).

Each class of Securities offered by this prospectus and the prospectus supplement (the “Offered Securities”) will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form (“Definitive Securities”) or issued in book-entry form only (“Book-Entry Securities”) Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See “— Book-Entry Registration.”

Distributions on the Securities

General

Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such distributions as specified in the related prospectus supplement. Interest on the Securities will be calculated generally either on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of a 360-day year and the actual number of days elapsed in each accrual period, as specified in the related prospectus supplement.

If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the “Interest Rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

A series of Securities may include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, Index, or other method by which the Floating Rate for each period will be determined.

If the Interest Rate of a Floating Rate Security is determined based upon an Index, the Index will be one of the following:

•	CMT;
•	CODI;
•	COFI;
•	COSI;
•	Fed Funds Rate;
•	FHLB Index;
•	GBP LIBOR;
•	LIBOR;
•	LIBORSWAP;
•	MTA;
•	National Average Contract Mortgage Rate;
•	National Monthly Median COFI;
•	Prime Rate;
•	SIBOR;
•	SWAPLIBOR; and
•	T-Bill.

Each of these indices is described in more detail under “The Trust Funds—The Mortgage Loans—General” below.

Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders.”

Single Class Securities Generally

With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the “Percentage Interest”) evidenced by the Security, or on the basis of the Security’s outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See “— Subordinate Securities” below.

If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

Multi-Class Series

A series of Securities may include Floating Rate Securities, Accrual Securities, Accretion Directed Securities, Scheduled Securities, Planned Amortization Certificates, Targeted Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a “Multi-Class Series”). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See “ — Subordinate Securities” below and “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Distributions of interest on Accrual Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Accrual Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Accrual Securities on the basis of the current Compound Value of the class. The “Compound Value” of a class of Accrual Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the “Principal Distribution Amount” for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Accrual Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The “Minimum Principal Distribution Amount” is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

Subordinate Securities

A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the “Subordinate Securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “Senior Securities”) but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a “Rating Agency”), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Optional Termination

If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

•        “Asset Principal Balance” means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

•        “Aggregate Asset Principal Balance” means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

The optional termination described in this section will be in addition to terminations that may result from other events. See “The Agreements — Event of Default; Rights Upon Event of Default” and “— Termination.”

Optional Redemption of Securities

If specified in the prospectus supplement for a series, any class of Securities of that series may be subject to redemption at the option of the holder, provided that any such right of redemption will be limited such that the Securities of that class will not constitute redeemable securities for purposes of the Investment Company Act of 1940.

Optional Purchase of Securities

The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to purchase, in whole or in part, at the request of the holders of that class or to mandatory redemption or purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of Securities, one or more guarantees or other instruments from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these instruments may provide for one or more of the following for any series of Securities:

•	call protection for any class of Securities of a series;

•	a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

•  certain other guarantees described in the prospectus supplement.

Exchangeable Securities

General

If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of Securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is a Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (“Clearstream”) or The Euroclear System (“Euroclear”). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth under “Book-Entry Procedures—Definitive Securities” in Annex A of this prospectus. Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or in Annex A hereto, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined in Annex A hereto), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

For a description of the book-entry registration procedures applicable to Book-Entry Securities, see “Book-Entry Procedures” in Annex A of this prospectus.

The Trust Funds

General

The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

•	amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the “Cut-off Date”);

•	amounts held from time to time in the Collection Account, the Securities Administration Account and the Distribution Account established for a series of Securities;

•	Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

•	any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

•	any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

•	any interest rate swap agreement, interest rate cap agreement, currency swap or currency option, market value swap or similar derivative instrument;

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•	any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the “Retained Interest”). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

The “Primary Assets” in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

•	Mortgage Loans;

•	Manufactured Home Loans;

•	Home Improvement Loans;

•	mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans (“Private Mortgage-Backed Securities”);

•	Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

•	Fannie Mae certificates; and

•	Freddie Mac certificates.

To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans and/or Home Improvement Loans may also include loans (“Assistance Loans”) made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

Mortgage Loans, Manufactured Home Loans, Assistance Loans and Home Improvement Loans are referred to in this prospectus as “Loans.” Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See “The Agreements — Assignment of Primary Assets.”

Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as “Agency Certificates.”

The Mortgage Loans

General

The Primary Assets in a trust fund for a series of Securities may include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, secured by properties of the types described in this prospectus (“Mortgage Loans”). No non-performing assets will be included as Primary Assets in a trust fund. Generally, but not in all cases, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

The Mortgage Loans in a trust fund may include Conventional Loans, term housing loans insured by the FHA (“FHA Term Loans”) or VA Loans, with the following interest rate and payment characteristics:

•	fixed interest rate Mortgage Loans;

•	adjustable rate Mortgage Loans, which may include any of the following types of Mortgage Loans:

•
Mortgage Loans whose interest rate adjusts on the basis of a variable Index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

“hybrid” Mortgage Loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related Index;

“interest-only” Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the applicable interest rate borne by such Mortgage Loan (“Mortgage Rates”);

“negative amortization” Mortgage Loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the Mortgage Loan by the amount of unpaid interest; and

“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the Mortgage Loan);

•
“balloon” Mortgage Loans, which provide for (1) equal monthly scheduled payments of principal and interest (a “Scheduled Payment”) that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan;

•
“GPM Loans,” which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor’s monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

•
“GEM Loans,” which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

•	Buy-Down Loans;

•
“Bi-Weekly Loans,” which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

•	any combination of the foregoing; or

•	Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

The Mortgage Loans may also include:

•
“Cooperative Loans,” which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations (“Cooperatives”) and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative (“Cooperative Dwellings”);

•
“Condominium Loans,” which are secured by a mortgage on an individual housing unit (a “Condominium Unit”) in which the owner of the real property (the “Condominium”) is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit’s appurtenant interest in the common elements. Condominium Units may also include “Condotels,” which are Condominium Units that are typically located in a resort or “destination” area that are individually owned, with amenities designed primarily for short-term use. Generally, the related borrower or an independent rental management company engaged by the borrower coordinates the rental of the related Condotel for the periods that the borrower is not resident;

•	Mixed Use or Multifamily Mortgage Loans; or

•  “Home Equity Loans,” which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

In addition, the Mortgage Loans may also include participations in residential mortgage loans as described below under “—Participation Interests.”

Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on the real property securing a Mortgage Loan (the “Mortgaged Property”). In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units) or mixed use properties. The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related Cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See “Legal Aspects of Loans.”

The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower’s mailing address, as reflected in the servicer’s records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

•
each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

•	no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

•
no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney’s opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

The initial “Loan-to-Value Ratio” of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the “Appraised Value”). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

Multifamily Properties are generally subject to the following requirements:

•	no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

•	no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

•	Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

•	the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

As specified in the prospectus supplement, “ARMs” or “Adjustable Rate Mortgages,” which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the “Lifetime Mortgage Rate Cap”), if any, or below the applicable lifetime minimum mortgage rate (the “Minimum Mortgage Rate”), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the “Maximum Mortgage Rate Adjustment”). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs (“Negatively Amortizing ARMs”) instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the amount of interest accrued on the Stated Principal Balance thereof will exceed the amount of interest paid by the mortgagor in any month (such excess, “Deferred Interest”) which is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

The adjustable or variable index (the “Index”) applicable to any ARM comprising the Primary Assets may be one of the following indices:

•
U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•
EURIBOR (“EURIBOR”), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

•
GBP LIBOR (“GBP LIBOR”), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

•
London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•
SIBOR (“SIBOR”), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

•	Constant Maturity Treasury (“CMT”) Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•
Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•	Federal Funds Rate (“Fed Funds Rate”), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•
Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

•
Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•
Cost of Funds Index (“COFI”), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

•	National Monthly Median Cost of Funds Index (“National Monthly Median COFI”), which is the median COFI of all federal banking districts, or the midpoint value, of institutions’ COFI ratios.

•
Cost of Savings Index (“COSI”), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

•
Certificate of Deposit Indices (“CODI”), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

•
National Average Contract Mortgage Rate (“National Average Contract Mortgage Rate”), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

•	Federal Home Loan Bank Index (“FHLB Index”), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

The Indices described above which are applicable to the Primary Assets for a trust fund will be disclosed in the related prospectus supplement.

As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

(1) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and if applicable, any other type of Mortgage Loan;

(2) the aggregate outstanding principal balance and average outstanding principal balance of the Mortgage Loans;

(3) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

(4) if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Mortgage Loans;

(5) the range of the age or seasoning of the Mortgage Loans, including the weighted average thereof;

(6) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

(7) the Servicer distribution, if different Servicers are servicing the Mortgage Loans;

(8) the amortization period;

(9) the purpose of the Mortgage Loan;

(10) the range of Loan-to-Value Ratios for the Mortgage Loans and if applicable, combined Loan-to-Value Ratios;

(11) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Term Loans and VA Loans;

(12) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

(13) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

(14) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;

(15) the number and range of any prepayment premiums or any other similar fees;

(16) the originator distribution of originators that originated 10% or more of the Mortgage Loans, if more than one originator originated the Mortgage Loans in the trust fund;

(17) the level and type of origination documentation provided for the Mortgage Loans; and

(18) the range of credit scores applicable to the borrowers of the related Mortgage Loans.

If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Participation Interests

If specified in the related prospectus supplement, a portion of the Loans underlying a series of Securities may be participation interests in residential, multifamily or mixed use Mortgage Loans, established under a participation agreement. Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Loan. The related trust fund will own the related entitlement, and the entitlement to the remaining interest and principal payments on the related Mortgage Loan will not be owned by the trust fund. Under the related participation agreement, there will be a single servicer that services the related Mortgage Loan on behalf of all of the respective owners, and the mortgage file for each Mortgage Loan will be held by a single custodian or trustee on behalf of all of the respective owners. Under the related participation agreement, the servicer will be obligated to service the Mortgage Loan in accordance with accepted servicing practices for that mortgage loan type. All collections received as to that Mortgage Loan will be promptly remitted to the respective owners of the participation interests. The servicer will not make advances for delinquent scheduled payments. No credit enhancement will be provided under the participation agreement. Participation arrangements of this type will be used in connection with comparatively larger balance Mortgage Loans, to allow for multiple interests in the loan to be held by different asset pools (or other investors). Any offering of a series of Securities backed by participation interests will be made in compliance with Rule 190(a) or 190(c) under the Securities Act.

Home Improvement Loans

The Primary Assets in a trust fund for a series of Securities may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (“Home Improvement Loans”) originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Loans will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The Home Improvement Loans may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The home improvements securing the Home Improvement Loans may include, among other things, but will not be limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

If applicable, the initial loan-to-value ratio of a Home Improvement Loan will be computed in the manner described in the related prospectus supplement.

The prospectus supplement for each series of Securities will provide information about the Home Improvement Loans, as of the Cut-off Date, including:

(1) the percentage of Home Improvement Loans that are secured or unsecured;

(2) the aggregate outstanding principal balance and average outstanding principal balance of the Home Improvement Loans;

(3) the weighted average interest rate of the Home Improvement Loans;

(4) the range of the age or seasoning of the Home Improvement Loans, including the weighted average thereof;

(5) the weighted average term-to-stated maturity of the Home Improvement Loans and the range of remaining terms-to-stated maturity;

(6) the Servicer distribution, if different Servicers are servicing the Home Improvement Loans;

(7) the amortization period;

(8) the purpose of the Home Improvement Loan;

(9) the range of Loan-to-Value Ratios for the Home Improvement Loans and if applicable, combined Loan-to-Value Ratios;

(10) the originator distribution of originators that originated 10% or more of the Home Improvement Loans, if more than one originator originated the Home Improvement Loans in the trust fund;

(11) the level and type of origination documentation provided for the Home Improvement Loans; and

(12) the range of credit scores applicable to the borrowers of the related Home Improvement Loans.

If information of the type described above respecting the Home Improvement Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Multifamily and Mixed Use Mortgage Loans

The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property (“Multifamily Mortgage Loans”), and/or mixed residential and commercial property (“Mixed Use Mortgage Loans”), and related property and interests.

Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See “Legal Aspects of Loans — Leases and Rents.”

Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•	local and regional economic conditions;

•	the physical condition of the property;

•	the types of services and amenities provided;

•	the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•	availability of alternative rental properties;

•	changes in the surrounding neighborhood;

•	management;

•	the level of mortgage interest rates;

•	dependence upon government rent subsidies;

•	any applicable rent control laws; and

•	state and local regulations.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See “Legal Aspects of Loans — Environmental Considerations.” A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

Private Mortgage-Backed Securities

General

The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

•	mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

•	collateralized mortgage obligations secured by Loans or Agency Certificates.

The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act. The offering of Private Mortgage-Backed Securities included in a trust fund will not be separately registered if all of the following are true:

(1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust fund;

(2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, Sponsor, issuing entity or any underwriter relating to such trust fund and series of Securities; and

(3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

•  the prospectus supplement for the offering of the related series of Securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the Securities related to that trust fund;

•  the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of Securities, and the prospectus supplement for the related series of Securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of Securities;

•  the prospectus supplement for the offering of the related series of Securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

•  neither the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of Securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

•  if the offering of the Securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the Securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of Securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer’s Private Mortgage-Backed Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related Securities at least 48 hours prior to sending such confirmation.

Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a “PMBS Agreement”). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the “PMBS Trustee”). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the “PMBS Servicer”) directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Term Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development (“HUD”) as an FHA mortgagee.

The issuer of the Private Mortgage-Backed Securities (the “PMBS Issuer”) will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

Underlying Loans

The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related Cooperative. Loans underlying the Private Mortgage-Backed Securities will be of a type described in the prospectus supplement. Except as otherwise specified in the prospectus supplement:

•	each Mortgage Loan secured by a Single Family Property and having a Loan- to-Value Ratio in excess of 80% at origination may be covered by a primary mortgage insurance policy;

•	each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

•	no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

•	each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•	each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies (“Insurance Policies”) required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

Additional Information

The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

•	the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

•
certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

•	the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

•	the weighted average interest rate of the Private Mortgage-Backed Securities;

•	the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

•
the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

•	the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Ginnie Mae Certificates

General

The Ginnie Mae certificates will be “fully modified pass-through” mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the “Ginnie Mae Servicers”) under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate’s pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the “Guaranty Agreement”) between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

The Underlying Mortgage Loans

Mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Term Loans, housing loans partially guaranteed by the VA (“VA Loans”) and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Ginnie Mae

The Government National Mortgage Association (“Ginnie Mae”) is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”) authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD (“FHA”) under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration (“VA”) under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

General

Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

The Underlying Mortgage Loans

Mortgage loans underlying Fannie Mae certificates in the trust fund for a series will generally consist of:

•	fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency (“Conventional Loans”);

•	fixed-rate level payment FHA Term Loans or VA Loans;

•	adjustable rate mortgage loans;

•	GEM Loans, Buy-Down Loans or GPM Loans; and

•
mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings (“Single Family Property”) or by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units (“Multifamily Properties”).

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Term Loans or VA Loans are expected to be 30 years.

Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guarantee fee.

The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae (“Fannie Mae”) is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See “Additional Information” for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

General

The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a “PC Pool”) purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac’s “Cash Program” or “Guarantor Program” or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder’s pro rata share thereof, but does not, except with respect to “Scheduled Principal” Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

•	30 days following foreclosure sale;

•	30 days following payment of the claim by any mortgage insurer; or

•	30 days following the expiration of any right of redemption.

In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guarantee income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders’ instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

The Underlying Mortgage Loans

Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

The Federal Home Loan Mortgage Corporation (“Freddie Mac”) is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Pre-Funding Arrangements

The depositor may be required to deposit cash into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Subsequent Primary Assets”) following the date on which the Securities are issued (a “Pre-Funding Arrangement”). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a “Pre-Funding Account”) all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. The Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Revolving Period Arrangements

If provided in the related prospectus supplement for a series, the trustee or the securities administrator may deposit a specified portion of interest, principal and/or excess interest collected from the Primary Assets in the trust fund into an account established and maintained by it (the “Revolving Account”), instead of distributing such amounts to securityholders. On the Distribution Date that such amounts are deposited into the Revolving Account, the depositor will apply such amounts to acquire additional Primary Assets following the date on which the Securities are issued (a “Revolving Period Arrangement”). The depositor will subsequently convey to the trust fund such additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Revolving Primary Assets”). The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. The Revolving Period Arrangement will be limited to the period specified in the related prospectus supplement during which time any acquisition of Revolving Primary Assets must occur.

If all of the funds deposited in the Revolving Account are not used to acquire Revolving Primary Assets on the Distribution Date such amounts were deposited in the Revolving Account, then any remaining amount will be paid on that Distribution Date to securityholders as interest, principal and/or excess interest, as specified in the prospectus supplement.

Collection Account, Securities Administration Account and Distribution Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See “Description of the Securities — Distributions on the Securities.”

Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account (or, if applicable, to the securities administrator for remittance into the Securities Administration Account) to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account or to the securities administrator for deposit into the Securities Administration Account, as applicable.

If specified in the related prospectus supplement, a separate Securities Administration Account will be established by the securities administrator in its own name for the benefit of the securityholders into which all funds received from the master servicer will be deposited, pending remittance to the trustee for deposit in the Distribution Account. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Securities Administration Account will be credited to the Securities Administration Account, and any loss resulting from the investments will be charged to the Securities Administration Account. Reinvestment income, may, however, be payable to the securities administrator, the trustee or the master servicer as additional compensation. See also “The Agreements — Securities Administration Account.”

A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) or securities administrator, as applicable, and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also “The Agreements — Distribution Account.”

Other Funds or Accounts

A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See “Servicing of Loans — Collection Procedures; Escrow Accounts” and “— Deposits to and Withdrawals from the Collection Account.” If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See “Servicing of Loans — Deposits to and Withdrawals from the Collection Account.” Other similar accounts may be established as specified in the prospectus supplement.

Loan Underwriting Procedures and Standards

Underwriting Standards

The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

Mortgage Loans will generally have been originated, either directly or through mortgage brokers and correspondents, by savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by affiliates of the depositor. Manufactured Home Loans may have been originated by these institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Term Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

The depositor may purchase Loans for inclusion in a trust fund that are underwritten under less strict standards and procedures that require limited (or no) supporting documentation, typically referred to as “limited documentation” or “no documentation” programs. In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

In addition, the depositor may purchase Loans for inclusion in a trust fund which vary from, or do not comply with, the applicable originator’s underwriting guidelines. In some cases, the divergence from a strict application of the applicable underwriting guidelines was the result of a permitted exception under such underwriting guidelines (i.e., a case by case permitted exception based upon other compensating factors such as relatively low debt to income ratio, good credit history, stable employment or financial reserves of the borrower). In other instances, the divergence from the applicable underwriting guidelines was the result of an unintentional underwriting error by the applicable originator. In such cases, the prospectus supplement will specify the nature of these exceptions to the underwriting guidelines.

Certain states where the Mortgaged Properties may be located have “antideficiency” laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See “Legal Aspects of Loans.”

Loss Experience

The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; historically, some regions of the country experienced significant depreciation in real estate values over a short period of time. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses would be higher than those now generally experienced in the mortgage lending industry. See “Legal Aspects of Loans.”

No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See “Yield, Prepayment and Maturity Considerations.”

Representations and Warranties

Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will make certain loan-level representations and warranties to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund. Unless otherwise specified in the prospectus supplement, these typically include representations and warranties generally to the following effect:

(1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule attached to the applicable sale agreement is true and correct in all material respects;

(2) No Outstanding Charges. All taxes and government assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(3) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

(4) No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(5) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(6) Validity of Documents. The mortgage note and any related mortgage and any other related agreement are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms;

(7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

(8) Valid Lien. The related mortgage evidences a valid, subsisting, enforceable and perfected lien on the related mortgaged property, subject only to permissible title exceptions;

(9) Ownership. The related transferor is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged, and prior to the transfer by such transferor, the transferor had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, participation interest, charge, claim or security interest of any nature;

(10) Title Insurance. Each Mortgage Loan (other than a Cooperative Loan) is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of insurance;

(11) Transfer of Mortgage Loans. The assignment of mortgage is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(12) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan;

(13) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent, and all escrow amounts have been collected in compliance with state and federal law;

(14) Insurance. The mortgaged property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located or required by the applicable federal insurer;

(15) Due-on-Sale Clauses. The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee;

(16) Prepayment Premiums. For any Mortgage Loan that has a prepayment premium feature, each such prepayment premium shall be enforceable and permitted pursuant to federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure); and

(17) No Foreclosure. No foreclosure action is being threatened or commenced with respect to any Mortgage Loan and no mortgaged property is subject to pending foreclosure proceedings or a written foreclosure agreement.

If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the “Condominium Association”) are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the “Condominium Building”) (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.”

With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets.”

The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator, transferor or seller of the Loans, as applicable. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

The Sponsor

If specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as sponsor of the trust fund. Any other entity which acts as sponsor instead of Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

General

Lehman Brothers Holdings Inc., a Delaware corporation (“Lehman Holdings” or the “Sponsor”), together with its subsidiaries and affiliates, are collectively referred to in this prospectus as “Lehman Brothers.” Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in three business segments (each of which is described below): Investment Banking, Capital Markets and Investment Management.

Investment Banking

The Investment Banking business segment is made up of Advisory Services and Global Finance activities that serve Lehman Brothers’ corporate and government clients. The segment is organized into global industry groups — Communications, Consumer/Retailing, Financial Institutions, Financial Sponsors, Healthcare, Industrial, Media, Natural Resources, Power, Real Estate and Technology — that include bankers who deliver industry knowledge and expertise to meet clients’ objectives. Specialized product groups within Advisory Services include mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets

The Capital Markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The Capital Markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities. Lehman Brothers is a leading underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also a leader in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Brothers Bank, FSB (the “Bank”), and other subsidiaries in the U.S., Europe and Asia. The Bank offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. The Bank is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management

The Investment Management business segment consists of Lehman Brothers’ global Private Investment Management and Asset Management businesses.

Private Investment Management. Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers.

Asset Management. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

Securitization Activities of the Sponsor

Lehman Holdings, together with its affiliates, is a market leader in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987. In connection with these activities, Lehman Holdings uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages, home equity loans, government and corporate bonds, and lease and trade receivables.

During fiscal years 2006 and 2005, Lehman Holdings and its affiliates securitized approximately $168 billion and $152 billion of financial assets, including $146 billion and $133 billion of residential mortgages, $19 billion and $13 billion of commercial mortgages and $3 billion and $6 billion of municipal and other-asset-backed financial instruments, respectively.

Lehman Holdings and its affiliates, including Aurora Loan Services LLC (“Aurora”) and the Bank, originate residential and commercial loans as an extension of Lehman Holdings’ securitization activities. In this regard Lehman Holdings and its affiliates originated approximately $60 billion and $85 billion of residential mortgage loans in fiscal years 2006 and 2005, respectively. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more affiliates of Lehman Holdings. In addition, Lehman Holdings acquires Loans both directly and through its affiliates, including Aurora and the Bank, from various third party originators through wholesale and retail channels. These Loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more of these third parties.

Through its affiliates, Lehman Holdings services and master services Loans. If specified in the prospectus supplement, the Trust Fund may include Loans serviced and master serviced by one or more of these affiliates.

In the normal course of its securitization program, Lehman Holdings acquires Primary Assets from third party originators and through its affiliates. Employees of Lehman Holdings or its affiliates structure securitization transactions in which the Primary Assets are sold to the depositor. In return for the Primary Assets which Lehman Holdings sells to the depositor, the depositor issues the Securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets. If specified in the prospectus supplement, Lehman Holdings will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets. If it is later determined the Primary Assets fail to conform to the specified representations and warranties, Lehman Holdings may have an obligation to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Primary Assets. To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, Lehman Holdings will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee). See “Loan Underwriting Procedures and Standards—Representations and Warranties” and The Agreements—Repurchase and Substitution of Non-Conforming Loans.”

At November 30, 2006 and 2005, Lehman Holdings and its affiliates had approximately $2 billion and $700 million, respectively, of non-investment grade retained interests from its securitization activities (primarily junior security interests in securitizations).

The Depositor

The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

The depositor is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc.

The depositor has been engaged in the securitization of Primary Assets since its incorporation in 1987. The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets. The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets. The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

After the issuance of the Securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

•
upon the discovery of the breach of any representation or warranty made by the depositor in respect of a Loan that materially and adversely affects the value of that Loan, to repurchase the Loan from the trustee, or deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets;”

•
to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the Primary Assets;

•
to arrange for replacement interest rate cap contracts, interest rate swap agreements, currency swaps, currency options and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•
to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related Agreement;

•	to prepare and file any reports required under the Exchange Act;

•	to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

•	to provide the trustee, the securities administrator and the master servicer with any information it may reasonably require to comply with the terms of the Agreements.

Generally, however, it is expected that the above functions will be performed by the depositor’s agents or one or more of the trustee, the securities administrator and the master servicer in accordance with the related Agreements, as described in the prospectus supplement.

Aurora Loan Services LLC

General

If specified in the related prospectus supplement, Aurora Loan Services LLC may act as a servicer or master servicer of Mortgage Loans in the Trust Fund. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of the Bank. Aurora’s executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

The Sponsor and its affiliates, including Aurora and the Bank, have implemented certain information barrier policies to ensure that the Sponsor and its affiliates provide notice of the discovery of actual breaches of loan-level representations and warranties to the master servicer only at such time as it has been determined that the facts and circumstances relating to such breach are such as would constitute a breach under the related trust agreement, but not prior thereto. These policies include restrictions on the flow of such information within and among the Sponsor’s and its affiliates’ mortgage loan origination businesses and its servicing and master servicing businesses. Accordingly, the related trust agreement will provide that Aurora, acting in its capacity as master servicer, will not be deemed to have knowledge of the breach of any loan-level representation or warranty until such time as the information flow policy permits or requires disclosure to the master servicer of the facts and circumstances relating to such breach.

Master Servicing

Aurora’s centralized real estate master servicing facility is located at 10350 Park Meadows Drive, Littleton, Colorado 80124. Aurora has been engaged in the business of master servicing residential mortgage loans since 1998. Aurora has been master servicing subprime residential mortgage loans since 2002.

The following tables set forth certain information regarding Aurora’s total public securitization master servicing portfolio.

	At December 31, 2004		At December 31, 2005
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	143,624	$42,469	246,903	$72,992
Subprime	277,640	$36,449	418,984	$58,092
Government Insured or Guaranteed(1)	206,509	$16,751	171,602	$13,198
Home Equity Lines of Credit	3,666	$167	1,967	$76
Total Portfolio	631,439	$95,836	839,456	$144,358

	At December 31, 2006		At March 31, 2007
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	324,838	$101,548	336,230	$105,295
Subprime	479,174	$66,158	471,559	$65,858
Government Insured or Guaranteed(1)	143,326	$10,889	136,625	$10,314
Home Equity Lines of Credit	1,268	$41	2,575	$90,287
Total Portfolio	948,606	$178,637	946,989	$181,558
__________________
(1) ‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans’ Affairs or the Rural Housing and Community Development Service.

Aurora’s master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers. To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer. During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related Agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements. Aurora’s analysis includes a review of each servicer’s duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable. If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices. Except with respect to subprime mortgage loans, as part of its master servicing procedures, Aurora monitors loan level losses reported by the servicers upon the liquidation of a defaulted mortgage loan.

Servicing

Total Portfolio

Aurora’s centralized loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Littleton, Colorado 80112. Aurora has been engaged in the business of servicing residential mortgage loans since 1997. It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

The following tables set forth certain information regarding Aurora’s total loan servicing and subservicing portfolio, of which the substantial majority are currently serviced in securitization transactions or on behalf of Lehman Holdings or the Bank.

	At December 31, 2004		At December 31, 2005
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Conventional	41,391	$6,723	61,309	$8,881
Conventional Alt-A	157,333	$40,795	261,125	$62,067
Subprime	6,981	$933	7,443	$1,267
Government Insured or Guaranteed(1)	85,274	$4,580	9,131	$654
Home Express(2)	31,254	$3,490	16,582	$1,714
SBA Disaster Loans(3)	44,230	$774	36,737	$629
Home Equity Lines of Credit	-	$0	157	$8
Total Portfolio	366,463	$57,295	392,484	$75,220

	At December 31, 2006		At March 31, 2007
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Conventional	85,750	$15,356	113,221	$20,594
Conventional Alt-A	306,113	$73,588	320,132	$76,688
Subprime	10,749	$1,943	14,809	$2,594
Government Insured or Guaranteed(1)	7,081	$497	843(4)	$55(4)
Home Express(2)	10,896	$1,070	10,036	$974
SBA Disaster Loans(3)	30,812	$521	29,581	$500
Home Equity Lines of Credit	172	$8	164	$8
Total Portfolio	451,573	92,983	488,786	$101,413
__________________

(1) ‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2) ‘Home Express’ means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans. These guidelines included reduced documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios. These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.

(3) ‘SBA Disaster Loans’ means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty. Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

(4) At March 31, 2007 Aurora was the named servicer of an additional 5,884 government insured or guaranteed mortgage loans, representing an unpaid principal balance of approximately $415 million, the servicing responsibilities with respect to which are performed by a third-party subservicer engaged by Aurora.

The following table provides Aurora’s outstanding advances and servicing advances:

	At December 31, 2004	At December 31, 2005	At December 31, 2006	At March 31, 2007
Portfolio	Advance Balance	Advance Balance	Advance Balance	Advance Balance
Conventional	$11,363,442	$17,706,788	$31,095,883	$27,638,684
Conventional Alt-A	$13,543,476	$24,810,189	$73,088,541	$70,907,119
Express	($7,187,866)	$2,222,664	$1,524,941	$2,345,435
Government	$36,995,784	$28,014,484	$17,823,996	$12,845,577
HELOC	$0	$4,639	$3,969	$1,253
SBA	$4,897,435	$5,250,499	$4,992,823	$2,601,176
Subprime	$4,910,400	$3,795,379	$7,544,466	$7,198,135
Total	$64,522,671	$81,804,642	$136,074,618	$123,537,378

Aurora’s servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable Servicing Agreement, including through the establishment and use of Servicing Accounts and Escrow Accounts. Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner’s insurance and property taxes. Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora’s website and in person at certain of Aurora’s loan servicing facilities.

Aurora’s servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as conventional, conventional Alt-A and subprime mortgage loans. Included among these changes are a heightened emphasis on Aurora’s special servicing group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure. Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery. Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

Aurora generally will be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. As of December 31, 2004, December 31, 2005, and December 31, 2006, and March 31, 2007, Aurora had outstanding Advances and servicing advances of approximately $64,522,671, $81,804,642, $136,074,618 and $123,537,378 respectively.

The below delinquency, foreclosure and loss experience statistics represent the recent experience of Aurora. The loans in Aurora’s servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

When Aurora receives notice that a mortgagor has filed for protection under the provisions of the Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines. Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

When a mortgage loan becomes a ‘high risk asset’ (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution. This review is designed to minimize risk and maximize recovery. Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions. Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

Conventional Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent conventional mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a conventional mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional

	At December 31, 2004			At December 31, 2005
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	41,391	$6,722.64		61,309	$8,880.54
Period of delinquency (2)
30 to 59 days	945	$129.19	1.92%	1,462	$204.53	2.30%
60 to 89 days	253	$36.10	0.54%	466	$67.84	0.76%
90 days or more	203	$31.67	0.47%	609	$81.08	0.91%
Total delinquent loans(2)	1,401	$196.95	2.93%	2,537	$353.45	3.98%
Loans in foreclosure (excluding bankruptcies)	595	$97.83	1.46%	1,044	$153.32	1.73%
Loans in bankruptcy	321	$44.02	0.65%	819	$93.12	1.05%
Total	2,317	$338.81	5.04%	4,400	$599.89	6.76%

	At December 31, 2006			At March 31, 2007
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	85,736	$15,353.12		113,221	$20,594.10
Period of delinquency (2)
30 to 59 days	3,508	$628.01	4.09%	4,088	$729.91	3.54%
60 to 89 days	1,125	$208.45	1.36%	1,415	$263.77	1.28%
90 days or more	1,077	$165.04	1.07%	1,696	$251.38	1.22%
Total delinquent loans(2)	5,710	$1,001.50	6.52%	7,199	$1,245.06	6.05%
Loans in foreclosure (excluding bankruptcies)	2,425	$484.09	3.15%	3,092	$685.16	3.33%
Loans in bankruptcy	676	$89.36	0.58%	1,007	$125.58	0.61%
Total	8,811	$1,574.95	10.26%	11,298	$2,055.79	9.98%

_______________________

(1)
Total portfolio and delinquency information is for conventional mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

	Loan Loss Experience (Dollars in Millions)(4)

	Conventional

	For the year ended At December 31, 2004		For the year ended At December 31, 2005
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	33,450	$5,871.74	48,053	$7,494.87
Net Losses	164	$5.94	471	$16.03
Net Losses as a Percentage of Total Portfolio		0.10%		0.21%

	For the year ended At December 31, 2006		For the quarter ended At March 31, 2007
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	72,671	$13,149.81	86,521	$16,228.99
Net Losses	488	$18.17	172	$9.40
Net Losses as a Percentage of Total Portfolio		0.14%		0.06%
____________________

(1)	"Total Portfolio" is the aggregate principal balance of the securitized Conventional mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Conventional Alt-A Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-A mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of an Alt-A mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-A mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional Alt-A

	At December 31, 2004			At December 31, 2005
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	157,333	$40,795.33		261,125	$62,066.75
Period of delinquency (2)
30 to 59 days	1,222	$317.90	0.78%	2,789	$680.66	1.10%
60 to 89 days	179	$50.29	0.12%	604	$149.13	0.24%
90 days or more	137	$55.69	0.14%	363	$87.64	0.14%
Total delinquent loans(2)	1,538	$423.88	1.04%	3,756	$917.43	1.48%
Loans in foreclosure (excluding bankruptcies)	262	$116.92	0.29%	649	$174.28	0.28%
Loans in bankruptcy	157	$39.92	0.10%	727	$148.20	0.24%
Total	1,957	$580.72	1.42%	5,132	$1,239.91	2.00%

	At December 31, 2006			At March 31, 2007
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	306,127	$73,590.40		320,132	$76,688.20
Period of delinquency (2)
30 to 59 days	6,367	$1,575.58	2.14%	5,689	$1,442.63	1.88%
60 to 89 days	1,585	$386.42	0.53%	1,776	$478.40	0.62%
90 days or more	1,025	$270.41	0.37%	1,137	$301.36	0.39%
Total delinquent loans(2)	8,977	$2,232.41	3.03%	8,602	$2,222.39	2.90%
Loans in foreclosure (excluding bankruptcies)	2,633	$701.56	0.95%	3,902	$1,061.76	1.38%
Loans in bankruptcy	638	$134.70	0.18%	810	$178.27	0.23%
Total	12,248	$3,068.67	4.17%	13,314	$3,462.42	4.51%

_______________________

(1)
Total portfolio and delinquency information is for conventional Alt-A mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

	Loan Loss Experience (Dollars in Millions) (4)

	Conventional Alt A

	For the year ended At December 31, 2004		For the year ended At December 31, 2005
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	131,754	$34,274.43	236,824	$56,571.95
Net Losses	48	$3.91	165	$14.85
Net Losses as a Percentage of Total Portfolio		0.01%		0.03%

	For the year ended At December 31, 2006		For the quarter ended At March 31, 2007
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	288,457	$69,608.14	301,001	$72,276.34
Net Losses	400	$17.34	196	$8.96
Net Losses as a Percentage of Total Portfolio		0.02%		0.01%
____________________

(1)	"Total Portfolio" is the aggregate principal balance of the securitized Conventional Alt A mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Subprime Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent subprime mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a subprime mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee or, in securitization transactions that have third party special servicers, the mortgage loan is referred, instead, to such third party for future servicing.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to subprime mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Subprime

	At December 31, 2004			At December 31, 2005
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	6,981	$933.03		7,443	$1,267.31
Period of delinquency (3)
30 to 59 days	144	$17.43	1.87%	190	$29.20	2.30%
60 to 89 days	41	$4.43	0.47%	70	$10.88	0.86%
90 days or more	42	$3.35	0.36%	87	$11.74	0.93%
Total delinquent loans(3)	227	$25.21	2.70%	347	$51.81	4.09%
Loans in foreclosure (excluding bankruptcies)	119	$11.37	1.22%	200	$28.88	2.28%
Loans in bankruptcy	150	$10.70	1.15%	186	$16.48	1.30%
Total	496	$47.28	5.07%	733	$97.17	7.67%

	At December 31, 2006			At March 31, 2007
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	10,749	$1,943.06		14,809	$2,593.75
Period of delinquency (2)
30 to 59 days	367	$73.62	3.79%	467	$102.85	3.97%
60 to 89 days	162	$36.65	1.89%	208	$47.52	1.83%
90 days or more	75	$9.68	0.50%	130	$12.16	0.47%
Total delinquent loans(2)	604	$119.95	6.17%	805	$162.54	6.27%
Loans in foreclosure (excluding bankruptcies)	388	$79.30	4.08%	652	$151.04	5.82%
Loans in bankruptcy	146	$16.13	0.83%	226	$26.33	1.02%
Total	1,138	$215.38	11.08%	1,683	$339.90	13.10%

_______________________

(1)
Total portfolio and delinquency information is for subprime mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The ABS method for subprime loans is used in calculation of delinquency percentage. Under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

	Loan Loss Experience (Dollars in Millions)(4)

	Subprime

	For the year ended At December 31, 2004		For the year ended At December 31, 2005
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	5,713	$705.94	6,869	$1,196.26
Net Losses	49	$1.30	77	$2.20
Net Losses as a Percentage of Total Portfolio		0.18%		0.18%

	For the year ended At December 31, 2006		For the quarter ended At March 31, 2007
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	8,879	$1,589.47	10,624	$1,922.42
Net Losses	94	$3.09	63	$2.31
Net Losses as a Percentage of Total Portfolio		0.19%		0.12%
____________________

(1)	"Total Portfolio" is the aggregate principal balance of the securitized Subprime mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Servicing of Loans

General

Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related Agreement for a series and services the Loans directly or through one or more subservicers (the “Subservicers”). In general, the rights and obligations of a master servicer under a related Agreement will be distinct from the rights and obligations of servicers that service Loans under the supervision of a master servicer under a Servicing Agreement. The master servicer will not be liable for any acts or omissions of any servicer.

The Master Servicer

The master servicer, if any, will be named in the related prospectus supplement and may be Aurora or another affiliate of the depositor. The master servicer will generally:

•	supervise the performance by the servicers of their servicing responsibilities under their servicing agreements (“Servicing Agreements”) with the master servicer;

•
collect monthly remittances from servicers and make payments to the securities administrator for deposit into the Securities Administration Account, if any, or to the trustee for deposit into the Distribution Account; and

•	advance funds upon the failure of a servicer to make advances as described below under “Advances and Other Payments, and Limitations Thereon.”

The master servicer will be ultimately responsible for the performance of its duties under the related Agreement but will generally not be ultimately responsible for the performance of the servicers under their Servicing Agreements. If a single servicer services the Loans through any Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities. The Master Servicer will not be required to take any action with respect to the servicing of any Loan that a servicer is not required to take under the related Servicing Agreement or cause a servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related Agreement that requires the master servicer to take such action or cause such servicer to take such action.

The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Term Loans, approved by HUD as an FHA mortgagee.

As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee (the “Master Servicing Fee”) for the performance of its services and duties under each Agreement as specified in the prospectus supplement. In addition, the master servicer will be entitled to retain the fees paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each Mortgage Loan either by:

•	withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

•	withdrawing the Master Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

•	requesting that the trustee or the securities administrator pay the Master Servicing Fee out of amounts in the Distribution Account or the Securities Administration Account, as applicable.

The Servicers

The servicer or servicers for a trust fund will be named in the related prospectus supplement and may be an affiliate of the depositor, the Sponsor, or a seller of Mortgage Loans for which it is acting as a servicer. Each servicer will service the Mortgage Loans pursuant to a Servicing Agreement and will be ultimately responsible for the performance of its duties thereunder. If a servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of the Subservicers’ servicing activities. Each servicer will be entitled to receive a fee for its duties under the Servicing Agreement (the “Servicing Fee”), as set forth in the related prospectus supplement. In addition, the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the Sponsor or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

The servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

•	withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Servicing Account for the related series; or

•	withdrawing the Servicing Fee from the Servicing Account after the entire Scheduled Payment has been deposited in the Servicing Account.

Collection Procedures; Escrow Accounts

The master servicer will enforce the obligations of each servicer to make diligent efforts to collect all payments required to be made under the Mortgage Loans and, consistent with its Servicing Agreement for a series and any applicable insurance policies and other credit supports, to undertake the collection procedures of a prudent mortgage lending institution servicing similar Mortgage Loans. Consistent with the above, the master servicer and any servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge in connection with a Loan.

As specified in the prospectus supplement, the master servicer will cause each servicer to establish and maintain escrow or impound accounts (“Escrow Accounts”) in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer will not cause the servicer to establish any Escrow Account with respect to those Loans.

Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or restore the property securing the related Loan and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate account (the “Collection Account”). In addition, if described in the prospectus supplement, any securities administrator which performs trust administration or servicing functions on behalf of the trustee or the master servicer, as applicable, may also establish a separate account in its own name for the benefit of the securityholders which will be separate from, but will function and be maintained similarly to, the Collection Account.

The Collection Account will be maintained in an account or accounts (1) at a depository institution or trust company acceptable to each Rating Agency, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, provided that any deposits not insured will be maintained in an account or accounts at a depository institution whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or (3) with a depository institution otherwise acceptable to the trustee and each Rating Agency.

The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee or securities administrator, as applicable, in Eligible Investments. If specified in the prospectus supplement, the master servicer or the trustee (or any securities administrator, if applicable) will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. See “Fees and Expenses” in the prospectus supplement.

As specified in the applicable Agreement, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date and unscheduled payments received on or after the related Cut-off Date but received by the master servicer on or before the closing date. Thereafter, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the earlier of the applicable date of remittance to the trustee or securities administrator, as applicable, and one business day after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

•	all payments on account of principal, including prepayments, on the Loans;

•
all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the Loans;

•
all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law (“Liquidation Proceeds”), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the related Loan;

•
all proceeds received by the master servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to cover expenses incurred by or on behalf of the master servicer in connection with procuring such proceeds, to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the mortgage note or applicable law (which will be retained by the master servicer and not deposited in the Collection Account);

•	all amounts paid by a servicer with respect to a shortfall in interest on the Loans due to a principal prepayment;

•	all Advances for the related series made by the master servicer pursuant to the related Agreement or any servicer pursuant to the related Servicing Agreement; and

•	all proceeds of any Loans repurchased pursuant to the related Agreement.

Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes or such other purposes as specified in the related Agreement:

•
to reimburse itself or any servicer for Advances for the related series made by it or a servicer pursuant to the related Agreement or Servicing Agreement, as applicable; the master servicer’s right to reimburse itself or the servicer is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries (net of the applicable Master Servicing Fee or Servicing Fee) of Scheduled Payments respecting which any Advance was made;

•
to reimburse itself or any servicer for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

•
to reimburse itself or any servicer from Liquidation Proceeds for liquidation expenses and for amounts expended by it or a servicer in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate (less the applicable Master Servicing Fee Rate or Servicing Fee Rate for the Mortgage Loan) to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid assumption fees, late payment charges, or other charges on the related Loan and to retain any excess remaining thereafter as additional compensation;

•	to reimburse itself or any servicer for expenses incurred by and recoverable by or reimbursable to it or a servicer pursuant to the related Agreement or the Servicing Agreement, as applicable;

•
to pay to a Seller, the Sponsor or the depositor, as applicable, with respect to each Loan or REO Property acquired in respect thereof that has been repurchased pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

•
to reimburse itself, any servicer or custodian (or the trustee or securities administrator, if applicable) for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

•
to make payments to the securities administrator of the related series for deposit into the Securities Administration Account, if any, or to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement;

•	to reimburse any servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such servicer; and

•	to clear and terminate the Collection Account pursuant to the related Agreement.

In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

Each servicer will establish and maintain an account (a “Servicing Account”) that will generally be an account or accounts, as specified in the related servicing agreement, maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2) the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) the Bank.

As specified in the applicable Servicing Agreement, each servicer will deposit into the Servicing Account for each series on a daily basis, and retain therein, the following collections received by the servicer and payments made by the Servicer after the closing date:

•	all payments on account of principal, including prepayments, on the Loans;

•
all payments on account of interest on the Loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Servicing Account in accordance with the Servicing Agreement, the Servicing Fee n respect of the Loans;

•	all Liquidation Proceeds;

•
all proceeds received by the servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures (which will be retained by the servicer and not made to the master servicer for deposit in the Collection Account);

•	all condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the mortgagor;

•	any amounts required to be deposited by the servicer in connection with the deductible clause in any blanket hazard insurance policy;

•	any amounts received with respect to or related to any REO Property or REO Property disposition proceeds;

•	any prepayment premiums required to be collected pursuant to the loan related documents and applicable law;

•	all Advances for the related series made by the servicer pursuant to the related Servicing Agreement; and

•	any other amounts required under the applicable Servicing Agreement to be deposited by the servicer.

Each servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its Servicing Fee and any additional compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its Servicing Fee, by the date specified in the related prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

“Buy-Down Loans” are level payment or adjustable rate Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor’s Scheduled Payment during the early years of the Mortgage Loan. With respect to each Buy-Down Loan, if any, included in a trust fund, the servicer will deposit all funds that are contributed by such third person in respect of the related Mortgaged Loan (“Buy-Down Amounts”) in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (the “Buy-Down Fund”). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the servicer will deposit in the Servicing Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the period (the “Buy-Down Period”) when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the servicer will withdraw from the Buy-Down Fund for deposit in the Servicing Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the servicer or the insurer under any related insurance policy), the servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Servicing Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (a “Subsidy Fund”). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan’s scheduled maximum principal balance, the servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the “GPM Fund”) complying with the requirements set forth above for the Servicing Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. None of the depositor, the master servicer or any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

General

The prospectus supplement will describe the circumstances under which a servicer will or, if the servicer fails to do so, the master servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and, if so obligated, the obligation to do so may be limited in amount, may be limited to advances received from the servicers (in the case of the master servicer), if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the master servicer or servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

Payments in Connection With Prepaid Loans

In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a “Due Date”), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the master servicer for deposit into the Collection Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Unless otherwise specified in the prospectus supplement, such payment may not exceed the Servicing Fee for a Loan in the month of the prepayment for such Loan. The master servicer will not be obligated to make such payments in the event that a servicer fails to do so. Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See “Yield, Prepayment and Maturity Considerations.”

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance

Except as otherwise specified in the prospectus supplement, the master servicer will maintain, or cause to be maintained by a servicer, on a Loan a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See “Description of Mortgage and Other Insurance.” Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

The master servicer also will maintain, or cause to be maintained by a servicer, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements which are a part of such REO Property and liability insurance. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will maintain, or cause to be maintained by a servicer, flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer or the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans it services pursuant to the related Servicing Agreement, it will conclusively be deemed to have satisfied its obligations to maintain a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

Special Hazard Insurance Policy

To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Hazard Insurance on the Loans.”

Primary Mortgage Insurance

To the extent described in the prospectus supplement, the master servicer will cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not, or knowingly permit any servicer to, cancel or refuse to renew applicable primary mortgage insurance policy that is in effect as of a closing date and is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac (each, a “Qualified Insurer”).

Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to cause each servicer to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

FHA Insurance and VA Guarantees

To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies”) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Master Servicing Fee). Certain characteristics of the pool insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Bankruptcy Bond

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See “Description of Mortgage and Other Insurance — Bankruptcy Bond.”

Presentation of Claims; Realization Upon Defaulted Loans

Except as described below, the master servicer or a servicer will be required to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing any Mortgage Loan in the related trust fund that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The master servicer will cause each servicer, on behalf of the trustee and the securityholders, to prepare and present all claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related Mortgage Loan. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the servicer will not liquidate any collateral acquired through foreclosure later than three years after the acquisition of the collateral, unless an extension has been granted by the IRS. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See “Legal Aspects of Loans — Realizing Upon Cooperative Loan Security.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the Cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, will cause the applicable servicer to exercise its rights to deny assumption of the Loan under the applicable “due-on-sale” clause, if any, unless the servicer, in its prudent business judgment, determines that an assumption of the Loan is in the best interests of the Trust Fund and the master servicer approves such assumption. When the Mortgaged Property has been conveyed, the servicer, to the extent it has knowledge of the conveyance, will enforce its rights to accelerate the maturity of the Loan under the applicable “due-on-sale” clause. The master servicer will not be required to cause the servicer to take action to accelerate the maturity of the Loan if the servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund. Furthermore, the servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any primary mortgage insurance policy. In this case, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been conveyed, pursuant to which that person will become liable and the original borrower will remain liable. If the servicer is unable under applicable law to require the borrower to remain liable under the Loan related documents and the servicer has the prior consent of any primary mortgage guaranty insurer, the borrower will be released from liability and the person to whom the property has been conveyed will be substituted as the borrower and becomes liable under the Loan related documents. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The interest rate, unpaid principal amount and term of the Loan may not be changed in connection with an assumption.

Certain Rights Related to Foreclosure

Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months’ accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

The master servicer may be entitled to a Master Servicing Fee and each servicer will be entitled to a Servicing Fee in an amount to be determined as specified in the prospectus supplement, which may be fixed or variable. In addition, the master servicer or any servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted Loans.

As provided in the prospectus supplement, the trust fund, the master servicer and the servicers may be required to pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of the master servicer and the servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement or applicable Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of the master servicer and the servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

The master servicer and each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer’s or any servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

In addition, the master servicer and each servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer and each servicer is also entitled to reimbursement from the Collection Account or a Servicing Account, respectively, for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the servicer’s remittance to the master servicer for deposit into the Collection Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. The Master Servicer will not be required to reduce its Master Servicing Fee or any additional compensation to prevent the securityholders from being adversely affected by any shortfall in interest. See “Yield, Prepayment and Maturity Considerations.”

The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Master Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series. The rights of a servicer to receive funds from the Servicing Account for a series, whether as the Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

The related Agreement for each series will require the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the related Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the related Agreement will require each of the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the applicable agreement to provide a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related Agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Certain Matters Regarding the Master Servicer

The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See “The Agreements — Event of Default; Rights upon Events of Default.”

The master servicer generally will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that in the event of the termination or resignation of the master servicer, the successor master servicer accepting the assignment:

•	is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

•	has a net worth of not less than $15,000,000; and

•
the trustee, the securities administrator, if any, and the successor master servicer will take all actions, consistent with the related Agreement, as will be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted under the related Agreement which are not inconsistent herewith.

No assignment will become effective until the trustee, the securities administrator or a successor master servicer has assumed the master servicer’s obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer’s obligations under the related Agreement, provided that the successor or surviving entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac and has a net worth of not less than $15,000,000.

Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

Credit Support

General

Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

•	an irrevocable letter of credit;

•	the subordination of one or more classes of the Securities of a series;

•	allocation of losses on the Primary Assets to certain classes of Securities before allocation to other classes;

•	reserve funds;

•	a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

•	a surety bond or financial guaranty insurance policy;

•	the use of cross-support features;

•	overcollateralization of the Primary Assets of a series relative to the total principal amount of the Securities of that series;

•	the creation and application of excess interest from the Primary Assets;

•	derivative instruments such as interest rate caps, interest rate swaps or market value swaps that are intended to provide credit support; or

•	third-party guarantees or similar instruments.

In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See “The Agreements — Event of Default; Rights Upon Event of Default.” Moreover, if a form of credit support covers more than one trust fund (each, a “Covered Trust”), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

•	the amount payable under the credit support;

•	any conditions to payment thereunder not otherwise described in this prospectus;

•	the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit support.

Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the credit ratings assigned to it by rating agencies; and

•	certain financial information.

Subordinate Securities; Subordination Reserve Fund

If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable “Subordinated Amount” as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the “Subordination Reserve Fund”) and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount.

With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Allocation of Losses

If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code §101 et seq., and related rules and regulations promulgated thereunder (the “Bankruptcy Code”), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

Amounts representing these types of losses on the Primary Assets (to the extent that those losses exceed any excess interest and any overcollateralization, as further described in the related prospectus supplement) will be applied to reduce the principal amount of the class of Subordinate Securities still outstanding that has the lowest payment priority, until the principal amount of that class of Securities has been reduced to zero. If this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization that exists or is created, then holders of the Subordinate Securities, particularly the Subordinate Securities with the lowest payment priority, may not receive all of their principal payments. If the principal amount of the Subordinate Securities have been reduced to zero, losses on the Primary Assets may be applied to reduce the principal balance of the class or classes of Senior Certificates, as provided in the prospectus supplement for the related series.

Cross-Support Features

If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Overcollateralization

If specified in the related prospectus supplement, the credit support for a series of Securities may include overcollateralization. If the total principal balance of the related Primary Assets in the trust fund exceeds the total principal amount of the related Securities at any time, the excess is called “overcollateralization.” Overcollateralization may be established when the related trust fund is created; in addition, overcollateralization may be created or increased by applying amounts of excess interest to build up overcollateralization, as described under “— Excess Interest” below. All or a portion of excess interest, if any, may be applied to pay principal on the Securities to the extent needed to maintain the related level of overcollateralization, as provided in the related prospectus supplement. To the extent there is an insufficient amount of excess interest, the related level of overcollateralization for a series may not be maintained. In addition, losses realized on the Primary Assets may be applied to reduce the amount of any overcollateralization, before the balance of any Securities are reduced by losses; see “— Allocation of Losses” above.

Excess Interest

The Primary Assets may bear interest each month that exceeds the amount needed to pay interest on the Securities and any other fees or expenses, if any, payable from the trust fund to any third party. This “excess interest,” if any, received from the Primary Assets will generally be available to absorb realized losses on the Primary Assets, to pay unpaid interest on the Securities or to maintain the related level of overcollateralization. In addition, excess interest may be applied to pay principal on certain Securities. The prospectus supplement for a series that includes an excess interest feature will describe the conditions that will affect the amount of excess interest that the Primary Assets will generate.

Insurance

Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See “Description of Mortgage and Other Insurance.”

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the “L/C Percentage”). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See “Description of the Securities — Optional Termination” and “The Agreements — Termination.” A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a “voidable preference” payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

Derivative Instruments

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments which are intended to provide credit support. Derivative instruments included in any trust fund included for that purpose will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments included to provide credit support may include interest rate swaps (or caps, floors or collars), yield supplement agreements or market value swaps.

For a further description of these derivative instruments, see “Derivatives” below.

Description of Mortgage and Other Insurance

The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

General

Except as specified in the prospectus supplement, generally, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See “— Pool Insurance Policy” below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See “Legal Aspects of Loans.” These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See “— Hazard Insurance on the Loans” below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see “Maintenance of Insurance Policies and Other Servicing Procedures — Environmental Insurance.”

Primary Mortgage Insurance

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the “Insured Loss”) generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

•	amounts expended but not approved by the mortgage insurer;

•	claim payments previously made by the mortgage insurer; and

•	unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

•	fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

•	failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

•	physical damage to the Mortgaged Property; and

•	the related servicer not being approved as a servicer by the mortgage insurer.

Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys’ fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

•
advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys’ fees;

•
in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

•	tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

•	no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

•
written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower’s interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

•
the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days’ notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

•	the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

•
the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

•
the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Term Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October  21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October  21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA Term Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Term Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower’s control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

HUD terminated its assignment program for borrowers, effective April  25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

On March  20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Term Loans.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Mortgage Loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “Buydown”). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will, or will require the servicer to, maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.” Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

•	the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

•	the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

•	advances made by the insured as described above less certain payments.

An “approved sale” is:

•	a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

•	a foreclosure or trustee’s sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

•	the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

•	the acquisition of the Mortgaged Property by the pool insurer.

As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer and servicer will not be required to expend their own funds to restore the damaged property unless either determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer and the servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer and the servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See “Legal Aspects of Loans.” Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer’s or servicer’s willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Mortgage Insurance with Respect to Manufactured Home Loans

A Manufactured Home Loan may be an FHA Term Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

Hazard Insurance on the Loans

Standard Hazard Insurance Policies

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause, or cause the servicer to cause, flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties securing Loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

Special Hazard Insurance Policy

Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Other Hazard-Related Insurance; Liability Insurance

With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See “Legal Aspects of Loans.” If so provided in the prospectus supplement, the master servicer or the servicer will obtain a bankruptcy bond or similar insurance contract (the “bankruptcy bond”) for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

If specified in the prospectus supplement, the depositor or the Seller will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the Seller.

Derivatives

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

Under a mandatory auction procedure, an auction administrator will solicit bids for purchase of the Securities in the secondary market from dealers and institutional investors. The Sponsor and depositor and their affiliates are not allowed to bid in an auction. There is no minimum required bid. If bids are received for the entire amount of the Securities subject to the mandatory auction, then the auction will have been successful and the Securities will be sold to the highest bidders. The prices at which the Securities are sold through this procedure will be used as the value of the Securities for purposes of the market value swap. If the total auction price is less than par, the market value swap counterparty will pay the shortfall. If the total auction price is greater than par, then the counterparty will receive the excess. If the total auction price is less than par, the original investors in the Securities will receive the auction price plus the market value swap proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their Securities. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Securities and will receive the required par purchase price. If the Securities are Book-Entry Securities, then the tender will take place through the book-entry facilities, with no action required on the investor’s part. When the mandatory auction closes and the original investors tender their Securities and receive the par purchase price, the Securities remain outstanding, and continue to receive distributions in accordance with their original terms.

If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar. It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar. However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities. In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

The derivatives market has grown substantially in recent years, with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized derivative contract documentation. Caps, floors and collars are more recent innovations, and are less liquid than swaps.

Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Each confirmation will provide for payments to be made by the derivative counterparty to a trust fund, and in some cases by the related trust fund to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust fund on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

The Agreements

The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement or a pooling and servicing agreement (referred to herein in either case as a “trust agreement”) between the depositor and the trustee and a servicer, master servicer and/or administrator. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement or a transfer and servicing agreement (referred to herein in either case as a “sale and collection agreement ”) between the indenture trustee and the issuing entity and a servicer, master servicer and/or administrator.

As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the “Agreements.” In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

General

At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

Assignment of Private Mortgage-Backed Securities

The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See “The Trust Funds — Private Mortgage-Backed Securities.”

Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Certificate Schedule”), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

(1) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

(2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

(3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

(4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

Assignment of Mortgage Loans

As specified in the prospectus supplement, the depositor or the Sponsor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

•	the mortgage note endorsed without recourse to the order of the trustee or in blank;

•
the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

•	an assignment of the Mortgage in recordable form.

The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

The depositor generally will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the Mortgage Loan. It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the depositor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. If the assignments are not so recorded, the related Agreement will, unless otherwise specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each Cooperative Loan.

The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the depositor will notify the party (the “Seller”) from which the depositor, or an affiliate thereof, purchased the Mortgage Loan. See “Repurchase and Substitution of Non-Conforming Loans.”

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

Assignment of Manufactured Home Loans

The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Manufactured Home Loan Schedule”) appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See “Legal Aspects of Loans — Manufactured Home Loans.”

Assignment of Home Improvement Loans

The depositor will cause any Home Improvement Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Home Improvement Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Home Improvement Loan Schedule”) appearing as an exhibit to the related Agreement. The Home Improvement Loan Schedule will specify, with respect to each Home Improvement Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Home Improvement Loan.

To the extent that Home Improvement Loan is secured by an interest in real estate, the depositor or the Sponsor will, as to each such Home Improvement Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee the documents described under “—Assignment of Mortgage Loans” above.

To the extent described in the related prospectus supplement, the depositor or the sponsor will as to each Home Improvement Loan, deliver or cause to be delivered to the trustee or the asset custodian the original Home Improvement Loan and copies of documents and instruments related to each Home Improvement Loan and, other than in the case of unsecured Home Improvement Loans, the security interest in the property securing the Home Improvement Loan. In order to give notice of the right, title and interest of holders of securities to the Home Improvement Loans, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Loans as collateral. Typically, the Home Improvement Loans will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Loans without notice of the assignment, the interest of holders of securities in the Home Improvement Loans could be defeated. If specified by the related prospectus supplement, however, the Home Improvement Loans may be stamped or otherwise marked to reflect their assignment to the trust. See “Legal Aspects of Loans—The Home Improvement Loans.”

Repurchase and Substitution of Non-Conforming Loans

Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect, the Seller, or, if the Seller does not do so, the depositor, will be obligated to cure such defect within 90 days, or any other period specified in the prospectus supplement.

If the depositor is unable to cure the defect within 90 days, or any other period specified in the prospectus supplement, the Seller, or, if the Seller does not do so, the depositor, will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee’s notice to the depositor and the master servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee. We cannot assure you that a Seller will fulfill its purchase obligation. The master servicer will not be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund’s federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund’s federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the “Deleted Loan”) and substitute in its place one or more other Loans (each, a “Qualifying Substitute Mortgage Loan”) provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See “Loan Underwriting Procedures and Standards — Representations and Warranties.” If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

As specified in the prospectus supplement, the trustee or the securities administrator will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

(2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

(3) with respect to a series that is a Multi-Class Series, the amount of any distribution allocable to any class (including any residual class) other than in respect of interest or principal;

(4) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

(5) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

(6) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

(7) if applicable, the amount of any deficiency of any required overcollateralization, after giving effect to distributions allocated to principal reported under (1) above;

(8) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

(9) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

(10) in the case of Floating Rate Securities, the level of the Index applicable to the interest formula of the Floating Rate Securities;

(11) if applicable, the amount of any realized losses incurred with respect to the Mortgage Loans (x) in the Due Period commencing on the Due Date to which the distribution relates and (y) in the aggregate since the cut-off date;

(12) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

(13) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, and the number of Loans as to which foreclosure proceedings have been commenced, all as of the close of the business on the determination date to which the distribution relates;

(14) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

(15) with respect to substitution of Loans in the preceding calendar month, the scheduled principal balance of each deleted Loan, and of each qualifying substitute Loan;

(16) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date;

(17) the amount of the trustee’s fees, the servicing fees and the amount of any other fees payable from the trust fund to any other third party, as applicable, paid during the collection period to which such distribution relates;

(18) the aggregate amount of any insurance claim payments received with respect to any primary mortgage insurance policy during the Due Period commencing on the Due Date to which the distribution relates;

(19) if applicable, the amount of any net swap, cap or derivative payment in respect of any derivative contract to the applicable trust account established for the benefit of securityholders, or the amount of any net swap, cap or derivative payment to made to the swap, cap or derivative counterparty under the applicable derivative contract from amounts otherwise distributable to securityholders; and

(20) any other information as specified in the related Agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through (3), (5), (8) and (12) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, if specified in the prospectus supplement, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer’s servicing obligations under the related Agreement. See “Servicing of Loans — Evidence as to Compliance.”

Investment of Funds

The Distribution Account, Securities Administration Account, Collection Account or Servicing Account and any other funds and accounts for a series that may be invested by the trustee, the master servicer or the servicer, can be invested only in “Eligible Investments” acceptable to each Rating Agency, which may include, without limitation:

•
direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	demand and time deposits, certificates of deposit or bankers’ acceptances;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•	a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement (“Eligible Reserve Fund Investments”).

Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account or the Securities Administration Account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account, Securities Administration Account or the Distribution Account may be property of the master servicer, a servicer or the securities administrator and not available for distributions to securityholders. See “Servicing of Loans.”

Event of Default; Rights Upon Event of Default

Trust Agreement

As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

•
any failure by the master servicer to remit any required payment to the trustee or the securities administrator, as the case may be, that continues unremedied for five business days (or any shorter period as is specified in the related Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, for the related series;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, or to the master servicer and the trustee by the holders of Certificates of the related series evidencing more than 50% of the aggregate voting interests, as assigned in the related Agreement, of the Certificates; and

•
certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an Event of Default remains unremedied under the related Agreement for a series, the trustee for the related series may, and if so directed by holders of Certificates of the series evidencing more than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series, shall terminate all of the rights and obligations of the master servicer under the related Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the related Agreement which rights the master servicer will retain under all circumstances), whereupon the trustee or the securities administrator, as the case may be, will succeed to all the responsibilities, duties and liabilities of the master servicer under the related Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Agreement.

In the event that the trustee or the securities administrator, as the case may be, is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, a housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the related Agreement relating to the master servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Master Servicing Fee, if any, as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the related Agreement.

During the continuance of any event of default under the related Agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of Certificates of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders of Certificates have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders of Certificates.

No holder of a series of Certificates, solely by virtue of that holder’s status as a holder of a Certificate, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

Indenture

As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

•
a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note’s maturity;

•
failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•
any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

•	any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

•	the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer or any securities administrator under the related Agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see “— Event of Default; Rights Upon Event of Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

•	if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

•	if the trustee becomes insolvent; or

•	by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

The trustee will establish a separate account (the “Distribution Account”) in its name as trustee for the securityholders. The Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the master servicer or the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer or the securities administrator, as applicable, and required withdrawals from any Reserve Funds. The trustee is generally permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

Unless otherwise specified in the prospectus supplement, “Business Day” means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

The Securities Administrator

If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as a master servicer or a servicer for a series of Securities.

Duties of the Securities Administrator

The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related Agreement, however, the securities administrator will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default; see “— Event of Default; Rights Upon Event of Default” above. The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Securities Administrator

The securities administrator may, upon written notice to the depositor, the trustee and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

The securities administrator may also be removed at any time:

•	if the securities administrator becomes bankrupt or insolvent;

•	if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related Agreement; or

•
by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Securities Administration Account

The securities administrator will establish a separate account (the “Securities Administration Account”) in its own for the benefit of the securityholders. The Securities Administration Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Securities Administration Account. The securities administrator will deposit into the Securities Administration Account on the Business Day received all funds received from the master servicer. As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the Securities Administration Account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the Securities Administration Account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related Agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the Distribution Account, and to clear and terminate the Securities Administration Account.

Expense Reserve Fund

If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the “Expense Reserve Fund”) cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

•	to cure any ambiguity;

•	to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

•	to add any other provisions with respect to matters or questions arising under the Agreement; or

•	to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

•	reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

•	reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC Administrator

For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Periodic Reports

The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

Trust Agreement

The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

•
the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan (“REO Property”); and

•	the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

•	100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

•
with respect to REO Property, if any, the fair market value of the REO Property only to the extent such amount does not exceed the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon less any reasonably anticipated disposition costs, minus

•	related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

•	unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

•	accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

•	100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

•	the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer’s right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the Aggregate Asset Principal Balance of the Mortgage Loans on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the trustee will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See “Description of the Securities — Optional Termination.”

Indenture

The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Legal Aspects of Loans

The following discussion contains summaries of certain legal aspects of mortgage loans, manufactured housing loans and home improvement loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

The Mortgage Loans (other than any Cooperative Loans and certain types of Manufactured Housing) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Cooperative Loans are not secured by liens on real estate. The “owner” of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender’s remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower’s rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “ — Realizing Upon Cooperative Loan Security” below.

There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner’s shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the “sponsor” (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor’s default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder’s equity in the building and right to occupy the apartment (and a corresponding loss of the lender’s security for its Cooperative Loan).

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections  163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Realizing Upon Cooperative Loan Security

The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

Cooperative Loans

Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Leases and Rents

Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

Federal Bankruptcy and Other Laws Affecting Creditors’ Rights

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, as amended (the “Servicemembers Civil Relief Act”), and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender’s rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender’s lien will be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney’s fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

•
are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

•
may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where Mortgaged Properties may be located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.” The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.” The definition of “hazardous substances” under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

•	originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

•	originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states — Arizona, Michigan, Minnesota, New Mexico and Utah — have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a “debt-acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment premium or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March  31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April  1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April  1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January  1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state’s usury law would not apply to the residential Mortgage Loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January  1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Multifamily and Mixed Use Loans

The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a “lease”) and rents of one or more lessees (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor’s security interest in the related property could have priority over the security interest of the related trust.

Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

Adjustable Interest Rate Loans

ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate “alternative mortgage instruments” (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October  15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Manufactured Home Loans

Security Interests in the Manufactured Homes

Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will generally have substantially similar requirements for perfection of a security interest.

In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

Relocation of a Manufactured Home

In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee’s security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

In the ordinary course of servicing the Manufactured Home Loans, the servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

Intervening Liens

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

Enforcement of Security Interests in Manufactured Homes

So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower’s loan. However, some states impose prohibitions or limitations on deficiency judgments. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” above.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See “— Anti-Deficiency Legislation and Other Limitations on Lenders — Federal Bankruptcy and Other Laws Affecting Creditors’ Rights” and “— Equitable Limitations on Remedies” above.

Consumer Protection Laws

The so-called “Holder-In-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

In the case of a transfer of a Manufactured Home, the lender’s ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the Manufactured Homes. See “— Due-On-Sale Clauses in Mortgage Loans” above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in “Due-On-Sale Clauses in Mortgage Loans” above. FHA Term Loans and VA Loans are not permitted to contain “due-on-sale” clauses, and so are freely assumable.

Applicability of Usury Laws

Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See “— Applicability of Usury Laws” above.

The Home Improvement Loans

General

The Home Improvement Loans, other than those Home Improvement Loans that are unsecured or secured by mortgages on real estate generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to the real estate law, the description under “—Manufactured Home Loans - Enforcement of Security Interests in Manufactured Homes” is generally applicable to home improvements.

Consumer Protection Laws

The description under “—Manufactured Home Loans - Consumer Protection Laws” above. is generally applicable to home improvements.

Applicability of Usury Laws

The description under “—Manufactured Home Loans - Consumer Protection Laws” is generally applicable to home improvements.

Installment Contracts

The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Yield, Prepayment and Maturity Considerations

Payment Delays

With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

With respect to a series for which the Primary Assets consist of Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the Master Servicing Fee or Servicing Fee otherwise payable to the master servicer or servicer, respectively, with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Timing of Reduction of Principal Amount

A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Certain Derivative Instruments

In order to protect certain Securities from shortfalls in interest payments, the trust fund may enter into derivative instruments. The prospectus supplement will specify the terms and conditions of any interest rate swap agreements, interest rate cap contracts, currency swaps, currency options or other yield supplement agreements as well as identifying any derivative counterparty. Any derivative instruments will provide only temporary, limited protection against upward movements in the applicable Index, and, to the limited extent described in the prospectus supplement, will generally diminish the amount of interest rate or basis risk shortfalls associated with the mismatch between the weighted average interest rate of Loans that have a fixed interest rate and the variable rate Index applicable to the related Securities during the applicable period the related derivative instrument is in effect. Any such amounts that are received by the Trust Fund may not be sufficient to pay interest shortfalls on the Securities.

In addition, in the case of a swap agreement, any net swap payment payable to the applicable swap counterparty under the terms of such swap agreement may reduce amounts available for payment on the Securities, and may reduce payments of interest on the Securities. If the rate of prepayments on the Loans is faster than anticipated, the swap notional balance on which payments due under such swap agreement are calculated may exceed the total principal balance of the Loans, thereby increasing the relative proportion of interest collections on the Loans that must be applied to make swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on any Securities covered by a swap agreement. See “Derivatives.”

Final Scheduled Distribution Date

The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model, each as described below.

CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-Weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related Scheduled Payment, negative amortization may result or Deferred Interest may arise. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the servicer or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

A GEM Loan provides for scheduled annual increases in the borrower’s Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Term Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

Due on Sale Clauses

The acceleration of repayment as a result of certain transfers of the Mortgaged Property is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include “due-on-sale” clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any “due-on-sale” clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Term Loans and VA Loans are not permitted to contain “due-on-sale” clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not “due-on-sale” and could have been assumed by new buyers.

Optional Termination

If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See “Description of the Securities — Optional Termination.”

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, Dechert LLP and Heller Ehrman LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•	“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“IRS,” we mean the Internal Revenue Service;

•
“AFR,” we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•	“Foreign Person,” we mean any person other than a U.S. Person; and

•
“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August  20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

•	REMIC certificates;

•	exchangeable securities;

•	notes issued by a trust, including a trust for which an election to treat such entity as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”) has been made;

•	trust certificates issued by trusts for which a REMIC election is not made; and

•	securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract (“Stapled Securities”).

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “— Special Tax Attributes,” “— Backup Withholding” and “— Reportable Transactions” below address all types of securities.

REMIC Certificates Generally

With respect to each series of REMIC certificates, McKee Nelson LLP, Dechert LLP or Heller Ehrman LLP (“Company Counsel”) will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.” REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “— Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual certificates is discussed under “— REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

Stapled Securities

As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

Exchangeable Securities Generally

Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates. The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under “—Exchangeable Securities” below.

Issuance of Notes Generally

For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally

With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “— Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code (“OID”). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner’s basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “— Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable Index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “— Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under “—Types of Securities—REMIC Certificates Generally.” If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC certificates other than in an exchange described under “Description of the Securities—Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for multiple exchangeable certificates, each of which relates to a single related underlying REMIC certificate, (ii) sell one of those exchangeable securities and (iii) retain one or more of the remaining related exchangeable securities, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the exchangeable securities relating to the REMIC certificates sold using its basis allocable to those exchangeable securities. Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those exchangeable securities. Accordingly, the beneficial owner must accrue interest and OID with respect to the exchangeable securities retained based on the beneficial owner’s basis in those exchangeable securities.

As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

Exchangeable Securities Representing Disproportionate Interests in REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC certificates. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under “—Taxation of Securities Treated as Debt Instruments.”

If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC certificate under “—Taxation of Securities Treated as Debt Instruments.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner holds exchangeable securities relating to a single REMIC certificate, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 does not apply, however, if a beneficial owner exchanges exchangeable securities for the related exchangeable securities and retains all the exchangeable securities, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Securities Treated as Debt Instruments.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for one or more exchangeable certificates providing for payments on principal and interest matching that of the underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges

If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under “Description of the Securities—Exchangeable Securities” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related exchangeable securities that it owned immediately prior to the exchange.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be “portfolio income” for purposes of Section 469 of the Code governing passive loss limitations.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections  67 and 68 of the Code. See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections  67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “— Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

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the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

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either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and we encourage you to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July  18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “— Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See “— Restrictions on Transfers of Residual Certificates to Foreign Persons” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The trustee or the securities administrator will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the trustee or the securities administrator to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “— Special Tax Attributes — REMIC Certificates” below.

Mark-to-Market Rules

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “— Taxation of Securities Treated as Debt Instruments — Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “— Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “— Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections  67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition.” Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “— Taxation of Securities Treated as Debt Instruments — Foreign Persons.”

Partner Certificates

If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term “trust” to refer either to a trust or to a portion thereof, as the context would indicate.

Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Certificates

REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December  31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “— Types of Securities — REMIC Certificates Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuer.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

 Recent legislation imposes a penalty on a taxpayer that fails to disclose a “reportable transaction.” The IRS has issued guidance defining the term “reportable transaction” for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

•
a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

•
a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

•	any other characteristic described by the IRS.

A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections  401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections  406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor (“DOL”) has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the “DOL Regulations”) which provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

The DOL issued an individual exemption to Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption (“PTE”) 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the “Exemption”) that generally exempts from the application of the prohibited transaction provisions of Sections  406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections  4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

(1)  The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2)  The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(3)  In the case of a transaction described in the Exemption as a designated transaction (a “Designated Transaction”), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

(4)  Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Securities in reliance on the Exemption;

(5)  The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

(6)  The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith;

(7)  The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

(8)  For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.

The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1)  is an “eligible Swap;”

(2)  is with an “eligible counterparty;”

(3)  is purchased by a “qualified plan investor;”

(4)  meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5)  permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:

a.  is denominated in U.S. dollars;

b.  pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

c.  has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets (“Allowable Notional Amount”);

d.  is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

e.  has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid; and

f.  does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

a.  a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

b.  an “in-house asset manager” under PTCE 96-23; or

c.  has total assets (both Plan and non-Plan) under management of at least $100  million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

a.  obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

b.  cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

a.  obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

b.  cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

c.  terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

a.  it is denominated in U.S. dollars;

b.  it pays an Allowable Interest Rate;

c.  it is not Leveraged;

d.  it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

e.  it is entered into between the trust fund and an eligible counterparty; and

f.  it has an Allowable Notional Amount.

The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections  406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

The Exemption also may provide an exemption from the restrictions imposed by Sections  406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of Securities.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections  406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the “Restricted Group,” which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

However, no exemption is provided from the restrictions of Sections  406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations for Securities which are Notes

Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Legal Investment Considerations

The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Classes of Securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October  4, 1991 deadline.

SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a “mortgage related security”).

All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security” should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities” that are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, “prudent investor” provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Securities of any series.

Legal Matters

Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C., by Dechert LLP, New York, New York or by Heller Ehrman LLP, Seattle, Washington, as specified in the prospectus supplement for each series of Securities.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. The expenses incurred by the depositor which are payable from net proceeds will be disclosed under “Underwriters” in the related prospectus supplement. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

Plan of Distribution

Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the “Underwriters”); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

As to any series of Securities backed by residential mortgage loan participation interests, the distribution of those Securities will be effected in accordance with Rule 190(a) or 190(c) under the Securities Act.

If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust fund will include information, to the extent material, relating to:

• payment delinquencies of the mortgage loans;

• cumulative losses with respect to the mortgage loans; and

• prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average Loan-to-Value Ratio; the distribution of mortgage loans by Mortgage Rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust fund established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

Additional Information

The depositor has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the Internet at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the Internet at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae’s Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the Internet at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

Incorporation of Certain Documents by Reference

All documents filed by current report on Form 8-K by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See “The Agreements — Reports to Securityholders.”

Index of Principal Terms

Defined Term	Page
1986 Act	155
Accretion Directed Securities	39
accrual class	156
Accrual Securities	39
ADA	143
Adjustable Rate Mortgages	51
AFR	152
Agency Certificates	47
Aggregate Asset Principal Balance	43
Agreements	115
Allowable Interest Rate	179
Allowable Notional Amount	179
Appraised Value	50
ARMs	51
Asset Conservation Act	138
Asset Group	40
Asset Principal Balance	43
Assistance Loans	47
Aurora	74
Bank	73
bankruptcy bond	112
Bankruptcy Code	102
basis risk shortfalls	40
Beneficial Owner	46
Bi-Weekly Loans	49
Book-Entry Securities	40
Business Day	125
Buydown	109
Buy-Down Amounts	92
Buy-Down Fund	92
Buy-Down Loans	92
Buy-Down Period	92
Cash Program	64
CERCLA	58
Certificates	39
Clearstream	46
CMT	52
Code	152
CODI	52
COFI	52
Collection Account	89
Commission	186
Company Counsel	153
Component Securities	39
Compound Value	42
Condominium	49
Condominium Association	71
Condominium Building	71
Condominium Loans	49
Condominium Unit	49
Condotels	49
constant yield election	159
Conventional Loans	63
Cooperative Dwellings	49
Cooperative Loans	49
Cooperatives	49
COSI	52
Covered Trust	101
CPR	150
Cut-off Date	46
Debt Securities	155
debt-acceleration	140
Deferred Interest	51
Definitive Securities	40
Deleted Loan	119
Designated Transaction	178
Distribution Account	125
DOL	177
DOL Pre-Funding Period	181
DOL Regulations	177
DTC	46
Due Date	94
EDGAR	186
Eligible Investments	121
Eligible Reserve Fund Investments	121
Environmental Policies	96
ERISA	177
Escrow Accounts	89
EURIBOR	51
Euroclear	46
Exchange Act	186
Excluded Plan	182
Exemption	178
Expense Reserve Fund	127
EYS Agreement	181
Fannie Mae	64
Fed Funds Rate	52
FHA	63
FHA Term Loans	48
FHA/VA Claim Proceeds	107
FHLB Index	52
Fitch	178
Fixed Rate Securities	39
Floating Rate Securities	39
Foreign Person	152
Freddie Mac	66
Freddie Mac Act	66
Garn-St. Germain Act	139
GBP LIBOR	51
GEM Loans	49
Ginnie Mae	62
Ginnie Mae Servicers	61
GPM Fund	93
GPM Loans	48

Grantor Trust	155
Grantor Trust Certificates	155
Guarantor Program	64
Guaranty Agreement	61
hazardous substances	138
Home Equity Loans	49
Home Improvement Loan Schedule	118
Home Improvement Loans	55
Housing Act	62
HUD	59
Index	51
Insurance Policies	60
Insured Loss	106
Interest Only Securities	39
Interest Rate	40
Interest Weighted Securities	39
IRS	152
ISDA	114
L/C Bank	104
L/C Percentage	104
lease	141
Lehman Brothers	72
Lehman Holdings	72
lessee	141
Leveraged	180
LIBOR	51
LIBORSWAP	52
Lifetime Mortgage Rate Cap	51
Liquidation Proceeds	90
Loans	47
Loan-to-Value Ratio	50
Manufactured Home Loan Schedule	117
market discount bond	157
Master Servicing Fee	88
Maximum Mortgage Rate Adjustment	51
Minimum Mortgage Rate	51
Minimum Principal Distribution Amount	42
Mixed Use Mortgage Loans	56
Moody’s	178
Mortgage Certificate Schedule	116
Mortgage Loan Schedule	117
Mortgage Loans	48
Mortgage Rates	48
Mortgaged Property	49
MTA	52
Multi-Class Series	42
Multifamily Mortgage Loans	56
Multifamily Properties	64
National Average Contract Mortgage Rate	52
National Monthly Median COFI	52
NCUA	183
Negatively Amortizing ARMs	51
No-Bid	109
non-pro rata security	158
Notes	39
Offered Securities	40
OID	155
OID Regulations	155
outside reserve fund	154
PAC Method	156
PACs	39
Parties in Interest	177
Partner Certificates	155
PC Pool	64
Percentage Interest	41
Planned Amortization Certificates	39
Plans	177
PMBS Agreement	59
PMBS Issuer	59
PMBS Servicer	59
PMBS Trustee	59
Policy Statement	183
Pre-Funding Account	66
Pre-Funding Arrangement	66
Primary Assets	47
Prime Rate	52
Principal Distribution Amount	42
Principal Only Securities	39
Principal Weighted Securities	39
Private Mortgage-Backed Securities	47
PTCE	179
PTE	178
QPAM	180
Qualified Insurer	95
Qualified Stated Interest	156
Qualifying Substitute Mortgage Loan	119
Rating Agency	42
RCRA	138
REIT	155
REMIC regular certificate	153
REMIC residual certificate	153
REMICs	153
REO Property	128
Residual Owner	153
Restricted Group	182
Retained Interest	47
Revolving Account	67
Revolving Period Arrangement	67
Revolving Primary Assets	67
S&P	178
sale and collection agreement	115
SBJPA of 1996	175
Scheduled Payment	48
Scheduled Principal	65
Scheduled Securities	40
Securities	39
Securities Act	186
Securities Administration Account	126
Security Owner	152
Seller	117
Senior Securities	42
Servicemembers Civil Relief Act	135

Servicing Account	91
Servicing Agreements	87
Servicing Fee	88
SIBOR	52
Single Family Property	64
SMMEA	183
SPA	150
Sponsor	72
Standard Certificates	169
Stapled Securities	153
Stripped Bond Rules	170
Stripped Certificates	169
Subordinate Securities	40
Subordinated Amount	102
Subordination Reserve Fund	102
Subsequent Primary Assets	66
Subservicers	87
Subsidy Fund	93
super-premium class	156
Swap	179
Swap Agreement	179
TACs	39
Targeted Amortization Certificates	39
T-Bill	52
Tiered REMICs	175
Title V	140
Title VIII	143
trust agreement	115
U.S. Person	152
UCC	134
Underwriters	184
VA	63
VA Loans	62
withholding agent	160

Annex A
Book-Entry Procedures

General

If provided for in the prospectus supplement, one or more classes of Offered Securities of any series will be issued as Book-Entry Securities. Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“Participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

The Clearing Exchanges

The Depository Trust Company. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Banking Luxembourg. Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, “CSSF.” Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear Bank S.A./NV. Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its respective depositary (individually the “Relevant Depositary” and collectively, the “European Depositaries”). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Beneficial Ownership of Book-Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only “securityholder” of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders” or “Noteholders” as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Foreign Persons,” “— Grantor Trust Certificates — Foreign Persons” and “— Partner Certificates — Foreign Persons” in the prospectus and, if the Book-Entry Securities are globally offered (“Global Securities”), see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex B to the prospectus.

Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Administrative Provisions,” “— Grantor Trust Certificates — Trust Reporting” and “— Partner Certificates — Information Reporting” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, Global Securities will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)  borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)  borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.	the Trustee or the U.S. withholding agent receives a statement —

(a)  from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that —

(i)	is signed by the certificateholder under penalties of perjury,

(ii)	certifies that such owner is not a United States person, and

(iii)	provides the name and address of the certificateholder, or

(b)  from a securities clearing organization, a bank or other financial institution that holds customer’s securities in the ordinary course of its trade or business that —

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)
states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the certificateholder, and

(iv)	attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II.	the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III.
the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV.
the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.	provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

The term “United States” person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$2,800,313,000
(Approximate)

LEHMAN XS TRUST

Mortgage Pass-Through Certificates,
Series 2007-15N

Lehman Brothers Holdings Inc.
Sponsor and Seller

Structured Asset Securities Corporation
Depositor

Lehman XS Trust, Series 2007-15N
Issuing Entity

[AURORA LOGO]

Aurora Loan Services LLC
Master Servicer

PROSPECTUS SUPPLEMENT
July 30, 2007

LEHMAN BROTHERS